FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-171508-03

Prospectus Supplement
to Prospectus dated May 11, 2012

$1,456,847,000 (Approximate)
GS Mortgage Securities Trust 2012-GCJ7

as Issuing Entity

GS Mortgage Securities Corporation II

as Depositor

Jefferies LoanCore LLC

Goldman Sachs Mortgage Company

Citigroup Global Markets Realty Corp.

Archetype Mortgage Funding I LLC

as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ7

The Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ7 will consist of 16 classes of certificates, 9 of which GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement.  The Series 2012-GCJ7 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2012-GCJ7.  The issuing entity’s main assets will be a pool of 79 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date(3)
Class A-1	$88,050,000		1.144%	Fixed	May 2045
Class A-2	$243,624,000		2.318%	Fixed	May 2045
Class A-3	$48,140,000		3.206%	Fixed	May 2045
Class A-4	$673,926,000		3.377%	Fixed	May 2045
Class A-AB	$82,519,000		2.935%	Fixed	May 2045
Class X-A	$1,308,727,000	(4)	2.633%	Variable IO(5)	May 2045
Class A-S	$172,468,000		4.085%	Fixed	May 2045
Class B	$93,336,000		4.740%	Fixed	May 2045
Class C	$54,784,000		5.721%	Variable(6)	May 2045

(Footnotes to table begin on page S-11)

         You should carefully consider the risk factors beginning on page S-51 of this prospectus supplement and page 4 of the prospectus.

          Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

          The Series 2012-GCJ7 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in July 2012.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc. and Jefferies & Company, Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about June 7, 2012. GS Mortgage Securities Corporation II expects to receive from this offering approximately 115.34% of the aggregate principal balance of the offered certificates, plus accrued interest from June 1, 2012, before deducting expenses payable by the depositor.

Goldman, Sachs & Co.	Jefferies
Citigroup
Co-Lead Managers and Joint Bookrunners
May 18, 2012

GS Mortgage Securities Trust 2012-GCJ7

Commercial Mortgage Pass-Through Certificates, Series 2012-GCJ7

Alaska
4 properties
$21,944,402
1.4% of total
Washington
3 properties
$197,019,582
12.1% of total
Kansas
2 properties
$15,423,166
1.0% of total
Nebraska
2 properties
$2,468,669
0.2% of total
Missouri
6 properties
$2,500,000
0.2% of total
Minnesota
2 properties
$6,893,856
0.4% of total
Illinois
8 properties
$67,161,875
4.1% of total
Wisconsin
3 properties
$900,000
0.1% of total
Indiana
3 properties
$15,522,241
1.0% of total
Michigan
8 properties
$61,637,436
3.8% of total
Pennsylvania
10 properties
$91,946,229
5.7% of total
New York
10 properties
$174,622,502
10.8% of total
Massachusetts
1 property
$4,381,908
0.3% of total
Connecticut
3 properties
$44,154,589
2.7% of total
Idaho
3 properties
$7,180,260
0.4% of total
Ohio
16 properties
$71,160,419
4.4% of total
New Jersey
2 properties
$6,185,698
0.4% of total
Utah
1 property
$23,210,000
1.4% of total
Delaware
1 property
$5,000,000
0.3% of total
California
13 properties
$169,339,517
10.4% of total
Maryland
3 properties
$5,883,268
0.4% of total
District of Columbia
1 property
$130,000,000
8.0% of total
Virginia
6 properties
$59,867,165
3.7% of total
Arizona
4 properties
$29,452,042
1.8% of total
South Carolina
1 property
$8,956,482
0.6% of total
North Carolina
7 properties
$37,016,769
2.3% of total
Colorado
4 properties
$27,257,750
1.7% of total
New Mexico
1 property
$3,158,998
0.2% of total
Georgia
4 properties
$56,028,194
3.5% of total
Oklahoma
2 properties
$60,936,461
3.8% of total
Louisiana
4 properties
$1,400,000
0.1% of total
Alabama
2 properties
$600,000
0.04% of total
Kentucky
2 properties
$4,063,397
0.3% of total
Texas
9 properties
$22,741,832
1.4% of total
Mississippi
3 properties
$900,000
0.1% of total
Tennessee
1 property
$300,000
0.02% of total
Florida
16 properties
$186,004,512
11.5% of total
Mortgaged Properties by Property Type
Self Storage 3.1%
Manufactured Housing 2.2%
Mixed Use 5.8%
Ground Leased Land 0.1%
Hospitality 7.5%
Retail 25.6%
Multifamily 10.7%
Industrial 22.2%
Office 22.8%
>10.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.02 – 1.0% of Initial Pool Balance

CERTIFICATE SUMMARY	S-11	Appraisals May Not Reflect Current or
SUMMARY OF PROSPECTUS		Future Market Value of Each
SUPPLEMENT	S-12	Property	S-61
RISK FACTORS	S-51	Performance of the Certificates Will
The Offered Certificates May Not Be a		Be Highly Dependent on the
Suitable Investment for You	S-51	Performance of Tenants and
The Offered Certificates Are Limited		Tenant Leases	S-62
Obligations	S-51	Concentrations Based on Property
The Volatile Economy, Credit Crisis		Type, Geography, Related
and Downturn in the Real Estate		Borrowers and Other Factors May
Market Have Adversely Affected		Disproportionately Increase
and May Continue To Adversely		Losses	S-64
Affect the Value of CMBS	S-51	Risks Relating to Enforceability of
External Factors May Adversely Affect		Cross-Collateralization	S-65
the Value and Liquidity of Your		The Performance of a Mortgage Loan
Investment	S-52	and Its Related Mortgaged
The Certificates May Have Limited		Property Depends in Part on Who
Liquidity and the Market Value of		Controls the Borrower and
the Certificates May Decline	S-53	Mortgaged Property	S-65
Subordination of Subordinate		The Borrower’s Form of Entity May
Certificates	S-54	Cause Special Risks	S-66
Limited Information Causes		A Bankruptcy Proceeding May Result
Uncertainty	S-54	in Losses and Delays in Realizing
Legal and Regulatory Provisions		on the Mortgage Loans	S-67
Affecting Investors Could		Mortgage Loans Are Nonrecourse and
Adversely Affect the Liquidity of		Are Not Insured or Guaranteed	S-67
the Offered Certificates	S-54	Seasoned Mortgage Loans Present
Your Yield May Be Affected by		Additional Risks of Repayment	S-68
Defaults, Prepayments and Other		Adverse Environmental Conditions at
Factors	S-56	or Near Mortgaged Properties
Nationally Recognized Statistical		May Result in Losses	S-69
Rating Organizations May Assign		Risks Related to Redevelopment and
Different Ratings to the		Renovation at Mortgaged
Certificates; Ratings of the		Properties	S-69
Certificates Reflect Only the		Risks Relating to Costs of Compliance
Views of the Applicable Rating		with Applicable Laws and
Agencies as of the Dates Such		Regulations	S-69
Ratings Were Issued; Ratings		Litigation Regarding the Mortgaged
May Affect ERISA Eligibility;		Properties or Borrowers May
Ratings May Be Downgraded	S-58	Impair Your Distributions	S-70
Commercial, Multifamily and		Other Financings or Ability To Incur
Manufactured Housing		Other Financings Entails Risk	S-70
Community Lending Is Dependent		Risks of Anticipated Repayment Date
on Net Operating Income	S-60	Loans	S-70
Underwritten Net Cash Flow Could Be		Borrower May Be Unable To Repay
Based On Incorrect or Failed		Remaining Principal Balance on
Assumptions	S-60	Maturity Date or Anticipated
The Mortgage Loans Have Not Been		Repayment Date	S-71
Reunderwritten by Us	S-60	Risks Relating to Interest on
Static Pool Data Would Not Be		Advances and Special Servicing
Indicative of the Performance of		Compensation	S-72
this Pool	S-60	Increases in Real Estate Taxes May
		Reduce Available Funds	S-72

Some Mortgaged Properties May Not		Mortgage Loans Can Create
Be Readily Convertible to		Risks	S-84
Alternative Uses	S-72	Rights of the Operating Advisor and
Risks Related to Zoning Non-		the Controlling Class
Compliance and Use Restrictions	S-72	Representative Could Adversely
Risks Relating to Inspections of		Affect Your Investment	S-86
Properties	S-73	The Whole Loans Pose Special Risks	S-86
Availability of Earthquake, Flood and		Sponsors May Not Be Able To Make
Other Insurance	S-73	Required Repurchases or
Terrorism Insurance May Not Be		Substitutions of Defective
Available for All Mortgaged		Mortgage Loans	S-87
Properties	S-74	Book-Entry Registration Will Mean
Risks Associated with Blanket		You Will Not Be Recognized as a
Insurance Policies or Self-		Holder of Record	S-88
Insurance	S-75	Tax Matters and Changes in Tax Law
State and Local Mortgage Recording		May Adversely Impact the
Taxes May Apply Upon a		Mortgage Loans or Your
Foreclosure or Deed in Lieu of		Investment	S-88
Foreclosure and Reduce Net		DESCRIPTION OF THE MORTGAGE
Proceeds	S-75	POOL	S-91
Risks Relating to a Bankruptcy of an		General	S-91
Originator, a Sponsor or the		Certain Calculations and Definitions	S-93
Depositor, or a Receivership or		Statistical Characteristics of the
Conservatorship of Goldman		Mortgage Loans	S-99
Sachs Bank USA	S-76	Environmental Considerations	S-114
Interests and Incentives of the		Litigation Considerations	S-119
Originators, the Sponsors and		Redevelopment and Renovation	S-121
Their Affiliates May Not Be		Bankruptcy Issues	S-122
Aligned With Your Interests	S-77	Tenant Issues	S-122
Interests and Incentives of the		Insurance Considerations	S-129
Underwriter Entities May Not Be		Use Restrictions	S-130
Aligned With Your Interests	S-79	Appraised Value	S-130
Potential Conflicts of Interest of the		Nonrecourse Carve-out Limitations	S-130
Master Servicer and the Special		Certain Terms of the Mortgage Loans	S-131
Servicer	S-80	The Whole Loans	S-143
Potential Conflicts of Interest of the		The 101 Ludlow and Jackson Street
Operating Advisor	S-81	Co-Lender Agreements	S-144
Potential Conflicts of Interest of the		Exceptions to Underwriting Guidelines	S-151
Controlling Class Representative		Representations and Warranties	S-151
and Whole Loan Directing Holders	S-82	Sale of Mortgage Loans; Mortgage
Potential Conflicts of Interest in the		File Delivery	S-152
Selection of the Underlying		Cures, Repurchases and Substitutions	S-153
Mortgage Loans	S-82	Additional Information	S-155
Conflicts of Interest May Occur as a		TRANSACTION PARTIES	S-155
Result of the Rights of Third		The Sponsors	S-155
Parties To Terminate the Special		The Depositor	S-166
Servicer of the Whole Loans	S-83	The Originators	S-167
Other Potential Conflicts of Interest		The Issuing Entity	S-185
May Affect Your Investment	S-83	The Trustee	S-186
Special Servicer May Be Directed To		The Certificate Administrator	S-188
Take Actions by an Entity That		The Operating Advisor	S-191
Has No Duty or Liability to Other		Servicers	S-193
Certificateholders	S-84	Servicing Compensation, Operating
Your Lack of Control Over the Issuing		Advisor Compensation and
Entity and Servicing of the		Payment of Expenses	S-198
		Affiliates and Certain Relationships	S-208

DESCRIPTION OF THE OFFERED		Optional Termination; Optional
CERTIFICATES	S-210	Mortgage Loan Purchase	S-286
General	S-210	Reports to Certificateholders;
Distributions	S-212	Available Information	S-287
Subordination	S-224	USE OF PROCEEDS	S-293
Appraisal Reductions	S-224	MATERIAL FEDERAL INCOME TAX
Voting Rights	S-228	CONSEQUENCES	S-293
Delivery, Form, Transfer and		General	S-293
Denomination	S-229	Tax Status of Offered Certificates	S-294
Certificateholder Communication	S-232	Taxation of Offered Certificates	S-294
YIELD, PREPAYMENT AND MATURITY		Further Information	S-296
CONSIDERATIONS	S-233	STATE AND LOCAL TAX
Yield	S-233	CONSIDERATIONS	S-296
Yield on the Class X-A Certificates	S-236	ERISA CONSIDERATIONS	S-296
Weighted Average Life of the Offered		LEGAL INVESTMENT	S-298
Certificates	S-236	CERTAIN LEGAL ASPECTS OF THE
Price/Yield Tables	S-240	MORTGAGE LOANS	S-298
THE POOLING AND SERVICING		RATINGS	S-300
AGREEMENT	S-244	PLAN OF DISTRIBUTION
General	S-244	(UNDERWRITER CONFLICTS OF
Servicing of the Whole Loans	S-244	INTEREST)	S-302
Assignment of the Mortgage Loans	S-244	LEGAL MATTERS	S-303
Servicing of the Mortgage Loans	S-245	INDEX OF SIGNIFICANT DEFINITIONS	S-304
Advances	S-249
Accounts	S-253
Application of Penalty Charges,
Modification Fees and Assumption		ANNEX A – STATISTICAL
Fees	S-254	CHARACTERISTICS OF THE
Withdrawals from the Collection		MORTGAGE LOANS	A-1
Account	S-255	ANNEX B – STRUCTURAL AND
Enforcement of “Due-On-Sale” and		COLLATERAL TERM SHEET	B-1
“Due-On-Encumbrance” Clauses	S-256	ANNEX C – MORTGAGE POOL
Inspections	S-257	INFORMATION	C-1
Evidence as to Compliance	S-257	ANNEX D – FORM OF DISTRIBUTION
Certain Matters Regarding the		DATE STATEMENT	D-1
Depositor, the Master Servicer,		ANNEX E-1 – SPONSOR
the Special Servicer and the		REPRESENTATIONS AND
Operating Advisor	S-258	WARRANTIES	E-1-1
Servicer Termination Events	S-260	ANNEX E-2 – EXCEPTIONS TO
Rights Upon Servicer Termination		SPONSOR REPRESENTATIONS
Event	S-261	AND WARRANTIES	E-2-1
Waivers of Servicer Termination		ANNEX F – CLASS A-AB SCHEDULED
Events	S-263	PRINCIPAL BALANCE SCHEDULE	F-1
Termination of the Special Servicer	S-263	ANNEX G-1 – 1155 F STREET
Amendment	S-265	AMORTIZATION SCHEDULE	G-1-1
Realization Upon Mortgage Loans	S-267	ANNEX G-2 – COLUMBIA BUSINESS
Controlling Class Representative	S-272	CENTER AMORTIZATION
Operating Advisor	S-277	SCHEDULE	G-2-1
Asset Status Reports	S-283	ANNEX G-3 – JACKSON STREET
Rating Agency Confirmations	S-284	AMORTIZATION SCHEDULE	G-3-1
Termination; Retirement of
Certificates	S-286

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2012-GCJ7 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, commencing on page S-11 of this prospectus supplement, which sets forth important statistical information relating to the Series 2012-GCJ7 certificates; and

●
the “Summary of Prospectus Supplement”, commencing on page S-12 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2012-GCJ7 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors”, commencing on page S-51 of this prospectus supplement, describes the material risks that apply to the Series 2012-GCJ7 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-304 of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 107 of the prospectus.

In this prospectus supplement:

●	the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corporation II.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES

WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE WHOLE LOAN DIRECTING HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE YIELD TO MATURITY ON THE CLASS X-A CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-AB AND CLASS A-S CERTIFICATES, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2), OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.  NEITHER THE ISSUING ENTITY NOR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF

ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE

WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW) AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY SECURITIES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY
Classes of Certificates	Initial Certificate Principal or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(10)	Expected Principal Window(10)
Offered Certificates
Class A-1	$88,050,000		30.000	%(11)	1.144%	Fixed	2.22	07/12 – 07/16
Class A-2	$243,624,000		30.000	%(11)	2.318%	Fixed	4.60	07/16 – 09/17
Class A-3	$48,140,000		30.000	%(11)	3.206%	Fixed	6.68	02/19 – 02/19
Class A-4	$673,926,000		30.000	%(11)	3.377%	Fixed	9.19	12/20 – 03/22
Class A-AB	$82,519,000		30.000	%(11)	2.935%	Fixed	6.91	09/17 –12/20
Class X-A	$1,308,727,000	(4)	N/A		2.633%	Variable IO(5)	N/A	N/A
Class A-S	$172,468,000		19.375%		4.085%	Fixed	9.85	03/22 – 05/22
Class B	$93,336,000		13.625%		4.740%	Fixed	9.93	05/22 – 05/22
Class C	$54,784,000		10.250%		5.721%	Variable(6)	9.93	05/22 – 05/22
Non-Offered Certificates
Class X-B	$314,501,182	(4)	N/A		0.524%	Variable IO(5)	N/A	N/A
Class D	$64,929,000		6.250%		5.721%	Variable(6)	9.93	05/22 – 05/22
Class E	$26,377,000		4.625%		5.000%	Fixed(7)	9.93	05/22 – 05/22
Class F	$26,378,000		3.000%		5.000%	Fixed(7)	9.93	05/22 – 05/22
Class G	$48,697,182		0.000%		5.000%	Fixed(7)	9.93	05/22 – 05/22
Class S(8)	N/A		N/A		N/A	N/A	N/A	N/A
Class R(9)	N/A		N/A		N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	The rated final distribution date for each class of offered certificates is the distribution date in May 2045.

(4)
The Class X-A and Class X-B certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4,  Class A-AB and Class A-S certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate certificate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates.

(5)
The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as described in this prospectus supplement.  The pass-through rate of the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates as described in this prospectus supplement.

(6)
For any distribution date, the pass-through rates of the Class C and Class D certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(7)
For any distribution date, the pass-through rates of the Class E, Class F and Class G certificates will each be equal to a per annum rate equal to the lesser of the initial pass-through rate for such class specified in the table and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus supplement.

(9)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interests in multiple REMICs, as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

(10)
Assuming no prepayments prior to maturity or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(11)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

The Class X-B, Class D, Class E, Class F, Class G, Class S and Class R certificates are not offered by this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

          The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the GS Mortgage Securities Trust 2012-GCJ7, Commercial Mortgage Pass Through Certificates, Series 2012-GCJ7.  The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants.  You may hold your certificates through:  (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe.  Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.  See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination”, and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the prospectus.  All the offered certificates will be issued in registered form without coupons.  The offered certificates (other than the Class X-A certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.  The Class X-A certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Dates

Issuing Entity
GS Mortgage Securities Trust 2012-GCJ7, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Jefferies LoanCore LLC, a Delaware limited liability company (46.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Goldman Sachs Mortgage Company, a New York limited partnership (33.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Citigroup Global Markets Realty Corp., a New York corporation (15.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

●	Archetype Mortgage Funding I LLC, a Delaware limited liability company (5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart.

	Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
	Jefferies LoanCore LLC	Jefferies LoanCore LLC	22	42.9%
	Goldman Sachs Commercial Mortgage Capital, L.P.	Goldman Sachs Mortgage Company	18	18.4
	Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	22	15.1
	Column Financial, Inc.	Goldman Sachs Mortgage Company	1	5.7
	Archetype Mortgage Capital LLC	Archetype Mortgage Funding I LLC	6	4.5
	Bear Stearns Commercial Mortgage, Inc	Jefferies LoanCore LLC	1	3.2
	Starwood Property Mortgage Sub-2A, L.L.C.	Goldman Sachs Mortgage Company	1	2.8
	Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	2	1.7
	SPT CA Fundings, LLC	Goldman Sachs Mortgage Company	2	1.7
	Starwood Property Mortgage BC, L.L.C	Goldman Sachs Mortgage Company	1	1.3
	Starwood Property Mortgage Sub-3, L.L.C	Goldman Sachs Mortgage Company	1	1.1
	Archetype Mortgage Funding II LLC	Archetype Mortgage Funding I LLC	1	0.9
	Regions Bank	Goldman Sachs Mortgage Company	1	0.7
			79	100.0%

	See “Transaction Parties—The Originators” in this prospectus supplement.

Trustee	Deutsche Bank National Trust Company, a national banking association. See “Transaction Parties—The Trustee” in this prospectus supplement.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association.  Wells Fargo Bank, National Association will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent.  The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.  See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

Operating Advisor	Situs Holdings, LLC, a Delaware limited liability company. At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as reduced or notionally reduced by any realized losses and appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and the pooling and servicing agreement, except that such consultation is not permitted in connection with a mortgage loan with a related companion loan outside the issuing entity at any time when the holder of the related companion loan is the directing holder for such mortgage loan. See “—Whole Loan Directing Holders” below for more information regarding companion loans.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis. Based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer (other than with respect to a mortgage loan with a related companion loan outside the issuing entity at any time when the holder of the related companion loan is the directing holder for such mortgage loan, unless the holder of the related companion loan so consents) if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class as reduced by payments of principal) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor,” “Description of the Mortgage Pool—The Whole Loans” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association. The master servicer will initially service all of the mortgage loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202 See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the initial special servicer with respect to all of the mortgage loans pursuant to the pooling and servicing agreement. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer at the request of Raith-Green Investors LLC, which is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint an affiliate, Raith Capital

Management, LLC, to be the initial controlling class representative. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The special servicer for the pool of mortgage loans may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
with respect to the pool of mortgage loans (but in the case of each mortgage loan that is part of a whole loan, for so long as the holder of the related companion loan is the directing holder with respect to that whole loan, subject to the consent of that companion loan holder or its designee), prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative;

●
with respect to the pool of mortgage loans (but in the case of each mortgage loan that is part of a whole loan, for so long as the holder of the related companion loan is the directing holder with respect to that whole loan, subject to the consent of that companion loan holder or its designee), after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace; and

●
in the case of each mortgage loan that is part of a whole loan, for so long as the holder of the related companion loan is the directing holder with respect to the whole loan, in addition to the consent rights set forth in the preceding two bullets, the holder of that related companion loan or its designee may, with or without cause, replace the special servicer for that whole loan; provided that, unless a Control Termination Event has occurred and is continuing, such companion loan holder will be required to obtain the consent of the controlling class representative to terminate and replace the special servicer without cause.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but in the case of each mortgage loan that is part of a whole loan, for so long as the holder of the related companion loan is the directing holder with respect to that whole loan, subject to the consent of that companion loan holder or its designee). In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Controlling Class Representative	The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as reduced or notionally reduced by any realized losses and appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Raith-Green Investors LLC is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint an affiliate, Raith Capital Management, LLC, to be the initial controlling class representative. It is also anticipated that Raith-Green Investors LLC will sell the Class E certificates to unaffiliated third parties shortly after the closing date.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed without cause by the controlling class representative (but in the case of each mortgage loan that is part of a whole loan, for so long as the holder of the related companion loan is the directing holder with respect to that whole loan, subject to the consent of that companion loan holder or its designee); provided that with respect to each mortgage loan that is part of a whole loan where there is a related companion loan outside the issuing entity, for so long as the holder of that related companion loan is the directing holder with respect to that whole loan, and regardless of whether a Control Termination Event has occurred, the holder of the related companion loan or its designee (a) will exercise the rights described in clause (i) of this sentence with respect to that whole loan (rather than the controlling class representative) and (b) may, with or without cause, replace the special servicer for that whole loan (provided that, unless a Control Termination Event has occurred and is continuing, such companion loan holder will be required to obtain the consent of the controlling class representative to terminate and replace the special servicer without cause). Furthermore, the controlling class representative and such holder of a related companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and Whole Loan Directing Holders” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates, if the Class E certificates are the controlling class certificates (by certificate principal amount) will again have the rights of the controlling class representative as described in this prospectus supplement without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

	●	a consultation termination event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates, if they are the controlling class certificates (by certificate principal amount) to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a control termination event or a consultation termination event is or would otherwise then be in effect).

Whole Loan Directing Holders
In connection with the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 101 Ludlow and Jackson Street, representing approximately 3.2% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which is a senior note evidencing a whole loan for which one subordinate companion loan (referred to in this prospectus supplement as a “companion loan” and, together with the related mortgage loan, a “whole loan”) is outstanding, the holder of the related companion loan will be the whole loan directing holder for that whole loan and, directly or through a designee, will have certain servicing approval rights and, with certain limitations, the right to replace the special servicer, in any event with respect to the related whole loan, for as long as:

●
(x) the original principal balance of such companion loan, net of (i) any payments of principal received on such companion loan, (ii) any appraisal reductions allocated to such companion loan and (iii) any realized losses allocated to such companion loan, is not less than (y) 25% of an amount equal to its original principal balance, net of any payments of principal received on such companion loan; and

●	such holder is not the related borrower or an affiliate of the related borrower;

and thereafter, the controlling class representative will have the rights of the whole loan directing holder under such whole loan for so long as no Control Termination Event has occurred and is continuing. For purposes of the calculation in the first bullet of the prior sentence, the holder of a companion loan is entitled to post collateral pursuant to the related co-lender agreement to offset any appraisal reduction with respect to the related whole loan.

In connection with the mortgage loans identified above, for so long as the holder of a companion loan is the related whole loan directing holder, such companion loan holder will be entitled to approve or direct material servicing decisions involving the whole loan and replace the special servicer with respect to such related whole loan without cause; provided that, unless a Control Termination Event has occurred and is continuing, such companion loan holder will be required to obtain the consent of the controlling class representative. In addition, for so long as the holder of a companion loan is the related whole loan directing holder, the special servicer with respect to the applicable whole loan may not otherwise be replaced without cause unless such companion loan holder consents, and if the special servicer with respect to the applicable whole loan is terminated for cause, then such companion loan holder will be entitled to approve the successor special servicer. The companion loan holder will in all cases be entitled to require the termination of the special servicer with respect to the applicable whole loan for cause.

In addition, such companion loan holder will be entitled to cure defaults that affect the related mortgage loan and purchase the related mortgage loan following a material loan default. Notwithstanding anything to the contrary in this prospectus supplement, the rights of the holder of a companion loan as a whole loan directing holder will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event.

For so long as the holder of a companion loan is the whole loan directing holder of a whole loan, the controlling class representative (prior to the occurrence and continuance of a Consultation Termination Event) will have consultation rights relating to material servicing decisions involving such whole loan, but the operating advisor will not have any such consultation rights under such circumstances.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and Whole Loan Directing Holders” in this prospectus supplement.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The whole loan directing holders will not be parties to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and Whole Loan Directing Holders” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Yellow Brick Real Estate I, LLC, an affiliate of Jefferies LoanCore LLC, one of the sponsors, will be the initial directing holder for the 101 Ludlow whole loan.

Jefferies LoanCore LLC, one of the sponsors, will be the initial directing holder for the Jackson Street whole loan.

Significant Affiliations and Relationships

Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates. In addition, Jefferies LoanCore LLC, a sponsor and an originator, and Jefferies & Company, Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other. In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other. In addition, Wells Fargo Bank, National Association is the master servicer and the certificate administrator.

Goldman Sachs Mortgage Company provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility. All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of Jefferies LoanCore LLC through a repurchase facility. As of May 18, 2012, 12 of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, with an aggregate principal balance of approximately

$368,141,439 as of the cut-off date, are subject to that repurchase facility. In addition to those 12 mortgage loans, it is expected that 2 other mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, with an aggregate principal balance of approximately $33,939,524 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates. Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire those financed mortgage loans from, and make payments to, Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Jefferies LoanCore LLC or an affiliate will, as of the date of initial issuance of the offered certificates:

●
hold the subordinate companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 101 Ludlow, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●
hold the subordinate companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Jackson Street, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●
hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under each of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 1155 F Street, Holiday Inn Manhattan View and 940 8th Avenue, representing approximately 8.0%, 1.2% and 0.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●
hold a subordinate loan interest secured by direct or indirect equity interests in the related borrowers and mortgages related to certain non-income producing parcels in connection with the mortgaged properties identified on Annex A to this prospectus supplement as McCraney Industrial Portfolio, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the “McCraney Subordinate Loan”); and

●
hold a preferred equity interest in the related borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Pursuant to separate interim servicing agreements between Wells Fargo Bank, National Association, the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

	●	all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC, a sponsor and an originator; and

	●	all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, a sponsor, an originator and an affiliate of Jefferies & Company, Inc., one of the underwriters.

Wells Fargo Bank, National Association is also the custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Cut-off Date	With respect to each mortgage loan, the due date in June 2012 for that mortgage loan.

Closing Date	On or about June 7, 2012.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in July 2012, to the holders of record at the end of the previous month. The first distribution date will be July 12, 2012.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date		Class A-1	July 2016
		Class A-2	September 2017
		Class A-3	February 2019
		Class A-4	March 2022
		Class A-AB	December 2020
		Class X-A	May 2022
		Class A-S	May 2022
		Class B	May 2022
		Class C	May 2022

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which their notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in May 2045.

Collection Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of June 1, 2012, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and the companion loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

The Mortgage Pool
The issuing entity’s primary assets will be 79 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,623,228,182. The mortgage loans are secured by first liens on 175 commercial, multifamily and manufactured housing community properties located in 36 states and the District of Columbia. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is

Dependent on Net Operating Income” in this prospectus supplement.

Two (2) of the mortgage loans included in the mortgage pool, secured by the mortgaged properties identified on Annex A to this prospectus supplement as 101 Ludlow and Jackson Street, representing approximately 3.2% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have in each such case, a related companion loan that will be held outside the issuing entity. Each companion loan is subordinate in right of payment to the related mortgage loan to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. Each such whole loan will be serviced under the series 2012-GCJ7 pooling and servicing agreement.

Certain information regarding the whole loans is identified in the following table.

		Mortgage Loan	Companion
	Mortgage Loan	as a	Loan	Cut-off Date
Mortgage	Cut-off Date	% of Initial	Cut-off Date	Whole Loan
Loan Name	Balance	Pool Balance	Balance	Balance
101 Ludlow	$52,511,018	3.2%	$5,834,557	$58,345,575
Jackson Street	$16,000,000	1.0%	$2,750,000	$18,750,000

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

		Default Grace	Number of	% of Initial
Due Date		Period Days	Mortgage Loans	Pool Balance
6		0	71	91.4%
1		5	7	5.4
5		0	1	3.2
			79	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Four (4) of the mortgage loans, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates or, in the case of 1 mortgage loan, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, its anticipated repayment date. One (1) of the mortgage loans, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is evidenced by two promissory notes one of which is interest-only through October 5, 2013 and after October 5, 2013 provides for monthly payments of principal and interest based on a 30-year amortization schedule, while the other note has no interest-only period but provides for monthly payments of principal and interest based on a 15-year amortization schedule. The remaining 73 mortgage loans, representing approximately 86.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. Thirteen (13) of these 73 mortgage loans, representing approximately 27.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 2 months to 60 months following the related origination date. All of the mortgage loans will have substantial principal payments due on their maturity dates or anticipated repayment dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

One (1) of the mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full. The interest accrued in excess of the original rate, together with any interest (to the extent permitted under applicable law and the related loan documents) on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time this deferred “excess interest” will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement. In addition, from and after the anticipated repayment date, cash flow in excess of that required for debt service, funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for a borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus supplement.

Three (3) of the mortgage loans that will have substantial principal payments due at maturity, secured by the mortgaged properties identified as 1155 F Street, Columbia Business Center and Jackson Street on Annex A to this prospectus supplement, and representing approximately 8.0%, 6.2% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortize based on non-standard amortization schedules as set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this prospectus supplement.

General characteristics of the mortgage loans as of the cut-off date:

All Mortgage Loans
Initial Pool Balance(1)	$1,623,228,182
Number of Mortgage Loans	79
Number of Mortgaged Properties	175
Average Cut-off Date Mortgage Loan Balance	$20,547,192
Weighted Average Mortgage Loan Rate(2)	5.7985%
Range of Mortgage Loan Rates(2)	5.0000% - 7.2500%
Weighted Average Cut-off Date Loan-to-Value	64.4%
Ratio(2)(3)(4)
Weighted Average Maturity Date Loan-to-Value	54.5%
Ratio(2)(3)(5)(6)
Weighted Average Cut-off Date Remaining	104
Term to Maturity (months)(5)
Weighted Average Cut-off Date DSCR(2)(3)(7)	1.50x
Full-Term Amortizing Balloon Mortgage Loans	65.6%
Partial Interest-Only Balloon Mortgage Loans	27.1%
Interest-Only Balloon Mortgage Loans(8)	7.3%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)
The companion loans are not included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR or Mortgage Loan Rate of the related mortgage loan.

(3)
With respect to the mortgage loans identified on Annex A to this prospectus supplement as Motel 6 - Anchorage, Comfort Inn Ship Creek - Anchorage and Microtel Inn and Suites - Anchorage, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(4)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Embassy Suites – Aurora, CO, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-Off Date LTV Ratio is the ratio, expressed as a percentage, of the cut-off date principal balance of the mortgage loan, divided by the sum of (i) the “as-is” appraised value of the related mortgaged property and (ii) $5,315,345 currently on deposit in a reserve in connection with renovations being undertaken at the related mortgaged property based on a property improvement plan directed by the franchisor. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(5)	The mortgage loan with an anticipated repayment date is considered as if it matures on its anticipated repayment date.
(6)	In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.
(7)
With respect to each of the mortgage loans secured by the mortgaged properties identified as 1155 F Street, Columbia Business Center and Jackson Street on Annex A to this prospectus supplement, and representing approximately 8.0%, 6.2% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortize based on non-standard amortization schedules as set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this prospectus supplement. See the definition of “Cut-off Date DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(8)
Includes the Mortgage Loan with an anticipated repayment date identified on Annex A to this prospectus supplement as Walgreens III Portfolio and assumes that Mortgage Loan pays in full on its anticipated repayment date.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Seven (7) of the mortgage loans, representing approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were refinancings of defaulted loans or otherwise involved discounted pay-offs as described below:

●
the mortgage loan identified on Annex A to this prospectus supplement as IRG Portfolio, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, refinanced the payoff of prior loans on 18 properties. One of these prior loans secured by one of the related mortgaged properties known as the Mentor Business Park II, with an allocated loan balance at origination of $3,123,000, was modified by its then current lender in September 2011. Pursuant to a forbearance agreement which remained in effect until its refinance, the principal amount of this loan was partially reduced from $9,553,169 to $5,020,000, and this amount was subsequently paid down to $4,643,000 after a parcel release. The IRG Portfolio Loan proceeds, together with monies from equity and other sources, repaid the principal of all such loans (including this loan) in full.

●
the mortgage loan identified on Annex A to this prospectus supplement as McCraney Industrial Portfolio, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, together with the related subordinate loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and $530,000 of equity, refinanced three loans which encumbered five of such underlying Mortgaged Properties as well as 7 other non-income producing parcels that are additional collateral for such subordinate loan. Two of the refinanced loans that had a combined balance of approximately $11 million (which encumbered 2 of the McCraney Industrial Portfolio Properties), were paid off in full. The third refinanced loan, with an unpaid balance of $63.5 million (of which $44.5 million was allocated to certain of the McCraney Industrial Portfolio Properties and $19 million of which was allocated to certain non-income producing land that is additional collateral for the above referenced subordinate loan), was repaid for approximately $39.6 million.

●
the mortgage loans identified on Annex A to this prospectus supplement as Independence Place and Holiday Inn Manhattan View, representing approximately 1.6% and 1.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, refinanced prior loans that had not been repaid at their respective maturity dates and were therefore in maturity default. The proceeds from the mortgage loans represented 97.3% and 84.4%, respectively, of the original loan amount, which loan proceeds, together with monies from equity and other sources, repaid the principal of each prior loan in full.

●
the mortgage loan identified on Annex A to this prospectus supplement as Fifth Third Center, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, fully refinanced a discounted payoff of a prior loan secured by the mortgaged property.

●
the mortgage loan identified on Annex A to this prospectus supplement as Extra Space Self Storage Portfolio, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date was originated by Jefferies LoanCore LLC but refinanced a prior loan that was originated by a Morgan Stanley entity and subsequently sold to FH Partners. That prior loan was ultimately purchased by Jefferies LoanCore LLC at a discount to par, and Jefferies LoanCore LLC later forgave $3.4 million of principal concurrent with an approximate $1.4 million principal payment from the borrower.

●
the mortgage loan identified on Annex A to this prospectus supplement as Metropolitan Jax, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, refinanced a discounted payoff of a prior loan secured by the related mortgaged property. The mortgage loan represented 82% of the discounted payoff amount, with the remainder, as well as closing costs, supplied by new equity from the borrower.

Seventy-eight (78) mortgage loans, representing approximately 96.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

One (1) mortgage loan, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrues interest assuming 30 days in a month and a 360-day year.

The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Sixty-six (66) mortgage loans, representing approximately 86.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties) instead of prepaying the mortgage loan (or whole loan, if applicable).

●
Ten (10) of the mortgage loans, representing approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 27 payments following the closing date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

●
One (1) of the mortgage loans, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of 15 payments to prepay the mortgage loan in whole or, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related open period.

●
One (1) of the mortgage loans, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a 2-year lockout period following the closing date and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan or (b) to prepay the mortgage loan in whole or, in the case of a partial release of a portion of the mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related open period.

●
One (1) of the mortgage loans, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of 35 payments following the closing date to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan. In addition, although the related loan agreement prohibits prepayments prior to January 6, 2021, if the borrower attempts to prepay the mortgage loan prior to such date, then such prepayment will be in violation of the prohibition against prepayments and the borrower will be required to pay, in addition to the prepaid amount, an amount equal to the sum of (i) 5% of the prepaid amount and (ii)(a) the greater of a yield maintenance charge or a prepayment premium of 5% of the prepaid amount if the prepayment occurs prior to the due date in May 2014, (b) the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if the prepayment occurs during the period beginning on the due date in May 2014 and ending prior to the due date in May 2015 and (c) the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if the prepayment occurs during the period beginning on the due date in May 2015 and ending prior to January 6, 2021.

In addition, certain of the mortgage loans permit partial prepayment in connection with releases of individual mortgaged properties or portions of individual mortgaged properties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods	Number of	% of Initial
(Payments)	Mortgage Loans	Pool Balance
1	1	1.0%
2	1	0.7
3	22	15.2
4	52	74.7
7	2	6.2
37	1	2.2
Total	79	100.0%
The following table lists the various property types of the mortgaged properties:
Property Types of the Mortgaged Properties(1)

	Number of	Aggregate	% of Initial
	Mortgaged	Cut-off Date	Pool
Property Type	Properties	Balance	Balance
Retail	75	$ 418,061,480	25.8%
Office	15	369,289,529	22.8
Industrial	27	361,115,303	22.2
Multifamily	11	172,971,579	10.7
Hospitality	10	122,138,935	7.5
Mixed Use(2)	6	90,747,853	5.6
Self Storage	15	50,578,741	3.1
Manufactured Housing	15	36,217,649	2.2
Ground Leased Land	1	2,107,112	0.1
Total	175	$1,623,228,182	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

(2)	The mixed use properties include retail, office, multifamily, self storage, parking garage and manufactured housing.

The mortgaged properties are located in 36 states and the District of Columbia. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

	Number of	Aggregate
	Mortgaged	Cut-off Date	% of Initial
State	Properties	Balance	Pool Balance
Washington	3	$197,019,582	12.1%
Florida	18	$186,004,512	11.5%
New York	10	$174,622,502	10.8%
California	13	$169,339,517	10.4%
District of Columbia	1	$130,000,000	8.0%
Pennsylvania	10	$91,945,229	5.7%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date and (iii) the mortgage loan with an anticipated repayment date is paid in full on the anticipated repayment date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Prospectus Supplement” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

Unless otherwise specifically indicated, all information presented in this prospectus supplement with respect to each mortgage loan with a companion loan is calculated without regard to the related companion loan. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for more information regarding the aggregate loan-to-value ratio and debt service coverage ratio for each mortgage loan with a companion loan.

Eight (8) of the mortgage loans, representing approximately 14.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, vary from the underwriting guidelines described under “Transaction Parties—The Originators” in this prospectus supplement with respect to the related insurance, loan to value ratio, escrow and third party materials requirements. See “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” and “—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this prospectus supplement.

Two (2) of the mortgage loans, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by recently constructed or renovated mortgaged properties that have no or limited prior operating history and/or lack historical financial figures and information. Nine (9) of the mortgage loans, representing approximately 12.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by recently acquired mortgaged properties that have no or limited prior operating history and/or lack historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options for the largest twenty (20) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or the McCraney Subordinate Loan lender or a companion loan holder, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

	The Securities

The Offered Certificates	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2012-GCJ7:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-AB

	●	Class X-A

	●	Class A-S

	●	Class B

	●	Class C

The Series 2012-GCJ7 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-B, Class D, Class E, Class F, Class G, Class S and Class R certificates.

Certificate Principal Amounts
or Notional Amounts
The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A certificates) set forth below, subject to a variance of plus or minus 5%:

		Class A-1	$88,050,000
		Class A-2	$243,624,000
		Class A-3	$48,140,000
		Class A-4	$673,926,000
		Class A-AB	$82,519,000
		Class X-A	$1,308,727,000	(1)
		Class A-S	$172,468,000
		Class B	$93,336,000
		Class C	$54,784,000

	(1)	Notional Amount.

	See “Description of the Offered Certificates—General” in this prospectus supplement.

	Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months). The approximate initial pass-through rate for each class of offered certificates is set forth below.

		Class A-1	1.144%
		Class A-2	2.318%
		Class A-3	3.206%
		Class A-4	3.377%
		Class A-AB	2.935%
		Class X-A	2.633%(1)
		Class A-S	4.085%
		Class B	4.740%
		Class C	5.721%(2)

	(1)
The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as described in this prospectus supplement.

	(2)	For any distribution date, the pass-through rate of the Class C certificates will be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

	See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2,

Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S certificates: To Class A-S certificates as follows: (a) to interest on Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Fifth: Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates allocations of priority Fourth above.

Sixth: Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates allocations of priority Fourth above.

Seventh: Non-offered certificates: In the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B. Interest and Principal
Entitlements
A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—

Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.
C. Servicing and Administrative Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each companion loan, and the master servicing fee rate (which includes any sub-servicing fee and primary servicing fee) ranges from 0.07000% to 0.13000% per annum (although with respect to each companion loan, the master servicing fee rate will be lower than the indicated rate). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (or whole loan, if applicable) that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $2,000 for the related month. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced mortgage loan and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00125% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00230% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or the whole loan) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate, the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan. The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

E. Excess Interest
On each distribution date, any excess interest collected from time to time in respect of the mortgage loan in the issuing entity with an anticipated repayment date will be distributed to the holders of the Class S certificates, which are not offered by this prospectus supplement. This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus supplement.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (but not the companion loans) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate or excess interest on the mortgage loan with an anticipated repayment date) or (c) delinquent monthly debt service payments on the companion loans. The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee and the operating advisor’s fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from the collection account for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (or the whole loans, if applicable). In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer or trustee, as applicable will be entitled to reimbursement from the collection account for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Subordination
The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2012-GCJ7 certificates that are not being offered by this prospectus supplement). Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class. However, no such principal losses will be allocated to the Class S, Class R, Class X-A or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B, Class C, Class D, Class E, Class F or Class G certificates) and, therefore, the amount of interest they accrue.

*	Class X-A and Class X-B certificates are interest-only
**	Other than the Class S, Class R and Class X-B certificates

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on those certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this prospectus supplement, the applicable sponsor (or Archetype Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Archetype Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and (subject to the controlling class representative’s right of first refusal with respect to defaulted mortgage loans) accept the first (and, if multiple bids are received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the companion loan holders (as a collective whole as if such certificateholders and the companion loan holders constituted a single lender). Pursuant to the co-lender agreement with respect to each whole loan, the companion loan holder has a right to purchase the related defaulted mortgage loan as described in “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, and the intercreditor agreement with respect to the McCraney Subordinate Loan, the holder of the related mezzanine loan or the McCraney Subordinate Loan, as the case may be, has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loan—Additional Indebtedness” in this prospectus supplement. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loan—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	●	the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower or any of its affiliates;

	●	the obligation of the special servicer to take actions at the direction of the controlling class representative or a companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

	●	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative and the Whole Loan Directing Holders,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Whole Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income
Tax Consequences
Six (6) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement or the related REMIC declaration (each, a “Trust REMIC”) are as follows:

●
The 1414 & 1418 K Street Loan REMIC, created pursuant to a REMIC declaration effective as of March 29, 2012, holds the mortgage loan identified as 1414 & 1418 K Street on Annex A to this prospectus supplement and other related assets and has issued a class of uncertificated regular interests to be held by the first REMIC created under the pooling and servicing agreement (the “Lower-Tier REMIC”).

●
The Japan Town Center Loan REMIC, created pursuant to a REMIC declaration effective as of March 29, 2012, holds the mortgage loan identified as Japan Town Center on Annex A to this prospectus supplement and other related assets and has issued a class of uncertificated regular interests to be held by the Lower-Tier REMIC.

●
The Riverside on the James Loan REMIC, created pursuant to a REMIC declaration effective as of March 29, 2012, holds the mortgage loan identified as Riverside on the James on Annex A to this prospectus supplement and other related assets and has issued a class of uncertificated regular interests to be held by the Lower-Tier REMIC.

●
The Storage By George and Napa Valley Wine Storage Loan REMIC, created pursuant to a REMIC declaration effective as of March 29, 2012, holds the mortgage loan identified as Storage By George and Napa Valley Wine Storage on Annex A to this prospectus supplement and other related assets and has issued a class of uncertificated regular interests to be held by the Lower-Tier REMIC.

●
The Lower-Tier REMIC will hold the mortgage loans (excluding excess interest) and certain other assets of the issuing entity (other than the mortgage loans identified as 1414 & 1418 K Street, Japan Town Center, Riverside on the James and Storage By George and Napa Valley Wine Storage on Annex A to this prospectus supplement) and the uncertificated regular interests issued by each Trust REMIC referred to in the four preceding bullets (each such Trust REMIC, a “Loan REMIC”) and certain other assets and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates as classes of regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests.”

●	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates will be issued at a premium and that the Class X-A and Class C certificates will be issued with original issue discount.

The portion of the issuing entity representing (i) the excess interest accrued on the mortgage loan with an anticipated repayment date and (ii) the residual interests issued by the Loan REMICs will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes, and the Class S certificates (which are not offered by this prospectus supplement) will represent undivided beneficial interests in such portion of the grantor trust described in clause (i) above, and the Class R certificates (which are not offered by this prospectus supplement) will represent an undivided beneficial interest in such portion of the grantor trust described in clause (ii) above.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates will receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.  Pursuant to an agreement between the depositor and two of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates and, with respect to the other nationally recognized statistical rating organization engaged by the depositor to rate the offered certificates, on a subscription basis, each of these rating agencies will provide ongoing ratings feedback with respect to the offered certificates for as long as they remain issued and outstanding.  The depositor is responsible for the fees paid to the rating agencies to rate the offered certificates.

A rating is not a recommendation to purchase, hold or sell the rated certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A rating agency may downgrade, qualify or withdraw a rating at any time.  Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A certificates consist only of interest.

The Class X-A certificates are only entitled to interest distributions. If any the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A certificates receive only a single month’s interest, and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. These conditions could recur.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, the capital markets or the economy in general; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Subordination of Subordinate Certificates

As described in this prospectus supplement, unless your Certificates are Class A-1, Class A-2, Class A 3, Class A-4, Class A-AB, Class X-A or Class X-B Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the offered certificates with a higher distribution priority.  See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are mortgage loans or senior notes in whole loans that were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except with regard to the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Member States of the European Union (“EU“) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a“), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area (“EEA“)  insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers. None of the sponsors, the depositor or the issuing entity has taken, or intends to take, any steps to comply with the requirements of Article 122a.  As neither the depositor nor any sponsor will retain a 5% net economic interest with respect to the Certificates in one of the forms prescribed by Article 122a, the adverse effect of Article 122a to EU–regulated institutions and their affiliates may cause them not to invest in the certificates.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a companion loan holder or a mezzanine loan lender (if any) or the McCraney Subordinate Loan lender pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender or the McCraney Subordinate Loan lender may, and holders of the related companion loan in a whole loan will, have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the Mortgage Loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the Mortgage Loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A 3, Class A-4, Class A-AB or Class A-S certificates will result in a corresponding reduction in the Notional Amount of the Class X-A Certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could affect the ability of an employee benefit plan or other investor to purchase those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under  “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports”, “—Jefferies LoanCore LLC—Assessments of Property Condition” and “—Archetype Mortgage Funding I LLC—Assessments of Property Condition” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, industrial, multifamily, hospitality and mixed use properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Office Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Washington, Florida, New York, California, District of Columbia and Pennsylvania. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Mortgage Loan Concentrations” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See  “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be reintroduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Nonrecourse Carve-out Limitations” in this prospectus supplement either do not contain nonrecourse carve-outs or contain material limitations to nonrecourse carve-outs.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Seasoned Mortgage Loans Present Additional Risks of Repayment

Certain mortgage loans described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Other” in this prospectus supplement are seasoned mortgage loans.  There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.  For example:

●	property values and the surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loan were originated were different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans —Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loan” in this prospectus supplement.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on these mortgage loans after their respective anticipated repayment dates, the payment of excess interest will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, theater space, medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, 20 mortgaged properties, securing approximately 25.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports,  no mortgaged property has a seismic expected loss in excess of 18%, except in the case of the mortgaged property identified on Annex A to this prospectus supplement as 110 Plaza San Diego, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date for which the seismic expected losses ranged, depending on the portion of the property, from 9% to 20% with respect to which the related borrower was required to obtain and maintain earthquake insurance for the portion of the property with the 20% risk of loss. See “Structural and Collateral Term Sheet—110 Plaza San Diego” on Annex B to this prospectus supplement for more information on earthquake insurance for the mortgaged property relating to the 110 Plaza San Diego mortgage loan.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA“). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for the largest ten (10) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or  self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  In particular, in the case of three (3) mortgaged properties, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related mortgaged properties are located in Maryland and secure a guaranty of the mortgage loan rather than securing the mortgage loan directly.  Such a mortgage (referred to as an “indemnity deed of trust”) is exempt from mortgage recording tax under Maryland law, and no Maryland mortgage recording tax was paid with respect to the mortgages securing these mortgage loans at the time the mortgage loans were originated.  Recently, however, certain counties in Maryland are asserting that in order to record a foreclosure deed or a deed in lieu of foreclosure, the mortgage recording tax must be paid.  In addition, the Maryland Office of the Attorney General has voiced concern that indemnity deeds of trust may be being misused as a tax avoidance mechanism.  This could occur in circumstances in which the guarantor whose property is encumbered by the indemnity deed of trust, rather than the borrowing entity, has the effective use of the proceeds of the loan.  Under either of these circumstances, Maryland governmental authorities could assert that an indemnity deed of trust securing a mortgage loan could not be foreclosed without payment of the mortgage recording tax, and possibly interest and penalties as well.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is a direct subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA“); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract is entitled to payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The opinion further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans and/or companion loans related to their mortgage loans. On the closing date Jefferies LoanCore LLC, an originator and a sponsor, or one of its affiliates, will be the lender on each of the 101 Ludlow and Jackson Street companion loans and will be the holder of mezzanine loans related to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 1155 F Street, Holiday Inn Manhattan View and 940 8th Avenue and will be the holder of the McCraney Subordinate Loan.  The originators and/or their respective affiliates may retain such mezzanine loans, the McCraney Subordinate Loan and/or companion loans, as applicable. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, the McCraney Subordinate Loan and/or the companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans, subordinate loan and/or the companion loans, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In its capacity as the holder of the companion loans with respect to 101 Ludlow and Jackson Street, Jefferies LoanCore LLC, an originator and a sponsor, or an affiliate of Jefferies LoanCore LLC will generally be entitled to approve or direct material servicing decisions involving the related whole loan, replace or consent to the replacement of the special servicer with respect to the related whole loan (as and to the extent further described in “Description of the Mortgage Pool—The 101 Ludlow and Jackson Street Co-Lender Agreements—Special Servicer Appointment Rights” in this prospectus supplement), cure defaults that affect the 101 Ludlow and Jackson Street mortgage loans and purchase the 101 Ludlow and Jackson Street mortgage loans following a material loan default.  See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for more information about the rights of the holder of a companion loan.

Furthermore, Jefferies LoanCore LLC, an originator and sponsor, holds a preferred equity interest in the related borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6 % of the Initial Pool Balance.  The preferred equity interest is in the aggregate amount of $1,000,000 and entitles its holder to a specified rate of return on its equity investment and is payable from excess cash flow.  The preferred equity investor is also entitled to consent with respect to certain major decisions relating to the management of the related borrower and upon the occurrence of certain events with respect to the related borrower or the management thereof, has the right to replace the related borrower’s sole equity member as the managing member of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property.  Such preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property. Jefferies LoanCore LLC’s exercise of these rights may conflict with the interests of the certificateholders.

Wells Fargo Bank, National Association, the master servicer, may act as servicer or custodian for each of the Sponsors with regard to some or all of the mortgage loans contributed to this securitization and other mortgage loans not contributed to this securitization.

Goldman Sachs Mortgage Company, a sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of Jefferies LoanCore LLC through a repurchase facility.  As of May 18, 2012, 12 of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, with an aggregate principal balance of approximately $368,141,439 as of the cut-off date, are subject to that repurchase facility.  In addition to those 12 mortgage loans, it is expected that 2 other mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, with an aggregate principal balance of approximately $33,939,524 as of the cut-off date, will be subject to that repurchase facility as of the date of initial issuance of the certificates.  Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire those financed mortgage loans from, and make payments to, Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Commercial Mortgage Capital, L.P., an originator, and Goldman Sachs Mortgage Company, a sponsor, originator and warehouse lender to both Archetype Mortgage Funding I LLC and an affiliate of Jefferies LoanCore LLC.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator.  In addition, Jefferies & Company, Inc., one of the underwriters, is the affiliate of Jefferies LoanCore LLC, a sponsor and an originator.

See “Summary of Prospectus Supplement—Significant Affiliations and Relationships” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or companion loan, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2012-GCJ7 non-offered certificates or the related companion loans.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the holder of a companion loan or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings, LLC has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer, except that such consultation is not permitted in connection with a whole loan at any time when the holder of the related companion loan is the directing holder for such whole loan.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

The operating advisor services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the operating advisor, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the operating advisor.

The operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and Whole Loan Directing Holders

It is expected that Raith Capital Management, LLC will be the initial controlling class representative.  It is expected that, with respect to the 101 Ludlow whole loan, Yellow Brick Real Estate I, LLC, an affiliate of Jefferies LoanCore LLC (one of the sponsors), the holder of the related companion loan, will be the initial whole loan directing holder.  It is expected that, with respect to the Jackson Street whole loan, Jefferies LoanCore LLC (one of the sponsors), the holder of the related companion loan, will be the initial whole loan directing holder.  The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist) or the holder of a companion loan (solely with respect to the applicable whole loan for so long as it is the directing holder for the applicable whole loan), as applicable, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates. In connection with each whole loan, the whole loan directing holder does not have any duties to the holders of any class of certificates.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders and the holders of the companion loans may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) or the holder of a companion loan (solely with respect to the applicable whole loan for so long as it is the directing holder for the applicable whole loan), as applicable, may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist and, in the case of each whole loan, for so long as the holder of the related companion loan is the directing holder with respect to that whole loan, subject to the consent of that companion loan holder or its designee) or the holder of a companion loan (solely with respect to the applicable whole loan for so long as it is the directing holder for the applicable whole loan and, unless a Control Termination Event has occurred and is continuing, subject to the consent of the controlling class representative), as applicable.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The controlling class representative and its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing certain mortgage loans.  In addition, the B-Piece Buyer received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Whole Loans

With respect to each whole loan, the holder of the related companion loan (which will initially be Yellow Brick Real Estate I, LLC in the case of the 101 Ludlow whole loan and Jefferies LoanCore LLC in the case of the Jackson Street whole loan) will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement for the related whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement); provided that, unless a Control Termination Event has occurred and is continuing, such companion loan holder will be required to obtain the consent of the controlling class representative to terminate and replace the special servicer for such whole loan without cause.  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the controlling class representative, the holder of a companion loan or other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.  Similarly, the special servicer may, at the direction of the holder of a companion loan, while such holder is the related whole loan directing holder, take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.  The controlling class representative will be controlled by the controlling class certificateholders.  Each of the (i) controlling class representative and (ii) the holder of a companion loan, may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) or the holder of a companion loan (solely with respect to the applicable whole loan for so long as it is the directing holder for the applicable whole loan), as applicable, may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist and, in the case of each whole loan, for so long as the holder of the related companion loan is the directing holder with respect to that whole loan, subject to the consent of that companion loan holder or its designee) or the holder of a companion loan (solely with respect to the applicable whole loan for so long as it is the directing holder for the applicable whole loan and, unless a Control Termination Event has occurred and is continuing, subject to the consent of the controlling class representative), as applicable.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (other than with respect to a whole loan for as long as the holder of the related companion loan is the directing holder with respect to such whole loan, unless such companion loan holder so consents).  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal) vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may recommend the replacement of the special servicer (other than with respect to a whole loan for as long as the holder of the related companion loan is the directing holder with respect to such whole loan, unless such companion loan holder so consents).  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal) vote affirmatively to so terminate and replace.  Notwithstanding the foregoing, in the case of a mortgage loan that is part of a whole loan, for so long as the holder of the related companion loan is the directing holder with respect to that whole loan, the special servicer for that whole loan may not be replaced as described above in this paragraph unless the holder of the related companion loan so consents.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

In addition, the controlling class representative (and, for as long as the holder of the related companion loan is the directing holder with respect to a whole loan, such companion loan holder) will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event (or, in the case of a whole loan, while the holder of the related companion loan is the directing holder) and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative (other than in the case of a whole loan if the holder of the related companion loan is the directing holder of the applicable whole loan).  After the occurrence and during the continuance of a Control Termination Event, other than in the case of a whole loan if the holder of the related companion loan is the directing holder of the applicable whole loan, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

The Whole Loans Pose Special Risks

General

In connection with the servicing of each whole loan, the holder of the related companion loan, for so long as it is the applicable whole loan directing holder, will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to material servicing actions, including the actions taken by the special servicer with respect to each whole loan, and servicing actions could adversely affect the holders of some or all of the classes of certificates.

Realization on the Split-Structure Mortgage Loans May Be Adversely Affected by the Rights of the Holder of the Related Companion Loan

●
Any sale of a mortgage loan that is part of a whole loan by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the related companion loan; these constraints on a prospective purchaser’s ability to control a workout or other resolution of the whole loan may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default.

●	The net proceeds of any such sale that does occur may be substantially less than would have been realized if the loan were in the form of a whole loan and otherwise identical to such mortgage loan.

Potential Conflicts of Interest of a Whole Loan Directing Holder; Rights of the Holder of the Companion Loan Related to a Split-Structure Mortgage Loan Could Adversely Affect Your Investment

●	Each companion loan holder may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
Although the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the loan documents, it is possible that a companion loan holder may direct the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder for each whole loan:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, solely in the case of Archetype Mortgage Funding I LLC, a sponsor, Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or Archetype Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Archetype Mortgage Funding I LLC) will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying “rents from real property”) will subject the corresponding Loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  In such event, the net proceeds available for distribution to certificateholders will be reduced.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  The special servicer may permit the corresponding Loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences” in this prospectus supplement and  “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS“) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code“) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Loan REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2012-GCJ7 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 79 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in June 2012 for the Mortgage Loans (collectively, the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $1,623,228,182 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, hospitality, office, manufactured housing community, multifamily, self storage, mixed use, industrial or other commercial property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Twenty-Two (22) Mortgage Loans (together with the Bear Stearns Mortgage Loan the “JLC Mortgage Loans”), representing approximately 42.9% of the Initial Pool Balance, were originated by Jefferies LoanCore LLC, a Delaware limited liability company (“JLC”);

●
Eighteen (18) Mortgage Loans (the “GSCMC Mortgage Loans”), representing approximately 18.4% of the Initial Pool Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership (“GSCMC”);

●
Twenty-Two (22) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 15.1% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●	One (1) Mortgage Loan (the “Column Mortgage Loan”), representing approximately 5.7% of the Initial Pool Balance, was originated by Column Financial, Inc., a Delaware corporation (“Column”);

●
Six (6) Mortgage Loans (the “AMC Mortgage Loans”), representing approximately 4.5% of the Initial Pool Balance, were originated by Archetype Mortgage Capital LLC, a Delaware limited liability company (“AMC”);

●
One (1) Mortgage Loan (the “Bear Stearns Mortgage Loan”), representing approximately 3.2% of the Initial Pool Balance, was originated by Bear Stearns Commercial Mortgage, Inc., a New York corporation (“Bear Stearns”) and acquired by JLC from an intervening holder;

●
One (1) Mortgage Loan (the “Starwood Property Sub-2A Mortgage Loan”), representing approximately 2.8% of the Initial Pool Balance, was originated by Starwood Property Mortgage Sub-2A, L.L.C, a Delaware limited liability company (“Starwood Property Sub-2A”);

●
Two (2) Mortgage Loans (together with the Column Mortgage Loan, the Starwood Mortgage Loans and the GSCMC Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 1.7% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Two (2) Mortgage Loans (the “SPT CA Fundings Mortgage Loans”), representing approximately 1.7% of the Initial Pool Balance, were originated by SPT CA Fundings, LLC, a Delaware limited liability company (“SPT CA”);

●
One (1) Mortgage Loan (the “Starwood Property BC Mortgage Loan”), representing approximately 1.3% of the Initial Pool Balance, was originated by Starwood Property Mortgage BC, L.L.C., a Delaware limited liability company (“Starwood Property BC”);

●
One (1) Mortgage Loan (the “Starwood Property Sub-3 Mortgage Loan”), representing approximately 1.1% of the Initial Pool Balance, was originated by Starwood Property Mortgage Sub-3, L.L.C., a Delaware limited liability company (“Starwood Property Sub-3”);

●
One (1) Mortgage Loan (together with the AMC Mortgage Loans, the “AMF I Mortgage Loans”), representing approximately 0.9% of the Initial Pool Balance, was originated by Archetype Mortgage Funding II LLC, a Delaware limited liability company (“AMF II”); and

●
One (1) Mortgage Loan (the “Regions Bank Mortgage Loan”, and together with the Starwood Property BC Mortgage Loan, the Starwood Property Sub-2A Mortgage Loan, the Starwood Property Sub-3 Mortgage Loan and the SPT CA Mortgage Loans, the “Starwood Mortgage Loans”), representing approximately 0.7% of the Initial Pool Balance, was originated by Regions Bank, an Alabama banking corporation (“Regions”).

JLC, CGMRC, GSCMC, AMC, AMF II, GSMC, Column, Bear Stearns, Starwood Property BC, Starwood Property Sub-2A, Starwood Property Sub-3, SPT CA and Regions are referred to in this prospectus supplement as the “Originators”.  The GSCMC Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GSCMC Mortgage Loans, the Column Mortgage Loan and the Starwood Mortgage Loans on or prior to the Closing Date.  Archetype Mortgage Funding I LLC (“AMF I”) has acquired or will acquire the AMF I Mortgage Loans on or prior to the Closing Date.  JLC has acquired or will acquire the Bear Stearns Mortgage Loan on or prior to the Closing Date.  GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from JLC, GSMC, CGMRC and AMF I (collectively, the “Sponsors”) on or about June 7, 2012 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as The Outlet Shoppes at Oklahoma City and 165 East 116th Street representing approximately 3.7% and 0.3%, respectively, of the Initial Pool Balance, are secured in whole or in part by recently constructed or renovated Mortgaged Properties that have no or limited prior operating history and/or lack historical financial figures and information.  Nine (9) of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as ARC Portfolio IV, Riverside on the James, Cole Retail Portfolio, Walgreens III Portfolio, Walgreens II Portfolio, CHI Data Center, Woodland Mews, 10 United Nations Plaza and Walgreens – Rantoul, IL representing approximately 3.3%, 2.8%, 1.4%, 1.3%, 1.1%, 1.0%, 1.0%, 0.8%, and 0.2%, respectively of the Initial Pool Balance, are secured in whole or in part by recently acquired mortgaged properties that have no or limited prior operating history and/or lack historical financial figures and information.  In addition, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens II Portfolio – Walgreens – St. John Ground Lease, representing approximately 0.1% of the Initial Pool Balance, by allocated loan amount, the Mortgaged Property is not yet constructed.  See “Risk Factors—Limited Information Causes Uncertainty” in this prospectus supplement.

Certain Mortgage Loans have material lease early termination options.  See “—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement and “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for information regarding material lease termination options for the largest twenty (20) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date and (iii) the Mortgage Loan with an anticipated repayment date pays in full on its anticipated repayment date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.  The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this prospectus supplement with respect to the Mortgage Loans with a Companion Loan is calculated without regard to the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal or value of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of June 2012 on the related Mortgage Loan; provided that with respect to each Mortgage Loan with a partial interest-only period, the annual debt service is calculated based on the debt service due under the Mortgage Loan during the amortization period.  Additionally, with respect to the Mortgage Loans secured by the Mortgaged Properties identified as 1155 F Street, Columbia Business Center and Jackson Street on Annex A to this prospectus supplement, and representing approximately 8.0%, 6.2% and 1.0%, respectively, of the Initial Pool Balance, that amortize based on non-standard amortization schedules as set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this prospectus supplement, annual debt service reflects the aggregate payment due during the initial 12 months following the Closing Date or the expiration of the related interest-only period, if any.

“Appraised Value” means, for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 10 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property.    See Annex A of this prospectus supplement and the related footnotes.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

●	with respect to the Mortgage Loans with a Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Companion Loan;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balances of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties; and

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Embassy Suites - Aurora, CO, representing approximately 0.9% of the Initial Pool Balance, such terms mean the ratio, expressed as a percentage, of the Cut-off Date Balance of the Mortgage Loan, divided by the sum of (i) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, plus (ii) $5,315,345 currently on deposit in a reserve in connection with renovations being undertaken at the related Mortgaged Property based on a property improvement plan directed by the franchisor. The Cut-off Date LTV Ratio would be 87.0% if the cash reserve was not taken into account.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to the Mortgage Loans with a Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to the Mortgage Loans with a Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income, produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the related Companion Loan unless expressly stated otherwise;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of the applicable Crossed Group; and

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1414 & 1418 K Street, representing approximately 0.7% of the Initial Pool Balance, the DSCR reflects a master lease between the borrower and an affiliate of the borrower for approximately 8,540 square feet at the Mortgaged Property, which represents approximately 15.7% of the total net rentable area.  The DSCR without taking the master lease into account is 1.20x.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity/ARD”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this prospectus supplement, except as set forth below:

●	with respect to each Mortgage Loan with a Companion Loan, the calculation of the LTV Ratio at Maturity does not include the principal balance of the related Companion Loan;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate balloon balances of the applicable Crossed Group divided by the aggregate Appraised Values of the related Mortgaged Properties; and

●
with respect to the Mortgaged Properties that secure the Mortgage Loans identified in Annex A to this prospectus supplement as IRG Portfolio, Leetsdale Industrial Park, Inn at Key West, Holiday Inn Manhattan View, Embassy Suites - Aurora, CO, Extra Space Self Storage Portfolio, DoubleTree Charlottesville, Sheraton Hotel Louisville Riverside, 218 Peachtree Street, NE, Holiday Inn - Grand Rapids, and Comfort Inn Ship Creek – Anchorage, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” (or, in the case of Embassy Suites - Aurora, CO, the related “as renovated”) Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As- Stabilized”)	“As- Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
IRG Portfolio(1)	5.4%	44.3%	$149,500,000	47.0%	$140,960,000
Leetsdale Industrial Park	3.8%	57.1%	$90,000,000	58.7%	$87,500,000
Inn at Key West	1.4%	59.1%	$36,700,000	61.3%	$35,400,000
Holiday Inn Manhattan View	1.2%	45.7%	$39,700,000	49.0%	$37,000,000
Embassy Suites - Aurora, CO	0.9%	58.9%	$23,200,000	79.0%	$17,300,000
Extra Space Self Storage Portfolio(2)	0.8%	44.4%	$27,825,000	45.6%	$27,075,000
DoubleTree Charlottesville	0.8%	53.4%	$21,800,000	58.2%	$20,000,000
Sheraton Hotel Louisville Riverside	0.7%	47.7%	$23,200,000	53.2%	$20,800,000
218 Peachtree Street, NE	0.7%	58.3%	$16,650,000	60.6%	$16,000,000
Holiday Inn - Grand Rapids	0.7%	40.9%	$21,700,000	42.5%	$20,900,000
Comfort Inn Ship Creek – Anchorage(3)	0.3%	43.1%	$10,280,000	45.4%	$9,040,000

(1)
The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised values for the following properties:  Wheatfield Business Park, IGH Distribution, Mentor Business Park II, Poughkeepsie Business Park.

(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised values for the following properties: Extra Space Storage #8231, Extra Space Storage #8234 and Extra Space Storage #8223.

(3)
The Maturity Date LTV Ratio for the cross-collateralized and cross-defaulted Mortgage Loans identified on Annex A to this prospectus supplement as Motel – 6 Anchorage, Microtel Inn and Suites – Anchorage and Comfort Inn Ship Creek - Anchorage was calculated based on the blended Cross-Collateralized amounts using the “as-is” appraised values for Motel 6 - Anchorage and Microtel Inn and Suites - Anchorage, and the “as stabilized” value for Comfort Inn Ship Creek - Anchorage.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment and/or (iii) permits defeasance or permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement.  No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place and leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms (or beds) in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,623,228,182
Number of Mortgage Loans	79
Number of Mortgaged Properties	175
Average Cut-off Date Mortgage Loan Balance	$20,547,192
Weighted Average Mortgage Loan Rate(2)	5.7985%
Range of Mortgage Loan Rates(2)	5.0000% - 7.2500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	64.4%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)(6)	54.5%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(5)	104
Weighted Average Cut-off Date DSCR(2)(3)(7)	1.50x
Full-Term Amortizing Balloon Mortgage Loans	65.6%
Partial Interest-Only Balloon Mortgage Loans	27.1%
Interest-Only Balloon Mortgage Loans(8)	7.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
The Companion Loans are not included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR or Mortgage Loan Rate of the related Mortgage Loan.

(3)
With respect to the Mortgage Loans identified on Annex A to this prospectus supplement as Motel 6 - Anchorage, Comfort Inn Ship Creek - Anchorage and Microtel Inn and Suites - Anchorage, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

(4)
With respect to the Mortgage Loan identified on Annex A to this prospectus supplement as Embassy Suites – Aurora, CO, representing approximately 0.9% of the Initial Pool Balance, the Cut-Off Date LTV Ratio is the ratio, expressed as a percentage, of the Cut-Off Date Balance of the Mortgage Loan, divided by the sum of (i) the “as-is” Appraised Value of the related mortgaged property plus (ii) $5,315,345 currently on deposit in a reserve in connection with renovations being undertaken at the related Mortgaged Property based on a property improvement plan directed by the franchisor. See the definition of “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(5)	The Mortgage Loan with an anticipated repayment date is considered as if it matures on its anticipated repayment date.

(6)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(7)
Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified as 1155 F Street, Columbia Business Center and Jackson Street on Annex A to this prospectus supplement, and representing approximately 8.0%, 6.2%  and 1.0%, respectively, of the Initial Pool Balance, will amortize based on non-standard amortization schedules as set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this prospectus supplement.  See the definition of “Annual Debt Service” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(8)
Includes the Mortgage Loan with an anticipated repayment date identified on Annex A to this prospectus supplement as Walgreens III Portfolio and assumes that Mortgage Loan pays in full on its anticipated repayment date.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment date.  This includes 61 Mortgage Loans, representing approximately 65.6% of the Initial Pool Balance which pay principal and interest for their entire terms, 13 Mortgage Loans, representing approximately 27.1% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and 5 Mortgage Loans, representing approximately 7.3% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity or anticipated repayment date, as applicable.

The issuing entity will include 20 Mortgage Loans, representing approximately 32.0% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Seventy-five (75) retail properties, representing collateral for approximately 25.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 21 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Sixteen (16) of the Mortgaged Properties, representing collateral for approximately 20.3% of the Initial Pool Balance by allocated loan amount, consist of a regional mall or other retail property that is considered by the related sponsor to have at least one “anchor tenant.”  None of the Mortgaged Properties are retail properties that are considered by the applicable sponsor to be “unanchored.”  Two (2) of the Mortgaged Properties, representing collateral for approximately 1.2% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable sponsor to be “shadow anchored.”

Certain of the retail Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, which secures a Mortgage Loan representing approximately 5.7% of the Initial Pool Balance, has a theater as part of the Mortgaged Property.  Certain of the retail Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Riverside on the James, and Cole Retail Portfolio – Plaza at Power Marketplace II, representing collateral for approximately 2.8% and 0.4% of the Initial Pool Balance by allocated loan amount, respectively, have health clubs or fitness centers as part of the Mortgaged Property.  Certain of the retail Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as Park and Market, which secures the Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, has a bowling alley as part of the Mortgaged Property.  One (1) of the retail Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as 218 Peachtree Street, NE, which secures the Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, has a parking garage as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Thirteen (13) of the retail Mortgaged Properties, identified on Annex A to this prospectus supplement as Park and Market, Japan Town Center, 940 8th Avenue, Bear Creek Village Center, 218 Peachtree Street, NE, Heritage Plaza, Plantation Point, Cole Retail Portfolio-Century Town Center, Cole Retail Portfolio-Dimond Crossing, Cole Retail Portfolio-Plaza at Power Marketplace II, Arvada Ridge Retail, Superior Markets and 25 West 51st Street, which secure approximately 1.4%, 1.1%, 0.9%, 0.9%, 0.7%, 0.7%, 0.6%, 0.5%, 0.5%, 0.4%, 0.4%, 0.4% and 0.2%, respectively, or in the aggregate, 8.6% of the Initial Pool Balance by allocated loan amount, have a restaurant as one of the five largest tenants (based on net rentable area) or as a single tenant operating at the related mortgaged property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Office Properties

Fifteen (15) office properties, representing collateral for approximately 22.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 14 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Certain of the office Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as CHI Data Center, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, have data centers as part of the Mortgaged Property.  With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Metropolitan Jax, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is comprised of 39% data center space and 61% multifamily space. Certain of the office Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as 1414 & 1418 K Street, representing collateral for approximately 0.7% of the Initial Pool Balance, have health clubs or fitness centers as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

In addition, certain of the office Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Jackson Street and 10 United Nations Plaza, which secure approximately 1.0% and 0.8%, have a restaurant as one of the five largest tenants (based on net rentable area). Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Industrial Properties

Twenty-seven (27) industrial properties, representing collateral for approximately 22.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Multifamily Properties

Eleven (11) multifamily properties, representing collateral for approximately 10.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 11 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6 % of the Initial Pool Balance, the related Mortgaged Property is military housing, which requires specialized property management expertise, which may not be generally available.  The property manager is also an affiliate of the related borrower and may not manage properties for non-affiliates.  We cannot assure you that the property manager will be in a financial condition to fulfill their management responsibilities throughout the terms of its management agreement. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Additionally, the Mortgaged Properties identified on Annex A to this prospectus supplement as 101 Ludlow and Corner House Lofts, representing collateral for approximately 3.2% and 0.6%, respectively, of the Initial Pool Balance, are primarily occupied by student tenants.

Furthermore, the Mortgaged Property identified on Annex A to this prospectus supplement as 7447 South Shore Drive, securing a Mortgage Loan representing 1.1% of the Initial Pool Balance, has tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Aquamarine Apartments, securing a Mortgage Loan that represents approximately 0.8% of the Initial Pool Balance, the borrower constructed 90 townhouses and 38 garden-style units (two and three story buildings) for sale.  However, because of the real estate market downturn, the properties were converted to rental units.  The Mortgaged Property is subject to a 10-year tax abatement that abates 75% of the improvements’ value.  The abatement expires in tax year 2020 for the 90 townhouses and in tax year 2022 for the 38 mid-rise units.  The clubhouse and recreational facilities associated with the Mortgaged Property are owned and maintained by a borrower-affiliated entity and are not part of the Mortgage Loan collateral.  In addition, the master development in which the Mortgaged Property is located also includes 40 mid-rise units under construction by the loan sponsor, which also has the ability to build an additional 160 units.  Such additional units, to the extent not sold, would represent competition for the Mortgaged Property.

A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Mixed Use Properties

Six (6) mixed use properties, representing collateral for approximately 5.6% of the Initial Pool Balance by allocated loan amount, secure 6 of the Mortgage Loans.  Each of these mixed use properties has one or more retail, office, multifamily, self storage, parking garage and/or manufactured housing community components.  To the extent a mixed use property has retail, office or multifamily components, such mortgaged property is subject to the risks relating to the property types described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Hospitality Properties

Ten (10) hospitality properties, representing collateral for approximately 7.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 10 of the Mortgage Loans.  Eight (8) of the hospitality Mortgaged Properties, representing collateral for approximately 5.2% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.  The Mortgaged Properties identified on Annex A to this prospectus supplement as Inn at Key West and Little Palm Island, representing collateral for approximately 2.3% of the Initial Pool Balance by allocated loan amount, are not affiliated with a franchise.  However, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Little Palm Island, the Mortgaged Property is subject to a management agreement with Noble House Hotels and Resorts.  A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn – Grand Rapids, securing approximately 0.7% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property is associated with a hotel brand through a franchise agreement that expires on December 8, 2019, which is during the term of the related Mortgage Loan.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Motel 6 – Anchorage, securing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property is associated with a hotel brand through a franchise agreement that expires on June 25, 2019, which is during the term of the related Mortgage Loan.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Comfort Inn Ship Creek – Anchorage, securing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property is associated with a hotel brand through a franchise agreement that expires on December 7, 2021, which is during the term of the related Mortgage Loan.

In each case described above, we cannot assure you the related franchise or management agreement will be renewed.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Self Storage Properties

Fifteen (15) self storage properties, representing collateral for approximately 3.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 6 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Manufactured Housing Community Properties

Fifteen (15) manufactured housing community properties, representing collateral for approximately 2.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Several of the manufactured housing community Mortgaged Properties have a material number of rent-to-own and leased homes that are currently owned by the related borrower or an affiliate thereof.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such rent-to-own and leased homes do not constitute collateral for the related Mortgage Loan.

Several of the manufactured housing community Mortgaged Properties are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community Mortgaged Properties (in particular, the Mortgaged Properties identified on Annex A to this prospectus supplement as Cowboy and Bellaire MHP Portfolio and Trinity Spring Oaks (which is actually a manufactured housing community/self storage mixed use property), which collectively represent collateral for approximately 0.5% of the Initial Pool Balance) have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for the related Mortgaged Property may be subject to greater fluctuations.

Ground Leased Land

The Mortgaged Property identified as Walgreens II Portfolio – Walgreens – St. John Ground Lease on Annex A to this prospectus supplement, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements.  The related leasehold estate is not included in the issuing entity and is operated as a retail property. See “Risk Factors— Leased Fee Properties Have Special Risks” and “—Retail Properties Have Special Risks” in the prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Largest Single Mortgage Loan	$130,000,000	8.0%
Largest 5 Mortgage Loans or Group of Cross-Collateralized Mortgage	$472,748,116	29.1%
Largest 10 Mortgage Loans or Group of Cross-Collateralized Mortgage	$738,242,187	45.5%
Largest Related-Borrower Concentration(1)	$89,352,837	5.5%
Next Largest Related-Borrower Concentration	$13,964,402	0.9%

(1)	Excluding single-borrower mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans or groups of cross-collateralized Mortgage Loans represents no more than approximately 2.8% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest twenty (20) Mortgage Loans.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Motel 6 – Anchorage, Comfort Inn Ship Creek – Anchorage and Microtel Inn and Suites – Anchorage, representing in the aggregate approximately 0.9% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 6.4% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 5.5% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Walgreens III Portfolio	$21,635,300	1.3%
Walgreens II Portfolio	17,931,000	1.1
Bear Creek Village Center	14,469,392	0.9
Bradley Commons	14,330,000	0.9
Heritage Plaza	10,559,676	0.7
State Street Market	10,427,468	0.6
Total	$89,352,837	5.5%

Motel 6 – Anchorage	$5,186,778	0.3%
Comfort Inn Ship Creek – Anchorage	4,388,812	0.3
Microtel Inn and Suites – Anchorage	4,388,812	0.3
Total	$13,964,402	0.9%

Total	$103,317,239	6.4%

Mortgage loans with related borrowers are identified under “Related Group” and “Crossed Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Washington	3	$197,019,582	12.1%
Florida	18	$186,004,512	11.5%
New York	10	$174,622,502	10.8%
California	13	$169,339,517	10.4%
District of Columbia	1	$130,000,000	8.0%
Pennsylvania	10	$91,945,229	5.7%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●
Mortgaged Properties located in Alabama, Alaska, California, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina or Texas are more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 13.0% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Alabama, Florida, Louisiana, Mississippi or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Other

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity.

Seven (7) of the Mortgage Loans, representing in the aggregate approximately 13.7% of the Initial Pool Balance were refinancings of defaulted loans or otherwise involved discounted pay-offs as described below:

●
the Mortgage Loan identified on Annex A to this prospectus supplement as IRG Portfolio, representing approximately 5.4% of the Initial Pool Balance, fully refinanced the payoff of prior loans on 18 properties.  One of these prior loans secured by one of the related mortgaged properties known as the Mentor Business Park II, with an allocated loan balance at origination of $3,123,000, was modified by its then current lender in September 2011.  Pursuant to a forbearance agreement which remained in effect until its refinance, the principal amount of this loan was partially reduced from $9,553,169 to $5,020,000, and this amount was subsequently paid down to $4,643,000 after a parcel release.  The IRG Portfolio Loan proceeds, together with monies from equity and other sources, repaid the principal of all such loans (including this loan) in full.

●
the Mortgage Loan identified on Annex A to this prospectus supplement as McCraney Industrial Portfolio, representing approximately 2.9% of the Initial Pool Balance, together with the related subordinate loan as described in “—Additional Indebtedness” and $530,000 of equity, refinanced three loans which encumbered five of such underlying Mortgaged Properties as well as 7 other non-income producing land parcels that are additional collateral for such subordinate loan.  Two of the refinanced loans that had a combined balance of $11 million (which encumbered 2 of the McCraney Industrial Portfolio Properties), were paid off in full.  The third refinanced loan, with an unpaid balance of $63.5 million (of which $44.5 million was allocated to certain of the McCraney Industrial Portfolio Properties and $19 million of which was allocated to certain non-income producing land that is additional collateral for the above referenced subordinate loan), was repaid for $39.6 million.

●
the Mortgage Loans identified on Annex A to this prospectus supplement as Independence Place and Holiday Inn Manhattan View, representing approximately 1.6% and 1.2% of the Initial Pool Balance, refinanced prior loans that had not been repaid at their respective maturity dates and were therefore in maturity default.  The proceeds from the mortgage loans represented 97.3% and 84.4%, respectively, of the original loan amount, which loan proceeds, together with monies from equity and other sources, repaid the principal of each prior loan in full and paid for at closing.

●
the Mortgage Loan identified on Annex A to this prospectus supplement as Fifth Third Center, representing approximately 1.1% of the Initial Pool Balance, fully refinanced a discounted payoff of a prior loan secured by the mortgaged property.

●
the Mortgage Loan identified on Annex A to this prospectus supplement as Extra Space Self Storage Portfolio, representing approximately 0.8% of the Initial Pool Balance was originated by Jefferies LoanCore LLC but refinanced a prior loan that was originated by a Morgan Stanley entity and subsequently sold to FH Partners.  That prior loan was ultimately purchased by Jefferies LoanCore LLC at a discount to par, and Jefferies LoanCore LLC later forgave $3.4 million of principal concurrent with an approximate $1.4 million principal payment from the borrower.

●
the Mortgage Loan identified on Annex A to this prospectus supplement as Metropolitan Jax, representing approximately 0.7% of the Initial Pool Balance, refinanced a discounted payoff of a prior loan secured by the related Mortgaged Property.  The mortgage loan identified on Annex A to this prospectus supplement as Metropolitan Jax represented 82% of the discounted payoff amount, with the remainder, as well as closing costs, supplied by new equity from the borrower.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6% of the Initial Pool Balance, the loan documents provided that both joint venture partners of a related guarantor are approved ‘control parties’. One such joint venture partner (controlled by Gwinnett Prado, L.P., a real estate platform sponsored by a family foundation) currently has the option to replace such other joint venture partner (controlled by Place Properties, L.P., which in turn is controlled by a related guarantor (Cecil M. Phillips)) as the managing member and to exercise day to day control of the related mortgaged property until the joint venture partner controlled by Place Properties, L.P. maintains $3,000,000 of liquidity.  The joint venture partner controlled by Gwinnett Prado, L.P. also has exclusive voting rights on all matters until there is a favorable resolution of a litigation against defendant Place Properties, L.P. relating to a post-judgment attempt by a construction company to pierce the corporate veil of an affiliate, Place Collegiate Development, LLC, in order to collect upon a confirmed arbitration award obtained by the construction company against such entity for breach of contract.

In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Columbia Business Center (fee property), Vanowen Medical Building and Walgreens – Rantoul, IL, representing approximately 6.2%, 0.6% and 0.2%, respectively, of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, such tenants-in-common have waived their respective right to partition.  In addition, in the case of the mortgage loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio, which represents approximately 1.3% of the Initial Pool Balance, the Mortgaged Properties are owned by a Delaware statutory trust.  Furthermore, the loan documents for the Mortgage Loan identified on Annex A to this prospectus supplement as ARC Portfolio IV, representing approximately 3.3% of the Initial Pool Balance, permit the borrowers (at any time after the 30th day following the Closing Date) to sell up to 49% of their interest in any of the related Mortgaged Properties as tenancy-in-common ownership interests or as beneficial ownership interests in a Delaware Statutory Trust, subject to the conditions set forth in the related loan agreement.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Seven (7) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this prospectus supplement as 101 Ludlow, Riverside on the James, Union Heights, Park and Market, Woodland Mews, Corner House Lofts and 25 West 51st Street, representing approximately 3.2%, 2.8%, 1.4%, 1.4%, 1.0%, 0.6% and 0.2%, respectively, of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 101 Ludlow, representing approximately 3.2% of the Initial Pool Balance, the building is a condominium, comprised of three units, two of which are commercial (retail) units and one of which is used for student housing.  The student housing unit and the smaller of the two commercial units are part of the Mortgaged Property.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Riverside on the James, representing approximately 2.8% of the Initial Pool Balance, the Mortgage Loan is secured by a first mortgage encumbering two commercial condominium units (an office unit and a retail unit) in a larger master condominium and three fee parcels in the underlying land (one parcel improved by the office tower, another by a residential tower and the third by a power generating facility) that are each ground leased to the condominium association or another third party.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Park and Market, representing approximately 1.4% of the Initial Pool Balance, the building is a condominium, comprised of four units, one of which is residential and three retail components which is the Mortgaged Property. The retail units are located on portions of the street level, ground level and mezzanine level, while the residential unit is located within parts of the street level and second level, and all of the third through seventh levels of the project. The condominium also includes a structured parking deck, which is designated as a common element.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Union Heights, representing approximately 1.4% of the Initial Pool Balance, the related Mortgaged Property represents one of seven units in the subject commercial condominium, and the related borrower holds a minority (approximately 11%) interest in the related condominium association.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Woodland Mews, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan is secured by 233 (out of a total of 306 ) condominium units (and the common elements appurtenant to such units).  The condominium units securing the related loan constitute approximately 76% of the condominium units and entitles the related borrower to control the board of directors of the homeowner’s association.  We cannot assure you that the sponsor of the borrower or the borrower will continue to control such board of directors during the entire term of the Mortgage Loan.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Corner House Lofts, representing approximately 0.6% of the Initial Pool Balance, the related Mortgaged Property is unit 2 of a two-unit condominium project, with unit 1 consisting of ground floor retail space.  82% of the common area repair, maintenance and insurance costs are allocated to the Mortgaged Property, although certain exterior items such as snow removal are shared equally between the two unit owners.  All repairs to the common areas are managed by the owner of the Mortgaged Property with the unit 1 owner reimbursing for its allocable share.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 25 West 51st Street, representing approximately 0.2% of the Initial Pool Balance, the related Mortgaged Property represents one of three units in the subject condominium, and the related borrower holds a minority (approximately 10%) interest in the related condominium association.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

A leasehold interest under a ground lease or under a sublease secures all or a portion of each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Columbia Business Center, Shoppes on Main, Little Palm Island, IRG Portfolio – Letterkenny Business Park, Motel 6 - Anchorage, Comfort Inn Ship Creek – Anchorage and IRG Portfolio – Kansas City/Fairfax, representing approximately 6.2%, 2.2%, 0.9%, 0.9%, 0.3%, 0.3% and 0.3%, respectively, of the Initial Pool Balance.  For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  See “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

In general, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the related Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted above, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated except as set forth below:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Columbia Business Center, representing approximately 6.2% of the Initial Pool Balance, 14 of the 26 buildings that constitute a portion of the related Mortgaged Property are subject to a ground lease that does not provide lender the express right to enter into a new lease directly with the ground lessor in the event the ground lease is terminated and is set to expire on December 31, 2030.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shoppes on Main, representing approximately 2.2% of the Initial Pool Balance, the related ground lease is assignable to the holder of the Mortgage Loan and its successor and assigns without the consent of the ground lessor but in that event, the holder of the Mortgage Loan may only further assign the ground lease without the consent of the ground lessor if (i) the assignment is to an experienced operator of office and/or retail properties with sufficient financial means to satisfy the lease obligations; (ii) a copy of the transfer instrument is given to the ground lessor; and (iii) an assumption is provided to the ground lessor.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Little Palm Island, representing approximately 0.9% of the Initial Pool Balance, the related borrower has an insured leasehold interest in docks located on submerged lands pursuant to a submerged lands lease with the State of Florida.  Such submerged lands lease is scheduled to expire approximately twelve (12) years after the maturity date of the Mortgage Loan on January 26, 2029.  The related submerged lands lease does not provide several customary mortgagee protection provisions. In addition, the Mortgaged Property includes a leasehold interest in the shore station that is used to transport patrons from the mainland to the island resort pursuant to a shore station lease with an affiliate of the related borrower.  The related shore station lease does not provide lender the express right to enter into a new lease directly with the lessor in the event the shore station lease is rejected or terminated.

●
In the case of the Mortgaged Property identified as IRG Portfolio – Kansas City/Fairfax on Annex A to this prospectus supplement, representing approximately 0.3% of the Initial Pool Balance, the ground lease expires on December 2, 2015.  The ground lease contains a twenty-three (23) year extension option, which may (pursuant to the terms of a recognition agreement entered into in connection with closing) be exercised by the lender on behalf of the borrowers.  The borrowers are also negotiating an additional extension of the term with the ground lessor, which extension is required to have a term that extends until at least December 31, 2042.  While the additional extension is expected to be delivered shortly, as it was not completed by the origination date, the IRG Portfolio Loan is structured with an additional cash collateral reserve, for which annual deposits of $277,778 are to be made until such time as the Borrower delivers the fully executed ground lease extension.  In the event that the additional extension is not delivered during the term of the IRG Portfolio Loan, the foregoing deposits to the cash collateral reserve are required to equal $2,500,000 and such funds may be used to repay the IRG Portfolio Loan at maturity.

Certain of the Mortgage Loans are secured by other leasehold interests.  For example, the Mortgaged Property identified as IRG Portfolio – Letterkenny Business Park on Annex A to this prospectus supplement, representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, is comprised of 12 separate buildings, 9 of which are owned in fee and 3 of which are held pursuant to a leasehold. All 12 buildings were originally owned by the United States Army and leased to the Letterkenny Industrial Development Agency (“LIDA”).  Pursuant to a Memorandum of Understanding between the United States Army and LIDA, the United States Army agreed to transfer its interest in the Letterkenny Business Park buildings to LIDA upon the United States Army’s issuance of a “Finding of Suitability to Transfer” (a “FOST”). In 1999, the borrowers entered into a purchase and sale agreement with LIDA to acquire all 12 of the Letterkenny Business Park buildings as soon as the FOST was issued. The agreement between LIDA and the applicable IRG Portfolio borrower provided that the buildings would be initially subleased to the applicable borrower and as soon as a FOST was issued with respect to any building, LIDA would transfer its rights to the fee interest in such building to such borrower. As of the date hereof, a FOST has been delivered with respect to nine of the 12 Letterkenny Business Park buildings and the applicable borrower has acquired the fee interests in such buildings, while awaiting the FOST to complete the acquisition of the fee simple interests in the remaining three leasehold buildings. The total acquisition price for the underlying fee interests for the remaining leasehold buildings, as set forth in the purchase and sale agreement, is $300,000. The IRG Portfolio Mortgage Loan required the escrow of $300,000 at closing to ensure that funds are available to complete the acquisitions of the fee interests upon receipt of the FOST. Upon such acquisition, the mortgage on the Letterkenny Business Park property shall be automatically spread to encumber the fee interests in those buildings. Until such time as fee title is acquired, the borrowers shall continue to have a leasehold interest in the remaining 3 buildings pursuant to the Letterkenny Business Park lease which expires on February 1, 2024 and contains an annual rent obligation of $1.00 per year. The related Mortgage Loan has a maturity date of May 6, 2022.  An estoppel certificate acceptable to the lender was obtained from LIDA prior to closing.

In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Gem Suburban & Scenic Acres MHCs – Gem Suburban MHC, which represents collateral for approximately 0.2% of the Initial Pool Balance by allocated loan amount, notice has been received from the Illinois Department of Transportation that, in connection with improvements to FA Route 742, it proposes to acquire a portion of such Mortgaged Property consisting of (i) 0.206 acres of land as fee simple, and (ii) 0.733 acres of land as a temporary construction easement for three (3) years.  It is the understanding of the originator that the taking will not impede access to the Mortgaged Property and that the affected portions of the Mortgaged Property are not near any pads/improvements.  However, no assurance can be given that such condemnation will not have any adverse affect on the subject Mortgaged Property.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Bellis Fair Mall, 101 Ludlow, Riverside on the James, Walgreens II Portfolio, 1414 & 1418 K Street, Storage By George and Napa Valley Wine Storage and Superior Markets, representing approximately 5.7%, 3.2% 2.8%, 1.1%, 0.7%, 0.5%, and 0.4%, respectively, of the Initial Pool Balance, are seasoned mortgage loans that were originated 12, 64, 14, 15, 12, 14, and 12 months, respectively, prior to the Cut-off Date.  See “Risk Factors—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this prospectus supplement.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Whole Loan LTV	Mortgage Loan DSCR	Whole Loan DSCR
101 Ludlow	$52,511,018	$5,834,557	$58,345,575	6.291%	66.5%	73.9%	1.27x	1.14x
Jackson Street	$16,000,000	$2,750,000	$18,750,000	10.93182%	63.7%	74.7%	1.25x	0.98x

See “—The Whole Loans” below for more information regarding these Companion Loans.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan
1155 F Street	$130,000,000	8.0%	$20,000,000	9.00453%	7/6/2021
Shoppes on Main	$35,700,678	2.2%	$9,100,000	7.25000%	10/6/2021
Holiday Inn Manhattan View	$19,000,000	1.2%	$6,000,000	11.00000%	5/6/2017
940 8th Avenue	$14,939,524	0.9%	$2,000,000	13.35000%	2/6/2022

Each of the mezzanine loans related to the 1155 F Street, Shoppes on Main, Holiday Inn Manhattan View, 940 8th Avenue Mortgage Loan and the McCraney Industrial Portfolio Loan subordinate loan (the “McCraney Subordinate Loan”) described below, are subject to an intercreditor agreement between the holder of the related mezzanine loan and the holder of the McCraney Subordinate Loan, respectively, and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan or the McCraney Subordinate Loan.  Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan or the McCraney Subordinate Loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan or the McCraney Subordinate Loan collateral), (b) the related mezzanine loan or the McCraney Subordinate Loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan before the related mezzanine loan or the McCraney Subordinate Loan lender will be permitted to receive payments under the related mezzanine loan or the McCraney Subordinate Loan (except for payments prior to a Mortgage Loan default not cured within the cure periods afforded to the related borrower and, separately, to the mezzanine loan or the McCraney Subordinate Loan lender under the related intercreditor agreement, and excepting any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan or the McCraney Subordinate Loan collateral), (d) the related mezzanine loan or the McCraney Subordinate Loan lender may amend or modify the related mezzanine loan or the McCraney Subordinate Loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine loan or the McCraney Subordinate Loan lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan or the McCraney Subordinate Loan documents, the related mezzanine loan or the McCraney Subordinate Loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan or the McCraney Subordinate Loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan or the McCraney Subordinate Loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, the Mortgage Loan secured by the Mortgaged Properties identified as McCraney Industrial Portfolio on Annex A to this prospectus supplement, representing approximately 2.9% of the Initial Pool Balance, has a subordinate loan that is both secured by a pledge of the ownership in the borrowers under the related Mortgage Loan and mortgages on certain undeveloped parcels that are not securing the Mortgage Loan.  The subordinate loan is in the amount of $6 million and matures on November 6, 2016 with an interest rate through July 5, 2013 of LIBOR plus 9.25%, from August 6, 2013 to July 5, 2014 of LIBOR plus 10.25%, from August 6, 2014 to July 5, 2015 of LIBOR plus 11.25%, and from August 6, 2015 to maturity of LIBOR plus 12.25%.  The existence of the subordinate loan may reduce the cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value of income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by the mortgaged property when income is relatively weak.

As of the Cut-off Date, except as disclosed above, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor.  With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR, as listed in the following chart.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
Columbia Business Center(1)	$99,867,717	85%	NAP
Bellis Fair Mall	$93,246,596	70%	1.62x
IRG Portfolio	$87,695,945	75%	1.20x
Vanowen Medical Building	$10,189,364	75%	1.25x

(1)
The related borrowers may obtain mezzanine financing for the sole purpose of acquiring the fee simple estate owned by the ground lessor under the related ground lease. The mezzanine loan and Mortgage Loan are required to result in a minimum combined debt yield of not less than 7%.

Generally, upon a default under a mezzanine loan or the McCraney Subordinate Loan, the holder of the mezzanine loan or the McCraney Subordinate Loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan or the McCraney Subordinate Loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

The borrower under the Mortgage Loan identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6% of the Initial Pool Balance, has granted a preferred equity interest in the aggregate amount of $1,000,000 to Jefferies LoanCore LLC, which is entitled to a specified rate of return on its equity investment and is payable from excess cash flow.  The preferred equity investor is also entitled to consent with respect to certain major decisions relating to the management of the related borrower and upon the occurrence of certain events with respect to the related borrower or the management thereof, has the right to replace the related borrower’s sole equity member as the managing member of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property.  Such preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Jackson Street, representing approximately 1.0% of the Initial Pool Balance, William Baner, the sponsor and guarantor under the Jackson Street Loan, entered into a settlement agreement with respect to alleged defaults under a loan on unrelated property. In accordance with this settlement, Mr. Baner is required to pay to the original lender of the unrelated property an amount equal to 15% of the “net profit” upon the sale or refinancing of the Jackson Street Properties, which amount must at minimum be $750,000, with a maximum of $1,200,000.   As part of such settlement, Baner has agreed to pledge certain upper-tier interests in the related mortgage borrower as security for his payment obligations under the settlement agreement.  The amounts due under the settlement agreement are not payable out of the proceeds of the related Mortgaged Property and are not payable by Mr. Baner until the earlier to occur of (i) the sale or refinance of the related Mortgaged Properties and (ii) Mr. Baner’s death.

In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as DoubleTree Charlottesville, representing approximately 0.8% of the Initial Pool Balance, the borrower may issue preferred equity only if (a) the sum of the Mortgage Loan and the preferred equity does not exceed 75% percent of the value of the property as shown on the most recent appraisal received and accepted by lender, which Appraisal must be updated if the preferred equity is issued more than 180 days after the date the Mortgage Loan was originated, and (b) the Loan and Preferred Equity does not cause the debt service coverage ratio for the Loan to be less than 1.25x.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Pinecrest Townhomes, representing approximately 0.7% of the Initial Pool Balance, the related Mortgage Loan documents permit subordinate loans from members to the Borrower, provided that the aggregate balance of such loans may total no more than 3% of the Mortgage Loan balance.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Little Palm Island, representing approximately 0.9% of the Initial Pool Balance, an affiliate of the related borrower has pledged, among other things, the controlling equity interest in the related borrower as collateral to secure a corporate line of credit.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Little Palm Island, representing approximately 0.9% of the Initial Pool Balance, the related loan documents permit additional unsecured subordinate debt for the sole purpose of financing unsecured trade payables, capital leases and operational debt, provided, among other things, that such additional unsecured subordinate debt is (i) not evidenced by a promissory note and (ii) in an aggregate amount no greater than 4.5% of the original principal balance of the Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

 An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 20 months prior to the Cut-off Date.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For further discussion of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Leetsdale Industrial Park, representing approximately 3.8% of the Initial Pool Balance, the Phase I report, dated February 22, 2012, recommended a Phase II subsurface investigation be performed in connection with the historical use of the Mortgaged Property by Bethlehem Steel Corporation for assembling high-tension power line towers and bridges and low to marginal concentration of metals and semi-volatile organic compounds identified through prior subsurface investigations in select portions of the Mortgaged Property. The Phase II report, dated April 3, 2012, identified limited areas at the Mortgaged Property where groundwater has been impacted with carbon tetrachloride and cadmium above the Pennsylvania Department of Environmental Protection (“PADEP”) Groundwater Medium Specific Concentrations (“MSCs”) and lead in the soil above the PADEP Soil to Groundwater MSC. However, those findings are not required to be reported to the PADEP, because the PADEP has no requirement for reporting non-petroleum releases unless there is an “imminent threat to human health and/or the environment”, and the Phase II determined that no such threat exists. The Phase II recommended that, in the event that any future excavation/construction activities are proposed at the Mortgaged Property, oversight of the subsurface activities should be conducted by an environmental professional and any impacted soil and groundwater be handled and disposed in accordance with the applicable regulations.

In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as The Outlet Shoppes at Oklahoma City, representing approximately 3.7% of the Initial Pool Balance, the Phase I assessment for the Mortgaged Property identified shallow soil vapors resulting from the  presence of subsurface chlorinated solvent released to groundwater from the adjacent property, which had formerly housed manufacturing facilities. Such solvent releases constitute a recognized environmental condition. The Phase II analyzed soil samples from the Mortgaged Property and determined that concentrations of volatile organic compounds currently present in soils at the Mortgaged Property did not pose an indoor air health hazard. No further investigative or remedial action was recommended with regard to soil vapors at the Mortgaged Property.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as IRG Portfolio—Smithfield Business Park, representing 0.4% of the Initial Pool Balance by allocated loan amount, the groundwater at the property is contaminated with volatile organic compounds as a result of prior operations.  Consequently, the borrowers  are being required to maintain and have obtained environmental insurance coverage with total liability coverage of $8,700,000 with a $100,000 deductible, specifically a “Lender’s Real Estate Environmental Insurance Policy”, written in the name of the lender, which coverage under the loan documents is required to remain in effect continuously without lapse, until a “No Further Action” letter is issued by the applicable municipality and approved by the lender.  Once a “No Further Action” letter is issued and approved by the lender, such environmental insurance coverage will no longer be required.

 In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as ARC Portfolio IV, representing approximately 3.3% of the Initial Pool Balance, the related Mortgaged Property identified on Annex A to this prospectus supplement as ARC Portfolio IV - Walgreens - Stevensville, MI is classified as a leaking underground storage tank (LUST) site. The site was formerly operated as a gas station from approximately 1968 to 2006. The former gas station was razed, the underground storage tanks were removed, and a portion of the identified contamination was remediated prior to the development of the current Walgreens Pharmacy at the Walgreens - Stevensville MI property. The environmental consultant recommended that ownership should take any and all actions required to meet the due care requirements in order to maintain the liability protection afforded under a Baseline Environmental Assessment (“BEA”). The due care requirements include the following: (i) no actions are taken that could exacerbate the contamination, (ii) the intended use of the property will not result in unacceptable exposures to hazardous substances, (iii) reasonable precautions are taken with respect to acts of third parties, and (iv) notifications are sent to the Michigan Department of Environmental Quality (“MDEQ”) and others, if necessary. In addition, with regard to the related Mortgaged Property identified on Annex A to this prospectus supplement as ARC Portfolio IV - Walgreens - Coalinga, CA, based on residual arsenic in the soil at the site, an agreement with the California Department of Toxic Substance Controls (“DTSC”) exists whereby a deed restriction is in place which restricts the site to commercial uses and prohibits residential development.  Furthermore, prior uses of the related Mortgaged Property identified on Annex A to this prospectus supplement as ARC Portfolio IV – Walgreens – Maplewood, NJ included an auto repair shop, gasoline service station and dry cleaning facility.  In addition, it is unknown whether such Mortgaged Property has been impacted by an off-site gas station and fuel oil company.  To mitigate the potential environmental liability associated with the foregoing, a lender’s pollution legal liability insurance policy, insuring the originator and its successors and assigns, was obtained from Indian Harbor Insurance Company, which policy has a total liability limit of $4,330,000, a deductible of $25,000 and a policy period of ten (10) years, 31 days.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 545 Long Wharf Drive, representing approximately 1.9% of the Initial Pool Balance, the Mortgaged Property is identified on the SPILLS database in connection with an incident reported in 2010 relating to the release of approximately thirty (30) gallons of a dust inhibitor.  The related environmental consultant reviewed the spill report, which discloses that a non-borrower, potentially responsible third-party, previously excavated impacted soil and collected confirmatory soil samples.  The Connecticut Department of Environmental Protection determined that no further action was required.  The related environmental consultant concluded that conditions associated with the SPILLS listing are unlikely to represent an environmental concern but represent a historic recognized environmental condition.  Environmental insurance has been obtained at the Mortgaged Property.

 In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens II Portfolio – Walgreens – Oxford, representing approximately 0.3% of the Initial Pool Balance, the Phase I assessment recommended a subsurface investigation to determine whether any soil or groundwater had been impacted by a dry cleaner, printer, license plate manufacturer and gasoline service station formerly located on the property.  In lieu of conducting such a subsurface investigation, the borrower obtained a premises environmental insurance policy generally in the amount of $2,000,000, which policy contains certain exclusions limitations and a per claim deductible.

 In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio – Walgreens – Gallup, representing approximately 0.2% of the Initial Pool Balance, the Phase I assessment indicated that groundwater had been affected by a gasoline station formerly located on the property, with effects including the presence of methyl tertiary-butyl ether, a fuel additive, at levels above state action thresholds.  The borrower obtained a premises environmental insurance policy generally in the amount of $2,000,000, which policy contains certain exclusions, limitations and a per claim deductible.  Further, if the policy otherwise provides coverage and any applicable state storage tank trust fund, state administered insurance program, restoration funding program or similar fund or program, or any self-insurance fund, also provides funding to address a pollution condition arising from any underground storage tank that was closed, abandoned in place or removed in accordance with applicable federal or state regulations prior to the inception date of the policy, then the coverage afforded under the policy will be limited to the amount in excess of the funding provided by such tank fund.

In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Arrowhead Promenade, representing approximately 0.8% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified a release of dry cleaning solvents impacting subsurface conditions at the Mortgaged Property related to current and former dry cleaning operation at the property.  The current tenant is identified as a small quantity generator, with nine reported regulatory violations, while historical research identified the previous tenant as a large quantity generator.  The resulting subsurface contamination is considered a recognized environmental condition (“REC”). The subsequent Phase II recommended that a limited subsurface investigation be conducted in the vicinity of the on-site dry cleaning facility, in order to determine whether historical dry cleaning operations have impacted the Mortgaged Property.  EBI completed a second subsurface investigation of the dry cleaner tenant space at Arrowhead Promenade on April 25, 2012 to further evaluate the subsurface soil contamination that was found in the March 21, 2012 investigation.  Both investigations identified a suspect source area of soil contamination immediately behind the dry cleaner machines.  The report recommends entry into the Arizona Department of Environmental Quality (ADEQ) Voluntary Reporting Program (VRP) to pursue a regulatory no further action status.  The reviewer and the consultant believe that the contamination is likely from historic cumulative impact at the surface from human errors and can be corrected by establishing and following a pollution prevention plan as part of the VRP process.  At origination, the lender escrowed $2,000,000 from loan proceeds in connection with such investigation.  Since the estimated “worst case scenario” total cost of remediation and reporting is $436,500, the lender released approximately $1,400,000 of the reserve to the borrower in May 2012.

 With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn – Grand Rapids, representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is located on land historically used as an iron fire place manufacturer, a brass foundry, a clock and mantel company, an industrial store, and a gasoline filling station.  Because no information was available from the related borrower or local government agencies concerning the disposition of the underground storage tanks (“USTs”) that would have been associated with the former gasoline station, a Phase II assessment was undertaken at the property. An initial Phase II investigation, dated January 24, 2012, identified volatile organic compounds at the Mortgaged Property, while a supplemental subsurface investigation, dated March 16, 2012, consisted of the collection and laboratory analyses of associated soil and groundwater samples, in accordance with Michigan Department of Environmental Quality (“MDEQ”) guidelines.  Analytical results of the soil and groundwater samples indicated select concentrations of concern (“COC”) were detected above applicable MDEQ Criteria.  Based on the results of the initial and supplemental Phase II inspections, a report to the MDEQ in accordance with applicable regulations was identified. In addition, three potential scenarios to bring the case to closure were identified: (a) additional investigation and further monitoring, with no further action to be taken at an estimated cost of $106,000; (b) additional investigation followed by long-term monitoring with associated reporting, and mixing zone determination, and activities under due care obligations at an estimated cost of $230,000, and (c) additional investigation, remediation of the environmental condition at the Mortgaged Property, monitoring for up to 16 quarters, and post-remediation activities, at an estimated cost of $525,000.  Pending the outcome of this matter and any related remediation, the lender escrowed $250,000 from loan proceeds at origination.  The loan documents required the borrower to report the condition to the MDEQ within 30 days of the origination date of the mortgage loan, however, on May 11, 2012, the related borrower executed a 45 day extension on this reporting requirement.

 With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as IRG Portfolio—Smithfield Business Park, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the groundwater at the property is contaminated with volatile organic compounds as a result of prior operations.  Consequently, the borrowers  are being required to maintain environmental insurance coverage, specifically a “Lender’s Real Estate Environmental Insurance Policy”, written in the name of the lender, which coverage is required to remain in effect continuously without lapse, until a “No Further Action” letter is issued by the applicable municipality and approved by the lender.  Once a “No Further Action” letter is issued and approved by the lender, such environmental insurance coverage will no longer be required.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Atlanta Technology Center, representing approximately 1.0% of the Initial Pool Balance by allocated loan amount, concentrations of chlorinated solvents were detected in the groundwater beneath the Mortgaged Property during the 1996 investigation at the time of sponsor acquisition of the property. The source of the solvents is believed to be an up gradient dry cleaner although no responsible party has been identified. The groundwater impacts were reported to the Georgia Environmental Protection Division (“GEPD”) in 1996 and 1997 and based on risk-based criteria, GEPD required no additional assessment activities.  The on-site documented presence of chlorinated solvents in groundwater can suggest a potential for vapor intrusion concerns.  These vapor intrusion possibilities represent a Recognized Environmental Condition (“REC”) per current ASTM Standards.  Jefferies LoanCore’s insurance consultant believes the maximum exposure to the related Mortgaged Property to be no more than a $1,000,000.  The “warm-body” guarantor, Julian LeCraw, Sr. has entered into a guarantee for any environmental liability.  As, of October 31, 2011, Mr. LeCraw reports a net worth of $42.9 million and liquid assets of $9.57 million.

 In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Gem Suburban & Scenic Acres MHCs – Gem Suburban MHC, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, drinking water is obtained from on-site ground water wells.  According to water system data, within the past five (5) years, water at the property has repeatedly exceeded the maximum contaminant level (“MCL”) for radium.  Corrective measures have been implemented and the most recent drinking water sample results taken November 2011 represent the first set of data with an acceptable radium concentration.  One (1) year of quarterly sampling events showing concentrations below the MCL are necessary to demonstrate compliance with drinking water standards.  Continued monitoring of the potable water is required in accordance with regulatory requirements.  In addition, further investigation is being made as to whether certain wells at the Mortgaged Property were properly abandoned.  To mitigate the potential environmental liability associated with the foregoing, a lender’s pollution legal liability insurance policy, insuring the originator and its successors and assigns, was obtained from Indian Harbor Insurance Company, which policy has a total liability limit of $3,825,000, a deductible of $50,000 and a policy period of ten (10) years, 31 days.

 In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Community Plaza, securing a Mortgage Loan that represents approximately 0.3% of the Initial Pool Balance, environmental testing indicates that soil and/or ground water may have been impacted by releases/spills of chlorinated solvents and cleaning solutions from an on-site dry cleaning operation.  It has been recommended that, in accordance with the Hazardous Substance Cleanup Act and the Voluntary Cleanup Program (“VCP”), the subject Mortgaged Property should be enrolled in the VCP of the State of Delaware Department of Natural Resources and Environmental Control under the auspices of the Site Investigation and Restoration Section (“SIRS”) and, further that, remedial investigations be conducted in accordance with the specifications of SIRS.

 The Mortgaged Property identified on Annex A to this prospectus supplement as Nis Hollow Village, securing a Mortgage Loan that represents approximately 0.1% of the Initial Pool Balance, was utilized for agricultural purposes from at least 1922 to 1985.  Accordingly, there is a chance that agricultural chemicals, such as pesticides, herbicides and fertilizers, were used onsite, and that the property has been impacted by the use of those agricultural chemicals.  Because of the residential nature of the property, this is considered a recognized environmental condition.  Ground water supply wells at the property are being sampled to evaluate compliance with Safe Drinking Water Act standards.  It is an obligation of the borrower under the loan documents to continue to test the drinking water supply and adhere with all government water standards, testing and reporting of periodic water test results.

 The Mortgaged Property identified on Annex A to this prospectus supplement as Motor Wheel Lofts, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, was previously part of a manufacturing facility.  A BEA conducted at the Mortgaged Property confirms the presence of hazardous substances under conditions that indicate a past release into the ground and ground water.  A “due care plan” was prepared in conjunction with the BEA.  The BEA is provided by the State of Michigan, and allows a property to be purchased without the buyer being held liable for the costs and expenses associated with the cleanup of any existing contamination.  BEAs distinguish existing contamination from any potential new releases following acquisition.  It is the understanding of the originator that the property owner has taken the appropriate steps to document the baseline levels of contamination present prior to conversion of the facility to lofts and shown that the redevelopment met the due care standard of not creating additional risks or exposure pathways, including that of a vapor intrusion condition.  The loan documents require compliance with the “due care plan” related to the BEA, and submission of evidence that the borrower is complying with its inspection obligations.  Failure to comply with the “due care plan” is an event of default under the loan documents.  The seller of the Mortgaged Property to the borrower is Motor Wheel Corp., which is currently owned by Iochpe-Maxion.  Such seller has provided an indemnity to the borrower with respect to, among other things, any liability or damage caused by, arising out or related to any pollutants, contaminants or other substances emanating from or located at the Mortgaged Property resulting from pre-sale causes.

Litigation Considerations

 Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

 With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio, Walgreens II Portfolio, Bear Creek Village Center, Bradley Commons, Heritage Plaza and State Street Market, representing approximately 5.5% of the Initial Pool Balance, Inland American Real Estate Trust, Inc., which is the related nonrecourse carveout guarantor for 2 of the Mortgage Loans and the parent of the related nonrecourse carveout guarantor for the other Mortgage Loans, disclosed in a Form 10-Q filed on May 7, 2012 that the SEC is “conducting a non-public, formal, fact-finding investigation to determine whether there have been violations of certain provisions of the federal securities laws regarding the business manager fees, property management fees, transactions with affiliates, timing and amount of distributions paid to investors, determination of property impairments, and any decision regarding whether [Inland American Real Estate Trust, Inc.] might become a self-administered REIT.”

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1155 F Street, representing approximately 8.0% of the Initial Pool Balance, Douglas Jemal owns a 20.3% interest in the borrower.  In 2004, Douglas Jemal was charged in the United States District Court for the District of Columbia with several offenses and was convicted on a single count of wire fraud.  In 2007, he was sentenced to probation for a term of five years subject to various conditions (which probation was terminated pursuant to early termination two years later), including payment of a $175,000 fine.  The related loan documents prohibit any equity transfers that would result in Douglas Jemal acquiring more than a 20.3% interest in the borrower or any direct or indirect control of the borrower.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6% of the Initial Pool Balance, an affiliate (Place Properties, L.P.) of two of the related guarantors (Place Base Housing, LLC and Cecil M. Phillips) is a defendant in litigation relating to a post-judgment attempt by a construction company to pierce the corporate veil of an affiliate, Place Collegiate Development, LLC, in order to collect upon a confirmed arbitration award obtained by the construction company against such entity for breach of contract.  In addition, a related guarantor, Cecil M. Phillips, and Place Properties, L.P. are defendants in two separate actions seeking a combined total of approximately $23,000,000 on payment guaranties from deficiencies after the foreclosure sale of two properties in Putnam County, Georgia.  Finally, a related guarantor, Cecil M. Phillips is also a defendant in litigation relating to (i) an alleged breach of a purchase and sale agreement for failure to close on a property in Jacksonville, North Carolina, and (ii) an adversary proceeding related to a Chapter 7 bankruptcy proceeding of a debtor alleging breach of an agreement to repay monies lent for the purpose of re-paying indebtedness owed to a bank.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn Manhattan View, representing approximately 1.2% of the Initial Pool Balance, the related borrower was involved in a litigation with its prior mortgage lender.  When the prior loans matured and the related borrower was unable to refinance, the prior lender served a default notice and instituted a foreclosure proceeding against the Mortgaged Property.  In order to stem such foreclosure, the borrower filed a lawsuit alleging, among other things, that the prior lender did not have standing to enforce the loan.  In connection with the refinancing of the prior loan with the proceeds of the Mortgage Loan and additional equity contributed by the underlying sponsors, such legal proceedings were dismissed and the prior lender entered into a mutual release with the borrower and its sponsors.  The prior loan was repaid in full.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 7447 South Shore Drive, which represents approximately 1.1% of the Initial Pool Balance, a key principal, who is also the nonrecourse carveout indemnitor, is finalizing a global settlement with Bank of America to work out several performing and non-performing loans that such principal is fully recourse on.  As part of the global settlement, it is anticipated that such principal will be required to pay a $500,000 fee and deliver deeds-in-lieu of foreclosure on a shopping center and two (2) vacant parcels of land.  Such principal would receive an extension on four (4) additional loans until September 2014.  However, the agreement has not been finalized and the principal has personal recourse on approximately $18.6 million of loans as to which Bank of America has filed foreclosure suits.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Metropolitan Jax, representing approximately 0.7% of the Initial Pool Balance, one of the guarantors of the non-recourse carveouts, Dan King Brainard, was convicted of mail fraud in 1981 (indicted in 1978).  The charges arose from his activities as an employee of an investment firm (headed by Sheldon Moss) that sold accounts receivable.  The investment vehicle was found to be a Ponzi scheme (he has indicated he was unaware of this and thought it was a legitimate enterprise).  He appealed the decision to the 4th Circuit Court of Appeals based on exculpatory information that was withheld from the jury, and the verdict was overturned.  He was indicted again in 1983, this time for “reckless disregard” (meaning if he didn’t know, he should have known what was going on).  He was found guilty, and was incarcerated for approximately 2 ½ years. Mr. Brainard is a passive investor in this transaction (a limited partner of the limited partner of the borrower), and has no management role and no power to remove the general partner of the borrower.   He is one of two guarantors in the transaction.  The other guarantor, Liliane Welty, is also President of LW Jax, Inc., the sole general partner of the borrower.

 In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Arrowhead Promenade, representing approximately 0.8% of the Initial Pool Balance:

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The related nonrecourse carveout guarantors were the sponsors of a mortgage loan secured by Chandler Santan South, a retail center located in Chandler, AZ that was foreclosed on in April 2010.  The plaintiff is seeking a recovery of a deficiency judgment of approximately $4.0 million representing the difference between the outstanding loan balance and the sales price of the property at a foreclosure auction. This was a non-recourse loan with full recourse only under very limited conditions, and the lender is claiming full recourse liability based on the assertion that a lease termination constituted a prohibited voluntary assignment, transfer, or conveyance of trust property.  The defendants provided a motion of summary judgment highlighting that the deed of trust contains a detailed definition of “transfer” of the trust property and this definition specifically does not include a termination of a lease.  No trial date has been set and discovery by the parties is just beginning.  The defendants have filed a motion for summary judgment.

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In addition, the related nonrecourse carveout guarantors are involved in a lawsuit over services rendered, with a total amount requested by the plaintiff of approximately $216,500 plus attorney’s fees.  Approximately $20,000 will be due upon any settlement and any remaining amount would be paid only if and when the sponsors receive cash flow from the property where the services were rendered.  The sponsors are currently negotiating a settlement.

●
In addition, the related nonrecourse carveout guarantors are involved in a lawsuit with an investor who believed a real estate deal they invested in was an investment vehicle similar to an annuity with scheduled monthly payments, which deal was made by a verbal agreement with the sponsors. The sponsors have agreed to settle for approximately $45,000. A settlement agreement is in process.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Motor Wheel Lofts, representing 0.7% of the Initial Pool Balance, a key principal is currently involved with maturity defaults with respect to mortgage loans secured by unrelated real properties and, in one such case, caused the borrowing entity to file bankruptcy in order to delay the appointment of a receiver.

 We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this prospectus supplement.

For example, the Mortgaged Property identified on Annex A to this prospectus supplement as Embassy Suites - Aurora, CO, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, is subject to an amended and restated license agreement with Embassy Suites Franchise LLC, a subsidiary of Hilton Worldwide, as licensor, which agreement expires July 31, 2025.  The license agreement is subject to the completion of a property improvement plan (“PIP”) by February 1, 2013.  The PIP contemplates significant renovations and has a $4.5 million budget.  The lender currently holds a cash reserve in the amount of $5,315,345 with respect to the PIP.  The PIP is expected to cause significant room displacement and may adversely affect property performance while the renovations are on-going.

In addition, the Mortgaged Property identified on Annex A to this prospectus supplement as Comfort Inn Ship Creek - Anchorage, which secures a Mortgage Loan representing approximately 0.3% of the Initial Pool Balance, is subject to a franchise agreement with Choice Hotels International, Inc., as franchisor, which agreement expires December 7, 2021.  The franchise agreement is subject to the completion of a PIP by December 31, 2012.  The PIP contemplates significant renovations and has a $526,000 budget, which was reserved by the lender at origination.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Motel 6 – Anchorage, representing approximately 0.3% of the Initial Pool Balance, the related borrower has indicated that it intends to add 30 additional rooms to the Mortgaged Property, which rooms would, if constructed, become a part of the collateral.

In addition, the Mortgaged Property identified on Annex A to this prospectus supplement as Jacksonville Self Storage Portfolio, which secures a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, allows for the borrower to construct up to 15,000 square feet of additional improvements at the properties without the consent of the lender, provided that there is no uncured event of default, the cost of the improvements does not exceed $300,000, the borrower provides lender with prior written notice of its applicable plans and specifications, and borrower provides evidence of available capital to pay for the construction at the Mortgaged Property.

In addition on April 17, 2012, General Growth Properties, Inc. acquired (for a total cost of $270 million) 11 Sears anchor pads and/or lessee interests within its portfolio, including the lessee interest in the Sears lease at the Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance.  The related borrower has indicated that Sears is expected to remain open until August 2013, the date its original lease expires, at which point the borrower intends to redevelop the Sears anchor pad. If the planned redevelopment of the Sears parcel commences, the existing Sears will close. Sears is considered an anchor tenant for the related Mortgaged Property and represents approximately 15.0% of the owned net rentable square footage of the related Mortgaged Property. We cannot assure you that the redeveloped parcel would be able to attract equivalent tenants or any tenants at all. This could have an adverse effect on the Mortgaged Property and the ability of the related borrowers to make payments on the Mortgage Loan.  In addition, the existence of construction or renovation at the Mortgaged Property, such as the redevelopment of the Sears parcel, may make such Mortgaged Property less attractive to tenants.  See “Risk Factors—Risks Related to Redevelopment and Renovation of the Property” in this prospectus supplement.

Bankruptcy Issues

Below are descriptions of bankruptcy matters relating to certain Mortgage Loans.  Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

 With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance, General Growth Properties, Inc., which owns a 100% equity interest in the related guarantor of the non-recourse carve-outs, filed for Chapter 11 Bankruptcy on April 16, 2009.  General Growth Properties, Inc. emerged from bankruptcy on November 8, 2010.  In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Japan Town Center, representing approximately 1.1% of the Initial Pool Balance, Little Tokyo Partners, LP, an affiliate of the related non-recourse carveout guarantor, filed for Chapter 11 Bankruptcy in 2010, and emerged from bankruptcy in March 2011.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Post-Petition Credit” and “—Single Purpose Entity Covenants and Substantive Consolidation” in the prospectus.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance, one of the tenants, Old Country Buffet, representing approximately 1.6% of the owned net rentable square footage of the related Mortgaged Property, announced in January 2012 that it had filed a Chapter 11 bankruptcy and intended to close 81 restaurants nationwide. Old Country Buffet filed for Chapter 11 bankruptcy in January 2008 and subsequently closed 51 restaurants and laid off 2,300 employees.  We cannot assure you that the Old Country Buffet at the Bellis Fair Mall will remain open.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use mortgaged property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

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Sixty-Five (65) of the Mortgaged Properties, securing in whole or in part 8 Mortgage Loans, representing in the aggregate approximately 8.9% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

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Other than Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 3.3% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties representing collateral for 2.0% or more of the Initial Pool Balance, as set forth below:

●	For example, Walgreens is a tenant at 16 Mortgaged Properties, securing approximately 3.7% of the Initial Pool Balance, based on allocated loan amount.

●	In addition, Ameriprise is a tenant at 2 Mortgaged Properties, securing approximately 3.3% of the Initial Pool Balance, based on allocated loan amount.

●	In addition, Burlington Coat Factory is a tenant at 2 Mortgaged Properties, securing approximately 2.8% of the Initial Pool Balance, based on allocated loan amount.

●	In addition, Petco is a tenant at 3 Mortgaged Properties, securing approximately 2.1% of the Initial Pool Balance, based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	In addition, with respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Riverside on the James, Shoppes on Main, Meridian Distribution Center, 545

Long Wharf Drive, One Riverview, 940 8th Avenue, Heritage Plaza, Plantation Point and 25 West 51st Street, representing collateral for approximately 2.8%, 2.2%, 2.2%, 1.9%, 1.6%, 0.9%, 0.7%, 0.6% and 0.2%, respectively, of the Initial Pool Balance, leases representing approximately 54.0%, 68.1%, 53.3%, 71.2%, 100.0%, 66.5%, 51.6%, 50.8% and 100.0%, respectively, of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity of the related Mortgage Loan.  Furthermore, with respect to certain other Mortgaged Properties, leases representing less than 50% of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity of the related Mortgage Loan.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Atlanta Technology Center, representing approximately 1.0% of the Initial Pool Balance, IPG (33,884 sf) is the property’s largest tenant and went dark in January 2012.  Rated BB+ by S&P, The Interpublic Group of Companies (“IPG”) continues to pay rent and is obligated to do so through lease expiration in June 2014.  An upfront TI/LC reserve of $1 million was collected at origination and all property cash flow is swept to the rollover reserve account until the property achieves a 9% debt yield after backing out IPG lease income.

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, or (viii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights:

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Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations. For example, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Cole Retail Portfolio – Century Town Center, representing approximately 0.5% of the Initial Pool Balance by allocated amount, the largest tenant, Marshalls’ has the right to pay the lesser of 2% of gross sales or base rent if there is not at least 30,000 square feet of space open for business at the shopping center (including outparcels, but excluding the Marshalls space) for any period of more than 180 consecutive days.  Marshalls signed a confirmation of inducement satisfaction on August 21, 2009 that recognized over 30,000 square feet of space is open for business at the center and agreed to pay full rent.

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Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government tenants frequently have the right to cancel their leases at any time or after a specific time  (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
110 Plaza San Diego	3.2%	US General Services Admin(1)	7.8%	9.0%
Fifth Third Center	1.1%	Ohio Dept of Health(2)	3.6%	6.1%
IRG Portfolio - Letterkenny Business Park	0.9%	US Army Corps of Engineers(3)	100%	100%
ARC Portfolio IV – US Department of Agriculture – Grangeville, ID	0.1%	US Department of Agriculture (3)	100%	100%
ARC Portfolio IV – Social Security Administration – Cocoa, FL	0.0%	Social Security Administration (3)	100%	100%

(1)	The United States of America, acting by and through the Administrator of General Services (the U.S. Social Security Administration lease). Terminable at any time.
(2)	Tenant may terminate lease upon 60 days’ notice.
(3)	Tenant may terminate the lease upon 30 or 60 days’ notice.

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Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fifth Third Center, representing approximately 1.1% of the Initial Pool Balance, a tenant that is leasing approximately 7.1% of the net rentable area has subleased a portion of its space to an affiliate of that tenant and approximately 1.2% of the net rentable area has been subleased to another third party.

●
Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, with respect to the Mortgage Loan identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance, tenants representing 9.6% of the net rentable area at the Mortgaged Property have termination options based on failure to meet certain sales targets.  In addition, with respect to the Mortgage Loan identified on Annex A to this prospectus supplement as The Outlet Shoppes at Oklahoma City, representing approximately 3.7% of the Initial Pool Balance, tenants representing 64.6% of the net rentable area at the Mortgaged Property have termination options based on failure to meet certain sales targets predominantly beginning in August 2014 through August 2016 as the Mortgaged Property was recently constructed in 2011.

●
Further, certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark.  For example, with respect to the Mortgage Loan identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance, tenants representing 33.5% of the net rentable area at the Mortgaged Property have the right to terminate their leases and/or abate rent if one or more tenants at the Mortgaged Property goes dark.  In addition, with respect to the Mortgage Loan identified on Annex A to this prospectus supplement as The Outlet Shoppes at Oklahoma City, representing approximately 3.7% of the Initial Pool Balance, tenants representing 52.4% of the net rentable area at the Mortgaged Property have the right to terminate their leases and/or abate rent if one or more tenants at the Mortgaged Property goes dark.

●
In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 545 Long Wharf Drive, representing approximately 1.9% of the Initial Pool Balance, Morgan Stanley Smith Barney, a tenant representing approximately 6.3% of net rentable square footage at the Mortgaged Property, may terminate its lease in 2015 upon twelve (12) months’ written notice to the related borrower and the payment of a lease termination fee (which will be escrowed with the lender).  In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Depot Marketplace, representing approximately 0.5% of the Initial Pool Balance, Walgreen’s, a tenant representing 14.8% of net rentable square footage at the Mortgaged Property, may terminate its lease in each of 2022, 2027, 2032 and 2037 upon twelve (12) months’ notice to the related borrower.  Furthermore, in the case of three (3) Mortgaged Properties identified on Annex A to this prospectus supplement as ARC Portfolio IV – Walgreens Maplewood, NJ, ARC Portfolio IV – Walgreens – Stevensville, MI and ARC Portfolio IV – Walgreens – Coalinga, CA, representing collateral for approximately 0.7% of the Initial Pool Balance by allocated loan amount, the sole tenant at each of those three (3) Mortgaged Properties is Walgreen Co. or an affiliate thereof, which tenant in each such case is granted a termination option for any reason or no reason, although the earliest such termination action is not exercisable until 2032.  In addition, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Community Plaza, securing a Mortgage Loan that represents approximately 0.3% of the Initial Pool Balance, the largest tenant, Dollar Tree, has a termination option during months 61 through 63 of its lease term (which began April 25, 2011) for any reason or no reason with at least six (6) months’ prior notice (and, during months 49 through 60 of its lease term, also has a termination option based on a failure to meet sales targets).

●
In addition, with respect to the Mortgage Loan identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6% of the Initial Pool Balance, upon deployment military personnel who are in occupancy at the related mortgaged property may either terminate their leases or may enter into a new lease for their existing bed(s) that runs through the deployed period during which such personnel continue to pay rent.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on termination options relating to the largest twenty (20) Mortgage Loans.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow and Underwritten Net Operating Income may not be in physical occupancy, may not have begun paying rent or may be in negotiation as set forth below:

●
Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy. For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 218 Peachtree Street, NE, representing approximately 0.7% of the Initial Pool Balance, three new tenants and one existing tenant are building out spaces.  For the new tenants, who represent in aggregate 17% of the effective gross income, rents will not become payable until the work is completed and the tenants take occupancy.  Upfront tenant improvement reserves and nine months of rent reserves were escrowed at origination for the three new tenants.  For the existing tenant, a recently executed lease extended the lease term to 2022 and represents a rental increase of 94%.  The rental increase will not become payable until the build-out related to the lease extension is complete.  Accordingly, reserves were taken at origination representing 100% of the borrower’s obligations for the costs of completing the existing tenant’s renovation and nine months of payments for the difference between the tenant’s pre-completion of renovation rents and the increased rent.  Also, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as ARC Portfolio IV – FedEx Ground – Blauvelt, NY, representing collateral for 1.6% of the Initial Pool Balance by allocated loan amount, the sole tenant is not yet in occupancy, but is paying rent and is expected to be in occupancy in May or June 2012.  In addition, in the case of the

Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance, three tenants, Forever 21, Best Buy Mobile and Teavana, collectively representing approximately 2.2% of the owned net rentable square feet at the related Mortgaged Property, have each signed a lease, but have yet to open or begin paying rent, both of which are expected occur in July 2012, August 2012 and June 2012, respectively.  In addition, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Leetsdale Industrial Park, securing a Mortgage Loan representing approximately 3.8% of the Initial Pool Balance by allocated loan amount, a tenant representing approximately 5.7% of the net rentable square feet at the related Mortgaged Property, Impact Guard has signed a lease which commences in October 2012.  In addition, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Riverside on the James, securing a Mortgage Loan representing approximately 2.8% of the Initial Pool Balance by allocated loan amount, a tenant representing approximately 16.9% of the net rentable square feet at the related Mortgaged Property, PNC Bank, N.A. has signed an amendment renewing its lease for its existing space and a new lease for 2,250 square feet of expansion space commencing in June 2012 and another 3,850 square feet of expansion space commencing in December 2012.

●
In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related Mortgaged Property.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.   If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  For example, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance by allocated loan amount, the Sears space, representing approximately 15.0% of the net rentable square footage of the related Mortgaged Property, is expected to remain open until the August 2013, the date its original lease expires, at which point the borrower intends to redevelop the Sears anchor pad.  We cannot assure you that such anchor tenant would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.  See “—Redevelopment and Renovation” and “Risk Factors—Risks Related to Redevelopment and Renovation of the Property” in this prospectus supplement.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest twenty (20) Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal with respect to certain of the Mortgaged Properties.

With respect to the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio, Walgreens II Portfolio, ARC Portfolio IV – Walgreens – Maplewood, NJ, ARC Portfolio IV – Walgreens – Stevensville, MI, ARC Portfolio IV -  Walgreens – Coalinga, CA and Walgreens – Rantoul, IL, representing in the aggregate collateral for approximately 3.3% of the Initial Pool Balance by allocated loan amount, each has a related single tenant with a right of first refusal to purchase the related Mortgaged Property.  These rights will not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

The Mortgaged Property identified on Annex A to this prospectus supplement as Riverside on the James, representing approximately 2.8% of the Initial Pool Balance, is secured by a first mortgage encumbering two commercial condominium units (an office unit and a retail unit) in a larger master condominium and three fee parcels in the underlying land (one parcel improved by the office tower, another by a residential tower and the third by a power generating facility) that are each ground leased to the condominium association or another third party.  Each ground lessee has an option to purchase the related fee parcel (but not either condominium unit) at any time for a specified dollar price, which is equal to $1,824,000 for the ground parcel underlying the office tower unit, $1 for the ground parcel underlying the residential tower and $100,000 for the ground parcel underlying the power facility; however, the borrower has the right to waive any such purchase price.  The proceeds of any such exercise, if any, must be deposited by the borrower into the tenant improvement and leasing commission reserve.  Upon exercise of the purchase options, the sole collateral for the loan will be the two condominium units.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Jackson Street, representing approximately 1.0% of the Initial Pool Balance, pursuant to the terms of a lease between Parkfront Investments, LLC (the owner of the 220 Jackson Street individual Property) and Kokkari, LTD., a restaurant, as tenant under a lease representing 20.1% of the net rentable square feet of the related mortgaged property, the tenant has a right of first refusal with respect to the sale of the 220 Jackson Street individual property.  Pursuant to an SNDA entered into by Kokkari and Lender, Kokkari acknowledges that a foreclosure by the lender or deed-in-lieu transaction whereby an affiliate of the lender takes possession of the Mortgaged Property will not trigger such right.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  For example:

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as IRG Portfolio, representing approximately 5.4% of the Initial Pool Balance, a tenant that is 40% owned by an affiliate of the related borrower (the remaining 60% of which is unaffiliated with the borrower) has leased 469,359 square feet of the net rentable area at the related Mortgaged Properties, which represents approximately 5.1% of the net rentable area and 4.8% of the rents at the Mortgaged Properties.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Jackson Street, representing approximately 1.0% of the Initial Pool Balance, an affiliate of the related borrower has leased 2,707 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 5.0% of the net rentable area at the Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Atlanta Technology Center, representing approximately 1.0% of the Initial Pool Balance, an affiliate of the related borrower has leased 19,748 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 10.0% of the net rentable area at the Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 35 Ryerson Street, representing approximately 0.8% of the Initial Pool Balance, an affiliate of the related borrower has leased 280,000 square feet (or 100%) of the net rentable area at the related Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1414 & 1418 K Street, representing approximately 0.7% of the Initial Pool Balance, an affiliate of the related borrower has master leased 8,540 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 15.7% of the net rentable area.

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In the case of certain Mortgaged Properties used, in whole or in part, as a manufactured housing community, a borrower affiliate may master lease pads at the property occupied by rent-to-own and leased homes that are owned by that affiliate.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the net rentable area of the related Mortgaged Property.

In some cases this affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the Mortgaged Property.  These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants, and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the Mortgage Loan as it can directly interrupt the cash flow from the Mortgaged Property if the borrower’s or its affiliate’s financial condition worsens.

Certain of the Mortgaged Properties are leased in whole or in part by Originator and Sponsor affiliates.  For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn – Grand Rapids, representing approximately 0.7% of the Initial Pool Balance, the majority owner of the related sponsor and non-carveout guarantor is a private wealth client of Goldman Sachs Private Wealth Management, an affiliate of the Depositor and the related Sponsor.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 10 United Nations Plaza, representing approximately 0.8% of the Initial Pool Balance, an affiliate of Goldman, Sachs & Co., one of the Underwriters, has leased 67,367 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 92.1% of the net rentable area.

Insurance Considerations

In the case of forty-three (43) Mortgage Loans, representing approximately 60.3% of the Initial Pool Balance, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by a sole tenant.  For example:

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With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio, Walgreens II Portfolio, CHI Data Center, ARC Portfolio IV – Maplewood, NJ, ARC Portfolio IV – Walgreens – Stevensville, MI, Walgreens – Rantoul, IL and ARC Portfolio IV – Coalinga, CA, representing collateral for approximately 1.3%, 1.1%, 1.0%, 0.3%, 0.2%, 0.2% and 0.2%, respectively, of the Initial Pool Balance by allocated loan amount, the borrower is permitted to rely on the property coverage provided by the Walgreens or CHI tenant, as applicable, to satisfy the portion of its insurance requirements relating to the leased premises occupied by the  Walgreens or CHI tenant, as applicable.

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With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio, Walgreens II Portfolio, CHI Data Center, ARC Portfolio IV – Maplewood, NJ, ARC Portfolio IV – Walgreens – Stevensville, MI, Walgreens – Rantoul, IL and ARC Portfolio IV – Coalinga, CA, representing collateral for approximately 1.3%, 1.1%, 1.0%, 0.3%, 0.2%, 0.2% and 0.2%, respectively, of the Initial Pool Balance by allocated loan amount, the borrower is not required to maintain the insurance coverage otherwise required by the related mortgage loan documents to the extent that, among other conditions, the related tenant maintains insurance, either through a program of self insurance or otherwise.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage

Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors— Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties are subject to restrictions relating to their current use, such as the Mortgaged Properties set forth below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Metropolitan Jax, representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property is a legal non-conforming use as to the current height requirement.  Law and Ordinance insurance was not obtained to cover any loss as a result of the failure to rebuild to its current height because the lender determined that it would be able to recover the current loan amount based on the new lower height requirement.  Additionally, the borrower is applying for a height variance that would allow the building to be rebuilt to its existing height.  We cannot assure you that the borrower will be able to obtain such variance and, if such variance is not obtained, that any rebuilding of the building to the requirements under the current zoning laws will in fact allow for the recovery of the entire loan amount.  Additionally, the collateral for the related Mortgage Loan includes the borrower’s leasehold interest in two 10-year parking leases that may be terminated by the lessor if the lessor sells the leased property.   The parking leases provide additional parking spaces needed to comply with zoning requirements as to parking.  While the lender has determined that, at the time of origination, alternative public parking is available should these leases be terminated, we cannot assure you that such additional parking will be available at such time as the leases expire.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 11 Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as IRG Portfolio, Leetsdale Industrial Park, Inn at Key West, Holiday Inn Manhattan View, Embassy Suites - Aurora, CO, Extra Space Self Storage Portfolio, DoubleTree Charlottesville, Sheraton Hotel Louisville Riverside, 218 Peachtree Street, NE, Holiday Inn - Grand Rapids, and Comfort Inn Ship Creek – Anchorage, representing approximately 5.4%, 3.8%, 1.4%, 1.2%, 0.9%, 0.8%, 0.8%, 0.7%, 0.7%, 0.7% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, the related LTV Ratio at Maturity, reflected in this prospectus supplement, are calculated using an “as stabilized” (or, in the case of Embassy Suites - Aurora, CO, the related “as renovated”) appraised value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Nonrecourse Carve-out Limitations

While the Mortgage Loans generally contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage

Loans that do not contain such carve-outs or contain limitations to such carve-outs, such as the Mortgage Loans set forth below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as IRG Portfolio, representing approximately 5.4% of the Initial Pool Balance, certain of the customary non-recourse carve outs are subject to limitations on liability ranging from $2,000,000 per occurrence to $20,000,000 per occurrence and such guarantor has no liability for any other recourse carveouts.  The non-recourse carve outs for voluntary bankruptcy and misappropriation are not subject to any such limitations.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6% of the Initial Pool Balance, one of the related guarantor’s liability for full recourse carveouts is limited to voluntary and collusive involuntary insolvency proceedings of the related Borrower and one of the other related guarantors and is capped at $2,000,000.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Extra Space Self Storage Portfolio, representing approximately 0.8% of the Initial Pool Balance, the related guarantor’s liability for full recourse carveouts is capped at $2,000,000.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement.  See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this prospectus supplement.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Loan Pool Balance
6	0	71	91.4%
1	5	7	5.4
5	0	1	3.2
		79	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

Seventy-Eight (78) of the Mortgage Loans, representing approximately 96.3% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).  One (1) of the Mortgage Loans, representing approximately 3.7% of the Initial Pool Balance, accrue interest assuming 30 days in a month and a 360-day year.

Four (4) of the Mortgage Loans, representing approximately 6.0% of the Initial Pool Balance, provide for monthly payments of interest-only until its stated maturity date and, in the case of one (1) Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, its Anticipated Repayment Date (each, an “Interest-Only Mortgage Loan”).  Except as described below, the remaining 74 Mortgage Loans, representing approximately 92.7% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”).  Thirteen (13) of these Balloon Mortgage Loans, representing approximately 27.1% of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 2 months to 60 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

The Mortgage Loans secured by the Mortgaged Properties identified as 1155 F Street, Columbia Business Center and Jackson Street on Annex A to this prospectus supplement, and representing approximately 8.0%, 6.2% and 1.0%, respectively, of the Initial Pool Balance, amortize based on non-standard amortization schedules as set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, to this prospectus supplement.

ARD Loan

One (1) Mortgage Loan securing the portfolio of Mortgaged Properties identified as Walgreens III Portfolio on Annex A to this prospectus supplement (the “ARD Loan“), representing approximately 1.3% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date“), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate“) rather than the stated Mortgage Loan Rate (the “Initial Rate“).  See Annex A to this prospectus supplement for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.  After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates.  Additionally, an account was established at the origination of the ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date.  However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this prospectus supplement.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.  In the case of the portfolio of Mortgaged Properties identified as Walgreens III Portfolio on Annex A to this prospectus supplement, securing a Mortgage Loan with a Cut-off Date Balance of $21,635,300, there is no independent director, manager or trustee in place.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” in this prospectus supplement.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 1 to 37 payments) prior to the stated maturity date or Anticipated Repayment Date, as applicable.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” above.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

For example, in connection with the origination of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aquamarine Apartments, representing approximately 0.8% of the Initial Pool Balance, the borrower is required to either post with a lender a cash reserve or deliver an acceptable letter of credit in the amount of $670,133 related to four (4) leases that had been signed with respect to units at the related Mortgaged Property but as to which the tenants were not then in occupancy.  The borrower is entitled to seek a release of the reserve funds or a reduction in the face amount of the letter of credit, as applicable, based on the satisfaction of certain debt yield-related tests.  If, however, the reserve funds or face amount of the letter of credit, as the case may be, has not been reduced to zero by the 24th monthly payment date, then any such reserve funds will remain as (or, if applicable, the lender may draw in full the letter of credit and deposit the funds in a reserve account to be held as) additional security for the subject Mortgage Loan; provided that the related borrower may elect to have the funds applied to prepay the subject Mortgage Loan, in which case the related borrower must pay the lender, concurrently with such prepayment, a yield maintenance premium.

See Annex A and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest twenty (20) Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable. Furthermore, the loan documents for the Mortgage Loan identified on Annex A to this prospectus supplement as ARC Portfolio IV, representing approximately

3.3% of the Initial Pool Balance, permit the borrowers (at any time after the 30th day following the Closing Date) to sell up to 49% of their interests in any of the related Mortgaged Properties as tenancy-in-common ownership interests or as beneficial ownership interests in a Delaware Statutory Trust, subject to the conditions set forth in the related loan agreement.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

 Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

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the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan or the McCraney Subordinate Loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or a Whole Loan Directing Holder, as applicable, to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Mortgage Loans) or the Special Servicer (for Specially Serviced Mortgage Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 68 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 87.3% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  In addition, the Mortgage Loans identified on Annex A to this prospectus supplement as Storage By George and Napa Valley Wine Storage and Broadway Industrial, representing approximately 0.5% and 0.5%, respectively, of the Initial Pool Balance, permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below).  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

With respect to 4 Defeasance Loans secured by mortgaged properties identified on Annex A to this prospectus supplement as Riverside on the James, Japan Town Center, 1414 & 1418 K Street and Storage By George and Napa Valley Wine Storage, representing approximately 2.8%, 1.1%, 0.7% and 0.5%, respectively, of the Initial Pool Balance, the related Sponsor signed respective REMIC declarations effective as of, and with a start-up date of, March 29, 2012, and in each case a Defeasance Option is permitted to be exercised following the second anniversary of the start-up date of the related Loan REMIC.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment or, in the case of the ARD Loan, the Anticipated Repayment Date payment that would be due assuming that the ARD Loan matured on the Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land readily accessible from the Mortgaged Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Mortgage Loan and (ii) after giving effect to the release, the fair market value of the Mortgaged Property is equal to or greater than 80% of the outstanding balance of the Mortgage Loan (or the borrower has defeased such portion of the Mortgage Loan as is required to obtain such ratio). In addition to the foregoing, the borrower may acquire certain parcels of land to be added to the Mortgaged Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of an endorsement to the title policy, or a new title policy, and (iii) delivery of substitute loan documentation and environmental reports.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as IRG Portfolio, representing approximately 5.4% of the Initial Pool Balance, the mortgage loan documents permit the release and simultaneous substitution of any one or more of the related Mortgaged Properties, subject to the satisfaction of certain conditions set forth in the loan documents, including that (i) the borrowers have paid to the lender (A) a fee equal  0.50% of the allocated loan amount for the Mortgaged Property(ies) being released and (B) all costs and expenses incurred by the lender; (ii) the allocated loan amounts for all Mortgaged Properties theretofore released in connection with a substitution (after taking into account the subject substitution) shall not exceed 20% of the original principal balance of the subject Mortgage Loan, (iii) the lender has received an appraisal, which is not more than 60 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the greater of (x) fair market value of the released Mortgaged Property(ies) at the time of origination of the subject Mortgage Loan and (y) the fair market value of the released Mortgaged Property(ies) at the time of such substitution; provided that the borrowers need not obtain an appraisal of the Mortgaged Property being released if the proposed substitute property has a fair market value equal to at least 115% of the fair market value of the Mortgaged Property being released as of the date of origination, (iv) after giving effect to the applicable release(s) and substitution(s), the debt service coverage ratio (calculated as set forth in the loan documents) for all of the remaining related Mortgaged Properties is not less than the greater of (a) the debt service coverage ratio (calculated as set forth in the loan documents) of all related Mortgaged Properties immediately preceding such substitution and (b) 1.50x; (v) the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, and (vi) no event of default shall then be continuing.

Voluntary Prepayments

Sixty-six (66) Mortgage Loans, representing approximately 86.2% of the Initial Pool Balance, permit the related borrower after a lockout period of at least 2 years following the Closing Date and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property (or, if applicable, one of the related Mortgaged Properties) instead of prepaying the mortgage loan (or Whole Loan, if applicable).

Ten (10) of the mortgage loans, representing approximately 11.6% of the Initial Pool Balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 27 payments following the closing date to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) of the Mortgage Loans, representing approximately 1.1% of the Initial Pool Balance, permits the related borrower after a lockout period of 15 payments to prepay the Mortgage Loan in whole or, in connection with a partial release of a Mortgaged Property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) of the Mortgage Loans, representing approximately 0.5% of the Initial Pool Balance, permits the related borrower, after a 2-year lockout period following the Closing Date and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan or (b) to prepay the Mortgage Loan in whole or, in the case of a partial release of a portion of the Mortgaged Property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) of the Mortgage Loans, representing approximately 0.5% of the Initial Pool Balance, permits the related borrower after a lockout period of 35 payments following the Closing Date to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan.  In addition, although the related loan agreement prohibits prepayments prior to January 6, 2021, if the borrower attempts to prepay the mortgage loan prior to such date, then such prepayment will be in violation of the prohibition against prepayments and the borrower will be required to pay, in addition to the prepaid amount, an amount equal to the sum of (i) 5% of the prepaid amount and (ii)(a) the greater of a yield maintenance charge or a prepayment premium of 5% of the prepaid amount if the prepayment occurs prior to the due date in May 2014, (b) the greater of a yield maintenance charge or a prepayment premium of 3% of the prepaid amount if the prepayment occurs during the period beginning on the due date in May 2014 and ending prior to the due date in May 2015 and (c) the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if the prepayment occurs during the period beginning on the due date in May 2015 and ending prior to January 6, 2021.

In addition, certain of the Mortgage Loans permit partial prepayment in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties.  See “—Partial Releases” below.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
1	1	1.0%
2	1	0.7
3	22	15.2
4	52	74.7
7	2	6.2
37	1	2.2
Total	79	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Columbia Business Center, representing approximately 6.2% of the Initial Pool Balance, the Mortgage Loan documents permit the release of some of the collateral, provided that, among other things, (i) borrowers defease 115% of the related Columbia Business Center leasehold note (with an original principal balance of $44,000,000) plus $500,000, (ii) after giving effect to such release, the related Columbia Business Center fee note (with an original principal balance of $57,000,000) debt yield is no less than the greater of (a) the related debt yield immediately prior to the release and (b) 8.8%, and (iii) after giving effect to such release, the loan to value ratio for the remaining Mortgaged Property shall be no more than the loan to value percentage as of the closing date of the Mortgage Loan (i.e. 72%).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bellis Fair Mall, representing approximately 5.7% of the Initial Pool Balance, the Mortgage Loan documents entitle the borrower to obtain the release of certain vacant, non-income producing parcels, out-lots or acquired expansion parcels in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to certain conditions, including: (i) no event of default continuing under the Mortgage Loan, (ii) after giving effect to the release, the fair market value of the Mortgaged Property is equal to or greater than 80% of the outstanding balance of the Mortgage Loan (or the borrower has defeased such portion of the Mortgage Loan as is required to obtain such ratio) and (iii) Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as IRG Portfolio, representing approximately 5.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties in conjunction with a defeasance of a specified release price.  The release price shall be (a) 110% of the allocated loan amount if the outstanding undefeased portion of the related Mortgage Loan is equal to or greater than $73,000,000, (b) 115% of the allocated loan amount for the property being released if the outstanding undefeased portion of the related Mortgage Loan is less than $73,000,000 but greater than $57,000,000 or (c) 120% of the allocated loan amount for the property being released if the outstanding undefeased portion of the related Mortgage Loan is $57,000,000 or less.  The releases of individual Mortgaged Properties also require the satisfaction of certain conditions, including that (i) if the resulting IRG Portfolio Loan balance (after giving effect to the release) is greater than $65,000,000, the debt yield (as calculated in accordance with the loan documents) is at least 10.1% and (ii) if the resulting IRG Portfolio Loan balance (after giving effect to the release) is $65,000,000 or less, the debt yield is at least equal to or greater than the greater of (x) the debt yield immediately prior to the release and (y) 10.1%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as IRG Portfolio, representing approximately 5.4% of the Initial Pool Balance, the mortgage loan documents permit the release of any one or more specified non-income producing portions of the related Mortgaged Properties provided that, among other things, (i) Lender receives an amount equal to either (a) 100% of the net sales proceeds of such non-income producing parcel if sold to an unaffiliated third party or (b) the fair market value of the non-income producing parcel as determined by an appraisal if such non-income producing parcel is transferred to an affiliate of the borrower, provided, that the borrowers shall not be required to deliver such funds to lender if the fair market value of the remaining portion of the applicable Mortgaged Property as determined by an appraisal is equal to at least 125% of the fair market value of such Mortgaged Property as of the date of origination and (ii) the debt yield for the remaining Mortgaged Properties (as calculated under the IRG Portfolio Loan documents) is at least 10.1% immediately before and immediately after the subject release.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as ARC Portfolio IV, representing approximately 3.3% of the Initial Pool Balance, the Mortgage Loan documents permit a partial defeasance of the Mortgage Loan at any time after the second anniversary of the Closing Date or a partial prepayment of the Mortgage Loan on and after the monthly payment date occurring three (3) months prior to the related maturity date.  In connection with any such partial defeasance or partial prepayment, the related borrower is permitted to obtain the release of individual Mortgaged Properties subject to satisfaction of certain conditions, including (a) no event of default has occurred and is continuing under the Mortgage Loan, (b) the amount of the outstanding principal balance of the Mortgage Loan to be defeased or prepaid is an amount equal to or greater than

115% of the allocated loan amount for the Mortgaged Property to be released, (c) after giving effect to such release, the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (i) the debt service coverage ratio for the twelve (12) full calendar months immediately preceding the origination date of the Mortgage Loan (i.e., 2.30x) and (ii) the debt service coverage ratio calculated under the related Mortgage Loan documents for all of the Mortgaged Properties (including the individual Mortgaged Property to be released) for the twelve (12) full calendar months immediately preceding the release, (d) after giving effect to such release, the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (i) the loan-to-value ratio on the origination date of the Mortgage Loan (i.e., 46.1%), and (ii) the loan-to-value ratio for all the Mortgaged Properties  (including the individual Mortgaged Property to be released) immediately prior to the release, (e) after giving effect to such release, the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (i) the debt yield on the origination date of the Mortgage Loan (i.e., 14.02%) and (ii) the debt yield for all the Mortgaged Properties (including the individual Mortgaged Property to be released) immediately prior to the release, and (f) after giving effect to such release, the lender reasonably determines that at least 50% of the underwritable cash flow of the remaining Mortgaged Properties will be derived from investment grade tenants pursuant to leases that are not scheduled to expire prior to maturity.

In the case of the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as ARC Portfolio IV, the loan documents permit the borrower to obtain the release of an outparcel at the property identified on Annex A to this prospectus supplement as ARC Portfolio IV – US Department of Agriculture – Grangeville, ID, which secures approximately 0.1% of the Initial Pool Balance by allocated loan amount, subject to the satisfaction of certain conditions, including (a) the release is in connection with an arms’ length sale of the outparcel to a person other than the borrower and certain affiliates thereof, and (b) if after giving effect to the release, the lender determines that the loan-to-value ratio is greater than 125% and the lender is unable to obtain an opinion to the effect that the release will not directly or indirectly result in or cause any REMIC trust that holds the subject Mortgage Loan to fail to maintain its status as a REMIC, then the borrower must pay to the lender least of the following amounts:  (i) if the outparcel is sold, the “net proceeds” from such sale, (ii) the fair market value of the outparcel as determined by the lender at the time of the release by appraisal or using any commercially reasonable method selected by the lender and (iii) an amount such that the loan-to-value ratio after the release is not greater than the loan-to-value ratio for the related Mortgaged Properties immediately prior to the release.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Riverside on the James, representing security for approximately 2.8% of the Initial Pool Balance, is secured by a first mortgage encumbering two commercial condominium units (an office unit and a retail unit) in a larger master condominium and three fee parcels in the underlying land (one parcel improved by the office tower, another by a residential tower and the third by a power generating facility) that are each ground leased to the condominium association or another third party.  Each ground lessee has an option to purchase the related fee parcel (but not either condominium unit) at any time for a specified dollar price, which is equal to $1,824,000 for the ground parcel underlying the office tower unit, $1 for the ground parcel underlying the residential tower and $100,000 for the ground parcel underlying the power facility which is not part of the collateral.  The borrower must deposit any proceeds of such exercise into the tenant improvements and leasing commissions reserve account established under the Mortgage Loan, although the borrower is authorized to waive the payment of those proceeds.  The borrower is entitled to a release of the applicable ground parcel upon such deposit and the satisfaction of certain other conditions, including the delivery of an opinion of counsel that the trust fund would not lose its status as a REMIC solely as a result of the release and, in the case of a ground parcel underlying the office tower unit or the residential tower, evidence that the parcel is being transferred to the master condominium association to become part of the common elements or limited common elements under the condominium regime.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Cole Retail Portfolio, representing approximately 1.4% of the

Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including (a) no event of default has occurred is continuing under the Mortgage Loan, (b) the related borrower is to prepay the portion of the related debt equal to 120% of the allocated loan amount for the Mortgaged Property to be released, (c) if the prepayment occurs prior to the monthly payment date that is three (3) months prior to the related maturity date, the related borrower is to pay the applicable yield maintenance charge, (d) as of the date the related lender receives notice of the release and as of the date of consummation of the release, (i) the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (A) the debt service coverage ratio for all the Mortgaged Properties (including the Mortgaged Property to be released) as of the date the lender receives notice of the release or as of the date of the consummation of the release (as applicable), and (B) 1.65x, and (ii) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (A) the debt yield for all the Mortgaged Properties (including the Mortgaged Property to be released) as of the date the lender receives notice of the release or as of the date of the consummation of the release (as applicable) and (B) 12%, and (e) after giving effect to the release, the Mortgage Loan will not be secured solely by the Mortgaged Property located in Queen Creek, Arizona.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio, representing approximately 1.3% of the Initial Pool Balance, the borrower is entitled to a release of individual Mortgaged Properties in connection with partial prepayments, provided that, among other conditions, (i) the borrower prepays the Mortgage Loan in an amount not less than 110% of the allocated loan amount for the property to be released, (ii) a person unaffiliated with the borrower is acquiring the property to be released in a bona fide, arm’s length sale, (iii) the debt service coverage ratio  for the remaining properties after the release is not less than the greater of 1.35x and the debt service coverage ratio immediately before the release, with such ratios determined by the lender in its reasonable discretion, and (iv) the loan-to-value ratio for the remaining properties is not greater than the lesser of 67.5% and the loan-to-value ratio immediately before the release. If the debt service coverage ratio or loan-to-value ratio requirement is not satisfied, the borrower is entitled to pay a greater release price to cause the applicable requirement to be satisfied or, provided that no violation of the REMIC rules occurs, deliver cash or a letter of credit in such additional amount, to be held as additional security for the Mortgage Loan and returned to the borrower if and when the relevant requirement is otherwise satisfied.

In addition, the borrower under the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens III Portfolio, which represents approximately 1.3% of the Initial Pool Balance, is required to prepay the Mortgage Loan in an amount equal to the allocated loan amount for any related Mortgaged Property as to which the related lease with Walgreen Co. is terminated in accordance with its terms as a result of a casualty or condemnation event affecting such Mortgaged Property.  The borrower is entitled to a release of such Mortgaged Property upon the prepayment.  No yield maintenance premium will be required in connection with any such prepayment in the absence of an event of default under the Mortgage Loan.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens II Portfolio, which represents approximately 1.1% of the Initial Pool Balance, the borrower is entitled to a release of individual Mortgaged Properties in connection with partial defeasance, provided that, among other conditions, (i) the borrower defeases a portion of the Mortgage Loan in an amount not less than 110% of the allocated loan amount for the property to be released; (ii) a person unaffiliated with the borrower is acquiring the property to be released in a bona fide, arm’s length sale, (iii) the debt service coverage ratio for the remaining properties after the release is not less than the greater of 1.19x and the debt service coverage ratio immediately before the release (with such ratios determined by the lender in its reasonable discretion), and (iv) the loan-to-value ratio for the remaining properties is not greater than the lesser of 76.2% and the loan-to-value ratio immediately before the release.  If the debt service coverage ratio or loan-to-value ratio requirement is not satisfied, the borrower is entitled to increase the release price to cause the applicable requirement to be satisfied or, provided that no violation of the REMIC rules occurs, deliver cash or a letter of credit in such additional amount, to be held as additional security for the Mortgage Loan and returned to the borrower if and when the relevant requirement is otherwise satisfied.

In addition, the borrower under the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens II Portfolio, which represents approximately 1.1% of the Initial Pool Balance, is required to prepay the Mortgage Loan in an amount equal to the allocated loan amount for any related Mortgaged Property as to which the related lease with Walgreen Co. is terminated in accordance with its terms as a result of a casualty or condemnation event affecting such Mortgaged Property.  The borrower is entitled to a release of such Mortgaged Property upon the prepayment.  No yield maintenance premium will be required in connection with any such prepayment in the absence of an event of default.  In addition, in connection with the related Mortgaged Property located in St. John, Indiana, the borrower is required to prepay the Mortgage Loan in an amount equal to the allocated loan amount for such Mortgaged Property if the related lease with Walgreen Co. is terminated in accordance with its terms as a result of a failure of the borrower to complete topcoating on the road, except that such termination will be disregarded for this purposes for up to 180 days if and for as long as the borrower is diligently and in good faith contesting the termination and certain other conditions are satisfied.  The borrower is entitled to a release of such Mortgaged Property upon the prepayment.  No yield maintenance premium will be required in connection with any such prepayment in the absence of an event of default.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Jackson Street, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan permits the release of an individual Mortgaged Property sold to a bona fide third party, provided that, among other things, (1) the related borrower defeases the greater of (a) 100% of the net sales proceeds of the sold Mortgaged Property and (b) 125% of the allocated loan amount assigned to the Mortgaged Property to be released and (2) the debt yield of the remaining Mortgaged Properties after release is no less than the greater of (a) 9.0% and (b) the debt yield immediately before such release.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Extra Space Self Storage Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties provided that, among other things, the related borrower defeases 125% of the allocated loan amount of the individual Mortgaged Property to be released and the debt service coverage ratio for the loan may not be less than the greater of (i) the debt service coverage ratio for the loan immediately preceding such release and (ii) the debt service coverage ratio as of the origination date.

With respect to the Mortgage Loans identified on Annex A to this prospectus supplement as Motel 6 - Anchorage and Microtel Inn and Suites - Anchorage, which represent approximately 0.3% and 0.3%, respectively, of the Initial Pool Balance and are cross-collateralized and cross-defaulted with each other (and with the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Comfort Inn Ship Creek – Anchorage), each related borrower is entitled to obtain a release of the lien on the related property upon satisfaction of certain conditions including: partial defeasance of a portion of the loan equal to 125% of the allocated loan amount with respect to the released property; the debt service coverage ratio of the remaining collateral and the reduced loan amount will be no less than the greater of (a) actual debt service coverage ratio (calculation based on net cash flow) at loan closing or (b) actual debt service coverage ratio (calculation based on net cash flow) immediately prior to the partial release/partial defeasance; the loan-to-value ratio of the remaining collateral and the reduced loan amount will be less than or equal to the lesser of (1) the actual loan-to-value ratio at loan closing or (2) the actual loan-to-value ratio immediately prior to the partial release/partial defeasance; and provided that no violation of the REMIC rules occurs.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

      Escrows

Seventy-Four (74) of the Mortgage Loans, representing approximately 95.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixty-Nine (69) of the Mortgage Loans, representing approximately 81.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-Three (63) of the Mortgage Loans, representing approximately 77.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-One (31) of the Mortgage Loans, representing approximately 71.4% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

      Additional Mortgage Loan Information

Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

The Whole Loans

      General

The Mortgage Loan identified as 101 Ludlow on Annex A to this prospectus supplement, representing approximately 3.2% of the Initial Pool Balance (the “101 Ludlow Mortgage Loan”), and the Mortgage Loan identified as Jackson Street on Annex A to this prospectus supplement, representing approximately 1.0% of the Initial Pool Balance (the “Jackson Street Mortgage Loan”), are each evidenced by the more senior of two notes, each of which is secured by the related Mortgages and assignments of leases and rents.  The other note relating to each such Mortgage Loan is, after a material default, subordinate to the subject Mortgage Loan, will not be included in the Issuing Entity and is referred to in this prospectus supplement as a “Companion Loan”, and such Companion Loan, together with the related Mortgage Loan, is referred to as a “Whole Loan” in this prospectus supplement.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

Each Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.  In connection with each Whole Loan, the rights between the Trustee on behalf of the Issuing Entity and the Companion Loan holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Whole Loan LTV	Mortgage Loan DSCR	Whole Loan DSCR
101 Ludlow	$52,511,018	$5,834,557	$58,345,575	6.291%	66.5%	73.9%	1.27x	1.14x
Jackson Street	$16,000,000	$2,750,000	$18,750,000	10.93182%	63.7%	74.7%	1.25x	0.98x

The 101 Ludlow and Jackson Street Co-Lender Agreements

General

The Whole Loans and any related REO Properties will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement to the extent set forth in the related Co-Lender Agreement.  In servicing each Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related Companion Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each Whole Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to such holder net of certain fees and expenses on the related Companion Loan as set forth in the related Co-Lender Agreement.

Servicing Provisions of the Co-Lender Agreement

The Master Servicer and the Special Servicer will service and administer the Whole Loans and the related Companion Loans pursuant to the Pooling and Servicing Agreement and the Co-Lender Agreements for so long as such related Mortgage Loan is part of the Issuing Entity.  For so long as the holder of the related Companion Loan is the Whole Loan Directing Holder (as defined below) with respect to any Whole Loan, the Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Whole Loans or the related Companion Loans if the proposed amendment, modification or extension would constitute a Whole Loan Major Decision under the related Co-Lender Agreement without the consent of the holder of the related Companion Loan.

Application of Payments

Pursuant to the related Co-Lender Agreement, prior to the occurrence and continuance of (i) an event of default with respect to payments due under the related Whole Loan, or (ii) an event of default which results in the related Whole Loan becoming accelerated or becoming serviced by the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement, or (iii) any bankruptcy or insolvency event that constitutes an event of default under the related Whole Loan documents (each of clauses (i)-(iii), a “Sequential Pay Event”) (or, if such a default has occurred, but the holder of the related Companion Loan has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator or Trustee, payments and proceeds received with respect to the applicable Whole Loan will generally be applied in the following order:

first, to the Issuing Entity in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Mortgage Loan at (x) its interest rate minus (y) the Administrative Fee Rate;

second, (x) with respect to the 101 Ludlow Whole Loan, to the Issuing Entity, in an amount equal to its pro rata portion of all principal payments on the Whole Loan (based on the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances described in this section) to be applied in reduction of the outstanding principal balance of the related Mortgage Loan, and (y) with respect to the Jackson Whole Loan, to the Issuing Entity, in an amount equal to (i) the scheduled amortization payment set forth on the note evidencing the Mortgage Loan, and (ii) its pro rata portion of all principal prepayments on the Whole Loan (based on the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances described in this section) to be applied in reduction of the outstanding principal balance of the related Mortgage Loan;

third, to the holder of the related Companion Loan, up to the aggregate amount of (i) all payments made by the holder of the related Companion Loan in connection with the exercise of its cure rights under the Co-Lender Agreement and (ii) unreimbursed costs and expenses relating to the related Companion Loan;

fourth, to the holder of the related Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Companion Loan at (x) its interest rate minus (y) the servicing fee rate under the Co-Lender Agreement;

fifth, (x) with respect to the 101 Ludlow Companion Loan, to the holder of the related Companion Loan, in an amount equal to its pro rata portion of all principal payments on the Whole Loan (based on the outstanding principal balance of the related Companion Loan and the outstanding principal balance of the related Mortgage Loan immediately prior to the remittances described in this section), to be applied in reduction of the outstanding principal balance of the related Companion Loan and (y) with respect to the Jackson Whole Loan, to the holder of the related Companion Loan, in an amount equal to (i) the scheduled amortization payment set forth on the note evidencing the Companion Loan, to be applied in reduction of the outstanding principal balance of the related Companion Loan and (ii) its pro rata portion of all principal prepayments on the Whole Loan (based on the outstanding principal balance of the related Companion Loan and the outstanding principal balance of the related Mortgage Loan immediately prior to the remittances described in this section);

sixth, to the Issuing Entity, an amount equal to a pro rata share of any prepayment premium due in respect of the related Whole Loan (based on the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances described in this section);

seventh, to the holder of the related Companion Loan, an amount equal to a pro rata share of any prepayment premium due in respect of the related Whole Loan (based on the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances described in this section);

eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth above, to the extent actually paid by the borrower under the Whole Loan, shall be paid to the Issuing Entity and the holder of the related Companion Loan on a pro rata basis in accordance with the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances in described in this section, in each case subject to application pursuant to the applicable servicing agreement (x) to cover interest on advances, (y) to offset additional trust fund expenses or (z) as compensation to any servicer or trustee under the related co-lender agreement;

ninth, to the holder of the related Companion Loan, any late payment charges, other than prepayment premiums or default interest, to the extent actually paid by the borrower under the related Whole Loan and not payable pursuant to the related servicing agreement (x) to cover interest on advances, (y) to offset additional trust fund expenses or (z) as compensation to any servicer or trustee under the related co-lender agreement; and

tenth, if any excess amount is paid by the borrower under the related Whole Loan and is not required to be returned to such borrower under the related Whole Loan or to a party other than a holder under the provisions of the related Whole Loan documents, and not otherwise applied in accordance with the foregoing clauses “first” through “ninth”, such amount shall be paid to the Issuing Entity and the holder of the related Companion Loan, pro rata (based on the initial principal balance of the related Mortgage Loan and the initial principal balance of the related Companion Loan).

Following the occurrence and during the continuance of a Sequential Pay Event (provided that a Sequential Pay Event will not be deemed to have occurred and be continuing for these purposes if the holder of the related Companion Loan is exercising its cure rights under the related Co-Lender Agreement), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator or Trustee, payments and proceeds with respect to the Whole Loan will generally be applied in the following order in each case to the extent of available funds:

first, to the Issuing Entity in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Mortgage Loan at (x) its interest rate minus (y) the Administrative Fee Rate;

second, to the Issuing Entity, in an amount equal to the outstanding principal balance of the related Mortgage Loan, until such amount has been paid in full, which amount will not reflect any reductions for loss of principal that might be allocated thereto;

third, to the holder of the related Companion Loan, up to the aggregate amount of (i) all payments made by the holder of the related Companion Loan in connection with the exercise of its cure rights under the related Co-Lender Agreement and (ii) unreimbursed costs and expenses relating to the related Companion Loan;

fourth, to the holder of the related Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Companion Loan at (x) its interest rate minus (y) the servicing fee rate under the Co-Lender Agreement;

fifth, to the holder of the related Companion Loan in an amount equal to the outstanding principal balance of the related Companion Loan, until such amount has been paid in full;

sixth, to the Issuing Entity, an amount equal to a pro rata share of any prepayment premium due in respect of the related Whole Loan (based on the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances described in this section);

seventh, to the holder of the related Companion Loan, an amount equal to a pro rata share of any prepayment premium due in respect of the related Whole Loan (based on the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances described in this section);

eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth above, to the extent actually paid by the borrower under the Whole Loan, shall be paid to the Issuing Entity and the holder of the related Companion Loan on a pro rata basis in accordance with the outstanding principal balance of the related Mortgage Loan and the outstanding principal balance of the related Companion Loan immediately prior to the remittances described in this section, in each case subject to application pursuant to the applicable servicing agreement (x) to cover interest on advances, (y) to offset additional trust fund expenses or (z) as compensation to any servicer or trustee under the related co-lender agreement;

ninth, to the holder of the related Companion Loan, any late payment charges, other than prepayment premiums or default interest, to the extent actually paid by the borrower under the related Whole Loan and not payable pursuant to the related servicing agreement (x) to cover interest on advances, (y) to offset additional trust fund expenses or (z) as compensation to any servicer or trustee under the related co-lender agreement;

tenth, if the proceeds of any foreclosure sale or any liquidation of the related Whole Loan or the underlying property exceed the amounts required to be applied in accordance with the foregoing clauses “first” through “ninth” and (A) as a result of a workout the principal balance of the related Companion Loan has been reduced or (B) any reduction in principal or additional trust fund expense was allocated to the related Companion Loan, such excess amount shall be paid to the holder of the related Companion Loan in an amount up to the amount of such reduction; and

eleventh, if any excess amount is paid by the borrower under the related Whole Loan and is not required to be returned to such borrower under the related Whole Loan or to a party other than a holder under the provisions of the related Whole Loan documents, and not otherwise applied in accordance with the foregoing clauses “first” through “tenth”, such amount shall be paid to the Issuing Entity and the holder of the related Companion Loan, pro rata (based on the initial principal balance of the related Mortgage Loan and the initial principal balance of the related Companion Loan).

Cure Rights

If the related borrower fails to make any payment of principal or interest on the Whole Loan that results in a monetary event of default or a non-monetary event of default exists with respect to the Whole Loan, for so long as the holder of the related Companion Loan is the applicable Whole Loan Directing Holder, the holder of the related Companion Loan will have the right, but not the obligation, to cure such event of default subject to certain limitations set forth in the related Co-Lender Agreement. The holder of the related Companion Loan will be limited to 6 cure payments over the life of the applicable Whole Loan with respect to monetary defaults relating to regularly scheduled principal and/or interest payments, no more than 3 of which may be consecutive.  So long as the holder of the related Companion Loan is exercising a cure right, neither the Master Servicer nor the Special Servicer will be permitted to treat such event of default as an event of default for purposes of transferring the applicable Whole Loan to special servicing or exercising remedies.

Whole Loan Directing Holder

The directing holder (the “Whole Loan Directing Holder”) with respect to each Whole Loan, as of any date of determination, will be:

(a) the related Companion Loan holder, unless (i) an AB Control Appraisal Period has occurred and is continuing, or (ii) more than 50% of the related Companion Loan holder is owned by the related borrower or one of its affiliates; and

(b) the Issuing Entity or its designee if either of the events described in subclauses (i) and (ii) of the immediately preceding clause (a) has occurred and is continuing.

For purposes of determining whether an AB Control Appraisal Period has occurred and is continuing, the related Companion Loan holder is entitled to post collateral to offset any Appraisal Reduction with respect to the applicable Whole Loan.

An “AB Control Appraisal Period”  will be deemed to have occurred with respect to the related Companion Loan, if and for so long as (a)(1) the initial principal balance of the related Companion Loan, minus (2) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the related Companion Loan, (y) any Appraisal Reduction with respect to the Whole Loan allocated to the related Companion Loan, and (z) any realized principal losses with respect to the Whole Loan allocated to the related Companion Loan, is less than (b) twenty-five percent (25%) of an amount equal to (1) the initial principal balance of the related Companion Loan, minus (2) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the related Companion Loan.

Amendments and Consents

In the case of each Whole Loan, prior to the occurrence and continuance of an AB Control Appraisal Period, the consent of the holder of the related Companion Loan is required for any Whole Loan Major Decision; provided, that the foregoing does not relieve the Master Servicer or Special Servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC provisions of the Code.

In addition, prior to the occurrence and continuance of an AB Control Appraisal Period, the Master Servicer or Special Servicer, as applicable, will be required to consult with the holder of the related Companion Loan, before taking certain other actions with respect to the applicable Whole Loan as provided for in the related Co-Lender Agreement.

“Whole Loan Major Decisions” means, with respect to each Whole Loan, each of the following:

●
any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the related Mortgaged Property and the other collateral securing the Whole Loan if it comes into and continues in default or other enforcement action under the Whole Loan documents;

●	any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of the Whole Loan;

●
any proposed or actual sale of the related Mortgaged Property (other than in connection with a termination of the Issuing Entity) for less than an amount equal to the outstanding principal balance of the related Whole Loan (together with all accrued and unpaid interest thereon, all related unreimbursed servicing advances and all accrued and unpaid interest related to such advances) plus any unreimbursed principal losses or additional trust fund expenses;

●	any acceptance of a discounted payoff of the Whole Loan;

●
any determination to bring the related Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Mortgaged Property or REO Property;

●
any release of collateral for the Whole Loan or any release of the borrower under the Whole Loan or any guarantor under the Whole Loan (other than in accordance with the terms of the Whole Loan (with no material discretion by the mortgagee), or upon satisfaction of, the Whole Loan);

●
any acceptance of substitute or additional collateral for the Whole Loan (other than in accordance with the terms of the Whole Loan with no material discretion by the mortgagee) or any subordination of the liens granted under the terms of the Whole Loan documents in respect of such collateral;

●
any waiver or determination to enforce or not enforce a “due-on-sale” or “due-on-encumbrance” clause including any transfer of direct or indirect interests in borrower under the Whole Loan that require the consent of the mortgagee;

●	any acceptance of an assumption agreement releasing the borrower under the Whole Loan or a guarantor from liability under the Whole Loan;

●	any acceptance of a change in the property management company for the Mortgaged Property or any proposed termination or material modification of the management agreement for the Mortgaged Property;

●
any consent to the further encumbrance of the Mortgaged Property or any material portion thereof or any direct or indirect interest in the borrower under the Whole Loan (to the extent the mortgagee’s consent is required pursuant to the Whole Loan documents);

●
any extension or shortening of the maturity date of the Whole Loan, provided, however, that any extension of such maturity date to a date later than two (2) years past the original maturity date will require the prior written consent and approval of the Issuing Entity, such consent not to be unreasonably withheld, delayed or conditioned;

●
any incurrence of additional debt by the borrower under the Whole Loan or any mezzanine/subordinate financing by any beneficial owner of the borrower under the Whole Loan (except as expressly permitted by the terms of the Whole Loan documents with no material discretion by the mortgagee);

●	any modification, waiver, amendment, restructuring or workout;

●	the voting on any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower under the Whole Loan;

●
any proposed modification or waiver of any provision of the Whole Loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower under the Whole Loan, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee’s approval is required under the Whole Loan documents);

●
any sale of the Whole Loan other than in connection with the exercise of a fair value purchase option with respect to related Mortgage Loan set forth in the applicable servicing agreement (provided that the foregoing shall not limit the Issuing Entity’s or holder of the Companion Loan’s rights to transfer the Mortgage Loan or the Companion Loan or any interest in either of them, as applicable, in accordance with the related co-lender agreement);

●
any transfer (as defined in the Whole Loan documents) of all or any portion of the Mortgaged Property or any transfer (as defined in the Whole Loan documents) of any direct or indirect ownership interest in the borrower under the Whole Loan (except as expressly permitted by the Whole Loan documents or any consent to an assignment and assumption of the Whole Loan pursuant to the Whole Loan documents);

●	any material reduction or material waiver of the borrower under the Whole Loan’s obligations to pay any reserve amounts under the Whole Loan documents;

●	any acceleration of the Whole Loan;

●	any subordination of any recorded document recorded in connection with the Whole Loan;

●	any amendment to any single purpose entity provision of the Whole Loan documents;

●	any material alteration to the Mortgaged Property (to the extent the mortgagee’s consent is required pursuant to the Whole Loan documents);

●	any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the Whole Loan documents);

●	any approval of annual budgets and business plans for the Mortgaged Property, to the extent of any such approval rights in the Whole Loan documents;

●	any forgiveness of any interest payments or principal payments of the Whole Loan;

●	any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the mortgagee has discretion thereover;

●
following a foreclosure of the Mortgage or acceptance of a deed in lieu of foreclosure, any approval of a recommended course of action for the Mortgaged Property, any approval of the property manager and selling agent, and any approval of the sale price of the Mortgaged Property;

●	any determination to pursue remedies under any of the Whole Loan documents;

●	the waiver of any notice provisions related to prepayment and approval of any prepayment;

●	any proposed modification, amendment or waiver of any terms of any condominium documents, guarantees, letters of credit or rate cap or swap agreements;

●	alteration of the manner, timing and priority in which funds are distributed to and from any reserve or lockbox accounts;

●
any waiver, compromise or settlement of any material claim against the borrower under the related Whole Loan or any or other person liable for payment of the Whole Loan in whole or in part or for the observance and performance by the borrower under the related Whole Loan of any of the terms, covenants, provisions and conditions of the Whole Loan documents, or release of the borrower under the related Whole Loan or any other person liable for payment of the Whole Loan in whole or in part from any obligation or liability under the Whole Loan documents; and

●	any waiver of any guarantor’s obligations under any guaranty or indemnity; and

●
any Major Decisions as to which the Controlling Class Representative has approval rights as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement and that are not otherwise described above.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the applicable Whole Loan Directing Holder that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the applicable Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the applicable Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the applicable Co-Lender Agreement.

Purchase Option

In the event that, with respect to any Whole Loan, (a) any payment of principal or interest on the Whole Loan becomes 90 or more days delinquent, (b) the Whole Loan has been accelerated, (c) the principal balance of the Whole Loan is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Whole Loan is transferred to special servicing (and the Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), then the Companion Loan holder shall have the right, prior to any other party, by written notice, to purchase the related Mortgage Loan at the applicable Defaulted Mortgage Loan Purchase Price, on a date not less than 5 business days nor more than 20 business days after the date of the Companion Loan holder gave notice of its option to purchase.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum of (a) the outstanding balance of the Mortgage Loan, (b) accrued and unpaid interest thereon, (c) any unreimbursed advances and interest thereon, (d) certain servicing fees, (e) all reasonable fees and expenses incurred by the Issuing Entity, any Servicer or any other party to the Pooling and Servicing Agreement in enforcing the Whole Loan documents, and (f) any other amounts due under the Whole Loan that are allocable to the holder of the Mortgage Loan; provided that, in determining the Defaulted Mortgage Loan Purchase Price, amounts payable by the related borrower as a prepayment premium, exit fees, default interest, late payment charges or liquidation fees or similar fees payable to the Special Servicer are excluded unless (i) solely in the case of a liquidation fee, the purchase occurs after ninety (90) days following the date when notice that the Whole Loan has been transferred to special servicing, or (ii) the Companion Loan holder is the related borrower or affiliate thereof.

Special Servicer Appointment Rights

For so long as a Companion Loan holder is the Whole Loan Directing Holder, it will be entitled to replace the Special Servicer with respect to the applicable Whole Loan (without cause), subject to certain exceptions, upon delivery of a Rating Agency Confirmation; provided that, unless a Control Termination Event exists, such Companion Loan holder must obtain the consent of the controlling class representative.  In addition, for so long as a Companion Loan holder is the Whole Loan Directing Holder, the Special Servicer with respect to the applicable Whole Loan may not otherwise be replaced without cause unless such Companion Loan holder consents, and if the Special Servicer with respect to the applicable Whole Loan is terminated for cause, then such Companion Loan holder will be entitled to approve the successor Special Servicer.

Right of First Offer Relating to Co-Lender

With respect to the 101 Ludlow Mortgage Loan, Yellow Brick Real Estate Capital I, LLC, an affiliate of Jefferies LoanCore LLC, has granted to the borrower a right of first offer in connection with the sale of the Ludlow Companion Loan (subject to compliance with the requirements and restrictions of the Co-Lender Agreement referred to above) and is subject to other customary restrictions on the sale of the Ludlow Companion Loan pursuant to such Co-Lender Agreement.

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” and “—Citigroup Global Markets Realty Corp.—Exception to Underwriting Criteria” in this prospectus supplement, 8 Mortgage Loans, representing approximately 14.2% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. with exceptions to its underwriting guidelines, including, LTV Ratios above the guidelines, escrow accounts and third party materials. In these instances, compensating factors were present, such as additional reserves and due diligence.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated June 1, 2012 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.  Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or AMC, as a guarantor of the repurchase or substitution obligation of AMF I) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, which in this case will be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or Whole Loan, as applicable), or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee; (xviii) in the case of each Loan REMIC, a copy of the related REMIC declaration and the related IRS forms SS-4 and 8811; (xix) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xx) the original or copy of any related environmental insurance policy; (xxi) a copy of any letter of credit relating to a Mortgage Loan and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxii) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment of such agreement or letters.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

 If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

●	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

●
all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

●	all unreimbursed property protection advances relating to that Mortgage Loan; plus

●	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

●
to the extent not otherwise covered by clause 4 of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

●
if the affected Mortgage Loan is not repurchased by the Sponsor within 180 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect or defeasance, a Liquidation Fee in connection with such repurchase.

With respect to the AMF I Mortgage Loans, Archetype Mortgage Capital LLC (“AMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xxi) and (xxii) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative

Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2012-GCJ7 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the AMF I Mortgage Loans, AMC) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the AMF I Mortgage Loans, AMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in May 2045.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Jefferies LoanCore LLC, Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Archetype Mortgage Funding I LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

Jefferies LoanCore LLC

General

Jefferies LoanCore LLC (“Jefferies LoanCore”  or “JLC” ) is a Sponsor with respect to, and a seller of certain mortgage loans (the “JLC Mortgage Loans” ) into, the securitization described in this prospectus supplement. Jefferies LoanCore is a limited liability company organized under the laws of the State of Delaware.

Jefferies LoanCore is a privately held company that commenced operations in February 2011. Jefferies LoanCore is a company that was formed for the purpose of acquiring, originating, syndicating and securitizing real estate-related debt. The executive offices of Jefferies LoanCore are located at 80 Field Point Road, Greenwich, Connecticut 06830.

According to its consolidated balance sheet (audited), as of November 30, 2011, Jefferies LoanCore and its consolidated subsidiaries had total assets of approximately $757.0 million, total liabilities of approximately $423.0 million and total members’ capital of approximately $334.0 million.

Goldman Sachs Mortgage Company and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore (the “JLC Financing Affiliates” ) through various repurchase facilities. Jefferies LoanCore guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. Most of the JLC Mortgage Loans, are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of May 18, 2012, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to 12 JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $368,141,439, which represents approximately 22.7% of the Initial Pool Balance. In addition to those 12 JLC Mortgage Loans, it is expected that, as of the date of initial issuance of the Certificates, Goldman Sachs Mortgage Company will also be the repurchase agreement counterparty with respect to 2 other JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $33,939,524, which represents approximately 2.1% of the Initial Pool Balance.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $749,575,944, which represents approximately 46.2% of the Initial Pool Balance. Wells Fargo Bank, National Association is the custodian of the loan files with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $749,575,944, which represents approximately 46.2% of the Initial Pool Balance.

JLC’s Commercial Mortgage Securitization Program

The GS Mortgage Securities Corp II Series 2012-GCJ7 will be the first securitization of commercial and multifamily mortgage loans as to which Jefferies LoanCore has acted as a sponsor and/or loan seller.

Jefferies LoanCore originates, and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate and floating rate commercial and multifamily mortgage loans by Jefferies LoanCore from its inception in February 2011 through November 30, 2011 and from December 1, 2011 to and including March 31, 2012.

Originations of Fixed and Floating Rate Commercial and Multifamily
Mortgage Loans
	2011(1)		2012(2)
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Fixed	19	$566,050,515	5	$72,460,000
Floating	6	$207,440,000	2	$27,500,000

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.

(2)	Reflects activity from December 1, 2011 to and including March 31, 2012.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, Jefferies LoanCore will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.

Jefferies LoanCore will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Jefferies LoanCore will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. Jefferies LoanCore has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. No assurance can be provided that Jefferies LoanCore will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan.

Review of JLC’s Mortgage Loans

Overview. Jefferies LoanCore has conducted a review of the JLC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the JLC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Jefferies LoanCore (the “JLC Review Team” ). The review procedures described below were employed with respect to all of the JLC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JLC Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each JLC Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related JLC Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the JLC Review Team during the underwriting process. After origination of each JLC Mortgage Loan, the JLC Review Team updated the information in the database and the related asset summary report with respect to such JLC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JLC Review Team.

A data tape (the “JLC Data Tape” ) containing detailed information regarding each JLC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JLC Data Tape was used to provide the numerical information regarding the JLC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. Jefferies LoanCore engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Jefferies LoanCore, relating to information in this prospectus supplement regarding the JLC Mortgage Loans. These procedures included:

●	comparing the information in the JLC Data Tape against various source documents provided by Jefferies LoanCore that are described under “—Review of JLC Mortgage Loans—Database” above;

●	comparing numerical information regarding the JLC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the JLC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JLC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Jefferies LoanCore engaged various law firms to conduct certain legal reviews of the JLC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of certain of the JLC Mortgage Loans, Jefferies LoanCore’s origination counsel for each JLC Mortgage Loan reviewed Jefferies LoanCore’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the JLC Mortgage Loans. Such assistance included, among other things, (i) a review of Jefferies LoanCore’s asset summary report for each JLC Mortgage Loan, (ii) a review of various statistical data tapes prepared by Jefferies LoanCore, (iii) a review of the representations and warranties and exception reports referred to above relating to the JLC Mortgage Loans prepared by origination counsel (to the extent that securitization counsel did not also act as origination counsel), and (iv) the review of select provisions in certain loan documents with respect to certain of the JLC Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation of the individual JLC Mortgage Loan summaries included in Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which Jefferies LoanCore was aware at the origination of any JLC Mortgage Loan, Jefferies LoanCore requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. The JLC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the JLC Mortgage Loans to determine whether any JLC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Jefferies LoanCore LLC” below.

Findings and Conclusions. Based on the foregoing review procedures, Jefferies LoanCore determined that the disclosure regarding the JLC Mortgage Loans in this prospectus supplement is accurate in all material respects. Jefferies LoanCore also determined that the JLC Mortgage Loans were originated or acquired in accordance with Jefferies LoanCore’s origination procedures and underwriting criteria. Jefferies LoanCore attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Jefferies LoanCore has no history as a securitizer prior to February 2012 and therefore has not yet filed, nor is it yet required to file, a Form ABS-15G.  Jefferies LoanCore has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, and an affiliate of Goldman, Sachs & Co., one of the Underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P. and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2012, GSMC originated or acquired approximately 2,013 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $61.2 billion.  As of March 31, 2012, GSMC had acted as a sponsor and mortgage loan seller on 59 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $1.064 billion and $2.165 billion of commercial loans in public and private offerings in calendar years 2010 and 2011, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After  origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Bellis Fair Mall”, “—Leetsdale Industrial Park” and “—The Outlet Shoppes at Oklahoma City” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

For each GSMC Mortgage Loan, if any, purchased by GSMC or its affiliates from a third party originator of such Mortgage Loan, GSMC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such GSMC Mortgage Loan to GSMC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan

Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria or, in the case of the Starwood Mortgage Loans and the Column Mortgage Loan, reunderwritten in accordance with the Goldman Originators underwriting criteria, except as described below under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria.”  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures

Repurchase Requests

GSMC most recently filed a Form ABS-15G on February 27, 2012.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including December 31, 2011, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation. CGMRC is an affiliate of Citigroup Global Markets Inc., one of the Underwriters.

CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $1.05 billion and $1.25 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010 and 2011, respectively.  CGMRC securitized approximately $520,448,761 million of multifamily and commercial mortgage loans in public and private offerings during the first four months of 2012.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CGMRC also reviewed and responded to a due diligence questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except as otherwise described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” below.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 13, 2012.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including December 31, 2011, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Archetype Mortgage Funding I LLC

General

Archetype Mortgage Funding I LLC (“AMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of AMC (together with its subsidiaries, including AMF I, “Archetype”).  AMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  AMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this prospectus supplement.  Archetype was formed to invest in commercial real estate debt.  The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Archetype also maintains offices in Charlotte, North Carolina and New York, New York.

GSMC provides short-term warehousing of mortgage loans originated by AMF I through a master repurchase facility.  The AMF I Mortgage Loans are subject to such master repurchase facility.  AMF I is using the proceeds from its sale of the AMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Archetype’s Securitization Program

This is the third commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of

America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Archetype securitized approximately $217 million of commercial loans in its prior securitizations.

Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self storage and industrial properties located in North America.  Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

AMF I is a party to an interest rate hedging agreement with Credit Suisse International with respect to each of the AMF I Mortgage Loans.  Those hedging arrangements will terminate in connection with the contribution of the AMF I Mortgage Loans to this securitization transaction.

Review of AMF I Mortgage Loans

Overview.  AMF I has conducted a review of the AMF I Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the AMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team”). The review procedures described below were employed with respect to all of the AMF I Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Archetype Review Team created a database of loan-level and property-level information relating to each AMF I Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process.  After origination of each AMF I Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such AMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

A data tape (the “AMF I Data Tape”) containing detailed information regarding each AMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The AMF I Data Tape was used to provide the numerical information regarding the AMF I Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. AMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by AMF I, relating to information in this prospectus supplement regarding the AMF I Mortgage Loans.  These procedures included:

●	comparing the information in the AMF I Data Tape against various source documents provided by AMF I that are described above under “—Database”;

●	comparing numerical information regarding the AMF I Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the AMF I Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the AMF I Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Archetype engaged various law firms to conduct certain legal reviews of the AMF I Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each AMF I Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the AMF I Mortgage Loans.  Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each AMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the AMF I Mortgage Loans, and (iv) the review of certain loan documents with respect to the AMF I Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Archetype was aware at the origination of any AMF I Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AMF I Mortgage Loans to determine whether any AMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Archetype Mortgage Funding I LLC” below.  See “—The Originators—Archetype Mortgage Funding I LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Archetype determined that the disclosure regarding the AMF I Mortgage Loans in this prospectus supplement is accurate in all material respects.  Archetype also determined that the AMF I Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria.  AMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Archetype has no history as a securitizer prior to February 2012.  AMC most recently filed a Form ABS-15G on April 26, 2012.  AMC’s Central Index Key is 0001548405.  Archetype has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Compensation of the Sponsors

 In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and Companion Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans and Companion Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, and an affiliate of Goldman, Sachs & Co., one of the Underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Jefferies LoanCore LLC, Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Mortgage Company, Archetype Mortgage Capital LLC, Archetype Mortgage Funding II LLC, Citigroup Global Markets Realty Corp., Column Financial, Inc., Bear Stearns Commercial Mortgage, Inc., Starwood Property BC, Starwood Property Sub-2A, Starwood Property Sub-3, SPT CA and Regions are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

Jefferies LoanCore LLC

General.  Each of the JLC Mortgage Loans was originated or acquired by Jefferies LoanCore. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated by Jefferies LoanCore.  Jefferies LoanCore reunderwrote one (1) JLC Mortgage Loan that it acquired from an unrelated third party to confirm conformity with the underwriting guidelines and processes described below.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan originated or acquired by Jefferies LoanCore  will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular JLC Mortgage Loans, see “—Exceptions to Underwriting Criteria” below and “Annex E-2 —Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Jefferies LoanCore. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, Jefferies LoanCore’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Jefferies LoanCore and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Jefferies LoanCore or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(1)           Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)           Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(3)           Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)           Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and Jefferies LoanCore or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) if a survey was prepared, the legal description of the Mortgaged Property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Jefferies LoanCore typically requires that the related Mortgaged Property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any Mortgaged Property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In such cases, Jefferies LoanCore may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; or (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a Mortgaged Property, Jefferies LoanCore may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated or acquired by Jefferies LoanCore. Furthermore, Jefferies LoanCore may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by Jefferies LoanCore are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for all repairs and maintenance, or (ii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for the repairs, or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the JLC Mortgage Loans, please see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria.  The JLC Mortgage Loans were originated in accordance with the underwriting standards set forth above or acquired and re-underwritten in accordance with those same standards.

Servicing.  Interim servicing for all loans originated by Jefferies LoanCore prior to securitization is typically performed by an interim servicer that is unaffiliated with Jefferies LoanCore.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

The Goldman Originators

Overview.  Each of GSCMC and GSMC, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the Underwriters, and GS Commercial Mortgage Securities Corporation II, the Depositor.  GSCMC and GSMC are referred to as the “Goldman Originators” in this prospectus supplement.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2012	$1.6	$528 million
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2012	$122	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property, or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved by the applicable Goldman Originator.   Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  Each Goldman Originator generally requires that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML“) or scenario expected loss (“SEL“) for the related mortgaged property.

Exceptions to Underwriting Criteria.  With respect to the Column Mortgage Loan and the Starwood Mortgage Loans, representing approximately 13.3% of the Initial Pool Balance, the loans were not originated by a Goldman Originator for securitization, but were acquired from unaffiliated third parties, and therefor do not conform in all respects with the underwriting criteria set forth above, as further described below.  GSMC did not perform credit checks of the borrowers or the principals on its own behalf or obtain new PCRs or Phase I reports for the mortgaged properties securing the Column Mortgage Loan and the Starwood Mortgage Loans.

GSMC reviewed borrower and principal financials statements, credit checks and bankruptcy searches provided by the sellers in connection with the origination of the Column Mortgage Loan and the Starwood Mortgage Loans. GSMC received borrower estoppels for the Column Mortgage Loan and the Starwood

Mortgage Loans confirming that such Mortgage Loans were not in default.  GSMC engaged third party consultants to review the existing insurance policies, PCRs and Phase I reports concerning the related mortgaged property provided by the originator of the Column Mortgage Loan and the Starwood Mortgage Loans.  GSMC re-underwrote each of the Column Mortgage Loan and the Starwood Mortgage Loans based on information provided to them by the seller, which included a review of the rent roll, operating statements, tax and insurance bills and material tenant leases.  GSMC conducted a site inspection of each of the mortgaged properties securing the Column Mortgage Loan and the Starwood Mortgage Loans. GSMC obtained a new appraisal for each of the mortgaged properties securing the Column Mortgage Loan and the Starwood Mortgage Loans.  Additionally, for each of the Column Mortgage Loan and the Starwood Mortgage Loans, GSMC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties made by the seller of the Column Mortgage Loan and the Starwood Mortgage Loans and had counsel review certain provisions of the related loan documents.  Based on these compensating factors, GSMC approved inclusion of the Column Mortgage Loan and the Starwood Mortgage Loans into this transaction.

Servicing.  Interim servicing for all loans originated by a Goldman Originator prior to securitization is typically performed by Archon Group, L.P., an affiliate of the Goldman Originators.  However, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, Archon Group, L.P. may retain primary servicing.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Property Analysis”, “—Third Party Reports—Appraisal and Loan-to-Value Ratio”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual, or (ii) if and to the extent that a single or major tenant

(which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

●
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  Except as described in the next paragraph, none of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

In the case of the Mortgage Loan secured by the Mortgaged Property identified as Embassy Suites - Aurora, CO on Annex A to this prospectus supplement, representing approximately 0.9% of the Initial Pool Balance, CGMRC originated the Mortgage Loan notwithstanding that the original loan-to-value ratio exceeded 80% based upon an “as-is” appraised value of the related Mortgaged Property in the amount of $17.3 million and the full original principal balance of the subject Mortgage Loan. The related Mortgaged Property is a hospitality property and is scheduled to have extensive renovation done under a property improvement plan (“PIP“) required by the franchisor. The original loan-to-value ratio based upon the “as-is” appraised value of the related Mortgaged Property and the full original principal balance of the subject Mortgage Loan was 87.3%. However, the appraiser also concluded “as renovated” and “as renovated and stabilized” appraised values of $23,200,000 and $24,000,000, respectively, resulting in original loan-to-value ratios of 65.1% and 62.9%, respectively. In addition, CGMRC required the related borrower to post a cash reserve related to the PIP with CGMRC in the amount of $5,315,345. Based on these compensating factors, CGMRC approved inclusion of the subject Mortgage Loan into this transaction.

Archetype Mortgage Funding I LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of AMF I’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an AMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Archetype may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

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Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance.  With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Archetype are as follows:

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Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement/Lease Commissions—in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

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Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the AMF I Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Archetype typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the AMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2012-GCJ7, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special

Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool —Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement (the “Trustee”).

DBNTC is a national banking association with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – GS12C7, and its telephone number is (714) 247-6000.  DBNTC and its affiliates have provided corporate trust services since 1991.  DBNTC and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011-2012, DBNTC and its affiliates were appointed to act as trustee or certificate administrator on twenty-one series of commercial mortgage-backed securities with an aggregate principal balance of approximately $17 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBNTC, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information concerning the Trustee has been provided by DBNTC.  None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificates may remove the Trustee upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and a Rating Agency Confirmation must be obtained.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first 3 paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo”) will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator”).  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion  in assets and 270,000 employees as of September 30, 2011, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsors, the master servicer, the special servicer, the trust advisor, and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2011, Wells Fargo Bank was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is required to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2011, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2011 Wells Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Assessment relates consisted, in part, of (i) approximately 2052 residential mortgage-backed securities (“RMBS”) transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 CMBS transactions with over 3,000 payment/reporting cycles.  The errors that contributed to the material instances of noncompliance described on the 2011 Wells Assessment occurred on certain RMBS and CMBS transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the RMBS payment/reporting cycles and approximately 0.2% of the CMBS payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the RMBS payment/reporting cycles and approximately 0.4% of the CMBS payment/reporting cycles.  The 2011 Wells Assessment discusses certain payment and reporting errors that occurred on RMBS transactions containing multi-group features, which are a subset of the errors impacting RMBS payment/reporting cycles described above.

The 2011 Wells Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The foregoing information has been provided by Wells Fargo. None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator (except for the information under the first 6 paragraphs of this section entitled “—The Certificate Administrator”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

The Certificate Administrator may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Trustee, the Special Servicer, the Operating Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all the Certificates may remove the Certificate Administrator upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate

Administrator will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000 and a Rating Agency Confirmation must be obtained.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator (in its capacity as Certificate Administrator) be required to perform, or be responsible for the manner of performance of, any of the obligations of the Trustee, the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00230% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Loan REMIC Residual Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Situs Holdings, LLC (“SH”) will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

The principal executive offices of SH are located at 4665 Southwest Freeway, Houston, Texas 77027.  SH has a special servicer rating of “CSS2” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average”.  SH is approved by Moody’s as a special servicer for CMBS transactions. As of March 31, 2012, SH directly manages 192 CMBS specially-serviced assets with an unpaid principal balance (“UPB”) of $2.75 billion and 268 non-performing whole loans of $1.39 billion.  SH is the named special servicer on 15 CMBS transactions with a UPB of $25.63 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM” ).  Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC.  SAM has a primary servicer rating of “CPS3+” and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average”. The primary special servicing operations of SH are located in San Francisco, California.  As of March 31, 2012, SAM was the Primary Servicer for 788 loans with a UPB of $8.00 billion. SitusServ L.P., an affiliate of SAM, was appointed the Operating Advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a $400 million CMBS securitization.

Unless otherwise noted, all the statistical information contained in this description is a composite of SH and SAM and its affiliates (“Situs”). Situs is involved in the commercial real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary Servicing

●	CMBS Special Servicing

●	Asset Management

●	Due Diligence and Underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries.  Situs has major offices located across the United States in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt.  We provide services to financial institutions. investors and servicers as well as to agencies of the United States Government.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities. Policies and procedures are reviewed annually and centrally managed. Furthermore Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Situs’ failure to comply with applicable servicing criteria in connection with any securitization transaction. Situs has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time SH may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against SH or of which any of its property is the subject, that would have a material adverse effect on SH’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

SH is not an affiliate of the Depositor, the Sponsors, the Underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or any Originator.

The foregoing information has been provided by SH. None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described in under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under  “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see  “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Whole Loans) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the holders of each Companion Loan for the servicing and administering of the Mortgage Loans and Companion Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans and the Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the Certificate Administrator.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia“), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 3/31/2012
By Approximate Number:	41,703	39,125	38,132	37,406
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.40	$451.09	$437.68	$431.90

Within this portfolio, as of March 31, 2012, are approximately 26,109 commercial and multifamily mortgage loans with a UPB of approximately $352.04 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD Q1 2012	$334,798,447,856	$1,943,657,539	0.58%

*	“P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, Inc., Standard & Poor’s Ratings Services and Morningstar Credit Ratings, LLC as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA” by Standard & Poor’s Ratings Services, “Aa3” by Moody’s  Investors Service, Inc. and “AA-” by Fitch, Inc.  The short-term deposits of Wells Fargo are rated “A-1+” by Standard & Poor’s Ratings Services, “P-1” by Moody’s Investors Service, Inc. and “F1+” by Fitch, Inc.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificate holders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority.”

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

Pursuant to an interim servicing agreement between Wells Fargo and AMF I, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by AMF I, including, prior to their inclusion in the Issuing Entity, all of the mortgage loans to be contributed to this securitization by AMF I.   There are currently no outstanding servicing advances made by Wells Fargo in regards to any Mortgage Loan being transferred by AMF I that is serviced by Wells Fargo prior to its inclusion in the Issuing Entity.

Pursuant to an interim servicing agreement between Wells Fargo and Jefferies LoanCore, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Jefferies LoanCore, including, prior to their inclusion in the Issuing Entity, certain of the mortgage loans to be contributed to this securitization by Jefferies LoanCore.   There are currently no outstanding servicing advances made by Wells Fargo in regards to any Mortgage Loan being transferred by Jefferies LoanCore that is serviced by Wells Fargo prior to its inclusion in the Issuing Entity.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the Underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

The Special Servicer

Midland Loan Services, a division of PNC Bank, National Association (“Midland”), a national banking association, will act as the special servicer (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from Standard & Poor’s Ratings Services, Fitch, Inc. and Morningstar Credit Ratings, LLC.  Standard & Poor’s Ratings Services ranks Midland as “Strong”, Fitch, Inc. ranks Midland as “1” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2012, Midland was servicing approximately 33,640 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 12,144 of such loans, with a total principal balance of approximately $127 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of March 31, 2012, Midland was named the special servicer in approximately 139 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $73 billion.  With respect to such transactions as of such date, Midland was administering approximately 299 assets with an outstanding principal balance of approximately $3.7 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137
Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011
Total	$101	$63	$75

Midland may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder, the Companion Interest holder, other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement and the related Intercreditor Agreement and limitations on the right of such person to replace the Special Servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

The foregoing information has been provided by Midland.  None of the Depositor, the Underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated without cause by (i) the Certificateholders (if a Control Termination Event has occurred and is continuing and, with respect to each Whole Loan, with the consent of the related Whole Loan Directing Holder for so long as the related Companion Loan holder is the related Whole Loan Directing Holder), (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist and, with respect to each Whole Loan, with the consent of the related Whole Loan Directing Holder for so long as the related Companion Loan holder is the related Whole Loan Directing Holder) and (iii) the related Whole Loan Directing Holder (with respect to the related Whole Loan, for so long as the related Companion Loan holder is the related Whole Loan Directing Holder and, for so long as a Control Termination Event does not exist, with the consent of the Controlling Class Representative) as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Companion Loan (including a Specially Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan.  With respect to each Mortgage Loan and Companion Loan (including each Specially Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a rate (the “Servicing Fee Rate”), which together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (or, in the case of a Whole Loan, with respect to the related Mortgage Loan); (b) be calculated on the same basis as interest is calculated on the related Mortgage

Loan; and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan or Whole Loan (which may be zero) and (b) 100% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan or Whole Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan or Whole Loan documents.

“Excess Assumption Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Assumption Fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees), over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding Special Servicing Fees, Workout Fees, Liquidation Fees and Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such assumption fees (which additional expenses will be reimbursed from such assumption fees) and (B) expenses previously paid or reimbursed from Assumption Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan (or Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  For each modification, extension, waiver or amendment of a Mortgage Loan in connection with working out that Mortgage Loan, the Excess Modification Fees (other than Excess Modification Fees with respect to property releases and permitted transfers that are contemplated by, and performed in accordance with, the terms of the related loan agreement) collected from or on behalf of the related borrower (taken in the aggregate with any other Excess Modification Fees collected from or on behalf of the related borrower within the prior 12 months) will be subject to a cap of 1.5% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment); provided that no Excess Modification Fee will be less than $25,000.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan or REO Property; provided that if the Mortgage Loan ceases being a Corrected Mortgage Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan ceasing to be a Corrected Mortgage Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan ceased to be a Corrected Mortgage Loan within 12 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Mortgage Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be offset to the extent described above.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan or Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, and excluding any amounts allocable to a Companion Loan pursuant to the related Co-Lender Agreement and excluding any Excess Interest.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, assumption fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to any Mortgage Loan (or the Whole Loan) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees“ means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loan on the same basis as interest is calculated on the related Specially Serviced Mortgage Loans and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate“ means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Mortgage Loan or REO Property that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Mortgage Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding Excess Interest) and principal received on that Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (g) of the definition of “Specially Serviced Mortgage Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan or Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (a) of the definition of “Specially Serviced Mortgage Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan (or Whole Loan, if applicable) again becomes a Corrected Mortgage Loan.

The “Workout Fee Rate” will be a rate equal to (a) 0.75% with respect to any Corrected Mortgage Loan  with an outstanding principal balance after the Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan greater than $25,000,000 or (b) 1.0% with respect to any Corrected Mortgage Loan with an outstanding principal balance after the Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan equal to or less than $25,000,000, or (c) if the rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Whole Loans that were Corrected Mortgage Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Mortgage Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of the applicable Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Mortgage Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (a) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by the immediately preceding proviso and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to (a) 0.75% with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are equal to or greater than $25,000,000 or (b) 1.0% with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are less than $25,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the Controlling Class Representative (based on the Controlling Class Purchase Option), or a mezzanine loan holder, if any, or the holder of the McCraney Subordinate Loan or the holder of any Companion Loan, in each case within 90 days of (x) when the related purchase option first becomes exercisable or (y) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Mortgage Loan or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds) received in connection with a liquidation of a Mortgage Loan or Mortgaged Property.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan or Whole Loan (which may be zero) and 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related Mortgage Loan documents, including exercising all remedies available under such Mortgage Loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any Special Servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Excess Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00125% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000.00, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer
accrue on the related Stated Principal Balance at a rate, which together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer	– a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan	from time to time	the related fee/ investment income

–  100% of assumption application fees on non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan  (or Whole Loan, if applicable)
from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer
accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Mortgage Loan or REO Property that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Mortgage Loans or REO Property (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Mortgage Loan or REO Property and prorated for partial periods)
		monthly	general collections

Work-out Fee / Special Servicer
(a) 0.75% of each collection of principal and interest (excluding Excess Interest) with respect to any Corrected Mortgage Loan with an outstanding principal balance after the Mortgage Loan becomes a Corrected Mortgage Loan greater than $25,000,000, or (b) 1.0% of each collection of principal and interest with respect to any Corrected Mortgage Loan with an outstanding principal balance after the Mortgage Loan  (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan equal to or less than $25,000,000, or (c) if such rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan  (or Whole Loan, if applicable)  from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout
		monthly	the related collections of principal and interest

Type/Recipient	Amount	Frequency	Source of Funds
Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Mortgage Loan through and including the related maturity date

Liquidation Fee / Special Servicer
(a) 0.75% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, equal to or greater than $25,000,000 or (b) 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Mortgage Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, less than $25,000,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	– a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Mortgage Loans	from time to time

	– all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
accrues at a per annum rate equal to 0.00230% which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
accrues at a per annum rate equal to 0.00125% which, together with the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate, with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		time to time	paid by related borrower

Type/Recipient	Amount	Frequency	Source of Funds

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor,  the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
		time to time	general collections

Affiliates and Certain Relationships

The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, and Goldman Sachs & Co., one of the Underwriters.  In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the Underwriters, are affiliated with each other.  In addition, Jefferies LoanCore LLC, a Sponsor and an Originator, and Jefferies & Company, Inc., one of the Underwriters, are affiliated with each other.  In addition, Wells Fargo Bank, National Association is both the Certificate Administrator and the Master Servicer.

Jefferies LoanCore LLC or an affiliate will, as of the date of initial issuance of the offered certificates: (i) hold the subordinate companion loan related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 101 Ludlow, representing approximately 3.2% of the Initial Pool Balance; (ii) hold the subordinate companion loan related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Jackson Street, representing approximately 1.0% of the Initial Pool Balance; (iii) hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 1155 F Street, Holiday Inn Manhattan View and 940 8th Avenue, representing approximately 8.0%, 1.2% and 0.9%, respectively, of the Initial Pool Balance; (iv) hold a subordinate loan interest secured by direct or indirect equity interests in the related borrowers and mortgages related to certain non-income producing parcels in connection with the Mortgaged Property identified on Annex A to this prospectus supplement as McCraney Industrial Portfolio, representing approximately 2.9% of the Initial Pool Balance; and (v) holds a preferred equity interest in the related borrower under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Independence Place, representing approximately 1.6% of the Initial Pool Balance.

Pursuant to separate interim servicing agreements between Wells Fargo Bank, National Association, the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the Mortgage Loans to be contributed to this securitization by AMF I, a Sponsor and an Originator as well as other mortgage loans owned by AMF I; and

●
all of the Mortgage Loans to be contributed to this securitization by Jefferies LoanCore LLC, a Sponsor, an Originator and an affiliate of Jefferies & Company, Inc., one of the Underwriters as well as other mortgage loans owned by Jefferies LoanCore LLC.

Wells Fargo Bank, National Association is also the custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp.

In addition, Goldman Sachs Mortgage Company, a sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the Depositor are subject to that repurchase facility.

Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company and certain other third party lenders provide warehouse financing to JLC Financing Affiliates through various repurchase facilities. Jefferies LoanCore LLC guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. Most of the JLC Mortgage Loans, are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore LLC will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore LLC to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of May 18, 2012, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to 12 JLC Mortgage Loans with an aggregate Cut-off Date Balance of $368,141,439, which represents approximately 22.7% of the Initial Pool Balance. In addition to those 12 JLC Mortgage Loans, it is expected that, as of the date of initial issuance of the Certificates, Goldman Sachs Mortgage Company will also be the repurchase agreement counterparty with respect to 2 other JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $33,939,524, which represents approximately 2.1% of the Initial Pool Balance.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of $749,575,944, which represents approximately 46.2% of the Initial Pool Balance.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 16 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class A-S Certificates, the Class B Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-A Certificates and the Class X-B Certificates are referred to as the “Class X Certificates” in this prospectus supplement.  The Certificates other than the Class S Certificates and the Class R Certificates are referred to as the “Regular Certificates”  in this prospectus supplement. The Class X-B Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class S and the Class R Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Whole Loan, only to the extent of the Issuing Entity’s interest in the related REO Property; (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Loan REMIC Residual Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans, and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):
Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$88,050,000
Class A-2	$243,624,000
Class A-3	$48,140,000
Class A-4	$673,926,000
Class A-AB	$82,519,000
Class X-A	$1,308,727,000
Class X-B	$314,501,182
Class A-S	$172,468,000
Class B	$93,336,000
Class C	$54,784,000
Class D	$64,929,000
Class E	$26,377,000
Class F	$26,378,000
Class G	$48,697,182

The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, holders of such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount“).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates.  The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the related Revised Rate in respect of the ARD Loan in excess of the interest accrued at the related Initial Rate, plus any compound interest thereon, to the extent permitted by applicable law.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than a Class R or Class S Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)  the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)  all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)  all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

(C)  all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)  with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E)  Excess Interest;

(F)  all yield maintenance charges and prepayment premiums;

(G)  all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(H)  any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(b)  all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(c)  for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, (ii) any Mortgage Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) Mortgage Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2012, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day, commencing in July 2012.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 1.144%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 2.318%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 3.206%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 3.377%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 2.935%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to 4.085%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 4.740%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.000%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.000%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.000%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this prospectus supplement.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each

Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan as of any date of determination will be equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.  In addition, for each Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the related Companion Loan will equal the Servicing Fee Rate for such Companion Loan, in each case calculated on the same basis as interest is calculated on the related Mortgage Loan.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan (or Whole Loan, if applicable) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity (or holder of the related Companion Loan, if applicable) or advanced for such Distribution Date.  The Stated Principal Balance of a Mortgage Loan (or Whole Loan, if applicable) may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan (or Whole Loan, if applicable) or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan (or Whole Loan, if applicable) is paid in full or the Mortgage Loan (or Whole Loan, if applicable, or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan (or Whole Loan, if applicable) will be zero.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)  the sum, without duplication, of:

(1)  the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)  the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)  Unscheduled Payments on deposit in the Collection Account as of the related Determination Date; and

(4)  the Principal Shortfall, if any, for such Distribution Date, less

(b)  the sum, without duplication, of the amount of any reimbursements of:

(1)  Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)  Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any REO Mortgage Loans) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)       to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on

Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)        to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)       to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)       to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)        to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)       to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Sixth, to the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such

Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Excess Interest.  On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loan during the one month period ending on the related Determination Date to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders as follows: (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A Certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (b) as among the Classes of Certificates in each YM Group, in the following manner:  (1) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (2) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.   If there is more than one Class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class R Certificates or the Class S Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

Absent express provisions in the loan documents or the related Co-Lender Agreement, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds in the absence of such express provisions and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived) will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated or in the case of the ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan (including the Whole Loan) exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, exclusive of any amounts payable to the holder of any Companion Loan pursuant to the related Co-Lender Agreement) will be deemed allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees).

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F and Class G Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Sequential Pay Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and excluding any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall occurs as a result of the Master

Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates.  The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.  The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G Certificates.  The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero.  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Sequential Pay Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Whole Loan, if applicable) on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Whole Loan), or changes any other material economic term of the Mortgage Loan (or Whole Loan) or impairs the security of the

Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Whole Loan) following the occurrence of a Servicing Transfer Event;

●	that date on which the Mortgage Loan (or Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	that date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Whole Loan) remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  Subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement with respect to each Whole Loan, no appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus (except in the case of a Whole Loan) such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Whole Loan, interest on the related Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Whole Loan will be allocated to notionally reduce the outstanding principal balance of the related Companion Loan prior to any allocation to the related Mortgage Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates).  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan or Whole Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan or Whole Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Whole Loan.

In connection with each Whole Loan, the holder of the related Companion Loan will be entitled to require additional appraisals for the purposes of determining the identity of the related Whole Loan Directing Holder.  See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Any Mortgage Loan or Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Mortgage Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly post notice of any such Appraisal Reduction to the Certificate Administrator’s website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction in respect of such Class will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, shall recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates and the Class S Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by Non-Reduced Certificates.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer,

the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, in which case such Certificate will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with

DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the Underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying

Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates (which will also reduce the Notional Amount of the Class X-A Certificates in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates (which will also reduce the Notional Amount of the Class X-A Certificates in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Archetype Mortgage Capital LLC, in the case of Archetype Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, the exercise of a defaulted loan purchase option by the holder of a Companion Loan (in the case of a Whole Loan) or the exercise of purchase options by the holder of a mezzanine/subordinate loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates.  Realized Losses are likely to occur only in connection with a default on a Mortgage Loan, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date.  Any reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates as a result of the application of Realized Losses will also reduce the Notional Amount of the related Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.  Additionally, certain of the Mortgage Loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related Mortgage Loan documents.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates and will result in a reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A certificates) and extending the weighted average life of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts (and consequently reduction of the Notional Amount) of the Offered Certificates, may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates (and consequently reduction of the Notional Amount) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Offered Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution

Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of the month), (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or

Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in July 2012, (x) the Certificates will be issued on June 7, 2012, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) the ARD Loan prepays in full on its Anticipated Repayment Date, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification and (xiv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates are set forth in the “Certificate Summary” of this prospectus supplement.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B or Class C Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	81%	81%	81%	81%	81%
June 10, 2014	56%	56%	56%	56%	56%
June 10, 2015	29%	29%	29%	29%	29%
June 10, 2016	0%	0%	0%	0%	0%
June 10, 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.22	2.22	2.22	2.22	2.22
First Principal Payment Date	Jul 12	Jul 12	Jul 12	Jul 12	Jul 12
Last Principal Payment Date	Jul 16	Jun 16	Jun 16	May 16	May 16

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	100%	100%	100%	100%	100%
June 10, 2014	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	99%	98%	97%	82%
June 10, 2017	8%	7%	7%	7%	2%
June 10, 2018 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.60	4.59	4.59	4.57	4.44
First Principal Payment Date	Jul 16	Jun 16	Jun 16	May 16	May 16
Last Principal Payment Date	Sep 17	Sep 17	Sep 17	Sep 17	Sep 17

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	100%	100%	100%	100%	100%
June 10, 2014	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.68	6.66	6.65	6.62	6.43
First Principal Payment Date	Feb 19	Nov 18	Nov 18	Nov 18	Nov 18
Last Principal Payment Date	Feb 19	Feb 19	Feb 19	Feb 19	Nov 18

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	100%	100%	100%	100%	100%
June 10, 2014	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	99%	99%	95%
June 10, 2020	100%	99%	97%	96%	95%
June 10, 2021	75%	71%	66%	61%	34%
June 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.19	9.13	9.08	9.03	8.81
First Principal Payment Date	Dec 20	May 19	May 19	May 19	Nov 18
Last Principal Payment Date	Mar 22	Feb 22	Feb 22	Feb 22	Dec 21

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	100%	100%	100%	100%	100%
June 10, 2014	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	77%	77%	77%	77%	77%
June 10, 2019	46%	46%	46%	46%	46%
June 10, 2020	14%	14%	14%	14%	15%
June 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.91	6.91	6.91	6.91	6.92
First Principal Payment Date	Sep 17	Sep 17	Sep 17	Sep 17	Sep 17
Last Principal Payment Date	Dec 20	Dec 20	Dec 20	Dec 20	Dec 20

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	100%	100%	100%	100%	100%
June 10, 2014	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.85	9.81	9.78	9.74	9.58
First Principal Payment Date	Mar 22	Feb 22	Feb 22	Feb 22	Dec 21
Last Principal Payment Date	May 22	Apr 22	Apr 22	Apr 22	Feb 22

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	100%	100%	100%	100%	100%
June 10, 2014	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.93	9.92	9.89	9.85	9.68
First Principal Payment Date	May 22	Apr 22	Apr 22	Apr 22	Feb 22
Last Principal Payment Date	May 22	May 22	May 22	May 22	Feb 22

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 10, 2013	100%	100%	100%	100%	100%
June 10, 2014	100%	100%	100%	100%	100%
June 10, 2015	100%	100%	100%	100%	100%
June 10, 2016	100%	100%	100%	100%	100%
June 10, 2017	100%	100%	100%	100%	100%
June 10, 2018	100%	100%	100%	100%	100%
June 10, 2019	100%	100%	100%	100%	100%
June 10, 2020	100%	100%	100%	100%	100%
June 10, 2021	100%	100%	100%	100%	100%
June 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.93	9.93	9.93	9.93	9.68
First Principal Payment Date	May 22	May 22	May 22	May 22	Feb 22
Last Principal Payment Date	May 22	May 22	May 22	May 22	Feb 22

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including June 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.521%	3.522%	3.523%	3.523%	3.523%
96-00	3.029%	3.029%	3.030%	3.030%	3.030%
97-00	2.544%	2.544%	2.545%	2.545%	2.545%
98-00	2.067%	2.067%	2.067%	2.067%	2.067%
99-00	1.597%	1.597%	1.597%	1.597%	1.597%
100-00	1.134%	1.134%	1.134%	1.134%	1.134%
101-00	0.677%	0.677%	0.677%	0.677%	0.677%
102-00	0.228%	0.228%	0.227%	0.227%	0.227%
103-00	-0.215%	-0.215%	-0.216%	-0.216%	-0.216%
104-00	-0.652%	-0.652%	-0.653%	-0.653%	-0.653%
105-00	-1.082%	-1.083%	-1.084%	-1.084%	-1.084%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.508%	3.510%	3.512%	3.515%	3.548%
96-00	3.264%	3.265%	3.267%	3.269%	3.295%
97-00	3.023%	3.024%	3.025%	3.027%	3.046%
98-00	2.784%	2.785%	2.786%	2.787%	2.800%
99-00	2.549%	2.549%	2.549%	2.550%	2.556%
100-00	2.316%	2.316%	2.316%	2.316%	2.315%
101-00	2.086%	2.085%	2.085%	2.084%	2.077%
102-00	1.858%	1.857%	1.857%	1.855%	1.842%
103-00	1.633%	1.632%	1.631%	1.629%	1.610%
104-00	1.410%	1.409%	1.408%	1.405%	1.380%
105-00	1.190%	1.189%	1.187%	1.184%	1.152%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.083%	4.084%	4.086%	4.089%	4.113%
96-00	3.905%	3.906%	3.907%	3.909%	3.928%
97-00	3.729%	3.730%	3.731%	3.732%	3.747%
98-00	3.555%	3.556%	3.557%	3.558%	3.567%
99-00	3.384%	3.384%	3.384%	3.385%	3.389%
100-00	3.214%	3.214%	3.214%	3.214%	3.213%
101-00	3.046%	3.046%	3.046%	3.045%	3.040%
102-00	2.880%	2.880%	2.879%	2.878%	2.868%
103-00	2.716%	2.716%	2.715%	2.713%	2.699%
104-00	2.554%	2.553%	2.552%	2.550%	2.531%
105-00	2.394%	2.393%	2.391%	2.388%	2.365%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.052%	4.055%	4.058%	4.061%	4.076%
96-00	3.916%	3.919%	3.921%	3.924%	3.935%
97-00	3.782%	3.784%	3.786%	3.788%	3.796%
98-00	3.650%	3.651%	3.652%	3.654%	3.659%
99-00	3.519%	3.520%	3.520%	3.521%	3.524%
100-00	3.390%	3.390%	3.390%	3.390%	3.390%
101-00	3.262%	3.262%	3.261%	3.260%	3.257%
102-00	3.136%	3.135%	3.133%	3.132%	3.126%
103-00	3.011%	3.009%	3.007%	3.005%	2.997%
104-00	2.888%	2.885%	2.883%	2.880%	2.869%
105-00	2.766%	2.762%	2.759%	2.756%	2.742%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.776%	3.776%	3.776%	3.776%	3.775%
96-00	3.605%	3.605%	3.605%	3.605%	3.604%
97-00	3.436%	3.436%	3.436%	3.436%	3.435%
98-00	3.269%	3.269%	3.269%	3.269%	3.269%
99-00	3.104%	3.104%	3.104%	3.104%	3.104%
100-00	2.941%	2.941%	2.941%	2.941%	2.941%
101-00	2.780%	2.780%	2.780%	2.780%	2.780%
102-00	2.621%	2.621%	2.621%	2.621%	2.621%
103-00	2.463%	2.463%	2.463%	2.463%	2.464%
104-00	2.308%	2.308%	2.308%	2.308%	2.308%
105-00	2.154%	2.154%	2.154%	2.154%	2.154%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
11-00	15.853%	15.785%	15.722%	15.647%	15.228%
12-00	12.942%	12.869%	12.800%	12.720%	12.277%
13-00	10.414%	10.336%	10.262%	10.178%	9.713%
14-00	8.189%	8.106%	8.028%	7.939%	7.455%
15-00	6.209%	6.121%	6.040%	5.947%	5.445%
16-00	4.431%	4.339%	4.254%	4.157%	3.638%
17-00	2.820%	2.725%	2.636%	2.536%	2.001%
18-00	1.352%	1.252%	1.161%	1.057%	0.508%
19-00	0.004%	-0.099%	-0.193%	-0.300%	-0.862%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.754%	4.756%	4.758%	4.760%	4.768%
96-00	4.621%	4.623%	4.624%	4.626%	4.633%
97-00	4.490%	4.492%	4.493%	4.494%	4.499%
98-00	4.361%	4.362%	4.363%	4.363%	4.367%
99-00	4.233%	4.234%	4.234%	4.234%	4.236%
100-00	4.107%	4.107%	4.107%	4.107%	4.107%
101-00	3.982%	3.982%	3.982%	3.981%	3.979%
102-00	3.859%	3.858%	3.858%	3.857%	3.853%
103-00	3.737%	3.736%	3.735%	3.734%	3.729%
104-00	3.617%	3.615%	3.614%	3.612%	3.606%
105-00	3.498%	3.496%	3.494%	3.492%	3.484%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.436%	5.436%	5.438%	5.440%	5.449%
96-00	5.300%	5.300%	5.301%	5.303%	5.310%
97-00	5.166%	5.166%	5.167%	5.168%	5.173%
98-00	5.033%	5.033%	5.033%	5.034%	5.038%
99-00	4.901%	4.901%	4.902%	4.902%	4.904%
100-00	4.772%	4.772%	4.772%	4.772%	4.771%
101-00	4.644%	4.644%	4.643%	4.643%	4.641%
102-00	4.517%	4.517%	4.516%	4.516%	4.512%
103-00	4.392%	4.392%	4.391%	4.390%	4.384%
104-00	4.269%	4.269%	4.267%	4.265%	4.258%
105-00	4.146%	4.146%	4.145%	4.143%	4.133%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
90-00	7.264%	7.264%	7.264%	7.264%	7.292%
91-00	7.111%	7.110%	7.110%	7.110%	7.135%
92-00	6.959%	6.959%	6.959%	6.958%	6.981%
93-00	6.809%	6.809%	6.809%	6.809%	6.828%
94-00	6.661%	6.661%	6.661%	6.661%	6.678%
95-00	6.516%	6.516%	6.516%	6.515%	6.529%
96-00	6.372%	6.372%	6.372%	6.372%	6.383%
97-00	6.230%	6.230%	6.230%	6.230%	6.238%
98-00	6.090%	6.090%	6.090%	6.090%	6.095%
99-00	5.952%	5.952%	5.951%	5.951%	5.954%
100-00	5.815%	5.815%	5.815%	5.815%	5.815%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 2012 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans, the Companion Loans and any REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.  The information in this prospectus supplement supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, each Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though such Companion Loan was a part of the Mortgage Pool.  If the related Companion Loan becomes a Specially Serviced Mortgage Loan, then the related Mortgage Loan will become a Specially Serviced Mortgage Loan.  For more detailed information, including any termination rights with respect to the Special Servicer and any particular Whole Loan, please see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator as soon as available. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Certificate Administrator, or any custodian for the Certificate Administrator, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  AMC is guaranteeing the repurchase and substitution obligations of AMF I under the related Mortgage Loan Purchase Agreement in the event that AMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of AMC in respect of AMF I) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (and Whole Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the holders of the Companion Loans for the servicing and administering of the Mortgage Loans (or Whole Loans, if applicable) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans, the Whole Loans, and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Whole Loans) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with:

●	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties; and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Whole Loans;

●	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or the Whole Loans); or

2.      in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan or Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if a Whole Loan is involved, with a view to the maximization of recovery on such Whole Loan to the Certificateholders and the holder of the related Companion Loan (as if they were one lender)) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.      the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer;

3.      the obligation, if any, of the Master Servicer to make Advances;

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan—

●	which is not a Specially Serviced Mortgage Loan; or

●	that is a Corrected Mortgage Loan.

A “Specially Serviced Mortgage Loan” means any Mortgage Loan or Whole Loan (including an REO Mortgage Loan and REO Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows, unless the holder of a Companion Loan is exercising cure rights in accordance with the related Co-Lender Agreement:

(a)      the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan or Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)      there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to a Whole Loan, for so long as the related Companion Loan holder is the related Whole Loan Directing Holder) or the related Whole Loan Directing Holder (with respect to the related Whole Loan, for so long as the related Companion Loan holder is the related Whole Loan Directing Holder), as applicable) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or in the case of a Whole Loan, the Certificateholders or the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or in the case of a Whole Loan, the Certificateholders or the holder of the Companion Loan); or

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

(d)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)      the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)       the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)      the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to a Whole Loan, for so long as the related Companion

Loan holder is the related Whole Loan Directing Holder) or the related Whole Loan Directing Holder (with respect to a Whole Loan, for so long as the related Companion Loan holder is the related Whole Loan Directing Holder), as applicable) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affect the interests of Certificateholders or, in the case of a Whole Loan, the interests of Certificateholders or the holder of the related Companion Loan, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Whole Loan).

It shall be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to a Whole Loan, for so long as the related Companion Loan holder is the related Whole Loan Directing Holder) or the related Whole Loan Directing Holder (with respect to a Whole Loan for so long as the related Companion Loan holder is the related Whole Loan Directing Holder), as applicable), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative and the related Whole Loan Directing Holder, as applicable, will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or the related Whole Loan Directing Holder, as applicable, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (or Whole Loan) will become a “Corrected Mortgage Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Whole Loan, it will be considered to exist for the entire Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Whole Loan) to the Special Servicer when that Mortgage Loan (or Whole Loan) becomes a Specially Serviced Mortgage Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Whole Loan) to the Master Servicer when it becomes a Corrected Mortgage Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Mortgage Loans and act as disposition manager of REO Properties.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (but not the Companion Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Whole Loan) to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, New York edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

None of the Master Servicer or the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans.  Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be evidenced by an officers’ certificate delivered to the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the Controlling Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance); provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer, and the Master Servicer may conclusively rely upon any determination by the Special Servicer.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Whole Loan, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and/or the holder of the related Companion Loan constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to each Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges, Modification Fees and Assumption Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated companion collection account (the “Companion Collection Account”) with respect to the Whole Loans, which may be a sub-account of the Collection Account and deposit amounts collected in respect of the Whole Loans in the Companion Collection Account.  The Issuing Entity will only be entitled to amounts on deposit in the Companion Collection Account to the extent these funds are not otherwise payable to a Companion Loan holder.

The Certificate Administrator will be required to establish and maintain three accounts, which may be sub-accounts of a single account: (i) the loan REMIC residual distribution account (the “Loan REMIC Residual Distribution Accounts”), (ii) the “Lower-Tier Distribution Account” and (iii) the “Upper-Tier Distribution Account” (collectively with the Loan REMIC Residual Distribution Account and the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the Available Funds and any prepayment premiums or yield maintenance charges.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Amounts received with respect to the Loan REMIC Residual Interests will be deposited into the Loan REMIC Residual Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2013) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account.  The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer on or prior to the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Sequential Pay Certificates, such gains will be deposited into the Excess

Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and all Realized Losses on such Certificates after application of the Available Funds for such Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Trustee (or the Master Servicer or the Special Servicer (in the case of any REO Account) on behalf of the Trustee) on behalf of the holders of Certificates.  Each of the Collection Account, the Companion Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Companion Collection Account, each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Companion Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan (or Whole Loan) the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan (or Whole Loan),  apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan upon a subsequent default.

Application of Penalty Charges, Modification Fees and Assumption Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under any related Co-Lender Agreement or as provided below) all Penalty Charges, Modification Fees and Assumption Fees  received with respect to a Mortgage Loan or Whole Loan during the related one-month period ending on the related Determination Date:

first, to the extent of all Penalty Charges, Modification Fees and Assumption Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements;

fourth, (a) to the extent of all remaining Penalty Charges, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances with respect to any Mortgage Loan or Whole Loan that have been determined to be Non-Recoverable Advances and related interest on Non-Recoverable Advances; and (b) to the extent of any remaining Modification Fees and any remaining Assumption Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation;

fifth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to any Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account, unless such amounts were previously paid or reimbursed by the borrower (and such amounts will be deposited in the Collection Account as recoveries of such Non-Recoverable Advances);

sixth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to any Mortgage Loan or Whole Loan previously paid from the Collection Account (and such amounts will be deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity); and

seventh, to the extent of all remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Companion Collection Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan or REO

Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Whole Loan.  With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to a Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Whole Loan.  With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to a Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan, any applicable Companion Loan and the principal amount of the proposed additional lien) and (E) is not (or, in case of a Whole Loan, does not include) one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $5,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Mortgage Loans) or the Special Servicer (for Specially Serviced Mortgage Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2013; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and the Master Servicer and the Certificate Administrator are required to cause any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the holder of each Companion Loan on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event), the Depositor and the holder of each Companion Loan, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master

Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, the Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, the holder of a Companion Loan or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)
(i) any failure by the Master Servicer to make a required deposit to the Collection Account or the Companion Collection Account or remit to the holder of a Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)
any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)
any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 30 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights or, if affected thereby, the holder of a Companion Loan; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(d)	any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or by the holder of a Companion Loan that is affected thereby; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)
Moody’s Investors Service, Inc. (“Moody’s”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)
the Trustee receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days;

(h)
either the Master Servicer or the Special Servicer has failed to maintain a ranking by Morningstar Credit Ratings, LLC (“Morningstar”) equal to or higher than “MOR CS3” as a servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of such event; and

(i)
the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates or, with respect to the related Whole Loan only, at the direction of an affected holder of a Companion Loan to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.  For so long as a Companion Loan holder is a Whole Loan Directing Holder, any successor Special Servicer with respect to the related Whole Loan is subject to consent of that Companion Loan Holder.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Companion Loan holder and the Master Servicer is not otherwise terminated or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Companion Loan, then the Master Servicer may not be terminated by or at the direction of the holder of the related Companion Loan, but the Trustee, at the written direction of the holder(s) of the related Companion Loan, will be required to direct the Master Servicer to appoint a sub-servicer that will be responsible for servicing the Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which Moody’s, DBRS and Morningstar have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby shall have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate the Master Servicer upon 5 business days’ notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer, with respect to the related Whole Loan only, by each affected holder of a Companion Loan), except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, the Companion Collection Account, or any Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.  If a Servicer Termination Event by the Master Servicer is waived in connection with a Whole Loan, the holder of the related Companion Loan may require that the Master Servicer appoint a sub-servicer to service the related Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)
if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Controlling Class Representative (and, with respect to each Whole Loan, with the consent of the related Whole Loan Directing Holder for so long as the related Companion Loan holder is the related Whole Loan Directing Holder); and

(b)
if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (and, in each case, with respect to each Whole Loan, with the consent of the related Whole Loan Directing Holder for so long as the related Companion Loan holder is the related Whole Loan Directing Holder).

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the

Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the suggested successor Special Servicer.  If such written direction is not provided within such 180 days of the request for the vote, the recommendation of the Operating Advisor to remove and replace the Special Servicer will be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of a Whole Loan, for so long as the holder of the related Companion Loan or its designee is a Whole Loan Directing Holder with respect to any Whole Loan or any related REO Property, the related Whole Loan Directing Holder will have the right to terminate and replace the Special Servicer with respect to the related Whole Loan or any related REO Property, with or without cause, in accordance with the related Intercreditor Agreement; provided that, unless a Control Termination Event has occurred and is continuing, the Whole Loan Directing Holder will be required obtain the consent of the Controlling Class Representative to terminate and replace the Special Servicer without cause.  For so long as the holder of the related Companion Loan or its designee is a Whole Loan Directing Holder with respect to any Whole Loan or any related REO Property, the rights of the Controlling Class Representative or the Certificateholders to terminate or replace the Special Servicer with respect to the related Whole Loan or any related REO Property as described above will be subject to the Whole Loan Directing Holder’s right to consent to any such termination or replacement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)      to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holder of any Companion Loan;

(b)      to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or of the holder of a Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)      to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, the holder of a Companion Loan, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel;

(f)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan;

(g)      to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)      in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

With respect to paragraph (h) above, a recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor or (iv) change in any manner the obligations or rights of any Underwriter without the consent of the related Underwriter.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Whole Loans, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Companion Loan without the consent of the related holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of the holder of that Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of a Companion Loan, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect the holder of a Companion Loan without its consent, or (8) change in any manner the obligations or rights of any Underwriter without the consent of the affected Underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Mortgage Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be a Property Advance.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative (other than with respect to a Whole Loan prior to the related AB Control Appraisal Period) and (prior to the related AB Control Appraisal Period) the related Whole Loan Directing Holder (with respect to such Whole Loan).

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the holder of the related Companion Loan, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or the holder of the related Companion Loan, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the holder of the related Companion Loan (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the holder of the related Companion Loan (as a collective whole as if the Issuing Entity and, if applicable, the holder of the related Companion Loan constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the holder of the related Companion Loan, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the holder of the related Companion Loan.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property shall be sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the related Loan REMIC or the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If a Loan REMIC or the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the related Loan REMIC or the Lower-Tier REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property.  Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the related Loan REMIC or the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the related Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan becoming a defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the defaulted Mortgage Loan on behalf of the Certificateholders and the related Companion Loan holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or bids received regarding the sale of any defaulted Mortgage Loan or any REO Property.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Whole Loan, the occupancy level and physical condition of the defaulted Mortgage Loan and the state of the local economy.

If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price.  However, no bid from an Interested Person will constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Except following the occurrence and during the continuance of a Consultation Termination Event, any sale of any defaulted Mortgage Loan for less than the Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) will be subject to the right of the Controlling Class Representative to match the price at which the defaulted Mortgage Loan is to be sold and purchase such defaulted Mortgage Loan instead of the original bidder (the “Controlling Class Purchase Option”).  The Controlling Class Representative will be required to notify the Special Servicer of its intention to exercise such Controlling Class Purchase Option within 5 business days of written notice from the Special Servicer, and will be required to purchase the related Mortgage Loan within 15 business days of the written notice from the Special Servicer.  In the event the Controlling Class Representative does not exercise its Controlling Class Purchase Option and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Purchase Option with respect to any subsequent sale of that defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Purchase Option, then the Trustee will be required to determine whether the purchase price constitutes a fair price pursuant to the Pooling and Servicing Agreement.  Any costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Purchase Option will be reimbursable by the Controlling Class Representative.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the holder of the related Companion Loan and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, but subject to the Controlling Class Purchase Option with respect to a defaulted Mortgage Loan, the Special Servicer will not be required to accept the highest cash offer for a defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Whole Loan, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Whole Loan, the related Companion

Loan holder (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Mortgage Loan, the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Mortgage Loan, the Special Servicer, in each case subject to the consulting rights of the Operating Advisor and the consent or consulting rights of the Controlling Class Representative or the Whole Loan Directing Holder (as applicable), to modify, waive or amend any term of any Mortgage Loan or Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Mortgage Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan or Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to the Whole Loan may be subject to the approval of the holder of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Companion Loan holder (only in the case of a Whole Loan), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan and the date of the modification and deliver a copy to the Trustee, the related Companion Loan holder (only in the case of a Whole Loan), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the agreement.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Whole Loan, if applicable, and subject to the related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans and (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(C)      any sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”);

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(F)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)      any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

(H)      releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(I)       any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(J)      the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      following a default or an event of default with respect to a Mortgage Loan, any acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(L)      any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)     any determination of an Acceptable Insurance Default;

(N)      any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)      any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Whole Loan, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or a Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative will be Raith Capital Management, LLC, an affiliate of Raith-Green Investors LLC, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of an affiliate of Raith-Green Investors LLC, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that such affiliate of Raith-Green Investors LLC is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).  It is also anticipated that Raith-Green Investors LLC will sell the Class E Certificates to unaffiliated third parties shortly after the Closing Date.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event“  will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class.  The Master Servicer, the Special Servicer and the Trustee may each rely on any such list so provided.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreements and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer and the Trustee of

the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time an affiliate of Raith-Green Investors LLC, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders, if Class E Certificates are the Controlling Class Certificates (by Certificate Principal Amount) will again have the rights of the Controlling Class Representative as described in this prospectus supplement without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Mortgage Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Mortgage Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E Certificates, if they are the Controlling Class Certificates (by Certificate Principal Amount), to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Notwithstanding the foregoing, in the case of a Whole Loan, for so long as the holder of the related Companion Loan is the related Whole Loan Directing Holder, only the holder of the related Companion Loan may exercise the rights of the Controlling Class Representative described in this “—Controlling Class Representative” section.  In addition, for so long as the holder of the related Companion Loan is the related Whole Loan Directing Holder, it will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event, and it will have such additional rights as are described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC servicer watch list and Specially Serviced Mortgage Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative or Whole Loan Directing Holder in connection with the Controlling Class Representative’s or Whole Loan Directing Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative (with respect to any Mortgage Loan other than a Whole Loan) and the related Whole Loan Directing Holder (with respect to a Whole Loan) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the

Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative or a Whole Loan Directing Holder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or a Whole Loan Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative (with respect to any Mortgage Loan other than a Whole Loan), the related Whole Loan Directing Holder (with respect to a Whole Loan), the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor, the Controlling Class Representative or Whole Loan Directing Holder, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative or Whole Loan Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (other than with respect to a Whole Loan if the holder of the Companion Loan is the Whole Loan Directing Holder) or, if the holder of the Companion Loan is the Whole Loan Directing Holder, the related Whole Loan Directing Holder (with respect to such Whole Loan) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or Whole Loan Directing Holder, as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 business days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) with respect to each Mortgage Loan other than a Whole Loan for so long as a Consultation Termination Event does not exist, the Controlling Class Representative and (c) with respect to each Whole Loan, the Controlling Class Representative (unless a Consultation Termination Event has occurred and is continuing and other than with respect to the Whole Loans, for so long as the related Companion Loan Holder or its designee is the related Whole Loan Directing Holder) or the related Whole Loan Directing Holder (for so long as the related Companion Loan Holder or its designee is the related Whole Loan Directing Holder). The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, subject to Companion Loan holder consent as described under “The Pooling and Servicing Agreement— Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)           the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the

Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  The appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor“ means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, DBRS or Morningstar but has not been special servicer or operating advisor on a transaction for which Moody’s, DBRS or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) is not the Special Servicer, Controlling Class Representative, a Whole Loan Directing Holder or an affiliate of the Special Servicer, Controlling Class Representative or a Whole Loan Directing Holder and (iv) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Whole Loan, the holder of the related Companion Loan.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the holder of any Companion Loan, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the holder of any Companion Loan, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  Following the occurrence and continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (and, during the continuance of such Control

Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.  Notwithstanding the foregoing, with respect to a Whole Loan, the Controlling Class Representative shall be entitled to a comparable asset status report, but the procedure and timing for approval by the Controlling Class Representative of the related asset status report will be governed by the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Whole Loan Directing Holder or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon any Trust REMIC or grantor trust or the loss of REMIC or grantor trust status, as applicable, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of a Whole Loan, for so long as the holder of the related Companion Loan is the related Whole Loan Directing Holder, only the holder of the related Companion Loan (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section, and neither the Controlling Class Representative nor the Operating Advisor will have any of the above described consultation rights unless permitted under the related Co-Lender Agreement or will exercise them in conjunction with the holder of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party“) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again and (ii) if there is no response to either such Rating Agency Confirmation request within five (5) business days of such second request (after seeking to confirm that the applicable Rating Agency received such second request), as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing and other than with respect to a Whole Loan, for so long as the related Companion Loan holder is the related Whole Loan Directing Holder) or the related Whole Loan Directing Holder (with respect to the related Whole

Loan, for so long as the related Companion Loan holder is the related Whole Loan Directing Holder), as applicable) pursued by the Special Servicer (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be deemed given if such Directing Holder does not respond within seven (7) Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of the Certificateholders, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any Rating Agency Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will not apply without any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1) Moody’s has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; and

(3) the applicable replacement Master Servicer or Special Servicer has a servicer or special servicer, as applicable, ranking of at least “MOR CS3” by Morningstar and is currently acting as a master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and the Trustee does not have actual knowledge that Morningstar has, and the applicable replacement Master Servicer or Special Servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction, if Morningstar is the non-responding Rating Agency.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation“ means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holder of the related Companion Loan provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (6) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class S and Class R Certificates), including the Class X-B Certificates, for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC net operating income adjustment worksheet;

(9)	a CREFC real estate owned status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report;

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC property file;

●	a CREFC financial file;

●	a CREFC loan setup file; and

●	a CREFC loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2012, a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Companion Loan by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Mortgage Loans) or the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2012, a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who have certified to the Certificate Administrator their beneficial ownership of any Certificate or Companion Loan, as applicable, may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the

“Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

●	the prospectus and the final prospectus supplement; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)  the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC bond level files;

●	the CREFC collateral summary files;

●	the CREFC Reports (provided they are received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that the inquiry is not of a type described above, that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person“ means the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Companion Loan, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

USE OF PROCEEDS

GS Mortgage Securities Corporation II expects to receive from this offering approximately 115.34% of the aggregate principal balance of the Offered Certificates, plus accrued interest from June 1, 2012, before deducting expenses payable by the Depositor.  The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively).  In addition, REMIC elections will be made with respect to each Loan REMIC in respect of the related Mortgage Loan, the proceeds thereof and any property that secured such Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure.  The Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest and the Mortgage Loans held by the Loan REMICs), the proceeds of the Mortgage Loans, any property that secures the Mortgage Loans and the regular interests issued by each Loan REMIC (the “Loan REMIC Regular Interests”), and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (together, the “Regular Certificates”) as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, the Loan REMIC declarations and each Co-Lender Agreement and (3) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) each Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, (d) each Loan REMIC Regular Interest will constitute a “regular interest” in the related Loan REMIC, and (e) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code. In addition, (i) the portion of the assets of the Issuing Entity consisting of the Excess Interest and the Excess Interest Distribution Account and (ii) the portion of the Issuing Entity consisting of the Loan REMIC uncertificated residual interests and the Loan REMIC Residual Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”). The Class S Certificates will represent undivided beneficial interests in the Grantor Trust described in clause (i) above, and the Class R Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (ii) above.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately 11.6% of the Initial Pool Balance by allocated loan amount are secured, in whole or in part, by multifamily properties.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequence—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest.  Based on the foregoing, it is anticipated that the Class C Certificates will be issued with original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A Certificate may be entitled to a loss deduction to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Class.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B Certificates will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services (“S&P”), Fitch, Inc. (“Fitch”), Moody’s, DBRS Limited or DBRS, Inc.  Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter.  The “Restricted Group” consists of any Underwriter, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.  Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the

Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  Except that no Class of Offered Certificates will qualify as “mortgage related securities”, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Washington, Florida, New York and California and representing approximately 12.1%, 11.5%, 10.8% and 10.4%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee’s sale.  Non-judicial foreclosure is available if the deed of trust recites that the property is not used principally for agricultural purposes and if that statement is true either at the time the deed of trust is granted or at the time of foreclosure.  The non-judicial foreclosure process requires a preliminary notice of default and, no earlier than 30 days thereafter, a subsequent notice of sale at least 90 days prior to the scheduled foreclosure sale date.  The notice of sale must be recorded, posted on the premises or served upon an occupant of the premises, and published twice in a local newspaper.  The trustee’s sale may not be held sooner than 190 days after the date of default.  Washington has a “one action” rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or, in the case of a deed of trust securing a commercial loan, actions to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.  Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross collateralized obligations and any obligations of the borrower, grantor or guarantor contained in separate documents that are the “substantial equivalent” of obligations secured by the deed of trust.  Limited exceptions to the “anti-deficiency” rule (with respect to a non-judicial trustee’s sale under a deed of trust securing a commercial loan executed after June 11, 1998) allow post-foreclosure actions (a) against the borrower or grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for a loss of property value caused by waste committed against the property, and (b) against a guarantor to collect a deficiency judgment, provided that statutory notices are given to the guarantor at the time of the non-judicial foreclosure.  A guarantor may petition the court to limit the amount of the deficiency based on a post-foreclosure determination of the fair market value of the property.  In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor.  There is a one-year redemption period from the date of sale following a judicial foreclosure.  The redemption period may be reduced to eight months if the foreclosure complaint waives any right to a deficiency judgment.

Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale.  Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered.  During this period, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  Florida does not have a “one action rule” or “anti-deficiency legislation.”  Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency.  Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale.  In certain circumstances, the lender may have a receiver appointed.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (collectively, the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on one or more Classes of the Offered Certificates that are different from ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of those Offered Certificates.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to an agreement between Depositor and two of the Rating Agencies and, with respect to the other Rating Agency, on a subscription basis, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Goldman, Sachs & Co., Citigroup Global Markets Inc. and Jefferies & Company, Inc. (collectively, the “Underwriters”) and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below, subject in each case to a variance of 5%.  Jefferies & Company, Inc., Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners with respect to approximately 46.2%, 37.1% and 16.7%, respectively, of the total principal balance of the Offered Certificates.

Class	Jefferies & Company, Inc.	Goldman, Sachs & Co.	Citigroup Global Markets Inc.
Class A-1	$40,659,818	$32,655,629	$14,734,554
Class A-2	$112,500,936	$90,354,286	$40,768,778
Class A-3	$22,230,138	$17,853,969	$8,055,893
Class A-4	$311,206,227	$249,942,956	$112,776,817
Class A-AB	$38,105,707	$30,604,314	$13,808,979
Class X-A	$604,345,271	$485,375,390	$219,006,339
Class A-S	$79,642,447	$63,964,236	$28,861,317
Class B	$43,100,792	$34,616,079	$15,619,129
Class C	$25,298,211	$20,318,069	$9,167,720

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,600,000.

The Depositor and the Sponsors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “The Pooling and Servicing

Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman, Sachs & Co., one of the Underwriters, is an affiliate of the Depositor, GSMC (an Originator and a Sponsor) and GSCMC (an Originator).  Citigroup Global Markets Inc., one of the Underwriters, is an affiliate of CGMRC (a Sponsor and an Originator).  Jefferies & Company, Inc., one of the Underwriters, is an affiliate of JLC (a Sponsor and an Originator).  See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Goldman, Sachs & Co., one of the Underwriters and one of the co-lead managers and joint bookrunners for this offering, Citigroup Global Markets Inc., one of the Underwriters and one of the co-lead managers and joint bookrunners, and Jefferies & Company, Inc., one of the Underwriters and one of the co-lead managers and joint bookrunners.  That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, (ii) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, and (iii) the payment by the Depositor to JLC, an affiliate of Jefferies & Company, Inc., in its capacity as a Sponsor, of the purchase price for the JLC Mortgage Loans.  See “Transaction Parties—The Sponsors—Compensation of the Sponsors” in this prospectus supplement.  In addition, proceeds received by AMF and JLC in connection with the contribution of the AMF Mortgage Loans and the JLC Mortgage Loans, respectively, to this securitization transaction will be applied, among other things, to reacquire any such mortgage loans that are financed with, and to make the applicable payments to, GSMC, an affiliate of Goldman, Sachs & Co., as the related repurchase agreement counterparty.  As result of the circumstances described above, Goldman, Sachs & Co., Citigroup Global Markets Inc. and Jefferies & Company, Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the Underwriters by Sidley Austin LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

101 Ludlow Mortgage Loan	S-143	CGMRC	S-91, S-161
2010 PD Amending Directive	S-9	CGMRC Mortgage Loans	S-91
2011 Wells Assessment	S-188	CGMRC Securitization Database	S-162
2011 Wells CMS Assessment	S-195	Class	S-210
AB Control Appraisal Period	S-147	Class A-AB Scheduled Principal
Acceptable Insurance Default	S-248	Balance	S-217
Acting General Counsel’s Opinion	S-77	Class X Certificates	S-210
Actual/360 Basis	S-131	Class X Strip Rate	S-214
Administrative Fee Rate	S-191, S-215	Clearstream	S-229
ADR	S-93	Clearstream Participants	S-231
Advance Rate	S-250	Closing Date	S-92
Advances	S-250	CMBS	S-51
AMC	S-91, S-153	COC	S-117
AMC Mortgage Loans	S-91	Code	S-47, S-89, S-293
AMF I	S-92, S-164	Co-Lender Agreement	S-143
AMF I Data Tape	S-165	Collection Account	S-253
AMF I Mortgage Loans	S-92	Collection Period	S-213
AMF II	S-92	Column	S-91
Ancillary Fees	S-200	Column Mortgage Loan	S-91
Annual Debt Service	S-93	Companion Collection Account	S-253
Anticipated Repayment Date	S-132	Companion Loan	S-143
Appraisal Reduction	S-226	Compensating Interest Payment	S-223
Appraisal Reduction Event	S-224	Consent Fees	S-199
Appraised Value	S-93	Consultation Termination Event	S-14, S-275
Appraised-Out Class	S-227	Control Eligible Certificates	S-228
Appraiser	S-226	Control Termination Event	S-14, S-275
Archetype	S-164	Controlling Class	S-275
Archetype Review Team	S-165	Controlling Class Certificateholder	S-274
ARD Loan	S-132	Controlling Class Purchase Option	S-270
Article 122a	S-55	Controlling Class Representative	S-274
Assessment of Compliance	S-258	Corrected Mortgage Loan	S-248
Assumption Fees	S-201	CPR	S-236
Attestation Report	S-258	CREFC	S-287
Available Funds	S-212	CREFC Reports	S-287
Balloon Mortgage Loans	S-132	Cross Over Date	S-219
Bankruptcy Code	S-52	Crossed Group	S-93
Base Interest Fraction	S-219	Cut-off Date	S-91
BEA	S-116	Cut-off Date Balance	S-91
Bear Stearns	S-91	Cut-off Date DSCR	S-94
Bear Stearns Mortgage Loan	S-91	Cut-off Date Loan-to-Value Ratio	S-94
Beds	S-98	Cut-off Date LTV Ratio	S-94
Borrower Delayed Reimbursements	S-200	DBNTC	S-186
B-Piece Buyer	S-82	DBRS	S-261
CBE	S-240	Debt Service Coverage Ratio	S-94
Certificate Administrator	S-188	Debt Yield on Underwritten NCF	S-94
Certificate Owners	S-231	Debt Yield on Underwritten Net Cash
Certificate Principal Amount	S-211	Flow	S-94
Certificate Registrar	S-230	Debt Yield on Underwritten Net
Certificateholder	S-228	Operating Income	S-94
Certificates	S-210	Debt Yield on Underwritten NOI	S-94
Certifying Certificateholder	S-232

Defaulted Mortgage Loan Purchase		Hard Lockbox	S-95
Price	S-150	Indirect Participants	S-230
Defeasance Deposit	S-136	Initial Pool Balance	S-91
Defeasance Loans	S-135	Initial Rate	S-132
Defeasance Lock-Out Period	S-135	In-Place Cash Management	S-95
Defeasance Option	S-135	Interest Accrual Amount	S-213
Definitive Certificate	S-229	Interest Accrual Period	S-213
Depositaries	S-230	Interest Distribution Amount	S-213
Depositor	S-92, S-166	Interest Reserve Account	S-253
Determination Date	S-213	Interest Shortfall	S-213
Disclosable Special Servicer Fees	S-203	Interested Person	S-271
Distribution Accounts	S-253	Interest-Only Mortgage Loan	S-132
Distribution Date	S-212	Investor Certification	S-229
DSCR	S-94	Investor Q&A Forum	S-290
DTC	S-229	Investor Registry	S-290
DTC Participants	S-230	IPG	S-124
DTSC	S-116	IRS	S-89
Due Date	S-131	Issuing Entity	S-91
EEA	S-55	Jackson Street Mortgage Loan	S-143
Eligible Operating Advisor	S-282	Jefferies LoanCore	S-155
ERISA	S-296	JLC	S-91, S-155
ERISA Plan	S-296	JLC Data Tape	S-158
EU	S-55	JLC Financing Affiliates	S-156
Euroclear	S-229	JLC Mortgage Loans	S-91, S-155
Euroclear Operator	S-232	JLC Review Team	S-157
Euroclear Participants	S-231	Largest Tenant	S-95
Excess Assumption Fees	S-199	Largest Tenant Lease Expiration	S-95
Excess Interest	S-211	LIDA	S-110
Excess Interest Distribution Account	S-253	Liquidation Fee	S-202
Excess Liquidation Proceeds Reserve		Liquidation Fee Rate	S-202
Account	S-253	Liquidation Proceeds	S-203
Excess Modification Fees	S-199	Loan Per Unit	S-95
Excess Penalty Charges	S-200	Loan REMIC	S-46
Excess Prepayment Interest Shortfall	S-223	Loan REMIC Regular Interests	S-293
Exchange Act	S-155	Loan REMIC Residual Distribution
Excluded Plan	S-297	Accounts	S-253
Exempt Persons	S-8	Lower-Tier Distribution Account	S-253
Exemption	S-296	Lower-Tier Regular Interests	S-293
FDIA	S-76	Lower-Tier REMIC	S-45, S-293
FDIC	S-76	LTV Ratio at Maturity	S-95
FDIC Safe Harbor	S-76	LTV Ratio at Maturity/ARD	S-95
Final Asset Status Report	S-279	MAI	S-225
Fitch	S-297	Major Decision	S-272
Form 8-K	S-155	Master Servicer	S-193
FOST	S-110	Master Servicer Remittance Date	S-249
FSMA	S-8	Material Breach	S-154
GEPD	S-118	Material Document Defect	S-154
Goldman Originators	S-173	Maturity Date Loan-to-Value Ratio	S-95
Grantor Trust	S-46, S-294	Maturity Date LTV Ratio	S-95
GS Bank	S-76	McCraney Subordinate Loan	S-22, S-112
GSCMC	S-91	MCL	S-118
GSCMC Mortgage Loans	S-91	MDEQ	S-116, S-117
GSMC	S-91, S-159	Midland	S-196
GSMC Data Tape	S-160	Modeling Assumptions	S-236
GSMC Deal Team	S-159	Modification Fees	S-200
GSMC Mortgage Loans	S-91	Monthly Payment	S-213

Moody’s	S-261	Privileged Information Exception	S-279
Morningstar	S-261	Privileged Person	S-291
Mortgage	S-91	Property Advances	S-250
Mortgage File	S-152	Prospectus Directive	S-9
Mortgage Loan Purchase Agreement	S-151	Public Documents	S-289
Mortgage Loan Rate	S-215	Qualified Substitute Mortgage Loan	S-154
Mortgage Loan Schedule	S-244	Rated Final Distribution Date	S-155
Mortgage Loans	S-91	Rating Agencies	S-300
Mortgage Note	S-91	Rating Agency Confirmation	S-285
Mortgage Pool	S-91	Rating Agency Declination	S-286
Mortgaged Property	S-91	Realized Loss	S-222
Most Recent NOI	S-96	REC	S-117, S-118
MSCs	S-115	Record Date	S-212
Net Cash Flow	S-97	Regions	S-92
Net Mortgage Loan Rate	S-214	Regions Bank Mortgage Loan	S-92
Non-Recoverable Advance	S-251	Regular Certificates	S-210, S-293
Non-Reduced Certificates	S-228	Related Group	S-97
Notional Amount	S-211	Release Date	S-136
NRSRO	S-285	Relevant Member State	S-8
Occupancy	S-96	Relevant Persons	S-8
Occupancy Date	S-97	REMIC	S-293
Offered Certificates	S-210	REO Account	S-210
OID Regulations	S-294	REO Companion Loan	S-216
OLA	S-77	REO Mortgage Loan	S-216
Operating Advisor	S-191	REO Property	S-210
Operating Advisor Consulting Fee	S-204	Repurchase Price	S-153
Operating Advisor Fee	S-204	Requesting Holders	S-227
Operating Advisor Fee Rate	S-204	Requesting Party	S-284
Operating Advisor Standard	S-279	Restricted Group	S-297
Operating Advisor Termination Event	S-281	Restricted Party	S-279
Original Balance	S-97	Revised Rate	S-132
Originators	S-92, S-167	RevPAR	S-97
P&I	S-194	RMBS	S-189
P&I Advance	S-249	Rooms	S-98
PADEP	S-115	Rule 17g-5	S-265
Pads	S-98	Rules	S-231
Participants	S-229	S&P	S-297
Pass-Through Rate	S-214	SAM	S-191
PCR	S-177, S-181	SEC	S-155
Penalty Charges	S-200	Securities Act	S-292
Percentage Interest	S-212	SEL	S-170, S-177
Permitted Special Servicer/Affiliate Fees	S-204	Sequential Pay Certificates	S-211
PIP	S-121, S-181	Sequential Pay Event	S-144
Plan	S-296	Servicer Termination Events	S-260
PML	S-170, S-177	Servicing Fee	S-198
Pooling and Servicing Agreement	S-244	Servicing Fee Rate	S-198
PPA	S-194	Servicing Standard	S-246
Prepayment Assumption	S-295	Servicing Transfer Event	S-246
Prepayment Interest Excess	S-223	SFA	S-9
Prepayment Interest Shortfall	S-223	SH	S-191
Prepayment Penalty Description	S-97	Similar Law	S-296
Prepayment Provision	S-97	SIRS	S-118
Prime Rate	S-250	Situs	S-191
Principal Distribution Amount	S-215	Soft Lockbox	S-97
Principal Shortfall	S-216	Special Servicer	S-196
Privileged Information	S-279	Special Servicing Fee	S-201

Special Servicing Fee Rate	S-201	Underwritten EGI	S-98
Specially Serviced Mortgage Loan	S-246	Underwritten Expenses	S-97
Sponsors	S-92, S-155	Underwritten NCF	S-97
Springing Cash Management	S-97	Underwritten NCF DSCR	S-94
Springing Lockbox	S-97	Underwritten Net Cash Flow	S-97
SPT CA	S-92	Underwritten Net Operating Income	S-98
SPT CA Fundings Mortgage Loans	S-92	Underwritten NOI	S-98
Starwood Mortgage Loans	S-92	Underwritten Revenues	S-98
Starwood Property BC	S-92	Units	S-98
Starwood Property Mortgage BC		Unscheduled Payments	S-216
Mortgage Loan	S-92	UPB	S-191
Starwood Property Sub-2A	S-91	Updated Appraisal	S-267
Starwood Property Sub-2A Mortgage		Upper-Tier Distribution Account	S-253
Loan	S-91	Upper-Tier REMIC	S-46, S-293
Starwood Property Sub-3	S-92	USTs	S-117
Starwood Property Sub-3 Mortgage		VCP	S-118
Loan	S-92	Voting Rights	S-228
Stated Principal Balance	S-215	WAC Rate	S-214
Terms and Conditions	S-232	Wachovia	S-193
Third Party Report	S-93	Weighted Average Mortgage Loan Rate	S-98
TIA	S-266	Wells Fargo	S-188, S-193
TIA Applicability Determination	S-266	Whole Loan	S-143
Trailing 12 NOI	S-96	Whole Loan Directing Holder	S-147
TRIPRA	S-74	Whole Loan Major Decisions	S-148
Trust REMIC	S-45	Withheld Amounts	S-253
Trust REMICs	S-293	Workout Fee	S-201
Trustee	S-186	Workout Fee Rate	S-201
Trustee/Certificate Administrator Fee	S-191	Workout-Delayed Reimbursement
Trustee/Certificate Administrator Fee		Amount	S-252
Rate	S-191	YM Group A	S-219
UCC	S-195	YM Group B	S-219
Underwriter Entities	S-79	YM Groups	S-219
Underwriters	S-302

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ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

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GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
1	Loan	8, 9	JLC	1155 F Street	NAP	NAP	1155 F Street, NW	Washington	District of Columbia	20004
2	Loan	10, 11	JLC	Columbia Business Center	NAP	NAP	2501 SE Columbia Way	Vancouver	Washington	98661
3	Loan	12	GSMC	Bellis Fair Mall	NAP	NAP	1 Bellis Fair Parkway	Bellingham	Washington	98226
4	Loan	13	JLC	IRG Portfolio	NAP	NAP
4.01	Property	14		Letterkenny Business Park			980 Superior Avenue	Chambersburg	Pennsylvania	17201
4.02	Property			SL Canton			515 11th Street Southeast	Canton	Ohio	44707
4.03	Property			Windsor Business Park			123 Day Hill Road	Windsor	Connecticut	06095
4.04	Property			Smithfield Business Park			1315 Industrial Park Drive	Smithfield	North Carolina	27577
4.05	Property	14		Fort Street Business Park			6307 West Fort Street	Detroit	Michigan	48209
4.06	Property	14		Cabot Street			4815 Cabot Street	Detroit	Michigan	48210
4.07	Property			Kansas City/Fairfax			1601 Fairfax Trafficway	Kansas City	Kansas	66115
4.08	Property			Southington Business Park			75 Aircraft Road	Southington	Connecticut	06489
4.09	Property	13		Wheatfield Business Park			2221 Niagara Falls Boulevard	Wheatfield	New York	14304
4.10	Property			Red Wing Industrial			4097 Pepin Avenue	Red Wing	Minnesota	55066
4.11	Property	13, 14		IGH Distribution			3747 117th Street East	Inver Grove Heights	Minnesota	55077
4.12	Property			Fayetteville Business Park			3036 Gillespie Street	Fayetteville	North Carolina	28306
4.13	Property			SL Mogadore			3175 Gilchrist Road	Mogadore	Ohio	44260
4.14	Property	13		Mentor Business Park II			7800 Tyler Boulevard	Mentor	Ohio	44060
4.15	Property	13, 14		Poughkeepsie Business Park			900 Dutchess Turnpike	Poughkeepsie	New York	12603
4.16	Property			Tappan Drive-Mansfield			222 Tappan Drive	Ontario	Ohio	44906
4.17	Property			Lynch Road Business Park			6333 Lynch Road	Detroit	Michigan	48234
4.18	Property	14		SL Tulsa			1240 North Harvard Avenue	Tulsa	Oklahoma	74115
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	NAP	NAP	700, 800 Brickworks Drive, et al.	Leetsdale	Pennsylvania	15056
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	NAP	NAP	7624 West Reno Avenue	Oklahoma City	Oklahoma	73127
7	Loan	20	CGMRC	ARC Portfolio IV	NAP	NAP
7.01	Property			Fedex Ground - Blauvelt, NY			622 Route 303	Blauvelt	New York	10913
7.02	Property			Walgreens - Maplewood, NJ			1633 Springfield Avenue	Maplewood	New Jersey	07040
7.03	Property			Walgreens - Stevensville, MI			1710 West John Beers Road	Stevensville	Michigan	49127
7.04	Property			Walgreens - Coalinga, CA			265 West Forest Avenue	Coalinga	California	93210
7.05	Property			US Department of Agriculture - Grangeville, ID			104 Airport Road	Grangeville	Idaho	83530
7.06	Property			Advanced Auto Jones - Houston, TX			12026 Jones Road	Houston	Texas	77070
7.07	Property			Advanced Auto Tomball - Houston, TX			13402 Tomball Parkway	Houston	Texas	77086
7.08	Property			Social Security Administration - Cocoa, FL			310 Canaveral Groves Boulevard	Cocoa	Florida	32926
7.09	Property			Dollar General - Roma, TX			207 North Estrella Street	Roma	Texas	78584
7.10	Property			Dollar General - Hopewell, VA			3501 Oaklawn Boulevard	Hopewell	Virginia	23860
7.11	Property			Dollar General - Molino, FL			6511 Highway 29	Molino	Florida	32577
7.12	Property			Dollar General - Progreso, TX			701 East Military Highway	Progreso	Texas	78579
7.13	Property			Dollar General - Greenfield, OH			1401 Jefferson Street	Greenfield	Ohio	45123
7.14	Property			Dollar General - St. Clair, MO			10 Paul Parks Drive	St. Clair	Missouri	63077
7.15	Property			Dollar General - Poteet, TX			2176 Stacey Road	Poteet	Texas	78065
7.16	Property			Dollar General - Chesterfield, VA			6730 Jefferson Davis Highway	North Chesterfield	Virginia	23237
7.17	Property			Dollar General - Ocean Isle Beach, NC			6675 Beach Drive Southwest	Ocean Isle Beach	North Carolina	28469
7.18	Property			Dollar General - Hot Springs, VA			9328 Sam Snead Highway	Hot Springs	Virginia	24445
7.19	Property			Dollar General - Richwood, LA			3415 Reddix Lane	Richwood	Louisiana	71202
7.20	Property			Dollar General - Mount Hermon, LA			36301 Highway 38	Mount Hermon	Louisiana	70450
7.21	Property			Dollar General - Rio Grande City, TX			3519 West Highway 83	Rio Grande City	Texas	78582
7.22	Property			Dollar General - Pleasant City, OH			10525 Clay Pike Road	Pleasant City	Ohio	43772
7.23	Property			Dollar General - Tuscaloosa, AL			13870 Highway 69 South	Tuscaloosa	Alabama	35405
7.24	Property			Dollar General - Fayetteville, NC			1515 Pamalee Drive	Fayetteville	North Carolina	28303
7.25	Property			Dollar General - Payne, OH			317 North Main Street	Payne	Ohio	45880
7.26	Property			Dollar General - New Matamoras, OH			1400 Park Avenue	New Matamoras	Ohio	45767
7.27	Property			Dollar General - Marthasville, MO			15955 Highway 47	Marthasville	Missouri	63357
7.28	Property			Dollar General - Greenville, MS			1799 Highway 1 North	Greenville	Mississippi	38703
7.29	Property			Dollar General - Choudrant, LA			2450 Highway 80	Choudrant	Louisiana	71227
7.30	Property			Dollar General - Red Level, AL			35747 State Road 55	Red Level	Alabama	36474
7.31	Property			Dollar General - Licking, MO			120 West Highway 32	Licking	Missouri	65542
7.32	Property			Dollar General - Lyford, TX			8422 Business 77 North	Lyford	Texas	78569
7.33	Property			Dollar General - Mangham, LA			4287 Highway 15	Mangham	Louisiana	71259
7.34	Property			Dollar General - Danville, VA			2398 West Main Street	Danville	Virginia	24541
7.35	Property			Dollar General - Mellen, WI			800 North Main Street	Mellen	Wisconsin	54546
7.36	Property			Dollar General - Forest, OH			702 South Mad River Street	Forest	Ohio	45843
7.37	Property			Dollar General - Pleasant Hill, TN			17 Star Drive	Pleasant Hill	Tennessee	38578
7.38	Property			Dollar General - Stanberry, MO			814 East Main Street	Stanberry	Missouri	64489
7.39	Property			Dollar General - Conway, MO			711 West Jefferson Avenue	Conway	Missouri	65632
7.40	Property			Dollar General - Auxvasse, MO			525 East Harrison Street	Auxvasse	Missouri	65231
7.41	Property			Dollar General - Minong, WI			709 West Hokah Street	Minong	Wisconsin	54859
7.42	Property			Dollar General - Solon Springs, WI			9040 North Boundary Road	Solon Springs	Wisconsin	54873
7.43	Property			Dollar General - Maysville, MO			1104 South Polk Street	Maysville	Missouri	64469
7.44	Property			Dollar General - Grand Ridge, FL			6856 Highway 90	Grand Ridge	Florida	32442
7.45	Property			Dollar General - Edwards, MS			502 Jackson Street	Edwards	Mississippi	39066
7.46	Property			Dollar General - Vass, NC			4500 Lobelia Road	Vass	North Carolina	28394
7.47	Property			Dollar General - Walnut Grove, MS			135 Highway 35 South	Walnut Grove	Mississippi	39189
7.48	Property			Dollar General - King City, MO			401 North Connecticut Street	King City	Missouri	64463
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	NAP	NAP	101 Ludlow Street	New York	New York	10002
9	Loan	25	JLC	110 Plaza San Diego	NAP	NAP	110 West A Street	San Diego	California	92101

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	NAP	NAP
10.01	Property			Vista Business Park			Projects 16B, 17A, 17B & 18 Vista Parkway / Vista Parkway North	West Palm Beach	Florida	33411
10.02	Property			Orlando Central Park			7101 Presidents Drive, 2003 Viscount Row & 1900, 2075 & 2150 Premier Row	Orlando	Florida	32809
10.03	Property			Belvedere Business Park			8020-8140 Belvedere Road	West Palm Beach	Florida	33411
10.04	Property			Discovery Lakes			2721 Discovery Lake Drive	Orlando	Florida	32826
10.05	Property			MPC Treasure Coast			7657-7767 SW Ellipse Way	Stuart	Florida	34997
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	NAP	NAP	1001 Haxall Point	Richmond	Virginia	23219
12	Loan	32, 33	JLC	Shoppes on Main	NAP	NAP	275 Main Street	White Plains	New York	10601
13	Loan		CGMRC	Meridian Distribution Center	NAP	NAP	6100 McIntosh Road	Sarasota	Florida	34238
14	Loan	34	AMF I	545 Long Wharf Drive	NAP	NAP	545 Long Wharf Drive	New Haven	Connecticut	06511
15	Loan		JLC	One Riverview	NAP	NAP	333 South Miami Avenue	Miami	Florida	33130
16	Loan	35	JLC	Independence Place	NAP	NAP	1300 Independence Place Drive	Hinesville	Georgia	31313
17	Loan	36	CGMRC	Cole Retail Portfolio	NAP	NAP
17.01	Property			Century Town Center			5915 20th Street	Vero Beach	Florida	32966
17.02	Property			Dimond Crossing			601 East Dimond Boulevard	Anchorage	Alaska	99515
17.03	Property			Plaza at Power Marketplace II			7225 South Power Road	Queen Creek	Arizona	85142
18	Loan	14	JLC	Union Heights	NAP	NAP	7730 South Union Park Avenue	Sandy	Utah	84047
19	Loan	13	JLC	Inn at Key West	NAP	NAP	3420 North Roosevelt Boulevard	Key West	Florida	33040
20	Loan	37, 38	GSMC	Park and Market	NAP	NAP	141 Park at North Hills Street	Raleigh	North Carolina	27609
21	Loan	39	GSMC	Walgreens III Portfolio	Group 1	NAP
21.01	Property			Walgreens - Somerset			296 Buffinton Street	Somerset	Massachusetts	02726
21.02	Property			Walgreens - Spokane			12 East Empire Avenue	Spokane	Washington	99207
21.03	Property			Walgreens - Waynesburg			1395 East High Street	Waynesburg	Pennsylvania	15370
21.04	Property			Walgreens - Normal			505 West Raab Road	Normal	Illinois	61761
21.05	Property			Walgreens - Gallup			1870 East Highway 66	Gallup	New Mexico	87301
21.06	Property			Walgreens - Villa Rica			684 West Bankhead Highway	Villa Rica	Georgia	30180
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	NAP	NAP	3905 29th Street	Long Island City	New York	11101
23	Loan		GSMC	Japan Town Center	NAP	NAP	11 Peace Plaza and 22 Peace Plaza	San Francisco	California	94115
24	Loan	41, 42	GSMC	Fifth Third Center	NAP	NAP	One South Main Street	Dayton	Ohio	45402
25	Loan	43	GSMC	Walgreens II Portfolio	Group 1	NAP
25.01	Property			Walgreens - Oxford			201 Hillsboro Street	Oxford	North Carolina	27565
25.02	Property			Walgreens - Canonsburg			100 Cavasina Drive	Canonsburg	Pennsylvania	15317
25.03	Property			Walgreens - Fremont			1900 West State Street	Fremont	Ohio	43420
25.04	Property			Walgreens - Akron			361 East Waterloo Road	Akron	Ohio	44319
25.05	Property			Walgreens - St. John Ground Lease			10861 US 41	St. John	Indiana	46373
26	Loan		CGMRC	7447 South Shore Drive	NAP	NAP	7447 South Shore Drive	Chicago	Illinois	60649
27	Loan	44, 45, 46	JLC	Jackson Street	NAP	NAP	220 & 224 Jackson Street	San Francisco	California	94111
28	Loan		GSMC	CHI Data Center	NAP	NAP	3300 Essex Drive	Richardson	Texas	75082
29	Loan	47	JLC	Woodland Mews	NAP	NAP	275 Fieldcrest Street	Ann Arbor	Michigan	48103
30	Loan		JLC	Atlanta Technology Center	NAP	NAP	1575 Northside Drive	Atlanta	Georgia	30318
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	NAP	NAP	4444 Havana Street	Denver	Colorado	80239
32	Loan	50	JLC	940 8th Avenue	NAP	NAP	940 8th Avenue	New York	New York	10019
33	Loan		CGMRC	Reynolds MHP Portfolio	NAP	NAP
33.01	Property			South Bluff			666 South Bluff Street	South Beloit	Illinois	61080
33.02	Property			Stagecoach			1901 Constitution Road	Pueblo	Colorado	81001
33.03	Property			Allendale			1150 Edwards Road	Elsmere	Kentucky	41018
33.04	Property			Alliance Meadows			West 10th Street	Alliance	Nebraska	69301
33.05	Property			Mountain Village			69905 Highway 50	Montrose	Colorado	81401
33.06	Property			Winona Lakes			1202 Wooster Road	Winona Lake	Indiana	46590
33.07	Property			Alliance Vista			C3 Trailerville	Alliance	Nebraska	69301
34	Loan	51, 52, 53	AMF I	Little Palm Island	NAP	NAP	28500 Overseas Highway	Little Torch Key	Florida	33042
35	Loan	54	GSMC	Bear Creek Village Center	Group 1	NAP	36004-36164 Hidden Springs Road	Wildomar	California	92595
36	Loan	55, 56	GSMC	Bradley Commons	Group 1	NAP	2014-2066 North State Route 50	Bradley	Illinois	60914
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	Group 2	Group A	5000 A Street	Anchorage	Alaska	99503
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	Group 2	Group A	111 Ship Creek Avenue	Anchorage	Alaska	99501
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	Group 2	Group A	5205 Northwood Drive	Anchorage	Alaska	99517

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
40	Loan	13	JLC	Extra Space Self Storage Portfolio	NAP	NAP
40.01	Property	13		Extra Space Storage #8231			2604 Keyway Drive and 154 Leaders Heights Road	York	Pennsylvania	17402 & 17403
40.02	Property			Extra Space Storage #8208			115 Wormans Mill Ct	Frederick	Maryland	21701
40.03	Property			Extra Space Storage #8206			76 Wormans Mill Court	Frederick	Maryland	21701
40.04	Property			Extra Space Storage #8225			5630 Linglestown Road	Harrisburg	Pennsylvania	17112
40.05	Property			Extra Space Storage #8207			7315 Industry Lane	Frederick	Maryland	21704
40.06	Property			Extra Space Storage #8215			173 Stanhope Sparta Road	Andover	New Jersey	07821
40.07	Property			Extra Space Storage #8224			153 Pumping Station Road	Hanover	Pennsylvania	17331
40.08	Property	13		Extra Space Storage #8234			11 Dartmouth Drive	Marshall Creek	Pennsylvania	18335
40.09	Property	13		Extra Space Storage #8223			10 Roller Circle	Hanover	Pennsylvania	17331
41	Loan		GSMC	10 United Nations Plaza	NAP	NAP	10 United Nations Plaza	San Francisco	California	94102
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	NAP	NAP	990 Hilton Heights Road	Charlottesville	Virginia	22901
43	Loan		AMF I	35 Ryerson Street	NAP	NAP	35 Ryerson Street	Brooklyn	New York	11205
44	Loan		CGMRC	Aquamarine Apartments	NAP	NAP	750 Aquamarine Boulevard	Avon Lake	Ohio	44012
45	Loan		GSMC	Arrowhead Promenade	NAP	NAP	5990 West Behrend Drive	Glendale	Arizona	85308
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	NAP	NAP	700 West Riverside Drive	Jeffersonville	Indiana	47130
47	Loan	13	JLC	218 Peachtree Street, NE	NAP	NAP	218 Peachtree Street, NE	Atlanta	Georgia	30303
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	NAP	NAP	310 Pearl Street Northwest	Grand Rapids	Michigan	49504
49	Loan		JLC	Pinecrest Townhomes	NAP	NAP	15303 West 128th Street	Olathe	Kansas	66062
50	Loan	67	JLC	Metropolitan Jax	NAP	NAP	421 West Church Street	Jacksonville	Florida	32202
51	Loan		CGMRC	Motor Wheel Lofts	NAP	NAP	707 Prudden Street	Lansing	Michigan	48906
52	Loan		GSMC	1414 & 1418 K Street	NAP	NAP	1414 & 1418 K Street	Sacramento	California	95814
53	Loan	54	GSMC	Heritage Plaza	Group 1	NAP	720-840 West Army Trail Road	Carol Stream	Illinois	60188
54	Loan	54, 68	GSMC	State Street Market	Group 1	NAP	6260-6380 East State Street	Rockford	Illinois	61108
55	Loan	14, 69	AMF I	Vanowen Medical Building	NAP	NAP	15243 Vanowen Street	Van Nuys	California	91405
56	Loan		CGMRC	Corner House Lofts	NAP	NAP	205 South State Street	Ann Arbor	Michigan	48104
57	Loan	70	GSMC	Plantation Point	NAP	NAP	1241 38th Avenue	Myrtle Beach	South Carolina	29577
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	NAP	NAP	1135 and 1145 Golden Gate Drive	Napa	California	94558
59	Loan	72	JLC	Broadway Industrial	NAP	NAP	1931 North Broadway/1600 North Spring Street	Los Angeles	California	90031/90012
60	Loan	73, 74	AMF I	Depot Marketplace	NAP	NAP	100-186 East Sheldon Street and 351 & 377 North Montezuma Street	Prescott	Arizona	86301
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	NAP	NAP
61.01	Property			Dunn Avenue Self Storage			2188 Dunn Avenue	Jacksonville	Florida	32218
61.02	Property			Argyle Forest Self Storage			6648 Youngerman Circle	Jacksonville	Florida	32244
62	Loan		AMF I	Heritage on the River Apartments	NAP	NAP	4375 Confederate Point Road	Jacksonville	Florida	32210
63	Loan		GSMC	Arvada Ridge Retail	NAP	NAP	5091, 5095, 5111, 5131 Kipling Street	Wheat Ridge	Colorado	80033
64	Loan		JLC	Superior Markets	NAP	NAP	2000-2098 South Central Avenue	Los Angeles	California	90011
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	NAP	NAP
65.01	Property			Gem Suburban MHC			4650 South Main Street	Rockford	Illinois	61102
65.02	Property			Scenic Acres			7511 Cane Run Road	Louisville	Kentucky	40258
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	NAP	NAP
66.01	Property			Cowboy MHP			845 Barton Road	Pocatello	Idaho	83204
66.02	Property			Belaire MHP			1550 Yellowstone Avenue	Pocatello	Idaho	83201
67	Loan		CGMRC	Community Plaza	NAP	NAP	287 and 295 Christiana Road	New Castle	Delaware	19720
68	Loan		CGMRC	Central Self Storage Antioch	NAP	NAP	2199 Mokelumne Drive	Antioch	California	94531
69	Loan		CGMRC	Mayfair Village Apartments	NAP	NAP	3331 East Broad Street	Columbus	Ohio	43213
70	Loan		CGMRC	Oasis Apartments	NAP	NAP	3870 North Andrews Avenue	Oakland Park	Florida	33309
71	Loan	76, 77	AMF I	165 East 116th Street	NAP	NAP	165 East 116th Street	New York	New York	10029
72	Loan		JLC	Enterprise Self Storage	NAP	NAP	6921 San Fernando Road	Glendale	California	91201
73	Loan		CGMRC	Hidden Cove MHC	NAP	NAP	25021 Aurora Road	Bedford Heights	Ohio	44146
74	Loan		CGMRC	Trinity Spring Oaks	NAP	NAP	4320 Spring Stuebner Road	Spring	Texas	77389
75	Loan		CGMRC	Walgreens - Rantoul, IL	NAP	NAP	220 South Century Boulevard	Rantoul	Illinois	61866
76	Loan	78	CGMRC	25 West 51st Street	NAP	NAP	25 West 51st Street	New York	New York	10019
77	Loan		CGMRC	Nis Hollow Village	NAP	NAP	312 Lower Nis Hollow Drive	Lehighton	Pennsylvania	18235
78	Loan		CGMRC	Camino Vista	NAP	NAP	6532 West Van Buren Street	Phoenix	Arizona	85043
79	Loan		CGMRC	Rustic Hills	NAP	NAP	5144 US Highway 250 North	Norwalk	Ohio	44857

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		General	Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)
1	Loan	8, 9	JLC	1155 F Street	Office	CBD	2009	NAP	253,151	SF	513.53	Fee Simple	130,000,000	130,000,000
2	Loan	10, 11	JLC	Columbia Business Center	Industrial	Warehouse	1942-1996	NAP	2,330,371	SF	42.85	Both Fee/Leasehold	101,000,000	99,867,717
3	Loan	12	GSMC	Bellis Fair Mall	Retail	Regional Mall	1988	2003	538,226	SF	173.25	Fee Simple	94,500,000	93,246,596
4	Loan	13	JLC	IRG Portfolio					9,138,720	SF	9.60		87,825,000	87,695,945
4.01	Property	14		Letterkenny Business Park	Industrial	Warehouse	1945	NAP	1,100,650	SF		Both Fee/Leasehold
4.02	Property			SL Canton	Industrial	Flex	1970	NAP	675,000	SF		Fee Simple
4.03	Property			Windsor Business Park	Industrial	Warehouse	1972	NAP	328,700	SF		Fee Simple
4.04	Property			Smithfield Business Park	Industrial	Warehouse	1966	1972	746,064	SF		Fee Simple
4.05	Property	14		Fort Street Business Park	Industrial	Warehouse	1965	NAP	649,656	SF		Fee Simple
4.06	Property	14		Cabot Street	Industrial	Warehouse	1916	NAP	628,159	SF		Fee Simple
4.07	Property			Kansas City/Fairfax	Industrial	Warehouse	1939-1998	NAP	461,000	SF		Leasehold
4.08	Property			Southington Business Park	Industrial	Warehouse	1942, 1976	1986	600,000	SF		Fee Simple
4.09	Property	13		Wheatfield Business Park	Industrial	Warehouse	1940	1960	839,983	SF		Fee Simple
4.10	Property			Red Wing Industrial	Industrial	Warehouse	1979	NAP	225,713	SF		Fee Simple
4.11	Property	13, 14		IGH Distribution	Industrial	Warehouse	1965, 1976	NAP	382,362	SF		Fee Simple
4.12	Property			Fayetteville Business Park	Industrial	Flex	1969	1975	396,727	SF		Fee Simple
4.13	Property			SL Mogadore	Industrial	Warehouse	1964	1971	355,462	SF		Fee Simple
4.14	Property	13		Mentor Business Park II	Industrial	Warehouse	1970	NAP	735,940	SF		Fee Simple
4.15	Property	13, 14		Poughkeepsie Business Park	Industrial	Flex	1964, 1985	NAP	381,718	SF		Fee Simple
4.16	Property			Tappan Drive-Mansfield	Industrial	Warehouse	1970	NAP	292,826	SF		Fee Simple
4.17	Property			Lynch Road Business Park	Industrial	Warehouse	1999	NAP	186,242	SF		Fee Simple
4.18	Property	14		SL Tulsa	Industrial	Warehouse	1950-1970	NAP	152,518	SF		Fee Simple
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	Industrial	Industrial / Warehouse w/ Office	1930-2009	1999, 2001, 2002, 2007, 2012	1,978,268	SF	31.31	Fee Simple	62,000,000	61,937,858
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	Retail	Outlet Mall	2011	NAP	348,600	SF	170.81	Fee Simple	60,000,000	59,544,510
7	Loan	20	CGMRC	ARC Portfolio IV					615,235	SF	88.26		54,300,000	54,300,000
7.01	Property			Fedex Ground - Blauvelt, NY	Industrial	Warehouse	2012	NAP	142,139	SF		Fee Simple
7.02	Property			Walgreens - Maplewood, NJ	Retail	Single Tenant Retail	2011	NAP	12,361	SF		Fee Simple
7.03	Property			Walgreens - Stevensville, MI	Retail	Single Tenant Retail	2007	NAP	14,820	SF		Fee Simple
7.04	Property			Walgreens - Coalinga, CA	Retail	Single Tenant Retail	2008	NAP	14,820	SF		Fee Simple
7.05	Property			US Department of Agriculture - Grangeville, ID	Office	General Suburban	2007	NAP	36,990	SF		Fee Simple
7.06	Property			Advanced Auto Jones - Houston, TX	Retail	Single Tenant Retail	2006	NAP	7,000	SF		Fee Simple
7.07	Property			Advanced Auto Tomball - Houston, TX	Retail	Single Tenant Retail	2006	NAP	7,000	SF		Fee Simple
7.08	Property			Social Security Administration - Cocoa, FL	Office	General Suburban	2010	NAP	6,097	SF		Fee Simple
7.09	Property			Dollar General - Roma, TX	Retail	Single Tenant Retail	2010	NAP	12,000	SF		Fee Simple
7.10	Property			Dollar General - Hopewell, VA	Retail	Single Tenant Retail	2011	NAP	9,100	SF		Fee Simple
7.11	Property			Dollar General - Molino, FL	Retail	Single Tenant Retail	2010	NAP	12,480	SF		Fee Simple
7.12	Property			Dollar General - Progreso, TX	Retail	Single Tenant Retail	2010	NAP	12,000	SF		Fee Simple
7.13	Property			Dollar General - Greenfield, OH	Retail	Single Tenant Retail	2012	NAP	10,640	SF		Fee Simple
7.14	Property			Dollar General - St. Clair, MO	Retail	Single Tenant Retail	2011	NAP	10,640	SF		Fee Simple
7.15	Property			Dollar General - Poteet, TX	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.16	Property			Dollar General - Chesterfield, VA	Retail	Single Tenant Retail	2011	NAP	9,100	SF		Fee Simple
7.17	Property			Dollar General - Ocean Isle Beach, NC	Retail	Single Tenant Retail	2010	NAP	9,002	SF		Fee Simple
7.18	Property			Dollar General - Hot Springs, VA	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.19	Property			Dollar General - Richwood, LA	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.20	Property			Dollar General - Mount Hermon, LA	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.21	Property			Dollar General - Rio Grande City, TX	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.22	Property			Dollar General - Pleasant City, OH	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.23	Property			Dollar General - Tuscaloosa, AL	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.24	Property			Dollar General - Fayetteville, NC	Retail	Single Tenant Retail	2011	NAP	9,002	SF		Fee Simple
7.25	Property			Dollar General - Payne, OH	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.26	Property			Dollar General - New Matamoras, OH	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.27	Property			Dollar General - Marthasville, MO	Retail	Single Tenant Retail	2011	NAP	9,100	SF		Fee Simple
7.28	Property			Dollar General - Greenville, MS	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.29	Property			Dollar General - Choudrant, LA	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.30	Property			Dollar General - Red Level, AL	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.31	Property			Dollar General - Licking, MO	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.32	Property			Dollar General - Lyford, TX	Retail	Single Tenant Retail	2010	NAP	9,100	SF		Fee Simple
7.33	Property			Dollar General - Mangham, LA	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.34	Property			Dollar General - Danville, VA	Retail	Single Tenant Retail	2011	NAP	9,100	SF		Fee Simple
7.35	Property			Dollar General - Mellen, WI	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.36	Property			Dollar General - Forest, OH	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.37	Property			Dollar General - Pleasant Hill, TN	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.38	Property			Dollar General - Stanberry, MO	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.39	Property			Dollar General - Conway, MO	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.40	Property			Dollar General - Auxvasse, MO	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.41	Property			Dollar General - Minong, WI	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.42	Property			Dollar General - Solon Springs, WI	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.43	Property			Dollar General - Maysville, MO	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.44	Property			Dollar General - Grand Ridge, FL	Retail	Single Tenant Retail	2010	NAP	9,014	SF		Fee Simple
7.45	Property			Dollar General - Edwards, MS	Retail	Single Tenant Retail	2011	NAP	9,100	SF		Fee Simple
7.46	Property			Dollar General - Vass, NC	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.47	Property			Dollar General - Walnut Grove, MS	Retail	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
7.48	Property			Dollar General - King City, MO	Retail	Single Tenant Retail	2010	NAP	9,100	SF		Fee Simple
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	Multifamily	Student Housing	2007-2009	NAP	361	Beds	145,459.88	Fee Simple	56,693,683	52,511,018
9	Loan	25	JLC	110 Plaza San Diego	Office	CBD	1972	2001	325,977	SF	159.52	Fee Simple	52,000,000	52,000,000

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		General	Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio					881,026	SF	53.50		47,500,000	47,138,543
10.01	Property			Vista Business Park	Industrial	Flex	1990-2008	NAP	323,587	SF		Fee Simple
10.02	Property			Orlando Central Park	Industrial	Flex	1975, 1972, & 1979	NAP	294,200	SF		Fee Simple
10.03	Property			Belvedere Business Park	Industrial	Flex	2003	NAP	109,360	SF		Fee Simple
10.04	Property			Discovery Lakes	Office	General Suburban	2001	NAP	55,078	SF		Fee Simple
10.05	Property			MPC Treasure Coast	Industrial	Flex	2006	NAP	98,801	SF		Fee Simple
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	Mixed Use	Office/Retail	2005	NAP	263,066	SF	172.96	Fee Simple	45,500,000	45,500,000
12	Loan	32, 33	JLC	Shoppes on Main	Retail	Anchored	1968	2003-2006	257,360	SF	138.72	Leasehold	35,900,000	35,700,678
13	Loan		CGMRC	Meridian Distribution Center	Industrial	Warehouse	1981	1994	907,234	SF	39.09	Fee Simple	35,500,000	35,467,391
14	Loan	34	AMF I	545 Long Wharf Drive	Office	General Suburban	1988	NAP	249,962	SF	123.89	Fee Simple	31,000,000	30,968,993
15	Loan		JLC	One Riverview	Office	CBD	2004	NAP	148,684	SF	175.54	Fee Simple	26,100,000	26,100,000
16	Loan	35	JLC	Independence Place	Multifamily	Garden/Military	2008	NAP	264	Units	98,343.91	Fee Simple	26,000,000	25,962,793
17	Loan	36	CGMRC	Cole Retail Portfolio					255,908	SF	91.44		23,400,000	23,400,000
17.01	Property			Century Town Center	Retail	Anchored	2008	NAP	99,579	SF		Fee Simple
17.02	Property			Dimond Crossing	Retail	Anchored	1981	2007	85,356	SF		Fee Simple
17.03	Property			Plaza at Power Marketplace II	Retail	Anchored	2007	NAP	70,973	SF		Fee Simple
18	Loan	14	JLC	Union Heights	Office	General Suburban	2007	NAP	143,257	SF	162.02	Fee Simple	23,210,000	23,210,000
19	Loan	13	JLC	Inn at Key West	Hospitality	Limited Service	1971, 1976	2006-2010	106	Rooms	216,981.13	Fee Simple	23,000,000	23,000,000
20	Loan	37, 38	GSMC	Park and Market	Retail	Anchored	2010	NAP	96,257	SF	228.33	Fee Simple	22,000,000	21,978,183
21	Loan	39	GSMC	Walgreens III Portfolio					85,920	SF	251.81		21,635,300	21,635,300
21.01	Property			Walgreens - Somerset	Retail	Single Tenant Retail	2011	NAP	13,650	SF		Fee Simple
21.02	Property			Walgreens - Spokane	Retail	Single Tenant Retail	2002	NAP	14,490	SF		Fee Simple
21.03	Property			Walgreens - Waynesburg	Retail	Single Tenant Retail	2008	NAP	14,820	SF		Fee Simple
21.04	Property			Walgreens - Normal	Retail	Single Tenant Retail	2009	NAP	14,490	SF		Fee Simple
21.05	Property			Walgreens - Gallup	Retail	Single Tenant Retail	2005	NAP	14,820	SF		Fee Simple
21.06	Property			Walgreens - Villa Rica	Retail	Single Tenant Retail	2008	NAP	13,650	SF		Fee Simple
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	Hospitality	Full Service	2008-2009	NAP	136	Rooms	139,705.88	Fee Simple	19,000,000	19,000,000
23	Loan		GSMC	Japan Town Center	Retail	Lifestyle Center	1967-1968	NAP	67,865	SF	269.48	Fee Simple	18,500,000	18,288,507
24	Loan	41, 42	GSMC	Fifth Third Center	Office	General Urban	1990	Various	343,236	SF	52.29	Fee Simple	18,000,000	17,948,658
25	Loan	43	GSMC	Walgreens II Portfolio					70,582	SF	254.04		17,931,000	17,931,000
25.01	Property			Walgreens - Oxford	Retail	Single Tenant Retail	2009	NAP	14,820	SF		Fee Simple
25.02	Property			Walgreens - Canonsburg	Retail	Single Tenant Retail	2008	NAP	14,620	SF		Fee Simple
25.03	Property			Walgreens - Fremont	Retail	Single Tenant Retail	2008	NAP	13,650	SF		Fee Simple
25.04	Property			Walgreens - Akron	Retail	Single Tenant Retail	2008	NAP	13,492	SF		Fee Simple
25.05	Property			Walgreens - St. John Ground Lease	Ground Leased Land	Single Tenant	NAP	NAP	14,000	SF		Fee Simple
26	Loan		CGMRC	7447 South Shore Drive	Multifamily	High-rise	1966	2008-2011	331	Units	53,735.75	Fee Simple	17,825,000	17,786,534
27	Loan	44, 45, 46	JLC	Jackson Street	Office	CBD	1911-1913	1997	53,808	SF	297.35	Fee Simple	16,000,000	16,000,000
28	Loan		GSMC	CHI Data Center	Office	Data Center	2005	2010	20,000	SF	780.96	Fee Simple	16,000,000	15,619,222
29	Loan	47	JLC	Woodland Mews	Multifamily	Garden	1987	2010-2011	233	Units	66,523.61	Fee Simple	15,500,000	15,500,000
30	Loan		JLC	Atlanta Technology Center	Office	General Urban	1986	NAP	197,357	SF	78.39	Fee Simple	15,500,000	15,471,452
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	Hospitality	Full Service	1985	2012	210	Rooms	71,711.73	Fee Simple	15,100,000	15,059,463
32	Loan	50	JLC	940 8th Avenue	Mixed Use	Retail/Office	1910	NAP	28,400	SF	526.04	Fee Simple	15,000,000	14,939,524
33	Loan		CGMRC	Reynolds MHP Portfolio					1,083	Pads	13,631.10		14,782,403	14,762,485
33.01	Property			South Bluff	Manufactured Housing	Manufactured Housing	1970	NAP	223	Pads		Fee Simple
33.02	Property			Stagecoach	Manufactured Housing	Manufactured Housing	1973	NAP	157	Pads		Fee Simple
33.03	Property			Allendale	Manufactured Housing	Manufactured Housing	1962	NAP	224	Pads		Fee Simple
33.04	Property			Alliance Meadows	Manufactured Housing	Manufactured Housing	1970	NAP	161	Pads		Fee Simple
33.05	Property			Mountain Village	Manufactured Housing	Manufactured Housing	1979	NAP	120	Pads		Fee Simple
33.06	Property			Winona Lakes	Manufactured Housing	Manufactured Housing	1970	NAP	89	Pads		Fee Simple
33.07	Property			Alliance Vista	Manufactured Housing	Manufactured Housing	1970	NAP	109	Pads		Fee Simple
34	Loan	51, 52, 53	AMF I	Little Palm Island	Hospitality	Full Service	1988	1996, 1998/1999, 2005	30	Rooms	491,474.22	Both Fee/Leasehold	14,800,000	14,744,227
35	Loan	54	GSMC	Bear Creek Village Center	Retail	Anchored	2005	NAP	80,318	SF	180.15	Fee Simple	14,500,000	14,469,392
36	Loan	55, 56	GSMC	Bradley Commons	Retail	Anchored	2007, 2008, 2011	NAP	174,348	SF	82.19	Fee Simple	14,330,000	14,330,000
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	Hospitality	Limited Service	2004	NAP	85	Rooms	61,020.92	Leasehold	5,200,000	5,186,778
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	Hospitality	Limited Service	1992	2003	100	Rooms	43,888.12	Leasehold	4,400,000	4,388,812
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	Hospitality	Limited Service	1997	NAP	79	Rooms	55,554.58	Fee Simple	4,400,000	4,388,812

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		General	Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)
40	Loan	13	JLC	Extra Space Self Storage Portfolio					474,354	SF	27.98		13,400,000	13,272,233
40.01	Property	13		Extra Space Storage #8231	Self Storage	Self Storage	1989, 2003	NAP	87,110	SF		Fee Simple
40.02	Property			Extra Space Storage #8208	Self Storage	Self Storage	2001	NAP	58,463	SF		Fee Simple
40.03	Property			Extra Space Storage #8206	Self Storage	Self Storage	2001	NAP	56,005	SF		Fee Simple
40.04	Property			Extra Space Storage #8225	Self Storage	Self Storage	2005	NAP	35,595	SF		Fee Simple
40.05	Property			Extra Space Storage #8207	Self Storage	Self Storage	1987	1993	47,600	SF		Fee Simple
40.06	Property			Extra Space Storage #8215	Self Storage	Self Storage	2002	NAP	58,475	SF		Fee Simple
40.07	Property			Extra Space Storage #8224	Self Storage	Self Storage	1988	NAP	42,470	SF		Fee Simple
40.08	Property	13		Extra Space Storage #8234	Self Storage	Self Storage	2002, 2004	NAP	47,800	SF		Fee Simple
40.09	Property	13		Extra Space Storage #8223	Self Storage	Self Storage	1988	NAP	40,836	SF		Fee Simple
41	Loan		GSMC	10 United Nations Plaza	Office	General Urban	1982	2009	73,127	SF	179.14	Fee Simple	13,100,000	13,100,000
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	Hospitality	Full Service	1984	2007-2008	235	Rooms	54,328.37	Fee Simple	12,800,000	12,767,168
43	Loan		AMF I	35 Ryerson Street	Self Storage	Self Storage	1942	NAP	280,000	SF	44.60	Fee Simple	12,500,000	12,487,934
44	Loan		CGMRC	Aquamarine Apartments	Multifamily	Garden	2008-2011	NAP	128	Units	96,734.27	Fee Simple	12,400,000	12,381,986
45	Loan		GSMC	Arrowhead Promenade	Retail	Shadow Anchored	2001	NAP	74,832	SF	165.36	Fee Simple	12,400,000	12,374,108
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	Hospitality	Full Service	1972	2007, 2008	180	Rooms	67,325.34	Fee Simple	12,200,000	12,118,560
47	Loan	13	JLC	218 Peachtree Street, NE	Mixed Use	Parking Garage/Retail/Office	1954	2006	197,193	SF	58.27	Fee Simple	11,500,000	11,490,037
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	Hospitality	Full Service	1987	2007-2010	175	Rooms	65,629.23	Fee Simple	11,500,000	11,485,116
49	Loan		JLC	Pinecrest Townhomes	Multifamily	Garden	2001-2002	NAP	144	Units	78,834.42	Fee Simple	11,424,000	11,352,157
50	Loan	67	JLC	Metropolitan Jax	Mixed Use	Multifamily/Office	1959	2006-2007	206,943	SF	53.15	Fee Simple	11,000,000	11,000,000
51	Loan		CGMRC	Motor Wheel Lofts	Multifamily	Conventional	1916	2006	119	Units	90,666.53	Fee Simple	10,800,000	10,789,317
52	Loan		GSMC	1414 & 1418 K Street	Office	General Urban	1929	2008	54,455	SF	194.18	Fee Simple	10,700,000	10,573,997
53	Loan	54	GSMC	Heritage Plaza	Retail	Anchored	1988	2008	128,871	SF	81.94	Fee Simple	10,570,000	10,559,676
54	Loan	54, 68	GSMC	State Street Market	Retail	Power Center / Big Box	1996	NAP	193,657	SF	53.85	Fee Simple	10,450,000	10,427,468
55	Loan	14, 69	AMF I	Vanowen Medical Building	Office	Medical	1971	NAP	64,411	SF	158.19	Fee Simple	10,200,000	10,189,364
56	Loan		CGMRC	Corner House Lofts	Multifamily	Student Housing	2004	NAP	56	Units	178,194.16	Fee Simple	10,000,000	9,978,873
57	Loan	70	GSMC	Plantation Point	Retail	Anchored	2000	NAP	113,391	SF	78.99	Fee Simple	9,000,000	8,956,482
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	Self Storage	Self Storage	2000, 2003	NAP	95,595	SF	90.63	Fee Simple	8,800,000	8,663,375
59	Loan	72	JLC	Broadway Industrial	Industrial	Warehouse	1914-1982	2008	122,115	SF	68.92	Fee Simple	8,500,000	8,415,690
60	Loan	73, 74	AMF I	Depot Marketplace	Retail	Anchored	1991-1998	NAP	91,504	SF	81.88	Fee Simple	7,500,000	7,492,030
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio					162,180	SF	44.98		7,350,000	7,295,648
61.01	Property			Dunn Avenue Self Storage	Self Storage	Self Storage	2008	NAP	71,610	SF		Fee Simple
61.02	Property			Argyle Forest Self Storage	Self Storage	Self Storage	2004	NAP	90,570	SF		Fee Simple
62	Loan		AMF I	Heritage on the River Apartments	Multifamily	Conventional	1973	2010-2011	301	Units	23,896.37	Fee Simple	7,200,000	7,192,809
63	Loan		GSMC	Arvada Ridge Retail	Retail	Shadow Anchored	2005	NAP	43,886	SF	163.25	Fee Simple	7,200,000	7,164,362
64	Loan		JLC	Superior Markets	Retail	Anchored	2009	NAP	44,874	SF	133.25	Fee Simple	6,050,000	5,979,640
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs					591	Pads	9,534.00		5,650,000	5,634,593
65.01	Property			Gem Suburban MHC	Manufactured Housing	Manufactured Housing	1971	NAP	384	Pads		Fee Simple
65.02	Property			Scenic Acres	Manufactured Housing	Manufactured Housing	1971	NAP	207	Pads		Fee Simple
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio					342	Pads	14,854.56		5,100,000	5,080,260
66.01	Property			Cowboy MHP	Manufactured Housing	Manufactured Housing	1968	NAP	174	Pads		Fee Simple
66.02	Property			Belaire MHP	Manufactured Housing	Manufactured Housing	1973	NAP	168	Pads		Fee Simple
67	Loan		CGMRC	Community Plaza	Retail	Anchored	1964, 1973-1975, 1989	1999	88,524	SF	56.48	Fee Simple	5,000,000	5,000,000
68	Loan		CGMRC	Central Self Storage Antioch	Self Storage	Self Storage	2005	NAP	74,340	SF	65.79	Fee Simple	4,900,000	4,891,036
69	Loan		CGMRC	Mayfair Village Apartments	Multifamily	Garden	1949-1952	NAP	316	Units	15,127.21	Fee Simple	4,800,000	4,780,198
70	Loan		CGMRC	Oasis Apartments	Multifamily	Garden	1970-1976	NAP	140	Units	33,827.81	Fee Simple	4,750,000	4,735,894
71	Loan	76, 77	AMF I	165 East 116th Street	Mixed Use	Multifamily/Retail	1910	2011	9,757	SF	430.02	Fee Simple	4,200,000	4,195,682
72	Loan		JLC	Enterprise Self Storage	Self Storage	Self Storage	1950-1960	1999-2000	53,676	SF	73.93	Fee Simple	4,000,000	3,968,516
73	Loan		CGMRC	Hidden Cove MHC	Manufactured Housing	Manufactured Housing	1947	NAP	282	Pads	13,562.37	Fee Simple	3,840,000	3,824,589
74	Loan		CGMRC	Trinity Spring Oaks	Mixed Use	Manufactured Housing/Self Storage	1983-1990	1998	464	Units	7,807.35	Fee Simple	3,635,000	3,622,610
75	Loan		CGMRC	Walgreens - Rantoul, IL	Retail	Single Tenant Retail	2006	NAP	14,490	SF	213.88	Fee Simple	3,105,000	3,099,140
76	Loan	78	CGMRC	25 West 51st Street	Retail	Single Tenant Retail	1950	2006	6,000	SF	498.59	Fee Simple	3,000,000	2,991,520
77	Loan		CGMRC	Nis Hollow Village	Manufactured Housing	Manufactured Housing	1970	NAP	128	Pads	18,523.45	Fee Simple	2,381,000	2,371,002
78	Loan		CGMRC	Camino Vista	Manufactured Housing	Manufactured Housing	1963	NAP	101	Pads	22,731.72	Fee Simple	2,300,000	2,295,904
79	Loan		CGMRC	Rustic Hills	Manufactured Housing	Manufactured Housing	1975	NAP	140	Pads	16,062.97	Fee Simple	2,257,500	2,248,816

GSMS 2012-GCJ7 Annex A

					Allocated Cut-off						Monthly	Annual		Interest
Control	Loan /		Mortgage		Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Amortization Type	Method	Seasoning
1	Loan	8, 9	JLC	1155 F Street	130,000,000	8.0%	114,158,736	5.69500%	0.07355%	5.62145%	756,679.84	9,080,158.08	Interest Only, Then Amortizing	Actual/360	11
2	Loan	10, 11	JLC	Columbia Business Center	99,867,717	6.2%	74,792,759	6.67000%	0.07355%	6.59645%	754,086.10	9,049,033.20	Amortizing	Actual/360	8
3	Loan	12	GSMC	Bellis Fair Mall	93,246,596	5.7%	76,886,134	5.23000%	0.07355%	5.15645%	520,662.00	6,247,944.00	Amortizing	Actual/360	12
4	Loan	13	JLC	IRG Portfolio	87,695,945	5.4%	66,181,776	5.33000%	0.07355%	5.25645%	532,147.23	6,385,766.76	Amortizing	Actual/360	1
4.01	Property	14		Letterkenny Business Park	13,979,428
4.02	Property			SL Canton	11,817,609
4.03	Property			Windsor Business Park	9,191,474
4.04	Property			Smithfield Business Park	6,565,338
4.05	Property	14		Fort Street Business Park	4,596,236
4.06	Property	14		Cabot Street	4,217,793
4.07	Property			Kansas City/Fairfax	4,071,009
4.08	Property			Southington Business Park	3,994,122
4.09	Property	13		Wheatfield Business Park	3,900,260
4.10	Property			Red Wing Industrial	3,545,782
4.11	Property	13, 14		IGH Distribution	3,348,073
4.12	Property			Fayetteville Business Park	3,283,168
4.13	Property			SL Mogadore	3,283,168
4.14	Property	13		Mentor Business Park II	3,118,411
4.15	Property	13, 14		Poughkeepsie Business Park	2,795,886
4.16	Property			Tappan Drive-Mansfield	2,626,135
4.17	Property			Lynch Road Business Park	1,970,101
4.18	Property	14		SL Tulsa	1,391,952
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	61,937,858	3.8%	51,379,425	5.24550%	0.08355%	5.16195%	342,193.51	4,106,322.12	Amortizing	Actual/360	1
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	59,544,510	3.7%	45,427,111	5.73050%	0.07355%	5.65695%	376,757.13	4,521,085.56	Amortizing	30/360	5
7	Loan	20	CGMRC	ARC Portfolio IV	54,300,000	3.3%	54,300,000	6.04800%	0.07355%	5.97445%	277,473.00	3,329,676.00	Interest Only	Actual/360	1
7.01	Property			Fedex Ground - Blauvelt, NY	26,100,000
7.02	Property			Walgreens - Maplewood, NJ	4,700,000
7.03	Property			Walgreens - Stevensville, MI	3,100,000
7.04	Property			Walgreens - Coalinga, CA	2,800,000
7.05	Property			US Department of Agriculture - Grangeville, ID	2,100,000
7.06	Property			Advanced Auto Jones - Houston, TX	800,000
7.07	Property			Advanced Auto Tomball - Houston, TX	800,000
7.08	Property			Social Security Administration - Cocoa, FL	500,000
7.09	Property			Dollar General - Roma, TX	500,000
7.10	Property			Dollar General - Hopewell, VA	500,000
7.11	Property			Dollar General - Molino, FL	400,000
7.12	Property			Dollar General - Progreso, TX	400,000
7.13	Property			Dollar General - Greenfield, OH	400,000
7.14	Property			Dollar General - St. Clair, MO	400,000
7.15	Property			Dollar General - Poteet, TX	400,000
7.16	Property			Dollar General - Chesterfield, VA	400,000
7.17	Property			Dollar General - Ocean Isle Beach, NC	400,000
7.18	Property			Dollar General - Hot Springs, VA	400,000
7.19	Property			Dollar General - Richwood, LA	400,000
7.20	Property			Dollar General - Mount Hermon, LA	400,000
7.21	Property			Dollar General - Rio Grande City, TX	300,000
7.22	Property			Dollar General - Pleasant City, OH	300,000
7.23	Property			Dollar General - Tuscaloosa, AL	300,000
7.24	Property			Dollar General - Fayetteville, NC	300,000
7.25	Property			Dollar General - Payne, OH	300,000
7.26	Property			Dollar General - New Matamoras, OH	300,000
7.27	Property			Dollar General - Marthasville, MO	300,000
7.28	Property			Dollar General - Greenville, MS	300,000
7.29	Property			Dollar General - Choudrant, LA	300,000
7.30	Property			Dollar General - Red Level, AL	300,000
7.31	Property			Dollar General - Licking, MO	300,000
7.32	Property			Dollar General - Lyford, TX	300,000
7.33	Property			Dollar General - Mangham, LA	300,000
7.34	Property			Dollar General - Danville, VA	300,000
7.35	Property			Dollar General - Mellen, WI	300,000
7.36	Property			Dollar General - Forest, OH	300,000
7.37	Property			Dollar General - Pleasant Hill, TN	300,000
7.38	Property			Dollar General - Stanberry, MO	300,000
7.39	Property			Dollar General - Conway, MO	300,000
7.40	Property			Dollar General - Auxvasse, MO	300,000
7.41	Property			Dollar General - Minong, WI	300,000
7.42	Property			Dollar General - Solon Springs, WI	300,000
7.43	Property			Dollar General - Maysville, MO	300,000
7.44	Property			Dollar General - Grand Ridge, FL	300,000
7.45	Property			Dollar General - Edwards, MS	300,000
7.46	Property			Dollar General - Vass, NC	300,000
7.47	Property			Dollar General - Walnut Grove, MS	300,000
7.48	Property			Dollar General - King City, MO	300,000
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	52,511,018	3.2%	48,076,542	6.29100%	0.07355%	6.21745%	324,000.00	3,888,000.00	Amortizing	Actual/360	64
9	Loan	25	JLC	110 Plaza San Diego	52,000,000	3.2%	46,529,320	6.00000%	0.07355%	5.92645%	311,766.27	3,741,195.24	Interest Only, Then Amortizing	Actual/360	11

GSMS 2012-GCJ7 Annex A

					Allocated Cut-off						Monthly	Annual		Interest
Control	Loan /		Mortgage		Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Amortization Type	Method	Seasoning
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	47,138,543	2.9%	44,320,260	5.89000%	0.07355%	5.81645%	281,435.97	3,377,231.64	Interest Only, Then Amortizing	Actual/360	10
10.01	Property			Vista Business Park	22,603,611
10.02	Property			Orlando Central Park	10,014,258
10.03	Property			Belvedere Business Park	6,080,085
10.04	Property			Discovery Lakes	5,507,842
10.05	Property			MPC Treasure Coast	2,932,747
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	45,500,000	2.8%	40,337,794	6.01300%	0.07355%	5.93945%	273,175.89	3,278,110.68	Interest Only, Then Amortizing	Actual/360	14
12	Loan	32, 33	JLC	Shoppes on Main	35,700,678	2.2%	31,521,518	7.25000%	0.07355%	7.17645%	244,901.28	2,938,815.36	Amortizing	Actual/360	8
13	Loan		CGMRC	Meridian Distribution Center	35,467,391	2.2%	29,747,043	5.60000%	0.10355%	5.49645%	203,798.04	2,445,576.48	Amortizing	Actual/360	1
14	Loan	34	AMF I	545 Long Wharf Drive	30,968,993	1.9%	25,696,670	5.25400%	0.07355%	5.18045%	171,259.96	2,055,119.52	Amortizing	Actual/360	1
15	Loan		JLC	One Riverview	26,100,000	1.6%	23,010,952	5.85000%	0.07355%	5.77645%	153,974.58	1,847,694.96	Interest Only, Then Amortizing	Actual/360	11
16	Loan	35	JLC	Independence Place	25,962,793	1.6%	19,722,352	5.40100%	0.07355%	5.32745%	158,129.23	1,897,550.76	Amortizing	Actual/360	1
17	Loan	36	CGMRC	Cole Retail Portfolio	23,400,000	1.4%	23,400,000	5.49000%	0.09355%	5.39645%	108,541.88	1,302,502.56	Interest Only	Actual/360	3
17.01	Property			Century Town Center	8,130,000
17.02	Property			Dimond Crossing	7,980,000
17.03	Property			Plaza at Power Marketplace II	7,290,000
18	Loan	14	JLC	Union Heights	23,210,000	1.4%	20,430,126	5.69800%	0.07355%	5.62445%	134,681.52	1,616,178.24	Interest Only, Then Amortizing	Actual/360	3
19	Loan	13	JLC	Inn at Key West	23,000,000	1.4%	21,687,214	5.63000%	0.07355%	5.55645%	143,031.29	1,716,375.48	Interest Only, Then Amortizing	Actual/360	11
20	Loan	37, 38	GSMC	Park and Market	21,978,183	1.4%	18,256,935	5.28950%	0.07355%	5.21595%	122,023.61	1,464,283.32	Amortizing	Actual/360	1
21	Loan	39	GSMC	Walgreens III Portfolio	21,635,300	1.3%	21,635,300	5.65000%	0.07355%	5.57645%	103,281.01	1,239,372.12	Interest Only - ARD	Actual/360	11
21.01	Property			Walgreens - Somerset	4,381,869
21.02	Property			Walgreens - Spokane	3,905,269
21.03	Property			Walgreens - Waynesburg	3,660,714
21.04	Property			Walgreens - Normal	3,424,538
21.05	Property			Walgreens - Gallup	3,158,998
21.06	Property			Walgreens - Villa Rica	3,103,912
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	19,000,000	1.2%	18,144,248	6.51000%	0.07355%	6.43645%	120,217.91	1,442,614.92	Interest Only, Then Amortizing	Actual/360	1
23	Loan		GSMC	Japan Town Center	18,288,507	1.1%	15,448,465	5.48000%	0.07355%	5.40645%	104,808.94	1,257,707.28	Amortizing	Actual/360	11
24	Loan	41, 42	GSMC	Fifth Third Center	17,948,658	1.1%	16,208,725	5.73800%	0.09355%	5.64445%	113,108.66	1,357,303.92	Amortizing	Actual/360	2
25	Loan	43	GSMC	Walgreens II Portfolio	17,931,000	1.1%	16,220,696	6.03000%	0.07355%	5.95645%	115,858.73	1,390,304.76	Interest Only, Then Amortizing	Actual/360	15
25.01	Property			Walgreens - Oxford	4,190,079
25.02	Property			Walgreens - Canonsburg	4,102,960
25.03	Property			Walgreens - Fremont	3,870,651
25.04	Property			Walgreens - Akron	3,660,197
25.05	Property			Walgreens - St. John Ground Lease	2,107,112
26	Loan		CGMRC	7447 South Shore Drive	17,786,534	1.1%	14,768,014	5.24000%	0.11355%	5.12645%	98,319.93	1,179,839.16	Amortizing	Actual/360	2
27	Loan	44, 45, 46	JLC	Jackson Street	16,000,000	1.0%	15,709,226	6.50000%	0.07355%	6.42645%	99,314.83	1,191,777.96	Interest Only, Then Amortizing	Actual/360	5
28	Loan		GSMC	CHI Data Center	15,619,222	1.0%	13,441,200	5.10000%	0.07355%	5.02645%	106,478.79	1,277,745.48	Amortizing	Actual/360	10
29	Loan	47	JLC	Woodland Mews	15,500,000	1.0%	13,732,500	6.04000%	0.07355%	5.96645%	96,066.68	1,152,800.16	Interest Only, Then Amortizing	Actual/360	10
30	Loan		JLC	Atlanta Technology Center	15,471,452	1.0%	13,132,689	5.97000%	0.07355%	5.89645%	92,631.59	1,111,579.08	Amortizing	Actual/360	2
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	15,059,463	0.9%	13,671,585	6.09000%	0.09355%	5.99645%	98,121.93	1,177,463.16	Amortizing	Actual/360	2
32	Loan	50	JLC	940 8th Avenue	14,939,524	0.9%	12,633,449	5.77000%	0.07355%	5.69645%	87,726.60	1,052,719.20	Amortizing	Actual/360	4
33	Loan		CGMRC	Reynolds MHP Portfolio	14,762,485	0.9%	11,338,875	5.72000%	0.07355%	5.64645%	92,729.24	1,112,750.88	Amortizing	Actual/360	1
33.01	Property			South Bluff	3,719,949
33.02	Property			Stagecoach	3,667,768
33.03	Property			Allendale	2,243,373
33.04	Property			Alliance Meadows	1,645,780
33.05	Property			Mountain Village	1,366,157
33.06	Property			Winona Lakes	1,296,569
33.07	Property			Alliance Vista	822,890
34	Loan	51, 52, 53	AMF I	Little Palm Island	14,744,227	0.9%	13,453,051	6.35000%	0.07355%	6.27645%	98,547.92	1,182,575.04	Amortizing	Actual/360	3
35	Loan	54	GSMC	Bear Creek Village Center	14,469,392	0.9%	12,052,921	5.34400%	0.07355%	5.27045%	80,915.80	970,989.60	Amortizing	Actual/360	2
36	Loan	55, 56	GSMC	Bradley Commons	14,330,000	0.9%	14,330,000	5.39550%	0.07355%	5.32195%	65,326.14	783,913.68	Interest Only	Actual/360	5
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	5,186,778	0.3%	4,080,333	6.39950%	0.07355%	6.32595%	34,784.92	417,419.04	Amortizing	Actual/360	2
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	4,388,812	0.3%	3,452,590	6.39950%	0.07355%	6.32595%	29,433.39	353,200.68	Amortizing	Actual/360	2
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	4,388,812	0.3%	3,452,590	6.39950%	0.07355%	6.32595%	29,433.39	353,200.68	Amortizing	Actual/360	2

GSMS 2012-GCJ7 Annex A

					Allocated Cut-off						Monthly	Annual		Interest
Control	Loan /		Mortgage		Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Amortization Type	Method	Seasoning
40	Loan	13	JLC	Extra Space Self Storage Portfolio	13,272,233	0.8%	12,359,149	6.30000%	0.07355%	6.22645%	82,942.35	995,308.20	Amortizing	Actual/360	11
40.01	Property	13		Extra Space Storage #8231	2,377,116
40.02	Property			Extra Space Storage #8208	2,228,547
40.03	Property			Extra Space Storage #8206	2,129,500
40.04	Property			Extra Space Storage #8225	1,683,791
40.05	Property			Extra Space Storage #8207	1,535,221
40.06	Property			Extra Space Storage #8215	1,485,698
40.07	Property			Extra Space Storage #8224	891,419
40.08	Property	13		Extra Space Storage #8234	574,470
40.09	Property	13		Extra Space Storage #8223	366,472
41	Loan		GSMC	10 United Nations Plaza	13,100,000	0.8%	12,609,350	5.85050%	0.07355%	5.77695%	77,286.44	927,437.28	Interest Only, Then Amortizing	Actual/360	5
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	12,767,168	0.8%	11,634,474	6.35000%	0.07355%	6.27645%	85,230.63	1,022,767.56	Amortizing	Actual/360	2
43	Loan		AMF I	35 Ryerson Street	12,487,934	0.8%	10,409,481	5.40000%	0.07355%	5.32645%	70,191.35	842,296.20	Amortizing	Actual/360	1
44	Loan		CGMRC	Aquamarine Apartments	12,381,986	0.8%	9,379,053	5.32000%	0.10355%	5.21645%	74,819.69	897,836.28	Amortizing	Actual/360	1
45	Loan		GSMC	Arrowhead Promenade	12,374,108	0.8%	10,323,864	5.39500%	0.07355%	5.32145%	69,591.12	835,093.44	Amortizing	Actual/360	2
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	12,118,560	0.7%	11,072,802	6.24150%	0.07355%	6.16795%	80,415.58	964,986.96	Amortizing	Actual/360	5
47	Loan	13	JLC	218 Peachtree Street, NE	11,490,037	0.7%	9,703,885	5.83000%	0.07355%	5.75645%	67,696.46	812,357.52	Amortizing	Actual/360	1
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	11,485,116	0.7%	8,884,266	5.92850%	0.07355%	5.85495%	73,592.85	883,114.20	Amortizing	Actual/360	1
49	Loan		JLC	Pinecrest Townhomes	11,352,157	0.7%	9,745,689	6.20000%	0.07355%	6.12645%	69,968.46	839,621.52	Amortizing	Actual/360	7
50	Loan	67	JLC	Metropolitan Jax	11,000,000	0.7%	9,766,938	6.50000%	0.07355%	6.42645%	69,527.48	834,329.76	Interest Only, Then Amortizing	Actual/360	9
51	Loan		CGMRC	Motor Wheel Lofts	10,789,317	0.7%	8,965,480	5.30000%	0.07355%	5.22645%	59,972.90	719,674.80	Amortizing	Actual/360	1
52	Loan		GSMC	1414 & 1418 K Street	10,573,997	0.7%	9,022,377	5.77000%	0.07355%	5.69645%	62,528.31	750,339.72	Amortizing	Actual/360	12
53	Loan	54	GSMC	Heritage Plaza	10,559,676	0.7%	8,808,732	5.35200%	0.07355%	5.27845%	59,037.49	708,449.88	Amortizing	Actual/360	1
54	Loan	54, 68	GSMC	State Street Market	10,427,468	0.6%	8,658,928	5.24400%	0.07355%	5.17045%	57,666.46	691,997.52	Amortizing	Actual/360	2
55	Loan	14, 69	AMF I	Vanowen Medical Building	10,189,364	0.6%	8,407,897	5.08000%	0.07355%	5.00645%	55,255.59	663,067.08	Amortizing	Actual/360	1
56	Loan		CGMRC	Corner House Lofts	9,978,873	0.6%	8,311,308	5.34000%	0.07355%	5.26645%	55,779.12	669,349.44	Amortizing	Actual/360	2
57	Loan	70	GSMC	Plantation Point	8,956,482	0.6%	7,601,354	5.86000%	0.07355%	5.78645%	53,152.15	637,825.80	Amortizing	Actual/360	5
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	8,663,375	0.5%	7,199,979	6.39600%	0.07355%	6.32245%	57,105.89	685,270.68	Amortizing	Actual/360	14
59	Loan	72	JLC	Broadway Industrial	8,415,690	0.5%	7,922,651	5.72000%	0.07355%	5.64645%	49,441.82	593,301.84	Amortizing	Actual/360	10
60	Loan	73, 74	AMF I	Depot Marketplace	7,492,030	0.5%	6,166,199	5.00000%	0.07355%	4.92645%	40,261.62	483,139.44	Amortizing	Actual/360	1
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	7,295,648	0.4%	5,620,118	5.62900%	0.10355%	5.52545%	45,703.41	548,440.92	Amortizing	Actual/360	5
61.01	Property			Dunn Avenue Self Storage	4,486,575
61.02	Property			Argyle Forest Self Storage	2,809,073
62	Loan		AMF I	Heritage on the River Apartments	7,192,809	0.4%	5,969,399	5.26000%	0.07355%	5.18645%	39,803.27	477,639.24	Amortizing	Actual/360	1
63	Loan		GSMC	Arvada Ridge Retail	7,164,362	0.4%	6,061,008	5.75000%	0.07355%	5.67645%	42,017.25	504,207.00	Amortizing	Actual/360	5
64	Loan		JLC	Superior Markets	5,979,640	0.4%	5,109,196	5.85000%	0.07355%	5.77645%	35,691.00	428,292.00	Amortizing	Actual/360	12
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	5,634,593	0.3%	4,375,021	6.00000%	0.07355%	5.92645%	36,403.03	436,836.36	Amortizing	Actual/360	2
65.01	Property			Gem Suburban MHC	3,814,570
65.02	Property			Scenic Acres	1,820,024
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	5,080,260	0.3%	4,321,071	5.97000%	0.07355%	5.89645%	30,478.78	365,745.36	Amortizing	Actual/360	4
66.01	Property			Cowboy MHP	3,088,001
66.02	Property			Belaire MHP	1,992,259
67	Loan		CGMRC	Community Plaza	5,000,000	0.3%	5,000,000	5.12000%	0.07355%	5.04645%	21,629.63	259,555.56	Interest Only	Actual/360	1
68	Loan		CGMRC	Central Self Storage Antioch	4,891,036	0.3%	4,155,298	6.00000%	0.07355%	5.92645%	29,377.98	352,535.76	Amortizing	Actual/360	2
69	Loan		CGMRC	Mayfair Village Apartments	4,780,198	0.3%	3,698,420	5.85000%	0.07355%	5.77645%	30,487.85	365,854.20	Amortizing	Actual/360	3
70	Loan		CGMRC	Oasis Apartments	4,735,894	0.3%	3,615,401	5.50000%	0.13355%	5.36645%	29,169.16	350,029.92	Amortizing	Actual/360	2
71	Loan	76, 77	AMF I	165 East 116th Street	4,195,682	0.3%	3,468,795	5.14000%	0.07355%	5.06645%	22,907.23	274,886.76	Amortizing	Actual/360	1
72	Loan		JLC	Enterprise Self Storage	3,968,516	0.2%	3,465,926	6.75000%	0.07355%	6.67645%	25,943.92	311,327.04	Amortizing	Actual/360	10
73	Loan		CGMRC	Hidden Cove MHC	3,824,589	0.2%	2,546,433	6.30000%	0.07355%	6.22645%	28,179.66	338,155.92	Amortizing	Actual/360	2
74	Loan		CGMRC	Trinity Spring Oaks	3,622,610	0.2%	3,133,989	6.58000%	0.13355%	6.44645%	23,167.25	278,007.00	Amortizing	Actual/360	4
75	Loan		CGMRC	Walgreens - Rantoul, IL	3,099,140	0.2%	2,622,192	5.86000%	0.07355%	5.78645%	18,337.49	220,049.88	Amortizing	Actual/360	2
76	Loan	78	CGMRC	25 West 51st Street	2,991,520	0.2%	2,525,413	5.75000%	0.11355%	5.63645%	17,507.19	210,086.28	Amortizing	Actual/360	3
77	Loan		CGMRC	Nis Hollow Village	2,371,002	0.1%	1,828,291	5.75000%	0.07355%	5.67645%	14,979.02	179,748.24	Amortizing	Actual/360	3
78	Loan		CGMRC	Camino Vista	2,295,904	0.1%	1,957,306	6.12000%	0.07355%	6.04645%	13,967.61	167,611.32	Amortizing	Actual/360	2
79	Loan		CGMRC	Rustic Hills	2,248,816	0.1%	1,914,401	6.00000%	0.07355%	5.92645%	13,534.85	162,418.20	Amortizing	Actual/360	4

GSMS 2012-GCJ7 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)
1	Loan	8, 9	JLC	1155 F Street	24	13	120	109	360	360	6/24/2011	6	8/6/2011	7/6/2013	8/6/2013	7/6/2021	No
2	Loan	10, 11	JLC	Columbia Business Center	0	0	110	102	246	238	10/5/2011	6	11/6/2011		11/6/2011	12/6/2020	No
3	Loan	12	GSMC	Bellis Fair Mall	0	0	128	116	360	348	6/3/2011	6	7/11/2011		7/11/2011	2/6/2022	No
4	Loan	13	JLC	IRG Portfolio	0	0	120	119	298	297	5/1/2012	6	6/6/2012		6/6/2012	5/6/2022	No
4.01	Property	14		Letterkenny Business Park
4.02	Property			SL Canton
4.03	Property			Windsor Business Park
4.04	Property			Smithfield Business Park
4.05	Property	14		Fort Street Business Park
4.06	Property	14		Cabot Street
4.07	Property			Kansas City/Fairfax
4.08	Property			Southington Business Park
4.09	Property	13		Wheatfield Business Park
4.10	Property			Red Wing Industrial
4.11	Property	13, 14		IGH Distribution
4.12	Property			Fayetteville Business Park
4.13	Property			SL Mogadore
4.14	Property	13		Mentor Business Park II
4.15	Property	13, 14		Poughkeepsie Business Park
4.16	Property			Tappan Drive-Mansfield
4.17	Property			Lynch Road Business Park
4.18	Property	14		SL Tulsa
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	0	0	120	119	360	359	4/20/2012	6	6/6/2012		6/6/2012	5/6/2022	No
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	0	0	120	115	300	295	12/28/2011	6	2/8/2012		2/8/2012	1/6/2022	No
7	Loan	20	CGMRC	ARC Portfolio IV	120	119	120	119	0	0	4/20/2012	6	6/6/2012	5/6/2022		5/6/2022	No
7.01	Property			Fedex Ground - Blauvelt, NY
7.02	Property			Walgreens - Maplewood, NJ
7.03	Property			Walgreens - Stevensville, MI
7.04	Property			Walgreens - Coalinga, CA
7.05	Property			US Department of Agriculture - Grangeville, ID
7.06	Property			Advanced Auto Jones - Houston, TX
7.07	Property			Advanced Auto Tomball - Houston, TX
7.08	Property			Social Security Administration - Cocoa, FL
7.09	Property			Dollar General - Roma, TX
7.10	Property			Dollar General - Hopewell, VA
7.11	Property			Dollar General - Molino, FL
7.12	Property			Dollar General - Progreso, TX
7.13	Property			Dollar General - Greenfield, OH
7.14	Property			Dollar General - St. Clair, MO
7.15	Property			Dollar General - Poteet, TX
7.16	Property			Dollar General - Chesterfield, VA
7.17	Property			Dollar General - Ocean Isle Beach, NC
7.18	Property			Dollar General - Hot Springs, VA
7.19	Property			Dollar General - Richwood, LA
7.20	Property			Dollar General - Mount Hermon, LA
7.21	Property			Dollar General - Rio Grande City, TX
7.22	Property			Dollar General - Pleasant City, OH
7.23	Property			Dollar General - Tuscaloosa, AL
7.24	Property			Dollar General - Fayetteville, NC
7.25	Property			Dollar General - Payne, OH
7.26	Property			Dollar General - New Matamoras, OH
7.27	Property			Dollar General - Marthasville, MO
7.28	Property			Dollar General - Greenville, MS
7.29	Property			Dollar General - Choudrant, LA
7.30	Property			Dollar General - Red Level, AL
7.31	Property			Dollar General - Licking, MO
7.32	Property			Dollar General - Lyford, TX
7.33	Property			Dollar General - Mangham, LA
7.34	Property			Dollar General - Danville, VA
7.35	Property			Dollar General - Mellen, WI
7.36	Property			Dollar General - Forest, OH
7.37	Property			Dollar General - Pleasant Hill, TN
7.38	Property			Dollar General - Stanberry, MO
7.39	Property			Dollar General - Conway, MO
7.40	Property			Dollar General - Auxvasse, MO
7.41	Property			Dollar General - Minong, WI
7.42	Property			Dollar General - Solon Springs, WI
7.43	Property			Dollar General - Maysville, MO
7.44	Property			Dollar General - Grand Ridge, FL
7.45	Property			Dollar General - Edwards, MS
7.46	Property			Dollar General - Vass, NC
7.47	Property			Dollar General - Walnut Grove, MS
7.48	Property			Dollar General - King City, MO
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	0	0	144	80	425	361	1/31/2007	5	3/1/2007		3/1/2007	2/1/2019	No
9	Loan	25	JLC	110 Plaza San Diego	30	19	120	109	360	360	7/1/2011	6	8/6/2011	1/6/2014	2/6/2014	7/6/2021	No

GSMS 2012-GCJ7 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	2	0	63	53	360	352	7/19/2011	6	9/6/2011	10/6/2011	11/6/2011	11/6/2016	No
10.01	Property			Vista Business Park
10.02	Property			Orlando Central Park
10.03	Property			Belvedere Business Park
10.04	Property			Discovery Lakes
10.05	Property			MPC Treasure Coast
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	24	10	120	106	360	360	4/1/2011	6	5/6/2011	4/6/2013	5/6/2013	4/6/2021	No
12	Loan	32, 33	JLC	Shoppes on Main	0	0	120	112	360	352	9/30/2011	6	11/6/2011		11/6/2011	10/6/2021	No
13	Loan		CGMRC	Meridian Distribution Center	0	0	120	119	360	359	4/27/2012	6	6/6/2012		6/6/2012	5/6/2022	No
14	Loan	34	AMF I	545 Long Wharf Drive	0	0	120	119	360	359	4/13/2012	1	6/1/2012		6/1/2012	5/1/2022	No
15	Loan		JLC	One Riverview	23	12	120	109	360	360	6/17/2011	6	8/6/2011	6/6/2013	7/6/2013	7/6/2021	No
16	Loan	35	JLC	Independence Place	0	0	120	119	300	299	4/24/2012	6	6/6/2012		6/6/2012	5/6/2022	No
17	Loan	36	CGMRC	Cole Retail Portfolio	120	117	120	117	0	0	2/24/2012	6	4/6/2012	3/6/2022		3/6/2022	No
17.01	Property			Century Town Center
17.02	Property			Dimond Crossing
17.03	Property			Plaza at Power Marketplace II
18	Loan	14	JLC	Union Heights	24	21	120	117	360	360	2/22/2012	6	4/6/2012	3/6/2014	4/6/2014	3/6/2022	No
19	Loan	13	JLC	Inn at Key West	24	13	60	49	300	300	7/1/2011	6	8/6/2011	7/6/2013	8/6/2013	7/6/2016	No
20	Loan	37, 38	GSMC	Park and Market	0	0	120	119	360	359	4/20/2012	6	6/6/2012		6/6/2012	5/6/2022	No
21	Loan	39	GSMC	Walgreens III Portfolio	120	109	120	109	0	0	6/14/2011	6	8/6/2011	7/5/2021		7/5/2021	Yes
21.01	Property			Walgreens - Somerset
21.02	Property			Walgreens - Spokane
21.03	Property			Walgreens - Waynesburg
21.04	Property			Walgreens - Normal
21.05	Property			Walgreens - Gallup
21.06	Property			Walgreens - Villa Rica
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	12	11	60	59	360	360	4/27/2012	6	6/6/2012	5/6/2013	6/6/2013	5/6/2017	No
23	Loan		GSMC	Japan Town Center	0	0	120	109	360	349	6/7/2011	6	8/6/2011		8/6/2011	7/6/2021	No
24	Loan	41, 42	GSMC	Fifth Third Center	0	0	60	58	300	298	3/30/2012	6	5/6/2012		5/6/2012	4/6/2017	No
25	Loan	43	GSMC	Walgreens II Portfolio	60	45	120	105	300	300	2/28/2011	6	4/6/2011	3/6/2016	4/6/2016	3/6/2021	No
25.01	Property			Walgreens - Oxford
25.02	Property			Walgreens - Canonsburg
25.03	Property			Walgreens - Fremont
25.04	Property			Walgreens - Akron
25.05	Property			Walgreens - St. John Ground Lease
26	Loan		CGMRC	7447 South Shore Drive	0	0	120	118	360	358	4/5/2012	6	5/6/2012		5/6/2012	4/6/2022	No
27	Loan	44, 45, 46	JLC	Jackson Street	36	31	60	55	360	360	12/30/2011	6	2/6/2012	1/6/2015	2/6/2015	1/6/2017	No
28	Loan		GSMC	CHI Data Center	0	0	60	50	240	230	7/14/2011	6	9/6/2011		9/6/2011	8/6/2016	No
29	Loan	47	JLC	Woodland Mews	36	26	120	110	333	333	8/1/2011	6	9/6/2011	8/6/2014	9/6/2014	8/6/2021	No
30	Loan		JLC	Atlanta Technology Center	0	0	120	118	360	358	3/23/2012	6	5/6/2012		5/6/2012	4/6/2022	No
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	0	0	60	58	300	298	3/20/2012	6	5/6/2012		5/6/2012	4/6/2017	No
32	Loan	50	JLC	940 8th Avenue	0	0	120	116	360	356	1/18/2012	6	3/6/2012		3/6/2012	2/6/2022	No
33	Loan		CGMRC	Reynolds MHP Portfolio	0	0	120	119	300	299	4/17/2012	6	6/6/2012		6/6/2012	5/6/2022	No
33.01	Property			South Bluff
33.02	Property			Stagecoach
33.03	Property			Allendale
33.04	Property			Alliance Meadows
33.05	Property			Mountain Village
33.06	Property			Winona Lakes
33.07	Property			Alliance Vista
34	Loan	51, 52, 53	AMF I	Little Palm Island	0	0	60	57	300	297	3/1/2012	1	4/1/2012		4/1/2012	3/1/2017	No
35	Loan	54	GSMC	Bear Creek Village Center	0	0	120	118	360	358	3/9/2012	6	5/6/2012		5/6/2012	4/6/2022	No
36	Loan	55, 56	GSMC	Bradley Commons	120	115	120	115	0	0	12/29/2011	6	2/6/2012	1/6/2022		1/6/2022	No
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	0	0	120	118	300	298	3/29/2012	6	5/6/2012		5/6/2012	4/6/2022	No
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	0	0	120	118	300	298	3/29/2012	6	5/6/2012		5/6/2012	4/6/2022	No
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	0	0	120	118	300	298	3/29/2012	6	5/6/2012		5/6/2012	4/6/2022	No

GSMS 2012-GCJ7 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)
40	Loan	13	JLC	Extra Space Self Storage Portfolio	0	0	74	63	360	349	7/1/2011	6	8/6/2011		8/6/2011	9/6/2017	No
40.01	Property	13		Extra Space Storage #8231
40.02	Property			Extra Space Storage #8208
40.03	Property			Extra Space Storage #8206
40.04	Property			Extra Space Storage #8225
40.05	Property			Extra Space Storage #8207
40.06	Property			Extra Space Storage #8215
40.07	Property			Extra Space Storage #8224
40.08	Property	13		Extra Space Storage #8234
40.09	Property	13		Extra Space Storage #8223
41	Loan		GSMC	10 United Nations Plaza	24	19	60	55	360	360	12/21/2011	6	2/6/2012	1/6/2014	2/6/2014	1/6/2017	No
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	0	0	60	58	300	298	3/8/2012	6	5/6/2012		5/6/2012	4/6/2017	No
43	Loan		AMF I	35 Ryerson Street	0	0	120	119	360	359	4/26/2012	1	6/1/2012		6/1/2012	5/1/2022	No
44	Loan		CGMRC	Aquamarine Apartments	0	0	120	119	300	299	4/13/2012	6	6/6/2012		6/6/2012	5/6/2022	No
45	Loan		GSMC	Arrowhead Promenade	0	0	120	118	360	358	3/30/2012	6	5/6/2012		5/6/2012	4/6/2022	No
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	0	0	60	55	300	295	12/15/2011	6	2/6/2012		2/6/2012	1/6/2017	No
47	Loan	13	JLC	218 Peachtree Street, NE	0	0	120	119	360	359	4/9/2012	6	6/6/2012		6/6/2012	5/6/2022	No
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	0	0	120	119	300	299	4/12/2012	6	6/6/2012		6/6/2012	5/6/2022	No
49	Loan		JLC	Pinecrest Townhomes	0	0	120	113	360	353	10/31/2011	6	12/6/2011		12/6/2011	11/6/2021	No
50	Loan	67	JLC	Metropolitan Jax	18	9	120	111	360	360	8/8/2011	6	10/6/2011	3/6/2013	4/6/2013	9/6/2021	No
51	Loan		CGMRC	Motor Wheel Lofts	0	0	120	119	360	359	5/3/2012	6	6/6/2012		6/6/2012	5/6/2022	No
52	Loan		GSMC	1414 & 1418 K Street	0	0	120	108	361	349	5/26/2011	6	7/6/2011		7/6/2011	6/6/2021	No
53	Loan	54	GSMC	Heritage Plaza	0	0	119	118	360	359	4/11/2012	6	6/6/2012		6/6/2012	4/6/2022	No
54	Loan	54, 68	GSMC	State Street Market	0	0	120	118	360	358	3/9/2012	6	5/6/2012		5/6/2012	4/6/2022	No
55	Loan	14, 69	AMF I	Vanowen Medical Building	0	0	120	119	360	359	4/17/2012	1	6/1/2012		6/1/2012	5/1/2022	No
56	Loan		CGMRC	Corner House Lofts	0	0	120	118	360	358	3/30/2012	6	5/6/2012		5/6/2012	4/6/2022	No
57	Loan	70	GSMC	Plantation Point	0	0	120	115	360	355	12/9/2011	6	2/6/2012		2/6/2012	1/6/2022	No
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	0	0	120	106	324	310	4/1/2011	6	5/6/2011		5/6/2011	4/6/2021	No
59	Loan	72	JLC	Broadway Industrial	0	0	60	50	360	350	7/22/2011	6	9/6/2011		9/6/2011	8/6/2016	No
60	Loan	73, 74	AMF I	Depot Marketplace	0	0	120	119	360	359	4/24/2012	1	6/1/2012		6/1/2012	5/1/2022	No
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	0	0	120	115	300	295	12/29/2011	6	2/6/2012		2/6/2012	1/6/2022	No
61.01	Property			Dunn Avenue Self Storage
61.02	Property			Argyle Forest Self Storage
62	Loan		AMF I	Heritage on the River Apartments	0	0	120	119	360	359	4/18/2012	1	6/1/2012		6/1/2012	5/1/2022	No
63	Loan		GSMC	Arvada Ridge Retail	0	0	120	115	360	355	12/21/2011	6	2/6/2012		2/6/2012	1/6/2022	No
64	Loan		JLC	Superior Markets	0	0	120	108	360	348	5/16/2011	6	7/6/2011		7/6/2011	6/6/2021	No
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	0	0	120	118	300	298	4/5/2012	6	5/6/2012		5/6/2012	4/6/2022	No
65.01	Property			Gem Suburban MHC
65.02	Property			Scenic Acres
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	0	0	120	116	360	356	1/23/2012	6	3/6/2012		3/6/2012	2/6/2022	No
66.01	Property			Cowboy MHP
66.02	Property			Belaire MHP
67	Loan		CGMRC	Community Plaza	120	119	120	119	0	0	4/24/2012	6	6/6/2012	5/6/2022		5/6/2022	No
68	Loan		CGMRC	Central Self Storage Antioch	0	0	120	118	360	358	3/20/2012	6	5/6/2012		5/6/2012	4/6/2022	No
69	Loan		CGMRC	Mayfair Village Apartments	0	0	120	117	300	297	3/1/2012	6	4/6/2012		4/6/2012	3/6/2022	No
70	Loan		CGMRC	Oasis Apartments	0	0	120	118	300	298	3/7/2012	6	5/6/2012		5/6/2012	4/6/2022	No
71	Loan	76, 77	AMF I	165 East 116th Street	0	0	120	119	360	359	4/12/2012	1	6/1/2012		6/1/2012	5/1/2022	No
72	Loan		JLC	Enterprise Self Storage	0	0	120	110	360	350	8/3/2011	6	9/6/2011		9/6/2011	8/6/2021	No
73	Loan		CGMRC	Hidden Cove MHC	0	0	120	118	240	238	3/16/2012	6	5/6/2012		5/6/2012	4/6/2022	No
74	Loan		CGMRC	Trinity Spring Oaks	0	0	120	116	360	356	1/25/2012	6	3/6/2012		3/6/2012	2/6/2022	No
75	Loan		CGMRC	Walgreens - Rantoul, IL	0	0	120	118	360	358	4/4/2012	6	5/6/2012		5/6/2012	4/6/2022	No
76	Loan	78	CGMRC	25 West 51st Street	0	0	120	117	360	357	2/15/2012	6	4/6/2012		4/6/2012	3/6/2022	No
77	Loan		CGMRC	Nis Hollow Village	0	0	120	117	300	297	3/2/2012	6	4/6/2012		4/6/2012	3/6/2022	No
78	Loan		CGMRC	Camino Vista	0	0	120	118	360	358	3/14/2012	6	5/6/2012		5/6/2012	4/6/2022	No
79	Loan		CGMRC	Rustic Hills	0	0	120	116	360	356	2/1/2012	6	3/6/2012		3/6/2012	2/6/2022	No

GSMS 2012-GCJ7 Annex A
						Grace	Grace		Third
Control	Loan /		Mortgage		Final	Period-	Period-		Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)
1	Loan	8, 9	JLC	1155 F Street		0	0	Lockout/35_Defeasance/81_0%/4	7,793,175
2	Loan	10, 11	JLC	Columbia Business Center		0	0	Lockout/32_Defeasance/74_0%/4	11,876,921
3	Loan	12	GSMC	Bellis Fair Mall		0	0	Lockout/36_Defeasance/85_0%/7	10,214,933
4	Loan	13	JLC	IRG Portfolio		0	0	Lockout/25_Defeasance/91_0%/4	11,246,540
4.01	Property	14		Letterkenny Business Park					2,045,422
4.02	Property			SL Canton					1,769,307
4.03	Property			Windsor Business Park					714,964
4.04	Property			Smithfield Business Park					1,011,430
4.05	Property	14		Fort Street Business Park					340,167
4.06	Property	14		Cabot Street					649,412
4.07	Property			Kansas City/Fairfax					551,899
4.08	Property			Southington Business Park					888,034
4.09	Property	13		Wheatfield Business Park					358,625
4.10	Property			Red Wing Industrial					494,917
4.11	Property	13, 14		IGH Distribution					387,492
4.12	Property			Fayetteville Business Park					8,223
4.13	Property			SL Mogadore					562,242
4.14	Property	13		Mentor Business Park II					374,182
4.15	Property	13, 14		Poughkeepsie Business Park					543,774
4.16	Property			Tappan Drive-Mansfield					84,683
4.17	Property			Lynch Road Business Park					248,947
4.18	Property	14		SL Tulsa					212,820
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park		0	0	Lockout/25_Defeasance/91_0%/4	5,993,797
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City		0	0	Lockout/11_>YM or 1%/105_0%/4	N/A
7	Loan	20	CGMRC	ARC Portfolio IV		0	0	Lockout/25_Defeasance/91_0%/4	N/A
7.01	Property			Fedex Ground - Blauvelt, NY					N/A
7.02	Property			Walgreens - Maplewood, NJ					N/A
7.03	Property			Walgreens - Stevensville, MI					N/A
7.04	Property			Walgreens - Coalinga, CA					N/A
7.05	Property			US Department of Agriculture - Grangeville, ID					N/A
7.06	Property			Advanced Auto Jones - Houston, TX					N/A
7.07	Property			Advanced Auto Tomball - Houston, TX					N/A
7.08	Property			Social Security Administration - Cocoa, FL					N/A
7.09	Property			Dollar General - Roma, TX					N/A
7.10	Property			Dollar General - Hopewell, VA					N/A
7.11	Property			Dollar General - Molino, FL					N/A
7.12	Property			Dollar General - Progreso, TX					N/A
7.13	Property			Dollar General - Greenfield, OH					N/A
7.14	Property			Dollar General - St. Clair, MO					N/A
7.15	Property			Dollar General - Poteet, TX					N/A
7.16	Property			Dollar General - Chesterfield, VA					N/A
7.17	Property			Dollar General - Ocean Isle Beach, NC					N/A
7.18	Property			Dollar General - Hot Springs, VA					N/A
7.19	Property			Dollar General - Richwood, LA					N/A
7.20	Property			Dollar General - Mount Hermon, LA					N/A
7.21	Property			Dollar General - Rio Grande City, TX					N/A
7.22	Property			Dollar General - Pleasant City, OH					N/A
7.23	Property			Dollar General - Tuscaloosa, AL					N/A
7.24	Property			Dollar General - Fayetteville, NC					N/A
7.25	Property			Dollar General - Payne, OH					N/A
7.26	Property			Dollar General - New Matamoras, OH					N/A
7.27	Property			Dollar General - Marthasville, MO					N/A
7.28	Property			Dollar General - Greenville, MS					N/A
7.29	Property			Dollar General - Choudrant, LA					N/A
7.30	Property			Dollar General - Red Level, AL					N/A
7.31	Property			Dollar General - Licking, MO					N/A
7.32	Property			Dollar General - Lyford, TX					N/A
7.33	Property			Dollar General - Mangham, LA					N/A
7.34	Property			Dollar General - Danville, VA					N/A
7.35	Property			Dollar General - Mellen, WI					N/A
7.36	Property			Dollar General - Forest, OH					N/A
7.37	Property			Dollar General - Pleasant Hill, TN					N/A
7.38	Property			Dollar General - Stanberry, MO					N/A
7.39	Property			Dollar General - Conway, MO					N/A
7.40	Property			Dollar General - Auxvasse, MO					N/A
7.41	Property			Dollar General - Minong, WI					N/A
7.42	Property			Dollar General - Solon Springs, WI					N/A
7.43	Property			Dollar General - Maysville, MO					N/A
7.44	Property			Dollar General - Grand Ridge, FL					N/A
7.45	Property			Dollar General - Edwards, MS					N/A
7.46	Property			Dollar General - Vass, NC					N/A
7.47	Property			Dollar General - Walnut Grove, MS					N/A
7.48	Property			Dollar General - King City, MO					N/A
8	Loan	21, 22, 23, 24	JLC	101 Ludlow		5	0	Lockout/88_Defeasance/52_0%/4	4,731,575
9	Loan	25	JLC	110 Plaza San Diego		0	0	Lockout/35_Defeasance/81_0%/4	6,483,668

GSMS 2012-GCJ7 Annex A
						Grace	Grace		Third
Control	Loan /		Mortgage		Final	Period-	Period-		Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio		0	0	Lockout/34_Defeasance/26_0%/3	5,152,960
10.01	Property			Vista Business Park					2,240,101
10.02	Property			Orlando Central Park					1,260,945
10.03	Property			Belvedere Business Park					623,963
10.04	Property			Discovery Lakes					824,823
10.05	Property			MPC Treasure Coast					203,128
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James		0	0	Lockout/35_Defeasance/81_0%/4	6,429,651
12	Loan	32, 33	JLC	Shoppes on Main		0	0	Lockout/32_Defeasance/84_0%/4	4,120,460
13	Loan		CGMRC	Meridian Distribution Center		0	0	Lockout/25_Defeasance/58_0%/37	3,269,955
14	Loan	34	AMF I	545 Long Wharf Drive		0	5	Lockout/25_Defeasance/91_0%/4	2,868,672
15	Loan		JLC	One Riverview		0	0	Lockout/24_>YM or 1%/92_0%/4	3,209,127
16	Loan	35	JLC	Independence Place		0	0	Lockout/25_Defeasance/91_0%/4	1,950,913
17	Loan	36	CGMRC	Cole Retail Portfolio		0	0	Lockout/27_>YM or 1%/89_0%/4	2,852,077
17.01	Property			Century Town Center					1,043,205
17.02	Property			Dimond Crossing					760,712
17.03	Property			Plaza at Power Marketplace II					1,048,160
18	Loan	14	JLC	Union Heights		0	0	Lockout/27_Defeasance/89_0%/4	2,139,674
19	Loan	13	JLC	Inn at Key West		0	0	Lockout/35_Defeasance/22_0%/3	2,407,919
20	Loan	37, 38	GSMC	Park and Market		15	0	Lockout/25_Defeasance/91_0%/4	N/A
21	Loan	39	GSMC	Walgreens III Portfolio	7/5/2026	0	0	Lockout/23_>YM or 1%/94_0%/3	N/A
21.01	Property			Walgreens - Somerset					N/A
21.02	Property			Walgreens - Spokane					N/A
21.03	Property			Walgreens - Waynesburg					N/A
21.04	Property			Walgreens - Normal					N/A
21.05	Property			Walgreens - Gallup					N/A
21.06	Property			Walgreens - Villa Rica					N/A
22	Loan	13, 40	JLC	Holiday Inn Manhattan View		0	0	Lockout/25_Defeasance/31_0%/4	1,787,619
23	Loan		GSMC	Japan Town Center		0	0	Lockout/32_Defeasance/84_0%/4	2,006,815
24	Loan	41, 42	GSMC	Fifth Third Center		0	0	Lockout/26_Defeasance/30_0%/4	2,328,143
25	Loan	43	GSMC	Walgreens II Portfolio		0	0	Lockout/15_>YM or 3%/101_0%/4	N/A
25.01	Property			Walgreens - Oxford					N/A
25.02	Property			Walgreens - Canonsburg					N/A
25.03	Property			Walgreens - Fremont					N/A
25.04	Property			Walgreens - Akron					N/A
25.05	Property			Walgreens - St. John Ground Lease					N/A
26	Loan		CGMRC	7447 South Shore Drive		0	0	Lockout/26_Defeasance/91_0%/3	1,627,576
27	Loan	44, 45, 46	JLC	Jackson Street		0	0	Lockout/29_Defeasance/30_0%/1	1,531,076
28	Loan		GSMC	CHI Data Center		0	0	Lockout/34_Defeasance/23_0%/3	N/A
29	Loan	47	JLC	Woodland Mews		0	0	Lockout/34_Defeasance/82_0%/4	N/A
30	Loan		JLC	Atlanta Technology Center		0	0	Lockout/26_Defeasance/90_0%/4	2,116,571
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO		0	0	Lockout/26_Defeasance/31_0%/3	2,208,375
32	Loan	50	JLC	940 8th Avenue		0	0	Lockout/28_Defeasance/88_0%/4	748,237
33	Loan		CGMRC	Reynolds MHP Portfolio		0	0	Lockout/25_Defeasance/91_0%/4	N/A
33.01	Property			South Bluff					N/A
33.02	Property			Stagecoach					285,512
33.03	Property			Allendale					268,033
33.04	Property			Alliance Meadows					N/A
33.05	Property			Mountain Village					66,890
33.06	Property			Winona Lakes					N/A
33.07	Property			Alliance Vista					113,653
34	Loan	51, 52, 53	AMF I	Little Palm Island		0	5	Lockout/27_Defeasance/29_0%/4	1,253,711
35	Loan	54	GSMC	Bear Creek Village Center		5 days grace, once per calendar year	0	Lockout/11_>YM or 1%/105_0%/4	1,277,783
36	Loan	55, 56	GSMC	Bradley Commons		5 days grace, once per calendar year	0	Lockout/11_>YM or 1%/105_0%/4	1,516,805
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage		5 days grace, once per calendar year, following written notice from Lender	0	Lockout/26_Defeasance/90_0%/4	846,956
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage		5 days grace, once per calendar year, following written notice from Lender	0	Lockout/26_Defeasance/90_0%/4	688,083
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage		5 days grace, once per calendar year, following written notice from Lender	0	Lockout/26_Defeasance/90_0%/4	535,366

GSMS 2012-GCJ7 Annex A

						Grace	Grace		Third
Control	Loan /		Mortgage		Final	Period-	Period-		Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)
40	Loan	13	JLC	Extra Space Self Storage Portfolio		0	0	Lockout/35_Defeasance/35_0%/4	1,477,614
40.01	Property	13		Extra Space Storage #8231					279,221
40.02	Property			Extra Space Storage #8208					259,117
40.03	Property			Extra Space Storage #8206					257,423
40.04	Property			Extra Space Storage #8225					179,484
40.05	Property			Extra Space Storage #8207					185,613
40.06	Property			Extra Space Storage #8215					157,674
40.07	Property			Extra Space Storage #8224					91,851
40.08	Property	13		Extra Space Storage #8234					39,403
40.09	Property	13		Extra Space Storage #8223					27,827
41	Loan		GSMC	10 United Nations Plaza		0	0	Lockout/29_Defeasance/28_0%/3	N/A
42	Loan	13, 62	GSMC	DoubleTree Charlottesville		0	0	Lockout/26_Defeasance/31_0%/3	1,643,030
43	Loan		AMF I	35 Ryerson Street		0	5	Lockout/25_Defeasance/91_0%/4	1,565,812
44	Loan		CGMRC	Aquamarine Apartments		0	0	Lockout/25_Defeasance/92_0%/3	N/A
45	Loan		GSMC	Arrowhead Promenade		0	0	Lockout/26_Defeasance/90_0%/4	1,189,550
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside		0	0	Lockout/29_Defeasance/28_0%/3	1,493,309
47	Loan	13	JLC	218 Peachtree Street, NE		0	0	Lockout/25_Defeasance/91_0%/4	1,145,711
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids		0	0	Lockout/25_Defeasance/91_0%/4	1,329,720
49	Loan		JLC	Pinecrest Townhomes		0	0	Lockout/31_Defeasance/87_0%/2	921,949
50	Loan	67	JLC	Metropolitan Jax		0	0	Lockout/33_Defeasance/83_0%/4	1,542,314
51	Loan		CGMRC	Motor Wheel Lofts		0	0	Lockout/25_Defeasance/92_0%/3	1,136,099
52	Loan		GSMC	1414 & 1418 K Street		0	0	Lockout/33_Defeasance/83_0%/4	911,455
53	Loan	54	GSMC	Heritage Plaza		5 days grace, once per calendar year	0	Lockout/11_>YM or 1%/104_0%/4	1,330,832
54	Loan	54, 68	GSMC	State Street Market		5 days grace, once per calendar year	0	Lockout/11_>YM or 1%/105_0%/4	1,442,920
55	Loan	14, 69	AMF I	Vanowen Medical Building		5	5	Lockout/25_Defeasance/91_0%/4	1,014,408
56	Loan		CGMRC	Corner House Lofts		0	0	Lockout/26_Defeasance/90_0%/4	714,126
57	Loan	70	GSMC	Plantation Point		0	0	Lockout/29_Defeasance/87_0%/4	1,123,692
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage		0	0	Lockout/35_Defeasance/81_0%/4 or 5% plus >YM or 5%/36_>YM or 3%/12_>YM or1%/68_0%/4	1,036,731
59	Loan	72	JLC	Broadway Industrial		0	0	Lockout/34_>YM or 1% or Defeasance/22_0%/4	1,009,810
60	Loan	73, 74	AMF I	Depot Marketplace		0	5	Lockout/25_Defeasance/88_0%/7	863,280
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio		0	0	Lockout/29_Defeasance/87_0%/4	841,192
61.01	Property			Dunn Avenue Self Storage					412,490
61.02	Property			Argyle Forest Self Storage					428,702
62	Loan		AMF I	Heritage on the River Apartments		5	5	Lockout/25_Defeasance/91_0%/4	391,989
63	Loan		GSMC	Arvada Ridge Retail		0	0	Lockout/29_Defeasance/87_0%/4	797,866
64	Loan		JLC	Superior Markets		0	0	Lockout/36_Defeasance/80_0%/4	380,515
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs		0	0	Lockout/26_Defeasance/91_0%/3	754,213
65.01	Property			Gem Suburban MHC					554,175
65.02	Property			Scenic Acres					200,038
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio		0	0	Lockout/28_Defeasance/89_0%/3	698,696
66.01	Property			Cowboy MHP					427,978
66.02	Property			Belaire MHP					270,718
67	Loan		CGMRC	Community Plaza		0	0	Lockout/25_Defeasance/92_0%/3	1,063,831
68	Loan		CGMRC	Central Self Storage Antioch		0	0	Lockout/26_>YM or 1%/91_0%/3	444,531
69	Loan		CGMRC	Mayfair Village Apartments		0	0	Lockout/27_Defeasance/90_0%/3	N/A
70	Loan		CGMRC	Oasis Apartments		0	0	Lockout/26_Defeasance/91_0%/3	555,219
71	Loan	76, 77	AMF I	165 East 116th Street		0	5	Lockout/25_Defeasance/91_0%/4	N/A
72	Loan		JLC	Enterprise Self Storage		0	0	Lockout/34_Defeasance/83_0%/3	514,654
73	Loan		CGMRC	Hidden Cove MHC		0	0	Lockout/26_Defeasance/90_0%/4	535,056
74	Loan		CGMRC	Trinity Spring Oaks		10	0	Lockout/28_Defeasance/89_0%/3	545,645
75	Loan		CGMRC	Walgreens - Rantoul, IL		0	0	Lockout/26_Defeasance/91_0%/3	N/A
76	Loan	78	CGMRC	25 West 51st Street		0	0	Lockout/27_>YM or 1%/89_0%/4	303,829
77	Loan		CGMRC	Nis Hollow Village		0	0	Lockout/27_Defeasance/90_0%/3	268,760
78	Loan		CGMRC	Camino Vista		0	0	Lockout/26_Defeasance/90_0%/4	263,035
79	Loan		CGMRC	Rustic Hills		0	0	Lockout/28_Defeasance/89_0%/3	234,145

GSMS 2012-GCJ7 Annex A

					Third	Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)	Expenses (if past 2011) ($)	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)
1	Loan	8, 9	JLC	1155 F Street	12/31/2010	9,972,462	12/31/2011	N/A	N/A	N/A	N/A	17,062,857	5,621,216
2	Loan	10, 11	JLC	Columbia Business Center	12/31/2010	10,096,946	11/30/2011	N/A	N/A	N/A	N/A	16,921,930	4,690,174
3	Loan	12	GSMC	Bellis Fair Mall	12/31/2010	10,826,681	12/31/2011	15,031,608	3,954,271	11,077,337	3/31/2012	15,256,418	4,293,915
4	Loan	13	JLC	IRG Portfolio	12/31/2010	13,087,915	12/31/2011	26,424,070	12,755,195	13,668,875	2/29/2012	25,123,649	12,806,426
4.01	Property	14		Letterkenny Business Park	12/31/2010	1,938,157	12/31/2011	3,996,796	1,676,984	2,319,812	2/29/2012	4,047,484	1,632,121
4.02	Property			SL Canton	12/31/2010	1,823,583	12/31/2011	3,112,145	1,285,835	1,826,310	2/29/2012	2,796,972	1,224,779
4.03	Property			Windsor Business Park	12/31/2010	823,462	12/31/2011	2,104,995	1,079,812	1,025,183	2/29/2012	2,255,141	1,083,908
4.04	Property			Smithfield Business Park	12/31/2010	1,229,674	12/31/2011	1,597,826	378,234	1,219,592	2/29/2012	1,318,649	349,645
4.05	Property	14		Fort Street Business Park	12/31/2010	653,772	12/31/2011	1,420,962	755,518	665,444	2/29/2012	1,409,678	794,426
4.06	Property	14		Cabot Street	12/31/2010	607,107	12/31/2011	1,244,370	658,841	585,529	2/29/2012	1,281,615	655,598
4.07	Property			Kansas City/Fairfax	12/31/2010	658,905	12/31/2011	1,422,645	778,672	643,973	2/29/2012	1,343,764	754,446
4.08	Property			Southington Business Park	12/31/2010	809,843	12/31/2011	1,330,825	543,703	787,122	2/29/2012	775,284	497,220
4.09	Property	13		Wheatfield Business Park	12/31/2010	523,527	12/31/2011	2,224,900	1,731,710	493,190	2/29/2012	2,369,226	1,798,722
4.10	Property			Red Wing Industrial	12/31/2010	551,300	12/31/2011	940,018	363,305	576,713	2/29/2012	867,671	356,826
4.11	Property	13, 14		IGH Distribution	12/31/2010	381,024	12/31/2011	1,170,116	789,092	381,024	2/29/2012	1,344,058	786,456
4.12	Property			Fayetteville Business Park	12/31/2010	377,466	12/31/2011	734,349	353,055	381,294	2/29/2012	821,045	371,556
4.13	Property			SL Mogadore	12/31/2010	601,785	12/31/2011	845,197	236,358	608,839	2/29/2012	794,322	240,828
4.14	Property	13		Mentor Business Park II	12/31/2010	616,567	12/31/2011	1,460,467	737,840	722,627	2/29/2012	1,138,372	792,000
4.15	Property	13, 14		Poughkeepsie Business Park	12/31/2010	476,828	12/31/2011	1,519,078	1,121,619	397,459	2/29/2012	1,251,841	1,095,734
4.16	Property			Tappan Drive-Mansfield	12/31/2010	481,840	12/31/2011	556,142	69,225	486,917	2/29/2012	530,497	124,281
4.17	Property			Lynch Road Business Park	12/31/2010	321,899	12/31/2011	493,563	158,099	335,464	2/29/2012	528,354	206,601
4.18	Property	14		SL Tulsa	12/31/2010	211,176	12/31/2011	249,676	37,293	212,383	2/29/2012	249,676	41,280
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	12/31/2010	6,755,890	12/31/2011	9,835,695	3,175,923	6,659,772	3/31/2012	11,142,271	3,561,690
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	N/A	N/A	N/A	9,913,171	2,900,946	7,012,225	2/29/2012	10,019,223	3,168,703
7	Loan	20	CGMRC	ARC Portfolio IV	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,880,552	2,924,267
7.01	Property			Fedex Ground - Blauvelt, NY	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,920,993	594,173
7.02	Property			Walgreens - Maplewood, NJ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	727,542	199,310
7.03	Property			Walgreens - Stevensville, MI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	423,757	81,569
7.04	Property			Walgreens - Coalinga, CA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	414,012	104,768
7.05	Property			US Department of Agriculture - Grangeville, ID	N/A	N/A	N/A	N/A	N/A	N/A	N/A	444,470	185,654
7.06	Property			Advanced Auto Jones - Houston, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	153,285	36,540
7.07	Property			Advanced Auto Tomball - Houston, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	150,195	37,393
7.08	Property			Social Security Administration - Cocoa, FL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	125,764	71,127
7.09	Property			Dollar General - Roma, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	168,945	68,118
7.10	Property			Dollar General - Hopewell, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	155,439	44,138
7.11	Property			Dollar General - Molino, FL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	141,323	43,327
7.12	Property			Dollar General - Progreso, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	141,404	49,651
7.13	Property			Dollar General - Greenfield, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	145,774	52,587
7.14	Property			Dollar General - St. Clair, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	136,756	43,152
7.15	Property			Dollar General - Poteet, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	114,258	35,650
7.16	Property			Dollar General - Chesterfield, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	111,700	33,929
7.17	Property			Dollar General - Ocean Isle Beach, NC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	104,058	23,383
7.18	Property			Dollar General - Hot Springs, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	108,504	32,523
7.19	Property			Dollar General - Richwood, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	130,051	48,468
7.20	Property			Dollar General - Mount Hermon, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	123,043	46,389
7.21	Property			Dollar General - Rio Grande City, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117,949	43,996
7.22	Property			Dollar General - Pleasant City, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	125,565	56,227
7.23	Property			Dollar General - Tuscaloosa, AL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96,287	21,069
7.24	Property			Dollar General - Fayetteville, NC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	105,430	30,793
7.25	Property			Dollar General - Payne, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	118,881	54,260
7.26	Property			Dollar General - New Matamoras, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119,964	54,671
7.27	Property			Dollar General - Marthasville, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	102,189	36,196
7.28	Property			Dollar General - Greenville, MS	N/A	N/A	N/A	N/A	N/A	N/A	N/A	113,319	42,497
7.29	Property			Dollar General - Choudrant, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	105,732	40,926
7.30	Property			Dollar General - Red Level, AL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96,759	26,098
7.31	Property			Dollar General - Licking, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	101,827	32,503
7.32	Property			Dollar General - Lyford, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	114,739	48,953
7.33	Property			Dollar General - Mangham, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	103,483	34,968
7.34	Property			Dollar General - Danville, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	92,041	29,225
7.35	Property			Dollar General - Mellen, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119,189	52,679
7.36	Property			Dollar General - Forest, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	111,390	50,827
7.37	Property			Dollar General - Pleasant Hill, TN	N/A	N/A	N/A	N/A	N/A	N/A	N/A	88,617	26,383
7.38	Property			Dollar General - Stanberry, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	113,942	46,844
7.39	Property			Dollar General - Conway, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100,516	33,025
7.40	Property			Dollar General - Auxvasse, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97,831	30,901
7.41	Property			Dollar General - Minong, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	107,987	45,055
7.42	Property			Dollar General - Solon Springs, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	109,121	46,675
7.43	Property			Dollar General - Maysville, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97,136	38,623
7.44	Property			Dollar General - Grand Ridge, FL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96,198	36,905
7.45	Property			Dollar General - Edwards, MS	N/A	N/A	N/A	N/A	N/A	N/A	N/A	101,351	36,038
7.46	Property			Dollar General - Vass, NC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	85,015	23,118
7.47	Property			Dollar General - Walnut Grove, MS	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94,197	30,462
7.48	Property			Dollar General - King City, MO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	102,624	42,505
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	12/31/2010	4,918,085	12/31/2011	N/A	N/A	N/A	N/A	6,259,474	1,233,001
9	Loan	25	JLC	110 Plaza San Diego	12/31/2010	6,046,760	12/31/2011	N/A	N/A	N/A	N/A	8,715,900	3,229,368

GSMS 2012-GCJ7 Annex A

					Third	Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)	Expenses (if past 2011) ($)	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	12/31/2010	4,797,965	12/31/2011	N/A	N/A	N/A	N/A	7,772,584	2,448,316
10.01	Property			Vista Business Park	12/31/2010	2,173,830	12/31/2011	N/A	N/A	N/A	N/A	3,666,322	1,178,091
10.02	Property			Orlando Central Park	12/31/2010	1,077,762	12/31/2011	N/A	N/A	N/A	N/A	1,635,679	456,283
10.03	Property			Belvedere Business Park	12/31/2010	518,930	12/31/2011	N/A	N/A	N/A	N/A	871,091	362,600
10.04	Property			Discovery Lakes	12/31/2010	729,013	12/31/2011	N/A	N/A	N/A	N/A	927,352	231,420
10.05	Property			MPC Treasure Coast	12/31/2010	298,430	12/31/2011	N/A	N/A	N/A	N/A	672,140	219,923
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	12/31/2010	N/A	N/A	8,684,541	2,414,249	6,270,292	2/29/2012	8,233,311	2,284,603
12	Loan	32, 33	JLC	Shoppes on Main	12/31/2010	4,197,281	12/31/2011	N/A	N/A	N/A	N/A	8,529,634	4,490,919
13	Loan		CGMRC	Meridian Distribution Center	12/31/2010	3,626,849	12/31/2011	N/A	N/A	N/A	N/A	5,239,131	1,536,664
14	Loan	34	AMF I	545 Long Wharf Drive	12/31/2010	3,222,100	12/31/2011	N/A	N/A	N/A	N/A	6,892,519	3,596,437
15	Loan		JLC	One Riverview	12/31/2010	2,942,711	12/31/2011	N/A	N/A	N/A	N/A	4,642,289	1,963,554
16	Loan	35	JLC	Independence Place	12/31/2010	2,612,594	12/31/2011	4,298,706	1,738,268	2,560,438	2/29/2012	4,298,706	1,734,454
17	Loan	36	CGMRC	Cole Retail Portfolio	12/31/2010	N/A	N/A	N/A	N/A	N/A	N/A	4,245,650	1,349,177
17.01	Property			Century Town Center	12/31/2010	N/A	N/A	N/A	N/A	N/A	N/A	1,293,382	452,825
17.02	Property			Dimond Crossing	12/31/2010	N/A	N/A	N/A	N/A	N/A	N/A	1,555,098	445,962
17.03	Property			Plaza at Power Marketplace II	12/31/2010	N/A	N/A	N/A	N/A	N/A	N/A	1,397,170	450,390
18	Loan	14	JLC	Union Heights	12/31/2010	2,449,676	12/31/2011	N/A	N/A	N/A	N/A	3,463,229	965,981
19	Loan	13	JLC	Inn at Key West	12/31/2010	3,017,615	12/31/2011	N/A	N/A	N/A	N/A	5,880,720	2,832,186
20	Loan	37, 38	GSMC	Park and Market	N/A	1,643,536	12/31/2011	2,626,906	703,099	1,923,807	2/29/2012	2,667,811	656,226
21	Loan	39	GSMC	Walgreens III Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,299,000	68,970
21.01	Property			Walgreens - Somerset	N/A	N/A	N/A	N/A	N/A	N/A	N/A	465,000	13,950
21.02	Property			Walgreens - Spokane	N/A	N/A	N/A	N/A	N/A	N/A	N/A	415,000	12,450
21.03	Property			Walgreens - Waynesburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	389,000	11,670
21.04	Property			Walgreens - Normal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	364,000	10,920
21.05	Property			Walgreens - Gallup	N/A	N/A	N/A	N/A	N/A	N/A	N/A	336,000	10,080
21.06	Property			Walgreens - Villa Rica	N/A	N/A	N/A	N/A	N/A	N/A	N/A	330,000	9,900
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	12/31/2010	2,214,023	12/31/2011	6,936,044	4,677,361	2,258,682	2/29/2012	6,640,076	4,056,668
23	Loan		GSMC	Japan Town Center	12/31/2010	2,566,703	12/31/2011	4,682,191	1,909,388	2,772,803	2/29/2012	4,409,945	1,995,690
24	Loan	41, 42	GSMC	Fifth Third Center	12/31/2010	2,603,288	12/31/2011	5,531,340	3,099,062	2,432,278	2/29/2012	5,560,737	3,121,874
25	Loan	43	GSMC	Walgreens II Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,710,700	51,321
25.01	Property			Walgreens - Oxford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	400,000	12,000
25.02	Property			Walgreens - Canonsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	391,700	11,751
25.03	Property			Walgreens - Fremont	N/A	N/A	N/A	N/A	N/A	N/A	N/A	369,500	11,085
25.04	Property			Walgreens - Akron	N/A	N/A	N/A	N/A	N/A	N/A	N/A	349,500	10,485
25.05	Property			Walgreens - St. John Ground Lease	N/A	N/A	N/A	N/A	N/A	N/A	N/A	200,000	6,000
26	Loan		CGMRC	7447 South Shore Drive	12/31/2010	1,687,989	12/31/2011	3,368,061	1,675,443	1,692,618	1/31/2012	3,315,295	1,696,479
27	Loan	44, 45, 46	JLC	Jackson Street	12/31/2010	1,582,632	12/31/2011	N/A	N/A	N/A	N/A	1,892,931	346,036
28	Loan		GSMC	CHI Data Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,440,197	73,206
29	Loan	47	JLC	Woodland Mews	N/A	N/A	N/A	3,553,986	1,430,890	2,123,096	2/29/2012	3,531,944	1,430,063
30	Loan		JLC	Atlanta Technology Center	12/31/2010	1,915,645	12/31/2011	N/A	N/A	N/A	N/A	3,262,380	1,178,195
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	10/31/2010	2,060,024	12/31/2011	N/A	N/A	N/A	N/A	8,561,885	6,530,066
32	Loan	50	JLC	940 8th Avenue	12/31/2010	1,170,213	12/31/2011	N/A	N/A	N/A	N/A	1,676,375	327,854
33	Loan		CGMRC	Reynolds MHP Portfolio	N/A	1,782,367	12/31/2011	3,189,411	1,390,974	1,798,435	2/29/2012	3,150,956	1,525,824
33.01	Property			South Bluff	N/A	453,467	12/31/2011	751,707	265,931	485,776	2/29/2012	712,906	329,360
33.02	Property			Stagecoach	12/31/2010	388,584	12/31/2011	603,853	226,259	377,594	2/29/2012	602,932	227,810
33.03	Property			Allendale	12/31/2010	273,234	12/31/2011	630,148	374,962	255,186	2/29/2012	701,844	407,730
33.04	Property			Alliance Meadows	N/A	231,619	12/31/2011	398,911	158,427	240,484	2/29/2012	379,242	177,511
33.05	Property			Mountain Village	12/31/2010	137,635	12/31/2011	335,473	189,130	146,342	2/29/2012	335,962	188,966
33.06	Property			Winona Lakes	N/A	174,581	12/31/2011	289,098	118,489	170,609	2/29/2012	268,510	134,229
33.07	Property			Alliance Vista	12/31/2010	123,247	12/31/2011	180,221	57,776	122,444	2/29/2012	149,560	60,218
34	Loan	51, 52, 53	AMF I	Little Palm Island	12/31/2010	2,791,321	12/31/2011	14,021,729	11,128,391	2,893,338	3/31/2012	13,371,810	10,912,673
35	Loan	54	GSMC	Bear Creek Village Center	12/31/2010	1,377,734	12/31/2011	1,890,476	484,322	1,406,154	2/29/2012	1,919,694	523,866
36	Loan	55, 56	GSMC	Bradley Commons	12/31/2010	1,859,820	12/31/2011	2,511,130	646,907	1,864,223	2/29/2012	3,098,774	1,103,854
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	12/31/2010	913,450	12/31/2011	2,189,606	1,291,417	898,189	2/29/2012	2,189,606	1,299,039
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	12/31/2010	846,889	12/31/2011	2,626,433	1,794,707	831,726	2/29/2012	2,626,433	1,841,358
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	12/31/2010	719,195	12/31/2011	2,093,496	1,392,068	701,428	2/29/2012	2,093,496	1,388,159

GSMS 2012-GCJ7 Annex A

					Third	Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)	Expenses (if past 2011) ($)	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)
40	Loan	13	JLC	Extra Space Self Storage Portfolio	12/31/2010	1,779,768	12/31/2011	N/A	N/A	N/A	N/A	3,881,873	2,100,963
40.01	Property	13		Extra Space Storage #8231	12/31/2010	301,970	12/31/2011	N/A	N/A	N/A	N/A	628,789	326,522
40.02	Property			Extra Space Storage #8208	12/31/2010	283,353	12/31/2011	N/A	N/A	N/A	N/A	550,120	266,563
40.03	Property			Extra Space Storage #8206	12/31/2010	279,777	12/31/2011	N/A	N/A	N/A	N/A	529,796	249,623
40.04	Property			Extra Space Storage #8225	12/31/2010	227,016	12/31/2011	N/A	N/A	N/A	N/A	425,940	198,516
40.05	Property			Extra Space Storage #8207	12/31/2010	223,491	12/31/2011	N/A	N/A	N/A	N/A	436,740	213,206
40.06	Property			Extra Space Storage #8215	12/31/2010	177,750	12/31/2011	N/A	N/A	N/A	N/A	479,433	302,025
40.07	Property			Extra Space Storage #8224	12/31/2010	119,331	12/31/2011	N/A	N/A	N/A	N/A	284,231	165,013
40.08	Property	13		Extra Space Storage #8234	12/31/2010	105,255	12/31/2011	N/A	N/A	N/A	N/A	338,425	232,988
40.09	Property	13		Extra Space Storage #8223	12/31/2010	61,826	12/31/2011	N/A	N/A	N/A	N/A	208,398	146,507
41	Loan		GSMC	10 United Nations Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,318,635	701,088
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	12/31/2010	1,813,482	12/31/2011	8,729,649	6,892,478	1,837,171	2/29/2012	8,729,649	6,893,083
43	Loan		AMF I	35 Ryerson Street	8/31/2010	1,639,038	8/31/2011	N/A	N/A	N/A	N/A	2,664,946	1,198,640
44	Loan		CGMRC	Aquamarine Apartments	N/A	896,981	12/31/2011	N/A	N/A	N/A	N/A	1,776,280	640,771
45	Loan		GSMC	Arrowhead Promenade	12/31/2010	1,182,588	12/31/2011	1,696,417	491,867	1,204,550	3/31/2012	1,763,323	510,972
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	12/31/2010	1,536,717	12/31/2011	5,679,166	4,137,205	1,541,961	2/29/2012	5,679,166	4,022,938
47	Loan	13	JLC	218 Peachtree Street, NE	12/31/2010	1,206,493	12/31/2011	N/A	N/A	N/A	N/A	1,837,663	519,540
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	12/31/2010	1,897,549	12/31/2011	5,483,475	3,581,404	1,902,071	2/29/2012	5,483,475	3,758,435
49	Loan		JLC	Pinecrest Townhomes	12/31/2010	735,833	12/31/2011	1,698,220	623,214	1,075,006	2/29/2012	1,822,847	777,736
50	Loan	67	JLC	Metropolitan Jax	12/31/2010	1,483,862	12/31/2011	N/A	N/A	N/A	N/A	2,488,134	1,207,138
51	Loan		CGMRC	Motor Wheel Lofts	12/31/2010	1,169,900	12/31/2011	1,511,240	332,536	1,178,704	2/29/2012	1,488,717	406,011
52	Loan		GSMC	1414 & 1418 K Street	12/31/2010	1,394,200	12/31/2011	2,045,089	599,946	1,445,143	2/29/2012	1,687,688	519,858
53	Loan	54	GSMC	Heritage Plaza	12/31/2010	1,236,695	12/31/2011	1,918,869	706,971	1,211,898	2/29/2012	1,967,168	896,217
54	Loan	54, 68	GSMC	State Street Market	12/31/2010	1,368,886	12/31/2011	2,254,911	903,559	1,351,352	2/29/2012	2,170,731	943,568
55	Loan	14, 69	AMF I	Vanowen Medical Building	12/31/2010	1,013,652	12/31/2011	N/A	N/A	N/A	N/A	1,572,693	551,930
56	Loan		CGMRC	Corner House Lofts	12/31/2010	800,059	12/31/2011	N/A	N/A	N/A	N/A	1,490,609	568,803
57	Loan	70	GSMC	Plantation Point	12/31/2010	1,071,892	12/31/2011	1,498,180	432,371	1,065,809	3/31/2012	1,481,679	426,680
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	12/31/2010	1,060,074	12/31/2011	1,588,718	513,317	1,075,401	1/31/2012	1,544,198	513,559
59	Loan	72	JLC	Broadway Industrial	12/31/2010	982,508	12/31/2011	N/A	N/A	N/A	N/A	1,149,757	216,600
60	Loan	73, 74	AMF I	Depot Marketplace	12/31/2010	765,577	12/31/2011	1,192,700	439,447	753,253	3/31/2012	1,279,020	470,039
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	12/31/2010	845,302	12/31/2011	1,326,279	475,494	850,785	2/29/2012	1,390,298	496,785
61.01	Property			Dunn Avenue Self Storage	12/31/2010	457,841	12/31/2011	707,907	243,628	464,279	2/29/2012	751,449	257,551
61.02	Property			Argyle Forest Self Storage	12/31/2010	387,461	12/31/2011	618,372	231,866	386,506	2/29/2012	638,849	239,234
62	Loan		AMF I	Heritage on the River Apartments	12/31/2010	729,834	12/31/2011	2,240,336	1,468,380	771,956	3/31/2012	2,239,689	1,382,136
63	Loan		GSMC	Arvada Ridge Retail	12/31/2010	755,752	12/31/2011	N/A	N/A	N/A	N/A	1,206,691	418,082
64	Loan		JLC	Superior Markets	12/31/2010	668,458	12/31/2011	N/A	N/A	N/A	N/A	1,051,208	311,880
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	12/31/2010	700,779	Various	N/A	N/A	N/A	N/A	1,486,970	745,442
65.01	Property			Gem Suburban MHC	12/31/2010	479,588	10/31/2011	N/A	N/A	N/A	N/A	1,032,270	489,563
65.02	Property			Scenic Acres	12/31/2010	221,190	12/31/2011	N/A	N/A	N/A	N/A	454,700	255,879
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	9/30/2010	639,792	10/31/2011	N/A	N/A	N/A	N/A	1,328,769	659,903
66.01	Property			Cowboy MHP	9/30/2010	451,356	10/31/2011	N/A	N/A	N/A	N/A	834,030	382,628
66.02	Property			Belaire MHP	9/30/2010	188,436	10/31/2011	N/A	N/A	N/A	N/A	494,739	277,275
67	Loan		CGMRC	Community Plaza	12/31/2010	921,900	12/31/2011	N/A	N/A	N/A	N/A	1,458,885	386,996
68	Loan		CGMRC	Central Self Storage Antioch	12/31/2010	537,747	12/31/2011	895,756	349,827	545,929	1/31/2012	895,756	337,509
69	Loan		CGMRC	Mayfair Village Apartments	N/A	666,393	12/31/2011	N/A	N/A	N/A	N/A	1,861,577	1,134,503
70	Loan		CGMRC	Oasis Apartments	12/31/2010	511,367	12/31/2011	N/A	N/A	N/A	N/A	1,137,335	629,549
71	Loan	76, 77	AMF I	165 East 116th Street	N/A	N/A	N/A	343,800	62,100	281,700	3/31/2012	474,886	98,033
72	Loan		JLC	Enterprise Self Storage	12/31/2010	452,538	12/31/2011	N/A	N/A	N/A	N/A	654,592	226,941
73	Loan		CGMRC	Hidden Cove MHC	12/31/2010	648,950	12/31/2011	N/A	N/A	N/A	N/A	830,608	297,734
74	Loan		CGMRC	Trinity Spring Oaks	12/31/2010	556,955	10/31/2011	N/A	N/A	N/A	N/A	837,746	370,191
75	Loan		CGMRC	Walgreens - Rantoul, IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	366,826	81,803
76	Loan	78	CGMRC	25 West 51st Street	12/31/2010	314,199	12/31/2011	N/A	N/A	N/A	N/A	458,153	143,341
77	Loan		CGMRC	Nis Hollow Village	12/31/2010	272,263	8/31/2011	N/A	N/A	N/A	N/A	442,398	194,840
78	Loan		CGMRC	Camino Vista	12/31/2010	299,138	12/31/2011	465,473	157,731	307,742	2/29/2012	482,099	194,480
79	Loan		CGMRC	Rustic Hills	12/31/2010	276,013	12/31/2011	N/A	N/A	N/A	N/A	508,402	229,323

GSMS 2012-GCJ7 Annex A

						Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
1	Loan	8, 9	JLC	1155 F Street	11,441,641	8.8%	63,283	253,131	11,125,228	1.23	8.6%	234,800,000	5/24/2011
2	Loan	10, 11	JLC	Columbia Business Center	12,231,757	12.2%	349,556	456,511	11,425,690	1.26	11.4%	146,600,000	6/27/2011
3	Loan	12	GSMC	Bellis Fair Mall	10,962,503	11.8%	138,054	334,135	10,490,314	1.68	11.3%	145,000,000	11/30/2011
4	Loan	13	JLC	IRG Portfolio	12,317,223	14.0%	1,919,131	1,364,128	9,033,964	1.41	10.3%	140,960,000	Various
4.01	Property	14		Letterkenny Business Park	2,415,363		231,137	164,293	2,019,934			25,700,000	3/26/2012
4.02	Property			SL Canton	1,572,193		141,750	100,757	1,329,686			16,250,000	3/20/2012
4.03	Property			Windsor Business Park	1,171,233		69,027	49,065	1,053,141			16,900,000	3/14/2012
4.04	Property			Smithfield Business Park	969,004		156,673	111,364	700,967			9,100,000	3/20/2012
4.05	Property	14		Fort Street Business Park	615,251		136,428	96,974	381,850			3,900,000	3/26/2012
4.06	Property	14		Cabot Street	626,017		131,913	93,765	400,339			4,300,000	3/26/2012
4.07	Property			Kansas City/Fairfax	589,318		96,810	68,813	423,695			6,000,000	3/23/2012
4.08	Property			Southington Business Park	278,064		126,000	89,561	62,502			7,230,000	3/20/2012
4.09	Property	13		Wheatfield Business Park	570,504		176,396	125,383	268,724			8,300,000	3/23/2012
4.10	Property			Red Wing Industrial	510,845		47,400	33,692	429,753			4,730,000	3/23/2012
4.11	Property	13, 14		IGH Distribution	557,602		80,296	57,075	420,231			7,350,000	3/23/2012
4.12	Property			Fayetteville Business Park	449,489		83,313	59,219	306,957			5,100,000	3/20/2012
4.13	Property			SL Mogadore	553,494		74,647	53,060	425,788			4,850,000	3/20/2012
4.14	Property	13		Mentor Business Park II	346,373		154,547	109,853	81,972			5,900,000	3/20/2012
4.15	Property	13, 14		Poughkeepsie Business Park	156,107		80,161	56,979	18,968			7,150,000	3/22/2012
4.16	Property			Tappan Drive-Mansfield	406,216		61,493	43,710	301,013			3,800,000	3/20/2012
4.17	Property			Lynch Road Business Park	321,753		39,111	27,800	254,842			2,450,000	3/26/2012
4.18	Property	14		SL Tulsa	208,396		32,029	22,766	153,601			1,950,000	4/2/2012
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	7,580,582	12.2%	296,740	610,084	6,673,757	1.63	10.8%	87,500,000	2/13/2012
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	6,850,520	11.5%	69,720	321,575	6,459,225	1.43	10.8%	90,000,000	11/24/2011
7	Loan	20	CGMRC	ARC Portfolio IV	7,956,285	14.7%	125,247	241,777	7,589,261	2.28	14.0%	117,770,000	Various
7.01	Property			Fedex Ground - Blauvelt, NY	3,326,820		28,428	39,706	3,258,686			45,700,000	2/6/2012
7.02	Property			Walgreens - Maplewood, NJ	528,231		2,472	3,640	522,119			8,300,000	11/2/2011
7.03	Property			Walgreens - Stevensville, MI	342,188		3,119	2,565	336,504			4,930,000	11/3/2011
7.04	Property			Walgreens - Coalinga, CA	309,244		2,964	2,967	303,313			4,600,000	10/27/2011
7.05	Property			US Department of Agriculture - Grangeville, ID	258,817		9,443	16,714	232,660			7,300,000	1/12/2012
7.06	Property			Advanced Auto Jones - Houston, TX	116,745		1,400	2,587	112,758			1,600,000	10/24/2011
7.07	Property			Advanced Auto Tomball - Houston, TX	112,802		1,400	2,528	108,875			1,550,000	10/24/2011
7.08	Property			Social Security Administration - Cocoa, FL	54,637		1,219	4,474	48,944			1,975,000	1/12/2012
7.09	Property			Dollar General - Roma, TX	100,827		2,400	5,231	93,196			1,540,000	12/1/2011
7.10	Property			Dollar General - Hopewell, VA	111,301		1,820	4,948	104,534			1,530,000	1/10/2012
7.11	Property			Dollar General - Molino, FL	97,997		2,496	6,783	88,718			1,350,000	12/3/2011
7.12	Property			Dollar General - Progreso, TX	91,752		2,400	4,916	84,437			1,380,000	12/1/2011
7.13	Property			Dollar General - Greenfield, OH	93,187		2,128	4,761	86,299			1,290,000	1/9/2012
7.14	Property			Dollar General - St. Clair, MO	93,604		2,128	4,752	86,723			1,290,000	1/5/2012
7.15	Property			Dollar General - Poteet, TX	78,608		1,803	3,957	72,848			1,190,000	11/29/2011
7.16	Property			Dollar General - Chesterfield, VA	77,772		1,820	3,943	72,008			1,150,000	1/11/2012
7.17	Property			Dollar General - Ocean Isle Beach, NC	80,676		1,800	3,985	74,890			1,140,000	1/9/2012
7.18	Property			Dollar General - Hot Springs, VA	75,981		1,805	3,875	70,301			1,130,000	1/17/2012
7.19	Property			Dollar General - Richwood, LA	81,583		1,805	4,119	75,659			1,120,000	1/6/2012
7.20	Property			Dollar General - Mount Hermon, LA	76,654		1,805	3,961	70,887			1,090,000	1/6/2012
7.21	Property			Dollar General - Rio Grande City, TX	73,953		1,803	3,857	68,294			1,120,000	12/1/2011
7.22	Property			Dollar General - Pleasant City, OH	69,337		1,803	3,771	63,764			1,070,000	11/30/2011
7.23	Property			Dollar General - Tuscaloosa, AL	75,218		1,805	3,869	69,545			1,040,000	1/16/2012
7.24	Property			Dollar General - Fayetteville, NC	74,637		1,800	3,879	68,958			1,020,000	1/9/2012
7.25	Property			Dollar General - Payne, OH	64,621		1,803	3,633	59,185			1,000,000	11/30/2011
7.26	Property			Dollar General - New Matamoras, OH	65,293		1,803	3,653	59,837			1,015,000	12/1/2011
7.27	Property			Dollar General - Marthasville, MO	65,993		1,820	3,625	60,548			980,000	1/5/2012
7.28	Property			Dollar General - Greenville, MS	70,823		1,805	3,795	65,223			980,000	1/16/2012
7.29	Property			Dollar General - Choudrant, LA	64,806		1,805	3,596	59,405			970,000	1/6/2012
7.30	Property			Dollar General - Red Level, AL	70,661		1,803	4,934	63,923			950,000	12/3/2011
7.31	Property			Dollar General - Licking, MO	69,325		1,803	4,939	62,583			960,000	12/2/2011
7.32	Property			Dollar General - Lyford, TX	65,786		1,820	3,685	60,281			950,000	1/14/2012
7.33	Property			Dollar General - Mangham, LA	68,515		1,805	3,727	62,983			940,000	1/6/2012
7.34	Property			Dollar General - Danville, VA	62,816		1,820	4,632	56,364			940,000	1/10/2012
7.35	Property			Dollar General - Mellen, WI	66,510		1,805	3,708	60,997			940,000	1/7/2012
7.36	Property			Dollar General - Forest, OH	60,563		1,803	3,509	55,251			940,000	11/30/2011
7.37	Property			Dollar General - Pleasant Hill, TN	62,234		1,805	3,473	56,956			930,000	1/11/2012
7.38	Property			Dollar General - Stanberry, MO	67,098		1,803	4,879	60,416			930,000	12/2/2011
7.39	Property			Dollar General - Conway, MO	67,491		1,805	4,866	60,820			920,000	12/2/2011
7.40	Property			Dollar General - Auxvasse, MO	66,930		1,805	4,845	60,280			910,000	12/2/2011
7.41	Property			Dollar General - Minong, WI	62,932		1,805	3,580	57,547			910,000	1/7/2012
7.42	Property			Dollar General - Solon Springs, WI	62,446		1,805	3,571	57,070			910,000	1/7/2012
7.43	Property			Dollar General - Maysville, MO	58,513		1,803	4,523	52,188			900,000	12/2/2011
7.44	Property			Dollar General - Grand Ridge, FL	59,292		1,803	3,426	54,064			900,000	1/14/2012
7.45	Property			Dollar General - Edwards, MS	65,314		1,820	3,645	59,849			900,000	1/16/2012
7.46	Property			Dollar General - Vass, NC	61,897		1,805	3,456	56,636			890,000	1/9/2012
7.47	Property			Dollar General - Walnut Grove, MS	63,735		1,805	3,584	58,347			860,000	1/16/2012
7.48	Property			Dollar General - King City, MO	60,119		1,820	4,708	53,591			840,000	12/2/2011
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	5,026,473	9.6%	90,250	0	4,936,223	1.27	9.4%	79,000,000	9/23/2011
9	Loan	25	JLC	110 Plaza San Diego	5,486,532	10.6%	81,494	450,195	4,954,842	1.32	9.5%	80,000,000	6/17/2011

GSMS 2012-GCJ7 Annex A

						Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	5,324,268	11.3%	149,774	264,308	4,910,186	1.45	10.4%	65,900,000	Various
10.01	Property			Vista Business Park	2,488,231		55,010	97,076	2,336,145			31,600,000	8/26/2011
10.02	Property			Orlando Central Park	1,179,396		50,014	88,260	1,041,122			14,000,000	9/1/2011
10.03	Property			Belvedere Business Park	508,491		18,591	32,808	457,092			8,500,000	8/26/2011
10.04	Property			Discovery Lakes	695,932		9,363	16,523	670,046			7,700,000	9/1/2011
10.05	Property			MPC Treasure Coast	452,217		16,796	29,640	405,781			4,100,000	8/26/2011
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	5,948,708	13.1%	52,613	233,528	5,662,567	1.73	12.4%	68,850,000	3/15/2012
12	Loan	32, 33	JLC	Shoppes on Main	4,038,716	11.3%	51,472	128,680	3,858,564	1.31	10.8%	57,000,000	9/12/2011
13	Loan		CGMRC	Meridian Distribution Center	3,702,467	10.4%	117,940	204,580	3,379,946	1.38	9.5%	48,000,000	3/26/2012
14	Loan	34	AMF I	545 Long Wharf Drive	3,296,082	10.6%	52,492	291,706	2,951,884	1.44	9.5%	46,000,000	3/15/2012
15	Loan		JLC	One Riverview	2,678,736	10.3%	29,737	128,819	2,520,180	1.36	9.7%	35,550,000	5/20/2011
16	Loan	35	JLC	Independence Place	2,564,252	9.9%	92,400	0	2,471,852	1.30	9.5%	36,000,000	9/5/2011
17	Loan	36	CGMRC	Cole Retail Portfolio	2,896,473	12.4%	49,039	149,703	2,697,732	2.07	11.5%	43,400,000	Various
17.01	Property			Century Town Center	840,556		14,937	55,456	770,164			14,800,000	12/12/2011
17.02	Property			Dimond Crossing	1,109,135		23,456	32,987	1,052,693			14,500,000	12/21/2011
17.03	Property			Plaza at Power Marketplace II	946,781		10,646	61,260	874,875			14,100,000	12/9/2011
18	Loan	14	JLC	Union Heights	2,497,248	10.8%	28,651	181,378	2,287,219	1.42	9.9%	30,800,000	2/3/2012
19	Loan	13	JLC	Inn at Key West	3,048,534	13.3%	235,229	0	2,813,305	1.64	12.2%	35,400,000	6/3/2011
20	Loan	37, 38	GSMC	Park and Market	2,011,585	9.2%	19,251	65,895	1,926,438	1.32	8.8%	29,500,000	2/2/2012
21	Loan	39	GSMC	Walgreens III Portfolio	2,230,030	10.3%	12,888	0	2,217,142	1.79	10.2%	32,850,000	Various
21.01	Property			Walgreens - Somerset	451,050		2,048	0	449,003			6,600,000	3/15/2012
21.02	Property			Walgreens - Spokane	402,550		2,174	0	400,377			5,950,000	3/17/2012
21.03	Property			Walgreens - Waynesburg	377,330		2,223	0	375,107			5,600,000	3/19/2012
21.04	Property			Walgreens - Normal	353,080		2,174	0	350,907			5,200,000	3/13/2012
21.05	Property			Walgreens - Gallup	325,920		2,223	0	323,697			4,800,000	3/15/2012
21.06	Property			Walgreens - Villa Rica	320,100		2,048	0	318,053			4,700,000	3/15/2012
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	2,583,408	13.6%	265,603	0	2,317,805	1.61	12.2%	37,000,000	4/9/2012
23	Loan		GSMC	Japan Town Center	2,414,255	13.2%	10,180	63,440	2,340,635	1.86	12.8%	30,150,000	3/15/2012
24	Loan	41, 42	GSMC	Fifth Third Center	2,438,863	13.6%	68,647	249,710	2,120,505	1.56	11.8%	29,500,000	1/25/2012
25	Loan	43	GSMC	Walgreens II Portfolio	1,659,379	9.3%	10,587	0	1,648,792	1.19	9.2%	24,890,000	Various
25.01	Property			Walgreens - Oxford	388,000		2,223	0	385,777			5,970,000	3/12/2012
25.02	Property			Walgreens - Canonsburg	379,949		2,193	0	377,756			5,800,000	3/13/2012
25.03	Property			Walgreens - Fremont	358,415		2,048	0	356,368			5,300,000	3/8/2012
25.04	Property			Walgreens - Akron	339,015		2,024	0	336,991			4,960,000	3/14/2012
25.05	Property			Walgreens - St. John Ground Lease	194,000		2,100	0	191,900			2,860,000	3/18/2012
26	Loan		CGMRC	7447 South Shore Drive	1,618,816	9.1%	98,010	0	1,520,806	1.29	8.6%	24,450,000	3/5/2012
27	Loan	44, 45, 46	JLC	Jackson Street	1,546,895	9.7%	13,452	44,991	1,488,452	1.25	9.3%	25,100,000	6/22/2011
28	Loan		GSMC	CHI Data Center	2,366,991	15.2%	3,000	68,999	2,294,992	1.80	14.7%	28,900,000	5/20/2011
29	Loan	47	JLC	Woodland Mews	2,101,881	13.6%	69,900	0	2,031,981	1.76	13.1%	21,500,000	6/29/2011
30	Loan		JLC	Atlanta Technology Center	2,084,185	13.5%	49,339	204,457	1,830,388	1.65	11.8%	23,000,000	2/1/2012
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	2,031,819	13.5%	299,666	0	1,732,153	1.47	11.5%	17,300,000	2/1/2012
32	Loan	50	JLC	940 8th Avenue	1,348,521	9.0%	5,680	19,000	1,323,841	1.26	8.9%	21,500,000	1/10/2012
33	Loan		CGMRC	Reynolds MHP Portfolio	1,625,133	11.0%	54,000	0	1,571,133	1.41	10.6%	19,850,000	Various
33.01	Property			South Bluff	383,547		11,050	0	372,497			4,700,000	3/5/2012
33.02	Property			Stagecoach	375,122		7,850	0	367,272			4,880,000	2/26/2012
33.03	Property			Allendale	294,114		11,200	0	282,914			3,420,000	2/28/2012
33.04	Property			Alliance Meadows	201,731		8,000	0	193,731			2,100,000	3/1/2012
33.05	Property			Mountain Village	146,996		6,000	0	140,996			1,990,000	3/4/2012
33.06	Property			Winona Lakes	134,281		4,450	0	129,831			1,700,000	2/28/2012
33.07	Property			Alliance Vista	89,342		5,450	0	83,892			1,060,000	3/1/2012
34	Loan	51, 52, 53	AMF I	Little Palm Island	2,459,137	16.7%	534,872	0	1,924,265	1.63	13.1%	26,400,000	1/31/2012
35	Loan	54	GSMC	Bear Creek Village Center	1,395,827	9.6%	12,048	69,897	1,313,883	1.35	9.1%	21,500,000	2/12/2012
36	Loan	55, 56	GSMC	Bradley Commons	1,994,921	13.9%	47,074	103,131	1,844,716	2.35	12.9%	26,100,000	12/5/2011
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	890,567	17.1%	87,584	0	802,982	1.87	15.1%	7,980,000	11/3/2011
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	785,075	17.1%	105,057	0	680,018	1.87	15.1%	9,040,000	2/8/2012
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	705,337	17.1%	83,740	0	621,597	1.87	15.1%	7,200,000	11/3/2011

GSMS 2012-GCJ7 Annex A

						Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
40	Loan	13	JLC	Extra Space Self Storage Portfolio	1,780,910	13.4%	61,200	0	1,719,710	1.73	13.0%	27,075,000	Various
40.01	Property	13		Extra Space Storage #8231	302,267		18,000	0	284,267			5,300,000	5/25/2011
40.02	Property			Extra Space Storage #8208	283,557		3,600	0	279,957			4,100,000	6/3/2011
40.03	Property			Extra Space Storage #8206	280,173		2,400	0	277,773			3,975,000	6/3/2011
40.04	Property			Extra Space Storage #8225	227,424		1,200	0	226,224			3,100,000	5/25/2011
40.05	Property			Extra Space Storage #8207	223,535		16,800	0	206,735			2,900,000	6/3/2011
40.06	Property			Extra Space Storage #8215	177,408		6,000	0	171,408			3,000,000	5/20/2011
40.07	Property			Extra Space Storage #8224	119,218		8,400	0	110,818			1,700,000	5/25/2011
40.08	Property	13		Extra Space Storage #8234	105,437		2,400	0	103,037			1,700,000	5/20/2011
40.09	Property	13		Extra Space Storage #8223	61,891		2,400	0	59,491			1,300,000	5/25/2011
41	Loan		GSMC	10 United Nations Plaza	1,617,546	12.3%	27,057	100,087	1,490,402	1.61	11.4%	26,700,000	11/16/2011
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	1,836,566	14.4%	349,186	0	1,487,380	1.45	11.7%	20,000,000	1/17/2012
43	Loan		AMF I	35 Ryerson Street	1,466,306	11.7%	28,000	70,000	1,368,306	1.62	11.0%	22,700,000	3/8/2012
44	Loan		CGMRC	Aquamarine Apartments	1,135,509	9.2%	32,000	0	1,103,509	1.23	8.9%	16,500,000	3/15/2012
45	Loan		GSMC	Arrowhead Promenade	1,252,351	10.1%	21,701	48,965	1,181,685	1.42	9.5%	17,200,000	2/20/2012
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	1,656,228	13.7%	227,167	0	1,429,061	1.48	11.8%	20,800,000	6/22/2011
47	Loan	13	JLC	218 Peachtree Street, NE	1,318,123	11.5%	39,439	43,545	1,235,140	1.52	10.7%	16,000,000	1/3/2012
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	1,725,040	15.0%	274,174	0	1,450,866	1.64	12.6%	20,900,000	11/21/2011
49	Loan		JLC	Pinecrest Townhomes	1,045,111	9.2%	17,742	0	1,027,370	1.22	9.0%	15,200,000	7/15/2011
50	Loan	67	JLC	Metropolitan Jax	1,280,995	11.6%	20,244	116,594	1,144,158	1.37	10.4%	16,100,000	6/21/2011
51	Loan		CGMRC	Motor Wheel Lofts	1,082,706	10.0%	29,750	0	1,052,956	1.46	9.8%	14,620,000	3/15/2012
52	Loan		GSMC	1414 & 1418 K Street	1,167,830	11.0%	10,891	49,191	1,107,748	1.48	10.5%	14,300,000	3/14/2012
53	Loan	54	GSMC	Heritage Plaza	1,070,951	10.1%	25,774	90,509	954,668	1.35	9.0%	17,400,000	3/5/2012
54	Loan	54, 68	GSMC	State Street Market	1,227,163	11.8%	44,541	120,992	1,061,629	1.53	10.2%	16,430,000	2/13/2012
55	Loan	14, 69	AMF I	Vanowen Medical Building	1,020,763	10.0%	25,764	38,670	956,328	1.44	9.4%	14,300,000	3/12/2012
56	Loan		CGMRC	Corner House Lofts	921,805	9.2%	19,600	0	902,205	1.35	9.0%	14,500,000	2/14/2012
57	Loan	70	GSMC	Plantation Point	1,054,999	11.8%	40,821	54,645	959,534	1.50	10.7%	13,500,000	11/15/2011
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	1,030,639	11.9%	13,139	0	1,017,500	1.48	11.7%	13,630,000	3/13/2012
59	Loan	72	JLC	Broadway Industrial	933,157	11.1%	40,298	47,367	845,493	1.43	10.0%	13,660,000	7/1/2011
60	Loan	73, 74	AMF I	Depot Marketplace	808,981	10.8%	22,865	72,834	713,282	1.48	9.5%	11,550,000	1/15/2012
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	893,513	12.2%	21,332	0	872,181	1.59	12.0%	10,900,000	11/21/2011
61.01	Property			Dunn Avenue Self Storage	493,898		10,742	0	483,156			5,600,000	11/21/2011
61.02	Property			Argyle Forest Self Storage	399,615		10,590	0	389,025			5,300,000	11/21/2011
62	Loan		AMF I	Heritage on the River Apartments	857,553	11.9%	120,400	0	737,153	1.54	10.2%	10,700,000	3/16/2012
63	Loan		GSMC	Arvada Ridge Retail	788,610	11.0%	6,583	39,034	742,993	1.47	10.4%	10,200,000	11/4/2011
64	Loan		JLC	Superior Markets	739,329	12.4%	8,975	40,883	689,471	1.61	11.5%	9,500,000	2/9/2011
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	741,528	13.2%	30,378	0	711,150	1.63	12.6%	8,300,000	Various
65.01	Property			Gem Suburban MHC	542,707		19,200	0	523,507			5,200,000	1/25/2012
65.02	Property			Scenic Acres	198,821		11,178	0	187,643			3,100,000	1/28/2012
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	668,866	13.2%	19,150	0	649,716	1.78	12.8%	7,509,000	11/29/2011
66.01	Property			Cowboy MHP	451,402		10,750	0	440,652			4,500,000	11/29/2011
66.02	Property			Belaire MHP	217,464		8,400	0	209,064			3,009,000	11/29/2011
67	Loan		CGMRC	Community Plaza	1,071,889	21.4%	30,983	64,107	976,799	3.76	19.5%	15,300,000	12/20/2011
68	Loan		CGMRC	Central Self Storage Antioch	558,247	11.4%	11,151	0	547,096	1.55	11.2%	7,750,000	1/25/2012
69	Loan		CGMRC	Mayfair Village Apartments	727,074	15.2%	84,372	0	642,702	1.76	13.4%	7,440,000	11/8/2011
70	Loan		CGMRC	Oasis Apartments	507,786	10.7%	21,000	0	486,786	1.39	10.3%	7,100,000	12/6/2011
71	Loan	76, 77	AMF I	165 East 116th Street	376,853	9.0%	0	0	376,853	1.37	9.0%	6,500,000	2/28/2012
72	Loan		JLC	Enterprise Self Storage	427,651	10.8%	7,954	0	419,697	1.35	10.6%	5,700,000	5/19/2011
73	Loan		CGMRC	Hidden Cove MHC	532,874	13.9%	13,900	0	518,974	1.53	13.6%	5,125,000	2/3/2012
74	Loan		CGMRC	Trinity Spring Oaks	467,554	12.9%	12,191	0	455,364	1.64	12.6%	5,760,000	12/1/2011
75	Loan		CGMRC	Walgreens - Rantoul, IL	285,023	9.2%	2,174	0	282,850	1.29	9.1%	4,390,000	1/31/2012
76	Loan	78	CGMRC	25 West 51st Street	314,812	10.5%	900	14,294	299,618	1.43	10.0%	5,200,000	2/1/2012
77	Loan		CGMRC	Nis Hollow Village	247,558	10.4%	6,400	0	241,158	1.34	10.2%	3,425,000	6/1/2011
78	Loan		CGMRC	Camino Vista	287,619	12.5%	5,050	0	282,569	1.69	12.3%	3,350,000	2/13/2012
79	Loan		CGMRC	Rustic Hills	279,078	12.4%	7,200	0	271,878	1.67	12.1%	3,500,000	12/8/2011

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		As Stabilized	As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft
1	Loan	8, 9	JLC	1155 F Street	NAP	NAP	55.4%	48.6%	89.0%	2/29/2012	NAP	NAP	Bryan Cave LLP	88,393
2	Loan	10, 11	JLC	Columbia Business Center	NAP	NAP	68.1%	51.0%	91.8%	3/19/2012	NAP	NAP	Thompson Metal Fab	717,762
3	Loan	12	GSMC	Bellis Fair Mall	NAP	NAP	64.3%	53.0%	99.2%	3/26/2012	NAP	NAP	Macy’s	100,400
4	Loan	13	JLC	IRG Portfolio	Various	Various	62.2%	44.3%	72.6%		NAP	NAP
4.01	Property	14		Letterkenny Business Park	NAP	NAP			100.0%	3/14/2012	NAP	NAP	US Army Corps of Engineers	1,100,650
4.02	Property			SL Canton	NAP	NAP			100.0%	3/9/2012	NAP	NAP	Detroit Diesel Corporation	575,000
4.03	Property			Windsor Business Park	NAP	NAP			92.8%	3/14/2012	NAP	NAP	Permasteel Cladding	295,597
4.04	Property			Smithfield Business Park	NAP	NAP			64.7%	3/16/2012	NAP	NAP	ASC Signal	303,564
4.05	Property	14		Fort Street Business Park	NAP	NAP			97.7%	3/14/2012	NAP	NAP	Progressive Distrib.	634,649
4.06	Property	14		Cabot Street	NAP	NAP			68.6%	3/14/2012	NAP	NAP	Metro International Trade	421,794
4.07	Property			Kansas City/Fairfax	NAP	NAP			63.6%	4/4/2012	NAP	NAP	Owens Corning	150,000
4.08	Property			Southington Business Park	NAP	NAP			31.3%	4/1/2012	NAP	NAP	Yarde Metals	188,000
4.09	Property	13		Wheatfield Business Park	11,200,000	3/15/2015			59.4%	3/15/2012	NAP	NAP	Nuttall Gear, LLC	155,509
4.10	Property			Red Wing Industrial	NAP	NAP			100.0%	3/14/2012	NAP	NAP	Norwood Operating	108,300
4.11	Property	13, 14		IGH Distribution	10,040,000	3/23/2013			71.8%	4/4/2012	NAP	NAP	Cenex	149,680
4.12	Property			Fayetteville Business Park	NAP	NAP			42.3%	3/14/2012	NAP	NAP	United States of America	73,251
4.13	Property			SL Mogadore	NAP	NAP			75.4%	3/31/2012	NAP	NAP	Janorpot	246,315
4.14	Property	13		Mentor Business Park II	7,150,000	3/20/2014			45.1%	3/1/2012	NAP	NAP	Mansfield Warehouse	176,533
4.15	Property	13, 14		Poughkeepsie Business Park	8,850,000	3/22/2014			45.4%	4/4/2012	NAP	NAP	Sole Spvsry Dis of the Cnty	73,168
4.16	Property			Tappan Drive-Mansfield	NAP	NAP			100.0%	3/31/2012	NAP	NAP	MWD Logistics	292,826
4.17	Property			Lynch Road Business Park	NAP	NAP			84.6%	3/1/2012	NAP	NAP	Goodwill’s Green Works	94,192
4.18	Property	14		SL Tulsa	NAP	NAP			87.4%	3/14/2012	NAP	NAP	Gunnebo Johnson Corp.	133,340
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	90,000,000	7/1/2012	70.8%	57.1%	94.7%	4/19/2012	NAP	NAP	Almatis, Inc.	187,056
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	NAP	NAP	66.2%	50.5%	100.0%	3/1/2012	NAP	NAP	Saks Fifth Avenue Off Fifth	26,948
7	Loan	20	CGMRC	ARC Portfolio IV	NAP	NAP	46.1%	46.1%	100.0%		NAP	NAP
7.01	Property			Fedex Ground - Blauvelt, NY	NAP	NAP			100.0%	6/6/2012	NAP	NAP	FedEx	142,139
7.02	Property			Walgreens - Maplewood, NJ	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Walgreens	12,361
7.03	Property			Walgreens - Stevensville, MI	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Walgreens	14,820
7.04	Property			Walgreens - Coalinga, CA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Walgreens	14,820
7.05	Property			US Department of Agriculture - Grangeville, ID	NAP	NAP			100.0%	6/6/2012	NAP	NAP	US Dept of Agriculture	36,990
7.06	Property			Advanced Auto Jones - Houston, TX	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Advanced Auto Parts	7,000
7.07	Property			Advanced Auto Tomball - Houston, TX	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Advanced Auto Parts	7,000
7.08	Property			Social Security Administration - Cocoa, FL	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Social Security Administration	6,097
7.09	Property			Dollar General - Roma, TX	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	12,000
7.10	Property			Dollar General - Hopewell, VA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,100
7.11	Property			Dollar General - Molino, FL	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	12,480
7.12	Property			Dollar General - Progreso, TX	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	12,000
7.13	Property			Dollar General - Greenfield, OH	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	10,640
7.14	Property			Dollar General - St. Clair, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	10,640
7.15	Property			Dollar General - Poteet, TX	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.16	Property			Dollar General - Chesterfield, VA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,100
7.17	Property			Dollar General - Ocean Isle Beach, NC	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,002
7.18	Property			Dollar General - Hot Springs, VA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.19	Property			Dollar General - Richwood, LA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.20	Property			Dollar General - Mount Hermon, LA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.21	Property			Dollar General - Rio Grande City, TX	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.22	Property			Dollar General - Pleasant City, OH	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.23	Property			Dollar General - Tuscaloosa, AL	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.24	Property			Dollar General - Fayetteville, NC	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,002
7.25	Property			Dollar General - Payne, OH	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.26	Property			Dollar General - New Matamoras, OH	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.27	Property			Dollar General - Marthasville, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,100
7.28	Property			Dollar General - Greenville, MS	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.29	Property			Dollar General - Choudrant, LA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.30	Property			Dollar General - Red Level, AL	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.31	Property			Dollar General - Licking, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.32	Property			Dollar General - Lyford, TX	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,100
7.33	Property			Dollar General - Mangham, LA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.34	Property			Dollar General - Danville, VA	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,100
7.35	Property			Dollar General - Mellen, WI	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.36	Property			Dollar General - Forest, OH	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.37	Property			Dollar General - Pleasant Hill, TN	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.38	Property			Dollar General - Stanberry, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.39	Property			Dollar General - Conway, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.40	Property			Dollar General - Auxvasse, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.41	Property			Dollar General - Minong, WI	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.42	Property			Dollar General - Solon Springs, WI	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.43	Property			Dollar General - Maysville, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.44	Property			Dollar General - Grand Ridge, FL	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,014
7.45	Property			Dollar General - Edwards, MS	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,100
7.46	Property			Dollar General - Vass, NC	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.47	Property			Dollar General - Walnut Grove, MS	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,026
7.48	Property			Dollar General - King City, MO	NAP	NAP			100.0%	6/6/2012	NAP	NAP	Dollar General	9,100
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	NAP	NAP	66.5%	60.9%	100.0%	2/23/2012	NAP	NAP	NAP
9	Loan	25	JLC	110 Plaza San Diego	NAP	NAP	65.0%	58.2%	85.4%	2/1/2012	NAP	NAP	State of CA-Dept. of Justice	121,043

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		As Stabilized	As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	NAP	NAP	71.5%	67.3%	80.6%		NAP	NAP
10.01	Property			Vista Business Park	NAP	NAP			82.8%	3/31/2012	NAP	NAP	American Standard Inc (Trane)	57,120
10.02	Property			Orlando Central Park	NAP	NAP			80.8%	3/31/2012	NAP	NAP	Floral Artistry, Inc.	42,753
10.03	Property			Belvedere Business Park	NAP	NAP			67.6%	3/31/2012	NAP	NAP	Image International Inc	6,400
10.04	Property			Discovery Lakes	NAP	NAP			99.0%	3/31/2012	NAP	NAP	Northrop Grumman Corporation	45,981
10.05	Property			MPC Treasure Coast	NAP	NAP			76.9%	3/31/2012	NAP	NAP	American Energy Innovations, LLC	14,800
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	NAP	NAP	66.1%	58.6%	86.9%	5/23/2012	NAP	NAP	Troutman Sanders	142,128
12	Loan	32, 33	JLC	Shoppes on Main	NAP	NAP	62.6%	55.3%	100.0%	12/31/2011	NAP	NAP	Wal-Mart	175,340
13	Loan		CGMRC	Meridian Distribution Center	NAP	NAP	73.9%	62.0%	90.7%	4/1/2012	NAP	NAP	United Natural Foods, Inc.	393,580
14	Loan	34	AMF I	545 Long Wharf Drive	49,000,000	4/1/2013	67.3%	55.9%	91.0%	4/10/2012	NAP	NAP	AT&T	178,054
15	Loan		JLC	One Riverview	NAP	NAP	73.4%	64.7%	100.0%	12/31/2011	NAP	NAP	GSA - Immigration	127,210
16	Loan	35	JLC	Independence Place	NAP	NAP	72.1%	54.8%	83.2%	2/29/2012	NAP	NAP	NAP
17	Loan	36	CGMRC	Cole Retail Portfolio	Various	Various	53.9%	53.9%	89.7%		NAP	NAP
17.01	Property			Century Town Center	15,400,000	6/12/2012			79.5%	2/22/2012	NAP	NAP	Marshalls / Home Goods	52,000
17.02	Property			Dimond Crossing	NAP	NAP			100.0%	2/29/2012	NAP	NAP	PetSmart	34,157
17.03	Property			Plaza at Power Marketplace II	NAP	NAP			91.5%	2/23/2012	NAP	NAP	LA Fitness	45,000
18	Loan	14	JLC	Union Heights	NAP	NAP	75.4%	66.3%	92.3%	1/30/2012	NAP	NAP	InContact	49,716
19	Loan	13	JLC	Inn at Key West	36,700,000	6/1/2013	65.0%	59.1%	88.5%	12/31/2011	160.39	142.00	NAP
20	Loan	37, 38	GSMC	Park and Market	NAP	NAP	74.5%	61.9%	93.5%	4/16/2012	NAP	NAP	Harris Teeter	48,200
21	Loan	39	GSMC	Walgreens III Portfolio	NAP	NAP	65.9%	65.9%	100.0%		NAP	NAP
21.01	Property			Walgreens - Somerset	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	13,650
21.02	Property			Walgreens - Spokane	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	14,490
21.03	Property			Walgreens - Waynesburg	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	14,820
21.04	Property			Walgreens - Normal	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	14,490
21.05	Property			Walgreens - Gallup	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	14,820
21.06	Property			Walgreens - Villa Rica	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	13,650
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	39,700,000	5/1/2014	51.4%	45.7%	79.8%	2/29/2012	162.34	129.87	NAP
23	Loan		GSMC	Japan Town Center	NAP	NAP	60.7%	51.2%	92.5%	2/29/2012	NAP	NAP	Jinon Corporation dba Nijiya Market	8,698
24	Loan	41, 42	GSMC	Fifth Third Center	NAP	NAP	60.8%	54.9%	78.3%	3/16/2012	NAP	NAP	Fifth Third Bank	70,916
25	Loan	43	GSMC	Walgreens II Portfolio	NAP	NAP	72.0%	65.2%	100.0%		NAP	NAP
25.01	Property			Walgreens - Oxford	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	14,820
25.02	Property			Walgreens - Canonsburg	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	14,620
25.03	Property			Walgreens - Fremont	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	13,650
25.04	Property			Walgreens - Akron	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	13,492
25.05	Property			Walgreens - St. John Ground Lease	NAP	NAP			100.0%	12/31/2011	NAP	NAP	Walgreens	14,000
26	Loan		CGMRC	7447 South Shore Drive	NAP	NAP	72.7%	60.4%	96.1%	3/3/2012	NAP	NAP	NAP
27	Loan	44, 45, 46	JLC	Jackson Street	NAP	NAP	63.7%	62.6%	92.2%	4/24/2012	NAP	NAP	Kokkari Restaurant	10,829
28	Loan		GSMC	CHI Data Center	NAP	NAP	54.0%	46.5%	100.0%	3/31/2012	NAP	NAP	Catholic Healthcare Initiatives	20,000
29	Loan	47	JLC	Woodland Mews	NAP	NAP	72.1%	63.9%	97.9%	2/29/2012	NAP	NAP	NAP
30	Loan		JLC	Atlanta Technology Center	NAP	NAP	67.3%	57.1%	96.0%	1/1/2012	NAP	NAP	The Interpublic Group of Companies	33,884
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	23,200,000	1/1/2013	66.6%	58.9%	76.3%	12/31/2011	119.70	91.29	NAP
32	Loan	50	JLC	940 8th Avenue	NAP	NAP	69.5%	58.8%	100.0%	12/31/2011	NAP	NAP	Technical Career Institutes	18,900
33	Loan		CGMRC	Reynolds MHP Portfolio	NAP	NAP	74.4%	57.1%	83.3%		NAP	NAP
33.01	Property			South Bluff	NAP	NAP			87.4%	2/1/2012	NAP	NAP	NAP
33.02	Property			Stagecoach	NAP	NAP			91.7%	2/1/2012	NAP	NAP	NAP
33.03	Property			Allendale	NAP	NAP			73.7%	2/1/2012	NAP	NAP	NAP
33.04	Property			Alliance Meadows	NAP	NAP			91.3%	2/1/2012	NAP	NAP	NAP
33.05	Property			Mountain Village	NAP	NAP			70.8%	2/1/2012	NAP	NAP	NAP
33.06	Property			Winona Lakes	NAP	NAP			98.9%	2/1/2012	NAP	NAP	NAP
33.07	Property			Alliance Vista	NAP	NAP			71.6%	2/1/2012	NAP	NAP	NAP
34	Loan	51, 52, 53	AMF I	Little Palm Island	NAP	NAP	55.8%	51.0%	69.8%	3/31/2012	855.00	598.50	NAP
35	Loan	54	GSMC	Bear Creek Village Center	NAP	NAP	67.3%	56.1%	91.2%	3/1/2012	NAP	NAP	Stater Bros. Market	44,093
36	Loan	55, 56	GSMC	Bradley Commons	NAP	NAP	54.9%	54.9%	93.3%	2/29/2012	NAP	NAP	Dick’s Sporting Goods	50,000
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	NAP	NAP	57.7%	43.1%	83.3%	2/29/2012	83.68	69.69	NAP
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	10,280,000	2/8/2014	57.7%	43.1%	61.9%	2/29/2012	114.39	70.82	NAP
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	NAP	NAP	57.7%	43.1%	78.6%	2/29/2012	90.17	70.88	NAP

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		As Stabilized	As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft
40	Loan	13	JLC	Extra Space Self Storage Portfolio	Various	Various	49.0%	44.4%	81.0%		NAP	NAP
40.01	Property	13		Extra Space Storage #8231	5,700,000	6/1/2013			68.8%	12/31/2011	NAP	NAP	NAP
40.02	Property			Extra Space Storage #8208	NAP	NAP			77.9%	12/31/2011	NAP	NAP	NAP
40.03	Property			Extra Space Storage #8206	NAP	NAP			87.8%	12/31/2011	NAP	NAP	NAP
40.04	Property			Extra Space Storage #8225	NAP	NAP			90.9%	12/31/2011	NAP	NAP	NAP
40.05	Property			Extra Space Storage #8207	NAP	NAP			86.3%	12/31/2011	NAP	NAP	NAP
40.06	Property			Extra Space Storage #8215	NAP	NAP			79.5%	12/31/2011	NAP	NAP	NAP
40.07	Property			Extra Space Storage #8224	NAP	NAP			89.6%	12/31/2011	NAP	NAP	NAP
40.08	Property	13		Extra Space Storage #8234	1,900,000	6/1/2012			84.8%	12/31/2011	NAP	NAP	NAP
40.09	Property	13		Extra Space Storage #8223	1,450,000	6/1/2012			76.5%	12/31/2011	NAP	NAP	NAP
41	Loan		GSMC	10 United Nations Plaza	NAP	NAP	49.1%	47.2%	100.0%	3/1/2012	NAP	NAP	TAIC - SF	67,367
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	21,800,000	2/1/2015	63.8%	53.4%	72.0%	2/29/2012	107.27	77.20	NAP
43	Loan		AMF I	35 Ryerson Street	NAP	NAP	55.0%	45.9%	100.0%	4/20/2012	NAP	NAP	Ryerson Self Storage Co.	280,000
44	Loan		CGMRC	Aquamarine Apartments	16,850,000	3/1/2013	75.0%	56.8%	93.8%	3/26/2012	NAP	NAP	NAP
45	Loan		GSMC	Arrowhead Promenade	NAP	NAP	71.9%	60.0%	94.5%	2/15/2012	NAP	NAP	Staples	23,942
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	23,200,000	6/22/2013	58.3%	47.7%	62.2%	2/29/2012	119.49	74.31	Bristol	6,000
47	Loan	13	JLC	218 Peachtree Street, NE	16,650,000	4/3/2012	71.8%	58.3%	100.0%	4/19/2012	NAP	NAP	Central Parking System	165,062
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	21,700,000	1/1/2013	55.0%	40.9%	63.9%	2/29/2012	110.94	70.84	NAP
49	Loan		JLC	Pinecrest Townhomes	NAP	NAP	74.7%	64.1%	93.8%	3/5/2012	NAP	NAP	NAP
50	Loan	67	JLC	Metropolitan Jax	NAP	NAP	68.3%	60.7%	89.1%	1/12/2012	NAP	NAP	Multifamily Component	125,969
51	Loan		CGMRC	Motor Wheel Lofts	NAP	NAP	73.8%	61.3%	100.0%	3/21/2012	NAP	NAP	NAP
52	Loan		GSMC	1414 & 1418 K Street	NAP	NAP	73.9%	63.1%	92.3%	2/1/2012	NAP	NAP	The California Endowment	9,171
53	Loan	54	GSMC	Heritage Plaza	NAP	NAP	60.7%	50.6%	89.1%	4/1/2012	NAP	NAP	Jewel-Osco	64,922
54	Loan	54, 68	GSMC	State Street Market	NAP	NAP	63.5%	52.7%	100.0%	3/1/2012	NAP	NAP	Burlington Coat Factory	72,600
55	Loan	14, 69	AMF I	Vanowen Medical Building	15,400,000	3/12/2014	71.3%	58.8%	84.2%	4/1/2012	NAP	NAP	CardioVascular Consultants, Inc.	7,208
56	Loan		CGMRC	Corner House Lofts	NAP	NAP	68.8%	57.3%	100.0%	1/31/2012	NAP	NAP	NAP
57	Loan	70	GSMC	Plantation Point	NAP	NAP	66.3%	56.3%	78.9%	3/31/2012	NAP	NAP	Bi-Lo	57,554
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	NAP	NAP	63.6%	52.8%	90.8%	2/28/2012	NAP	NAP	NAP
59	Loan	72	JLC	Broadway Industrial	NAP	NAP	61.6%	58.0%	100.0%	2/29/2012	NAP	NAP	Stadco	103,981
60	Loan	73, 74	AMF I	Depot Marketplace	NAP	NAP	64.9%	53.4%	90.6%	4/1/2012	NAP	NAP	Staples	24,500
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	NAP	NAP	66.9%	51.6%	93.8%		NAP	NAP
61.01	Property			Dunn Avenue Self Storage	NAP	NAP			96.8%	2/29/2012	NAP	NAP	NAP
61.02	Property			Argyle Forest Self Storage	NAP	NAP			91.4%	2/29/2012	NAP	NAP	NAP
62	Loan		AMF I	Heritage on the River Apartments	NAP	NAP	67.2%	55.8%	98.3%	2/29/2012	NAP	NAP	NAP
63	Loan		GSMC	Arvada Ridge Retail	NAP	NAP	70.2%	59.4%	89.8%	2/29/2012	NAP	NAP	Hallmark	4,029
64	Loan		JLC	Superior Markets	NAP	NAP	62.9%	53.8%	96.6%	12/31/2011	NAP	NAP	Superior Grocers	31,870
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	NAP	NAP	67.9%	52.7%	66.2%		NAP	NAP
65.01	Property			Gem Suburban MHC	NAP	NAP			60.2%	1/24/2012	NAP	NAP	NAP
65.02	Property			Scenic Acres	NAP	NAP			77.3%	12/1/2011	NAP	NAP	NAP
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	Various	Various	67.7%	57.5%	80.4%		NAP	NAP
66.01	Property			Cowboy MHP	NAP	NAP			81.0%	11/30/2011	NAP	NAP	NAP
66.02	Property			Belaire MHP	3,100,000	4/1/2014			79.8%	11/30/2011	NAP	NAP	NAP
67	Loan		CGMRC	Community Plaza	NAP	NAP	32.7%	32.7%	93.1%	1/20/2012	NAP	NAP	Dollar Tree	18,420
68	Loan		CGMRC	Central Self Storage Antioch	8,000,000	1/25/2013	63.1%	53.6%	84.3%	2/15/2012	NAP	NAP	NAP
69	Loan		CGMRC	Mayfair Village Apartments	7,550,000	11/8/2012	64.3%	49.7%	82.6%	2/16/2012	NAP	NAP	NAP
70	Loan		CGMRC	Oasis Apartments	NAP	NAP	66.7%	50.9%	92.1%	1/1/2012	NAP	NAP	NAP
71	Loan	76, 77	AMF I	165 East 116th Street	NAP	NAP	64.5%	53.4%	100.0%	4/1/2012	NAP	NAP	Radio Shack	1,847
72	Loan		JLC	Enterprise Self Storage	NAP	NAP	69.6%	60.8%	89.0%	1/11/2012	NAP	NAP	NAP
73	Loan		CGMRC	Hidden Cove MHC	NAP	NAP	74.6%	49.7%	96.5%	3/1/2012	NAP	NAP	NAP
74	Loan		CGMRC	Trinity Spring Oaks	NAP	NAP	62.9%	54.4%	87.3%	10/31/2011	NAP	NAP	NAP
75	Loan		CGMRC	Walgreens - Rantoul, IL	NAP	NAP	70.6%	59.7%	100.0%	5/6/2012	NAP	NAP	Walgreens	14,490
76	Loan	78	CGMRC	25 West 51st Street	NAP	NAP	57.5%	48.6%	100.0%	2/8/2012	NAP	NAP	Johnny Utah’s	6,000
77	Loan		CGMRC	Nis Hollow Village	NAP	NAP	69.2%	53.4%	82.8%	9/12/2011	NAP	NAP	NAP
78	Loan		CGMRC	Camino Vista	NAP	NAP	68.5%	58.4%	99.0%	1/1/2012	NAP	NAP	NAP
79	Loan		CGMRC	Rustic Hills	NAP	NAP	64.3%	54.7%	100.0%	1/31/2012	NAP	NAP	NAP

GSMS 2012-GCJ7 Annex A

							Second	Second		Third	Third
Control	Loan /		Mortgage		Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan	8, 9	JLC	1155 F Street	6/30/2024	Shook Hardy & Bacon LLP	37,572	4/30/2024	Simpson Thacher & Bartlett LLP	24,430	5/31/2019
2	Loan	10, 11	JLC	Columbia Business Center	9/30/2021	West Linn Paper	242,649	6/30/2017	Laclede Chain Manuf. Co	84,180	8/31/2017
3	Loan	12	GSMC	Bellis Fair Mall	1/31/2014	Sears	80,620	8/2/2013	Regal Cinemas	23,692	1/31/2014
4	Loan	13	JLC	IRG Portfolio
4.01	Property	14		Letterkenny Business Park	1/31/2014	NAP			NAP
4.02	Property			SL Canton	8/31/2013	The Timken Company	100,000	1/31/2014	NAP
4.03	Property			Windsor Business Park	6/30/2016	Common Area	9,453	4/25/2032	NAP
4.04	Property			Smithfield Business Park	10/31/2017	Chicopee	138,420	MTM	Carolina Container	40,367	9/30/2013
4.05	Property	14		Fort Street Business Park	9/30/2012	NAP			NAP
4.06	Property	14		Cabot Street	9/21/2012	Environmental Technologies	5,050	MTM	A 1 Pennington Plastics	1,675	MTM
4.07	Property			Kansas City/Fairfax	3/31/2013	Midwest Refrigerated Svcs	102,099	8/31/2014	M&J Seasonal Concepts, LLC	21,386	9/30/2013
4.08	Property			Southington Business Park	MTM	NAP			NAP
4.09	Property	13		Wheatfield Business Park	3/31/2013	Ampac	87,425	11/30/2014	Lockheed Martin	46,648	10/31/2014
4.10	Property			Red Wing Industrial	5/31/2013	Red Wing Shoe Co.	61,440	2/28/2013	Mactech Inc.	55,973	10/31/2012
4.11	Property	13, 14		IGH Distribution	2/28/2017	Land O’Lakes Purina Feed LLC	82,120	7/31/2013	Spectro Alloys	42,738	MTM
4.12	Property			Fayetteville Business Park	9/30/2012	Deshas, LLC	67,200	12/31/2012	S-L Distribution	23,400	10/31/2014
4.13	Property			SL Mogadore	8/31/2016	Roncal Vending	16,000	12/31/2014	Thomas Limousine & Charter	3,200	MTM
4.14	Property	13		Mentor Business Park II	MTM	Interpak	89,800	9/30/2022	Progressive Casualty Insurance	36,000	10/31/2012
4.15	Property	13, 14		Poughkeepsie Business Park	6/30/2016	Vantage Manufacturing	42,425	6/30/2015	ABC Supply Co., Inc.	33,600	12/31/2013
4.16	Property			Tappan Drive-Mansfield	8/31/2019	NAP			NAP
4.17	Property			Lynch Road Business Park	6/30/2017	Waste Management of Michigan	63,300	7/31/2012	NAP
4.18	Property	14		SL Tulsa	2/28/2015	NAP			NAP
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	5/31/2014	ArcelorMittal	181,554	10/31/2012	Clearwater International LLC (Weatherford International)	155,721	5/31/2017
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	8/31/2021	Nike Factory Store	14,013	1/31/2017	Hanesbrands	10,869	8/31/2016
7	Loan	20	CGMRC	ARC Portfolio IV
7.01	Property			Fedex Ground - Blauvelt, NY	1/31/2027	NAP			NAP
7.02	Property			Walgreens - Maplewood, NJ	10/31/2086	NAP			NAP
7.03	Property			Walgreens - Stevensville, MI	10/31/2082	NAP			NAP
7.04	Property			Walgreens - Coalinga, CA	10/6/2083	NAP			NAP
7.05	Property			US Department of Agriculture - Grangeville, ID	10/31/2022	NAP			NAP
7.06	Property			Advanced Auto Jones - Houston, TX	10/31/2021	NAP			NAP
7.07	Property			Advanced Auto Tomball - Houston, TX	8/31/2021	NAP			NAP
7.08	Property			Social Security Administration - Cocoa, FL	3/2/2020	NAP			NAP
7.09	Property			Dollar General - Roma, TX	7/31/2025	NAP			NAP
7.10	Property			Dollar General - Hopewell, VA	8/31/2026	NAP			NAP
7.11	Property			Dollar General - Molino, FL	8/31/2025	NAP			NAP
7.12	Property			Dollar General - Progreso, TX	1/31/2025	NAP			NAP
7.13	Property			Dollar General - Greenfield, OH	1/31/2027	NAP			NAP
7.14	Property			Dollar General - St. Clair, MO	4/30/2026	NAP			NAP
7.15	Property			Dollar General - Poteet, TX	10/31/2025	NAP			NAP
7.16	Property			Dollar General - Chesterfield, VA	10/31/2026	NAP			NAP
7.17	Property			Dollar General - Ocean Isle Beach, NC	3/31/2026	NAP			NAP
7.18	Property			Dollar General - Hot Springs, VA	8/31/2026	NAP			NAP
7.19	Property			Dollar General - Richwood, LA	6/30/2026	NAP			NAP
7.20	Property			Dollar General - Mount Hermon, LA	9/30/2026	NAP			NAP
7.21	Property			Dollar General - Rio Grande City, TX	8/31/2025	NAP			NAP
7.22	Property			Dollar General - Pleasant City, OH	9/30/2025	NAP			NAP
7.23	Property			Dollar General - Tuscaloosa, AL	7/31/2026	NAP			NAP
7.24	Property			Dollar General - Fayetteville, NC	4/30/2026	NAP			NAP
7.25	Property			Dollar General - Payne, OH	10/31/2025	NAP			NAP
7.26	Property			Dollar General - New Matamoras, OH	10/31/2025	NAP			NAP
7.27	Property			Dollar General - Marthasville, MO	12/31/2026	NAP			NAP
7.28	Property			Dollar General - Greenville, MS	11/30/2026	NAP			NAP
7.29	Property			Dollar General - Choudrant, LA	10/31/2026	NAP			NAP
7.30	Property			Dollar General - Red Level, AL	10/31/2025	NAP			NAP
7.31	Property			Dollar General - Licking, MO	8/31/2025	NAP			NAP
7.32	Property			Dollar General - Lyford, TX	8/31/2025	NAP			NAP
7.33	Property			Dollar General - Mangham, LA	9/30/2026	NAP			NAP
7.34	Property			Dollar General - Danville, VA	5/31/2026	NAP			NAP
7.35	Property			Dollar General - Mellen, WI	7/31/2026	NAP			NAP
7.36	Property			Dollar General - Forest, OH	7/31/2025	NAP			NAP
7.37	Property			Dollar General - Pleasant Hill, TN	3/31/2026	NAP			NAP
7.38	Property			Dollar General - Stanberry, MO	9/30/2025	NAP			NAP
7.39	Property			Dollar General - Conway, MO	6/30/2026	NAP			NAP
7.40	Property			Dollar General - Auxvasse, MO	6/30/2026	NAP			NAP
7.41	Property			Dollar General - Minong, WI	1/31/2026	NAP			NAP
7.42	Property			Dollar General - Solon Springs, WI	7/31/2026	NAP			NAP
7.43	Property			Dollar General - Maysville, MO	9/30/2025	NAP			NAP
7.44	Property			Dollar General - Grand Ridge, FL	6/30/2025	NAP			NAP
7.45	Property			Dollar General - Edwards, MS	10/31/2026	NAP			NAP
7.46	Property			Dollar General - Vass, NC	6/30/2026	NAP			NAP
7.47	Property			Dollar General - Walnut Grove, MS	11/30/2026	NAP			NAP
7.48	Property			Dollar General - King City, MO	8/31/2025	NAP			NAP
8	Loan	21, 22, 23, 24	JLC	101 Ludlow		NAP			NAP
9	Loan	25	JLC	110 Plaza San Diego	10/31/2015	Sempra Energy	33,580	7/31/2013	Commonwealth Fin.	28,951	2/29/2016

GSMS 2012-GCJ7 Annex A

							Second	Second		Third	Third
Control	Loan /		Mortgage		Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio
10.01	Property			Vista Business Park	12/31/2014	ADT Security Services, Inc.	19,064	9/30/2015	L.P. Hench Company	11,649	12/15/2012
10.02	Property			Orlando Central Park	7/31/2013	AA Gulf Countertops, LLC	16,126	1/31/2016	Savory USA	15,676	7/31/2017
10.03	Property			Belvedere Business Park	6/6/2012	SNK Medical, LLC	5,100	11/30/2014	Big Daddy Mail Company	5,100	3/31/2013
10.04	Property			Discovery Lakes	2/28/2014	Quantum3D, Inc.	8,545	4/30/2012	NAP
10.05	Property			MPC Treasure Coast	4/30/2013	360 Gymnastics, LLC	9,228	9/30/2012	WMR Competition Performance, Inc.	7,400	3/31/2013
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	4/30/2021	PNC Bank, N.A.	44,518	12/31/2020	Marsh & McLennan	27,418	5/31/2015
12	Loan	32, 33	JLC	Shoppes on Main	7/31/2021	Burlington Coat Factory	82,020	1/31/2019	NAP
13	Loan		CGMRC	Meridian Distribution Center	7/31/2017	Beall’s, Inc.	200,000	9/30/2014	Access USA	89,900	4/30/2017
14	Loan	34	AMF I	545 Long Wharf Drive	4/30/2017	Morgan Stanley Smith Barney	15,768	1/31/2016	Leclair Ryan	13,881	11/30/2021
15	Loan		JLC	One Riverview	12/31/2018	GSA - Social Security	21,474	3/24/2018	NAP
16	Loan	35	JLC	Independence Place		NAP			NAP
17	Loan	36	CGMRC	Cole Retail Portfolio
17.01	Property			Century Town Center	8/31/2018	Petco	15,000	1/31/2019	Stevi B’s Pizza	5,347	9/30/2019
17.02	Property			Dimond Crossing	11/30/2025	Bed Bath & Beyond	29,486	1/31/2018	David’s Bridal	7,550	11/30/2017
17.03	Property			Plaza at Power Marketplace II	9/30/2022	Trophies Supper	5,250	7/31/2016	Pacific Dental Services	3,200	3/31/2018
18	Loan	14	JLC	Union Heights	6/30/2015	Zion’s Bank	30,103	2/28/2018	Coldwell Banker	22,673	9/30/2013
19	Loan	13	JLC	Inn at Key West		NAP			NAP
20	Loan	37, 38	GSMC	Park and Market	11/30/2029	Sparians	28,840	11/30/2020	Massage Envy	2,918	12/31/2015
21	Loan	39	GSMC	Walgreens III Portfolio
21.01	Property			Walgreens - Somerset	5/31/2036	NAP			NAP
21.02	Property			Walgreens - Spokane	8/31/2027	NAP			NAP
21.03	Property			Walgreens - Waynesburg	10/31/2033	NAP			NAP
21.04	Property			Walgreens - Normal	8/31/2034	NAP			NAP
21.05	Property			Walgreens - Gallup	7/31/2030	NAP			NAP
21.06	Property			Walgreens - Villa Rica	6/30/2033	NAP			NAP
22	Loan	13, 40	JLC	Holiday Inn Manhattan View		NAP			NAP
23	Loan		GSMC	Japan Town Center	10/31/2013	Daiso California LLC	8,381	3/31/2014	Benihana of Tokyo Restaurant	8,230	12/31/2015
24	Loan	41, 42	GSMC	Fifth Third Center	10/31/2019	Freund Freeze & Arnold	31,930	11/30/2014	Brady Ware & Schoenfeld	24,437	1/31/2015
25	Loan	43	GSMC	Walgreens II Portfolio
25.01	Property			Walgreens - Oxford	8/1/2034	NAP			NAP
25.02	Property			Walgreens - Canonsburg	3/1/2033	NAP			NAP
25.03	Property			Walgreens - Fremont	2/14/2033	NAP			NAP
25.04	Property			Walgreens - Akron	12/3/2032	NAP			NAP
25.05	Property			Walgreens - St. John Ground Lease	5/12/2033	NAP			NAP
26	Loan		CGMRC	7447 South Shore Drive		NAP			NAP
27	Loan	44, 45, 46	JLC	Jackson Street	9/1/2013	5A5 Steakhouse	9,518	3/31/2014	Media Ventures	6,426	5/14/2013
28	Loan		GSMC	CHI Data Center	2/28/2021	NAP			NAP
29	Loan	47	JLC	Woodland Mews		NAP			NAP
30	Loan		JLC	Atlanta Technology Center	6/30/2014	TriBridge Residential	19,748	6/30/2013	Johnson & Bryan Inc.	18,436	10/31/2014
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO		NAP			NAP
32	Loan	50	JLC	940 8th Avenue	1/31/2015	Ladino	5,500	11/30/2019	Lenny’s	4,000	4/30/2018
33	Loan		CGMRC	Reynolds MHP Portfolio
33.01	Property			South Bluff		NAP			NAP
33.02	Property			Stagecoach		NAP			NAP
33.03	Property			Allendale		NAP			NAP
33.04	Property			Alliance Meadows		NAP			NAP
33.05	Property			Mountain Village		NAP			NAP
33.06	Property			Winona Lakes		NAP			NAP
33.07	Property			Alliance Vista		NAP			NAP
34	Loan	51, 52, 53	AMF I	Little Palm Island		NAP			NAP
35	Loan	54	GSMC	Bear Creek Village Center	1/31/2025	JP Morgan Chase	5,000	1/31/2015	Pacific Dental Services	3,000	2/28/2015
36	Loan	55, 56	GSMC	Bradley Commons	1/31/2019	Bed Bath & Beyond	20,400	1/31/2020	Petco	15,099	6/30/2017
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage		NAP			NAP
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage		NAP			NAP
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage		NAP			NAP

GSMS 2012-GCJ7 Annex A

							Second	Second		Third	Third
Control	Loan /		Mortgage		Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
40	Loan	13	JLC	Extra Space Self Storage Portfolio
40.01	Property	13		Extra Space Storage #8231		NAP			NAP
40.02	Property			Extra Space Storage #8208		NAP			NAP
40.03	Property			Extra Space Storage #8206		NAP			NAP
40.04	Property			Extra Space Storage #8225		NAP			NAP
40.05	Property			Extra Space Storage #8207		NAP			NAP
40.06	Property			Extra Space Storage #8215		NAP			NAP
40.07	Property			Extra Space Storage #8224		NAP			NAP
40.08	Property	13		Extra Space Storage #8234		NAP			NAP
40.09	Property	13		Extra Space Storage #8223		NAP			NAP
41	Loan		GSMC	10 United Nations Plaza	3/31/2021	TWM Industries dba Carl’s Jr	5,160	1/31/2017	Verizon Wireless (antenna)	600	5/31/2013
42	Loan	13, 62	GSMC	DoubleTree Charlottesville		NAP			NAP
43	Loan		AMF I	35 Ryerson Street	12/31/2025	NAP			NAP
44	Loan		CGMRC	Aquamarine Apartments		NAP			NAP
45	Loan		GSMC	Arrowhead Promenade	2/29/2016	Petco	13,835	1/31/2017	Oak Arizona	4,333	6/30/2013
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	1/21/2018	Hooters	5,000	3/30/2017	Bearno’s	3,332	1/21/2014
47	Loan	13	JLC	218 Peachtree Street, NE	9/30/2019	Pitty Pat’s Porch	10,250	3/31/2022	Fire of Brazil	7,360	4/30/2017
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids		NAP			NAP
49	Loan		JLC	Pinecrest Townhomes		NAP			NAP
50	Loan	67	JLC	Metropolitan Jax		CenturyLink (Qwest Comm.)	18,042	3/31/2014	ITC Delta Com	11,174	10/31/2013
51	Loan		CGMRC	Motor Wheel Lofts		NAP			NAP
52	Loan		GSMC	1414 & 1418 K Street	9/30/2015	Mercury Ventures	9,171	4/30/2015	Ogilvy Pub Relations	9,171	12/31/2014
53	Loan	54	GSMC	Heritage Plaza	2/28/2019	Ace Hardware	17,600	3/14/2014	Chang’s Hot Wok	4,162	10/31/2015
54	Loan	54, 68	GSMC	State Street Market	8/31/2015	Dick’s Sporting Goods	60,000	4/30/2021	PetSmart	26,507	1/31/2022
55	Loan	14, 69	AMF I	Vanowen Medical Building	6/30/2014	Century Medical Group	7,201	6/30/2017	Mazacco Ambulatory	3,833	12/31/2012
56	Loan		CGMRC	Corner House Lofts		NAP			NAP
57	Loan	70	GSMC	Plantation Point	7/31/2020	China Buffet	5,860	10/31/2017	HTC Horizon	3,244	9/30/2012
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage		NAP			NAP
59	Loan	72	JLC	Broadway Industrial	6/30/2030	Veolia	18,134	8/31/2013	NAP
60	Loan	73, 74	AMF I	Depot Marketplace	10/31/2016	Walgreens	13,500	2/28/2042	Manzanita Outdoors	7,467	5/30/2017
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio
61.01	Property			Dunn Avenue Self Storage		NAP			NAP
61.02	Property			Argyle Forest Self Storage		NAP			NAP
62	Loan		AMF I	Heritage on the River Apartments		NAP			NAP
63	Loan		GSMC	Arvada Ridge Retail	12/31/2012	Cross Training	3,600	2/28/2014	Kid’s Dental	3,420	6/30/2021
64	Loan		JLC	Superior Markets	9/25/2029	Clinica de LA	4,484	8/31/2015	Everest Dental	2,798	7/31/2015
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs
65.01	Property			Gem Suburban MHC		NAP			NAP
65.02	Property			Scenic Acres		NAP			NAP
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio
66.01	Property			Cowboy MHP		NAP			NAP
66.02	Property			Belaire MHP		NAP			NAP
67	Loan		CGMRC	Community Plaza	9/30/2021	Happy Harry’s	12,985	10/31/2016	Northeast Treatment Ctrs	7,392	4/30/2013
68	Loan		CGMRC	Central Self Storage Antioch		NAP			NAP
69	Loan		CGMRC	Mayfair Village Apartments		NAP			NAP
70	Loan		CGMRC	Oasis Apartments		NAP			NAP
71	Loan	76, 77	AMF I	165 East 116th Street	2/28/2022	Game Stop	1,600	8/30/2021	NAP
72	Loan		JLC	Enterprise Self Storage		NAP			NAP
73	Loan		CGMRC	Hidden Cove MHC		NAP			NAP
74	Loan		CGMRC	Trinity Spring Oaks		NAP			NAP
75	Loan		CGMRC	Walgreens - Rantoul, IL	8/31/2031	NAP			NAP
76	Loan	78	CGMRC	25 West 51st Street	12/31/2021	NAP			NAP
77	Loan		CGMRC	Nis Hollow Village		NAP			NAP
78	Loan		CGMRC	Camino Vista		NAP			NAP
79	Loan		CGMRC	Rustic Hills		NAP			NAP

GSMS 2012-GCJ7 Annex A

						Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II
1	Loan	8, 9	JLC	1155 F Street	American Institute of CPA	10,146	6/30/2021	Facebook, Inc.	8,620	3/31/2016	5/31/2011	No
2	Loan	10, 11	JLC	Columbia Business Center	Vanport Warehouse, Inc	82,145	7/31/2015	Oregon Iron Works	73,590	9/30/2017	7/8/2011	No
3	Loan	12	GSMC	Bellis Fair Mall	Macy’s Home Store	19,394	1/31/2014	Old Navy	14,666	1/31/2014	5/23/2011	No
4	Loan	13	JLC	IRG Portfolio
4.01	Property	14		Letterkenny Business Park	NAP			NAP			4/7/2012	No
4.02	Property			SL Canton	NAP			NAP			4/7/2012	No
4.03	Property			Windsor Business Park	NAP			NAP			4/7/2012	No
4.04	Property			Smithfield Business Park	NAP			NAP			3/23/2012	No
4.05	Property	14		Fort Street Business Park	NAP			NAP			4/7/2012	No
4.06	Property	14		Cabot Street	Gilco Trucking	1,424	MTM	Pollard Concrete Service	1,200	MTM	3/23/2012	No
4.07	Property			Kansas City/Fairfax	Roberts Dairy Company, LLC	9,418	MTM	Petroleum Terminals, Inc.	5,325	4/30/2014	4/7/2012	No
4.08	Property			Southington Business Park	NAP			NAP			4/7/2012	No
4.09	Property	13		Wheatfield Business Park	Delfingen	34,663	2/28/2018	Felton Machine	30,200	9/30/2015	4/7/2012	No
4.10	Property			Red Wing Industrial	NAP			NAP			4/7/2012	No
4.11	Property	13, 14		IGH Distribution	NAP			NAP			4/7/2012	No
4.12	Property			Fayetteville Business Park	UTZ Quality Foods, Inc.	3,832	5/31/2015	NAP			4/7/2012	No
4.13	Property			SL Mogadore	Northcoast Woodsmiths, Inc.	2,400	MTM	NAP			4/7/2012	No
4.14	Property	13		Mentor Business Park II	AL Chem Specialties, LLC	12,000	2/28/2015	Precision Polymer Casting, LTD	12,000	MTM	4/7/2012	No
4.15	Property	13, 14		Poughkeepsie Business Park	Mid Hudson Athletic Center, LLC	13,283	3/14/2014	Abilities First, Inc.	5,472	MTM	4/7/2012	No
4.16	Property			Tappan Drive-Mansfield	NAP			NAP			4/7/2012	No
4.17	Property			Lynch Road Business Park	NAP			NAP			4/7/2012	No
4.18	Property	14		SL Tulsa	NAP			NAP			4/7/2012	No
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	Shell Lubricants	129,162	12/31/2012	Impact Guard	113,349	8/31/2022	2/22/2012	Yes
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	Polo	10,191	1/31/2022	Gap Outlet	8,303	1/31/2017	12/21/2011	Yes
7	Loan	20	CGMRC	ARC Portfolio IV
7.01	Property			Fedex Ground - Blauvelt, NY	NAP			NAP			2/24/2012	No
7.02	Property			Walgreens - Maplewood, NJ	NAP			NAP			9/13/2011	No
7.03	Property			Walgreens - Stevensville, MI	NAP			NAP			12/20/2011	Yes
7.04	Property			Walgreens - Coalinga, CA	NAP			NAP			9/27/2011	No
7.05	Property			US Department of Agriculture - Grangeville, ID	NAP			NAP			1/10/2012	No
7.06	Property			Advanced Auto Jones - Houston, TX	NAP			NAP			9/21/2011	No
7.07	Property			Advanced Auto Tomball - Houston, TX	NAP			NAP			9/21/2011	No
7.08	Property			Social Security Administration - Cocoa, FL	NAP			NAP			11/28/2011	No
7.09	Property			Dollar General - Roma, TX	NAP			NAP			10/17/2011	No
7.10	Property			Dollar General - Hopewell, VA	NAP			NAP			12/14/2011	No
7.11	Property			Dollar General - Molino, FL	NAP			NAP			10/17/2011	No
7.12	Property			Dollar General - Progreso, TX	NAP			NAP			10/17/2011	No
7.13	Property			Dollar General - Greenfield, OH	NAP			NAP			12/20/2011	No
7.14	Property			Dollar General - St. Clair, MO	NAP			NAP			12/22/2011	No
7.15	Property			Dollar General - Poteet, TX	NAP			NAP			10/13/2011	No
7.16	Property			Dollar General - Chesterfield, VA	NAP			NAP			12/14/2011	No
7.17	Property			Dollar General - Ocean Isle Beach, NC	NAP			NAP			12/13/2011	No
7.18	Property			Dollar General - Hot Springs, VA	NAP			NAP			12/14/2011	No
7.19	Property			Dollar General - Richwood, LA	NAP			NAP			12/20/2011	No
7.20	Property			Dollar General - Mount Hermon, LA	NAP			NAP			12/20/2011	No
7.21	Property			Dollar General - Rio Grande City, TX	NAP			NAP			10/18/2011	No
7.22	Property			Dollar General - Pleasant City, OH	NAP			NAP			10/17/2011	No
7.23	Property			Dollar General - Tuscaloosa, AL	NAP			NAP			12/20/2011	No
7.24	Property			Dollar General - Fayetteville, NC	NAP			NAP			12/13/2011	No
7.25	Property			Dollar General - Payne, OH	NAP			NAP			10/17/2011	No
7.26	Property			Dollar General - New Matamoras, OH	NAP			NAP			10/17/2011	No
7.27	Property			Dollar General - Marthasville, MO	NAP			NAP			1/17/2012	No
7.28	Property			Dollar General - Greenville, MS	NAP			NAP			12/14/2011	No
7.29	Property			Dollar General - Choudrant, LA	NAP			NAP			12/20/2011	No
7.30	Property			Dollar General - Red Level, AL	NAP			NAP			10/17/2011	No
7.31	Property			Dollar General - Licking, MO	NAP			NAP			11/15/2011	No
7.32	Property			Dollar General - Lyford, TX	NAP			NAP			12/20/2011	No
7.33	Property			Dollar General - Mangham, LA	NAP			NAP			12/20/2011	No
7.34	Property			Dollar General - Danville, VA	NAP			NAP			12/13/2011	No
7.35	Property			Dollar General - Mellen, WI	NAP			NAP			12/20/2011	No
7.36	Property			Dollar General - Forest, OH	NAP			NAP			10/17/2011	No
7.37	Property			Dollar General - Pleasant Hill, TN	NAP			NAP			12/22/2011	No
7.38	Property			Dollar General - Stanberry, MO	NAP			NAP			11/15/2011	No
7.39	Property			Dollar General - Conway, MO	NAP			NAP			11/15/2011	No
7.40	Property			Dollar General - Auxvasse, MO	NAP			NAP			11/15/2011	No
7.41	Property			Dollar General - Minong, WI	NAP			NAP			12/20/2011	No
7.42	Property			Dollar General - Solon Springs, WI	NAP			NAP			12/20/2011	No
7.43	Property			Dollar General - Maysville, MO	NAP			NAP			10/18/2011	No
7.44	Property			Dollar General - Grand Ridge, FL	NAP			NAP			12/21/2011	No
7.45	Property			Dollar General - Edwards, MS	NAP			NAP			12/19/2011	No
7.46	Property			Dollar General - Vass, NC	NAP			NAP			12/13/2011	No
7.47	Property			Dollar General - Walnut Grove, MS	NAP			NAP			12/13/2011	No
7.48	Property			Dollar General - King City, MO	NAP			NAP			11/15/2011	No
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	NAP			NAP			9/21/2011	No
9	Loan	25	JLC	110 Plaza San Diego	GSA-Social Security Admin.	25,463	10/30/2014	Cushman & Wakefield of SD	15,406	11/30/2012	6/20/2011	No

GSMS 2012-GCJ7 Annex A

						Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II
10	Loan	26, 27	JLC	McCraney Industrial Portfolio
10.01	Property			Vista Business Park	National Analysis Center	9,384	8/31/2016	Regency Construction of PBC	6,318	12/31/2012	7/18/2011	No
10.02	Property			Orlando Central Park	Recall Secure Destruction SRVC	15,000	12/31/2014	Ryan Herco Products Corp	15,000	7/31/2017	7/18/2011	No
10.03	Property			Belvedere Business Park	Massey Pest Control (formerly Middleton Pest Control)	4,400	4/14/2012	PS Flooring, Inc	4,175	5/31/2013	7/18/2011	No
10.04	Property			Discovery Lakes	NAP			NAP			7/18/2011	No
10.05	Property			MPC Treasure Coast	TBW Solutions, LLC	6,350	6/30/2012	Lifetouch National School Studios	4,235	3/17/2015	7/18/2011	No
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	Red Hat, Inc.	7,042	3/31/2016	Sun Life Assurance Company	3,785	10/31/2012	1/20/2011	No
12	Loan	32, 33	JLC	Shoppes on Main	NAP			NAP			10/26/2011	No
13	Loan		CGMRC	Meridian Distribution Center	Meridian Cold Storage	80,000	8/31/2021	ASO, Inc	59,190	11/30/2014	11/8/2011	No
14	Loan	34	AMF I	545 Long Wharf Drive	Ameriprise	8,230	3/31/2014	Skanska	5,820	11/30/2013	3/19/2012	No
15	Loan		JLC	One Riverview	NAP			NAP			6/6/2011	No
16	Loan	35	JLC	Independence Place	NAP			NAP			12/12/2011	No
17	Loan	36	CGMRC	Cole Retail Portfolio
17.01	Property			Century Town Center	Fujiyama Steakhouse	5,340	8/31/2018	Tiffany Salon & Spa	1,500	8/31/2013	1/17/2012	No
17.02	Property			Dimond Crossing	Men’s Wearhouse	6,803	8/31/2019	Haru Sushi	3,046	7/31/2024	1/17/2012	No
17.03	Property			Plaza at Power Marketplace II	Taco Bell	3,000	5/30/2028	Dunkin Donuts	1,800	8/31/2018	1/17/2012	No
18	Loan	14	JLC	Union Heights	Ameriprise	12,612	3/31/2013	Corporate Alliance	6,622	4/30/2018	2/21/2012	No
19	Loan	13	JLC	Inn at Key West	NAP			NAP			7/20/2011	No
20	Loan	37, 38	GSMC	Park and Market	Zoe’s Kitchen	2,911	6/30/2020	Piola	2,827	8/31/2015	2/9/2012	No
21	Loan	39	GSMC	Walgreens III Portfolio
21.01	Property			Walgreens - Somerset	NAP			NAP			6/2/2011	No
21.02	Property			Walgreens - Spokane	NAP			NAP			6/2/2011	No
21.03	Property			Walgreens - Waynesburg	NAP			NAP			6/2/2011	No
21.04	Property			Walgreens - Normal	NAP			NAP			6/2/2011	No
21.05	Property			Walgreens - Gallup	NAP			NAP			6/10/2011	No
21.06	Property			Walgreens - Villa Rica	NAP			NAP			6/2/2011	No
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	NAP			NAP			6/24/2011	No
23	Loan		GSMC	Japan Town Center	Seoul Garden Restaurant	2,610	3/31/2014	Takara Restaurant	2,191	1/31/2016	5/17/2011	No
24	Loan	41, 42	GSMC	Fifth Third Center	Porter, Wright, Morris & Arthur	21,848	8/31/2018	Dinsmore & Shohl	17,025	5/31/2017	3/13/2012	No
25	Loan	43	GSMC	Walgreens II Portfolio
25.01	Property			Walgreens - Oxford	NAP			NAP			11/8/2010	No
25.02	Property			Walgreens - Canonsburg	NAP			NAP			1/24/2011	No
25.03	Property			Walgreens - Fremont	NAP			NAP			11/9/2010	No
25.04	Property			Walgreens - Akron	NAP			NAP			11/4/2010	No
25.05	Property			Walgreens - St. John Ground Lease	NAP			NAP			11/11/2010	No
26	Loan		CGMRC	7447 South Shore Drive	NAP			NAP			3/12/2012	No
27	Loan	44, 45, 46	JLC	Jackson Street	Iconiq	6,426	1/31/2017	PCG Equity	6,419	1/1/2014	7/6/2011	No
28	Loan		GSMC	CHI Data Center	NAP			NAP			5/20/2011	No
29	Loan	47	JLC	Woodland Mews	NAP			NAP			7/6/2011	No
30	Loan		JLC	Atlanta Technology Center	Presentation Services, Inc.	15,661	5/31/2013	The Atlanta Opera, Inc.	15,559	8/31/2016	2/10/2012	No
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	NAP			NAP			2/6/2012	No
32	Loan	50	JLC	940 8th Avenue	NAP			NAP			1/4/2012	No
33	Loan		CGMRC	Reynolds MHP Portfolio
33.01	Property			South Bluff	NAP			NAP			3/6/2012	No
33.02	Property			Stagecoach	NAP			NAP			3/5/2012	No
33.03	Property			Allendale	NAP			NAP			3/6/2012	No
33.04	Property			Alliance Meadows	NAP			NAP			3/7/2012	No
33.05	Property			Mountain Village	NAP			NAP			3/6/2012	No
33.06	Property			Winona Lakes	NAP			NAP			3/6/2012	No
33.07	Property			Alliance Vista	NAP			NAP			3/6/2012	No
34	Loan	51, 52, 53	AMF I	Little Palm Island	NAP			NAP			9/9/2011	No
35	Loan	54	GSMC	Bear Creek Village Center	Jack In The Box	2,700	1/23/2025	Tresinos, Inc.	2,500	1/31/2015	3/7/2012	No
36	Loan	55, 56	GSMC	Bradley Commons	Shoe Carnival	12,000	3/31/2017	Ulta Cosmetics	10,497	2/28/2022	9/13/2011	No
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	NAP			NAP			11/14/2011	No
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	NAP			NAP			11/15/2011	No
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	NAP			NAP			11/14/2011	No

GSMS 2012-GCJ7 Annex A

						Fourth	Fourth		Fifth	Fifth	Environmental
Control	Loan /		Mortgage		Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II
40	Loan	13	JLC	Extra Space Self Storage Portfolio
40.01	Property	13		Extra Space Storage #8231	NAP			NAP			5/31/2011	No
40.02	Property			Extra Space Storage #8208	NAP			NAP			6/28/2011	No
40.03	Property			Extra Space Storage #8206	NAP			NAP			6/2/2011	No
40.04	Property			Extra Space Storage #8225	NAP			NAP			6/1/2011	No
40.05	Property			Extra Space Storage #8207	NAP			NAP			6/1/2011	No
40.06	Property			Extra Space Storage #8215	NAP			NAP			6/1/2011	No
40.07	Property			Extra Space Storage #8224	NAP			NAP			6/1/2011	No
40.08	Property	13		Extra Space Storage #8234	NAP			NAP			6/2/2011	No
40.09	Property	13		Extra Space Storage #8223	NAP			NAP			6/1/2011	No
41	Loan		GSMC	10 United Nations Plaza	NAP			NAP			11/22/2011	No
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	NAP			NAP			1/17/2012	No
43	Loan		AMF I	35 Ryerson Street	NAP			NAP			3/14/2012	No
44	Loan		CGMRC	Aquamarine Apartments	NAP			NAP			3/20/2012	No
45	Loan		GSMC	Arrowhead Promenade	Mattress Firm	4,325	2/28/2015	Best Price Cleaners	2,450	4/30/2013	2/24/2012	Yes
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	NAP			NAP			7/19/2011	No
47	Loan	13	JLC	218 Peachtree Street, NE	Jalapeno Charlie’s	5,066	4/30/2017	MLK Center	4,707	4/30/2017	1/11/2012	No
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	NAP			NAP			3/8/2012	Yes
49	Loan		JLC	Pinecrest Townhomes	NAP			NAP			7/26/2011	No
50	Loan	67	JLC	Metropolitan Jax	JAX MMR	9,281	6/14/2014	NuVox Communications	8,217	3/31/2015	6/24/2011	No
51	Loan		CGMRC	Motor Wheel Lofts	NAP			NAP			3/22/2012	No
52	Loan		GSMC	1414 & 1418 K Street	AKT Master Lease	8,540	4/30/2023	Political Solutions	4,121	2/28/2017	5/3/2011	No
53	Loan	54	GSMC	Heritage Plaza	Carol Stream Dental Associates	3,200	11/14/2016	Stark Realtors	3,200	9/30/2012	4/3/2012	No
54	Loan	54, 68	GSMC	State Street Market	Jo-Ann Fabrics	18,800	1/31/2014	Dollar Tree	9,750	11/30/2015	3/5/2012	No
55	Loan	14, 69	AMF I	Vanowen Medical Building	Vanowen Radiology	3,647	7/31/2017	Charles E. Weidmann	3,258	1/23/2013	3/26/2012	No
56	Loan		CGMRC	Corner House Lofts	NAP			NAP			3/1/2012	No
57	Loan	70	GSMC	Plantation Point	Affordable Dentures	2,667	9/30/2013	Ultra Tan	2,384	1/31/2014	11/22/2011	No
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	NAP			NAP			4/1/2011	No
59	Loan	72	JLC	Broadway Industrial	NAP			NAP			6/10/2011	No
60	Loan	73, 74	AMF I	Depot Marketplace	Nextage Realty Professionals	4,000	5/31/2013	Automobile Association of America	3,600	5/31/2022	1/17/2012	Yes
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio
61.01	Property			Dunn Avenue Self Storage	NAP			NAP			12/13/2011	No
61.02	Property			Argyle Forest Self Storage	NAP			NAP			12/13/2011	No
62	Loan		AMF I	Heritage on the River Apartments	NAP			NAP			4/4/2012	No
63	Loan		GSMC	Arvada Ridge Retail	Einstein Bagels	3,041	12/31/2012	Verizon	3,024	1/31/2014	11/28/2011	No
64	Loan		JLC	Superior Markets	Shlomo Optometrist	1,398	1/31/2016	China Bowl Express	1,385	4/30/2015	2/17/2011	No
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs
65.01	Property			Gem Suburban MHC	NAP			NAP			2/6/2012	No
65.02	Property			Scenic Acres	NAP			NAP			2/6/2012	No
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio
66.01	Property			Cowboy MHP	NAP			NAP			12/9/2011	No
66.02	Property			Belaire MHP	NAP			NAP			12/9/2011	No
67	Loan		CGMRC	Community Plaza	Concord Pet Foods Inc	7,200	6/30/2013	Unlimited Merchandising Inc(P)	6,600	10/31/2018	1/4/2012	Yes
68	Loan		CGMRC	Central Self Storage Antioch	NAP			NAP			2/2/2012	No
69	Loan		CGMRC	Mayfair Village Apartments	NAP			NAP			11/16/2011	No
70	Loan		CGMRC	Oasis Apartments	NAP			NAP			3/1/2012	No
71	Loan	76, 77	AMF I	165 East 116th Street	NAP			NAP			3/9/2012	No
72	Loan		JLC	Enterprise Self Storage	NAP			NAP			7/28/2011	No
73	Loan		CGMRC	Hidden Cove MHC	NAP			NAP			2/13/2012	No
74	Loan		CGMRC	Trinity Spring Oaks	NAP			NAP			12/13/2011	No
75	Loan		CGMRC	Walgreens - Rantoul, IL	NAP			NAP			2/15/2012	No
76	Loan	78	CGMRC	25 West 51st Street	NAP			NAP			1/26/2012	No
77	Loan		CGMRC	Nis Hollow Village	NAP			NAP			6/10/2011	Yes
78	Loan		CGMRC	Camino Vista	NAP			NAP			2/14/2012	No
79	Loan		CGMRC	Rustic Hills	NAP			NAP			12/22/2011	No

GSMS 2012-GCJ7 Annex A

					Environmental				Earthquake
Control	Loan /		Mortgage		Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
1	Loan	8, 9	JLC	1155 F Street	NAP	5/31/2011	NAP	NAP	No	550,000	186,700	25,000	6,400	0
2	Loan	10, 11	JLC	Columbia Business Center	NAP	7/8/2011	7/11/2011	16%	No	69,391	69,391	113,099	28,275	0
3	Loan	12	GSMC	Bellis Fair Mall	NAP	5/19/2011	5/23/2011	7%	No	103,523	34,508	0	0	0
4	Loan	13	JLC	IRG Portfolio					No	1,546,396	230,203	40,000	40,000	0
4.01	Property	14		Letterkenny Business Park	NAP	4/4/2012	NAP	NAP	No
4.02	Property			SL Canton	NAP	4/4/2012	NAP	NAP	No
4.03	Property			Windsor Business Park	NAP	4/4/2012	NAP	NAP	No
4.04	Property			Smithfield Business Park	NAP	4/4/2012	NAP	NAP	No
4.05	Property	14		Fort Street Business Park	NAP	4/4/2012	NAP	NAP	No
4.06	Property	14		Cabot Street	NAP	4/4/2012	NAP	NAP	No
4.07	Property			Kansas City/Fairfax	NAP	4/4/2012	NAP	NAP	No
4.08	Property			Southington Business Park	NAP	4/4/2012	NAP	NAP	No
4.09	Property	13		Wheatfield Business Park	NAP	4/4/2012	NAP	NAP	No
4.10	Property			Red Wing Industrial	NAP	4/4/2012	NAP	NAP	No
4.11	Property	13, 14		IGH Distribution	NAP	4/4/2012	NAP	NAP	No
4.12	Property			Fayetteville Business Park	NAP	4/4/2012	NAP	NAP	No
4.13	Property			SL Mogadore	NAP	4/4/2012	NAP	NAP	No
4.14	Property	13		Mentor Business Park II	NAP	4/4/2012	NAP	NAP	No
4.15	Property	13, 14		Poughkeepsie Business Park	NAP	4/4/2012	NAP	NAP	No
4.16	Property			Tappan Drive-Mansfield	NAP	4/4/2012	NAP	NAP	No
4.17	Property			Lynch Road Business Park	NAP	4/4/2012	NAP	NAP	No
4.18	Property	14		SL Tulsa	NAP	4/4/2012	NAP	NAP	No
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	4/3/2012	2/22/2012	NAP	NAP	No	394,276	98,569	337,758	29,677	0
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	1/24/2012	12/16/2011	NAP	NAP	No	58,274	58,274	92,615	15,969	0
7	Loan	20	CGMRC	ARC Portfolio IV					No	516,263	120,505	0	0	0
7.01	Property			Fedex Ground - Blauvelt, NY	NAP	2/9/2012	NAP	NAP	No
7.02	Property			Walgreens - Maplewood, NJ	NAP	10/27/2011	NAP	NAP	No
7.03	Property			Walgreens - Stevensville, MI	11/21/2011	10/24/2011	NAP	NAP	No
7.04	Property			Walgreens - Coalinga, CA	NAP	9/27/2011	9/27/2011	10%	No
7.05	Property			US Department of Agriculture - Grangeville, ID	NAP	1/10/2012	NAP	NAP	No
7.06	Property			Advanced Auto Jones - Houston, TX	NAP	9/21/2011	NAP	NAP	No
7.07	Property			Advanced Auto Tomball - Houston, TX	NAP	9/21/2011	NAP	NAP	No
7.08	Property			Social Security Administration - Cocoa, FL	NAP	11/28/2011	NAP	NAP	No
7.09	Property			Dollar General - Roma, TX	NAP	10/18/2011	NAP	NAP	No
7.10	Property			Dollar General - Hopewell, VA	NAP	12/14/2011	NAP	NAP	No
7.11	Property			Dollar General - Molino, FL	NAP	10/17/2011	NAP	NAP	No
7.12	Property			Dollar General - Progreso, TX	NAP	10/18/2011	NAP	NAP	No
7.13	Property			Dollar General - Greenfield, OH	NAP	12/20/2011	NAP	NAP	No
7.14	Property			Dollar General - St. Clair, MO	NAP	12/22/2011	NAP	NAP	No
7.15	Property			Dollar General - Poteet, TX	NAP	10/17/2011	NAP	NAP	No
7.16	Property			Dollar General - Chesterfield, VA	NAP	12/14/2011	NAP	NAP	No
7.17	Property			Dollar General - Ocean Isle Beach, NC	NAP	12/14/2011	NAP	NAP	No
7.18	Property			Dollar General - Hot Springs, VA	NAP	12/14/2011	NAP	NAP	No
7.19	Property			Dollar General - Richwood, LA	NAP	12/14/2011	NAP	NAP	No
7.20	Property			Dollar General - Mount Hermon, LA	NAP	12/14/2011	NAP	NAP	No
7.21	Property			Dollar General - Rio Grande City, TX	NAP	10/18/2011	NAP	NAP	No
7.22	Property			Dollar General - Pleasant City, OH	NAP	10/17/2011	NAP	NAP	No
7.23	Property			Dollar General - Tuscaloosa, AL	NAP	12/21/2011	NAP	NAP	No
7.24	Property			Dollar General - Fayetteville, NC	NAP	12/14/2011	NAP	NAP	No
7.25	Property			Dollar General - Payne, OH	NAP	10/17/2011	NAP	NAP	No
7.26	Property			Dollar General - New Matamoras, OH	NAP	10/13/2011	NAP	NAP	No
7.27	Property			Dollar General - Marthasville, MO	NAP	1/19/2012	NAP	NAP	No
7.28	Property			Dollar General - Greenville, MS	NAP	12/14/2011	NAP	NAP	No
7.29	Property			Dollar General - Choudrant, LA	NAP	12/14/2011	NAP	NAP	No
7.30	Property			Dollar General - Red Level, AL	NAP	10/17/2011	NAP	NAP	No
7.31	Property			Dollar General - Licking, MO	NAP	11/15/2011	NAP	NAP	No
7.32	Property			Dollar General - Lyford, TX	NAP	12/21/2011	NAP	NAP	No
7.33	Property			Dollar General - Mangham, LA	NAP	12/14/2011	NAP	NAP	No
7.34	Property			Dollar General - Danville, VA	NAP	12/14/2011	NAP	NAP	No
7.35	Property			Dollar General - Mellen, WI	NAP	12/20/2011	NAP	NAP	No
7.36	Property			Dollar General - Forest, OH	NAP	10/13/2011	NAP	NAP	No
7.37	Property			Dollar General - Pleasant Hill, TN	NAP	12/22/2011	NAP	NAP	No
7.38	Property			Dollar General - Stanberry, MO	NAP	11/15/2011	NAP	NAP	No
7.39	Property			Dollar General - Conway, MO	NAP	11/15/2011	NAP	NAP	No
7.40	Property			Dollar General - Auxvasse, MO	NAP	11/15/2011	NAP	NAP	No
7.41	Property			Dollar General - Minong, WI	NAP	12/22/2011	NAP	NAP	No
7.42	Property			Dollar General - Solon Springs, WI	NAP	12/22/2011	NAP	NAP	No
7.43	Property			Dollar General - Maysville, MO	NAP	10/13/2011	NAP	NAP	No
7.44	Property			Dollar General - Grand Ridge, FL	NAP	12/22/2011	NAP	NAP	No
7.45	Property			Dollar General - Edwards, MS	NAP	12/14/2011	NAP	NAP	No
7.46	Property			Dollar General - Vass, NC	NAP	12/14/2011	NAP	NAP	No
7.47	Property			Dollar General - Walnut Grove, MS	NAP	12/13/2011	NAP	NAP	No
7.48	Property			Dollar General - King City, MO	NAP	11/15/2011	NAP	NAP	No
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	NAP	9/22/2011	NAP	NAP	No	226,620	86,363	47,138	7,323	0
9	Loan	25	JLC	110 Plaza San Diego	NAP	6/20/2011	6/15/2011	12%	No	219,624	73,208	10,170	0	0

GSMS 2012-GCJ7 Annex A

					Environmental				Earthquake
Control	Loan /		Mortgage		Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio					No	658,053	82,257	179,426	29,904	178,000
10.01	Property			Vista Business Park	NAP	9/13/2011	NAP	NAP	No
10.02	Property			Orlando Central Park	NAP	9/13/2011	NAP	NAP	No
10.03	Property			Belvedere Business Park	NAP	9/13/2011	NAP	NAP	No
10.04	Property			Discovery Lakes	NAP	9/13/2011	NAP	NAP	No
10.05	Property			MPC Treasure Coast	NAP	9/13/2011	NAP	NAP	No
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	NAP	1/7/2011	NAP	NAP	No	150,907	30,726	5,295	6,426	4,384
12	Loan	32, 33	JLC	Shoppes on Main	NAP	10/4/2011	NAP	NAP	No	575,000	129,900	43,000	6,300	0
13	Loan		CGMRC	Meridian Distribution Center	NAP	1/20/2012	NAP	NAP	No	248,135	41,356	0	0	0
14	Loan	34	AMF I	545 Long Wharf Drive	NAP	3/20/2012	NAP	NAP	No	428,070	85,614	0	0	0
15	Loan		JLC	One Riverview	NAP	6/8/2011	NAP	NAP	No	533,215	59,246	41,460	8,292	0
16	Loan	35	JLC	Independence Place	NAP	12/12/2011	NAP	NAP	No	27,000	27,000	6,280	6,280	7,700
17	Loan	36	CGMRC	Cole Retail Portfolio					No	0	0	0	0	0
17.01	Property			Century Town Center	NAP	1/16/2012	NAP	NAP	No
17.02	Property			Dimond Crossing	NAP	1/13/2012	1/13/2012	17%	No
17.03	Property			Plaza at Power Marketplace II	NAP	1/13/2012	NAP	NAP	No
18	Loan	14	JLC	Union Heights	NAP	2/23/2012	2/6/2012	6%	No	121,892	24,378	16,321	1,483	0
19	Loan	13	JLC	Inn at Key West	NAP	6/24/2011	NAP	NAP	No	140,000	11,800	48,900	16,300	0
20	Loan	37, 38	GSMC	Park and Market	NAP	2/9/2012	NAP	NAP	No	271,255	54,251	10,381	423	0
21	Loan	39	GSMC	Walgreens III Portfolio					No	0	0	0	0	0
21.01	Property			Walgreens - Somerset	NAP	6/2/2011	NAP	NAP	No
21.02	Property			Walgreens - Spokane	NAP	6/2/2011	NAP	NAP	No
21.03	Property			Walgreens - Waynesburg	NAP	6/2/2011	NAP	NAP	No
21.04	Property			Walgreens - Normal	NAP	6/2/2011	NAP	NAP	No
21.05	Property			Walgreens - Gallup	NAP	6/2/2011	NAP	NAP	No
21.06	Property			Walgreens - Villa Rica	NAP	6/2/2011	NAP	NAP	No
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	NAP	6/23/2011	NAP	NAP	No	13,000	2,500	28,000	7,300	0
23	Loan		GSMC	Japan Town Center	NAP	4/14/2011	4/13/2011	13%	No	134,133	20,636	5,189	1,730	866
24	Loan	41, 42	GSMC	Fifth Third Center	NAP	3/21/2012	NAP	NAP	No	179,045	44,761	48,078	5,342	0
25	Loan	43	GSMC	Walgreens II Portfolio					No	0	0	0	0	0
25.01	Property			Walgreens - Oxford	NAP	11/8/2010	NAP	NAP	No
25.02	Property			Walgreens - Canonsburg	NAP	1/21/2011	NAP	NAP	No
25.03	Property			Walgreens - Fremont	NAP	11/8/2010	NAP	NAP	No
25.04	Property			Walgreens - Akron	NAP	11/4/2010	NAP	NAP	No
25.05	Property			Walgreens - St. John Ground Lease	NAP	NAP	NAP	NAP	No
26	Loan		CGMRC	7447 South Shore Drive	NAP	3/13/2012	NAP	NAP	No	0	18,663	37,448	6,241	0
27	Loan	44, 45, 46	JLC	Jackson Street	NAP	7/1/2011	6/22/2011	17%	No	20,572	5,142	0	830	0
28	Loan		GSMC	CHI Data Center	NAP	5/19/2011	NAP	NAP	No	80,754	10,094	0	0	0
29	Loan	47	JLC	Woodland Mews	NAP	7/7/2011	NAP	NAP	No	75,000	40,000	7,000	7,000	0
30	Loan		JLC	Atlanta Technology Center	NAP	3/8/2012	NAP	NAP	No	172,598	22,374	10,067	1,258	0
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	NAP	2/5/2012	NAP	NAP	No	68,781	17,195	62,125	6,213	0
32	Loan	50	JLC	940 8th Avenue	NAP	1/5/2012	NAP	NAP	No	30,000	17,270	12,500	3,100	0
33	Loan		CGMRC	Reynolds MHP Portfolio					No	68,394	11,399	0	3,413	0
33.01	Property			South Bluff	NAP	3/6/2012	NAP	NAP	No
33.02	Property			Stagecoach	NAP	3/6/2012	NAP	NAP	No
33.03	Property			Allendale	NAP	3/6/2012	NAP	NAP	No
33.04	Property			Alliance Meadows	NAP	3/6/2012	NAP	NAP	No
33.05	Property			Mountain Village	NAP	3/6/2012	NAP	NAP	No
33.06	Property			Winona Lakes	NAP	3/6/2012	NAP	NAP	No
33.07	Property			Alliance Vista	NAP	3/6/2012	NAP	NAP	No
34	Loan	51, 52, 53	AMF I	Little Palm Island	NAP	9/9/2011	NAP	NAP	No	46,393	9,279	638,304	52,394	0
35	Loan	54	GSMC	Bear Creek Village Center	NAP	2/16/2012	2/16/2012	7%	No	5,264	5,264	0	0	0
36	Loan	55, 56	GSMC	Bradley Commons	NAP	9/21/2011	NAP	NAP	No	0	0	0	0	0
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	NAP	11/15/2011	11/14/2011	8%	No	65,768	7,308	11,694	1,299	0
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	NAP	11/17/2011	11/14/2011	8%	No	62,284	6,920	37,469	4,163	0
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	NAP	11/14/2011	11/14/2011	9%	No	61,324	6,814	12,401	1,378	0

GSMS 2012-GCJ7 Annex A

					Environmental				Earthquake
Control	Loan /		Mortgage		Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
40	Loan	13	JLC	Extra Space Self Storage Portfolio					No	118,112	38,100	13,751	4,700	3,253
40.01	Property	13		Extra Space Storage #8231	NAP	6/1/2011	NAP	NAP	No
40.02	Property			Extra Space Storage #8208	NAP	6/24/2011	NAP	NAP	No
40.03	Property			Extra Space Storage #8206	NAP	6/1/2011	NAP	NAP	No
40.04	Property			Extra Space Storage #8225	NAP	6/1/2011	NAP	NAP	No
40.05	Property			Extra Space Storage #8207	NAP	6/1/2011	NAP	NAP	No
40.06	Property			Extra Space Storage #8215	NAP	6/1/2011	NAP	NAP	No
40.07	Property			Extra Space Storage #8224	NAP	6/1/2011	NAP	NAP	No
40.08	Property	13		Extra Space Storage #8234	NAP	6/1/2011	NAP	NAP	No
40.09	Property	13		Extra Space Storage #8223	NAP	6/1/2011	NAP	NAP	No
41	Loan		GSMC	10 United Nations Plaza	NAP	12/7/2011	11/16/2011	12%	No	57,311	14,328	13,720	2,287	300,000
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	NAP	1/25/2012	NAP	NAP	No	59,032	12,092	29,811	4,259	28,717
43	Loan		AMF I	35 Ryerson Street	NAP	3/14/2012	NAP	NAP	No	336,295	67,259	28,223	9,408	0
44	Loan		CGMRC	Aquamarine Apartments	NAP	3/20/2012	NAP	NAP	No	0	10,017	15,260	1,908	0
45	Loan		GSMC	Arrowhead Promenade	4/25/2012	2/23/2012	NAP	NAP	No	0	16,374	10,063	961	0
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	NAP	7/11/2011	NAP	NAP	No	44,925	23,613	0	0	0
47	Loan	13	JLC	218 Peachtree Street, NE	NAP	1/11/2012	NAP	NAP	No	132,880	16,610	16,458	3,292	0
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	1/24/2012, 3/16/2012	12/9/2011	NAP	NAP	No	183,510	18,351	18,167	3,028	0
49	Loan		JLC	Pinecrest Townhomes	NAP	7/26/2011	NAP	NAP	No	90,000	16,000	14,779	3,000	0
50	Loan	67	JLC	Metropolitan Jax	NAP	6/30/2011	NAP	NAP	No	186,531	18,653	0	11,820	0
51	Loan		CGMRC	Motor Wheel Lofts	NAP	3/19/2012	NAP	NAP	No	0	2,789	15,887	1,986	0
52	Loan		GSMC	1414 & 1418 K Street	NAP	4/28/2011	4/29/2011	10%	No	10,628	10,628	1,353	1,353	0
53	Loan	54	GSMC	Heritage Plaza	NAP	3/16/2012	NAP	NAP	No	154,138	17,126	0	0	0
54	Loan	54, 68	GSMC	State Street Market	NAP	2/16/2012	NAP	NAP	No	363,798	45,475	0	0	0
55	Loan	14, 69	AMF I	Vanowen Medical Building	NAP	3/22/2012	3/22/2012	13%	No	37,034	9,259	2,976	496	0
56	Loan		CGMRC	Corner House Lofts	NAP	3/1/2012	NAP	NAP	No	164,297	23,471	3,964	1,982	0
57	Loan	70	GSMC	Plantation Point	NAP	11/21/2011	NAP	NAP	No	145,433	11,187	20,252	3,375	0
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	NAP	3/10/2011	3/10/2011	Storage 9%, Office 10%	No	14,583	7,292	2,256	1,128	1,316
59	Loan	72	JLC	Broadway Industrial	NAP	6/20/2011	6/1/2011	18%	No	104,744	14,964	6,708	1,120	0
60	Loan	73, 74	AMF I	Depot Marketplace	3/19/2012	1/17/2012	NAP	NAP	No	0	13,033	0	1,494	0
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio					No	17,313	8,656	21,487	2,498	0
61.01	Property			Dunn Avenue Self Storage	NAP	12/14/2011	NAP	NAP	No
61.02	Property			Argyle Forest Self Storage	NAP	12/14/2011	NAP	NAP	No
62	Loan		AMF I	Heritage on the River Apartments	NAP	3/28/2012	NAP	NAP	No	89,022	12,717	77,570	9,696	0
63	Loan		GSMC	Arvada Ridge Retail	NAP	12/7/2011	NAP	NAP	No	169,441	18,032	0	0	0
64	Loan		JLC	Superior Markets	NAP	2/16/2011	2/15/2011	10%	No	35,138	8,700	3,062	1,530	0
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs					No	145,865	14,926	11,241	3,295	0
65.01	Property			Gem Suburban MHC	NAP	2/6/2012	NAP	NAP	No
65.02	Property			Scenic Acres	NAP	2/6/2012	NAP	NAP	No
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio					No	75,186	9,398	12,729	1,157	0
66.01	Property			Cowboy MHP	NAP	12/9/2011	NAP	NAP	No
66.02	Property			Belaire MHP	NAP	12/9/2011	NAP	NAP	No
67	Loan		CGMRC	Community Plaza	2/24/2012	1/2/2012	NAP	NAP	No	36,383	4,043	17,767	1,615	0
68	Loan		CGMRC	Central Self Storage Antioch	NAP	2/3/2012	2/3/2012	12%	No	6,375	6,375	0	0	0
69	Loan		CGMRC	Mayfair Village Apartments	NAP	11/16/2011	NAP	NAP	No	68,527	17,132	37,449	7,490	0
70	Loan		CGMRC	Oasis Apartments	NAP	3/1/2012	NAP	NAP	No	92,850	11,606	8,800	4,400	202,000
71	Loan	76, 77	AMF I	165 East 116th Street	NAP	3/9/2012	NAP	NAP	No	28,926	0	3,110	0	30,000
72	Loan		JLC	Enterprise Self Storage	NAP	7/27/2011	5/23/2011	12%	No	24,769	4,129	5,157	650	0
73	Loan		CGMRC	Hidden Cove MHC	NAP	2/13/2012	NAP	NAP	No	33,106	8,276	1,032	1,032	0
74	Loan		CGMRC	Trinity Spring Oaks	NAP	12/13/2011	NAP	NAP	No	8,641	4,320	6,056	1,211	0
75	Loan		CGMRC	Walgreens - Rantoul, IL	NAP	2/16/2012	NAP	NAP	No	0	0	0	0	0
76	Loan	78	CGMRC	25 West 51st Street	NAP	1/27/2012	NAP	NAP	No	62,679	0	0	308	0
77	Loan		CGMRC	Nis Hollow Village	8/11/2011	6/8/2011	NAP	NAP	No	56,734	6,304	2,807	351	17,000
78	Loan		CGMRC	Camino Vista	NAP	2/14/2012	NAP	NAP	No	1,601	1,601	466	466	0
79	Loan		CGMRC	Rustic Hills	NAP	12/22/2011	NAP	NAP	No	0	1,093	274	274	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)
1	Loan	8, 9	JLC	1155 F Street	5,274	0	4,447,317	21,094	0	0
2	Loan	10, 11	JLC	Columbia Business Center	29,130	0	0	31,072	0	0
3	Loan	12	GSMC	Bellis Fair Mall	0	133,950	0	0	535,801	0
4	Loan	13	JLC	IRG Portfolio	159,928	1,450,000	1,000,000	112,087	1,000,000	0
4.01	Property	14		Letterkenny Business Park
4.02	Property			SL Canton
4.03	Property			Windsor Business Park
4.04	Property			Smithfield Business Park
4.05	Property	14		Fort Street Business Park
4.06	Property	14		Cabot Street
4.07	Property			Kansas City/Fairfax
4.08	Property			Southington Business Park
4.09	Property	13		Wheatfield Business Park
4.10	Property			Red Wing Industrial
4.11	Property	13, 14		IGH Distribution
4.12	Property			Fayetteville Business Park
4.13	Property			SL Mogadore
4.14	Property	13		Mentor Business Park II
4.15	Property	13, 14		Poughkeepsie Business Park
4.16	Property			Tappan Drive-Mansfield
4.17	Property			Lynch Road Business Park
4.18	Property	14		SL Tulsa
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	24,881	500,000	0	42,000	$500,000 for the first 36 payments, $1,500,000 thereafter until 7 years after the loan closing date and on or after 7 years from the loan closing date, if occupancy is greater than 85%, then $1,000,000	0
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	0	0	0	23,975	863,106	0
7	Loan	20	CGMRC	ARC Portfolio IV	0	0	0	0	0	0
7.01	Property			Fedex Ground - Blauvelt, NY
7.02	Property			Walgreens - Maplewood, NJ
7.03	Property			Walgreens - Stevensville, MI
7.04	Property			Walgreens - Coalinga, CA
7.05	Property			US Department of Agriculture - Grangeville, ID
7.06	Property			Advanced Auto Jones - Houston, TX
7.07	Property			Advanced Auto Tomball - Houston, TX
7.08	Property			Social Security Administration - Cocoa, FL
7.09	Property			Dollar General - Roma, TX
7.10	Property			Dollar General - Hopewell, VA
7.11	Property			Dollar General - Molino, FL
7.12	Property			Dollar General - Progreso, TX
7.13	Property			Dollar General - Greenfield, OH
7.14	Property			Dollar General - St. Clair, MO
7.15	Property			Dollar General - Poteet, TX
7.16	Property			Dollar General - Chesterfield, VA
7.17	Property			Dollar General - Ocean Isle Beach, NC
7.18	Property			Dollar General - Hot Springs, VA
7.19	Property			Dollar General - Richwood, LA
7.20	Property			Dollar General - Mount Hermon, LA
7.21	Property			Dollar General - Rio Grande City, TX
7.22	Property			Dollar General - Pleasant City, OH
7.23	Property			Dollar General - Tuscaloosa, AL
7.24	Property			Dollar General - Fayetteville, NC
7.25	Property			Dollar General - Payne, OH
7.26	Property			Dollar General - New Matamoras, OH
7.27	Property			Dollar General - Marthasville, MO
7.28	Property			Dollar General - Greenville, MS
7.29	Property			Dollar General - Choudrant, LA
7.30	Property			Dollar General - Red Level, AL
7.31	Property			Dollar General - Licking, MO
7.32	Property			Dollar General - Lyford, TX
7.33	Property			Dollar General - Mangham, LA
7.34	Property			Dollar General - Danville, VA
7.35	Property			Dollar General - Mellen, WI
7.36	Property			Dollar General - Forest, OH
7.37	Property			Dollar General - Pleasant Hill, TN
7.38	Property			Dollar General - Stanberry, MO
7.39	Property			Dollar General - Conway, MO
7.40	Property			Dollar General - Auxvasse, MO
7.41	Property			Dollar General - Minong, WI
7.42	Property			Dollar General - Solon Springs, WI
7.43	Property			Dollar General - Maysville, MO
7.44	Property			Dollar General - Grand Ridge, FL
7.45	Property			Dollar General - Edwards, MS
7.46	Property			Dollar General - Vass, NC
7.47	Property			Dollar General - Walnut Grove, MS
7.48	Property			Dollar General - King City, MO
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	7,479	179,500	0	0	0	0
9	Loan	25	JLC	110 Plaza San Diego	9,236	0	0	27,165	0	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	12,499	0	600,000	33,038	600,000	0
10.01	Property			Vista Business Park
10.02	Property			Orlando Central Park
10.03	Property			Belvedere Business Park
10.04	Property			Discovery Lakes
10.05	Property			MPC Treasure Coast
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	4,385	0	0	0	0	0
12	Loan	32, 33	JLC	Shoppes on Main	4,289	154,420	0	0	0	0
13	Loan		CGMRC	Meridian Distribution Center	9,828	0	0	17,048	818,320	0
14	Loan	34	AMF I	545 Long Wharf Drive	4,374	0	1,500,000	54,167	0	0
15	Loan		JLC	One Riverview	3,698	0	0	12,325	0	0
16	Loan	35	JLC	Independence Place	7,700	0	0	0	0	0
17	Loan	36	CGMRC	Cole Retail Portfolio	0	0	0	0	0	0
17.01	Property			Century Town Center
17.02	Property			Dimond Crossing
17.03	Property			Plaza at Power Marketplace II
18	Loan	14	JLC	Union Heights	2,991	0	230,000	22,500	1,200,000	0
19	Loan	13	JLC	Inn at Key West	9,374	0	0	0	0	0
20	Loan	37, 38	GSMC	Park and Market	1,604	0	0	4,167	200,000	0
21	Loan	39	GSMC	Walgreens III Portfolio	0	0	0	0	0	0
21.01	Property			Walgreens - Somerset
21.02	Property			Walgreens - Spokane
21.03	Property			Walgreens - Waynesburg
21.04	Property			Walgreens - Normal
21.05	Property			Walgreens - Gallup
21.06	Property			Walgreens - Villa Rica
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	22,134	0	0	0	0	0
23	Loan		GSMC	Japan Town Center	886	0	2,887	2,887	0	0
24	Loan	41, 42	GSMC	Fifth Third Center	5,721	0	0	25,083	0	0
25	Loan	43	GSMC	Walgreens II Portfolio	0	0	0	0	0	0
25.01	Property			Walgreens - Oxford
25.02	Property			Walgreens - Canonsburg
25.03	Property			Walgreens - Fremont
25.04	Property			Walgreens - Akron
25.05	Property			Walgreens - St. John Ground Lease
26	Loan		CGMRC	7447 South Shore Drive	8,156	0	0	0	0	0
27	Loan	44, 45, 46	JLC	Jackson Street	1,345	0	319,770	8,000	200,000	0
28	Loan		GSMC	CHI Data Center	250	0	0	0	0	0
29	Loan	47	JLC	Woodland Mews	5,825	0	0	0	0	0
30	Loan		JLC	Atlanta Technology Center	4,112	0	1,000,000	24,670	1,000,000	0
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	24,972	0	0	0	0	0
32	Loan	50	JLC	940 8th Avenue	710	0	925,000	4,735	1,225,000	0
33	Loan		CGMRC	Reynolds MHP Portfolio	4,590	0	0	0	0	0
33.01	Property			South Bluff
33.02	Property			Stagecoach
33.03	Property			Allendale
33.04	Property			Alliance Meadows
33.05	Property			Mountain Village
33.06	Property			Winona Lakes
33.07	Property			Alliance Vista
34	Loan	51, 52, 53	AMF I	Little Palm Island	48,489	0	0	0	0	0
35	Loan	54	GSMC	Bear Creek Village Center	1,004	0	0	6,667	320,000	0
36	Loan	55, 56	GSMC	Bradley Commons	0	0	0	0	0	0
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	7,294	0	0	0	0	0
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	8,726	0	0	0	0	0
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	7,006	0	0	0	0	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)
40	Loan	13	JLC	Extra Space Self Storage Portfolio	5,100	0	0	0	0	0
40.01	Property	13		Extra Space Storage #8231
40.02	Property			Extra Space Storage #8208
40.03	Property			Extra Space Storage #8206
40.04	Property			Extra Space Storage #8225
40.05	Property			Extra Space Storage #8207
40.06	Property			Extra Space Storage #8215
40.07	Property			Extra Space Storage #8224
40.08	Property	13		Extra Space Storage #8234
40.09	Property	13		Extra Space Storage #8223
41	Loan		GSMC	10 United Nations Plaza	0	0	0	0	0	0
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	24,103	0	0	0	0	0
43	Loan		AMF I	35 Ryerson Street	2,333	0	0	0	0	0
44	Loan		CGMRC	Aquamarine Apartments	2,667	0	0	0	0	0
45	Loan		GSMC	Arrowhead Promenade	1,808	0	0	6,667	240,000	0
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	18,955	0	0	0	0	0
47	Loan	13	JLC	218 Peachtree Street, NE	3,287	250,000	710,472	3,780	0	0
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	22,958	0	0	0	0	0
49	Loan		JLC	Pinecrest Townhomes	3,000	0	0	0	0	0
50	Loan	67	JLC	Metropolitan Jax	4,104	0	200,000	6,250	0	0
51	Loan		CGMRC	Motor Wheel Lofts	2,479	0	0	0	0	0
52	Loan		GSMC	1414 & 1418 K Street	908	0	0	6,807	400,000	0
53	Loan	54	GSMC	Heritage Plaza	2,148	75,000	0	8,333	565,000	0
54	Loan	54, 68	GSMC	State Street Market	3,635	0	0	14,167	625,000	0
55	Loan	14, 69	AMF I	Vanowen Medical Building	2,147	0	100,000	3,220	200,000	0
56	Loan		CGMRC	Corner House Lofts	1,633	0	0	0	0	0
57	Loan	70	GSMC	Plantation Point	1,906	0	200,000	0	0	0
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	1,316	75,000	0	0	0	0
59	Loan	72	JLC	Broadway Industrial	0	0	0	0	0	0
60	Loan	73, 74	AMF I	Depot Marketplace	1,905	0	0	6,631	238,713	0
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	1,778	0	0	0	0	0
61.01	Property			Dunn Avenue Self Storage
61.02	Property			Argyle Forest Self Storage
62	Loan		AMF I	Heritage on the River Apartments	10,033	0	0	0	0	0
63	Loan		GSMC	Arvada Ridge Retail	549	0	150,000	3,750	300,000	0
64	Loan		JLC	Superior Markets	636	20,000	250,000	3,407	80,000	0
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	2,532	0	0	0	0	0
65.01	Property			Gem Suburban MHC
65.02	Property			Scenic Acres
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	1,425	0	0	0	0	0
66.01	Property			Cowboy MHP
66.02	Property			Belaire MHP
67	Loan		CGMRC	Community Plaza	0	0	0	0	0	0
68	Loan		CGMRC	Central Self Storage Antioch	558	20,072	0	0	0	0
69	Loan		CGMRC	Mayfair Village Apartments	7,031	0	0	0	0	0
70	Loan		CGMRC	Oasis Apartments	3,500	0	0	0	0	0
71	Loan	76, 77	AMF I	165 East 116th Street	0	30,000	90,000	0	90,000	0
72	Loan		JLC	Enterprise Self Storage	663	0	0	0	0	0
73	Loan		CGMRC	Hidden Cove MHC	1,158	0	0	0	0	0
74	Loan		CGMRC	Trinity Spring Oaks	1,016	0	0	0	0	0
75	Loan		CGMRC	Walgreens - Rantoul, IL	0	0	0	0	0	0
76	Loan	78	CGMRC	25 West 51st Street	100	0	0	850	0	0
77	Loan		CGMRC	Nis Hollow Village	533	0	0	0	0	0
78	Loan		CGMRC	Camino Vista	421	0	0	0	0	0
79	Loan		CGMRC	Rustic Hills	600	0	0	0	0	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan	8, 9	JLC	1155 F Street	0	0	0	0	0	501,948	0
2	Loan	10, 11	JLC	Columbia Business Center	0	176,552	0	0	0	398,833	38,675
3	Loan	12	GSMC	Bellis Fair Mall	0	156,855	0	0	0	2,414,621	0
4	Loan	13	JLC	IRG Portfolio	0	2,109,410	0	0	0	301,702	1,702
4.01	Property	14		Letterkenny Business Park
4.02	Property			SL Canton
4.03	Property			Windsor Business Park
4.04	Property			Smithfield Business Park
4.05	Property	14		Fort Street Business Park
4.06	Property	14		Cabot Street
4.07	Property			Kansas City/Fairfax
4.08	Property			Southington Business Park
4.09	Property	13		Wheatfield Business Park
4.10	Property			Red Wing Industrial
4.11	Property	13, 14		IGH Distribution
4.12	Property			Fayetteville Business Park
4.13	Property			SL Mogadore
4.14	Property	13		Mentor Business Park II
4.15	Property	13, 14		Poughkeepsie Business Park
4.16	Property			Tappan Drive-Mansfield
4.17	Property			Lynch Road Business Park
4.18	Property	14		SL Tulsa
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	0	94,380	0	0	0	5,886,217	0
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	0	0	0	275,000	0	6,677,400	0
7	Loan	20	CGMRC	ARC Portfolio IV	0	0	0	0	0	531,554	0
7.01	Property			Fedex Ground - Blauvelt, NY
7.02	Property			Walgreens - Maplewood, NJ
7.03	Property			Walgreens - Stevensville, MI
7.04	Property			Walgreens - Coalinga, CA
7.05	Property			US Department of Agriculture - Grangeville, ID
7.06	Property			Advanced Auto Jones - Houston, TX
7.07	Property			Advanced Auto Tomball - Houston, TX
7.08	Property			Social Security Administration - Cocoa, FL
7.09	Property			Dollar General - Roma, TX
7.10	Property			Dollar General - Hopewell, VA
7.11	Property			Dollar General - Molino, FL
7.12	Property			Dollar General - Progreso, TX
7.13	Property			Dollar General - Greenfield, OH
7.14	Property			Dollar General - St. Clair, MO
7.15	Property			Dollar General - Poteet, TX
7.16	Property			Dollar General - Chesterfield, VA
7.17	Property			Dollar General - Ocean Isle Beach, NC
7.18	Property			Dollar General - Hot Springs, VA
7.19	Property			Dollar General - Richwood, LA
7.20	Property			Dollar General - Mount Hermon, LA
7.21	Property			Dollar General - Rio Grande City, TX
7.22	Property			Dollar General - Pleasant City, OH
7.23	Property			Dollar General - Tuscaloosa, AL
7.24	Property			Dollar General - Fayetteville, NC
7.25	Property			Dollar General - Payne, OH
7.26	Property			Dollar General - New Matamoras, OH
7.27	Property			Dollar General - Marthasville, MO
7.28	Property			Dollar General - Greenville, MS
7.29	Property			Dollar General - Choudrant, LA
7.30	Property			Dollar General - Red Level, AL
7.31	Property			Dollar General - Licking, MO
7.32	Property			Dollar General - Lyford, TX
7.33	Property			Dollar General - Mangham, LA
7.34	Property			Dollar General - Danville, VA
7.35	Property			Dollar General - Mellen, WI
7.36	Property			Dollar General - Forest, OH
7.37	Property			Dollar General - Pleasant Hill, TN
7.38	Property			Dollar General - Stanberry, MO
7.39	Property			Dollar General - Conway, MO
7.40	Property			Dollar General - Auxvasse, MO
7.41	Property			Dollar General - Minong, WI
7.42	Property			Dollar General - Solon Springs, WI
7.43	Property			Dollar General - Maysville, MO
7.44	Property			Dollar General - Grand Ridge, FL
7.45	Property			Dollar General - Edwards, MS
7.46	Property			Dollar General - Vass, NC
7.47	Property			Dollar General - Walnut Grove, MS
7.48	Property			Dollar General - King City, MO
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	0	0	0	0	0	217,284	0
9	Loan	25	JLC	110 Plaza San Diego	0	204,875	0	0	0	0	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	0	19,625	0	0	0	0	0
10.01	Property			Vista Business Park
10.02	Property			Orlando Central Park
10.03	Property			Belvedere Business Park
10.04	Property			Discovery Lakes
10.05	Property			MPC Treasure Coast
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	0	567,250	0	0	0	0	0
12	Loan	32, 33	JLC	Shoppes on Main	0	0	0	0	0	0	0
13	Loan		CGMRC	Meridian Distribution Center	0	0	0	0	0	0	0
14	Loan	34	AMF I	545 Long Wharf Drive	0	35,625	0	0	0	0	0
15	Loan		JLC	One Riverview	0	0	0	0	0	0	0
16	Loan	35	JLC	Independence Place	0	0	0	0	0	0	0
17	Loan	36	CGMRC	Cole Retail Portfolio	0	136,636	0	0	0	925,000	0
17.01	Property			Century Town Center
17.02	Property			Dimond Crossing
17.03	Property			Plaza at Power Marketplace II
18	Loan	14	JLC	Union Heights	0	0	0	0	0	0	0
19	Loan	13	JLC	Inn at Key West	0	15,455	0	0	0	0	0
20	Loan	37, 38	GSMC	Park and Market	0	0	0	0	0	30,000	0
21	Loan	39	GSMC	Walgreens III Portfolio	0	0	0	0	0	7,500	0
21.01	Property			Walgreens - Somerset
21.02	Property			Walgreens - Spokane
21.03	Property			Walgreens - Waynesburg
21.04	Property			Walgreens - Normal
21.05	Property			Walgreens - Gallup
21.06	Property			Walgreens - Villa Rica
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	0	0	0	0	0	0	0
23	Loan		GSMC	Japan Town Center	0	0	0	0	0	0	0
24	Loan	41, 42	GSMC	Fifth Third Center	0	0	0	0	0	105,000	0
25	Loan	43	GSMC	Walgreens II Portfolio	0	0	0	0	0	0	0
25.01	Property			Walgreens - Oxford
25.02	Property			Walgreens - Canonsburg
25.03	Property			Walgreens - Fremont
25.04	Property			Walgreens - Akron
25.05	Property			Walgreens - St. John Ground Lease
26	Loan		CGMRC	7447 South Shore Drive	0	71,500	0	0	0	0	0
27	Loan	44, 45, 46	JLC	Jackson Street	0	0	0	0	0	0	0
28	Loan		GSMC	CHI Data Center	0	0	0	0	0	0	0
29	Loan	47	JLC	Woodland Mews	0	500,000	0	0	0	0	4,500
30	Loan		JLC	Atlanta Technology Center	0	13,640	0	0	0	0	0
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	0	0	0	0	0	3,008,128	0
32	Loan	50	JLC	940 8th Avenue	0	0	0	0	0	0	0
33	Loan		CGMRC	Reynolds MHP Portfolio	0	206,125	0	75,000	0	0	0
33.01	Property			South Bluff
33.02	Property			Stagecoach
33.03	Property			Allendale
33.04	Property			Alliance Meadows
33.05	Property			Mountain Village
33.06	Property			Winona Lakes
33.07	Property			Alliance Vista
34	Loan	51, 52, 53	AMF I	Little Palm Island	0	6,813	0	0	0	250,765	0
35	Loan	54	GSMC	Bear Creek Village Center	0	0	0	0	0	0	0
36	Loan	55, 56	GSMC	Bradley Commons	0	0	0	0	0	0	0
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	0	0	0	0	0	13,206	29,873
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	0	0	0	0	0	540,244	68,014
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	0	0	0	0	0	0	26,899

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
40	Loan	13	JLC	Extra Space Self Storage Portfolio	0	24,600	0	0	0	0	0
40.01	Property	13		Extra Space Storage #8231
40.02	Property			Extra Space Storage #8208
40.03	Property			Extra Space Storage #8206
40.04	Property			Extra Space Storage #8225
40.05	Property			Extra Space Storage #8207
40.06	Property			Extra Space Storage #8215
40.07	Property			Extra Space Storage #8224
40.08	Property	13		Extra Space Storage #8234
40.09	Property	13		Extra Space Storage #8223
41	Loan		GSMC	10 United Nations Plaza	0	0	0	0	0	0	0
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	0	0	0	0	0	0	60,000
43	Loan		AMF I	35 Ryerson Street	0	4,375	0	0	0	0	0
44	Loan		CGMRC	Aquamarine Apartments	0	0	0	0	0	0	0
45	Loan		GSMC	Arrowhead Promenade	0	58,326	0	2,000,000	0	0	0
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	0	0	0	0	0	0	0
47	Loan	13	JLC	218 Peachtree Street, NE	0	366,625	0	0	0	287,558	0
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	0	0	0	250,000	0	0	0
49	Loan		JLC	Pinecrest Townhomes	0	21,375	0	0	0	200,035	0
50	Loan	67	JLC	Metropolitan Jax	0	121,000	0	0	0	0	0
51	Loan		CGMRC	Motor Wheel Lofts	0	0	0	0	0	15,000	0
52	Loan		GSMC	1414 & 1418 K Street	0	0	0	0	0	0	0
53	Loan	54	GSMC	Heritage Plaza	0	0	0	0	0	0	0
54	Loan	54, 68	GSMC	State Street Market	0	527,010	0	0	0	0	0
55	Loan	14, 69	AMF I	Vanowen Medical Building	0	107,625	0	0	0	0	0
56	Loan		CGMRC	Corner House Lofts	0	0	0	0	0	0	0
57	Loan	70	GSMC	Plantation Point	0	43,395	0	0	0	0	5,417
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	0	0	0	0	0	0	0
59	Loan	72	JLC	Broadway Industrial	0	0	0	0	0	0	0
60	Loan	73, 74	AMF I	Depot Marketplace	0	75,591	0	0	0	73,848	0
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	0	0	0	0	0	0	0
61.01	Property			Dunn Avenue Self Storage
61.02	Property			Argyle Forest Self Storage
62	Loan		AMF I	Heritage on the River Apartments	0	225,000	0	0	0	0	0
63	Loan		GSMC	Arvada Ridge Retail	0	0	0	0	0	0	0
64	Loan		JLC	Superior Markets	0	0	0	0	0	0	0
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	0	91,720	0	0	0	0	0
65.01	Property			Gem Suburban MHC
65.02	Property			Scenic Acres
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	0	0	0	0	0	0	0
66.01	Property			Cowboy MHP
66.02	Property			Belaire MHP
67	Loan		CGMRC	Community Plaza	0	170,755	0	395,625	0	0	0
68	Loan		CGMRC	Central Self Storage Antioch	0	10,281	0	0	0	0	0
69	Loan		CGMRC	Mayfair Village Apartments	0	199,714	0	0	0	0	0
70	Loan		CGMRC	Oasis Apartments	0	0	0	0	0	0	0
71	Loan	76, 77	AMF I	165 East 116th Street	0	0	0	0	0	0	0
72	Loan		JLC	Enterprise Self Storage	0	97,000	0	0	0	0	0
73	Loan		CGMRC	Hidden Cove MHC	0	120,000	0	0	0	0	0
74	Loan		CGMRC	Trinity Spring Oaks	0	625	0	0	0	0	0
75	Loan		CGMRC	Walgreens - Rantoul, IL	0	0	0	0	0	0	0
76	Loan	78	CGMRC	25 West 51st Street	0	0	0	0	0	0	0
77	Loan		CGMRC	Nis Hollow Village	0	85,370	0	0	0	0	0
78	Loan		CGMRC	Camino Vista	0	0	0	0	0	0	0
79	Loan		CGMRC	Rustic Hills	0	5,313	0	0	0	0	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description
1	Loan	8, 9	JLC	1155 F Street	Free Rent Reserve
2	Loan	10, 11	JLC	Columbia Business Center	Ground Lease Reserve
3	Loan	12	GSMC	Bellis Fair Mall	Special Tenancy Reserve ($1,500,000 Sbarro, $600,000 Cinnabon), Other Holdback Reserve ($270,780 Children’s Place, $38,841 Lids, $5,000 Sweet Factory)
4	Loan	13	JLC	IRG Portfolio	Upfront Letterkenney Fee Acquisition Reserve ($300,000), Upfront/Monthly Ground Rent Reserve ($1,702)
4.01	Property	14		Letterkenny Business Park
4.02	Property			SL Canton
4.03	Property			Windsor Business Park
4.04	Property			Smithfield Business Park
4.05	Property	14		Fort Street Business Park
4.06	Property	14		Cabot Street
4.07	Property			Kansas City/Fairfax
4.08	Property			Southington Business Park
4.09	Property	13		Wheatfield Business Park
4.10	Property			Red Wing Industrial
4.11	Property	13, 14		IGH Distribution
4.12	Property			Fayetteville Business Park
4.13	Property			SL Mogadore
4.14	Property	13		Mentor Business Park II
4.15	Property	13, 14		Poughkeepsie Business Park
4.16	Property			Tappan Drive-Mansfield
4.17	Property			Lynch Road Business Park
4.18	Property	14		SL Tulsa
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	Specific Leases Reserve ($4,733,500), Unfunded TI Obligations ($1,152,717)
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	Unfunded Obligations Holdback ($6,007,603.10), Construction Liability Holdback ($669,796.59)
7	Loan	20	CGMRC	ARC Portfolio IV	GSA Reserve ($488,554), FedEx Reserve Funds ($43,000)
7.01	Property			Fedex Ground - Blauvelt, NY
7.02	Property			Walgreens - Maplewood, NJ
7.03	Property			Walgreens - Stevensville, MI
7.04	Property			Walgreens - Coalinga, CA
7.05	Property			US Department of Agriculture - Grangeville, ID
7.06	Property			Advanced Auto Jones - Houston, TX
7.07	Property			Advanced Auto Tomball - Houston, TX
7.08	Property			Social Security Administration - Cocoa, FL
7.09	Property			Dollar General - Roma, TX
7.10	Property			Dollar General - Hopewell, VA
7.11	Property			Dollar General - Molino, FL
7.12	Property			Dollar General - Progreso, TX
7.13	Property			Dollar General - Greenfield, OH
7.14	Property			Dollar General - St. Clair, MO
7.15	Property			Dollar General - Poteet, TX
7.16	Property			Dollar General - Chesterfield, VA
7.17	Property			Dollar General - Ocean Isle Beach, NC
7.18	Property			Dollar General - Hot Springs, VA
7.19	Property			Dollar General - Richwood, LA
7.20	Property			Dollar General - Mount Hermon, LA
7.21	Property			Dollar General - Rio Grande City, TX
7.22	Property			Dollar General - Pleasant City, OH
7.23	Property			Dollar General - Tuscaloosa, AL
7.24	Property			Dollar General - Fayetteville, NC
7.25	Property			Dollar General - Payne, OH
7.26	Property			Dollar General - New Matamoras, OH
7.27	Property			Dollar General - Marthasville, MO
7.28	Property			Dollar General - Greenville, MS
7.29	Property			Dollar General - Choudrant, LA
7.30	Property			Dollar General - Red Level, AL
7.31	Property			Dollar General - Licking, MO
7.32	Property			Dollar General - Lyford, TX
7.33	Property			Dollar General - Mangham, LA
7.34	Property			Dollar General - Danville, VA
7.35	Property			Dollar General - Mellen, WI
7.36	Property			Dollar General - Forest, OH
7.37	Property			Dollar General - Pleasant Hill, TN
7.38	Property			Dollar General - Stanberry, MO
7.39	Property			Dollar General - Conway, MO
7.40	Property			Dollar General - Auxvasse, MO
7.41	Property			Dollar General - Minong, WI
7.42	Property			Dollar General - Solon Springs, WI
7.43	Property			Dollar General - Maysville, MO
7.44	Property			Dollar General - Grand Ridge, FL
7.45	Property			Dollar General - Edwards, MS
7.46	Property			Dollar General - Vass, NC
7.47	Property			Dollar General - Walnut Grove, MS
7.48	Property			Dollar General - King City, MO
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	Cash Collateral Reserve
9	Loan	25	JLC	110 Plaza San Diego

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description
10	Loan	26, 27	JLC	McCraney Industrial Portfolio
10.01	Property			Vista Business Park
10.02	Property			Orlando Central Park
10.03	Property			Belvedere Business Park
10.04	Property			Discovery Lakes
10.05	Property			MPC Treasure Coast
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James
12	Loan	32, 33	JLC	Shoppes on Main
13	Loan		CGMRC	Meridian Distribution Center
14	Loan	34	AMF I	545 Long Wharf Drive
15	Loan		JLC	One Riverview
16	Loan	35	JLC	Independence Place
17	Loan	36	CGMRC	Cole Retail Portfolio	Unfunded Landlord Obligation Reserve Funds (Upfront: $925,000; $154,672.00 towards Jo-Ann Tenant Improvements and $25,000 towards Stevi B Tenant Improvements)
17.01	Property			Century Town Center
17.02	Property			Dimond Crossing
17.03	Property			Plaza at Power Marketplace II
18	Loan	14	JLC	Union Heights
19	Loan	13	JLC	Inn at Key West
20	Loan	37, 38	GSMC	Park and Market	Harris Teeter Rent Shortfall
21	Loan	39	GSMC	Walgreens III Portfolio	Somerset Punchlist Reserve
21.01	Property			Walgreens - Somerset
21.02	Property			Walgreens - Spokane
21.03	Property			Walgreens - Waynesburg
21.04	Property			Walgreens - Normal
21.05	Property			Walgreens - Gallup
21.06	Property			Walgreens - Villa Rica
22	Loan	13, 40	JLC	Holiday Inn Manhattan View
23	Loan		GSMC	Japan Town Center
24	Loan	41, 42	GSMC	Fifth Third Center	Unfunded TI Obligations - Porter, Wright, Morris & Arthur ($75,000) and Dinsmore & Shohl ($30,000)
25	Loan	43	GSMC	Walgreens II Portfolio
25.01	Property			Walgreens - Oxford
25.02	Property			Walgreens - Canonsburg
25.03	Property			Walgreens - Fremont
25.04	Property			Walgreens - Akron
25.05	Property			Walgreens - St. John Ground Lease
26	Loan		CGMRC	7447 South Shore Drive
27	Loan	44, 45, 46	JLC	Jackson Street
28	Loan		GSMC	CHI Data Center
29	Loan	47	JLC	Woodland Mews	Common Charges Subaccount
30	Loan		JLC	Atlanta Technology Center
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	PIP Reserve
32	Loan	50	JLC	940 8th Avenue
33	Loan		CGMRC	Reynolds MHP Portfolio
33.01	Property			South Bluff
33.02	Property			Stagecoach
33.03	Property			Allendale
33.04	Property			Alliance Meadows
33.05	Property			Mountain Village
33.06	Property			Winona Lakes
33.07	Property			Alliance Vista
34	Loan	51, 52, 53	AMF I	Little Palm Island	Seasonality Reserve ($200,000), Rent Reserve ($50,765)
35	Loan	54	GSMC	Bear Creek Village Center
36	Loan	55, 56	GSMC	Bradley Commons
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage
Upfront Ground Lease Reserve ($13,206 to pay all ground rents for May through June 2012), Monthly Ground Lease Reserve ($13,206 per month collected from June through November), Monthly Seasonal Reserve ($16,667 per month collected from June through November, capped at $100,000)

38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage
PIP Reserve ($526,000), Upfront Ground Lease Reserve ($14,244 ground rent for May through June 2012), Monthly Ground Lease Reserve ($17,093 per month collected June through October), Monthly Seasonal Reserve ($50,921 per month collected June through October, capped at $254,605)

39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	Monthly Seasonal Reserve ($26,899 per month collected June through November, capped at $161,395)

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description
40	Loan	13	JLC	Extra Space Self Storage Portfolio
40.01	Property	13		Extra Space Storage #8231
40.02	Property			Extra Space Storage #8208
40.03	Property			Extra Space Storage #8206
40.04	Property			Extra Space Storage #8225
40.05	Property			Extra Space Storage #8207
40.06	Property			Extra Space Storage #8215
40.07	Property			Extra Space Storage #8224
40.08	Property	13		Extra Space Storage #8234
40.09	Property	13		Extra Space Storage #8223
41	Loan		GSMC	10 United Nations Plaza
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	Monthly Seasonal Reserve of $20,000 due in May, $60,000 per month in June, July, August, October, and November
43	Loan		AMF I	35 Ryerson Street
44	Loan		CGMRC	Aquamarine Apartments
45	Loan		GSMC	Arrowhead Promenade
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside
47	Loan	13	JLC	218 Peachtree Street, NE	Rent Commencement Subaccount
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids
49	Loan		JLC	Pinecrest Townhomes	Operating Reserve
50	Loan	67	JLC	Metropolitan Jax
51	Loan		CGMRC	Motor Wheel Lofts	Non-Con Opinion Escrow
52	Loan		GSMC	1414 & 1418 K Street
53	Loan	54	GSMC	Heritage Plaza
54	Loan	54, 68	GSMC	State Street Market
55	Loan	14, 69	AMF I	Vanowen Medical Building
56	Loan		CGMRC	Corner House Lofts
57	Loan	70	GSMC	Plantation Point	Monthly Bi-Lo Escrow
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage
59	Loan	72	JLC	Broadway Industrial
60	Loan	73, 74	AMF I	Depot Marketplace	Unspent TI Escrow ($67,577.87), Tenant Rent Escrow ($6,270.58)
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio
61.01	Property			Dunn Avenue Self Storage
61.02	Property			Argyle Forest Self Storage
62	Loan		AMF I	Heritage on the River Apartments
63	Loan		GSMC	Arvada Ridge Retail
64	Loan		JLC	Superior Markets
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs
65.01	Property			Gem Suburban MHC
65.02	Property			Scenic Acres
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio
66.01	Property			Cowboy MHP
66.02	Property			Belaire MHP
67	Loan		CGMRC	Community Plaza
68	Loan		CGMRC	Central Self Storage Antioch
69	Loan		CGMRC	Mayfair Village Apartments
70	Loan		CGMRC	Oasis Apartments
71	Loan	76, 77	AMF I	165 East 116th Street
72	Loan		JLC	Enterprise Self Storage
73	Loan		CGMRC	Hidden Cove MHC
74	Loan		CGMRC	Trinity Spring Oaks
75	Loan		CGMRC	Walgreens - Rantoul, IL
76	Loan	78	CGMRC	25 West 51st Street
77	Loan		CGMRC	Nis Hollow Village
78	Loan		CGMRC	Camino Vista
79	Loan		CGMRC	Rustic Hills

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
1	Loan	8, 9	JLC	1155 F Street	Jemal’s Square 320 L.L.C.
2	Loan	10, 11	JLC	Columbia Business Center	CBC 1, LLC, CBC 2, LLC, CBC 3, LLC and CBC 4, LLC
3	Loan	12	GSMC	Bellis Fair Mall	Bellis Fair Mall, LLC
4	Loan	13	JLC	IRG Portfolio
Cabot Business Park II, LLC; Fayetteville Business Park II, LLC; Fort Street Business Park II, LLC; Inver Grove Business Park, LLC; IRG Fairfax, LLC; Letterkenny Business Park II, LP; Lynch
Road Business Park, LLC; Mentor Business Park II, LLC; Poughkeepsie Business Park II, LLC; Red Wing Industrial, LLC; Canton Business Park II, LLC; Mogadore Business Park II, LLC; Tulsa
Business Park II, LLC; Smithfield Business Park II, LLC; Southington Business Park II, LLC; Tappan Drive, LLC; Wheatfield Business Park II, LLC; Windsor Business Park II, LLC

4.01	Property	14		Letterkenny Business Park
4.02	Property			SL Canton
4.03	Property			Windsor Business Park
4.04	Property			Smithfield Business Park
4.05	Property	14		Fort Street Business Park
4.06	Property	14		Cabot Street
4.07	Property			Kansas City/Fairfax
4.08	Property			Southington Business Park
4.09	Property	13		Wheatfield Business Park
4.10	Property			Red Wing Industrial
4.11	Property	13, 14		IGH Distribution
4.12	Property			Fayetteville Business Park
4.13	Property			SL Mogadore
4.14	Property	13		Mentor Business Park II
4.15	Property	13, 14		Poughkeepsie Business Park
4.16	Property			Tappan Drive-Mansfield
4.17	Property			Lynch Road Business Park
4.18	Property	14		SL Tulsa
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	Leetsdale Industrial Corporation, Leetsdale Industrial II, L.P., Metroplaza Partners, LLC and LIP III, LP
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	OK City Outlets, LLC
7	Loan	20	CGMRC	ARC Portfolio IV	ARC3 DGTLSAL001, LLC, et al.
7.01	Property			Fedex Ground - Blauvelt, NY
7.02	Property			Walgreens - Maplewood, NJ
7.03	Property			Walgreens - Stevensville, MI
7.04	Property			Walgreens - Coalinga, CA
7.05	Property			US Department of Agriculture - Grangeville, ID
7.06	Property			Advanced Auto Jones - Houston, TX
7.07	Property			Advanced Auto Tomball - Houston, TX
7.08	Property			Social Security Administration - Cocoa, FL
7.09	Property			Dollar General - Roma, TX
7.10	Property			Dollar General - Hopewell, VA
7.11	Property			Dollar General - Molino, FL
7.12	Property			Dollar General - Progreso, TX
7.13	Property			Dollar General - Greenfield, OH
7.14	Property			Dollar General - St. Clair, MO
7.15	Property			Dollar General - Poteet, TX
7.16	Property			Dollar General - Chesterfield, VA
7.17	Property			Dollar General - Ocean Isle Beach, NC
7.18	Property			Dollar General - Hot Springs, VA
7.19	Property			Dollar General - Richwood, LA
7.20	Property			Dollar General - Mount Hermon, LA
7.21	Property			Dollar General - Rio Grande City, TX
7.22	Property			Dollar General - Pleasant City, OH
7.23	Property			Dollar General - Tuscaloosa, AL
7.24	Property			Dollar General - Fayetteville, NC
7.25	Property			Dollar General - Payne, OH
7.26	Property			Dollar General - New Matamoras, OH
7.27	Property			Dollar General - Marthasville, MO
7.28	Property			Dollar General - Greenville, MS
7.29	Property			Dollar General - Choudrant, LA
7.30	Property			Dollar General - Red Level, AL
7.31	Property			Dollar General - Licking, MO
7.32	Property			Dollar General - Lyford, TX
7.33	Property			Dollar General - Mangham, LA
7.34	Property			Dollar General - Danville, VA
7.35	Property			Dollar General - Mellen, WI
7.36	Property			Dollar General - Forest, OH
7.37	Property			Dollar General - Pleasant Hill, TN
7.38	Property			Dollar General - Stanberry, MO
7.39	Property			Dollar General - Conway, MO
7.40	Property			Dollar General - Auxvasse, MO
7.41	Property			Dollar General - Minong, WI
7.42	Property			Dollar General - Solon Springs, WI
7.43	Property			Dollar General - Maysville, MO
7.44	Property			Dollar General - Grand Ridge, FL
7.45	Property			Dollar General - Edwards, MS
7.46	Property			Dollar General - Vass, NC
7.47	Property			Dollar General - Walnut Grove, MS
7.48	Property			Dollar General - King City, MO
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	101 Ludlow LLC
9	Loan	25	JLC	110 Plaza San Diego	One Ten Investors, LLC

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	Vista Business Park, Inc; Vista Business Park 17A LLC; JY Presidents 2, LLC; Vista Business Park 17B, LLC; Belvedere Business Park, Inc.; MPC 4, LLC; JY Presidents 3, LLC
10.01	Property			Vista Business Park
10.02	Property			Orlando Central Park
10.03	Property			Belvedere Business Park
10.04	Property			Discovery Lakes
10.05	Property			MPC Treasure Coast
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	AREP Riverside I LLC
12	Loan	32, 33	JLC	Shoppes on Main	275 Main Street Associates, LP
13	Loan		CGMRC	Meridian Distribution Center	Meridian-Hudson McIntosh, LLC
14	Loan	34	AMF I	545 Long Wharf Drive	New Boston Long Wharf LLC
15	Loan		JLC	One Riverview	Bel Biscayne LLC
16	Loan	35	JLC	Independence Place	Fort Stewart Liberty, LLC
17	Loan	36	CGMRC	Cole Retail Portfolio	Cole Mt Vero Beach FL, LLC, Cole Mt Anchorage AK, LLC, Cole MT Queen Creek AZ, LLC
17.01	Property			Century Town Center
17.02	Property			Dimond Crossing
17.03	Property			Plaza at Power Marketplace II
18	Loan	14	JLC	Union Heights	Raddon Union Heights Office Owner, LLC
19	Loan	13	JLC	Inn at Key West	IKW BORROWER LLC and IKW Leasing TRS Inc.
20	Loan	37, 38	GSMC	Park and Market	Park and Market Retail, LLC
21	Loan	39	GSMC	Walgreens III Portfolio	Pharmacy Portfolio II DST
21.01	Property			Walgreens - Somerset
21.02	Property			Walgreens - Spokane
21.03	Property			Walgreens - Waynesburg
21.04	Property			Walgreens - Normal
21.05	Property			Walgreens - Gallup
21.06	Property			Walgreens - Villa Rica
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	Queens Plaza North, LLC
23	Loan		GSMC	Japan Town Center	Japan Center West Associates, L.P.
24	Loan	41, 42	GSMC	Fifth Third Center	Ducru SPE, LLC
25	Loan	43	GSMC	Walgreens II Portfolio	Inland Opportunity Oxford, L.L.C., Inland Opportunity St. John, L.L.C., Inland Opportunity Akron, L.L.C., Inland Opportunity Fremont, L.L.C., Inland Opportunity Canonsburg, L.L.C.
25.01	Property			Walgreens - Oxford
25.02	Property			Walgreens - Canonsburg
25.03	Property			Walgreens - Fremont
25.04	Property			Walgreens - Akron
25.05	Property			Walgreens - St. John Ground Lease
26	Loan		CGMRC	7447 South Shore Drive	7447 South Shore, LLC
27	Loan	44, 45, 46	JLC	Jackson Street	Parkfront Investments LLC; Ban-Jackson Investments LLC
28	Loan		GSMC	CHI Data Center	DC-3300 Essex, LLC
29	Loan	47	JLC	Woodland Mews	VESPER WOODLAND MEWS LLC
30	Loan		JLC	Atlanta Technology Center	ATC OWNER, LLC
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	Aurora Hospitality, LLC
32	Loan	50	JLC	940 8th Avenue	940 8th Avenue LLC
33	Loan		CGMRC	Reynolds MHP Portfolio	Fairlane in Winona Lake, LLC, Stagecoach of Pueblo, LLC, South Bluff MHP, LLC, Alliance Vista MHP, LLC, Alliance Meadows MHP, LLC, Elsmere MHP, LLC, Mountain Village MHP, LLC
33.01	Property			South Bluff
33.02	Property			Stagecoach
33.03	Property			Allendale
33.04	Property			Alliance Meadows
33.05	Property			Mountain Village
33.06	Property			Winona Lakes
33.07	Property			Alliance Vista
34	Loan	51, 52, 53	AMF I	Little Palm Island	Little Palm Island Associates, LTD.
35	Loan	54	GSMC	Bear Creek Village Center	Inland American Wildomar Bear Creek, L.L.C.
36	Loan	55, 56	GSMC	Bradley Commons	Inland Bradley Commons, L.L.C.
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	Amsix, LLC
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	Investment Associates of Alaska, LLC
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	Anchorage Associates, L.L.C.

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
40	Loan	13	JLC	Extra Space Self Storage Portfolio
DBOB Frederick North LLC; DBOB Frankstor LP; DBOB Hanstor I LP; DBOB Hanstor II LP; DBOB Leadstor LP; DBOB Lingstor LP; DBOB Stroudstor LP; DBOB York South LP; DBOB
Hopatcong LLC; DBOB Frederick North Annex LLC; DBOB Frederick South LLC

40.01	Property	13		Extra Space Storage #8231
40.02	Property			Extra Space Storage #8208
40.03	Property			Extra Space Storage #8206
40.04	Property			Extra Space Storage #8225
40.05	Property			Extra Space Storage #8207
40.06	Property			Extra Space Storage #8215
40.07	Property			Extra Space Storage #8224
40.08	Property	13		Extra Space Storage #8234
40.09	Property	13		Extra Space Storage #8223
41	Loan		GSMC	10 United Nations Plaza	10 UN Plaza San Francisco LLC
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	Rich Charlottesville Hotel, LLC
43	Loan		AMF I	35 Ryerson Street	Ryerson Property, LLC
44	Loan		CGMRC	Aquamarine Apartments	Delaware Aqua LLC
45	Loan		GSMC	Arrowhead Promenade	Arrowhead Promenade LLC
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	Louisville Hotel Associates, LLC
47	Loan	13	JLC	218 Peachtree Street, NE	218 Capital Partners, LLC
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	St Julien Westside LLC
49	Loan		JLC	Pinecrest Townhomes	Pinecrest Townhomes Owners, LLC
50	Loan	67	JLC	Metropolitan Jax	Metro Lofts, Ltd.
51	Loan		CGMRC	Motor Wheel Lofts	Prudden Wheel Lofts, LLC and Motorwheel Lofts, LLC
52	Loan		GSMC	1414 & 1418 K Street	Switch Building Investors, LP
53	Loan	54	GSMC	Heritage Plaza	Inland American Carol Stream Heritage I, L.L.C.
54	Loan	54, 68	GSMC	State Street Market	MB Rockford State, L.L.C.
55	Loan	14, 69	AMF I	Vanowen Medical Building	Thousand Gold Vanowen, LLC and 15243 Vanowen, LLC
56	Loan		CGMRC	Corner House Lofts	Corner House Lofts LLC
57	Loan	70	GSMC	Plantation Point	Myrtle Beach (Plantation) PH, LLC
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	Storage by George LLC and Storage by George Property II, L.L.C.
59	Loan	72	JLC	Broadway Industrial	Broadway Company, LLC
60	Loan	73, 74	AMF I	Depot Marketplace	Depot Marketplace Investors LLC
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	J.N. Developments, Inc. and Dominion Storage Group, Inc.
61.01	Property			Dunn Avenue Self Storage
61.02	Property			Argyle Forest Self Storage
62	Loan		AMF I	Heritage on the River Apartments	Heritage on the River Limited Partnership
63	Loan		GSMC	Arvada Ridge Retail	Arvada Ridge Vertical Retail, LLC
64	Loan		JLC	Superior Markets	Central Village Retail, LLC
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	Green Meadows Estates of Rockford, LLC and Scenic Acres MHP Louisville, LLC
65.01	Property			Gem Suburban MHC
65.02	Property			Scenic Acres
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	South Idaho Properties LLC
66.01	Property			Cowboy MHP
66.02	Property			Belaire MHP
67	Loan		CGMRC	Community Plaza	Community Plaza, LLC
68	Loan		CGMRC	Central Self Storage Antioch	CSS Antioch
69	Loan		CGMRC	Mayfair Village Apartments	Mayfair Village Columbus Associates, LLC
70	Loan		CGMRC	Oasis Apartments	Dedicated (N Andrews FL Oasis) LP
71	Loan	76, 77	AMF I	165 East 116th Street	116 St. Realty LLC
72	Loan		JLC	Enterprise Self Storage	B.A.R. Enterprises, LLC
73	Loan		CGMRC	Hidden Cove MHC	Hidden Cove Management, LLC
74	Loan		CGMRC	Trinity Spring Oaks	Trinity So Ptn, L.P.
75	Loan		CGMRC	Walgreens - Rantoul, IL	CHB2012, LLC and JEB2012, LLC
76	Loan	78	CGMRC	25 West 51st Street	25 West 51 Retail LLC
77	Loan		CGMRC	Nis Hollow Village	Nis Hollow MHC, LLC
78	Loan		CGMRC	Camino Vista	Skyline MPH, LLC
79	Loan		CGMRC	Rustic Hills	Rustic Ravines, L.L.C.

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
1	Loan	8, 9	JLC	1155 F Street	Norman Jemal	Refinance	130,000,000	829,383	20,000,000	0
2	Loan	10, 11	JLC	Columbia Business Center	George H. Killian, Lance E. Killian and Steven J. Olivia	Refinance	101,000,000	6,845,964	0	0
3	Loan	12	GSMC	Bellis Fair Mall	GGP Limited Partnership	Refinance	94,500,000	0	0	0
4	Loan	13	JLC	IRG Portfolio	Stuart Lichter	Refinance	87,825,000	0	0	0
4.01	Property	14		Letterkenny Business Park
4.02	Property			SL Canton
4.03	Property			Windsor Business Park
4.04	Property			Smithfield Business Park
4.05	Property	14		Fort Street Business Park
4.06	Property	14		Cabot Street
4.07	Property			Kansas City/Fairfax
4.08	Property			Southington Business Park
4.09	Property	13		Wheatfield Business Park
4.10	Property			Red Wing Industrial
4.11	Property	13, 14		IGH Distribution
4.12	Property			Fayetteville Business Park
4.13	Property			SL Mogadore
4.14	Property	13		Mentor Business Park II
4.15	Property	13, 14		Poughkeepsie Business Park
4.16	Property			Tappan Drive-Mansfield
4.17	Property			Lynch Road Business Park
4.18	Property	14		SL Tulsa
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	Steven C. Thomas	Refinance	62,000,000	0	0	0
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	CBL & Associates Properties, Inc. and Horizon Group Properties, L.P.	Refinance	60,000,000	0	0	0
7	Loan	20	CGMRC	ARC Portfolio IV	American Realty Capital Operating Partnership III, L.P.	Recapitalization	54,300,000	0	0	6,220,000
7.01	Property			Fedex Ground - Blauvelt, NY
7.02	Property			Walgreens - Maplewood, NJ
7.03	Property			Walgreens - Stevensville, MI
7.04	Property			Walgreens - Coalinga, CA
7.05	Property			US Department of Agriculture - Grangeville, ID
7.06	Property			Advanced Auto Jones - Houston, TX
7.07	Property			Advanced Auto Tomball - Houston, TX
7.08	Property			Social Security Administration - Cocoa, FL
7.09	Property			Dollar General - Roma, TX
7.10	Property			Dollar General - Hopewell, VA
7.11	Property			Dollar General - Molino, FL
7.12	Property			Dollar General - Progreso, TX
7.13	Property			Dollar General - Greenfield, OH
7.14	Property			Dollar General - St. Clair, MO
7.15	Property			Dollar General - Poteet, TX
7.16	Property			Dollar General - Chesterfield, VA
7.17	Property			Dollar General - Ocean Isle Beach, NC
7.18	Property			Dollar General - Hot Springs, VA
7.19	Property			Dollar General - Richwood, LA
7.20	Property			Dollar General - Mount Hermon, LA
7.21	Property			Dollar General - Rio Grande City, TX
7.22	Property			Dollar General - Pleasant City, OH
7.23	Property			Dollar General - Tuscaloosa, AL
7.24	Property			Dollar General - Fayetteville, NC
7.25	Property			Dollar General - Payne, OH
7.26	Property			Dollar General - New Matamoras, OH
7.27	Property			Dollar General - Marthasville, MO
7.28	Property			Dollar General - Greenville, MS
7.29	Property			Dollar General - Choudrant, LA
7.30	Property			Dollar General - Red Level, AL
7.31	Property			Dollar General - Licking, MO
7.32	Property			Dollar General - Lyford, TX
7.33	Property			Dollar General - Mangham, LA
7.34	Property			Dollar General - Danville, VA
7.35	Property			Dollar General - Mellen, WI
7.36	Property			Dollar General - Forest, OH
7.37	Property			Dollar General - Pleasant Hill, TN
7.38	Property			Dollar General - Stanberry, MO
7.39	Property			Dollar General - Conway, MO
7.40	Property			Dollar General - Auxvasse, MO
7.41	Property			Dollar General - Minong, WI
7.42	Property			Dollar General - Solon Springs, WI
7.43	Property			Dollar General - Maysville, MO
7.44	Property			Dollar General - Grand Ridge, FL
7.45	Property			Dollar General - Edwards, MS
7.46	Property			Dollar General - Vass, NC
7.47	Property			Dollar General - Walnut Grove, MS
7.48	Property			Dollar General - King City, MO
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	Charles Blaichman, Scott Sabbagh, Richard Born and Ira Drukier	Acquisition	56,693,683	0	6,299,298	0
9	Loan	25	JLC	110 Plaza San Diego	Gregory P. Forester	Acquisition	52,000,000	28,580,224	0	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	Steven E. McCraney	Refinance	47,500,000	530,000	0	6,000,000
10.01	Property			Vista Business Park
10.02	Property			Orlando Central Park
10.03	Property			Belvedere Business Park
10.04	Property			Discovery Lakes
10.05	Property			MPC Treasure Coast
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	Douglas Fleit and Brian Katz	Acquisition	45,500,000	22,023,840	0	2,957,610
12	Loan	32, 33	JLC	Shoppes on Main	Ivy Equities, L.L.C., Anthony P. Ditommaso, Russell F. Warren, Jr. per Guaranty of Recourse Obligations. Per Guaranty of Special Recourse Obligations - Ivy Equities, L.L.C., Barrow Street Real Estate Fund II, L.P., BSREF II Parallel Investor I LLC, BSREF II Equity Investor I, LLC	Refinance	35,900,000	0	9,100,000	75,000
13	Loan		CGMRC	Meridian Distribution Center	James A. Martin, George DaGraca and Steven Kossoff	Refinance	35,500,000	0	0	18,450
14	Loan	34	AMF I	545 Long Wharf Drive	Urban Strategy America Fund, L.P.	Refinance	31,000,000	1,049,596	0	0
15	Loan		JLC	One Riverview	Beldore Capital Fund LLC	Refinance	26,100,000	3,131,599	0	0
16	Loan	35	JLC	Independence Place	Cecil M. Phillips, Place Base Housing, LLC and Gwinnett Prado, L.P.	Refinance	26,000,000	358,160	0	1,000,000
17	Loan	36	CGMRC	Cole Retail Portfolio	Cole Credit Property Trust III, Inc.	Recapitalization	23,400,000	0	0	100,000
17.01	Property			Century Town Center
17.02	Property			Dimond Crossing
17.03	Property			Plaza at Power Marketplace II
18	Loan	14	JLC	Union Heights	Ronald A. Raddon	Refinance	23,210,000	0	0	75,000
19	Loan	13	JLC	Inn at Key West	Five Mile Capital II Pooling REIT LLC and OPC-SB, LLC	Refinance	23,000,000	7,053,268	0	0
20	Loan	37, 38	GSMC	Park and Market	John M. Kane	Refinance	22,000,000	40,000	0	0
21	Loan	39	GSMC	Walgreens III Portfolio	Inland Private Capital Corporation	Acquisition	21,635,300	10,853,296	0	0
21.01	Property			Walgreens - Somerset
21.02	Property			Walgreens - Spokane
21.03	Property			Walgreens - Waynesburg
21.04	Property			Walgreens - Normal
21.05	Property			Walgreens - Gallup
21.06	Property			Walgreens - Villa Rica
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	Delwar Hussain, John Juhn, Hafeez Choudhary and Mark Farruqui	Refinance	19,000,000	514,137	6,000,000	0
23	Loan		GSMC	Japan Town Center	Joseph Daneshgar	Refinance	18,500,000	0	0	0
24	Loan	41, 42	GSMC	Fifth Third Center	Harold Gootrad	Refinance	18,000,000	747,792	0	0
25	Loan	43	GSMC	Walgreens II Portfolio	Inland Opportunity Fund, L.L.C.	Acquisition	17,931,000	6,064,088	0	0
25.01	Property			Walgreens - Oxford
25.02	Property			Walgreens - Canonsburg
25.03	Property			Walgreens - Fremont
25.04	Property			Walgreens - Akron
25.05	Property			Walgreens - St. John Ground Lease
26	Loan		CGMRC	7447 South Shore Drive	Ibrahim Shihadeh	Refinance	17,825,000	0	0	50,000
27	Loan	44, 45, 46	JLC	Jackson Street	William B. Baner	Refinance	16,000,000	75,000	2,750,000	0
28	Loan		GSMC	CHI Data Center	Carter Validus/Operating Partnership, LP and Carter and Associates, L.L.C.	Acquisition	16,000,000	13,193,129	0	0
29	Loan	47	JLC	Woodland Mews	Elliot J. Tamir and Isaac Sitt	Acquisition	15,500,000	5,064,954	0	360,000
30	Loan		JLC	Atlanta Technology Center	Julian LeCraw, Sr.	Refinance	15,500,000	1,058,664	0	0
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	Mountain Hospitality, LLC	Refinance	15,100,000	0	0	55,000
32	Loan	50	JLC	940 8th Avenue	Salim Assa and Ezak Assa	Refinance	15,000,000	450,687	2,000,000	80,000
33	Loan		CGMRC	Reynolds MHP Portfolio	David H. Reynolds	Refinance	14,782,403	0	0	100,000
33.01	Property			South Bluff
33.02	Property			Stagecoach
33.03	Property			Allendale
33.04	Property			Alliance Meadows
33.05	Property			Mountain Village
33.06	Property			Winona Lakes
33.07	Property			Alliance Vista
34	Loan	51, 52, 53	AMF I	Little Palm Island	Patrick R. Colee, Diane F. Colee, The Colee Family Trust	Refinance	14,800,000	874,523	0	0
35	Loan	54	GSMC	Bear Creek Village Center	Inland American Real Estate Trust, Inc.	Refinance	14,500,000	819,292	0	0
36	Loan	55, 56	GSMC	Bradley Commons	Inland Real Estate Corporation	Acquisition	14,330,000	11,599,060	0	0
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	William J. Lawson	Refinance	5,200,000	0	0	0
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	William J. Lawson	Refinance	4,400,000	0	0	0
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	William J. Lawson	Refinance	4,400,000	0	0	0

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
40	Loan	13	JLC	Extra Space Self Storage Portfolio	DBOB Funding LP	Refinance	13,400,000	1,802,642	0	0
40.01	Property	13		Extra Space Storage #8231
40.02	Property			Extra Space Storage #8208
40.03	Property			Extra Space Storage #8206
40.04	Property			Extra Space Storage #8225
40.05	Property			Extra Space Storage #8207
40.06	Property			Extra Space Storage #8215
40.07	Property			Extra Space Storage #8224
40.08	Property	13		Extra Space Storage #8234
40.09	Property	13		Extra Space Storage #8223
41	Loan		GSMC	10 United Nations Plaza	Acron (USA) L.P.	Acquisition	13,100,000	13,063,585	0	0
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	Baldev Singh	Refinance	12,800,000	2,304,811	0	0
43	Loan		AMF I	35 Ryerson Street	Moishe Mana	Refinance	12,500,000	0	0	0
44	Loan		CGMRC	Aquamarine Apartments	Herman R. Kopf and The Herman R. Kopf Revocable Trust dated January 5, 2006	Refinance	12,400,000	0	0	50,000
45	Loan		GSMC	Arrowhead Promenade	Peter Hollingshead and Thomas Cologna	Refinance	12,400,000	0	0	0
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	MHI Hospitality, L.P.	Refinance	12,200,000	0	0	0
47	Loan	13	JLC	218 Peachtree Street, NE	Shama Patel, Hasmita Patel, Jay R. Patel and Rishi M. Patel	Refinance	11,500,000	25,000	0	231,401
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	Union Leasing Corp.	Refinance	11,500,000	409,501	0	0
49	Loan		JLC	Pinecrest Townhomes	William Heiden and Richard Newman	Refinance	11,424,000	30,000	0	0
50	Loan	67	JLC	Metropolitan Jax	Daniel King Brainard and Liliane Welty	Refinance	11,000,000	3,432,621	0	37,500
51	Loan		CGMRC	Motor Wheel Lofts	Harry H. Hepler	Refinance	10,800,000	0	0	14,159
52	Loan		GSMC	1414 & 1418 K Street	Angelo K. Tsakopoulos	Refinance	10,700,000	884,078	0	0
53	Loan	54	GSMC	Heritage Plaza	Inland American Real Estate Trust, Inc.	Refinance	10,570,000	5,018,137	0	0
54	Loan	54, 68	GSMC	State Street Market	MB REIT (Florida), Inc.	Refinance	10,450,000	1,050,867	0	0
55	Loan	14, 69	AMF I	Vanowen Medical Building	David Y. Lee	Refinance	10,200,000	0	0	0
56	Loan		CGMRC	Corner House Lofts	Marsha D. Calfin and Marsha D. Calfin, as trustee of Marsha D. Calfin Trust Agreement Dated February 28, 2008, As Amended	Refinance	10,000,000	0	0	50,000
57	Loan	70	GSMC	Plantation Point	Stanley Werb and Jonathan S. Gaines	Refinance	9,000,000	2,041,791	0	0
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	George Cohen and Susan Cohen	Refinance	8,800,000	0	0	0
59	Loan	72	JLC	Broadway Industrial	Dora Nazarian Kadisha and Benjamin Nazarian	Refinance	8,500,000	35,000	0	0
60	Loan	73, 74	AMF I	Depot Marketplace	Anthony F. Buono	Acquisition	7,500,000	4,089,405	0	0
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	Elham N. Smith, Christian F. Smith, Ramin Mahmoodi and Maria Mahmoodi	Refinance	7,350,000	0	0	0
61.01	Property			Dunn Avenue Self Storage
61.02	Property			Argyle Forest Self Storage
62	Loan		AMF I	Heritage on the River Apartments	Matthew B. Lester	Acquisition	7,200,000	3,404,329	0	0
63	Loan		GSMC	Arvada Ridge Retail	Shea Properties LLC and Peregrine Group Development LLC	Refinance	7,200,000	481,729	0	0
64	Loan		JLC	Superior Markets	David Pourbaba	Refinance	6,050,000	0	0	13
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	Bo Thorenfeldt and Susan Thorenfeldt	Acquisition	5,650,000	0	0	80,000
65.01	Property			Gem Suburban MHC
65.02	Property			Scenic Acres
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	Rick L. Ewens	Refinance	5,100,000	0	0	70,000
66.01	Property			Cowboy MHP
66.02	Property			Belaire MHP
67	Loan		CGMRC	Community Plaza	Verino Pettinaro	Refinance	5,000,000	0	0	200,000
68	Loan		CGMRC	Central Self Storage Antioch	Dwight W. Davis, Glee Ann Davis and Dwight W. Davis as trustees of the Dwight William Davis & Glee Ann Davis Trust Dtd 1/30/98, William D. Schmicker, Nathalie E. Schmicker and William D. Schmicker as trustees of the Schmicker Revocable Trust Dtd 5/15/08	Refinance	4,900,000	80,420	0	40,000
69	Loan		CGMRC	Mayfair Village Apartments	John T. Warner, Joseph W. Ratterman and Christopher C. Kaeding	Refinance	4,800,000	0	0	50,000
70	Loan		CGMRC	Oasis Apartments	Ephry Merkur	Acquisition	4,750,000	2,207,922	0	16,579
71	Loan	76, 77	AMF I	165 East 116th Street	Joseph Chakkalo	Refinance	4,200,000	0	0	0
72	Loan		JLC	Enterprise Self Storage	The Varon Children’s Trust, dated March 13, 1999; The Varon 2010 Children’s Trust, dated August 4, 2010; Brandon Varon; Amy Jackson; Rachel Varon; Varon Living Trust, dated March 19, 1999	Refinance	4,000,000	25,000	0	0
73	Loan		CGMRC	Hidden Cove MHC	Gary Deerhake and Andrew Deerhake	Acquisition	3,840,000	1,266,474	0	254,620
74	Loan		CGMRC	Trinity Spring Oaks	Donald G. Clements, Jr., Barry C. Wren and J. Art Nicholson	Refinance	3,635,000	0	0	23,077
75	Loan		CGMRC	Walgreens - Rantoul, IL	Charles Breidinger, John Breidinger	Acquisition	3,105,000	0	0	1,248,082
76	Loan	78	CGMRC	25 West 51st Street	Richard Weisfisch	Recapitalization	3,000,000	0	0	50,000
77	Loan		CGMRC	Nis Hollow Village	Robert C. Morgan	Refinance	2,381,000	70,793	0	45,000
78	Loan		CGMRC	Camino Vista	Allen Yadgari	Refinance	2,300,000	15,405	0	35,000
79	Loan		CGMRC	Rustic Hills	Ronald K. Weiss	Acquisition	2,257,500	737,417	0	36,569

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage							Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan	8, 9	JLC	1155 F Street	150,829,383	143,350,031	0	1,955,087	5,524,265	0	0	150,829,383	Hard	In Place
2	Loan	10, 11	JLC	Columbia Business Center	107,845,964	106,061,381	0	1,026,708	757,875	0	0	107,845,964	Hard	In Place
3	Loan	12	GSMC	Bellis Fair Mall	94,500,000	57,587,545	0	436,604	2,674,999	33,800,852	0	94,500,000	Hard	In Place
4	Loan	13	JLC	IRG Portfolio	87,825,000	77,577,292	0	4,750,468	4,997,507	499,733	0	87,825,000	Soft	In Place
4.01	Property	14		Letterkenny Business Park
4.02	Property			SL Canton
4.03	Property			Windsor Business Park
4.04	Property			Smithfield Business Park
4.05	Property	14		Fort Street Business Park
4.06	Property	14		Cabot Street
4.07	Property			Kansas City/Fairfax
4.08	Property			Southington Business Park
4.09	Property	13		Wheatfield Business Park
4.10	Property			Red Wing Industrial
4.11	Property	13, 14		IGH Distribution
4.12	Property			Fayetteville Business Park
4.13	Property			SL Mogadore
4.14	Property	13		Mentor Business Park II
4.15	Property	13, 14		Poughkeepsie Business Park
4.16	Property			Tappan Drive-Mansfield
4.17	Property			Lynch Road Business Park
4.18	Property	14		SL Tulsa
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	62,000,000	53,279,699	0	1,286,901	6,712,631	720,769	0	62,000,000	Hard	In Place
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	60,000,000	38,943,764	0	571,347	7,103,289	13,381,600	0	60,000,000	Hard	Springing
7	Loan	20	CGMRC	ARC Portfolio IV	60,520,000	0	0	5,343,278	1,047,817	54,128,904	0	60,520,000	Hard	Springing
7.01	Property			Fedex Ground - Blauvelt, NY
7.02	Property			Walgreens - Maplewood, NJ
7.03	Property			Walgreens - Stevensville, MI
7.04	Property			Walgreens - Coalinga, CA
7.05	Property			US Department of Agriculture - Grangeville, ID
7.06	Property			Advanced Auto Jones - Houston, TX
7.07	Property			Advanced Auto Tomball - Houston, TX
7.08	Property			Social Security Administration - Cocoa, FL
7.09	Property			Dollar General - Roma, TX
7.10	Property			Dollar General - Hopewell, VA
7.11	Property			Dollar General - Molino, FL
7.12	Property			Dollar General - Progreso, TX
7.13	Property			Dollar General - Greenfield, OH
7.14	Property			Dollar General - St. Clair, MO
7.15	Property			Dollar General - Poteet, TX
7.16	Property			Dollar General - Chesterfield, VA
7.17	Property			Dollar General - Ocean Isle Beach, NC
7.18	Property			Dollar General - Hot Springs, VA
7.19	Property			Dollar General - Richwood, LA
7.20	Property			Dollar General - Mount Hermon, LA
7.21	Property			Dollar General - Rio Grande City, TX
7.22	Property			Dollar General - Pleasant City, OH
7.23	Property			Dollar General - Tuscaloosa, AL
7.24	Property			Dollar General - Fayetteville, NC
7.25	Property			Dollar General - Payne, OH
7.26	Property			Dollar General - New Matamoras, OH
7.27	Property			Dollar General - Marthasville, MO
7.28	Property			Dollar General - Greenville, MS
7.29	Property			Dollar General - Choudrant, LA
7.30	Property			Dollar General - Red Level, AL
7.31	Property			Dollar General - Licking, MO
7.32	Property			Dollar General - Lyford, TX
7.33	Property			Dollar General - Mangham, LA
7.34	Property			Dollar General - Danville, VA
7.35	Property			Dollar General - Mellen, WI
7.36	Property			Dollar General - Forest, OH
7.37	Property			Dollar General - Pleasant Hill, TN
7.38	Property			Dollar General - Stanberry, MO
7.39	Property			Dollar General - Conway, MO
7.40	Property			Dollar General - Auxvasse, MO
7.41	Property			Dollar General - Minong, WI
7.42	Property			Dollar General - Solon Springs, WI
7.43	Property			Dollar General - Maysville, MO
7.44	Property			Dollar General - Grand Ridge, FL
7.45	Property			Dollar General - Edwards, MS
7.46	Property			Dollar General - Vass, NC
7.47	Property			Dollar General - Walnut Grove, MS
7.48	Property			Dollar General - King City, MO
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	62,992,981	0	57,275,731	5,226,207	491,043	0	0	62,992,981	Hard	In Place
9	Loan	25	JLC	110 Plaza San Diego	80,580,224	0	79,055,272	1,090,283	434,669	0	0	80,580,224	Hard	Springing

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage							Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	54,030,000	50,567,916	0	1,826,979	1,635,105	0	0	54,030,000	Hard	Springing
10.01	Property			Vista Business Park
10.02	Property			Orlando Central Park
10.03	Property			Belvedere Business Park
10.04	Property			Discovery Lakes
10.05	Property			MPC Treasure Coast
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	70,481,450	0	63,750,000	1,216,868	727,836	0	4,786,746	70,481,450	Hard	Springing
12	Loan	32, 33	JLC	Shoppes on Main	45,075,000	39,157,159	0	522,656	618,000	4,777,185	0	45,075,000	Hard	In Place
13	Loan		CGMRC	Meridian Distribution Center	35,518,450	33,592,731	0	533,640	248,135	1,143,944	0	35,518,450	Hard	Springing
14	Loan	34	AMF I	545 Long Wharf Drive	32,049,596	29,415,796	0	670,105	1,963,695	0	0	32,049,596	Hard	Springing
15	Loan		JLC	One Riverview	29,231,599	28,053,406	0	603,519	574,674	0	0	29,231,599	Hard	In Place
16	Loan	35	JLC	Independence Place	27,358,160	26,600,688	0	716,492	40,980	0	0	27,358,160	Soft	In Place
17	Loan	36	CGMRC	Cole Retail Portfolio	23,500,000	0	0	795,877	1,061,636	21,642,488	0	23,500,000	Hard	Springing
17.01	Property			Century Town Center
17.02	Property			Dimond Crossing
17.03	Property			Plaza at Power Marketplace II
18	Loan	14	JLC	Union Heights	23,285,000	22,421,902	0	474,996	368,213	19,889	0	23,285,000	Hard	In Place
19	Loan	13	JLC	Inn at Key West	30,053,268	29,139,675	0	709,237	204,355	0	0	30,053,268	Hard	In Place
20	Loan	37, 38	GSMC	Park and Market	22,040,000	21,350,162	0	378,203	311,636	0	0	22,040,000	Hard (Harris Teeter only, Soft for all other tenants)	In Place
21	Loan	39	GSMC	Walgreens III Portfolio	32,488,596	0	32,027,000	454,096	7,500	0	0	32,488,596	Hard	Springing
21.01	Property			Walgreens - Somerset
21.02	Property			Walgreens - Spokane
21.03	Property			Walgreens - Waynesburg
21.04	Property			Walgreens - Normal
21.05	Property			Walgreens - Gallup
21.06	Property			Walgreens - Villa Rica
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	25,514,137	24,900,000	0	573,137	41,000	0	0	25,514,137	Hard	In Place
23	Loan		GSMC	Japan Town Center	18,500,000	17,342,364	0	285,364	143,076	729,197	0	18,500,000	Soft	Springing
24	Loan	41, 42	GSMC	Fifth Third Center	18,747,792	18,095,593	0	320,076	332,123	0	0	18,747,792	Hard	Springing
25	Loan	43	GSMC	Walgreens II Portfolio	23,995,088	0	23,667,079	328,008	0	0	0	23,995,088	Hard	Springing
25.01	Property			Walgreens - Oxford
25.02	Property			Walgreens - Canonsburg
25.03	Property			Walgreens - Fremont
25.04	Property			Walgreens - Akron
25.05	Property			Walgreens - St. John Ground Lease
26	Loan		CGMRC	7447 South Shore Drive	17,875,000	17,583,117	0	180,206	108,948	0	2,729	17,875,000	Springing	Springing
27	Loan	44, 45, 46	JLC	Jackson Street	18,825,000	17,531,160	0	953,498	340,342	0	0	18,825,000	Hard	In Place
28	Loan		GSMC	CHI Data Center	29,193,129	0	28,940,000	172,375	80,754	0	0	29,193,129	Hard	In Place
29	Loan	47	JLC	Woodland Mews	20,924,954	0	19,831,940	511,014	582,000	0	0	20,924,954	Soft	In Place
30	Loan		JLC	Atlanta Technology Center	16,558,664	15,030,083	0	332,276	1,196,305	0	0	16,558,664	Hard	In Place
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO	15,155,000	11,565,864	0	431,876	3,139,034	0	18,226	15,155,000	Hard	Springing
32	Loan	50	JLC	940 8th Avenue	17,530,687	16,291,034	0	272,152	967,500	0	0	17,530,687	Hard	In Place
33	Loan		CGMRC	Reynolds MHP Portfolio	14,882,403	9,380,761	0	491,979	349,519	4,660,145	0	14,882,403	Springing	Springing
33.01	Property			South Bluff
33.02	Property			Stagecoach
33.03	Property			Allendale
33.04	Property			Alliance Meadows
33.05	Property			Mountain Village
33.06	Property			Winona Lakes
33.07	Property			Alliance Vista
34	Loan	51, 52, 53	AMF I	Little Palm Island	15,674,523	14,385,213	0	347,034	942,275	0	0	15,674,523	Hard	In Place
35	Loan	54	GSMC	Bear Creek Village Center	15,319,292	15,124,482	0	189,546	5,264	0	0	15,319,292	Springing	Springing
36	Loan	55, 56	GSMC	Bradley Commons	25,929,060	0	25,819,500	109,560	0	0	0	25,929,060	Springing	Springing
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	5,200,000	5,021,125	0	85,899	90,668	2,308	0	5,200,000	Hard	Springing
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	4,400,000	3,065,273	0	89,630	639,997	605,100	0	4,400,000	Hard	Springing
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	4,400,000	2,947,417	0	87,050	73,725	1,291,808	0	4,400,000	Hard	Springing

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage							Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
40	Loan	13	JLC	Extra Space Self Storage Portfolio	15,202,642	14,828,270	0	214,655	159,716	0	0	15,202,642	Hard	Springing
40.01	Property	13		Extra Space Storage #8231
40.02	Property			Extra Space Storage #8208
40.03	Property			Extra Space Storage #8206
40.04	Property			Extra Space Storage #8225
40.05	Property			Extra Space Storage #8207
40.06	Property			Extra Space Storage #8215
40.07	Property			Extra Space Storage #8224
40.08	Property	13		Extra Space Storage #8234
40.09	Property	13		Extra Space Storage #8223
41	Loan		GSMC	10 United Nations Plaza	26,163,585	0	25,500,000	292,554	371,031	0	0	26,163,585	Springing	Springing
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	15,104,811	14,643,418	0	343,834	117,559	0	0	15,104,811	Soft	In Place
43	Loan		AMF I	35 Ryerson Street	12,500,000	7,459,138	0	488,455	368,893	4,183,514	0	12,500,000	Hard	In Place
44	Loan		CGMRC	Aquamarine Apartments	12,450,000	12,214,000	0	151,541	15,260	69,199	0	12,450,000	Soft	Springing
45	Loan		GSMC	Arrowhead Promenade	12,400,000	9,104,450	0	554,250	2,068,389	672,911	0	12,400,000	Hard	Springing
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	12,200,000	11,866,634	0	233,685	44,925	54,755	0	12,200,000	Soft	In Place
47	Loan	13	JLC	218 Peachtree Street, NE	11,756,401	9,552,465	0	621,648	1,513,993	68,295	0	11,756,401	Hard	Springing
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids	11,909,501	11,282,534	0	175,290	451,677	0	0	11,909,501	Hard	Springing
49	Loan		JLC	Pinecrest Townhomes	11,454,000	10,440,715	0	687,096	326,189	0	0	11,454,000	Soft	In Place
50	Loan	67	JLC	Metropolitan Jax	14,470,121	13,484,369	0	478,221	507,531	0	0	14,470,121	Hard	In Place
51	Loan		CGMRC	Motor Wheel Lofts	10,814,159	8,247,448	0	141,289	30,887	2,394,534	0	10,814,159	Springing	Springing
52	Loan		GSMC	1414 & 1418 K Street	11,584,078	11,313,377	0	258,720	11,981	0	0	11,584,078	Hard	Springing
53	Loan	54	GSMC	Heritage Plaza	15,588,137	15,306,925	0	127,075	154,138	0	0	15,588,137	Springing	Springing
54	Loan	54, 68	GSMC	State Street Market	11,500,867	10,499,588	0	110,470	890,808	0	0	11,500,867	Springing	Springing
55	Loan	14, 69	AMF I	Vanowen Medical Building	10,200,000	5,518,494	0	177,875	247,635	4,255,996	0	10,200,000	Hard	Springing
56	Loan		CGMRC	Corner House Lofts	10,050,000	8,811,998	0	98,926	168,261	970,815	0	10,050,000	Springing	Springing
57	Loan	70	GSMC	Plantation Point	11,041,791	10,425,515	0	207,195	409,080	0	0	11,041,791	Hard	In Place
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	8,800,000	6,479,560	0	190,000	18,155	2,112,285	0	8,800,000	Springing	Springing
59	Loan	72	JLC	Broadway Industrial	8,535,000	3,905,693	0	170,230	111,452	4,347,625	0	8,535,000	Hard	Springing
60	Loan	73, 74	AMF I	Depot Marketplace	11,589,405	0	11,200,000	239,965	149,440	0	0	11,589,405	Springing	Springing
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	7,350,000	5,992,481	0	417,471	38,800	901,248	0	7,350,000	Springing	Springing
61.01	Property			Dunn Avenue Self Storage
61.02	Property			Argyle Forest Self Storage
62	Loan		AMF I	Heritage on the River Apartments	10,604,329	0	9,975,000	237,738	391,592	0	0	10,604,329	None	NAP
63	Loan		GSMC	Arvada Ridge Retail	7,681,729	7,191,176	0	171,112	319,441	0	0	7,681,729	Hard	Springing
64	Loan		JLC	Superior Markets	6,050,013	5,483,448	0	278,365	288,200	0	0	6,050,013	Soft	Springing
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	5,730,000	5,153,183	0	307,246	248,825	20,746	0	5,730,000	Springing	Springing
65.01	Property			Gem Suburban MHC
65.02	Property			Scenic Acres
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	5,170,000	4,689,176	0	191,261	87,915	201,648	0	5,170,000	Springing	Springing
66.01	Property			Cowboy MHP
66.02	Property			Belaire MHP
67	Loan		CGMRC	Community Plaza	5,200,000	3,046,640	0	80,693	620,529	1,452,138	0	5,200,000	Springing	Springing
68	Loan		CGMRC	Central Self Storage Antioch	5,020,420	4,851,686	0	152,078	16,657	0	0	5,020,420	Springing	Springing
69	Loan		CGMRC	Mayfair Village Apartments	4,850,000	3,675,036	0	828,733	305,691	40,540	0	4,850,000	Springing	Springing
70	Loan		CGMRC	Oasis Apartments	6,974,501	0	6,561,263	109,587	303,650	0	0	6,974,501	Springing	Springing
71	Loan	76, 77	AMF I	165 East 116th Street	4,200,000	1,002,528	0	264,907	152,036	2,780,529	0	4,200,000	Soft	Springing
72	Loan		JLC	Enterprise Self Storage	4,025,000	3,737,615	0	105,923	126,926	54,535	0	4,025,000	Soft	Springing
73	Loan		CGMRC	Hidden Cove MHC	5,361,094	0	5,125,000	80,990	154,137	0	966	5,361,094	Springing	Springing
74	Loan		CGMRC	Trinity Spring Oaks	3,658,077	3,533,576	0	95,946	15,322	13,234	0	3,658,077	Springing	Springing
75	Loan		CGMRC	Walgreens - Rantoul, IL	4,353,082	0	4,288,078	65,004	0	0	0	4,353,082	Hard	In Place
76	Loan	78	CGMRC	25 West 51st Street	3,050,000	0	0	188,106	62,679	2,799,216	0	3,050,000	Hard	In Place
77	Loan		CGMRC	Nis Hollow Village	2,496,793	2,212,254	0	122,628	161,911	0	0	2,496,793	Soft	Springing
78	Loan		CGMRC	Camino Vista	2,350,405	2,252,182	0	96,155	2,068	0	0	2,350,405	Springing	Springing
79	Loan		CGMRC	Rustic Hills	3,031,486	0	2,942,089	83,810	5,587	0	0	3,031,486	Springing	Springing

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
1	Loan	8, 9	JLC	1155 F Street
(i) Debt Yield (inclusive of mezzanine loan balance) is less than 7.0%, (ii) 12 months prior to major lease expiration,
(iii) nonrenewal by major tenant on notice date, (iv) major tenant surrendering or terminating prior to expiration, (v)
major tenant bankruptcy or monetary default beyond cure period, (vi) major tenant goes dark
No
2	Loan	10, 11	JLC	Columbia Business Center	(i) Event of Default (ii) Debt Yield on Fast AM no less than 7.7%, (iii) Debt Yield of Slow AM no less than 10.6%, (iv) Lease Sweep period, (v) Repairs Sweep Period	Yes	12/31/2030	464,098
3	Loan	12	GSMC	Bellis Fair Mall	(i) DSCR is less than 1.15x, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Mezzanine Debt Event of Default	No
4	Loan	13	JLC	IRG Portfolio	(i) Event of Default, (ii) 9.8% Debt Yield
4.01	Property	14		Letterkenny Business Park		Yes	2/1/2024	1
4.02	Property			SL Canton		No
4.03	Property			Windsor Business Park		No
4.04	Property			Smithfield Business Park		No
4.05	Property	14		Fort Street Business Park		No
4.06	Property	14		Cabot Street		No
4.07	Property			Kansas City/Fairfax		Yes	12/2/2015	20,422
4.08	Property			Southington Business Park		No
4.09	Property	13		Wheatfield Business Park		No
4.10	Property			Red Wing Industrial		No
4.11	Property	13, 14		IGH Distribution		No
4.12	Property			Fayetteville Business Park		No
4.13	Property			SL Mogadore		No
4.14	Property	13		Mentor Business Park II		No
4.15	Property	13, 14		Poughkeepsie Business Park		No
4.16	Property			Tappan Drive-Mansfield		No
4.17	Property			Lynch Road Business Park		No
4.18	Property	14		SL Tulsa		No
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City	(i) NOI is less than $5,600,000, (ii) failure to deliver financial statements as required in the Loan Agreement	No
7	Loan	20	CGMRC	ARC Portfolio IV	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x
7.01	Property			Fedex Ground - Blauvelt, NY		No
7.02	Property			Walgreens - Maplewood, NJ		No
7.03	Property			Walgreens - Stevensville, MI		No
7.04	Property			Walgreens - Coalinga, CA		No
7.05	Property			US Department of Agriculture - Grangeville, ID		No
7.06	Property			Advanced Auto Jones - Houston, TX		No
7.07	Property			Advanced Auto Tomball - Houston, TX		No
7.08	Property			Social Security Administration - Cocoa, FL		No
7.09	Property			Dollar General - Roma, TX		No
7.10	Property			Dollar General - Hopewell, VA		No
7.11	Property			Dollar General - Molino, FL		No
7.12	Property			Dollar General - Progreso, TX		No
7.13	Property			Dollar General - Greenfield, OH		No
7.14	Property			Dollar General - St. Clair, MO		No
7.15	Property			Dollar General - Poteet, TX		No
7.16	Property			Dollar General - Chesterfield, VA		No
7.17	Property			Dollar General - Ocean Isle Beach, NC		No
7.18	Property			Dollar General - Hot Springs, VA		No
7.19	Property			Dollar General - Richwood, LA		No
7.20	Property			Dollar General - Mount Hermon, LA		No
7.21	Property			Dollar General - Rio Grande City, TX		No
7.22	Property			Dollar General - Pleasant City, OH		No
7.23	Property			Dollar General - Tuscaloosa, AL		No
7.24	Property			Dollar General - Fayetteville, NC		No
7.25	Property			Dollar General - Payne, OH		No
7.26	Property			Dollar General - New Matamoras, OH		No
7.27	Property			Dollar General - Marthasville, MO		No
7.28	Property			Dollar General - Greenville, MS		No
7.29	Property			Dollar General - Choudrant, LA		No
7.30	Property			Dollar General - Red Level, AL		No
7.31	Property			Dollar General - Licking, MO		No
7.32	Property			Dollar General - Lyford, TX		No
7.33	Property			Dollar General - Mangham, LA		No
7.34	Property			Dollar General - Danville, VA		No
7.35	Property			Dollar General - Mellen, WI		No
7.36	Property			Dollar General - Forest, OH		No
7.37	Property			Dollar General - Pleasant Hill, TN		No
7.38	Property			Dollar General - Stanberry, MO		No
7.39	Property			Dollar General - Conway, MO		No
7.40	Property			Dollar General - Auxvasse, MO		No
7.41	Property			Dollar General - Minong, WI		No
7.42	Property			Dollar General - Solon Springs, WI		No
7.43	Property			Dollar General - Maysville, MO		No
7.44	Property			Dollar General - Grand Ridge, FL		No
7.45	Property			Dollar General - Edwards, MS		No
7.46	Property			Dollar General - Vass, NC		No
7.47	Property			Dollar General - Walnut Grove, MS		No
7.48	Property			Dollar General - King City, MO		No
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	(i) any Bankruptcy Action of Borrower, Principal or Mezzanine Borrower, (ii) any Bankruptcy Action of Manager, (iii) DSCR for any trailing 12 month annualized period is less than 1.05x, (iv) Bankruptcy, termination or “going dark” of the tenant under the SVA Lease	No			5,834,557
9	Loan	25	JLC	110 Plaza San Diego
Debt Yield is less than 8%, the earlier to occur of (i) space currently tenanted by California Department of Justice
(“CA DOJ”) is not re-tenanted in accordance with the loan agreement on January 31, 2015, (ii) CA DOJ provides notice that it intends to terminate its lease, (iii) CA DOJ lease is terminated, cancelled or surrendered, (iv) EOD by tenant under CA DOJ lease beyond any notice and cure periods.
No

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
10	Loan	26, 27	JLC	McCraney Industrial Portfolio	(i) Event of Default (ii) Debt Yield is less than 8.5%, (iii) DSCR is less than 1.10x
10.01	Property			Vista Business Park		No
10.02	Property			Orlando Central Park		No
10.03	Property			Belvedere Business Park		No
10.04	Property			Discovery Lakes		No
10.05	Property			MPC Treasure Coast		No
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James	(i) Event of Default, (ii) DSCR is less than 1.10x, (iii) commencement of a Troutman Sanders Leasing Renewal Trigger Period, (iv) commencement of a Troutman Sanders Leasing Replacement Trigger Period	No
12	Loan	32, 33	JLC	Shoppes on Main	(i) the tenant operating as Burlington Coat Factory does not renew its lease, (ii) 9 months prior to the expiration of the Wal-Mart lease provided tenant does not renew, (iii) the surrender, cancellation or termination of any Major Lease prior to its expiration, (iv) any Major Tenant goes dark for a period of 60 days or longer	Yes	7/14/2051	210,000
13	Loan		CGMRC	Meridian Distribution Center
(i) the occurrence of an Event of Default, (ii) DSCR less than 1.10x, (iii) the termination, failure to renew, default, or
“going dark” (with respect to its Specified Tenant Space) of any Specified Tenant, (iv) Beall’s failure to renew or extend its lease prior to the Specified Tenant Extension Deadline and for at least three years, (v) UNFI’s failure to renew or extend its lease prior to the Specified Tenant Extension Deadline and for at least five years
No
14	Loan	34	AMF I	545 Long Wharf Drive	(i) Event of Default (ii) DSCR is less than 1.10x (iii) AT&T Trigger Event	No
15	Loan		JLC	One Riverview	(i) the occurrence of an Event of Default, (ii) after the occurrence and cessation of the first Lease Sweep Period, as of any Calculation Date, the Debt Yield is less than 8.50%	No
16	Loan	35	JLC	Independence Place	(i) Event of Default (ii) Debt Yield less than 7.5%	No
17	Loan	36	CGMRC	Cole Retail Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) occurrence of a Specific Tenant Trigger Period
17.01	Property			Century Town Center		No
17.02	Property			Dimond Crossing		No
17.03	Property			Plaza at Power Marketplace II		No
18	Loan	14	JLC	Union Heights	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
19	Loan	13	JLC	Inn at Key West	(i) the Stated Maturity Date, (ii) the occurrence of an Event of Default, (iii) Debt Yield is less than 8.75%	No
20	Loan	37, 38	GSMC	Park and Market	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
21	Loan	39	GSMC	Walgreens III Portfolio	(i) occurrence of an Event of Default, (ii) occurrence of an ARD Trigger Period
21.01	Property			Walgreens - Somerset		No
21.02	Property			Walgreens - Spokane		No
21.03	Property			Walgreens - Waynesburg		No
21.04	Property			Walgreens - Normal		No
21.05	Property			Walgreens - Gallup		No
21.06	Property			Walgreens - Villa Rica		No
22	Loan	13, 40	JLC	Holiday Inn Manhattan View	(i) Event of Default (ii) 10.0% Debt Yield	No
23	Loan		GSMC	Japan Town Center	(i) occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) commencement of a Roof Sweep Period	No
24	Loan	41, 42	GSMC	Fifth Third Center
(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) occurrence of Fifth Third Bank vacating or not renewing lease
No
25	Loan	43	GSMC	Walgreens II Portfolio	(i) Event of Default
25.01	Property			Walgreens - Oxford		No
25.02	Property			Walgreens - Canonsburg		No
25.03	Property			Walgreens - Fremont		No
25.04	Property			Walgreens - Akron		No
25.05	Property			Walgreens - St. John Ground Lease		No
26	Loan		CGMRC	7447 South Shore Drive	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
27	Loan	44, 45, 46	JLC	Jackson Street	NAP	No			2,750,000
28	Loan		GSMC	CHI Data Center	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
29	Loan	47	JLC	Woodland Mews	(i) the occurrence of an Event of Default, (ii) Debt Yield less than 7.5%	No
30	Loan		JLC	Atlanta Technology Center	(i) the occurrence of an Event of Default, (ii) Debt Yield less than 8.5%	No
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO
(i) the occurrence of an Event of Default, (ii) DSCR less than 1.25x, (iii) the occurrence of a Franchise Agreement
Trigger Period, (iv) failure to make timely PIP Additional Deposit, (v) failure to make any True Up Payment, (vi)
failure to make timely deposit of the DSCR Funds into the DSCR Account.
No
32	Loan	50	JLC	940 8th Avenue
(i) 12 months prior to the end of any Major Lease, (ii) the surrender, cancellation or termination of any Major Lease,
(iii) Major Tenant goes dark on 50% or more of its premises for a period of 60 days or longer, (iv) the occurrence of a Major Tenant Insolvency Proceeding
No
33	Loan		CGMRC	Reynolds MHP Portfolio	(i) occurrence of an Event of Default, (ii) DSCR is less than 1.20x
33.01	Property			South Bluff		No
33.02	Property			Stagecoach		No
33.03	Property			Allendale		No
33.04	Property			Alliance Meadows		No
33.05	Property			Mountain Village		No
33.06	Property			Winona Lakes		No
33.07	Property			Alliance Vista		No
34	Loan	51, 52, 53	AMF I	Little Palm Island	(i) Event of Default (ii) DSCR is less than 1.15x (iii) Noble House Little Palm Island, Ltd. ceases to be Manager of the Property without consent of Lender	Yes	Shore Station (4/30/2037); Submerged Land (1/26/2029)	Shore Station ($40,000); Submerged Land (greater of $7,589.73, as adjusted annually by FL Administrative Code, and 6% of wet slip rental gross receipts)
35	Loan	54	GSMC	Bear Creek Village Center	(i) DSCR is less than 1.20x, subject to a payment guaranty, (ii) failure to deliver financial statements as required in the Loan Agreement	No
36	Loan	55, 56	GSMC	Bradley Commons
(i) DSCR is less than 1.55x on an amortizing basis (30 year term), subject to a payment guaranty (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) occurrence of a Dick’s Sporting Goods Trigger
Event, (iv) occurrence of a Deferred Maintenance Trigger Event
No
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) failure to complete Deferred Maintenance Conditions	Yes	6/30/2039	79,236
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) failure to complete Deferred Maintenance Conditions	Yes	1/31/2067	85,465
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) failure to complete Deferred Maintenance Conditions	No

GSMS 2012-GCJ7 Annex A

Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
40	Loan	13	JLC	Extra Space Self Storage Portfolio	(i) Event of Default (ii) DSCR is less than 1.05x
40.01	Property	13		Extra Space Storage #8231		No
40.02	Property			Extra Space Storage #8208		No
40.03	Property			Extra Space Storage #8206		No
40.04	Property			Extra Space Storage #8225		No
40.05	Property			Extra Space Storage #8207		No
40.06	Property			Extra Space Storage #8215		No
40.07	Property			Extra Space Storage #8224		No
40.08	Property	13		Extra Space Storage #8234		No
40.09	Property	13		Extra Space Storage #8223		No
41	Loan		GSMC	10 United Nations Plaza
(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Education Management Corporation is subject to any petition for bankruptcy, insolvency, dissolution or liquidation or its long-term debt rating is equal to or less than “B” by S&P or “B3” by Moody’s
No
42	Loan	13, 62	GSMC	DoubleTree Charlottesville	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
43	Loan		AMF I	35 Ryerson Street	(i) Event of Default (ii) DSCR is less than 1.20x	No
44	Loan		CGMRC	Aquamarine Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
45	Loan		GSMC	Arrowhead Promenade
(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Staples does not exercise in writing any of the renewal/extension options in the Staples Lease.
No
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside	(i) Net Operating Income is less than 75% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
47	Loan	13	JLC	218 Peachtree Street, NE	(i) the occurrence of an Event of Default, (ii) Debt Yield less than 9.5% (iii) commencement of a Lease Sweep Period or Rent Commencement Period	No
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids
(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) If sponsor’s net worth falls below $12,963,161 and borrower does not provide an acceptable additional sponsor within 30 days of such event, (iv) 24 months prior to expiration of Franchise
Agreement unless New License Conditions have been satisfied, (v) failure of borrower to deposit any deficiency in the Environmental Escrow Account
No
49	Loan		JLC	Pinecrest Townhomes	(i) Event of Default (ii) 7.7% Debt Yield	No
50	Loan	67	JLC	Metropolitan Jax	NAP	No
51	Loan		CGMRC	Motor Wheel Lofts	(i) the occurrence of an Event of Default, (ii) DSCR less than 1.20x	No
52	Loan		GSMC	1414 & 1418 K Street	(i) occurrence of Event of Default, (ii) DSCR is less than 1.10x, (iii) occurrence of Tenant Renewal Trigger	No
53	Loan	54	GSMC	Heritage Plaza
(i) DSCR is less than 1.30x, subject to a payment guaranty (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Jewel-Osco fails to give notice of lease renewal 9 months prior to expiration
No
54	Loan	54, 68	GSMC	State Street Market
(i) DSCR is less than 1.55x, subject to a payment guaranty (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) failure of Burlington Coat Factory or Dick’s Sporting Goods to deliver notice of renewal 9 months prior to lease expiration, (iv) failure of Petsmart to deliver notice of renewal 6 months prior to lease expiration
No
55	Loan	14, 69	AMF I	Vanowen Medical Building	(i) Event of Default (ii) NOI is less than $729,375	No
56	Loan		CGMRC	Corner House Lofts	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
57	Loan	70	GSMC	Plantation Point	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) occurrence of a Bi-Lo Trigger Period	No
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage	(i) the occurrence of any Event of Default, (ii) collected Rents and Credit Card Receivables decline below $1,237,500 on a trailing twelve (12) month basis, (iii) DSCR is less than 1.05x	No
59	Loan	72	JLC	Broadway Industrial	(i) the Stated Maturity Date; (ii) the occurrence of an Event of Default; (iii) DSCR is less than 1.10x	No
60	Loan	73, 74	AMF I	Depot Marketplace	(i) Event of Default (ii) DSCR less than 1.15 (iii) Walgreens terminates the Walgreens Lease	No
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio	(i) Net Operating Income is less than 82% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement
61.01	Property			Dunn Avenue Self Storage		No
61.02	Property			Argyle Forest Self Storage		No
62	Loan		AMF I	Heritage on the River Apartments	NAP	No
63	Loan		GSMC	Arvada Ridge Retail	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
64	Loan		JLC	Superior Markets	(i) the Maturity Date, (ii) Event of Default, (iii)DSCR is less than 1.20x	No
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Immediate Repairs are not completed within two months of the Closing Date
65.01	Property			Gem Suburban MHC		No
65.02	Property			Scenic Acres		No
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
66.01	Property			Cowboy MHP		No
66.02	Property			Belaire MHP		No
67	Loan		CGMRC	Community Plaza
(i) the occurrence of an Event of Default, (ii) DSCR less than 1.20x, (iii) failure of Borrower to deposit the
Environmental Reserve Deficiency Amount into the Environmental Reserve Account (or deliver a replacement Letter of Credit)
No
68	Loan		CGMRC	Central Self Storage Antioch	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
69	Loan		CGMRC	Mayfair Village Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
70	Loan		CGMRC	Oasis Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
71	Loan	76, 77	AMF I	165 East 116th Street	(i) Event of Default (ii) DSCR is less than 1.10x	No
72	Loan		JLC	Enterprise Self Storage	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 9.5%	No
73	Loan		CGMRC	Hidden Cove MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
74	Loan		CGMRC	Trinity Spring Oaks	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
75	Loan		CGMRC	Walgreens - Rantoul, IL
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Walgreens Bankruptcy Event, (iv) any termination of, default on or failure to renew the Walgreens lease, (v) Walgreens “going dark”, (vi) the senior unsecured credit rating (or equivalent thereof) of Walgreens falling to BBB- or below
No
76	Loan	78	CGMRC	25 West 51st Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) occurrence of a Specific Tenant Trigger Period	No
77	Loan		CGMRC	Nis Hollow Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
78	Loan		CGMRC	Camino Vista	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
79	Loan		CGMRC	Rustic Hills	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No

GSMS 2012-GCJ7 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8, 9	JLC	1155 F Street		19,936,478	9.00453%	Yes	1
2	Loan	10, 11	JLC	Columbia Business Center				Yes	2
3	Loan	12	GSMC	Bellis Fair Mall				Yes	3
4	Loan	13	JLC	IRG Portfolio				Yes	4
4.01	Property	14		Letterkenny Business Park				Yes	4.01
4.02	Property			SL Canton				Yes	4.02
4.03	Property			Windsor Business Park				Yes	4.03
4.04	Property			Smithfield Business Park				Yes	4.04
4.05	Property	14		Fort Street Business Park				Yes	4.05
4.06	Property	14		Cabot Street				Yes	4.06
4.07	Property			Kansas City/Fairfax				Yes	4.07
4.08	Property			Southington Business Park				Yes	4.08
4.09	Property	13		Wheatfield Business Park				Yes	4.09
4.10	Property			Red Wing Industrial				Yes	4.10
4.11	Property	13, 14		IGH Distribution				Yes	4.11
4.12	Property			Fayetteville Business Park				Yes	4.12
4.13	Property			SL Mogadore				Yes	4.13
4.14	Property	13		Mentor Business Park II				Yes	4.14
4.15	Property	13, 14		Poughkeepsie Business Park				Yes	4.15
4.16	Property			Tappan Drive-Mansfield				Yes	4.16
4.17	Property			Lynch Road Business Park				Yes	4.17
4.18	Property	14		SL Tulsa				Yes	4.18
5	Loan	13, 15, 16, 17, 18	GSMC	Leetsdale Industrial Park				Yes	5
6	Loan	19	GSMC	The Outlet Shoppes at Oklahoma City				Yes	6
7	Loan	20	CGMRC	ARC Portfolio IV				Yes	7
7.01	Property			Fedex Ground - Blauvelt, NY				Yes	7.01
7.02	Property			Walgreens - Maplewood, NJ				Yes	7.02
7.03	Property			Walgreens - Stevensville, MI				Yes	7.03
7.04	Property			Walgreens - Coalinga, CA				Yes	7.04
7.05	Property			US Department of Agriculture - Grangeville, ID				Yes	7.05
7.06	Property			Advanced Auto Jones - Houston, TX				Yes	7.06
7.07	Property			Advanced Auto Tomball - Houston, TX				Yes	7.07
7.08	Property			Social Security Administration - Cocoa, FL				Yes	7.08
7.09	Property			Dollar General - Roma, TX				Yes	7.09
7.10	Property			Dollar General - Hopewell, VA				Yes	7.10
7.11	Property			Dollar General - Molino, FL				Yes	7.11
7.12	Property			Dollar General - Progreso, TX				Yes	7.12
7.13	Property			Dollar General - Greenfield, OH				Yes	7.13
7.14	Property			Dollar General - St. Clair, MO				Yes	7.14
7.15	Property			Dollar General - Poteet, TX				Yes	7.15
7.16	Property			Dollar General - Chesterfield, VA				Yes	7.16
7.17	Property			Dollar General - Ocean Isle Beach, NC				Yes	7.17
7.18	Property			Dollar General - Hot Springs, VA				Yes	7.18
7.19	Property			Dollar General - Richwood, LA				Yes	7.19
7.20	Property			Dollar General - Mount Hermon, LA				Yes	7.20
7.21	Property			Dollar General - Rio Grande City, TX				Yes	7.21
7.22	Property			Dollar General - Pleasant City, OH				Yes	7.22
7.23	Property			Dollar General - Tuscaloosa, AL				Yes	7.23
7.24	Property			Dollar General - Fayetteville, NC				Yes	7.24
7.25	Property			Dollar General - Payne, OH				Yes	7.25
7.26	Property			Dollar General - New Matamoras, OH				Yes	7.26
7.27	Property			Dollar General - Marthasville, MO				Yes	7.27
7.28	Property			Dollar General - Greenville, MS				Yes	7.28
7.29	Property			Dollar General - Choudrant, LA				Yes	7.29
7.30	Property			Dollar General - Red Level, AL				Yes	7.30
7.31	Property			Dollar General - Licking, MO				Yes	7.31
7.32	Property			Dollar General - Lyford, TX				Yes	7.32
7.33	Property			Dollar General - Mangham, LA				Yes	7.33
7.34	Property			Dollar General - Danville, VA				Yes	7.34
7.35	Property			Dollar General - Mellen, WI				Yes	7.35
7.36	Property			Dollar General - Forest, OH				Yes	7.36
7.37	Property			Dollar General - Pleasant Hill, TN				Yes	7.37
7.38	Property			Dollar General - Stanberry, MO				Yes	7.38
7.39	Property			Dollar General - Conway, MO				Yes	7.39
7.40	Property			Dollar General - Auxvasse, MO				Yes	7.40
7.41	Property			Dollar General - Minong, WI				Yes	7.41
7.42	Property			Dollar General - Solon Springs, WI				Yes	7.42
7.43	Property			Dollar General - Maysville, MO				Yes	7.43
7.44	Property			Dollar General - Grand Ridge, FL				Yes	7.44
7.45	Property			Dollar General - Edwards, MS				Yes	7.45
7.46	Property			Dollar General - Vass, NC				Yes	7.46
7.47	Property			Dollar General - Walnut Grove, MS				Yes	7.47
7.48	Property			Dollar General - King City, MO				Yes	7.48
8	Loan	21, 22, 23, 24	JLC	101 Ludlow	6.29100%			Yes	8
9	Loan	25	JLC	110 Plaza San Diego				Yes	9

GSMS 2012-GCJ7 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
10	Loan	26, 27	JLC	McCraney Industrial Portfolio				Yes	10
10.01	Property			Vista Business Park				Yes	10.01
10.02	Property			Orlando Central Park				Yes	10.02
10.03	Property			Belvedere Business Park				Yes	10.03
10.04	Property			Discovery Lakes				Yes	10.04
10.05	Property			MPC Treasure Coast				Yes	10.05
11	Loan	28, 29, 30, 31	GSMC	Riverside on the James				Yes	11
12	Loan	32, 33	JLC	Shoppes on Main		9,049,475	7.25000%	Yes	12
13	Loan		CGMRC	Meridian Distribution Center				Yes	13
14	Loan	34	AMF I	545 Long Wharf Drive				Yes	14
15	Loan		JLC	One Riverview				Yes	15
16	Loan	35	JLC	Independence Place				Yes	16
17	Loan	36	CGMRC	Cole Retail Portfolio				Yes	17
17.01	Property			Century Town Center				Yes	17.01
17.02	Property			Dimond Crossing				Yes	17.02
17.03	Property			Plaza at Power Marketplace II				Yes	17.03
18	Loan	14	JLC	Union Heights				Yes	18
19	Loan	13	JLC	Inn at Key West				Yes	19
20	Loan	37, 38	GSMC	Park and Market				Yes	20
21	Loan	39	GSMC	Walgreens III Portfolio				Yes	21
21.01	Property			Walgreens - Somerset				Yes	21.01
21.02	Property			Walgreens - Spokane				Yes	21.02
21.03	Property			Walgreens - Waynesburg				Yes	21.03
21.04	Property			Walgreens - Normal				Yes	21.04
21.05	Property			Walgreens - Gallup				Yes	21.05
21.06	Property			Walgreens - Villa Rica				Yes	21.06
22	Loan	13, 40	JLC	Holiday Inn Manhattan View		6,000,000	11.00000%	Yes	22
23	Loan		GSMC	Japan Town Center				Yes	23
24	Loan	41, 42	GSMC	Fifth Third Center				Yes	24
25	Loan	43	GSMC	Walgreens II Portfolio				Yes	25
25.01	Property			Walgreens - Oxford				Yes	25.01
25.02	Property			Walgreens - Canonsburg				Yes	25.02
25.03	Property			Walgreens - Fremont				Yes	25.03
25.04	Property			Walgreens - Akron				Yes	25.04
25.05	Property			Walgreens - St. John Ground Lease				Yes	25.05
26	Loan		CGMRC	7447 South Shore Drive				Yes	26
27	Loan	44, 45, 46	JLC	Jackson Street	10.93182%			Yes	27
28	Loan		GSMC	CHI Data Center				Yes	28
29	Loan	47	JLC	Woodland Mews				Yes	29
30	Loan		JLC	Atlanta Technology Center				Yes	30
31	Loan	48, 49	CGMRC	Embassy Suites - Aurora, CO				Yes	31
32	Loan	50	JLC	940 8th Avenue		2,000,000	13.35000%	Yes	32
33	Loan		CGMRC	Reynolds MHP Portfolio				Yes	33
33.01	Property			South Bluff				Yes	33.01
33.02	Property			Stagecoach				Yes	33.02
33.03	Property			Allendale				Yes	33.03
33.04	Property			Alliance Meadows				Yes	33.04
33.05	Property			Mountain Village				Yes	33.05
33.06	Property			Winona Lakes				Yes	33.06
33.07	Property			Alliance Vista				Yes	33.07
34	Loan	51, 52, 53	AMF I	Little Palm Island				Yes	34
35	Loan	54	GSMC	Bear Creek Village Center				Yes	35
36	Loan	55, 56	GSMC	Bradley Commons				Yes	36
37	Loan	13, 57, 58, 59	GSMC	Motel 6 - Anchorage				Yes	37
38	Loan	13, 57, 60	GSMC	Comfort Inn Ship Creek - Anchorage				Yes	38
39	Loan	13, 57, 61	GSMC	Microtel Inn and Suites - Anchorage				Yes	39

GSMS 2012-GCJ7 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
40	Loan	13	JLC	Extra Space Self Storage Portfolio				Yes	40
40.01	Property	13		Extra Space Storage #8231				Yes	40.01
40.02	Property			Extra Space Storage #8208				Yes	40.02
40.03	Property			Extra Space Storage #8206				Yes	40.03
40.04	Property			Extra Space Storage #8225				Yes	40.04
40.05	Property			Extra Space Storage #8207				Yes	40.05
40.06	Property			Extra Space Storage #8215				Yes	40.06
40.07	Property			Extra Space Storage #8224				Yes	40.07
40.08	Property	13		Extra Space Storage #8234				Yes	40.08
40.09	Property	13		Extra Space Storage #8223				Yes	40.09
41	Loan		GSMC	10 United Nations Plaza				Yes	41
42	Loan	13, 62	GSMC	DoubleTree Charlottesville				Yes	42
43	Loan		AMF I	35 Ryerson Street				Yes	43
44	Loan		CGMRC	Aquamarine Apartments				Yes	44
45	Loan		GSMC	Arrowhead Promenade				Yes	45
46	Loan	13, 63, 64	GSMC	Sheraton Hotel Louisville Riverside				Yes	46
47	Loan	13	JLC	218 Peachtree Street, NE				Yes	47
48	Loan	13, 65, 66	GSMC	Holiday Inn - Grand Rapids				Yes	48
49	Loan		JLC	Pinecrest Townhomes				Yes	49
50	Loan	67	JLC	Metropolitan Jax				Yes	50
51	Loan		CGMRC	Motor Wheel Lofts				Yes	51
52	Loan		GSMC	1414 & 1418 K Street				Yes	52
53	Loan	54	GSMC	Heritage Plaza				Yes	53
54	Loan	54, 68	GSMC	State Street Market				Yes	54
55	Loan	14, 69	AMF I	Vanowen Medical Building				Yes	55
56	Loan		CGMRC	Corner House Lofts				Yes	56
57	Loan	70	GSMC	Plantation Point				Yes	57
58	Loan	71	GSMC	Storage By George and Napa Valley Wine Storage				Yes	58
59	Loan	72	JLC	Broadway Industrial				Yes	59
60	Loan	73, 74	AMF I	Depot Marketplace				Yes	60
61	Loan	75	GSMC	Jacksonville Self Storage Portfolio				Yes	61
61.01	Property			Dunn Avenue Self Storage				Yes	61.01
61.02	Property			Argyle Forest Self Storage				Yes	61.02
62	Loan		AMF I	Heritage on the River Apartments				Yes	62
63	Loan		GSMC	Arvada Ridge Retail				Yes	63
64	Loan		JLC	Superior Markets				Yes	64
65	Loan		CGMRC	Gem Suburban & Scenic Acres MHCs				Yes	65
65.01	Property			Gem Suburban MHC				Yes	65.01
65.02	Property			Scenic Acres				Yes	65.02
66	Loan		CGMRC	Cowboy and Belaire MHP Portfolio				Yes	66
66.01	Property			Cowboy MHP				Yes	66.01
66.02	Property			Belaire MHP				Yes	66.02
67	Loan		CGMRC	Community Plaza				Yes	67
68	Loan		CGMRC	Central Self Storage Antioch				Yes	68
69	Loan		CGMRC	Mayfair Village Apartments				Yes	69
70	Loan		CGMRC	Oasis Apartments				Yes	70
71	Loan	76, 77	AMF I	165 East 116th Street				Yes	71
72	Loan		JLC	Enterprise Self Storage				No	72
73	Loan		CGMRC	Hidden Cove MHC				Yes	73
74	Loan		CGMRC	Trinity Spring Oaks				Yes	74
75	Loan		CGMRC	Walgreens - Rantoul, IL				Yes	75
76	Loan	78	CGMRC	25 West 51st Street				Yes	76
77	Loan		CGMRC	Nis Hollow Village				Yes	77
78	Loan		CGMRC	Camino Vista				Yes	78
79	Loan		CGMRC	Rustic Hills				Yes	79

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or ARD.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan is to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan is to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The 1155 F Street Mortgage Loan has an interest-only period and a non-standard amortization schedule during the amortization period.  After the initial 24-month interest-only period, the loan will begin paying principal and interest. Principal payments will be based on a 360-month amortization term and a 5.6000% interest rate and interest payments will based on a 5.6950% interest rate.  Annual Debt Service reflects the aggregate payment due during the initial 12 months following the expiration of the interest-only period.  Monthly Debt Service is the Annual Debt Service divided by 12.  See Annex G-1 to the Prospectus Supplement for the related amortization schedules.

(9)	The Ongoing Replacement Reserve collections commence on 7/6/2013 (the 24th Due Date).

(10)
The Columbia Business Center Mortgage Loan has a non-standard amortization schedule during the amortization period.  The loan is bifurcated between two pari-passu, cross-defaulted notes consisting of (i) a note with an original balance of $44,000,000 which amortizes from the first payment date and each payment date thereafter based on a 180-month amortization schedule and a 6.6700% interest rate and (ii) a note with an original balance of $57,000,000 and interest-only payments for the initial 23 periods which are followed by principal and interest payments based on a 360-month amortization schedule and a 6.6700% interest rate.  Annual Debt Service reflects the aggregate payment due during a 12 month period for the $44,000,000 note and the initial 12 months following the expiration of the interest-only period of the $57,000,000 note.  Monthly Debt Service is the Annual Debt Service divided by 12.  See Annex G-2 to the Prospectus Supplement for the related amortization schedules.

(11)
Future mezzanine debt is permitted only if 100% of proceeds are used to purchase the fee interest in the leasehold component of the property.  The mezzanine debt is subject to (i) an aggregate loan-to-value ratio based on an “as is” Appraised Value of 85.0% and (ii) an aggregate debt yield of at least 7.0%.

(12)
General Growth Properties Inc., through certain of its subsidiaries, completed the acquisition of 11 full-line Sears locations on 4/17/2012. Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase. The Sears’ leasehold interest was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears under the same economic terms as their original lease (original lease expiration 8/2/2013). Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year. Sears is treated as vacant in lender’s underwriting.

(13)
The Appraised Value presents the “as-is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “as-is” Appraised Value. The LTV Ratio at Maturity / ARD is calculated in whole or in part on the basis of the “as stabilized” Appraised Value.

(14)	For tenants with multiple lease expirations, the expiration date associated with the largest square footage is shown.

(15)
The Mortgaged Property is comprised of multiple buildings located at the following addresses in Leetsdale, Pennsylvania:  700, 800 Brickworks Drive; 33, 55, 60, 70, 80, 100, 111, 150, 180, 200, 300 Leetsdale Industrial Park Drive; 400, 401, 450 Riverport Drive; 601, 900 Riverside Place; 205 Washington Street; 501, 503, 520, 555 West Park Drive.

(16)
ArcelorMittal has given notice of its intent to vacate approximately 70,000 SF at the end of the term of its lease (10/31/2012).  Shell Lubricants has given notice of its intent to vacate at the end of the term of its lease (12/31/2012).

(17)	Clearwater International LLC (Weatherford International) has 31,500 SF expiring on 3/31/2013, 4,805 SF expiring 4/30/2013 and 119,416 SF expiring 5/31/2017.

(18)	Impact Guard is in occupancy and expected to begin paying rent in October 2012. The tenant has received 3 months of free rent and has prepaid the first month’s rent.

(19)	Most Recent cash flows are trailing 7 months annualized as of 2/29/2012.

(20)
The collateral is comprised of previously unencumbered assets, and loan proceeds were used to reimburse the loan sponsor for a portion of its all-cash acquisition of the ARC Portfolio IV Properties. The ARC Portfolio IV Properties were acquired between 2011 and 2012 at a cost of $118,226,185.

(21)
Interest on the 101 Ludlow Mortgage Loan accrues from the 1st day of the month through the last day of the month.  Monthly payments are based on a fixed principal and interest payment of $324,000 per month.

(22)
The Mortgaged Property is 100% leased on a triple-net basis to School of Visual Arts, Inc. through January 2047 with annual contractual rent increases in the amount equal to the lesser of 3% of the previous year’s rent and CPI.  The tenant is responsible for operating expenses including but not limited to taxes, utilities, insurance, repairs and maintenance.  The tenant is not responsible for taxes between $12 per SF and $14 per SF based on the property’s square footage.  A vacancy factor was not underwritten.  Non-reimbursable expenses representing a 2% management fee of $125,189 are included in Underwritten Expenses.  Contractual rent steps were not underwritten.

(23)	Ongoing Replace Reserve will be capped at approximately 24 months of ongoing monthly payments, or $179,500.

Footnotes to Annex A

(24)
The 101 Ludlow Mortgage Loan is part of a split loan structure comprised of two mortgage loans secured by the same mortgages on the Mortgaged Properties.  Following certain material events of default, the 101 Ludlow Mortgage Loan is generally senior in right of payment to the related Companion Interest.  The Underwritten NCF DSCR, the Debt Yield on Underwritten Net Cash Flow, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity / ARD are calculated based solely on the 101 Ludlow Mortgage Loan, without regard to the related Companion Interest.  With the inclusion of the related Companion Interest, the Mortgage Loan’s Underwritten NCF DSCR, the Debt Yield on Underwritten Net Cash Flow, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity / ARD are 1.14x, 8.6%, 73.9% and 67.6%.

(25)
The seismic report broke out the Mortgaged Property into 3 components: (i) the 18-story building, which had an expected loss of 10%; (ii) the two-story building, which had an expected loss of 20%, and as a result, required insurance coverage and (iii) the parking structure, which had an expected loss of 9%.  These three components resulted in an average expected loss of 12%.

(26)
Allocated loan amounts for this Mortgage Loan are based on the percentage of Appraised Value attributable to each property relative to the total Appraised Value for all of the properties subject to this Mortgage Loan. The Mortgage Loan does not permit the release of collateral. Accordingly, these allocated loan amounts are not relevant in that regard.

(27)
Other Sources consists of a $6,000,000 financing to certain direct and indirect owners of the borrowers and certain affiliates of the borrowers secured by and (i) liens on a separate pool of non-income producing properties (ii) pledges of 100% of the indirect equity interests in the borrowers.

(28)
The Mortgaged Property consists of the fee interest in three parcels which are ground leased and two office condominium units in the Riverside on James Master Condominium Unit Owners Association, which is situated on one of the ground leased parcels.

(29)	Most Recent cash flows are trailing 11 months annualized as of 2/29/2012.

(30)	Appraised Value shown includes a land value of $1,350,000.

(31)
PNC Bank, N.A. has executed a renewal on an existing 37,418 SF, as well as Phase A Expansion Space of 2,250 SF (currently vacant) and Phase B Expansion Space of 3,850 SF (currently leased to Wells Fargo through 11/30/2012).

(32)
In the event Burlington Coat Factory files for voluntary or involuntary bankruptcy and rejects the lease at the Shoppes on Main Mortgaged Property, a $2,000,000 springing recourse provision will be triggered. The amount of recourse is believed to be the necessary amount of funds needed to procure a replacement tenant(s) and pay all of the associated costs. The recourse will be voided at such time as the space is re-leased under lender approved terms and conditions. The springing recourse provision is recourse to Ivy Equities, L.L.C., Barrow Street Real Estate Fund II, L.P., BSREF II Parallel Investor I LLC and BSREF II Equity Investor I, LLC.

(33)
Annual Ground Lease Payment of $210,000 steps down to $100,000 per annum in 2016.  If the Underwritten Net Cash Flow had simply been based on the stepped down ground rent of $100,000 per annum commencing in 2016 and continuing in subsequent years, the Underwritten Net Cash Flow would have been $3,946,247 ($15.33 PSF).

(34)
At closing, the borrower deposited $1,500,000 into the TI/LC Reserve.  Subject to the alternative deposit amounts described below, the borrower is required to make monthly deposits into the TI/LC Reserve in the amount of $54,167 during the first year of the loan term, $62,500 during the second year of the loan term, $79,167 during the third year of the loan term, $83,334 during each of the fourth and fifth years of the loan term and $31,250 each year thereafter.  If AT&T does not extend its lease for a minimum of five (5) years prior to May 1, 2016 or if DSCR is less than 1.10x, cash management will be triggered and all excess cash flow will be swept and deposited as additional collateral for the loan into a separate reserve account. Excess cash flow will continue to be swept until such time as (a) AT&T extends its lease, (b) if, after May 1, 2017 DSCR is 1.10x or greater for three (3) consecutive months or (c) in the event that the sole cause of the sweep is DSCR less than 1.10x, until such time as DSCR is 1.10x or greater for three consecutive months.  The excess cash flow sweep will terminate when replacement tenants acceptable to the lender have executed leases and taken occupancy of at least 83% of the former AT&T leased premises and DSCR is 1.25x or greater for three consecutive months, at which time all of the excess cash flow that has been swept into the reserve is required to be released to the related borrower and the related borrower will be required to make monthly Ongoing TI/LC Reserve deposits of $31,250 in the first year, $36,459 in the second year, $41,667 in the third year, $52,084 in the fourth year and $83,333 in the fifth year.  Once 60% or more of the square footage of the Mortgaged Property is leased pursuant to leases that (a) have a term extending at least four (4) years past the maturity date of the Mortgage Loan, (b) pursuant to which no tenant improvements are payable (other than those that have been paid in full) and (c) have no leasing commission payable in connection therewith (other than those that have been paid in full), monthly deposits into the Ongoing TI/LC Reserve in the amount of $31,250 will be required.

(35)	Other Sources consists of preferred equity financing.

(36)
The collateral is comprised of previously unencumbered assets, and loan proceeds were used to reimburse the sponsor for a portion of their all-cash acquisition of the Cole Retail Portfolio Properties. The total purchase price for the Cole Retail Portfolio Properties was $42,525,000.

(37)	The Mortgaged Property is subject to a condominium regime.

(38)	Harris Teeter is required to make their monthly payment directly into the lockbox account. The property manager collects rents from the other tenants and deposits the money into the lockbox account.

(39)
The Mortgage Loan Rate on and after the anticipated repayment date shall be the greater of (i) the sum of (A) the yield of the most recently issued US treasury security with term at issue equal to the 10-year U.S. swap rate as shown in Bloomberg Professional Service or other comparable market data services available to lender and used by lender as interpreted by lender in its sole and absolute discretion, plus (B) 726 basis points, and (ii) 10.6500%.

Footnotes to Annex A

(40)
The mezzanine loan contains a minimum current pay interest rate of 11.0000% and an accrual rate of 13.0000%.  During the term of the loan, all excess cash flow after the payment of the first mortgage loan’s debt service, contractual reserve payments, and the mezzanine loan’s minimum current pay interest rate will be applied to pay down unpaid accrued interest which will accrue at an interest rate of 15.0000% for as long as the unpaid interest remains outstanding.

(41)
Fifth Third Bank has 67,916 SF expiring on 10/31/2019 and 3,000 SF of storage space on a MTM basis.  Freund Freeze & Arnold has 30,828 SF expiring on 11/30/2014 and 1,102 SF of storage space on a MTM basis.  Brady Ware & Schoenfeld has 23,424 SF expiring on 1/31/2015 and 1,013 SF of storage space on a MTM basis.  Porter, Wright, Morris & Arthur has 20,890 SF expiring on 8/31/2018 and 958 SF of storage space on a MTM basis.  Dinsmore & Shohl has 15,414 SF expiring on 5/31/2017 and 1,611 SF of storage space on a MTM basis.

(42)
Fifth Third Bank has subleased 4,175 SF to Statman Harris & Eyrich, LLC. The initial term of the sublease runs co-terminus with the primary lease and expires on 10/31/2019.  Brady Ware & Schoenfeld has subleased 23,424 SF to Brady, Meixner & Company, LLC, an affiliate entity. The sublease runs co-terminus with the primary lease and expires on 1/31/2015.

(43)	The Mortgaged Property located in St. John, Indiana was ground leased to Walgreens, commencing in late 2009. Walgreens is currently paying rent; however, they have not yet constructed their store.

(44)
The Jackson Street Mortgage Loan has an interest-only period and a non-standard amortization schedule during the amortization period.  After the initial 36-month interest-only period, the Mortgage Loan will begin paying principal and interest. Principal payments will be based on a 360-month amortization term and a 7.1500% interest rate and interest payments will based on a 6.5000% interest rate.  Annual Debt Service reflects the aggregate payment due during the initial 12 months following the expiration of the interest-only period.  Monthly Debt Service is the Annual Debt Service divided by 12.  See Annex G-3 to the Prospectus Supplement for the related amortization schedules.

(45)
On the Origination Date, $319,770 was reserved upfront for future rollover costs.  The Mortgage Loan is structured to collect $8,000 for future rollover costs on each Due Date prior to the amortization commencement date.  On the amortization commencement date, February 6, 2015, the monthly collection amount decreases to $6,500 per month; however, if the reserve balance equals or exceeds $200,000, the borrower will not be required to make such monthly rollover reserve payments.

(46)
The Jackson Street Mortgage Loan is part of a split loan structure comprised of two mortgage loans secured by the same mortgages on the Mortgaged Properties.  Following certain material events of default, the Jackson Street Mortgage Loan is generally senior in right of payment to the related Companion Interest.  The Underwritten NCF DSCR, the Debt Yield on Underwritten Net Cash Flow, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity / ARD are calculated based solely on the Jackson Street Mortgage Loan, without regard to the related Companion Interest.  With the inclusion of the related Companion Interest, the Mortgage Loan’s Underwritten NCF DSCR, the Debt Yield on Underwritten Net Cash Flow, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity / ARD are 0.98x, 8.3%, 74.7% and 73.3%.

(47)
Property operating information is unavailable for periods prior to April 2010 due to various reasons including failed condo conversion, the foreclosure sale, and the resultant short-term ownership by the sellers.  As the Woodland Mews Property was going through foreclosure for most of 2010, the borrower is only able to provide a partial year income statement.

(48)
The Cut-off Date LTV Ratio is the ratio, expressed as a percentage, of the Cut-off Date Balance of that mortgage loan, divided by the sum of (i) the “as-is” Appraised Value of the related mortgaged property, and (ii) a related cash reserve in the amount of $5,315,345 that is being held by the lender in connection with renovations being undertaken at the related mortgaged property based on a property improvement plan directed by the franchisor. The Cut-off Date LTV Ratio would be 87.0% if the cash reserve was not taken into account.  The LTV Ratio at Maturity / ARD is calculated on the basis of the “as stabilized” Appraised Value of $23,200,000 as of 1/1/2013.  The LTV Ratio at Maturity / ARD using the related “as-is” Appraised Value is 79.0%.

(49)	The borrower deposited $3,008,128 into a PIP reserve at closing. The borrower deposited an additional $2,307,217 into the PIP reserve post closing for a total balance of $5,315,345.

(50)
Upfront TI/LC reserve of $925,000 with ongoing monthly payments of $4,735.  The TI/LC reserve is capped at $1,225,000.  Upon executing a 5-year lease for the Mortgaged Property’s entire office space, the reserve will be reduced to $600,000 after leasing expenses are paid and to $300,000 if a 10-year lease for the Mortgaged Property’s entire office space is executed and leasing expenses are paid.

(51)
The borrower is required to make Ongoing Replacement Reserve deposits of $48,489 on each due date for the balance of the calendar year following the origination date.  For the remainder of the term of the Mortgage Loan, the borrower is required to make Ongoing Replacement Reserve deposits equal to 1/12 of 4% of the annual gross revenues for the Mortgaged Property for the immediately preceding calendar year.

(52)
Upon any disbursement from the seasonality reserve, the borrower is required to immediately replenish the seasonality reserve, up to an aggregate amount equal to $200,000, in equal monthly installments of $50,000 per month on the next succeeding due date in February and continuing through May.

(53)	Upon any disbursement of the rent reserve, the borrower is required to immediately replenish the rent reserve in an amount equal to the amount disbursed.

(54)
Upon the commencement of a cash management period, the sponsor of the borrower has 5 business days in which to enter into a payment guaranty, guaranteeing the payment of the remaining indebtedness, in lieu of sweeping the cash flow into the lockbox and cash management accounts, continuing for as long as the cash management period remains outstanding, provided that the sponsor of the borrower maintains a minimum net worth of $100 million.  If the guaranty is not entered into, then the lockbox account and cash management account will be established and utilized as long as the cash management period continues.

(55)	The Second Most Recent cash flows include January-August 2011 and November-December 2011, annualized. The Most Recent cash flows include January-August 2011 and November 2011-February 2012.

(56)
Upon the commencement of a cash management period, other than for a deferred maintenance trigger event, within 5 business days, the sponsor of the borrower can enter into a guaranty to guarantee the payment of all remaining Indebtedness so long as the cash management period remains outstanding.  If the guaranty is not timely delivered by the sponsor of the borrower, then the lockbox and cash management accounts will be established and utilized until the end of the cash management period.

(57)
Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR , Debt Yield on Underwritten Net Cash Flow, Cut-Off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated in the aggregate.

Footnotes to Annex A

(58)
The borrower plans on adding 30 additional rooms at a future date and the additional rooms will be a part of the collateral. The construction will be funded with equity and additional debt for the construction of the additional rooms is not permitted. The lender will approve a final budget and either escrow the budgeted amount or require the sponsor of the borrower to post a letter of credit equal to the budgeted amount.

(59)
Ongoing Replacement Reserve will be (i) for the first through the twelfth Due Date, an amount equal to $7,294, (ii) for the thirteenth  through the sixtieth Due Date, one-twelfth of 4% of actual annual gross revenue of the property for the previous twelve month period as determined on the anniversary of the loan origination date, and thereafter one-twelfth of 5% of actual annual gross revenue of the property for the previous twelve month period as determined on the anniversary of the loan origination date.

(60)
Ongoing Replacement Reserve will be (i) for the first through the twelfth Due Date, an amount equal to $8,726, (ii) for the thirteenth through the sixtieth Due Date, one-twelfth of 4% of actual annual gross revenue of the property for the previous twelve month period as determined on the anniversary of the loan origination date, and thereafter one-twelfth of 5% of actual annual gross revenue of the property for the previous twelve month period as determined on the anniversary of the loan origination date.

(61)
Ongoing Replacement Reserve will be (i) for the first through the twelfth Due Date, an amount equal to $7,006, (ii) for the thirteenth through the sixtieth Due Date, one-twelfth of 4% of actual annual gross revenue of the property for the previous twelve month period as determined on the anniversary of the loan origination date, and thereafter one-twelfth of 5% of actual annual gross revenue of the property for the previous twelve month period as determined on the anniversary of the loan origination date.

(62)
Ongoing Replacement Reserve will be, until the Due Date in September 2012, $24,102.79, and thereafter adjusting on the Due Date in each March, June, September and December to be an amount equal to one-third of 4% of the gross revenue of the property for the prior three month quarter most recently ended, as the case may be.

(63)	Ongoing RE Tax Reserve is currently $14,975/month. Starting with the June 2012 payment, the Ongoing RE Tax Reserve will be $23,613/month.

(64)
Ongoing Replacement Reserve will be, until the Due Date in July 2012, $18,954.59, and thereafter adjusting on the Due Date in each July, October, January and April to be an amount equal to one-twelfth of 4% of the gross revenue of the property for the twelve month period ended on March 31 (with respect to the adjustment on the Due Date in July), June 30 (with respect to the adjustment on the Due Date in October), September 30 (with respect to the adjustment on the Due Date in January) or December 31 (with respect to the adjustment on the Due Date in April), as the case may be.

(65)	In addition to the Environmental Phase II report dated 1/24/2012, a subsurface investigation report dated 3/16/2012 was prepared for the Mortgaged Property.

(66)
Ongoing Replacement Reserve will be for the first through the twelfth Due Date, an amount equal to $22,958.33, (ii) for the thirteenth Due Date through the Due Date immediately preceding the satisfaction of the new license conditions, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12th of 5% of actual annual revenue of the property for the previous twelve month period as determined on the anniversary of the closing date, and (iii) after the satisfaction of the new license conditions, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12th of 4% of actual annual revenue of the property for the previous twelve month period as determined on the anniversary of the loan origination date.

(67)	The Metropolitan Jax Property includes 116 residential units which are part of the collateral.

(68)	Ongoing TI/LC Reserve of $14,166.67, until Burlington Coat Factory’s renewal or a replacement tenant takes its place then decreasing to $10,416.67.

(69)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $200,000, the borrower is required to deposit $3,220 in the Ongoing TI/LC Reserve on each monthly due date until such funds on deposit are equal to $200,000.

(70)
Other Monthly Reserve is for the Bi-Lo reserve account, $5,416.67 to be collected monthly, unless there is a Bi-Lo trigger period, in which case there will be a cash flow sweep for the remaining cash flow after the monthly deposits.  If the Bi-Lo lease is extended or renewed pursuant to the terms approved by Lender, or a replacement tenant takes occupancy, then the monthly deposit will cease and can be disbursed.

(71)	The square footage shown, 95,595 SF, includes 8,000 SF of pallet storage. Occupancy % is calculated based upon 87,595 SF, which excludes the 8,000 SF of pallet storage.

(72)
The Mortgaged Property has two components and was underwritten as one property. One appraisal was prepared for the Broadway Industrial Property as of July 1, 2011.  A Phase I environmental report and engineering report was prepared for each component.  Phase I environmental reports for the STADCO and Veolia components are dated as of 6/10/2011 and 6/20/2011, respectively.  Both engineering reports are dated as of 6/20/2011.

(73)	Automobile Association of America (3,600 SF) has a signed lease but is not expected to open and begin paying rent until June 2012.

(74)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $238,713, the borrower is required to deposit $6,631 in the Ongoing TI/LC Reserve on each monthly due date until the funds in the Ongoing TI/LC Reserve are equal to $238,713.

(75)
Provided there is no uncured event of default, lender’s consent is not required for the construction of up to 15,000 SF of additional improvements at the properties, so long as the cost of the improvements does not exceed $300,000, borrower provides prior written notice to lender of such material alteration together with applicable plans and specifications, which will be subject to the prior written consent of lender, which consent may not be unreasonably withheld, conditioned or delayed, borrower provides evidence of available capital to pay for the material alterations and other terms as outlined in the loan agreement.

(76)
If, at any time, the amount of funds on deposit in the Ongoing Replacement Reserve is less than $30,000, the borrower is required to deposit $250 in the Ongoing Replacement Reserve on each monthly Due Date until the funds on deposit in the Ongoing Replacement Reserve are equal to $30,000.

(77)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $90,000, the borrower is required to deposit $750 in the Ongoing TI/LC Reserve on each monthly Due Date until the funds on deposit in the Ongoing TI/LC Reserve are equal to $90,000.

(78)
The collateral was previously unencumbered, and loan proceeds were used to reimburse the sponsor for their all-cash acquisition of the 25 West 51st Street Mortgaged Property in 2006. The total purchase price for the 25 West 51st Street Mortgaged Property was $4,060,500.

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ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

May 18, 2012

Structural and Collateral Term Sheet

$1,623,228,182
(Approximate Mortgage Pool Balance)

$1,456,847,000
(Offered Certificates)

GS Mortgage Securities Trust 2012-GCJ7
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2012-GCJ7

Jefferies LoanCore LLC
Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Archetype Mortgage Funding I LLC
As Sponsors

Goldman, Sachs & Co.	Jefferies

Citigroup

Co-Lead Managers and Joint Bookrunners

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Initial Certificate Principal or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$88,050,000		30.000	%(4)	1.144%	Fixed	2.22	07/12 – 07/16
Class A-2	$243,624,000		30.000	%(4)	2.318%	Fixed	4.60	07/16 – 09/17
Class A-3	$48,140,000		30.000	%(4)	3.206%	Fixed	6.68	02/19 – 02/19
Class A-4	$673,926,000		30.000	%(4)	3.377%	Fixed	9.19	12/20 – 03/22
Class A-AB	$82,519,000		30.000	%(4)	2.935%	Fixed	6.91	09/17 – 12/20
Class X-A	$1,308,727,000	(5)	N/A		2.633%	Variable IO(6)	N/A	N/A
Class A-S	$172,468,000		19.375%		4.085%	Fixed	9.85	03/22 – 05/22
Class B	$93,336,000		13.625%		4.740%	Fixed	9.93	05/22 – 05/22
Class C	$54,784,000		10.250%		5.721%	Variable(7)	9.93	05/22 – 05/22

NON-OFFERED CERTIFICATES
Non-Offered Class	Initial Certificate Principal or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class X-B	$314,501,182	(5)	N/A		0.524%	Variable IO(6)	N/A	N/A
Class D	$64,929,000		6.250%		5.721%	Variable(7)	9.93	05/22 – 05/22
Class E	$26,377,000		4.625%		5.000%	Fixed(8)	9.93	05/22 – 05/22
Class F	$26,378,000		3.000%		5.000%	Fixed(8)	9.93	05/22 – 05/22
Class G	$48,697,182		0.000%		5.000%	Fixed(8)	9.93	05/22 – 05/22
Class S(9)	N/A		N/A		N/A	N/A	N/A	N/A
Class R(10)	N/A		N/A		N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-171508) and dated May 11, 2012 (the “Base Prospectus”) and a separate Prospectus Supplement dated May 18, 2012 (“Prospectus Supplement”).  Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned thereto elsewhere in the Prospectus Supplement or, if not defined therein, then in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time.  The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates, as described in the Prospectus Supplement.

(7)
For any distribution date, the pass-through rates of the Class C and Class D certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
For any distribution date, the pass-through rates of the Class E, Class F and Class G certificates will each be equal to a per annum rate equal to the lesser of the initial pass-through rate for such class specified in the table and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)
The Class S certificates will not have a principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.

(10)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interest in multiple REMICs, as further described in the Prospectus Supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,623,228,182
Number of Mortgage Loans	79
Number of Mortgaged Properties	175
Average Cut-off Date Mortgage Loan Balance	$20,547,192
Weighted Average Mortgage Interest Rate	5.7985%
Weighted Average Remaining Term to Maturity (months)(2)	104
Weighted Average Remaining Amortization Term (months)(3)	332
Weighted Average Cut-off Date LTV Ratio(4)(5)	64.4%
Weighted Average Maturity Date LTV Ratio(2)(5)(6)	54.5%
Weighted Average Underwritten Debt Service Coverage Ratio(5)(7)(8)	1.50	x
Weighted Average Debt Yield on Underwritten NOI(5)(9)	11.7%
% of Mortgage Loans with Additional Debt	21.9%
% of Mortgaged Properties with Single Tenants	8.9%

(1)
The 101 Ludlow mortgage loan and its related subordinate B-note (a “Companion Loan” and together with the 101 Ludlow mortgage loan, the “101 Ludlow Whole Loan”) are both secured by the same mortgage instrument on the same mortgaged property. Likewise, the Jackson Street mortgage loan and its related subordinate B-note (also a “Companion Loan” and, together with the Jackson Street mortgage loan, the “Jackson Street Whole Loan”) are both secured by the same mortgage instrument on the same mortgaged property. All information presented in this Term Sheet with respect to these two mortgage loans is calculated without regard to the related Companion Loans, unless otherwise indicated. With the inclusion of the related Companion Loans, the Cut-off Date Balance per Unit, the DSCR based on Underwritten NOI / NCF, the Debt Yield Based on Underwritten NOI / NCF, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio of the 101 Ludlow Whole Loan and the Jackson Street Whole Loan (together, the “Whole Loans”) are $161,622 and $348, 1.16x / 1.14x and 1.02x / 0.98x,   8.6% / 8.5% and 8.3% / 7.9%, 73.9% and 74.7%, and 67.6% and 73.3%, respectively.

(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are considered as if they mature on the related anticipated repayment date.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Embassy Suites - Aurora, CO mortgage loan, the Cut-off Date LTV Ratio is the ratio, expressed as a percentage, of the Cut-off Date Balance of that mortgage loan, divided by the sum of (i) the “as-is” appraised value of the related mortgaged property, and (ii) a related cash reserve in the amount of $5,315,345 that is being held by the lender in connection with renovations being undertaken at the related mortgaged property based on a property improvement plan directed by the franchisor. The Cut-off Date LTV Ratio would be 87.0% if the cash reserve was not taken into account.

(5)
Unless otherwise indicated, with respect to the Motel – 6 Anchorage, Comfort Inn Ship Creek – Anchorage and Microtel Inn and Suites – Anchorage mortgage loans (the “Anchorage Loans”), which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the Underwritten Debt Service Coverage Ratio, the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF of the mortgage loans are presented in the aggregate.

(6)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to the Leetsdale Industrial Park mortgage loan, the Inn at Key West mortgage loan, the Holiday Inn Manhattan View mortgage loan, the Embassy Suites – Aurora, CO mortgage loan, the DoubleTree Charlottesville mortgage loan, the Sheraton Hotel Louisville Riverside mortgage loan, the 218 Peachtree Street, NE mortgage loan, and the Holiday Inn – Grand Rapids mortgage loan, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. The Maturity Date LTV Ratio using the related “as-is” appraised value for each of these mortgage loans is 58.7%, 61.3%, 49.0%, 79.0%, 58.2%, 53.2%, 60.6% and 42.5%, respectively.  With respect to the IRG Portfolio mortgage loan, the Maturity Date LTV was calculated based on the blended amounts using the “as stabilized” appraised value for the Wheatfield Business Park, IGH Distribution, Mentor Business Park II and Poughkeepsie Business Park mortgaged properties. The Maturity Date LTV Ratio of the IRG Portfolio mortgage loan using the related “as-is” appraised value for every IRG Portfolio mortgaged property is 47.0%. With respect to the Extra Space Self Storage Portfolio mortgage loan, the Maturity Date LTV was calculated based on the blended amounts using the “as stabilized” appraised value for the Extra Space Storage #8231, Extra Space Storage #8234 and Extra Space Storage #8223 mortgaged properties. The Maturity Date LTV Ratio of the Extra Space Self Storage Portfolio mortgage loan using the related “as-is” appraised value for every Extra Space Self Storage Portfolio mortgaged property is 45.6%. With respect to the Anchorage Loans, the Maturity Date LTV was calculated based on the blended cross-collateralized amounts using the “as-is” appraised value for Motel 6 – Anchorage and Microtel Inn and Suites – Anchorage, and the “as stabilized” value for Comfort Inn Ship Creek – Anchorage. The Maturity Date LTV Ratio using the related “as-is” appraised value for each of the Anchorage Loans is 45.4%. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest-only payment. With respect to the 1414 & 1418 K Street mortgage loan, the Underwritten Debt Service Coverage Ratio reflects a master lease between the borrower and an affiliate of the borrower. The Underwritten Debt Service Coverage Ratio without taking the master lease into account is 1.20x. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.

(8)
With respect to the 1155 F Street, Columbia Business Center, and Jackson Street mortgage loans, the Underwritten Debt Service Coverage Ratio is calculated using such mortgage loan’s non-standard amortization schedule as set forth on Annex G-1, Annex G-2 and Annex G-3, respectively, in the Prospectus Supplement.  See “Cut-off Date DSCR” in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement.

(9)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan.  With respect to the 1414 & 1418 K Street mortgage loan, the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF reflects a master lease between the borrower and an affiliate of the borrower. The Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF without taking the master lease into account are 9.0% and 8.5%, respectively.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Jefferies & Company, Inc. Citigroup Global Markets Inc.

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$1,623,228,182

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Deutsche Bank National Trust Company

Operating Advisor:	Situs Holdings, LLC

Pricing:	May 2012

Closing:	June 7, 2012

Cut-off Date:	For each mortgage loan, the related due date in June 2012

Determination Date:	The 6th day of each month or next business day

Distribution Date:	The 4th business day after the Determination Date, commencing in July 2012

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	May 2045

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A: $1,000,000 minimum); $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,623,228,182 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 79 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,623,228,182 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $20,547,192 and are secured by 175 mortgaged properties located throughout 36 states and the District of Columbia

—	LTV: 64.4% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.50x weighted average Underwritten Debt Service Coverage Ratio

—
Underwritten NOI Debt Yield:  16.7% to Class A-1 / A-2 / A-3 / A-4 / A-AB, calculated, with respect to each such class of certificates, as (x) aggregate Underwritten Net Operating Income for all the mortgaged properties of $189,348,717, divided by (y) the aggregate certificate principal amount of all such classes of certificates

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 92.7% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	65.6% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	27.1% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at maturity

—	Hard Lockboxes: 75.3% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 92.3% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 74 mortgage loans representing 95.0% of the Initial Pool Balance

–	Insurance: 63 mortgage loans representing 77.2% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 69 mortgage loans representing 81.5% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 31 mortgage loans representing 71.4% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 86.2% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

–	1.1% of the mortgage loans by Initial Pool Balance permit either defeasance or yield maintenance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Total Pool:

—	Retail: 25.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (9.1% are anchored retail properties, 5.7% are regional malls)

—	Office: 22.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Industrial: 22.2% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Multifamily: 10.7% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 7.5% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Mixed Use: 5.6% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

■
Geographic Diversity:  The 175 mortgaged properties are located throughout 36 states and the District of Columbia, with only four states having greater than 10.0% of the allocated Initial Pool Balance: Washington (12.1%), Florida (11.5%), New York (10.8%), California (10.4%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Jefferies LoanCore LLC	23	52	$749,575,944	46.2%
Goldman Sachs Mortgage Company	27	37	541,879,589	33.4
Citigroup Global Markets Realty Corp.	22	79	244,501,611	15.1
Archetype Mortgage Funding I LLC	7	7	87,271,038	5.4
Total	79	175	$1,623,228,182	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Beds	Cut-off Date Balance Per SF / Bed	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
1155 F Street	$130,000,000	8.0%	Office	253,151	$514	1.23	x	8.8%	55.4%
Columbia Business Center	99,867,717	6.2	Industrial	2,330,371	$43	1.26	x	12.2%	68.1%
Bellis Fair Mall	93,246,596	5.7	Retail	538,226	$173	1.68	x	11.8%	64.3%
IRG Portfolio	87,695,945	5.4	Flex/Warehouse	9,138,720	$10	1.41	x	14.0%	62.2%
Leetsdale Industrial Park	61,937,858	3.8	Industrial	1,978,268	$31	1.63	x	12.2%	70.8%
The Outlet Shoppes at Oklahoma City	59,544,510	3.7	Retail	348,600	$171	1.43	x	11.5%	66.2%
ARC Portfolio IV	54,300,000	3.3	Industrial/Retail/Office	615,235	$88	2.28	x	14.7%	46.1%
101 Ludlow	52,511,018	3.2	Multifamily	361	$145,460	1.27	x	9.6%	66.5%
110 Plaza San Diego	52,000,000	3.2	Office	325,977	$160	1.32	x	10.6%	65.0%
McCraney Industrial Portfolio	47,138,543	2.9	Industrial/Office	881,026	$54	1.45	x	11.3%	71.5%
Top 10 Total / Wtd. Avg.	$738,242,187	45.5%				1.46	x	11.5%	63.0%
Remaining Total / Wtd. Avg.	884,985,995	54.5				1.54	x	11.8%	65.6%
Total / Wtd. Avg.	$1,623,228,182	100.0%				1.50	x	11.7%	64.4%

Mortgage Loans with Existing Secured, Mezzanine and Other Financing
Mortgage Loan Name	Cut-off Date Balance	Subordinated Companion Loan Cut-off Date Balance	Mezzanine Debt Cut- off Date Balance	Other Cut- off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR		Total Debt DSCR
1155 F Street	$130,000,000	NA	$19,936,478	NA	$149,936,478	6.1363%	55.4%	63.9%	1.23	x	1.01	x
101 Ludlow	$52,511,018	$5,834,557	NA	NA	$58,345,575	6.2910%	66.5%	73.9%	1.27	x	1.14	x
McCraney Industrial Portfolio(1)	$47,138,543	NA	NA	$6,000,000	NA	NA	71.5%	NA	1.45	x	NA
Shoppes on Main	$35,700,678	NA	$9,049,475	NA	$44,750,153	7.2500%	62.6%	78.5%	1.31	x	1.05	x
Independence Place(2)	$25,962,793	NA	NA	$1,000,000	NA	NA	72.1%	NA	1.30	x	NA
Holiday Inn Manhattan View	$19,000,000	NA	$6,000,000	NA	$25,000,000	7.5876%	51.4%	67.6%	1.61	x	1.10	x
Jackson Street	$16,000,000	$2,750,000	NA	NA	$18,750,000	7.1500%	63.7%	74.7%	1.25	x	0.98	x
940 8th Avenue	$14,939,524	NA	$2,000,000	NA	$16,939,524	6.6618%	69.5%	78.8%	1.26	x	1.00	x
Little Palm Island(3)	$14,744,227	NA	NA	NA	NA	NA	55.8%	NA	1.63	x	NA

(1)
A secured mortgage loan to certain direct and indirect owners of the borrowers and certain affiliates of the borrowers secured by a separate pool of non-income producing properties, that is also secured by pledges of 100% of the indirect equity interests in the borrowers.

(2)	A preferred equity investment by Jefferies LoanCore LLC.
(3)
Direct and indirect equity ownership interests were pledged as security for a loan facility extended to certain owners of such direct and indirect interests or their affiliates. See “Description of the Mortgage Pool—Additional Indebtedness” in the Prospectus Supplement.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	75	$418,061,480	25.8%	1.65	x	63.1%	11.6%
Anchored	12	147,866,081	9.1	1.65	x	61.9%	11.6%
Regional Mall	1	93,246,596	5.7	1.68	x	64.3%	11.8%
Single Tenant Retail	57	69,149,848	4.3	1.80	x	59.8%	11.7%
Outlet Mall	1	59,544,510	3.7	1.43	x	66.2%	11.5%
Shadow Anchored	2	19,538,471	1.2	1.44	x	71.3%	10.4%
Lifestyle Center	1	18,288,507	1.1	1.86	x	60.7%	13.2%
Power Center / Big Box	1	10,427,468	0.6	1.53	x	63.5%	11.8%
Office	15	$369,289,529	22.8%	1.38	x	62.3%	10.5%
CBD	4	224,100,000	13.8	1.27	x	60.3%	9.5%
General Suburban	5	62,286,835	3.8	1.47	x	69.8%	10.9%
General Urban	4	57,094,108	3.5	1.58	x	62.3%	12.8%
Data Center	1	15,619,222	1.0	1.80	x	54.0%	15.2%
Medical	1	10,189,364	0.6	1.44	x	71.3%	10.0%
Industrial	27	$361,115,303	22.2%	1.47	x	66.4%	12.5%
Warehouse	19	239,650,081	14.8	1.44	x	64.6%	12.7%
Industrial / Warehouse w/Office	1	61,937,858	3.8	1.63	x	70.8%	12.2%
Flex	7	59,527,364	3.7	1.44	x	68.7%	12.1%
Multifamily	11	$172,971,579	10.7%	1.36	x	70.2%	10.2%
Student Housing	2	62,489,891	3.8	1.28	x	66.9%	9.5%
Garden	5	48,750,235	3.0	1.46	x	72.2%	11.3%
Garden / Military	1	25,962,793	1.6	1.30	x	72.1%	9.9%
Conventional	2	17,982,126	1.1	1.49	x	71.2%	10.8%
High-rise	1	17,786,534	1.1	1.29	x	72.7%	9.1%
Hospitality	10	$122,138,935	7.5%	1.60	x	59.4%	14.5%
Full Service	6	85,174,533	5.2	1.55	x	58.2%	14.4%
Limited Service	4	36,964,402	2.3	1.73	x	62.2%	14.7%
Mixed Use	6	$90,747,853	5.6%	1.56	x	67.4%	11.8%
Office / Retail	2	60,439,524	3.7	1.61	x	66.9%	12.1%
Parking Garage / Retail / Office	1	11,490,037	0.7	1.52	x	71.8%	11.5%
Multifamily / Office	1	11,000,000	0.7	1.37	x	68.3%	11.6%
Multifamily / Retail	1	4,195,682	0.3	1.37	x	64.5%	9.0%
Manufactured Housing / Self Storage	1	3,622,610	0.2	1.64	x	62.9%	12.9%
Self Storage	15	$50,578,741	3.1%	1.59	x	58.5%	12.2%
Manufactured Housing	15	$36,217,649	2.2%	1.54	x	71.1%	12.1%
Ground Leased Land	1	$2,107,112	0.1%	1.19	x	72.0%	9.3%
Total / Wtd. Avg.	175	$1,623,228,182	100.0%	1.50	x	64.4%	11.7%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value	% of Total Appraised Value	Underwritten NOI	% of Total Underwritten NOI
Washington	3	$197,019,582	12.1%	$297,550,000	11.7%	$23,596,810	12.5%
Florida	18	186,004,512	11.5	275,075,000	10.8	21,805,470	11.5
New York	10	174,622,502	10.8	290,050,000	11.4	19,208,520	10.1
California	13	169,339,517	10.4	266,890,000	10.5	18,647,915	9.8
District of Columbia	1	130,000,000	8.0	234,800,000	9.2	11,441,641	6.0
Pennsylvania	10	91,945,229	5.7	141,125,000	5.5	11,817,019	6.2
Ohio	16	71,160,419	4.4	108,440,000	4.2	9,042,105	4.8
Illinois	8	67,161,875	4.1	103,870,000	4.1	7,476,208	3.9
Michigan	8	61,637,436	3.8	87,100,000	3.4	7,736,641	4.1
Oklahoma	2	60,936,461	3.8	91,950,000	3.6	7,058,916	3.7
Virginia	6	59,867,168	3.7	93,600,000	3.7	8,113,144	4.3
Georgia	4	56,028,194	3.5	79,700,000	3.1	6,286,660	3.3
Connecticut	3	44,154,589	2.7	70,130,000	2.7	4,745,379	2.5
North Carolina	7	37,016,769	2.3	52,720,000	2.1	4,035,288	2.1
Arizona	4	29,452,042	1.8	46,200,000	1.8	3,295,732	1.7
Colorado	4	27,257,750	1.7	34,370,000	1.3	3,342,547	1.8
Utah	1	23,210,000	1.4	30,800,000	1.2	2,497,248	1.3
Texas	9	22,741,832	1.4	43,990,000	1.7	3,475,018	1.8
Alaska	4	21,944,402	1.4	38,720,000	1.5	3,490,114	1.8
Indiana	3	15,522,241	1.0	25,360,000	1.0	1,984,509	1.0
Kansas	2	15,423,166	1.0	21,200,000	0.8	1,634,429	0.9
South Carolina	1	8,956,482	0.6	13,500,000	0.5	1,054,999	0.6
Idaho	3	7,180,260	0.4	14,809,000	0.6	927,683	0.5
Minnesota	2	6,893,855	0.4	12,080,000	0.5	1,068,447	0.6
New Jersey	2	6,185,698	0.4	11,300,000	0.4	705,639	0.4
Maryland	3	5,893,268	0.4	10,975,000	0.4	787,265	0.4
Delaware	1	5,000,000	0.3	15,300,000	0.6	1,071,889	0.6
Massachusetts	1	4,381,869	0.3	6,600,000	0.3	451,050	0.2
Kentucky	2	4,063,397	0.3	6,520,000	0.3	492,935	0.3
New Mexico	1	3,158,998	0.2	4,800,000	0.2	325,920	0.2
Missouri	8	2,500,000	0.2	7,730,000	0.3	549,073	0.3
Nebraska	2	2,468,669	0.2	3,160,000	0.1	291,073	0.2
Louisiana	4	1,400,000	0.1	4,120,000	0.2	291,558	0.2
Wisconsin	3	900,000	0.1	2,760,000	0.1	191,888	0.1
Mississippi	3	900,000	0.1	2,740,000	0.1	199,872	0.1
Alabama	2	600,000	0.04	1,990,000	0.1	145,879	0.1
Tennessee	1	300,000	0.02	930,000	0.04	62,234	0.03
Total	175	$1,623,228,182	100.0%	$2,552,954,000	100.0%	$189,348,717	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
	Number		% of				% of
	of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
2,248,816 - 4,999,999	14	$51,802,531	3.2%	32.7 - 44.9	1	$5,000,000	0.3%
5,000,000 - 9,999,999	13	92,040,540	5.7	45.0 - 49.9	3	80,672,233	5.0
10,000,000 - 14,999,999	21	259,614,750	16.0	50.0 - 54.9	4	72,349,222	4.5
15,000,000 - 19,999,999	10	168,604,837	10.4	55.0 - 59.9	9	197,791,759	12.2
20,000,000 - 29,999,999	7	165,286,276	10.2	60.0 - 64.9	18	352,923,772	21.7
30,000,000 - 49,999,999	5	194,775,605	12.0	65.0 - 69.9	23	513,477,350	31.6
50,000,000 - 69,999,999	5	280,293,385	17.3	70.0 - 75.4	21	401,013,846	24.7
70,000,000 - 99,999,999	3	280,810,258	17.3	Total	79	$1,623,228,182	100.0%
100,000,000 - 130,000,000	1	130,000,000	8.0	(1) See footnotes (4) and (5) to the table entitled “Mortgage Pool
Total	79	$1,623,228,182	100.0%	Characteristics” above.

Distribution of Underwritten DSCRs(1)				Distribution of Maturity Date/ARD LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of UW	Mortgage		Pool	Range of Maturity	Mortgage		Pool
DSCR (x)	Loans	Cut-off Date Balance	Balance	Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
1.19 - 1.29	10	$375,869,076	23.2%	32.7 - 39.9	1	$5,000,000	0.3%
1.30 - 1.39	14	258,488,081	15.9	40.0 - 44.9	6	126,417,696	7.8
1.40 - 1.49	18	381,919,432	23.5	45.0 - 49.9	10	268,222,024	16.5
1.50 - 1.59	8	72,026,726	4.4	50.0 - 54.9	23	458,217,645	28.2
1.60 - 1.69	14	284,254,745	17.5	55.0 - 59.9	22	410,054,752	25.3
1.70 - 1.79	6	105,767,991	6.5	60.0 - 64.9	13	245,401,222	15.1
1.80 - 1.89	5	47,872,132	2.9	65.0 - 67.3	4	109,914,843	6.8
1.90 - 3.76	4	97,030,000	6.0	Total	79	$1,623,228,182	100.0%
Total	79	$1,623,228,182	100.0%	(1) Maturity Date/ARD LTV Ratio is calculated on the basis of the “as
(1) See footnotes (5) and (7) to the table entitled “Mortgage Pool				stabilized” appraised value for 11 of the mortgage loans. See footnotes
Characteristics” above.				(5) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)				Distribution of Loan Purpose
			% of				% of
	Number of		Initial		Number of		Initial
	Mortgage	Cut-off Date	Pool		Mortgage		Pool
Amortization Type	Loans	Balance	Balance	Loan Purpose	Loans	Cut-off Date Balance	Balance
Amortizing (30 Years)	36	$550,770,772	33.9%	Refinance	60	$1,260,182,251	77.6%
Amortizing (25 Years)	18	235,556,703	14.5	Acquisition	16	282,354,411	17.4
Amortizing (20.5 Years)	1	99,867,717	6.2	Recapitalization	3	80,691,520	5.0
Amortizing (24.8 Years)	1	87,695,945	5.4	Total	79	$1,623,228,182	100.0%
Amortizing (35.4 Years)	1	52,511,018	3.2
Amortizing (20 Years)	2	19,443,812	1.2	Distribution of Mortgage Interest Rates
Amortizing (30.1 Years)	1	10,573,997	0.7				% of
Amortizing (27 Years)	1	8,663,375	0.5		Number of		Initial
Interest Only, Then				Range of Mortgage	Mortgage		Pool
Amortizing(2)	13	439,479,543	27.1	Interest Rates (%)	Loans	Cut-off Date Balance	Balance
Interest Only	4	97,030,000	6.0	5.000 - 5.249	9	$225,894,755	13.9%
Interest Only - ARD	1	21,635,300	1.3	5.250 - 5.499	15	312,858,517	19.3
Total	79	$1,623,228,182	100.0%	5.500 - 5.749	11	346,015,576	21.3
(1) All of the mortgage loans will have balloon payments at maturity date.				5.750 - 5.999	16	190,721,274	11.7
(2) Original partial interest only periods range from 2 to 60 months.				6.000 - 6.249	12	238,831,529	14.7
				6.250 - 6.499	9	119,747,011	7.4
Distribution of Lockboxes				6.500 - 7.250	7	189159521	11.7
			% of	Total	79	$1,623,228,182	100.0%
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Lockbox Type	Loans	Balance	Balance
Hard	44	$1,221,684,719	75.3%
Soft	12	212,581,956	13.1
Springing	22	181,768,699	11.2
None	1	7,192,809	0.4
Total	79	$1,623,228,182	100.0%

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
8.8 - 9.9	14	$352,586,283	21.7%	Interest Only	5	$118,665,300	7.3%
10.0 - 10.9	15	254,853,111	15.7	240 - 300	24	483,495,177	29.8
11.0 - 11.9	16	351,656,002	21.7	301 - 425	50	1,021,067,706	62.9
12.0 - 12.9	9	219,748,193	13.5	Total	79	$1,623,228,182	100.0%
13.0 - 13.9	14	224,028,317	13.8	(1) All of the mortgage loans will have balloon payments at maturity.
14.0 - 14.9	3	154,763,113	9.5
15.0 - 21.4	8	65,593,165	4.0	Distribution of Remaining Amortization Terms(1)
Total	79	$1,623,228,182	100.0%	Range of			% of
(1) See footnote (5) and (8) to the table entitled “Mortgage Pool				Remaining	Number of		Initial
Characteristics” above.				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	5	$118,665,300	7.3%
			% of	230 - 300	24	483,495,177	29.8
Range of	Number of		Initial	301 - 361	50	1,021,067,706	62.9
Debt Yields on	Mortgage		Pool	Total	79	$1,623,228,182	100.0%
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	(1) All of the mortgage loans will have balloon payments at maturity.
8.6 - 9.9	24	$571,737,162	35.2%
10.0 - 10.9	19	417,703,097	25.7	Distribution of Prepayment Provisions
11.0 - 11.9	13	335,001,598	20.6				% of
12.0 - 12.9	12	157,781,454	9.7		Number of		Initial
13.0 - 13.9	5	52,121,247	3.2	Prepayment	Mortgage		Pool
14.0 - 19.5	6	88,883,625	5.5	Provision	Loans	Cut-off Date Balance	Balance
Total	79	$1,623,228,182	100.0%	Defeasance	66	$1,399,869,215	86.2%
(1) See footnotes (5) and (8) to the table entitled “Mortgage Pool				Yield Maintenance	11	206,279,902	12.7
Characteristics” above.				Defeasance or Yield
				Maintenance	2	17,079,065	1.1
Mortgage Loans with Original Partial Interest Only Periods				Total	79	$1,623,228,182	100.0%
Range of Original
Partial Interest	Number of		% of Initial	Distribution of Escrow Types
Only Period	Mortgage	Cut-off Date	Pool				% of
(months)	Loans	Balance	Balance		Number of		Initial
2 - 24	9	$338,048,543	20.8%		Mortgage		Pool
25 - 36	3	$83,500,000	5.1%	Escrow Type	Loans	Cut-off Date Balance	Balance
37 - 60	1	$17,931,000	1.1%	Replacement
				Reserves(1)	69	$1,322,325,946	81.5%
Distribution of Original Terms to Maturity/ARD				Real Estate Tax	74	$1,542,832,742	95.0%
Range of Original			% of	Insurance	63	$1,253,600,046	77.2%
Term to	Number of		Initial	TI/LC(2)	31	$886,421,041	71.4%
Maturity/ARD	Mortgage		Pool	(1) Includes mortgage loans with FF&E reserves.
(months)	Loans	Cut-off Date Balance	Balance	(2) Percentage of total office, retail, industrial and mixed use properties only.
60	11	$167,772,988	10.3%
61 - 120	66	1,309,697,580	80.7
121 - 144	2	145,757,614	9.0
Total	79	$1,623,228,182	100.0%

Distribution of Remaining Terms to Maturity/ARD
Range of			% of
Remaining Terms	Number of		Initial
to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
49 - 60	12	$214,911,532	13.2%
61 - 119	67	1,408,316,651	86.8
Total	79	$1,623,228,182	100.0%

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Prospectus Supplement, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts.

3.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S certificates:  (i) first, to interest on Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

5.   Class B certificates:  (i) first, to interest on Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on Class B certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

6.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class C, Class D, Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class B certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, A-S, B, C, D, E, F and G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class B, Class C, Class D, Class E, Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate portion of such yield maintenance charge allocated to such YM Group, and (B) any portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions to the applicable Sequential Pay Certificates, will be distributed to the Class X-A or Class X-B certificates, as applicable, in such YM Group.  If there is more than one class of Sequential Pay Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are allocable to such YM Group, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class S or Class R certificates.  Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class B, Class C, and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Prospectus Supplement) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class S and Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3, Class A-4 and Class  A-AB certificates would be affected on a pari passu basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates).  With respect to each mortgage loan that is part of a split loan structure, the appraisal reduction amount will be calculated based on the principal balance of the Whole Loan and will be allocated to the related Companion Loan prior to being allocated to the related mortgage loan. A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class (or the directing holder of a Whole Loan), certain certificateholders (and/or Companion Loan holders) will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amount, as applicable, of the Class A-1, A-2, A-3, A-4, A-AB, A-S, X-A, B, C and D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Whole Loans
Until the occurrence of certain trigger events, the holder of the related Companion Loan will be the directing holder (the “Whole Loan Directing Holder”) of a Whole Loan. Solely with respect to each Whole Loan, so long as it is the related Whole Loan Directing Holder, the holder of the related Companion Loan will have certain rights pursuant to the related co-lender agreement.

For so long as the holder of the related Companion Loan is the applicable Whole Loan Directing Holder, it will be entitled to approve or direct material servicing decisions and have the right to replace the special servicer for the related Whole Loan (provided that, unless a Control Termination Event has occurred and is continuing, the related Whole Loan Directing Holder will be required to obtain the consent of the Controlling Class Representative to terminate and replace the special servicer with respect to the related Whole Loan without cause). In addition, the holder of a Companion Loan will have the right to cure defaults affecting the related mortgage loan and the right to purchase the related mortgage loan following a material default. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement.

STRUCTURAL OVERVIEW (continued)

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Raith-Green Investors LLC will be the initial controlling class holder and is expected to appoint an affiliate, Raith Capital Management, LLC to be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the servicer and the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.  Also, the Controlling Class Representative will not have any rights with respect to a Whole Loan for so long as the holder of the related Companion Loan is the Whole Loan Directing Holder for such Whole Loan.

If at any time that Raith-Green Investors LLC, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

STRUCTURAL OVERVIEW (continued)

Servicing Standard
In all circumstances, the special servicer is obligated to act in the best interests of the certificateholders and, in the case of a Whole Loan, the holder of the related Companion Loan (as a collective whole as if such certificateholders and, if applicable, such holder of the related Companion Loan constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—   for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (other than with respect to a Whole Loan for as long as the holder of the related Companion Loan is the applicable Whole Loan Directing Holder, unless such Whole Loan Directing Holder or its respective designee consents).  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but in the case of a Whole Loan, for as long as the holder of the related Companion Loan is the applicable Whole Loan Directing Holder, subject to the consent of such Whole Loan Directing Holder or its respective designee) resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates, (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

In the case of a Whole Loan, for so long as it is the applicable Whole Loan Directing Holder, the holder of the related Companion Loan or its designee may, with or without cause, terminate the special servicer for that Whole Loan; provided that, unless a Control Termination has occurred and is continuing such Whole Loan Directing Holder will be required to obtain the consent of the Controlling Class Representative to replace the special servicer with respect to the related Whole Loan without cause.

STRUCTURAL OVERVIEW (continued)

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future).  Within any given 12 month period, all such fees will be capped at 1.50% of the outstanding principal balance of such mortgage loan, subject to a minimum fee cap of $25,000.  All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 12 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Prospectus Supplement.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on all mortgage loans and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 0.75% for specially serviced mortgage loans and REO properties as to which the payments or proceeds recovered by the special servicer are equal to or larger than $25mm and 1.0% for all other specially serviced mortgage loans and REO properties, subject to a minimum liquidation fee of $25,000.  Workout Fees will be calculated at 0.75% for all mortgage loans with a principal balance (after such mortgage loan becomes a corrected mortgage loan) larger than $25mm and 1.0% for all other mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of modification fees and penalty charges allocable to a Companion Loan will be subject to the terms of the related co-lender agreement.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will have access to any final asset status report and all information available with respect to the transaction on the certificate administrator’s website but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender, except that such consultation is not permitted in connection with a Whole Loan for so long as the holder of the related Companion Loan is the Whole Loan Directing Holder for such Whole Loan.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

— all special notices delivered

— summaries of final asset status reports

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

— an “Investor Q&A Forum” and

— a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 10 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  Additionally, for purposes of calculating the Maturity Date LTV Ratio for each mortgage loan, the “as-is” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet except in the case of the following 11 mortgage loans which use the “as stabilized” value: IRG Portfolio mortgage loan (only with respect to 4 mortgaged properties), Leetsdale Industrial Park mortgage loan, Inn at Key West mortgage loan, Holiday Inn Manhattan View mortgage loan, Embassy Suites – Aurora, CO mortgage loan, Extra Space Self Storage Portfolio mortgage loan (only with respect to 3 mortgaged properties), DoubleTree Charlottesville mortgage loan, Sheraton Hotel Louisville Riverside mortgage loan, 218 Peachtree Street, NE mortgage loan, Holiday Inn – Grand Rapids mortgage loan and Comfort Inn Ship Creek – Anchorage mortgage loan.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing communities properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

CERTAIN DEFINITIONS (continued)

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s Investors Service, Inc., DBRS, Inc. and Morningstar Credit Ratings, LLC. that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Springing Lockbox”: Means a lockbox is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur no later than 6 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1155 F STREET

1155 F STREET

1155 F Street
1155 F Street, NW
Washington, D.C. 20004
WASHINGTON, D.C.
The National Mall
METRO CENTER
MCPHERSON SQ
FEDERAL TRIANGLE
SMITHSONIAN
GALLERY PL-CHINATOWN
ARCHIVES-NAVY MEM'L
L'ENFANT PLAZA
M STREET
L STREET
K STREET
I (EYE) STREET
H STREET
G STREET
F STREET
E STREET
D STREET
C STREET
MASSACHUSETTS AVENUE
NEW YORK AVENUE
PENNSYLVANIA AVENUE
VERMONT AVENUE
INDIANA AVENUE
CONSTITUTION AVENUE
MADISON DRIVE
JEFFERSON DRIVE
INDEPENDENCE AVENUE
MARYLAND AVENUE
VIRGINIA AVENUE
SCHOOL STREET
14TH STREET
12TH STREET
7TH STREET
L'ENFANT PROMENADE
Lafayette Square
The White House
The Ellipse
Washington Monument
Tidal Basin
Franklin Square
Mount Vernon Square
Washington Convention Center
Natl Museum of American History
Natl Museum of Natural History
Natl Gallery of Art
Natl Air & Space Museum
Verizon Center
National Archives
Ronald Reagan Bldg & International Trade Ctr
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

1155 F STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	Washington, District of Columbia	Cut-off Date Principal Balance		$130,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$513.53
Size (SF)	253,151	Percentage of Initial Pool Balance		8.0%
Total Occupancy as of 2/29/2012	89.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/29/2012	89.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2009 / NAP	Mortgage Rate		5.6950%
Appraised Value	$234,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(1)		360
Underwritten Revenues	$17,062,857
Underwritten Expenses	$5,621,216	Escrows
Underwritten Net Operating Income (NOI)	$11,441,641		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,125,228	Taxes	$550,000	$186,700
Cut-off Date LTV Ratio	55.4%	Insurance	$25,000	$6,400
Maturity Date LTV Ratio	48.6%	Replacement Reserves(2)	$0	$5,274
DSCR Based on Underwritten NOI / NCF	1.26x / 1.23x	TI/LC(3)	$4,447,317	$21,094
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%	Other(4)	$501,948	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$130,000,000	86.2%	Loan Payoff/Defeasance	$143,350,031	95.0%
Mezzanine Loan Amount	20,000,000	13.3	Reserves	5,524,265	3.7
Principal’s New Cash Contribution	829,383	0.5	Closing Costs	1,955,087	1.3
Total Sources	$150,829,383	100.0%	Total Uses	$150,829,383	100.0%

(1)	Interest only for the first 24 months.
(2)	Commencing on July 6, 2013 and each due date thereafter.
(3)
At closing, the TI/LC reserve consisted of approximately $3.09 million of outstanding landlord obligations and $1.36 million of unallocated upfront TI/LC reserves. As of March 1, 2012, the TI/LC Reserve balance consists of approximately $1.0 million of remaining landlord obligations and $1.5 million available to cover future leasing costs.

(4)	The other upfront reserve represents 100% of the outstanding rent abatements pursuant to executed leases in-place at the mortgaged property.

■
The Mortgage Loan.  The mortgage loan (the “1155 F Street Loan”) is evidenced by a note in the original principal amount of $130,000,000 and is secured by a first mortgage encumbering an office building located in Washington, District of Columbia (the “1155 F Street Property”).  The 1155 F Street Loan was originated by Jefferies LoanCore LLC on June 24, 2011 and represents approximately 8.0% of the Initial Pool Balance.  The 1155 F Street Loan has an outstanding principal balance as of the Cut-off Date of $130,000,000 and an interest rate of 5.6950% per annum.  The proceeds of the 1155 F Street Loan were used to refinance existing debt on the 1155 F Street Property.

The 1155 F Street Loan had an initial term of 120 months and has a remaining term of 109 months.  The 1155 F Street Loan requires payments of interest only until August 6, 2013, followed by interest payments based on a 5.6950% interest rate and principal payments based on a 360 month amortization schedule and a 5.60% interest rate until maturity.  The scheduled maturity date is the due date in July 2021.  Voluntary prepayment of the 1155 F Street Loan is prohibited prior to April 6, 2021.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after July 6, 2014.

■
The Mortgaged Property. The 1155 F Street Property is a 253,151 SF office and retail building comprised of 216,559 SF of office space (85.5% of the NRA) and 36,592 SF of retail space (14.5% of the NRA) in a 12-story office tower connected to two existing historic buildings via a 7-story glass atrium lobby. The 1155 F Street Property is located in the “East End” office submarket of Washington, District of Columbia.  The 1155 F Street Property was built in 2009 and the amenities include: a four-level, 217-space below-grade parking garage, floor to ceiling glass in the new tower, a furnished green roof terrace for all tenants, a private 7th floor balcony fronting 11th Street, windows on all four sides of the building, an open patio area overlooking the lobby in the 2nd floor suite, a tenant-only fitness facility with state-of-the-art exercise equipment and 24-hour staffed security.  The 1155 F Street Property is anchored by three law firms, Bryan Cave LLP (34.9% of the NRA, exp. June 2024), Shook Hardy & Bacon LLP (14.8% of the NRA, exp. April 2024) and Simpson Thacher & Bartlett LLP (9.7% of the NRA, exp. May 2019).  Cumulatively, the three largest tenants represent 59.4% of the NRA.  As of February 29, 2012, the office portion of the 1155 F Street Property was 100.0% leased, while the retail portion remains in lease-up, and Total Occupancy and Owned Occupancy were both 89.0%.  The borrower has an executed letter of intent with a major national retailer which, if a lease is executed with such tenant, would increase occupancy in the retail portion to 61.5% from 23.9% and Total Occupancy and Owned Occupancy to 94.4%.

1155 F STREET

The following table presents certain information relating to the tenants at the 1155 F Street Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bryan Cave LLP	NR / NR / NR	88,393	34.9%	$4,976,526	40.6%	$56.30	6/30/2024	1, 5 or 10-year option
Shook Hardy & Bacon LLP(2)	NR / NR / NR	37,572	14.8	1,969,900	16.1	52.43	4/30/2024	1, 5-year option
Simpson Thacher & Bartlett LLP	NR / NR / NR	24,430	9.7	1,483,145	12.1	60.71	5/31/2019	1, 5-year option
Guess? Retail, Inc(3)	NR / NR / NR	5,052	2.0	479,940	3.9	95.00	4/30/2019	1, 5-year option
American Institute of CPA	NR / NR / NR	10,146	4.0	462,759	3.8	45.61	6/30/2021	1, 5-year option
Intel Corporation(4)	NR / A1 / A+	7,700	3.0	376,145	3.1	48.85	12/31/2022	1, 5-year option
Novo Nordisk, Inc	NR / NR / A+	8,374	3.3	365,469	3.0	43.64	2/28/2015	1, 5-year option
Facebook, Inc.	NR / NR / NR	8,620	3.4	317,302	2.6	36.81	3/31/2016	1, 3-year option
Home Depot USA, Inc	A- / A3 / A-	6,220	2.5	299,182	2.4	48.10	3/31/2020	1, 5-year option
Servcorp Washington, LLC	NR / NR / NR	5,591	2.2	257,186	2.1	46.00	7/31/2020	1, 5-year option
Ten Largest Tenants		202,098	79.8%	$10,987,554	89.6%	$54.37
Remaining Tenants		23,195	9.2	1,270,521	10.4	54.78
Vacant		27,858	11.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		253,151	100.0%	$12,258,075	100.0%	$54.41

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	One-time early termination option in 2018.
(3)	One-time early termination option in 2014.
(4)	One-time early termination option in 2016.

The following table presents the lease rollover schedule at the 1155 F Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	12,000	4.7	4.7%	529,291	4.3	44.11	3
2016	16,638	6.6	11.3%	674,293	5.5	40.53	3
2017	0	0.0	11.3%	0	0.0	0.00	0
2018	0	0.0	11.3%	0	0.0	0.00	0
2019	34,240	13.5	24.8%	2,186,902	17.8	63.87	4
2020	15,118	6.0	30.8%	877,821	7.2	58.06	6
2021	13,632	5.4	36.2%	667,198	5.4	48.94	3
2022	7,700	3.0	39.2%	376,145	3.1	48.85	1
2023 & Thereafter	125,965	49.8	89.0%	6,946,426	56.7	55.15	6
Vacant	27,858	11.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	253,151	100.0%		$12,258,075	100.0%	$54.41	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

1155 F STREET

The following table presents certain information relating to recent leasing activity at the 1155 F Street Property:

Recent Leasing Activity
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ per SF)	Tenant Improvements ($ per SF)(1)
Invictus Capital Partners	3,111	July 2011	124	$51.25	$80.00
Novo Nordisk, Inc (Expansion)	3,419	July 2011	44	$44.59	$70.00
American Institute of CPA	10,146	April 2011	123	$45.61	$80.00
Andrew’s Ties DC, LLC	375	February 2011	121	$120.00	$217.35
Facebook, Inc.	8,620	January 2011	63	$36.81	$75.00
Target Corporation	5,412	January 2011	66	$46.23	$80.00
Home Depot USA, Inc	6,220	August 2010	116	$48.10	$65.00

(1)	Reflects tenant improvement allowances for build-out of first generation shell space at the 1155 F Street Property.

The following table presents certain information relating to historical leasing at the 1155 F Street Property:

Historical Leased %(1)

	2009(2)	2010(2)	2011
Owned Space	63.5%	76.2%	89.0%

(1)	As provided by the borrower which reflects year-end occupancy.
(2)	The below-market occupancy levels reported for year-end 2009 and 2010 are a result of the 1155 F Street Property’s construction in 2009.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1155 F Street Property:

Cash Flow Analysis(1)

	2009(2)	2010(3)	2011(3)	Underwritten(4)	Underwritten $ per SF
Base Rental Income	$4,551,440	$8,438,621	$10,413,592	$12,258,075	$48.42
Overage Rent	0	0	95,619	95,620	0.38
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$4,551,440	$8,438,621	$10,509,211	$12,353,695	$48.80
Total Reimbursables	1,628,295	4,331,491	3,723,378	4,861,848	19.21
Parking Income	190,036	425,286	508,717	656,266	2.59
Other Income(5)	146	560	4,686	0	0.00
Less Vacancy & Credit Loss	0	0	0	(808,952)	(3.20)
Effective Gross Income	$6,369,917	$13,195,958	$14,745,992	$17,062,857	$67.40

Total Operating Expenses	$2,978,054	$5,402,783	$4,773,530	$5,621,216	$22.20

Net Operating Income	$3,391,863	$7,793,175	$9,972,462	$11,441,641	$45.20
TI/LC	0	0	0	253,131	1.00
Capital Expenditures	0	0	0	63,283	0.25
Net Cash Flow	$3,391,863	$7,793,175	$9,972,462	$11,125,228	$43.95

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Construction of the 1155 F Street Property was completed in 2009 and as such, the year-end 2009 operating statement does not reflect twelve full months of income and expenses at the 1155 F Street Property.

(3)
Due to the substantial number of tenants which commenced rent payments over the course of 2010 and 2011, base rental income, total reimbursables and parking income for 2010 and 2011 do not reflect the full contractual obligations associated with leases currently in-place at the 1155 F Street Property.

(4)
Underwritten base rent is based on the 2/29/2012 rent roll with rent steps taken through 7/1/2013 for Bryan Cave LLP, Shook Hardy & Bacon LLP, Simpson Thacher & Bartlett LLP and Target Corporation and through 12/31/2012 for all other tenants.

(5)	Other income includes work order income, cleaning charges and miscellaneous other income.

1155 F STREET

■	Appraisal. According to the appraisal, the 1155 F Street Property had an “as-is” appraised value of $234,800,000 as of an effective date of May 24, 2011.

■
Environmental Matters.  According to the Phase I, dated May 31, 2011, other than developing an O&M Program plan to address any potential lead based paint present at the 1155 F Street Property, there are no recommendations for further action at the 1155 F Street Property.

■
Market Overview and Competition.  The 1155 F Street Property is located in the East End submarket of Washington, D.C., a district that caters to law firms, trade associations and government agencies.  The 1155 F Street Property is located on the north side of F Street, between 11th and 12th Street, NW, four blocks west of the Verizon Center and one block south of a Metro Center rail station.  The East End submarket experienced significant growth in construction activity beginning in the late 1980s as a result of the development of the Metro Rail subway system which provided easy access to the East End submarket, limited space available in the central business district submarket as well as the East End submarket’s ability to accommodate large, newly-constructed office buildings.  According to the appraiser, the East End submarket contains over 42.3 million sf of total competitive office space with over 3.8 million SF of direct vacancy and sublet space as of year-end 2011.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 1155 F Street Property:

Office Lease Comparables(1)
	1155 F Street, NW	2200 Pennsylvania Ave, NW	51 Louisiana & 300 New Jersey Ave	801 Pennsylvania Ave	1399 New York Ave, NW	701 Pennsylvania Ave, NW
Year Built	2009	2011	1935	1990	2001	1990
Total GLA	253,151	432,900	460,044	346,857	122,922	349,450
Total Occupancy	89.0%	71.3%	93.1%	96.3%	96.9%	88.9%
Quoted Rent Rate PSF	$55.00	$52.50 - $55.25	$81.00 - $84.00	$34.92 - $55.00	$49.93 - $52.75	$50.00 - $70.00
Expense Basis	NNN	NNN	Base Year	NNN	NNN	NNN

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 1155 F Street Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
700 6th Street, NW	Washington, D.C.	March 2011	2009	299,840	$167,535,000	$558.75	90.5%
1101 K Street, NW	Washington, D.C.	March 2011	2006	291,860	$199,000,000	$681.83	81.5%
Market Square	Washington, D.C.	March 2011	1991	679,710	$615,000,000	$904.80	97.0%
The Presidential Building	Washington, D.C.	October 2010	1967	331,074	$220,000,000	$664.50	100.0%
1899 Pennsylvania Ave, NW	Washington, D.C.	September 2010	2002	186,462	$151,100,000	$810.35	100.0%
Evening Star Building	Washington, D.C.	June 2010	1898	221,521	$177,951,012	$803.31	99.4%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Jemal’s Square 320 L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1155 F Street Loan.  The borrower of the 1155 F Street Loan is owned and controlled by Norman Jemal, who is also the non-recourse carveout guarantor under the 1155 F Street Loan.  Norman Jemal has been an employee of Douglas Development Corporation since 1989 and was integrally involved in the design, construction and leasing of the 1155 F Street Property.  Founded in 1985, Douglas Development Corporation’s current portfolio consists of over eight million SF and more than four million SF of developable real estate in the pipeline.  Douglas Jemal, Norman’s father, owns a 20.3% interest in the borrower. In 2004, Douglas Jemal was charged in the United States District Court for the District of Columbia with several offenses and was convicted on a single count of wire fraud.  In 2007, he was sentenced to probation for a term of five years subject to various conditions (which probation was terminated pursuant to early termination two years later), including payment of a $175,000 fine.

1155 F STREET

The 1155 F Street loan documents prohibit any equity transfers that would result in Douglas Jemal acquiring more than a 20.3% interest in the borrower or any direct or indirect control of the borrower.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $550,000 in respect of certain tax expenses and $25,000 in respect of certain insurance premiums.  On each due date, the borrowers are required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period.  In addition, at origination, the borrower deposited $3,091,451 into a reserve account to cover certain existing unfunded obligations of the borrower in respect of certain tenant improvements and leasing commissions and $1,355,866 into a reserve account to cover future unfunded obligations of the borrower in respect of tenant improvements and leasing commissions and $501,948 to cover free rent periods and rent abatements for specific leases.  During the continuance of a 1155 F Street Supplemental Rollover Payment Event, the borrower is required to deposit with the lender on each due date through the remainder of the term of the major lease that gave rise to the 1155 F Street Supplemental Rollover Payment Event, an amount equal to the lesser of: (i) all excess cash flow after the payment of debt service on the 1155 F Street Loan, budgeted operating expenses, the funding of required monthly escrows and mezzanine debt service; and (ii) the aggregate amount determined by the lender (taking into account all amounts then currently on deposit in the rollover reserve) to be sufficient to cover all expenses associated with re-leasing the space demised under the applicable major lease which was the subject of such 1155 F Street Supplemental Rollover Payment Event, divided by the number of months remaining during the unexpired term of such major lease.  Commencing on July 6, 2013 and on each payment date thereafter, the borrower is required to fund a capital expenditure reserve in a monthly amount of $5,274.  During the continuance of a 1155 F Street Lease Sweep Period (so long as no 1155 F Street Cash Trap Period is existing), all excess cash flow after the payment of debt service on the 1155 F Street Loan, budgeted operating expenses, the funding of required monthly escrows and mezzanine debt service, is required to be reserved and used for approved leasing expenses.  During the continuance of a 1155 F Street Cash Trap Period, all excess cash flow after the payment of debt service on the 1155 F Street Loan, budgeted operating expenses, the funding of required monthly escrows and mezzanine debt service, is required to be held by lender as additional collateral for the 1155 F Street Loan.  If a 1155 F Street Lease Sweep Period is continuing during a 1155 F Street Cash Trap Period, the lender may allocate funds being held as collateral to pay for leasing expenses.

A “1155 F Street Supplemental Rollover Payment Event” means any major tenant discontinues its business at its premises (i.e., “goes dark”) or give notice that it intends to discontinue its business.

A “1155 F Street Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term of any major lease (including any renewal terms), (ii) on the date required under a major lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) if any major lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, or (iv) upon any major tenant insolvency proceeding.

A “1155 F Street Cash Trap Period” will commence if (i) a default (beyond any applicable notice and cure period) or event of default has occurred and is continuing or (ii) as of the last day of any calendar quarter, the debt yield is less than 7% (based on the outstanding principal amount of the 1155 F Street Loan and the mezzanine loan).

1155 F STREET

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Lockbox and Cash Management.  The 1155 F Street Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled cash management account or a blocked account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the cash management account or a blocked account within one business day after receipt.  All amounts in any blocked account are required to be swept to the lender-controlled cash management account on a daily basis.  On each payment date that no 1155 F Street Cash Trap Period, 1155 F Street Lease Sweep Period or 1155 F Street Supplemental Rollover Payment Event is continuing, all funds in the cash management account in excess of the amount required to pay debt service on the 1155 F Street Loan, budgeted operating expenses, fund required monthly escrows and mezzanine debt service (if applicable) on the next due date will be remitted to the subordinate deposit account established under the mezzanine loan.  During the continuance of an event of default under the 1155 F Street Loan, the lender may apply any funds in the cash management account to amounts payable under the 1155 F Street Loan and/or toward the payment of expenses of the 1155 F Street Property, in such order of priority as the lender may determine.  At any time after the last day of the fourth calendar quarter following the commencement of a 1155 F Street Cash Trap Period resulting from a debt yield that is less than 7% (whether or not an event of default is then continuing), the lender, in its sole and absolute discretion, may either (i) apply amounts on deposit in the cash collateral subaccount to a partial defeasance of the 1155 F Street Loan or (ii) apply amounts on deposit in the cash collateral subaccount to the 1155 F Street Loan, in such order as the lender may elect in its discretion, including to make a prepayment of principal, and provided that no event of default is continuing, any such prepayment will be without the payment of the yield maintenance premium.

■
Property Management.  The 1155 F Street Property is currently managed by Tishman Speyer D.C. Real Estate Services, L.P., pursuant to a management agreement.  Under the loan documents, the 1155 F Street Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if (i) the debt yield is less than 7% (based on the outstanding principal amount of the 1155 F Street Loan and the mezzanine loan) and the property manager is an affiliate of borrower, (ii) an event of default is continuing under the loan documents and the property manager is an affiliate of borrower, (iii) there is a default by the property manager under the management agreement, or (iv) there is gross negligence, malfeasance or willful misconduct on the part of the property manager.

■
Mezzanine or Subordinate Indebtedness.  There is currently mezzanine debt with an outstanding principal balance of $19,936,478 as of the Cut-off Date that is secured by direct or indirect equity interests in the mortgage borrower.  No additional subordinate indebtedness is permitted (other than certain permitted unsecured trade payables).  The mezzanine loan is coterminous with the 1155 F Street Loan and is bifurcated between two pari-passu notes consisting of (i) a floating-rate note with an outstanding balance of $9,966,713 as of the Cut-off Date which requires interest payments based on an interest rate of LIBOR plus 8.0000% subject to a 1.0000% LIBOR floor and principal payments based on a 360 month amortization schedule and a 10.0000% interest rate, and (ii) a fixed-rate note with an outstanding balance of $9,969,765 as of the Cut-off Date which requires interest payments based on an interest rate of 9.0113% as of the Cut-off Date which varies throughout the loan term and principal payments based on a 360 month amortization schedule and a 10.2500% interest rate.  As of November 9, 2011, the mezzanine lender is FII F Debt Acct PTE LTD, an affiliate of Jefferies LoanCore LLC. See “Description of the Mortgage Pool—Additional Indebtedness” in the Prospectus Supplement.

■
Terrorism Insurance. The borrower is required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the 1155 F Street Property; provided that such coverage is available.  In the event that such coverage is not included as part of the “all risk” property policy, borrower is required, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the 1155 F Street Property plus rental loss and/or business interruption coverage provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

COLUMBIA BUSINESS CENTER

COLUMBIA BUSINESS CENTER

Columbia Business Center
2501 SE Columbia Way
Vancouver, WA 98661
Vancouver
WASHINGTON
OREGON
Portland
Hazel Dell South
Walnut Grove
Minnehaha
Hayden Island
Vancouver Lake
Columbia River
Willamette River
North Portland Harbor
Pearson Field
Clark College
Portland International Airport
Portland International Raceway
Portland Meadows
Jantzen Beach Supercenter
Heron Lakes Golf Course
Smith Lake
Bybee Lake
Smith and Bybee Lakes Park
University of Portland
Concordia University
Air Guard Station
Legacy Emanuel Hospital and Health Center
Rose Garden
Lloyd Center
DOWNTOWN
Portland State University
Oregon Health Sciences University
Warner Pacific College
Cascade College
Portland Bible College
Mall 205
Westfield Shoppingtown Vancouver
Vancouver Plaza
Town Plaza
Lewis and Clark Hwy
Fremont Brg
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

COLUMBIA BUSINESS CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	Vancouver, Washington	Cut-off Date Principal Balance		$99,867,717
Property Type	Industrial	Cut-off Date Principal Balance per SF		$42.85
Size (SF)	2,330,371	Percentage of Initial Pool Balance		6.2%
Total Occupancy as of 3/19/2012	91.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/19/2012	91.8%	Type of Security	Both Fee/Leasehold
Year Built / Latest Renovation	1942-1996 / NAP	Mortgage Rate		6.6700%
Appraised Value	$146,600,000	Original Term to Maturity (Months)		110
		Original Amortization Term (Months)		246
Underwritten Revenues	$16,921,930
Underwritten Expenses	$4,690,174	Escrows
Underwritten Net Operating Income (NOI)	$12,231,757		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,425,690	Taxes	$69,391	$69,391
Cut-off Date LTV Ratio	68.1%	Insurance	$113,099	$28,275
Maturity Date LTV Ratio	51.0%	Replacement Reserves	$0	$29,130
DSCR Based on Underwritten NOI / NCF	1.35x / 1.26x	TI/LC	$0	$31,072
Debt Yield Based on Underwritten NOI / NCF	12.2% / 11.4%	Other(1)	$575,385	$38,675

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$101,000,000	93.7%	Loan Payoff	$106,061,381	98.3%
Principal’s New Cash Contribution	6,845,964	6.3	Closing Costs	1,026,708	1.0
			Reserves	757,875	0.7

Total Sources	$107,845,964	100.0%	Total Uses	$107,845,964	100%

(1)
Upfront reserves consist of a deferred maintenance reserve of $176,552 and an upfront ground rent reserve of $398,833.  Monthly ongoing reserves consist of a ground rent reserve collection of $38,675.  Required repairs were completed on or before April 5, 2012.

■
The Mortgage Loan.  The mortgage loan (the “Columbia Business Center Loan”) is evidenced by two pari-passu and cross-defaulted notes in the original principal amount of $57,000,000 (the “CBC Fee Note”) and $44,000,000 (the “CBC Leasehold Note”), respectively, and is secured by a first mortgage encumbering an industrial/warehouse property in Vancouver, Washington, which is owned in part in fee and in part pursuant to a ground lease (collectively, the “Columbia Business Center Property”).  The Columbia Business Center Loan was originated by Jefferies LoanCore, LLC on October 5, 2011 and represents approximately 6.2% of the Initial Pool Balance. The notes evidencing the Columbia Business Center Loan has an outstanding principal balance as of the Cut-off Date of $99,867,717 ($57,000,000 with respect to the CBC Fee Note and $42,867,717 with respect to the CBC Leasehold Note) and each had an interest rate of 6.6700% per annum.  The proceeds of the Columbia Business Center Loan were used to refinance existing debt on the Columbia Business Center Property.

The Columbia Business Center Loan had an initial term of 110 months and as of the Cut-off Date, has a remaining term of 102 months.  The Columbia Business Center Loan requires (i) payments of interest only on the CBC Fee Note through and including September 6, 2013, followed by payments of principal and interest based on a 30 year amortization schedule thereafter until maturity; and (ii) payments of principal and interest based on a 15 year amortization schedule on the CBC Leasehold Note until maturity.  The scheduled maturity date is the due date in December 2020.  Voluntary prepayment of the Columbia Business Center Loan is prohibited prior to September 6, 2020.  Defeasance (in whole for both the CBC Fee Note and the CBC Leasehold Note and in part with respect to the CBC Leasehold Note, only in conjunction with a release of the leasehold portion of the Columbia Business Center Property) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after July 6, 2014.

■
The Mortgaged Property.  The Columbia Business Center Property consists of the fee and leasehold interests in 26 industrial buildings with a total of 2,330,371 SF of net rentable area in Vancouver, Washington, a suburb of Portland, Oregon.  The fee interest consists of 12 buildings with a total of 1,215,125 SF, and the leasehold interest consists of 14 buildings with a total of 1,115,246 SF.  The leasehold interest is subject to an unsubordinated ground lease that expires on December 31, 2030.  The ground lease affords the lender (i) the right to obtain a ground lease estoppel, (ii) notice rights, (iii) cure rights for any curable default under the ground lease, and (iv) the right to assume the ground lease through foreclosure, and provides that the ground lease cannot be modified without lender consent.  Columbia Business Center was built from 1942 to 1996.  As of March 19, 2012, the Total Occupancy and Owned Occupancy were both 91.8%.

COLUMBIA BUSINESS CENTER

The following table presents certain information relating to the tenants at the Columbia Business Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Thompson Metal Fab	NR / NR / NR	717,762	30.8%	$2,614,275	24.5%	$3.64	9/30/2021	1, 2/5-year option(2)
West Linn Paper	NR / NR / NR	242,649	10.4	1,150,156	10.8	4.74	6/30/2017	NA
Vanport Warehouse, Inc	NR / NR / NR	82,145	3.5	424,603	4.0	5.17	7/31/2015	NA
Canfield Transfer, LLC	NR / NR / NR	62,798	2.7	414,000	3.9	6.59	10/31/2012	NA
Laclede Chain Manuf. Co	NR / NR / NR	84,180	3.6	400,427	3.7	4.76	8/31/2017	1, 5-year option
Sharp Electronics	BBB- / NR / BBB+	66,099	2.8	360,623	3.4	5.46	2/28/2015	NA
Oregon Iron Works(3)	NR / NR / NR	75,601	3.2	356,491	3.3	4.72	9/30/2017	NA
Portco(4)	NR / NR / NR	58,301	2.5	308,851	2.9	5.30	10/31/2015	NA
RM Beverage	NR / NR / NR	58,178	2.5	272,273	2.5	4.68	3/31/2021	2, 5-year options
United Warehouse Company	NR / NR / NR	46,057	2.0	232,127	2.2	5.04	6/30/2012	NA
Ten Largest Tenants		1,493,770	64.1%	$6,533,826	61.1%	$4.37
Remaining Tenants		646,194	27.7	4,151,691	38.9	6.42
Vacant		190,407	8.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		2,330,371	100.0%	$10,685,517	100.0%	$4.99

(1)	Certain ratings are those of the parent company regardless of whether the parent guarantees the lease.
(2)	Thompson has tenant option for either a two-year or five-year term at renewal.
(3)	Oregon Iron Works’ expiring area consists of 73,590 square feet expiring on 9/30/2017 and 2,011 square feet expiring on 3/31/2015.
(4)
Tenant may terminate at any time after 11/1/2012 with 180 days’ notice and payment of termination fee equal to product of $2,915.05 and the number of months of remaining in the lease term had the lease not been terminated.

The following table presents the lease rollover schedule at the Columbia Business Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	18,791	0.8%	0.8%	$139,382	1.3%	$7.42	5
2012	221,588	9.5	10.3%	1,318,492	12.3	5.95	14
2013	125,024	5.4	15.7%	753,912	7.1	6.03	14
2014	32,055	1.4	17.1%	294,068	2.8	9.17	6
2015	326,356	14.0	31.1%	1,965,955	18.4	6.02	13
2016	150,348	6.5	37.5%	830,015	7.8	5.52	10
2017	454,236	19.5	57.0%	2,279,774	21.3	5.02	11
2018	0	0.0	57.0%	0	0.0	0.00	0
2019	29,913	1.3	58.3%	217,371	2.0	7.27	1
2020	5,713	0.2	58.5%	0	0.0	0.00	1
2021	775,940	33.3	91.8%	2,886,548	27.0	3.72	3
2022	0	0.0	91.8%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	91.8%	0	0.0	0.00	0
Vacant	190,407	8.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,330,371	100.0%		$10,685,517	100.0%	$4.99	78

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

COLUMBIA BUSINESS CENTER

The following table presents certain information relating to recent leasing activity at the Columbia Business Center Property:

Recent Leasing Activity(1)

Tenant	SF	Lease Begin	Lease Term (mos)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Canfield Transfer	62,798	March 2012	8	$3.30 (on 6 months)	‘As-Is’
Thompson Metal Fab	717,762	October 2011	120	$3.64 (annual)	‘As-Is’
Greenberry Industrial, LLC	7,657	January 2012	63	$8.58 (annual)	‘As-Is’

(1)	Source: Borrower

The following table presents certain information relating to historical leasing at the Columbia Business Center Property:

Historical Leased %(1)

	2008	2009	2010
Owned Space	98.5%	98.8%	94.1%

(1)	As provided by the borrower which reflects average occupancy ratios for the above years.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Columbia Business Center Property:

Cash Flow Analysis(1)

	2009	2010	TTM as of November 2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,899,402	$10,450,901	$9,378,943	$10,685,517	$4.59
Gross Up Vacancy	0	0	0	960,268	0.41
Total Rent	$10,899,402	$10,450,901	$9,378,943	$11,645,785	$5.00
Total Reimbursables	3,681,316	3,502,588	3,124,803	3,864,074	1.66
Other Income(3)	2,266,464	2,447,701	2,372,339	2,372,339	1.02
Less Vacancy & Credit Loss	(111,471)	0	0	(960,268)	(0.41)
Effective Gross Income	$16,735,711	$16,401,190	$14,876,085	$16,921,930	$7.26

Total Operating Expenses	$4,780,358	$4,524,269	$4,779,140	$4,690,174	$2.01

Net Operating Income	$11,955,353	$11,876,921	$10,096,946	$12,231,757	$5.25
TI/LC	0	0	0	456,511	0.20
Capital Expenditures	0	0	0	349,556	0.15
Net Cash Flow	$11,955,353	$11,876,921	$10,096,946	$11,425,690	$4.90

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 3/19/2012 and rent steps through 12/31/2012.
(3)	Includes storage rent, rail income, barge income and other recurring income items and is based on the corresponding TTM figure.

■	Appraisal. According to the appraisals, the Columbia Business Center had an aggregate “as-is” appraised value of $146,600,000 as of an effective date of June 27, 2011.

■
Environmental Matters.  According to the Phase I reports, dated July 8, 2011, other than implementation of an Operations and Maintenance (O&M) plan to minimize the potential exposure to airborne asbestos fibers and expansion of the O&M Plan to maintain good housekeeping processes for selected tenants who handle hazardous water products and oils, there are no recommendations for further actions at the Columbia Business Center Property.

■	Seismic Matters. According to seismic reports dated July 11, 2011 the probable maximum loss ratios ranged from 13% to 18%.

COLUMBIA BUSINESS CENTER

■
Market Overview and Competition.  The Columbia Business Center Property is located in Vancouver, Washington, a suburb of Portland, Oregon.  The Columbia Business Center Property abuts the Columbia River which divides Oregon and Washington and provides access to the Pacific Ocean.  The Columbia Business Center Property is served by railroad, and has access to and is in between Interstates 5 and 205.  The Columbia Business Center Property is in the Clark County, Washington submarket.

The following table presents certain information relating to certain industrial lease comparables provided in the appraisals for the Columbia Business Center Property:

Industrial Lease Comparables(1)

	Port of Vancouver(2)	Opus/205 Commerce Center(2)	Salmon Creek Business Park(2)	158th Commerce Park(2)
Year Built	1964, 1965	2002	2005	1998
Total GLA	2,446,434	128,000	125,582	381,750
Total Occupancy	100%	100%	76%	91%
Quoted Rent Rate PSF(3)	$3.84-$4.44	$4.20	$5.10-$6.60	$3.84-$4.56
Expense Basis	NNN	NNN	NNN	NNN

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	Quoted rents are based on annualized shell industrial rents provided by the appraiser.

The following table presents certain information relating to certain industrial sales comparables provided in the appraisal for the Columbia Business Center Property:

Industrial Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price(2)	Sale Price PSF	Occupancy
TA Associates Portfolio	Portland	September 2010	1978	475,146	$28,000,000	$58.93	96%
Estate of James Campbell	Tukwila & Kent	October 2010	1975	909,158	$63,000,000	$69.29	100%
ProLogis Portfolio	Kent, Tukwila & Fife	June 2009	1978	1,052,528	$60,756,937	$57.72	100%
Valley Distribution Center	Renton	December 2010	1996	480,820	$30,250,000	$62.91	100%

(1)	Source: Appraisal.
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

■
The Borrower.  The borrowers are CBC 1, LLC, CBC 2, LLC, CBC 3, LLC and CBC 4, LLC, each a single-purpose, single-asset entity.  CBC 1, LLC, CBC 2, LLC, and CBC 3, LLC collectively own the fee portion of the Columbia Business Center Property as tenants-in-common (which have waived rights of partition) and CBC 4, LLC owns the leasehold portion of the Columbia Business Center Property.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Columbia Business Center Loan.  The borrowers of the Columbia Business Center Loan are indirectly owned, in part, by George H. Killian, Lance E. Killian and Steven J. Oliva, who are also the non-recourse carveout guarantors under the Columbia Business Center Loan. The borrowers have owned the Columbia Business Center Property since 2006.

■
Escrows.  At origination, the borrowers funded escrow reserves in the amount of (i) $63,391 in respect of certain tax expenses, (ii) $113,099 in respect of certain insurance premiums, (iii) $176,552 in respect of certain deferred maintenance obligations and (iv) $398,833 in respect of ground rent obligations.  In addition, on each due date the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $16,202 with respect to the fee portion of the Columbia Business Center Property and $14,870 with respect to the leasehold portion of the Columbia Business Center Property (iii) a capital expenditure reserve in the monthly amount of $29,130, and (iv) a ground rent reserve in an amount that is estimated by lender to be sufficient to pay any installment of ground rent under the ground lease at least 30 days before the date such installment is due.

Furthermore, during the continuance of a Columbia Business Center Trigger Period, the loan documents require that all excess amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for budgeted operating expenses, and required reserves, be reserved and held as

COLUMBIA BUSINESS CENTER

additional collateral for the Columbia Business Center Loan unless the Columbia Business Trigger Period was caused by a Columbia Business Center Lease Sweep Period, in which case such funds are required to be reserved for tenant improvement and leasing costs allocable to the leases that gave rise to the Columbia Business Lease Sweep Period.  Upon termination of a Columbia Business Center Trigger Period, provided no event of default is then continuing, any unused amounts deposited in the leasing commission reserve or cash collateral reserve (as applicable) during that Columbia Business Center Trigger Period are required to be remitted to the borrowers. In addition, the borrowers are required to establish a reserve account for the deposit of any casualty or condemnation loss proceeds.

A “Columbia Business Center Trigger Period” means any period commencing upon notice from the lender to the borrowers that: (i) a default has occurred under the Columbia Business Center Loan documents; or (ii) as of the last day of any fiscal quarter, the debt yield (as calculated pursuant to the loan documents) with respect to the CBC Fee Note is less than 7.7%; or (iii) as of the last day of any fiscal quarter, the debt yield (as calculated pursuant to the loan documents) with respect to the CBC Leasehold Note is less than 10.6%; or (iv) the occurrence of certain specified leasing events (e.g. major lease terminations or tenant bankruptcies) (a “Columbia Business Center Lease Sweep Period”) has commenced. A Columbia Business Center Trigger Period ends: (A) with respect to the matter described in clause (i) above, if the related default has been cured and no other default has occurred and is continuing; (B) with respect to the matter described in clause (ii) above, upon the lender’s determination that the fee portion of the Columbia Business Center Property has achieved a debt yield of at least 7.7% with respect to the CBC Fee Note for two consecutive fiscal quarters subsequent to the commencement of the subject Columbia Business Center Trigger Period; (C) with respect to the matter described in clause (iii) above, upon the lender’s determination that the leasehold portion of the Columbia Business Center Property has achieved a debt yield of at least 10.6% with respect to the CBC Leasehold Note for two consecutive fiscal quarters subsequent to the commencement of the related Columbia Business Center Trigger Period; and (D) with respect to the matter described in clause (iv) above, such Columbia Business Center Lease Sweep Period has ended.

■
Release of Collateral.  Provided no event of default is then continuing under the Columbia Business Center Loan, from and after July 6, 2014, the borrowers may obtain the release of the leasehold portion of the Columbia Business Center Property, subject to the satisfaction of certain conditions, including among others: (i) that borrowers defease a portion of the Columbia Business Center Loan in an amount equal to 115% of the CBC Leasehold Note principal then outstanding plus $500,000 (ii) after giving effect to such release, the related CBC Fee Note debt yield (as calculated pursuant to the loan documents) is no less than the greater of (a) the related debt yield (as calculated pursuant to the loan documents) immediately prior to the release and (b) 8.8% and (iii) after giving effect to such release, the loan to value ratio (as calculated pursuant to the loan documents) for the remaining Columbia Business Center Property is required to be no more than the loan to value percentage as of the origination date of the Columbia Business Center Loan (i.e. 72%).

■
Lockbox and Cash Management.  The Columbia Business Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrowers to direct the tenants to pay their rents directly to a lender-controlled cash management account or a blocked account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the cash management account or a blocked account within two business days after receipt.  All amounts in any blocked account are swept to the lender-controlled cash management account on a weekly basis.  On each business day that no event of default under the Columbia Business Center Loan is continuing and provided that a Columbia Business Center Trigger Period is not then continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrowers and pledged to the lender.  During the continuance of an event of default under the Columbia Business Center Loan, the lender may apply any funds in the cash management account to amounts payable under the Columbia Business Center Loan and/or toward the payment of expenses of the Columbia Business Center Property, in such order of priority as the lender may determine.

COLUMBIA BUSINESS CENTER

■
Property Management.  The Columbia Business Center Property is currently managed by FC Services, LLC. pursuant to a management agreement.  Under the Columbia Business Center Loan documents, the Columbia Business Center Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrowers to replace the property manager if (i) there is a material default by the property manager under the management agreement, (ii) there is a filing of a bankruptcy petition or a similar event with respect to the property manager, (iii) an event of default under the Columbia Business Center Loan has occurred and is continuing or (iv) the borrowers fail to maintain a combined debt service coverage ratio (as calculated pursuant to the Columbia Business Center Loan and any Approved Mezzanine Loan) of 1.00x.

■
Mezzanine or Subordinate Indebtedness.  The borrowers are permitted to obtain an “Approved Mezzanine Loan”, the proceeds of which are required to be used exclusively to purchase the fee estate owned by the ground lessor with respect to the leasehold portion of the Columbia Business Center Property, which Approved Mezzanine Loan is required to: (i) be in an amount that when added to the Columbia Business Center Loan will result in a combined loan to “as is” appraised value (based on an acceptable appraisal) of the Columbia Business Center Property of no more than 85%; (ii) result in a minimum combined debt yield of not less than 7%; (iii) be on terms and conditions reasonably acceptable to the mortgage lender and evidenced by loan documents which have been approved by the mortgage lender, (iv) be secured only by a pledge of all or a portion of the direct and/or indirect ownership interests in borrowers or any other collateral not mortgaged or pledged to the mortgage lender under the Columbia Business Center Loan, (v) create no obligations or liabilities on the part of the mortgage borrowers and results in no liens on any portion of the Columbia Business Center Properties, (vi) have a term expiring on the maturity date of the Columbia Business Center Loan, (vii) be subject to an intercreditor agreement between the mortgage lender and the approved mezzanine lender substantially in the same form as the form of intercreditor agreement attached as Appendix VI to the US CMBS Legal and Structured Finance Criteria published by Standard & Poor’s (May 1, 2003), with such commercially reasonable negotiated changes as are acceptable to the mortgage lender, the approved mezzanine lender and, if applicable, the rating agencies, and (viii) if the Approved Mezzanine Loan is entered into after a secondary market transaction, will be conditioned upon the delivery by borrower of Rating Agency Confirmation.  Monthly debt service on an Approved Mezzanine Loan will not be paid if the Columbia Business Center Trigger Period is in effect.

■
Terrorism Insurance. The borrowers are required to obtain and maintain coverage in its policy (or by a separate policy) against loss or damage by terrorist acts, in an amount equal to 100% of the “Full Replacement Cost” of the Columbia Business Center Property, 100% of the rental loss and/or business interruption exposure, and to the full general liability and umbrella liability limits; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the policies required by the loan agreement, borrowers will be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Columbia Business Center Property plus the rental loss and/or business interruption coverage required under the loan agreement, and to the full general liability and umbrella liability limits under the loan agreement; provided that in that event the borrowers will not be required to spend more than one and one-half times the amount of the insurance premium that is payable at such time in respect of the Columbia Business Center Property and business interruption/rental loss insurance required under the loan documents, and if the cost of terrorism insurance exceeds that amount, the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Columbia Business Center Property are separately allocated under such blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

BELLIS FAIR MALL

BELLIS FAIR MALL

Bellis Fair Mall
1 Bellis Fair Parkway
Bellingham, WA 98226
Bellingham
Bellingham Bay
BELLINGHAM INT'L AIRPORT
Whatcom Community College
Bellingham Golf and Country Club
Cornwall Park
St Joseph Medical Center
Sunset Square
Squalicum Creek Park
Bellingham Technical College
Roosevelt Park
Civic Athletic Complex
Bayview Cemetery
Whatcom Falls Park
Western Washington University
Sehome Hill Arboretum
Fairhaven Park
W BAKERVIEW RD
E BAKERVIEW RD
NORTHWEST RD
GUIDE MERIDIAN RD
HANNEGAN RD
AIRPORT DR
W MAPLEWOOD AVE
BENNETT DR
MARINE DR
NORTHWEST AVE
MERIDIAN ST
JAMES ST
WOBURN ST
E ILLINOIS ST
ALABAMA ST
SQUALICUM WAY
ELDRIDGE AVE
ROEDER AVE
BROADWAY
DUPONT ST
F ST
CORNWALL AVE
IOWA ST
N STATE ST
E CHESTNUT ST
LAKEWAY DR
BOULEVARD ST
BILL MCDONALD PKY
YEW ST
YEW STREET RD
11TH ST
HARRIS AVE
539
542
5
11
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA · DATA © BROADMAP

BELLIS FAIR MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Bellingham, Washington	Cut-off Date Principal Balance	$93,246,596
Property Type	Retail	Cut-off Date Principal Balance per SF	$173.25
Size (SF)	538,226	Percentage of Initial Pool Balance	5.7%
Total Occupancy as of 3/26/2012(1)(2)	99.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/26/2012(1)(2)	99.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / 2003	Mortgage Rate	5.2300%
Appraised Value	$145,000,000	Original Term to Maturity (Months)	128
Original Amortization Term (Months)	360
Underwritten Revenues	$15,256,418
Underwritten Expenses	$4,293,915	Escrows
Underwritten Net Operating Income (NOI)	$10,962,503	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,490,314	Taxes	$103,523	$34,508
Cut-off Date LTV Ratio	64.3%	Insurance	$0	$0
Maturity Date LTV Ratio	53.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.75x / 1.68x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.8% / 11.3%	Other(3)	$2,571,476	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$94,500,000	100.0%	Loan Payoff	$57,587,545	60.9%
Principal Equity Distribution	33,800,852	35.8
Reserves	2,674,999	2.8
Closing Costs	436,604	0.5
Total Sources	$94,500,000	100.0%	Total Uses	$94,500,000	100.0%

(1)
General Growth Properties Inc., through certain of its subsidiaries, completed the acquisition of 11 full-line Sears locations on 4/17/2012. Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase. The Sears’ leasehold interest was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears under the same economic terms as their original lease (original lease expiration 8/2/2013). Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year. Sears is treated as vacant in lender’s underwriting.

(2)	Total and Owned Occupancy excluding Sears is 89.1% and 84.2% respectively.
(3)
Other escrow reflects the following reserves: special tenancy reserve ($2,100,000) comprised of the Sbarro reserve amount ($1,500,000 released on 4/27/2012) and the Cinnabon reserve amount ($600,000 released on 4/4/2012); Children’s Place unfunded obligation ($270,780 released in November 2011); deferred maintenance reserve ($156,855); Lids estoppels billing error ($38,841); Sweet Factory unfunded obligation ($5,000). See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Bellis Fair Mall Loan”) is evidenced by a note in the original principal amount of $94,500,000 and is secured by a first mortgage encumbering a regional mall located in Bellingham, Washington (the “Bellis Fair Mall Property”).  The Bellis Fair Mall Loan was originated by Column Financial, Inc., and was subsequently purchased by Goldman Sachs Mortgage Company.  The Bellis Fair Mall Loan was originated on June 3, 2011 and represents approximately 5.7% of the Initial Pool Balance.  The note evidencing the Bellis Fair Mall Loan has an outstanding principal balance as of the Cut-off Date of $93,246,596 and has an interest rate of 5.2300% per annum.  The proceeds of the Bellis Fair Mall Loan were used to refinance existing debt on the Bellis Fair Mall Property.

The Bellis Fair Mall Loan had an initial term of 128 months and has a remaining term of 116 months.  The Bellis Fair Mall Loan requires payments of interest and principal during the term of the Bellis Fair Mall Loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in February 2022.  Voluntary prepayment of the Bellis Fair Mall Loan is prohibited prior to August 6, 2021.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■
The Mortgaged Property. The Bellis Fair Mall Property is a 776,136 SF regional mall located in Bellingham, Washington.  The Bellis Fair Mall Property was constructed in 1988 and renovated in 2003.  The portion of the Bellis Fair Mall Property’s space that constitutes collateral for the Bellis Fair Mall Loan totals approximately 538,226 SF and includes Macy’s, Sears, Regal Cinemas and Old Navy.  The Bellis Fair Mall Property’s in-line space totals 313,532 SF.  As of March 26, 2012, including Sears, Total Occupancy was 99.5% and Owned Occupancy was 99.2%.  For the trailing twelve month period ending February 29, 2012, comparable sales were approximately $442 per SF for in-line tenants with less than 10,000 SF who have both been in occupancy and reported sales for at least two Januaries.

BELLIS FAIR MALL

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Bellis Fair Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Macy’s	BBB- / Baa3 / BBB	100,400	12.9%	Yes	$755,402	$7.52	1/31/2014	$271	2.8%	2, 5-year options
Sears(3)	NR / NR / CCC+	80,620	10.4	Yes	$263,405	$3.27	8/2/2013	$115	2.8%	NA
Target	A- / A2 / A+	101,880	13.1	No	$59,346	$0.58	NA	$309	0.2%	NA
Kohl’s	BBB+ / Baa1 / BBB+	74,153	9.6	No	$55,782	$0.75	NA	$162	0.5%	NA
JC Penney	BB+ / NR / BB	61,877	8.0	No	$44,814	$0.72	NA	$154	0.5%	NA
Total Anchors		418,930	54.0%

Occupied In-line(4)		309,355	39.9%		$11,680,470	$37.76
Occupied Theater/Outparcel/Other		43,674	5.6%		$1,098,892	$25.16
Vacant Spaces		4,177	0.5%		$0	$0.00
Total Owned SF		538,226	69.3%
Total SF		776,136	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended 2/29/2012. However, Target, Kohl’s and JC Penney’s Tenant Sales per SF represent 2010 estimates.
(3)
General Growth Properties Inc., through certain of its subsidiaries, completed the acquisition of 11 full-line Sears locations on 4/17/2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ leasehold interest was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same economic terms as their original lease (original lease expiration 8/2/2013).  Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in lender’s underwriting.

(4)
Includes 3 tenants which have signed leases but are not yet open: Forever 21 (10,000 SF, $40.07 total rent psf) is expected to take occupancy and begin paying rent in July 2012, Best Buy Mobile (1,003 SF, $103.25 total rent psf) is expected to take occupancy and begin paying rent in August 2012 and Teavana (733 SF, $81.91 total rent psf) is expected to take occupancy and begin paying rent in June 2012.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Bellis Fair Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost	Renewal / Extension Options
Macy’s	BBB- / Baa3 / BBB	100,400	18.7%	$544,168	5.7%	$5.42	1/31/2014	$271	2.8%	2, 5-year options
Regal Cinemas	B- / B3 / B+	23,692	4.4	452,517	4.7	19.10	1/31/2014	$477,864	17.8%	2, 5-year options
Forever 21(4)	NR / NR / NR	10,000	1.9	400,000	4.2	40.00	6/30/2022	NA	NA	NA
Old Navy	BBB- / Baa3 / BB+	14,666	2.7	350,224	3.6	23.88	1/31/2014	$289	9.1%	NA
Victoria’s Secret	BB+ / Ba2 / BB+	8,776	1.6	298,384	3.1	34.00	1/31/2019	$762	7.8%	NA
Big 5 Sporting Goods	NR / NR / NR	10,128	1.9	265,620	2.8	26.23	1/31/2014	$374	7.5%	NA
Gap/GapKids	BBB- / Baa3 / BB+	11,966	2.2	240,876	2.5	20.13	1/31/2014	$218	11.3%	NA
Sears(5)	NR / NR / CCC+	80,620	15.0	221,705	2.3	2.75	8/2/2013	$115	2.8%	NA
Abercrombie & Fitch	NR / NR / NR	5,903	1.1	213,256	2.2	36.13	1/31/2014	$452	8.6%	NA
Macy’s Home Store	BBB- / Baa3 / BBB	19,394	3.6	202,350	2.1	10.43	1/31/2014	$129	11.3%	2, 5-year options
Ten Largest Owned Tenants		285,545	53.1%	$3,189,100	33.2%	$11.17
Remaining Owned Tenants(6)		248,504	46.2	6,411,682	66.8	25.80
Vacant Spaces (Owned Space)		4,177	0.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		538,226	100.0%	$9,600,782	100.0%	$17.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include Non-owned Anchors.
(3)	Tenant sales as of trailing twelve months ended 2/29/2012. Macy’s Home Store sales is an estimate as of year end 2010. Regal Cinema’s sales are per screen.
(4)	Forever 21 has a signed lease but they are not yet open for business. They are expected to take occupancy and begin paying rent in July 2012.
(5)
General Growth Properties Inc., through certain of its subsidiaries, completed the acquisition of 11 full-line Sears locations on 4/17/2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ leasehold interest was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same economic terms as their original lease (original lease expiration 8/2/2013).  Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in lender’s underwriting.

(6)
Includes 2 tenants which have signed leases but are not yet open: Best Buy Mobile (1,003 SF, $103.25 total rent psf) is expected to take occupancy and begin paying rent in August 2012 and Teavana (733 SF, $81.91 total rent psf) is expected to take occupancy and begin paying rent in June 2012.

BELLIS FAIR MALL

The following table presents certain information relating to the lease rollover schedule at the Bellis Fair Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	6,764	1.3%	1.3%	$330,661	3.4%	$48.89	7
2012	8,444	1.6	2.8%	0	0.0	0.00	4
2013(3)	135,657	25.2	28.0%	806,772	8.4	5.95	21
2014	249,935	46.4	74.5%	4,034,859	42.0	16.14	32
2015	14,027	2.6	77.1%	502,170	5.2	35.80	9
2016	16,135	3.0	80.1%	689,550	7.2	42.74	9
2017	7,462	1.4	81.5%	422,385	4.4	56.60	5
2018	12,345	2.3	83.8%	344,574	3.6	27.91	3
2019	34,574	6.4	90.2%	1,041,255	10.8	30.12	8
2020	1,939	0.4	90.5%	90,462	0.9	46.65	2
2021	10,987	2.0	92.6%	362,723	3.8	33.01	5
2022	27,911	5.2	97.8%	827,362	8.6	29.64	7
2023 & Thereafter	7,869	1.5	99.2%	148,008	1.5	18.81	2
Vacant	4,177	0.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	538,226	100.0%		$9,600,782	100.0%	$17.98	114

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Borrower owned collateral space only. Does not include Non-owned Anchors (Target, Kohl’s, JC Penney).
(3)
Sears is included in the 2013 figures.  General Growth Properties Inc., through certain of its subsidiaries, completed the acquisition of 11 full-line Sears locations on 4/17/2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ leasehold interest was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same economic terms as their original lease (original lease expiration 8/2/2013).  Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in lender’s underwriting.

The following table presents certain information relating to historical leasing at the Bellis Fair Mall Property:

Historical Leased %(1)
	2009	2010	2011	TTM (3/31/2012)
Owned Space(2)	93.8%	95.9%	96.6%	96.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)	Includes temporary tenants.

BELLIS FAIR MALL

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bellis Fair Mall Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 3/31/2012	Underwritten(2)(3)	Underwritten $ per SF
Base Rent(4)	$7,867,686	$8,207,766	$8,642,796	$8,792,636	$9,379,077	$17.43
Overage Rent	185,304	216,434	454,675	483,274	441,602	0.82
Other Rental Revenue(5)	1,584,572	1,575,353	1,841,144	1,942,267	1,761,262	3.27
Gross Up Vacancy	0	0	0	0	539,482	1.00
Total Rent	$9,637,562	$9,999,552	$10,938,616	$11,218,177	$12,121,422	$22.52
Total Reimbursables	3,816,775	3,972,640	3,780,882	3,829,258	3,874,028	7.20
Other Income(6)	90,896	66,790	66,640	56,162	48,506	0.09
Vacancy & Credit Loss	(26,559)	(10,086)	(62,428)	(71,990)	(787,539)	(1.46)
Effective Gross Income	$13,518,674	$14,028,897	$14,723,710	$15,031,608	$15,256,418	$28.35

Total Operating Expenses	$3,571,909	$3,813,964	$3,897,029	$3,954,271	$4,293,915	$7.98

Net Operating Income	$9,946,765	$10,214,933	$10,826,681	$11,077,337	$10,962,503	$20.37
TI/LC	0	0	0	0	334,135	0.62
Capital Expenditures	0	0	0	0	138,054	0.26
Net Cash Flow	$9,946,765	$10,214,933	$10,826,681	$11,077,337	$10,490,314	$19.49

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/26/2012 rent roll with rent steps through 12/31/2012.
(3)
General Growth Properties Inc., through certain of its subsidiaries, completed the acquisition of 11 full-line Sears locations on 4/17/2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ leasehold interest was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same economic terms as their original lease.  Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year.  Sears revenue is included in the historical cash flows but it has been excluded from underwritten base rent and total recoveries.

(4)
Underwritten base rent includes four tenants who pay rent based on a percentage of sales in lieu of base rent as follows: Abercrombie & Fitch (5,903, SF base rent of $213,256); Lane Bryant (6,282, SF base rent of $99,642); Maurices (4,765 SF, base rent of $97,487) and Tilt (3,678 SF, base rent of $18,941).

(5)
Other rental revenue consists of temporary tenant revenue, sponsorship and mall advertising revenue, vending revenue, contractor’s rent, antenna rent, storage rent, and other miscellaneous rental income.

(6)	Other income includes stroller income, gift card income, sprinkler income, assignment income, late fees and miscellaneous other income.

■	Appraisal. According to the appraisal, the Bellis Fair Mall Property had an “as is” appraised value of $145,000,000 as of an effective date of November 30, 2011.

■	Environmental Matters. According to a Phase I report, dated May 23, 2011, there are no recommendations for further action other than an Operations and Maintenance (O&M) Plan for asbestos.

■
Market Overview and Competition.   The Bellis Fair Mall Property is a regional mall in Bellingham, Washington approximately 90 miles north of Seattle, Washington and 20 miles south of the international border with Canada.  The Bellis Fair Mall Property is the dominant retail center within the Bellingham and northwest Washington market and serves over 500,000 residents within its trade area (including Canada). The closest competing traditional enclosed mall is Cascade Mall, located approximately 28 miles south along Interstate 5.

The following table presents certain information relating to the primary competition for the Bellis Fair Mall Property:

Competitive Set(1)
	Bellis Fair Mall	Cascade Mall	Cordata Center	Sunset Square	Barkley Village	Sehome Village
Distance from Subject	-	28.0 miles South	1.0 miles North	3.0 miles Southeast	4.0 miles Southeast	6 miles South
Property Type	Regional Mall	Regional Mall	Power Center	Power Center	Community Center	Community Center
Year Built / Renovated	1988 / 2003	1989 / 1999	1991	1989	1995 / 2010	1991 / 2005
Total GLA	776,136	585,000	288,122	386,000	103,511	166,958
Total Occupancy(2)	99%	90%	99%	94%	92%	93%
Anchors(2)	Sears Macy’s JC Penney Target Kohl’s	Sears Macy’s JC Penney Target	Costco TJ Maxx Best Buy Office Depot Bed Bath & Beyond	Big K Cost Cutter Office Max Rite Aid	Haagan Pharmacy	REI Haagan Rite Aid

(1)	Source: Appraisal.
(2)
General Growth Properties Inc. completed the acquisition of 11 full-line Sears locations on 4/17/2012.  Sears’ leasehold interest in the store at the Bellis Fair Mall Property was included in this purchase.  Sears’ lease was assigned to a GGP entity and a sublease expiring 2/28/2013 was entered into with Sears at the same terms as their original lease.  Sears currently pays base rent of $221,705 per year and CAM charges of $41,700 per year.  Sears is treated as vacant in Lender’s underwriting.

BELLIS FAIR MALL

■
The Borrower.  The borrower is Bellis Fair Mall, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellis Fair Mall Loan.  The borrower is owned by GGP Limited Partnership, which is the non-recourse carveout guarantor under the Bellis Fair Mall Loan and which is indirectly owned by General Growth Properties, Inc.  See “Description of the Mortgage Pool—Bankruptcy Issues” in the Prospectus Supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Post-Petition Credit” and “—Single Purpose Entity Covenants and Substantive Consolidation” in the Prospectus Supplement.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $103,523 in respect of certain tax expenses.  On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period, unless, in the case of insurance premiums and absent an event of default under the Bellis Fair Mall Loan, the required insurance is being provided under a blanket policy and the borrower provides evidence that the premiums are paid in full and coverage limits are consistent with those required under the Bellis Fair Mall Loan.  The lender is not required to pay taxes for any parcel with respect to which a third party is responsible for direct payment. In addition, at origination, the borrower funded escrow reserves in the amount of (a) $156,855 in respect of certain immediate repairs at the Bellis Fair Mall Property and (b) $314,621 in respect of certain tenant allowances and other amounts due to certain tenants at the Bellis Fair Mall Property.

In addition, on each due date during the continuance of a Bellis Fair Mall Trigger Period or event of default under the Bellis Fair Mall Loan that is not a Bellis Fair Mall Cash Trap Event of Default, the borrower is required to fund (a) a tenant improvements and leasing commissions reserve in an amount equal to the lesser of (i) $44,650 and (ii) the amount that would cause the total amount contained in the reserve to equal $535,801 and (b) a capital expenditure reserve account in an amount equal to the lesser of (i) $11,163 and (ii) the amount that would cause the total amount contained in the reserve to equal $133,950.  Further, during the occurrence of a Bellis Fair Mall Trigger Period or event of default under the Bellis Fair Mall Loan, the borrower is required to deposit any termination fee it receives in connection with the termination of a lease into the tenant improvements and leasing commissions reserve.

Furthermore, during the continuance of an Bellis Fair Mall Trigger Period or event of default under the Bellis Fair Mall Loan, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service (including any mezzanine debt service) and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions, be reserved and held as additional collateral for the Bellis Fair Mall Loan.

A “Bellis Fair Mall Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan agreement) for the twelve-month period immediately preceding such fiscal quarter is less than 1.15x and terminating as of the end of any two consecutive fiscal quarters in which the debt service coverage ratio for the twelve-month period immediately preceding each such fiscal quarter is equal to or greater than 1.15x, (b) any period commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered and (c) any period during the occurrence of any event of default under the mezzanine loan documents relating to a permitted mezzanine loan (described below).

A “Bellis Fair Mall Cash Trap Event of Default” means any event of default that relates to or arises from (i) the failure of borrower to pay interest, principal or other amounts due (such as insurance or taxes), (ii) the failure of borrower to fund reserves as required, (iii) the occurrence of a “change of control” or prohibited transfer of any material portion of the Bellis Fair Mall Property, (iv) the occurrence of a bankruptcy or similar event involving borrower or its sole member or (v) the occurrence of certain pledges of, or certain transfers of, interests in borrower.

BELLIS FAIR MALL

■
Lockbox and Cash Management.  The Bellis Fair Mall Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled cash management account or a lockbox account.  The loan documents also require that all cash revenues relating to the Bellis Fair Mall Property and all other money received by the borrower or the property manager (other than certain “de minimis income” other than rents (not to exceed $50,000 per annum), income derived from sponsorship and advertising programs and tenant security deposits required to be held in escrow accounts) be deposited into the cash management account or lockbox account within three business days after receipt.  All amounts in any lockbox account are swept to the lender-controlled cash management account on a daily basis (although “de minimis” income and income derived from sponsorship and advertising programs may either be swept into the lockbox account on a less frequent basis or retained to fund petty cash or other de minimis expenses).  On each business day that neither an event of default under the Bellis Fair Mall Loan nor a Bellis Fair Mall Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrower and pledged to the lender.  During the continuance of an event of default under the Bellis Fair Mall Loan, the lender may apply any funds in the cash management account to amounts payable under the Bellis Fair Mall Loan and/or toward the payment of expenses of the Bellis Fair Mall Property, in such order of priority as the lender may determine.

■
Property Management.  The Bellis Fair Mall Property is currently self-managed.  Under the loan documents, the Bellis Fair Mall Property may not be managed by any other party, other than (i) the borrower, (ii) General Growth Management, Inc. (and its successors), (iii) any affiliate of General Growth Properties, Inc. (and its successors), (iv) any nationally recognized property management company with a national presence that has experience managing regional shopping centers, meeting certain other criteria and with respect to which a Rating Agency Confirmation has been received or (v) any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager during the continuance of an event of default under the Bellis Fair Mall Loan, or a material default by the property manager under the management agreement after the expiration of any applicable cure period or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager (however, in the case of a material default by the property manager under the management agreement or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, the new property manager may be selected by the borrower).

■
Release of Collateral.  The borrower may obtain the release of certain vacant, non-income producing parcels or outlots or acquired expansion parcels described below in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Bellis Fair Mall Loan, (ii) after giving effect to the release, the fair market value of the Bellis Fair Mall Property is equal to or greater than 80% of the outstanding balance of the Bellis Fair Mall Loan (or the borrower has defeased such portion of the Bellis Fair Mall Loan as is required to obtain such ratio) and (iii) Rating Agency Confirmation. The borrower may also substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land readily accessible from the Bellis Fair Mall Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Bellis Fair Mall Loan and (ii) after giving effect to the release, the fair market value of the Bellis Fair Mall Property is equal to or greater than 80% of the outstanding balance of the Bellis Fair Mall Loan (or the borrower has defeased such portion of the Bellis Fair Mall Loan as is required to obtain such ratio). In addition to the foregoing, the borrower may acquire certain parcels of land to be added to the Bellis Fair Mall Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under the Bellis Fair Mall Loan, (ii) delivery of an endorsement to the title policy, or a new title policy, and (iii) delivery of substitute loan documentation and environmental reports.

BELLIS FAIR MALL

■
Mezzanine or Subordinate Indebtedness.  There is currently no mezzanine or subordinate indebtedness related to the Bellis Fair Mall Property.  The Bellis Fair Mall Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the Bellis Fair Mall Loan documents or an entity approved by the lender to the holder or holders of all of the direct and indirect ownership interests in the borrower, provided that the mezzanine lender enters into an intercreditor agreement with the lender and that the approved mezzanine loan: (i) will be in an amount that when added to the Bellis Fair Mall Loan, will result in an aggregate loan-to-value ratio of the Bellis Fair Mall Property of no greater than 70% and (ii) will result in the Bellis Fair Mall Property having an aggregate debt service coverage ratio (immediately after giving effect to such mezzanine financing) of not less than 1.62x.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Bellis Fair Mall Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Bellis Fair Mall Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Bellis Fair Mall Property is located and is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Bellis Fair Mall Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

IRG PORTFOLIO

IRG PORTFOLIO

MAP © 2012 CARTIFACT, INC.
CANADA
Lake Superior
Lake Michigan
Lake Huron
Montreal
Toronto
Minneapolis
Milwaukee
Chicago
Indianapolis
Columbus
St Louis
Boston
New York
Philadelphia
Washington D.C.
Nashville
Raleigh
Charlotte
Atlanta
Oklahoma City
Dallas
Houston
San Antonio
Jacksonville
Tampa
Miami
ATLANTIC OCEAN
GULF OF MEXICO
ND
MN
SD
NE
KS
IA
WI
MI
IL
IN
OH
MO
KY
WV
VA
PA
NY
VT
NH
ME
MA
NJ
MD
DE
NC
SC
TN
AR
OK
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LA
MS
AL
GA
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11 INVER GROVE HEIGHTS
10 RED WING
9 WHEATFIELD
17 DETROIT
5
6
14 MENTOR
13 MOGADORE
2 CANTON
16 MANSFIELD
1 CHAMBERSBURG
15 POUGHKEEPSIE
3 WINDSOR
8 SOUTHINGTON
7 KANSAS CITY
18 TULSA
4 SMITHFIELD
12 FAYETTEVILLE

IRG PORTFOLIO

1	Letterkenny Business Park	980 Superior Avenue	Chambersburg, PA
2	SL Canton	515 11th Street Southeast	Canton, OH
3	Windsor Business Park	123 Day Hill Road	Windsor, CT
4	Smithfield Business Park	1315 Industrial Park Drive	Smithfield, NC
5	Fort Street Business Park	6307 West Fort Street	Detroit, MI
6	Cabot Street	4815 Cabot Street	Detroit, MI
7	Kansas City/Fairfax	1601 Fairfax Trafficway	Kansas City, KS
8	Southington Business Park	75 Aircraft Road	Southington, CT
9	Wheatfield Business Park	2221 Niagara Falls Boulevard	Wheatfield, NY
10	Red Wing Industrial	4097 Pepin Avenue	Red Wing, MN
11	IGH Distribution	3747 117th Street East	Inver Grove Heights, MN
12	Fayetteville Business Park	3036 Gillespie Street	Fayetteville, NC
13	SL Mogadore	3175 Gilchrist Road	Mogadore, OH
14	Mentor Business Park II	7800 Tyler Boulevard	Mentor, OH
15	Poughkeepsie Business Park	900 Dutchess Turnpike	Poughkeepsie, NY
16	Tappan Drive-Mansfield	222 Tappan Drive	Ontario, OH
17	Lynch Road Business Park	6333 Lynch Road	Detroit, MI
18	SL Tulsa	1240 North Harvard Avenue	Tulsa, OK

IRG PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	18		Loan Seller		JLC
Location (City/State)	Various		Cut-off Date Principal Balance		$87,695,945
Property Type	Industrial		Cut-off Date Principal Balance per SF		$9.60
Size (SF)	9,138,720		Percentage of Initial Pool Balance		5.4%
Total Occupancy as of March – April 2012	72.6%		Number of Related Mortgage Loans		None
Owned Occupancy as of March – April 2012	72.6%		Type of Security		Both Fee/Leasehold
Year Built / Latest Renovation	Various		Mortgage Rate		5.3300%
Appraised Value	$140,960,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		298
Underwritten Revenues	$25,123,649
Underwritten Expenses	$12,806,426		Escrows
Underwritten Net Operating Income (NOI)	$12,317,223			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,033,964		Taxes	$1,546,396	$230,203
Cut-off Date LTV Ratio	62.2%		Insurance	$40,000	$40,000
Maturity Date LTV Ratio(1)	44.3%		Replacement Reserves	$0	$159,928
DSCR Based on Underwritten NOI / NCF	1.93x / 1.41x		TI/LC	$1,000,000	$112,087
Debt Yield Based on Underwritten NOI / NCF	14.0% / 10.3%		Other(2)	$2,411,112	$1,702

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$87,825,000	100.0%	Loan Payoff	$77,577,292	88.3%
			Reserves	4,997,507	5.7
			Closing Costs	4,750,468	5.4
			Principal Equity Distribution	499,733	0.6

Total Sources	$87,825,000	100.0%	Total Uses	$87,825,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the appraised value of $149,500,000 which includes “as stabilized” values for the following IRG Portfolio Properties: Wheatfield Business Park, IGH Distribution, Mentor Business Park II and Poughkeepsie Business Park. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value for the IRG Portfolio Properties, is 47.0%. See “—Appraisal” below.

(2)
Other reserves include the acquisition price of the fee simple interests on three buildings at Letterkenny Business Park, ongoing and upfront ground rent reserves for Kansas City/Fairfax and immediate and short-term repair reserves. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “IRG Portfolio Loan”) is evidenced by a note in the original principal amount of $87,825,000 and is secured by first mortgages encumbering a portfolio of industrial / warehouse properties located in Connecticut, Kansas, Michigan, Minnesota, New York, North Carolina, Ohio, Oklahoma and Pennsylvania (collectively, the “IRG Portfolio Properties”).  The IRG Portfolio Loan was originated by Jefferies LoanCore LLC on May 1, 2012 and represents approximately 5.4% of the Initial Pool Balance.  The IRG Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $87,695,945 and an interest rate of 5.3300% per annum.  The proceeds were used to refinance existing debt on the IRG Portfolio Properties.

The IRG Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months.  The IRG Portfolio Loan requires payments of principal and interest based on a 298 month amortization schedule until maturity.  The scheduled maturity date is the due date in May 2022.  Voluntary prepayment of the IRG Portfolio Loan is prohibited prior to February 6, 2022.  Defeasance (in whole or in part in connection with a release of an IRG Portfolio Property) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after July 6, 2014.

■
The Mortgaged Properties.  The IRG Portfolio Properties consist of 18 industrial assets, located across nine states with 119 distinct leases.  The collateral securing the IRG Portfolio Loan totals 9,138,720 SF and includes tenants such as the US Army Corps of Engineers, Detroit Diesel Corporation, The Timken Company, Owens Corning, Waste Management of Michigan and Progressive Casualty Insurance.  As of March – April 2012, total occupancy and owned occupancy were both 72.6%.  Two of the IRG Portfolio Properties are subject to unsubordinated ground leases.

The applicable borrower holds a leasehold interest in the IRG Portfolio Property identified as Kansas City/Fairfax, the ground lessor is the Unified Government of Wyandotten/Kansas City, and the lease expires on December 2, 2015.  The ground lease contains a twenty-three (23) year extension option, which may (pursuant to the terms of a recognition agreement entered into in connection with closing) be exercised by the lender on behalf of the borrowers.  The borrowers are also negotiating an additional extension of the term with the ground lessor, which extension is required to have a term that extends until at least December 31, 2042.  While the additional extension is expected to be delivered shortly, as it was not completed by the origination date, the IRG Portfolio

IRG PORTFOLIO

Loan is structured with an additional cash collateral reserve, for which annual deposits of $277,778 are to be made until such time as the borrower delivers the fully executed ground lease extension.  In the event that the additional extension is not delivered during the term of the IRG Portfolio Loan, the foregoing deposits to the cash collateral reserve is required to equal $2,500,000 and such funds may be used to repay the IRG Portfolio Loan at maturity.

The IRG Portfolio Property identified as Letterkenny Business Park is comprised of 12 separate buildings, 9 of which are owned in fee and 3 of which are held pursuant to a leasehold.  All 12 buildings were originally owned by the United States Army and leased to the Letterkenny Industrial Development Agency (“LIDA”).  Pursuant to a Memorandum of Understanding between the United States Army and LIDA, the United States Army agreed to transfer its interest in the Letterkenny buildings to LIDA upon the United States Army’s issuance of a “Finding of Suitability to Transfer” (a “FOST”).   In 1999, the borrowers entered into a purchase and sale agreement with LIDA to acquire all 12 of the Letterkenny buildings as soon as the FOST was issued.   The agreement between LIDA and the applicable IRG Portfolio borrower provided that the buildings would be initially subleased to the applicable borrower and as soon as a FOST was issued with respect to any building, LIDA would transfer its rights to the fee interest in such building to such borrower.  As of the date hereof, a FOST has been delivered with respect to nine of the 12 Letterkenny buildings and the applicable borrower has acquired the fee interests in such buildings, while awaiting the FOST to complete the acquisition of the fee simple interests in the remaining three leasehold buildings.  The total acquisition price for the underlying fee interests for the remaining leasehold buildings, as set forth in the purchase and sale agreement, is $300,000.   The IRG Portfolio Loan required the escrow of $300,000 at closing to ensure that funds are available to complete the acquisitions of the fee interests upon receipt of the FOST.  Upon such acquisition, the mortgage on the Letterkenny property will automatically spread to encumber the fee interests in those buildings.  Until such time as fee title is acquired, the borrowers will continue to have a leasehold interest in the remaining 3 buildings pursuant to the Letterkenny lease which expires on February 1, 2024 and contains an annual rent obligation of $1.00 per year.  An estoppel certificate acceptable to the lender was obtained from LIDA prior to origination.

The following table presents certain information relating to the IRG Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF	UW NCF per SF
Letterkenny Business Park	Chambersburg	PA	$13,979,428	1,100,650	100.0%	1945	NAP	$2,019,934	$1.84
SL Canton	Canton	OH	11,817,609	675,000	100.0%	1970	NAP	1,329,686	1.97
Windsor Business Park	Windsor	CT	9,191,474	328,700	92.8%	1972	NAP	1,053,141	3.20
Smithfield Business Park	Smithfield	NC	6,565,338	746,064	64.7%	1966	1972	700,967	0.94
Fort Street Business Park	Detroit	MI	4,596,236	649,656	97.7%	1965	NAP	381,850	0.59
Cabot Street	Detroit	MI	4,217,793	628,159	68.6%	1916	NAP	400,339	0.64
Kansas City/Fairfax	Kansas City	KS	4,071,009	461,000	63.6%	1939-1998	NAP	423,695	0.92
Southington Business Park	Southington	CT	3,994,122	600,000	31.3%	1942, 1976	1986	62,502	0.10
Wheatfield Business Park	Wheatfield	NY	3,900,260	839,983	59.4%	1940	1960	268,724	0.32
Red Wing Industrial	Red Wing	MN	3,545,782	225,713	100.0%	1979	NAP	429,753	1.90
IGH Distribution	Inver Grove Heights	MN	3,348,073	382,362	71.8%	1965, 1976	NAP	420,231	1.10
Fayetteville Business Park	Fayetteville	NC	3,283,168	396,727	42.3%	1969	1975	306,957	0.77
SL Mogadore	Mogadore	OH	3,283,168	355,462	75.4%	1964	1971	425,788	1.20
Mentor Business Park II	Mentor	OH	3,118,411	735,940	45.1%	1970	NAP	81,972	0.11
Poughkeepsie Business Park	Poughkeepsie	NY	2,795,886	381,718	45.4%	1964, 1985	NAP	18,968	0.05
Tappan Drive-Mansfield	Ontario	OH	2,626,135	292,826	100.0%	1970	NAP	301,013	1.03
Lynch Road Business Park	Detroit	MI	1,970,101	186,242	84.6%	1999	NAP	254,842	1.37
SL Tulsa	Tulsa	OK	1,391,952	152,518	87.4%	1950-1970	NAP	153,601	1.01
Total / Wtd. Avg. Portfolio			$87,695,945	9,138,720	72.6%			$9,033,963	$0.99

(1)	Occupancy as of March – April 2012.

IRG PORTFOLIO

The following table presents certain information relating to the major tenants at the IRG Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
US Army Corps of Engineers	NR / NR / NR	1,100,650	12.0%	$3,379,889	16.5%	$3.07	11/16/2012-9/30/2016 & MTM	Various
Permasteel Cladding	NR / NR / NR	295,597	3.2	1,921,368	9.4	6.50	6/30/2016	NA
Detroit Diesel Corporation	NR / NR / NR	575,000	6.3	1,552,500	7.6	2.70	8/31/2013	NA
Progressive Distrib.	NR / NR / NR	634,649	6.9	1,396,910	6.8	2.20	9/30/2012 & MTM	3, 1-year options
Metro International Trade	NR / NR / NR	421,794	4.6	1,109,185	5.4	2.63	9/21/2012 & 3/21/2013	1, 1-year option
ASC Signal	NR / NR / NR	303,564	3.3	787,632	3.8	2.59	10/31/2017	1, 5-year option
The Timken Company	NR / NR / NR	100,000	1.1	700,000	3.4	7.00	1/31/2014	NA
Yarde Metals	NR / NR / NR	188,000	2.1	663,536	3.2	3.53	MTM	1, 1-year option
Janorpot	NR / NR / NR	246,315	2.7	603,472	2.9	2.45	8/31/2016	1, 5-year option
MWD Logistics	NR / NR / NR	292,826	3.2	512,738	2.5	1.75	8/31/2019	NA
Ten Largest Tenants		4,158,395	45.5%	$12,627,230	61.6%	$3.04
Remaining Owned Tenants		2,475,449	27.1	7,885,772	38.4	3.19
Vacant		2,504,876	27.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		9,138,720	100.0%	$20,513,002	100.0%	$3.09

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain ratings are those of the parent company regardless of whether the parent guarantees the lease.
(3)	Excludes vacancy.

The following table presents certain information relating to the lease rollover schedule at the IRG Portfolio Properties:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	797,806	8.7%	8.7%	$2,395,478	11.7%	$3.00	25
2012	1,309,956	14.3	23.1%	3,958,360	19.3	3.02	21
2013	1,460,034	16.0	39.0%	4,000,228	19.5	2.74	20
2014	802,327	8.8	47.8%	2,999,617	14.6	3.74	22
2015	443,798	4.9	52.7%	1,172,847	5.7	2.64	10
2016	845,745	9.3	61.9%	3,756,428	18.3	4.44	14
2017	547,436	6.0	67.9%	1,414,333	6.9	2.58	3
2018	34,663	0.4	68.3%	78,684	0.4	2.27	1
2019	292,826	3.2	71.5%	512,738	2.5	1.75	1
2020	0	0.0	71.5%	0	0.0	0.00	0
2021	0	0.0	71.5%	0	0.0	0.00	0
2022	89,800	1.0	72.5%	224,289	1.1	2.50	1
2023 & Thereafter	9,453	0.1	72.6%	0	0.0	0.00	1
Vacant	2,504,876	27.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	9,138,720	100.0%		$20,513,002	100.0%	$3.09	119

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

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■	Operating History and Underwritten Net Cash Flow. The following table presents the historical performance and Underwritten Net Cash Flow for the IRG Portfolio Properties.

Cash Flow Analysis(1)
	2009	2010	TTM 2/29/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$18,855,243	$19,015,461	$20,686,677	$20,513,002	$2.24
Gross Up Vacancy	0	0	0	(242,420)	0.03
Total Rent	$18,855,243	$19,015,461	$20,686,677	$20,270,581	$2.22
Total Reimbursables	5,337,257	5,164,817	5,379,247	5,394,792	0.59
Other Income	298,974	274,814	358,146	342,712	0.04
Less Vacancy & Credit Loss	0	0	0	(884,436)	(0.10)
Effective Gross Income	$24,491,473	$24,455,092	$26,424,070	$25,123,649	$2.75

Total Operating Expenses	$13,319,254	$13,208,552	$12,755,195	$12,806,426	$1.40
Net Operating Income	$11,172,219	$11,246,540	$13,668,875	$12,317,223	$1.35
TI/LC	0	0	0	1,364,130	0.15
Capital Expenditures	0	0	0	1,919,131	0.21
Net Cash Flow	$11,172,219	$11,246,540	$13,668,875	$9,033,964	$0.99

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of March and April 2012 depending on the property, rent steps through 12/1/2012, and a mark-to-market deduction for one tenant.

■	Appraisal. According to the appraisals, the IRG Portfolio Properties had an “as-is” appraised value of $140,960,000 as of an effective date ranging from March 14, 2012 to April 2, 2012.

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Environmental Matters.  According to the Phase I reports, dated March 23, 2012 and April 7, 2012, four of the IRG Portfolio Properties have Recognized Environmental Conditions (“REC”).  With respect to the IRG Portfolio Property located in Wheatfield, New York, there is historic groundwater and soil contamination from chlorinated organic chemicals caused by previous historic operations at the site which, the former owner, Textron, Inc. (NYSE:TXT) is remediating by both on-site and off-site groundwater extraction systems which have been in operation since 1995 and 1993, respectively.  Textron is financially and operationally responsible for remediating all environmental issues associated with their activities prior to the site purchase by the borrower’s affiliate in 1997.  The plume has been contained by the groundwater remediation system and is being properly controlled and reduced.  Textron has been issued a permit by the New York State Department of Environmental Conservation to operate a hazardous waste management unit at the Wheatfield, New York property which stipulates Textron’s obligations for environmental remediation and restoration.  There are no off-site locations (soil, groundwater, or indoor air extrusion) that are negatively affected by the contamination at the Wheatfield, New York property.  With respect to the IRG Portfolio Property located in Smithfield, North Carolina, an isolated plume of volatile organic contamination attributable to historic operating practices at the site affected groundwater at the site is unresolved and considered a REC.  Accordingly, the lender received an environmental insurance policy with a maximum policy limit of the lesser of the costs of full remediation or the Smithfield property’s allocated loan amount that may be drawn upon in the event of a borrower default on the IRG Portfolio Loan and a claim against the environmental policy. With respect to Letterkenny Business Park, the IRG Portfolio Property located in Chambersburg, Pennsylvania, which is formerly owned by the U.S. Army, the U.S. Army caused groundwater contamination which is a REC as stated in the Phase I assessment.  The U.S. Army, bears all responsibility and liability for the groundwater contamination at Letterkenny Business Park.  There are wells at Letterkenny Business Park that are used for remediation and groundwater monitoring.  With respect to the IRG Portfolio Property located on Cabot Street in Detroit, Michigan, there is a REC due to possible soil and groundwater contamination that might exist in relation to a liquids recycling business located near the western end of Cabot Street’s Building Two where the Phase I report stated an observation of bad housekeeping associated with totes and barrels of oily liquids that were present on the floor slab in this area.  The Phase I recommended a thorough cleaning of this area where the stains and oily liquid puddles were observed followed by an observation by an environmental professional who could assess the floor conditions.  In addition, the Phase I reports recommended adhering to operations and maintenance plans at 14 of the IRG Portfolio Properties. See “Risk Factors— Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in the Prospectus Supplement.

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The Borrowers.  The borrowers are Cabot Business Park II, LLC, Fayetteville Business Park II, LLC, Fort Street Business Park II, LLC, Inver Grove Business Park, LLC, IRG Fairfax, LLC,  Lynch Road Business Park, LLC, Mentor Business Park II, LLC, Poughkeepsie Business Park II, LLC, Red Wing Industrial, LLC, Canton Business Park II, LLC, Mogadore Business Park II, LLC, Tulsa Business Park II, LLC, Smithfield Business Park II, LLC, Southington Business Park II, LLC, Tappan Drive, LLC, Wheatfield Business Park II, LLC, Windsor Business Park II, LLC and Letterkenny Business Park II, LP, each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the IRG Portfolio Loan.  The borrowers of the IRG Portfolio Loan are indirectly owned, in part, by Stuart Lichter, who is also the non-recourse carveout guarantor under the IRG Portfolio Loan.  Stuart Lichter’s liability under the guaranty is capped at (i) the full loan amount in the event of voluntary bankruptcy, voluntary substantive consolidation, involuntary bankruptcy in which the Borrower colludes or consents, misappropriation of casualty/condemnation proceeds, and misappropriation of rents, (ii) $20,000,000 in the event of fraud, willful  misconduct, forfeiture due to criminal activity, unpermitted transfers, willful SPE breaches and exercise of any bad faith defense and (iii) $2,000,000 in the event of intentional physical waste, failure to pay property taxes, and breach of any representation, warranty or covenant, including those covering environmental matters.

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Escrows.  At origination, the borrowers funded escrow reserves in the amount of (i) $1,546,396 in respect of certain tax expenses, (ii) $40,000 in respect of certain insurance premiums, (iii) $2,109,410 in respect of certain immediate and short term repair obligations, (iv) $1,702 in respect of ground rent obligations, (v) $1,000,000 in respect of a leasing reserve, and (vi) $300,000 in respect of certain acquisition costs relating to the acquisition by borrowers of the fee interest in the portion of the property located in Letterkenny, Pennsylvania that is, as of the date of closing, held pursuant to a ground lease.  On an ongoing basis, on each due date the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) a capital expenditure reserve in the initial monthly amount of $159,928 (capped at $1,450,000 and subject to per square foot adjustments based on releases and/or substitutions of properties), (iii) a tenant improvement and leasing commission reserve in the initial monthly amount of $112,087 (capped at $1,000,000 and subject to per square foot adjustments based on releases and/or substitutions of properties), (iv) a ground rent reserve in an amount necessary to pay any installment of ground rent at least 30 days before such installment is due and (v) (as more particularly described below with respect to an IRG Portfolio Special Leasing Reserve Period) if the IRG Portfolio Properties are failing to achieve a debt yield (as calculated pursuant to the loan documents) of at least 11% and certain key leases are terminated or are in default or if the tenant under such leases files for bankruptcy or ceases operating its business at the property, an accelerated leasing reserve in the monthly amount of $1.00 per square foot of space of the key lease that is the cause of such accelerated leasing reserve (capped at an amount that equals $10 per square foot of space leased under such key lease).  In addition, on each anniversary of the first due date under the loan documents, borrowers are required to pay to the lender an annual amount of $277,778 as cash collateral for the IRG Portfolio Loan until such time as borrowers deliver to the lender an acceptable amendment to the ground lease in Kansas City, Kansas extending the term of such ground lease to December 31, 2042, at which point, funds then on reserve in such escrow that are allocable to this cash collateral reserve are required to be released to the borrowers.

Furthermore, during the continuance of a IRG Portfolio Trigger Period, the loan documents require that all excess amounts on deposit in the cash management account, after the payment of debt service and the funding of required monthly escrows for budgeted operating expenses, real estate taxes, insurance, tenant improvements, leasing commissions, capital expenditures and other required reserves, be reserved and held as additional collateral for the IRG Portfolio Loan.  Upon termination of an IRG Portfolio Trigger Period, provided no event of default is then continuing and an Approved Mezzanine Loan (as described below) is not then outstanding, any unused amounts deposited in the cash collateral reserve during the subject IRG Portfolio Trigger Period are required to be remitted to the borrowers.   In addition, the borrowers are required to establish a reserve account for the deposit of any casualty or condemnation loss proceeds.

A “IRG Portfolio Trigger Period” means any period commencing upon notice from lender to borrowers that: (i) a default has occurred under the IRG Portfolio Loan documents, and ending when such default has been cured and no other default has occurred and is continuing; or (ii) as of the last day of any fiscal quarter, the debt yield (as calculated pursuant to the loan documents) is less than 9.8%, and ending upon the lender’s determination that

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the IRG Portfolio Properties have achieved a debt yield of at least 9.8% with respect to the IRG Portfolio Loan for two consecutive fiscal quarters subsequent to the commencement of the subject IRG Portfolio Trigger Period.

Additionally, during the continuance of a IRG Portfolio Special Leasing Reserve Period, the loan documents require that the borrowers pay the lender an amount equal to the monthly payment amount (described in Schedule 9 of the IRG Portfolio Loan Agreement) and any lease termination payments from any IRG Portfolio Major Tenant.

A “IRG Portfolio Major Tenant” refers to each of the tenants under (i) the Letterkenny Army leases, (ii) the Manfield lease, (iii) the Yarde lease; (iv) the Progressive Distribution lease, (v) the Metro International Trade lease and (vi) the Detroit Diesel lease.

A “IRG Portfolio Special Leasing Reserve Period” means any period commencing (x) upon notice from lender to borrowers that the debt yield with respect to the IRG Portfolio Loan is less than 11.0%; and (y) when any of the following has occurred: (i) borrower receives written notice that any of the IRG Portfolio Major Tenant leases (other than the Letterkenny Army leases) will be surrendered, cancelled or terminated; (ii) the borrower receives written notice that 25% or more of the space demised the under the Letterkenny Army leases (in the aggregate) (which is 275,162 SF as of the date hereof) is surrendered, cancelled or terminated; (iii) any IRG Portfolio Major Tenant shall discontinue its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any lease by the applicable IRG Portfolio Major Tenant thereunder; or (v) the occurrence of a IRG Portfolio Major Tenant insolvency proceeding.

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Release of Collateral.  The IRG Portfolio Loan permits the release of any one or more of the IRG Portfolio Properties on or after July 6, 2014, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to (a) 110% of the allocated loan amount for the property being released (less any applicable portions of any prior prepayment on account of a casualty or condemnation of the property being released), if the outstanding undefeased portion of the IRG Portfolio Loan (after giving effect to such release) is equal to or greater than $73,000,000 or (b) 115% of the allocated loan amount for the property being released (less any applicable portions of any prior prepayment on account of a casualty or condemnation of the property being released), if the outstanding undefeased portion of the IRG Portfolio Loan (after giving effect to such release) is less than $73,000,000 but greater than $57,000,000 or (c) 120% of the allocated loan amount for the property being released (less any applicable portions of any prior prepayment on account of a casualty or condemnation of the property being released), if the outstanding undefeased portion of the IRG Portfolio Loan (after giving effect to such release) is $57,000,000 or less; (ii) no event of default then exists; (iii) with respect to any release and defeasance resulting in a remaining undefeased loan balance (after giving effect to such release and defeasance) of more than $65,000,000, the debt yield (calculated in accordance with the loan documents) for all of the remaining IRG Portfolio Properties is greater than or equal to 10.1%, (v) with respect to any release and defeasance resulting in a remaining undefeased loan balance (after giving effect to such release and defeasance) of $65,000,000 or less, the debt yield (calculated in accordance with the loan documents) for all of the remaining IRG Portfolio Properties is greater than or equal to the greater of (x) the debt yield immediately preceding such release and (y) 10.1%; and (vi) the satisfaction of certain other standard conditions as specified in the IRG Portfolio Loan documents.

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Release of Non-Income Producing Parcels:  The IRG Portfolio Loan permits the release of any one or more specified immaterial non-income producing portions of the IRG Portfolio Properties on or after July 6, 2014, subject to the satisfaction of certain conditions, including, without limitation, (i) subdivision of the non-income producing parcel into a separate legally subdivided parcel and a separate tax lot from the remaining IRG Portfolio Properties, (ii) no event of default shall then exist, (iii) the debt yield for the remaining IRG Portfolio Properties (as calculated under the IRG Portfolio Loan documents) is  at least 10.1% immediately before and immediately after the subject release, (iv) the lender has received Rating Agency Confirmation, (v) the delivery to lender of funds in an amount equal to either (a) 100% of the net sales proceeds of such non-income producing parcel if sold to a third party that is not an affiliate of the borrower or (b) the fair market value of the non-income producing parcel if such non-income producing parcel is transferred to an affiliate of the borrowers, provided, however, the borrower is not required to deliver such funds to lender if the fair market value of the remaining portion of the applicable

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IRG Portfolio Property is equal to at least 125% of the fair market value of such IRG Portfolio Property as of the date of closing and (vi) the satisfaction of certain other standard conditions as specified in the IRG Portfolio Loan documents.  Any funds delivered to lender in connection with the release of a non-income producing parcel is required to be held by lender in a cash collateral reserve for use by the borrowers for operating expenses, leasing expenses, and capital expenditures at the IRG Portfolio Properties.

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Substitution of Collateral.  The IRG Portfolio Loan permits the release and simultaneous substitution of any one or more of the IRG Portfolio Properties on any date, except during the twelve (12) month period preceding the maturity date, subject to the satisfaction of certain conditions set forth in the IRG Portfolio Loan documents, including that (i) the borrowers have paid to the lender (A) a fee equal 0.50% of the allocated loan amount for the IRG Portfolio Property(ies) being released and (B) all costs and expenses incurred by the lender; (ii) the allocated loan amounts for all IRG Portfolio Properties theretofore released (after taking into account the subject substitution) may not exceed 20% of the original principal balance of the IRG Portfolio Loan, (iii) the lender has received an appraisal, which is not more than 60 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the greater of (x) fair market value of the released IRG Portfolio Property(ies) at the time of origination of the IRG Portfolio Loan and (y) the fair market value of the released IRG Portfolio Property(ies) at the time of such substitution; provided that the borrower need not obtain an appraisal of the IRG Portfolio Property being released if the proposed substitute property has a fair market value equal to at least 115% of the fair market value of the IRG Portfolio Property being released as of the date of origination, (iv) after giving effect to the applicable release(s) and substitution(s), the DSCR (calculated as set forth in the loan documents) for all of the remaining IRG Portfolio Properties is not less than the greater of (a) the DSCR for all IRG Portfolio Properties immediately preceding such substitution and (b) 1.50x; (v) the lender has Rating Agency Confirmation, and (vi) no event of default is  then continuing.

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Lockbox and Cash Management.  The IRG Portfolio Loan requires a soft lockbox and, provided that an IRG Portfolio Trigger Period is not then continuing, permits the borrowers and property manager to collect rents and requires the borrowers and property manager to promptly deposit such rents to a lender controlled blocked account.  Upon the occurrence of a IRG Portfolio Trigger Period, the loan documents require the borrowers to direct the tenants to pay their rents directly to the blocked accounts.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into a blocked account within one business day after receipt.  All amounts in any blocked account are swept to the lender-controlled cash management account on a daily basis.  On each business day that no event of default under the IRG Portfolio Loan is continuing and provided that a IRG Portfolio Trigger Period is not then continuing and an Approved Mezzanine Loan is not then outstanding, all funds in the cash management account in excess of the amounts required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrower and pledged to the lender.  During the continuance of an event of default under the IRG Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the IRG Portfolio Loan and/or toward the payment of expenses of the IRG Portfolio Properties, in such order of priority as the lender may determine.

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Property Management.  The IRG Portfolio Properties are currently managed by Industrial Realty Group, LLC (an affiliate of borrowers) pursuant to a management agreement.  Certain IRG Portfolio Properties are also sub-managed pursuant to a management agreement with Quadrelle Realty Services and Ohio Realty Advisors, LLC.  Under the IRG Portfolio Loan documents, the IRG Portfolio Properties may not be managed by any other party, except by an affiliate of IRG Realty Group, LLC or a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrowers to replace the property manager if (i) there is a material default by the property manager under the management agreement, (ii) an event of default under the IRG Portfolio Loan has occurred and is continuing or (iii) the IRG Portfolio Properties fail to maintain a debt yield of at least 8% (as calculated pursuant to the loan documents).

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Mezzanine or Subordinate Indebtedness.  The borrowers are permitted to obtain an “Approved Mezzanine Loan”, which Approved Mezzanine Loan: (i) is required to be in an amount that when added to the IRG Portfolio Loan will result in a combined loan to “as is” appraised value (based on an acceptable appraisal) of the IRG Portfolio Properties of no more than 75%; (ii) will result in a minimum aggregate debt service coverage ratio of at least 1.20x; (iii) is on terms and conditions reasonably acceptable to the mortgage lender and evidenced by loan documents which have been approved by the mortgage lender, (iv) is secured only by a pledge of all or a portion

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of the direct and/or indirect ownership interests in the borrowers or any other collateral not mortgaged or pledged to the mortgage lender under the IRG Portfolio Loan, (v) creates no obligations or liabilities on the part of the borrowers and results in no liens on any portion of the IRG Portfolio Properties, (vi) has a term expiring on the maturity date of the IRG Portfolio Loan, (vii) is subject to an intercreditor agreement between the mortgage lender and the approved mezzanine lender substantially in the same form as the form of intercreditor agreement attached as Appendix VI to the US CMBS Legal and Structured Finance Criteria published by Standard & Poor’s (May 1, 2003), with such commercially reasonable negotiated changes as are acceptable to the mortgage lender, the approved mezzanine lender and, if applicable, the rating agencies, and (viii) if the Approved Mezzanine Loan is entered into after a secondary market transaction, will be conditioned upon the delivery by the mortgage borrowers of a Rating Agency Confirmation.  Monthly debt service on an Approved Mezzanine Loan will not be paid if the IRG Portfolio Trigger Period is in effect.

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Terrorism Insurance. The borrowers are required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts, in an amount equal to 100% of the “Full Replacement Cost” of the IRG Portfolio Properties, 100% of the rental loss exposure, and to the full general liability and umbrella liability limits; provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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Environmental Insurance. With respect to the IRG Portfolio Property located in Smithfield, North Carolina, the Borrowers are required to maintain environmental insurance coverage, specifically a “Lender’s Real Estate Environmental Insurance Policy”, written in the name of the lender, which coverage shall remain in effect continuously without lapse, until a “No Further Action” letter is issued by the applicable municipality and approved by the lender.  Once a “No Further Action” letter is issued and approved by the lender, such environmental insurance coverage will no longer be required.

LEETSDALE INDUSTRIAL PARK

LEETSDALE INDUSTRIAL PARK

Leetsdale Industrial Park
700, 800 Brickworks Drive, et al.
Leetsdale, PA 15056
Aliquippa
Harmony Township
Economy
Ambridge
Bell Acres
Franklin Park
South Heights
Leetsdale
McCandless Township
Edgeworth
Sewickley Heights
Sewickley Hills
Sewickley
Osborne
Haysville
Ohio River
Glenfield
Ben Avon Heights
Ross Township
Carnot-Moon
Coraopolis
West View
Emsworth
Ben Avon
Avalon
Bellevue
Pittsburgh International Airport
Kennedy Township
Stowe Township
McKees Rocks
Imperial-Enlow
Robinson Township
Pittsburgh
Thornburg
Ingram
Crafton
Pennsbury Village
Rosslyn Farms
Green Tree
Carnegie
Oakdale
Sturgeon-Noblestown
Heidelberg
Dormont
Scott Township
McDonald
Mount Lebanon
Castle Shannon
Bridgeville
Upper St. Clair
Penn Lincoln Pkwy
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

LEETSDALE INDUSTRIAL PARK

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Leetsdale, Pennsylvania	Cut-off Date Principal Balance	$61,937,858
Property Type	Industrial	Cut-off Date Principal Balance per SF	$31.31
Size (SF)	1,978,268	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 4/19/2012	94.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/19/2012	94.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1930-2009 / Various	Mortgage Rate	5.2455%
Appraised Value	$87,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$11,142,271
Underwritten Expenses	$3,561,690	Escrows
Underwritten Net Operating Income (NOI)	$7,580,582	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,673,757	Taxes	$394,276	$98,569
Cut-off Date LTV Ratio	70.8%	Insurance	$337,758	$29,677
Maturity Date LTV Ratio(1)	57.1%	Replacement Reserves(2)	$0	$24,881
DSCR Based on Underwritten NOI / NCF	1.85x / 1.63x	TI/LC(3)	$0	$42,000
Debt Yield Based on Underwritten NOI / NCF	12.2% / 10.8%	Other(4)	$5,980,597	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$62,000,000	100.0%	Loan Payoff	$53,279,699	85.9%
Reserves	6,712,631	10.8
Closing Costs	1,286,901	2.1
Principal Equity Distribution	720,769	1.2
Total Sources	$62,000,000	100.0%	Total Uses	$62,000,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $90,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 58.7%. See “—Appraisal” below.

(2)	Replacement reserve capped at $500,000.
(3)
TI/LC escrow account will be capped at $500,000 during the first 36 due dates, to be replenished if the balance falls below $500,000. Thereafter, the TI/LC escrow account will be capped at $1,500,000, to be replenished if the balance falls below $1,500,000. On or after the seventh anniversary of the origination date the borrower may request the release of funds from the account in excess of $1,000,000 and the account will then be capped at $1,000,000 as long as the Owned Occupancy is equal to or exceeds 85.0%.

(4)
Other escrows include a specific leases reserve ($4,733,500) for the costs associated with lease renewals and vacant spaces, an unfunded obligations reserve ($1,152,717) relating to TI/LC costs associated with Impact Guard ($1,025,089), Bri-Chem ($31,639), Cory ($53,018) and Dynacorn ($42,971) and a deferred maintenance reserve ($94,380).

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The Mortgage Loan. The mortgage loan (the “Leetsdale Industrial Park Loan”) is evidenced by a note in the original principal amount of $62,000,000 and is secured by a first mortgage encumbering an industrial park located in Leetsdale, Pennsylvania (the “Leetsdale Industrial Park Property”).  The Leetsdale Industrial Park Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The Leetsdale Industrial Park Loan was originated on April 20, 2012 and represents approximately 3.8% of the Initial Pool Balance.  The note evidencing the Leetsdale Industrial Park Loan has an outstanding principal balance as of the Cut-off Date of $61,937,858 and has an interest rate of 5.2455% per annum.  The proceeds of the Leetsdale Industrial Park Loan were used to refinance existing debt on the Leetsdale Industrial Park Property.

The Leetsdale Industrial Park Loan had an initial term of 120 months and has a remaining term of 119 months.  The Leetsdale Industrial Park Loan requires payments of interest and principal during the term of the Leetsdale Industrial Park Loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in May 2022.  Voluntary prepayment of the Leetsdale Industrial Park Loan is prohibited prior to February 6, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

LEETSDALE INDUSTRIAL PARK

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The Mortgaged Property. The Leetsdale Industrial Park Property is a 123.29-acre mixed use industrial park located in western Allegheny County in Leetsdale, Pennsylvania.  The Leetsdale Industrial Park Property fronts on Route 65, approximately 5 miles northwest of Interstate Highway 79 and 15 miles northwest of the Pittsburgh CBD.  The Leetsdale Industrial Park Property contains 1,978,268 SF, which borrower internally classifies as follows: “Class A Industrial / Distribution” (926,170 SF), “Heavy Industrial” (999,009 SF), and “Office” (53,089 SF) space.  The borrower classified “Heavy Industrial” improvements were built from the 1930’s through the 1960’s and were a part of the old Bethlehem Steel Mill site.  All of the Heavy Industrial space has been upgraded in recent years and is now occupied by tenants whose primary use includes warehouse, distribution, and light industrial.  926,170 SF of Class A Industrial / Distribution space was constructed and leased over a period from 1999 to 2009.  Major tenants include Almatis, Inc (187,056 SF), Clearwater International LLC (155,721 SF), and Shell Lubricants (129,162 SF).  As of April 19, 2012, the Total Occupancy and Owned Occupancy were both 94.7%.

The following table presents certain information relating to the tenants at the Leetsdale Industrial Park Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Almatis, Inc.	NR / NR / NR	187,056	9.5%	$787,379	8.8%	$4.21	5/31/2014	2, 5 year options & 1, 4 year option
Clearwater International LLC	NR / Baa2 / BBB	155,721	7.9	727,813	8.2	4.67	(2)	2, 5 year options
Shell Lubricants(3)	NR / Aa1 / AA	129,162	6.5	697,783	7.8	5.40	12/31/2012	NA
ArcelorMittal(4)	BBB / Baa3 / BBB-	181,554	9.2	642,236	7.2	3.54	10/31/2012	NA
Arch Logistics, LLC	NR / NR / NR	100,000	5.1	468,500	5.3	4.69	7/31/2017	2, 5 year options
VSMPO – Tirus US(5)	NR / NR / NR	91,300	4.6	460,152	5.2	5.04	6/30/2012	NA
Impact Guard(6)	NR / NR / NR	113,349	5.7	436,394	4.9	3.85	8/31/2022	1, 5 year option
Millwood Inc	NR / NR / NR	70,000	3.5	372,640	4.2	5.32	5/31/2013	2, 5 year options
Dynacorn International Inc	NR / NR / NR	65,760	3.3	355,104	4.0	5.40	7/31/2017	2, 5 year options
Schroeder Industries, LLC	NR / NR / NR	68,000	3.4	329,800	3.7	4.85	3/31/2021	NA
Ten Largest Tenants		1,161,902	58.7%	$5,277,801	59.2%	$4.54
Remaining Tenants		711,892	36.0	3,641,575	40.8	5.12
Vacant		104,474	5.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,978,268	100.0%	$8,919,376	100.0%	$4.76

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
31,500 SF of industrial space expires on 3/31/2013 at a rate of $4.11 psf and 4,805 SF of office space expires on 4/30/2013 at a rate of $25.12 psf.  The remaining 119,416 SF of industrial space expires on 5/31/2017 at a rate of $4.00 psf.

(3)	Shell Lubricants has given notice that it will vacate at the end of the term of its lease (12/31/2012). The Total and Owned Occupancy without Shell is 88.2%.
(4)	ArcelorMittal has given notice that it intends to vacate approximately 70,000 SF (approximately $247,621 base rent) at the end of their lease term (10/31/2012).
(5)	As of 4/26/2012, VSMPO – Tirus US executed a lease extension with an expiration of 6/30/2017 and base rent of $5.10 psf.
(6)
Impact Guard is in occupancy and expected to begin paying rent in October 2012. The tenant has received three months of free rent and has prepaid the first month’s rent. Impact Guard may terminate the lease effective as of the date which is the later of 7/1/2017 or, if the tenant has exercised its right of first offer to lease expansion space, 5 years after the commencement of the expansion space leasing, subject to 12 months’ notice and termination payment of 12 months of base rent.

LEETSDALE INDUSTRIAL PARK

The following table presents the lease rollover schedule at the Leetsdale Industrial Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	32,907	1.7%	1.7%	$99,834	1.1%	$3.03	5
2012(2)	466,016	23.6	25.2%	2,133,671	23.9	4.58	6
2013	268,339	13.6	38.8%	1,472,517	16.5	5.49	11
2014	233,016	11.8	50.6%	1,030,554	11.6	4.42	6
2015	15,000	0.8	51.3%	85,500	1.0	5.70	1
2016	100,000	5.1	56.4%	542,204	6.1	5.42	3
2017	371,846	18.8	75.2%	1,690,801	19.0	4.55	8
2018	22,340	1.1	76.3%	158,614	1.8	7.10	1
2019	135,448	6.8	83.1%	605,187	6.8	4.47	5
2020	9,200	0.5	83.6%	105,800	1.2	11.50	1
2021	95,500	4.8	88.4%	480,300	5.4	5.03	2
2022	124,182	6.3	94.7%	514,394	5.8	4.14	2
2023 & Thereafter	0	0.0	94.7%	0	0.0	0.00	0
Vacant	104,474	5.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,978,268	100.0%		$8,919,376	100.0%	$4.76	51

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	As of 4/26/2012, VSMPO – Tirus US (91,300 SF) executed a lease extension with an expiration of 6/30/2017 and base rent of $5.10 psf.

The following table presents certain information relating to recent leasing activity at the Leetsdale Industrial Park Property:

Recent Leasing Activity(1)
Tenant	SF	Lease Begin	Lease Term (mos)	Base Rent ($ psf)	Tenant Improvements ($ psf)
Cory Companies	15,000	April 2012	36	$5.70	$4.10
Impact Guard	113,349	June 2012	123	$3.85	$14.05
Bri-Chem	36,670	March 2012	60	$4.09	$2.22
CMR USA, LLC	10,833	January 2012	124	$7.20	$13.85
Virginia Air Distributers, Inc.	22,340	May 2011	85	$7.10	$16.79
PH Tech Corp	20,000	May 2011	66	$5.17	$5.89
Specialty Oilfield Solutions, Ltd	27,500	March 2011	120	$5.47	$5.05

(1)	Source: Appraisal

The following table presents certain information relating to historical leasing at the Leetsdale Industrial Park Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	82.0%	79.0%	84.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

LEETSDALE INDUSTRIAL PARK

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Leetsdale Industrial Park Property:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 3/31/2012(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$7,558,134	$7,151,154	$7,847,929	$7,961,947	$8,919,376	$4.51
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	587,836	0.30
Total Rent	$7,558,134	$7,151,154	$7,847,929	$7,961,947	$9,507,212	$4.81
Total Reimbursables	2,034,319	1,779,190	1,851,032	1,437,402	2,006,272	1.01
Parking Income	12,970	22,500	7,400	6,100	7,200	0.00
Other Income(4)	304,180	365,031	432,412	430,246	430,246	0.22
Less Vacancy & Credit Loss	0	0	0	0	(808,658)	(0.41)
Effective Gross Income	$9,909,603	$9,317,875	$10,138,773	$9,835,695	$11,142,271	$5.63

Total Operating Expenses	$3,593,712	$3,324,078	$3,382,883	$3,175,923	$3,561,690	$1.80

Net Operating Income	$6,315,891	$5,993,797	$6,755,890	$6,659,772	$7,580,582	$3.83
TI/LC	0	0	0	0	610,084	0.31
Capital Expenditures	0	0	0	0	296,740	0.15
Net Cash Flow	$6,315,891	$5,993,797	$6,755,890	$6,659,772	$6,673,757	$3.37

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
County tax bills were distributed later in 2012 than in 2011. As such, tax reimbursements bills to tenants were distributed later in 2012 and receipts are being received later in 2012. Tax reimbursement receipts were approximately $300,000 in March 2011, but are anticipated to be higher for April and May 2012 due to lease up and slightly higher tax bills.

(3)	Underwritten cash flow based on contractual rents as of 4/19/2012 and rent steps through 12/31/2012.
(4)	Includes rooftop leases, conference room rental and other non-recurring expenses.

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Appraisal.  According to the appraisal, the Leetsdale Industrial Park Property had an “as-is” appraised value of $87,500,000 as of an effective date of February 13, 2012 and an “as-stabilized” appraised value of $90,000,000 as of an effective date of July 1, 2012 assuming certain lease-up costs and capital improvements are funded.

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Environmental Matters.  The Phase I report, dated February 22, 2012, recommended a Phase II subsurface investigation be performed in connection with the historical use of the Leetsdale Industrial Park Property by Bethlehem Steel Corporation for assembling high-tension power line towers and bridges and low to marginal concentration of metals and semi-volatile organic compounds identified through prior subsurface investigations in select portions of the Leetsdale Industrial Park Property.  The Phase II report, dated April 3, 2012, identified limited areas at the Leetsdale Industrial Park Property where groundwater has been impacted with carbon tetrachloride and cadmium above the Pennsylvania Department of Environmental Protection (“PADEP”) Groundwater Medium Specific Concentrations (“MSCs”) and lead in the soil above the PADEP Soil to Groundwater MSC.  However, those findings are not required to be reported to the PADEP, because the PADEP has no requirement for reporting non-petroleum releases unless there is an “imminent threat to human health and/or the environment”, and the Phase II determined that no such threat exists. The Phase II recommended that, in the event that any future excavation/construction activities are proposed at the Leetsdale Industrial Park Property, oversight of the subsurface activities should be conducted by an environmental professional and any impacted soil and groundwater be handled and disposed in accordance with the applicable regulations. See “Risk Factors— Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in the Prospectus Supplement.

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Market Overview and Competition. The Leetsdale Industrial Park Property is located in Allegheny County in Leetsdale, Pennsylvania.  The Leetsdale Industrial Park Property has direct access to Route 65, a major north-south thoroughfare, providing easy access to downtown Pittsburgh (15 miles southeast), the Pittsburgh International Airport (14 miles southwest of subject), and Interstate-79 (5 miles southeast) with Interstate-76 and other major arteries in the area.  According to a commercial real estate information company, the greater Pittsburgh industrial market ended the fourth quarter 2011 with a vacancy rate of 7.3%.  The vacancy rate was down from 7.5% in the previous quarter, with net absorption totaling 384,276 SF in the fourth quarter of 2011.  In addition, according to a commercial real estate information company, the Leetsdale Industrial Park Property is located in the North Pittsburgh industrial submarket which has an overall vacancy rate of 4.9% and 4.6% for warehouse projects.

LEETSDALE INDUSTRIAL PARK

The following table presents certain information relating to certain lease comparables provided in the appraisal for the Leetsdale Industrial Park Property:

Heavy Industrial Lease Comparables(1)
	Leetsdale Industrial Park	1000 Treadway(2)	Allison Park Industrial Complex(2)	Aliquippa Industrial Park (2)	IDSI(2)
SF	999,009(3)	24,000	23,000	260,000	126,650
Lease Start	NAP	6/2007	3/2009	Asking	Asking
Rent Rate per SF	$3.75(4)	$4.50	$5.00	$3.25	$3.75
Expense Basis	Base Year	NNN	Modified Gross	Full Service	Full Service

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	This reflects the SF for Heavy Industrial space leased at the Leetsdale Industrial Park Property.
(4)	This reflects average base rent for Heavy Industrial space leased at the Leetsdale Industrial Park Property.

Light Industrial Lease Comparables(1)
	Leetsdale Industrial Park	Alpha Drive Warehouse(2)	Executive Warehouse(2)	Turnpike Distribution Center(2)	Former Roomful Express(2)	79 North Industrial Park(2)
SF	926,170(3)	79,262	42,235	121,369	110,000	23,210
Lease Start	NAP	1/2009	4/2012	10/2010	3/2012	4/2012
Term (mos)	NAP	120	84	27	60	60
Rent Rate per SF	$5.38(4)	$4.85	$4.75	$5.13	$4.51	$6.50
Expense Basis	NNN	NNN	NNN	NNN	NNN	NNN

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	This reflects the SF for Light Industrial space leased at the Leetsdale Industrial Park Property.
(4)	This reflects average base rent for Office Industrial space leased at the Leetsdale Industrial Park Property.

Office Lease Comparables(1)
	Leetsdale Industrial Park	Building 1/1A(2)	72 1st Street(2)	O’Neal Steel(2)	400 Main Street(2)
SF	53,089(3)	13,000	3,400	1,500	3,519
Lease Start	NAP	Asking	Asking	1/2011	Asking
Rent Rate per SF	$14.68(4)	$10.25	$11.75	$9.00	$12.00
Expense Basis	Gross + Utilities	Full Service	Full Service	NNN	Full Service

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	This reflects the SF for Office space leased at the Leetsdale Industrial Park Property.
(4)	This reflects average base rent for Office Industrial space leased at the Leetsdale Industrial Park Property.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Leetsdale Industrial Park Property:

Improved Sales Comparables(1)
Property Name	City, State	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
Leetsdale Industrial Park	Leetsdale, PA	NAP	Various	1,978,268	NAP	NAP	95%
Commerce Park & Pioneer	Salt Lake City, UT	November 2011	1975-1996	890,452	$44,538,939	$50.02	93%
Exit 8A Portfolio	Monroe, NJ	March 2011	1985	1,026,634	$53,910,000	$52.51	93%
Panattoni Industrial Portfolio	Memphis, TN	December 2010	NAP	1,381,500	$40,475,438	$29.30	NAP
RREEF Harrisburg Portfolio	Harrisburg, PA	March 2010	1986-1999	563,800	$22,500,000	$39.91	100%

(1)	Source: Appraisal

LEETSDALE INDUSTRIAL PARK

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The Borrower.  The borrowers are Leetsdale Industrial Corporation, Leetsdale Industrial II, L.P., Metroplaza Partners, LLC and LIP III, LP, each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Leetsdale Industrial Park Loan. The guarantor of the non-recourse carveouts under the Leetsdale Industrial Park Loan is Steven C. Thomas.

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Escrows.  At origination, the borrowers funded an escrow reserve in the amount of $4,733,500 to cover the costs of renewing certain leases or reletting certain spaces that were vacant at origination or which may become vacant if certain leases are not renewed.  As long as no event of default is continuing under the Leetsdale Industrial Park Loan, amounts on deposit in such reserve will be released to the borrowers upon delivery of new and/or renewal leases with respect to the such leases or vacant spaces, meeting certain conditions under the loan documents.

In addition, at origination, the borrowers funded an escrow reserve in the amount of $394,276 in respect of certain tax expenses and $337,758 in respect of certain insurance premiums.  On each due date, the borrowers are required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period.  In addition, at origination, the borrowers funded escrow reserves in the amount of (i) $1,152,717 in respect of certain tenant improvement costs and leasing commissions and (ii) $94,380 in respect of certain repairs at the Leetsdale Industrial Park Property.

In addition, on each of the first 36 due dates when the balance in the tenant improvements and leasing commissions reserve is less than $500,000, the borrowers will be required to deposit into such reserve an amount equal to the lesser of (i) $42,000 and (ii) the amount by which the then balance in such reserve is less than $500,000.  On each due date thereafter when the balance in the tenant improvements and leasing commissions reserve is less than $1,500,000, the borrowers will be required to deposit into such reserve an amount equal to the lesser of (i) $42,000 and (ii) the amount by which the then balance in such reserve is less than $1,500,000.  Notwithstanding the foregoing, on or after the seventh anniversary of the origination of the Leetsdale Industrial Park Loan and provided no event of default exists under the Leetsdale Industrial Park Loan, if the borrowers deliver evidence reasonably satisfactory to the lender that the occupancy rate of the Leetsdale Industrial Park Property (represented by tenants in possession and paying rent) is equal to or greater than 85%, then (i) the lender will be required to release to the borrowers the amount by which the then balance of the tenant improvements and leasing commissions reserve exceeds $1,000,000 and (ii) on each due date thereafter while the occupancy rate is equal to or greater than 85%, the borrowers will be required to deposit into such reserve an amount equal to the lesser of (i) $42,000 and (ii) the amount by which the then balance in such reserve is less than $1,000,000.  Further, the borrowers are required to deposit any termination fee they receive in connection with the termination of a lease into the tenant improvements and leasing commissions account.

In addition, on each due date, the borrowers will be required to fund a capital expenditure reserve in an amount equal to the lesser of (i) $24,881 and (ii) the amount by which the then balance in such reserve is less than $500,000.

Furthermore, during the continuance of a Leetsdale Industrial Park Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions, be reserved and held as additional collateral for the Leetsdale Industrial Park Loan.

A “Leetsdale Industrial Park Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan agreement) for the prior twelve-month period immediately preceding such fiscal quarter is less than $6,381,738.80 and terminating as of the end of any two consecutive fiscal quarters in which the net operating income for the prior twelve-month period is greater than or equal to $6,381,738.80 or (b) any period commencing when the borrowers fail to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered.

LEETSDALE INDUSTRIAL PARK

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Lockbox and Cash Management.  The Leetsdale Industrial Park Loan requires a hard lockbox, which is already in place.  The loan documents require the borrowers to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that the borrowers cause all cash revenues relating to the Leetsdale Industrial Park Property and all other money received by the borrowers or the property manager with respect to the Leetsdale Industrial Park Property to be deposited into the cash management account or lockbox account by the end of the first business day following receipt.  All amounts in any lockbox account are swept to the lender-controlled cash management account at the end of each week.  On each business day that neither an event of default under the Leetsdale Industrial Park Loan nor a Leetsdale Industrial Park Trigger Period is continuing, all funds in the cash management accounts in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account maintained by the property manager or the borrower.  During the continuance of an event of default under the Leetsdale Industrial Park Loan, the lender may apply any funds in the cash management account to amounts payable under the Leetsdale Industrial Park Loan and/or toward the payment of expenses of Leetsdale Industrial Park Property, in such order of priority as the lender may determine.

■
Property Management.  The Leetsdale Industrial Park Property is currently managed by Mulach Steel Corporation (d/b/a Chapman Business Properties) pursuant to a management agreement.  Under the loan documents, the Leetsdale Industrial Park Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrowers to replace the property manager during the continuance of an event of default under the Leetsdale Industrial Park Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure period, or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets, or the property manager makes an assignment for the benefit of creditors, or if the property manager is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Leetsdale Industrial Park Property, plus business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the Leetsdale Industrial Park Loan as required by the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds that amount, the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Leetsdale Industrial Park Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE OUTLET SHOPPES AT OKLAHOMA CITY

THE OUTLET SHOPPES AT OKLAHOMA CITY

The Outlet Shoppes at Oklahoma City
7624 West Reno Avenue
Oklahoma City, OK 73127
Oklahoma City
DOWNTOWN
Edmond
Edmond Plaza
Bryant Square
Yukon
Warr Acres
The Village
Nichols Hills
Lake Aluma
Forest Park
Smith Village
Del City
Valley Brook
Mustang
Mustang Shopping Center
Moore
Newcastle
JOHN KILPATRICK TPKE
LAKE HEFNER PKWY
BROADWAY EXT
NORTHEAST EXPY
NW EXPRESSWAY ST
AIRPORT RD
NEWCASTLE RD
W RENO AVE
WASHINGTON AVE E
NW 164TH ST
W MEMORIAL RD
NW 122ND ST
W HEFNER RD
NW 108TH ST
W BRITTON RD
W WILSHIRE BLVD
E WILSHIRE BLVD
NW 63RD ST
NW 50TH ST
NW 39TH ST
NW 36TH ST
NE 36TH ST
NW 30TH ST
NW 23RD ST
NE 23RD ST
NW 10TH ST
NE 10TH ST
SW 15TH ST
SE 15TH ST
SW 29TH ST
SE 29TH ST
SW 44TH ST
SE 44TH ST
SW 59TH ST
SE 59TH ST
SW 74TH ST
SE 89TH ST
SW 104TH ST
SW 119TH ST
SW 134TH ST
SW 149TH ST
E 15TH ST
E 33RD ST
E MEMORIAL RD
N PORTLAND AVE
N COUNTRYLINE RD
N COUNCIL RD
N SARA RD
N PIEDMONT RD
N ROCKWELL AVE
N MAY AVE
N WESTERN AVE
N CLASSEN BLVD
N LINCOLN BLVD
N KELLEY AVE
MARTIN LUTHER KING AVE
N BRYANT AVE
N EASTERN AVE
N SOONER RD
S BROADWAY
S COUNCIL RD
S MUSTANG RD
CZECH HALL RD
S SARA RD
S PENNSYLVANIA AVE
S WESTERN AVE
S SANTA FE AVE
S SHIELDS BLVD
S EASTERN AVE
S SUNNYLANE RD
S MAY AVE
AT and SF Railroad
M K T Railroad
SUNDANCE AIRPARK
WILEY POST AIRPORT
DOWNTOWN AIRPARK
WILL ROGERS WORLD AIRPORT
Lake Hefner
Lake Hefner Golf Club
Quailbrook Shopping Center
Quail Springs Mall
Greens Golf and Racquet Club
Quail Creek Golf and Country Club
Oklahoma University Arts & Science
The Links Golf and Athletic Club
Silverhorn Golf Club
Frontier City Theme Park
Surrey Hills Country Club
Northpark Mall
Camelot Square
Quail Plaza
Casady Square
Brixton Square Shopping Center
Oklahoma City Golf and CC
Nichols Hills Plaza
Belle Isle Station
Remington Park Racetrack
Stinchcomb Wildlife Refuge
Springdale Shopping Center
Southern Nazarene University
Lincoln Park Golf Course
Twin Hills Golf and CC
Oklahoma City University
State Capitol Building
Meridian Plaza
Oklahoma State University Technical School
All Sports Stadium
Westbury Country Club
Trosper Park Golf Course
Trosper Park
Grant Square
Southwestern Plaza
Willow Creek Country Club
Walnut Square
Crossroads Mall
Oklahoma City Community College
Penn 89
Brookwood Shopping Center
Brookside Golf Course
Lakeside Golf Course
Earlywine Golf Course
Mid-America Christian Univ
Broadmoore Golf Club
74
77
35
44
3
66
40
270
235
62
4
152
240
37
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

THE OUTLET SHOPPES AT OKLAHOMA CITY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Oklahoma City, Oklahoma	Cut-off Date Principal Balance		$59,544,510
Property Type	Retail	Cut-off Date Principal Balance per SF		$170.81
Size (SF)	348,600	Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 3/1/2012	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/1/2012	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2011 / NAP	Mortgage Rate		5.7305%
Appraised Value	$90,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
Underwritten Revenues	$10,019,223
Underwritten Expenses	$3,168,703	Escrows
Underwritten Net Operating Income (NOI)	$6,850,520		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,459,225	Taxes	$58,274	$58,274
Cut-off Date LTV Ratio	66.2%	Insurance	$92,615	$15,969
Maturity Date LTV Ratio	50.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.52x / 1.43x	TI/LC(1)	$0	$23,975
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.8%	Other(2)	$6,952,400	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$60,000,000	100.0%	Loan Payoff	$38,943,764	64.9%
			Principal Equity Distribution	13,381,600	22.3
			Reserves	7,103,289	11.8
			Closing Costs	571,347	1.0
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	The TI/LC reserve will be collected monthly and capped at $863,106.
(2)
At closing, the borrower reserved $6,007,603 for outstanding leasing cost obligations, $669,797 owed to the general contractor for payments related to the project construction, and $275,000 for an environmental reserve. As of April 23, 2012 the outstanding leasing cost obligations balance had been reduced to $746,760, the general contractor balance remains at $669,797 and the environmental reserve balance had been reduced to $0.

■
The Mortgage Loan.  The mortgage loan (“The Outlet Shoppes at Oklahoma City Loan”) is evidenced by a note in the original principal amount of $60,000,000 and is secured by a first mortgage encumbering a retail outlet shopping center located in Oklahoma City, Oklahoma known as The Outlet Shoppes at Oklahoma City (“The Outlet Shoppes at Oklahoma City Property”).  The Outlet Shoppes at Oklahoma City Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Outlet Shoppes at Oklahoma City Loan was originated on December 28, 2011 and represents approximately 3.7% of the Initial Pool Balance.  The note evidencing The Outlet Shoppes at Oklahoma City Loan has an outstanding principal balance as of the Cut-off Date of $59,544,510 and has an interest rate of 5.7305% per annum.  The borrower utilized a portion of the proceeds of The Outlet Shoppes at Oklahoma City Loan to refinance existing debt on The Outlet Shoppes at Oklahoma City Property.

The Outlet Shoppes at Oklahoma City Loan had an initial term of 120 months and has a remaining term of 115 months.  The Outlet Shoppes at Oklahoma City Loan requires payments of principal and interest in an amount sufficient to fully amortize The Outlet Shoppes at Oklahoma City Loan over a 25-year amortization schedule.  The scheduled maturity date is the due date in January 2022.  Voluntary prepayment of The Outlet Shoppes at Oklahoma City Loan is prohibited prior to January 6, 2013.

■
The Mortgaged Property.  The Outlet Shoppes at Oklahoma City Property is a 348,600 SF retail outlet shopping center located in Oklahoma City, Oklahoma.  The Outlet Shoppes at Oklahoma City Property started construction in the fourth quarter of 2010. The grand opening occurred on August 5, 2011.  The tenancy includes national retailers such as Polo, Saks Fifth Avenue Off Fifth and Coach.  Pursuant to a retail chain store sales index, projected sales per SF for in-line tenants with less than 10,000 SF is $409 based upon seasonally annualizing the trailing seven month sales as of February 29, 2012.

THE OUTLET SHOPPES AT OKLAHOMA CITY

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Outlet Shoppes at Oklahoma City Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Nike Factory Store	NR / A1 / A+	14,013	4.0%	$280,260	3.8%	$20.00	1/31/2017	$616	3.2%	3, 5-year options
Saks Fifth Avenue Off Fifth	BB / B1 / BB	26,948	7.7	245,000	3.3	9.09	8/31/2021	$215	4.2%	3, 5-year options
Hanesbrands	NR / B1 / BB-	10,869	3.1	217,380	2.9	20.00	8/31/2016	$113	17.7%	1, 5-year option
Brooks Brothers	NR / NR / NR	7,647	2.2	214,116	2.9	28.00	8/31/2016	$172	17.4%	2, 5-year options
Polo	NR / A3 / A-	10,191	2.9	200,940	2.7	19.72	1/31/2022	$641	3.1%	4, 5-year options
American Eagle	NR / NR / NR	8,294	2.4	182,468	2.5	22.00	1/31/2018	NA	NA	NA
Under Armour	NR / NR / NR	6,385	1.8	166,010	2.2	26.00	8/31/2016	$733	3.7%	2, 5-year options
Reebok and Rockport	NR / NR / NR	7,568	2.2	158,928	2.1	21.00	8/31/2016	$201	15.9%	1, 5-year option
Dress Barn Woman Misses	NR / NR / NR	7,645	2.2	152,900	2.1	20.00	12/31/2021	$159	19.4%	2, 5-year options
Children’s Place	NR / NR / NR	7,167	2.1	150,507	2.0	21.00	1/31/2022	$307	10.5%	NA
Ten Largest Owned Tenants		106,727	30.6%	$1,968,509	26.6%	$18.44
Remaining Owned Tenants		241,873	69.4	5,433,141	73.4	22.46
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		348,600	100.0%	$7,401,650	100.0%	$21.23

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All tenant sales are shown based on August 2011 – February 2012 actual sales seasonally annualized.
(3)	Occupancy Cost figures are shown based on the seasonally annualized sales referenced above.

The following table presents certain information relating to the lease rollover schedule at The Outlet Shoppes at Oklahoma City Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	590	0.2	0.2%	18,000	0.2	30.51	1
2013	0	0.0	0.2%	0	0.0	0.00	0
2014	0	0.0	0.2%	0	0.0	0.00	0
2015	0	0.0	0.2%	0	0.0	0.00	0
2016	147,736	42.4	42.5%	3,301,795	44.6	22.35	40
2017	57,490	16.5	59.0%	1,243,473	16.8	21.63	13
2018	8,294	2.4	61.4%	182,468	2.5	22.00	1
2019	0	0.0	61.4%	0	0.0	0.00	0
2020	0	0.0	61.4%	0	0.0	0.00	0
2021	85,218	24.4	85.9%	1,607,631	21.7	18.86	20
2022	46,922	13.5	99.3%	991,884	13.4	21.14	10
2023 & Thereafter	2,350	0.7	100.0%	56,400	0.8	24.00	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	348,600	100.0%		$7,401,650	100.0%	$21.23	86

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at The Outlet Shoppes at Oklahoma City Property:

Historical Leased %(1)
	2009	2010	Trailing 7 Months (2/29/2012)
Owned Space(2)	NA	NA	100.0%

(1)	As provided by the borrower. The Outlet Shoppes at Oklahoma City Property was constructed in 2011 and opened for business in August 2011.
(2)	Includes temporary tenants.

THE OUTLET SHOPPES AT OKLAHOMA CITY

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Outlet Shoppes at Oklahoma City Property:

Cash Flow Analysis(1)

	Trailing 7 Months as of 2/29/2012	Trailing 7 Months Annualized as of 2/29/2012	Underwritten(2)	Underwritten $ per SF
Base Rent(3)(4)	$4,105,449	$7,037,913	$7,401,650	$21.23
Overage Rent	9,512	16,305	0	0.00
Other Rental Revenue(5)	184,736	316,690	129,890	0.37
Gross Up Vacancy	0	0	0	0.00
Total Rent	$4,299,696	$7,370,908	$7,531,541	$21.61
Total Reimbursables	1,193,394	2,045,818	2,527,145	7.25
Other Income(6)	430,370	499,342	475,705	1.36
Vacancy & Credit Loss	(1,690)	(2,897)	(515,168)	(1.48)
Effective Gross Income	$5,921,771	$9,913,171	$10,019,223	$28.74

Total Operating Expenses	$1,692,219	$2,900,946	$3,168,703	$9.09

Net Operating Income	$4,229,552	$7,012,225	$6,850,520	$19.65
TI/LC	0	0	321,575	0.92
Capital Expenditures	0	0	69,720	0.20
Net Cash Flow	$4,229,552	$7,012,225	$6,459,225	$18.53

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/1/2012 rent roll.
(3)
Underwritten base rent includes tenants who pay rent based on a percentage of sales in lieu of base rent. Underwritten base rent includes three tenants (Saks Fifth Avenue Off Fifth, Polo and Coach) comprising 26,948 SF, 10,191 SF and 6,042 SF, respectively, that pay rent based on a percentage of sales in lieu of base rent totaling $245,000, $200,940 and $105,000, respectively.

(4)
Underwritten base rent includes tenants who pay rent based on the lesser of a fixed amount or a percentage of sales in lieu of base rent. Underwritten base rent includes two tenants (Nine West and Kasper) comprising 2,464 SF and 2,447 SF, respectively, that pay rent based on a percentage of sales in lieu of base rent totaling $61,600 and $61,575, respectively.

(5)	Other rental revenue Includes rental revenue from kiosk, temporary, specialty and other tenants.
(6)
Other income includes trash pad rental income, a regional marketing subsidy payment from The Oklahoma Economic Development Trust, and miscellaneous other income. The annualized cash flow caps the value of the marketing subsidy at $350,000.

■	Appraisal. According to the appraisal, The Outlet Shoppes at Oklahoma City Property had an “as-is” appraised value of $90,000,000 as of an effective date of November 24, 2011.

■
Environmental Matters.  Based on a Phase I environmental report dated December 21, 2011 and a Phase II environmental report dated January 24, 2012 the environmental consultant recommended no further action.

■
Market Overview and Competition.  The Outlet Shoppes at Oklahoma City Property is a regional outlet shopping center in Oklahoma City, Oklahoma.  The Outlet Shoppes at Oklahoma City Property is the only regional outlet shopping center in the local trade area. The closest competing regional outlet shopping center identified in the appraisal is approximately 190 miles to the south within the Grapevine, Texas market.  As of 2011, the 10, 25, and 50 mile trade area zones had an average population of 510,759, 1,117,732, and 1,380,455, respectively.

■
The Borrower.  The borrower is OK City Outlets, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Outlet Shoppes at Oklahoma City Loan.  The borrower of The Outlet Shoppes at Oklahoma City Loan is majority indirectly owned by CBL & Associates Properties, Inc. and Horizon Group Properties, L.P., which are the non-recourse careveout guarantors under The Outlet Shoppes at Oklahoma City Loan.

■
Escrows. On the origination date, the borrower funded a reserve in the amount of $6,677,400 in respect of certain leasing cost obligations ($6,007,603) and general contractor obligations ($669,797) at The Outlet Shoppes at Oklahoma City Property and an environmental reserve amount of $275,000 which was available to fund potential environmental remediation. The environmental reserve was released in full upon receipt of the Phase II environmental report which recommended no further action.  As of April 23, 2012 the outstanding leasing cost obligations balance was $746,760 and the general contractor balance remains at $669,797.  On each due date, provided no event of default under the loan documents is continuing, the borrower is required to fund (1) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to

THE OUTLET SHOPPES AT OKLAHOMA CITY

pay tax and insurance premiums over the then succeeding twelve month period and (2) a tenant improvement and leasing commission reserve in the monthly amount of $23,975 (capped at $863,106).

Furthermore, during the continuance of a Outlet Shoppes at Oklahoma City Loan Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for budgeted operating expenses, real estate taxes, insurance, tenant improvements and leasing commissions be reserved and held as additional collateral for The Outlet Shoppes at Oklahoma City Loan.

An “Outlet Shoppes at Oklahoma City Loan Trigger Period” means any period commencing as of the end of any fiscal quarter on or after December 31, 2012 in which the net operating income (as calculated under the loan agreement) of The Outlet Shoppes at Oklahoma City Property for the twelve-month period immediately preceding such fiscal quarter end is less than $5,600,000 and terminating as of the end of the second fiscal quarter in which the net operating income of The Outlet Shoppes at Oklahoma City Property for the twelve-month period immediately preceding such fiscal quarter end is greater than or equal to $5,600,000.

■
Lockbox and Cash Management.  The Outlet Shoppes at Oklahoma City Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to lender-controlled lockbox accounts.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account or a blocked account under the control of the lender within one business day after receipt.  So long as no event of default or Outlet Shoppes at Oklahoma City Loan Trigger Period is then continuing, all amounts in the lockbox accounts are swept on a daily basis to an operating account accessible by the borrower but pledged to the lender.  During the continuance of an event of default or Outlet Shoppes at Oklahoma City Loan Trigger Period, all amounts in any blocked account are required to be swept to the lender-owned cash management account, rather than to the borrower.  During the continuance of an event of default under The Outlet Shoppes at Oklahoma City Loan, the lender may prohibit the borrower’s access to the funds contained in the operating account and apply any funds in the cash management account to amounts payable under The Outlet Shoppes at Oklahoma City Loan and/or toward the payment of expenses of The Outlet Shoppes at Oklahoma City Property, in such order of priority as the lender may determine.

■
Property Management.  The Outlet Shoppes at Oklahoma City Property is currently managed by Horizon Group Properties, L.P., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, The Outlet Shoppes at Oklahoma City Property may not be managed by any other party, other than (1) any direct or indirect wholly-owned affiliate of CBL & Associates Management, Inc. or Horizon Group Properties, L.P. or (2) another management company approved by the lender and with respect to which the Rating Agency Confirmation has been satisfied.  Upon the occurrence of an event of default, a material default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of The Outlet Shoppes at Oklahoma City Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of The Outlet Shoppes at Oklahoma City Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents, and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for The Outlet Shoppes at Oklahoma

THE OUTLET SHOPPES AT OKLAHOMA CITY

City Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

■
Release of Collateral.  The borrower had the right to obtain the release of a certain vacant, non-income producing parcel identified in the loan agreement, in connection with the conveyance (or ground lease) of such parcel to one or more third parties, without the payment of a release price, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default is continuing under The Outlet Shoppes at Oklahoma City Loan, (ii) a determination that certain REMIC requirements will be met, (iii) delivery of an endorsement to the title policy, (iv) no material adverse effect on the ability of borrowers to perform or lender to enforce any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use, enjoyment, operation or occupancy of The Outlet Shoppes at Oklahoma City Property and (v) delivery of Rating Agency Confirmation. The release of the vacant, non-income producing parcel was executed as of March 8, 2012 and recorded on March 16, 2012.

(THIS PAGE INTENTIONALLY LEFT BLANK)

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1	Fedex Ground - Blauvelt, NY	622 Route 303	Blauvelt, NY
2	Walgreens - Maplewood, NJ	1633 Springfield Avenue	Maplewood, NJ
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18	Dollar General - Hot Springs, VA	9328 Sam Snead Highway	Hot Springs, VA
19	Dollar General - Richwood, LA	3415 Reddix Lane	Richwood, LA
20	Dollar General - Mount Hermon, LA	36501 Highway 38	Mount Hermon, LA
21	Dollar General - Rio Grande City, TX	3519 West Highway 83	Rio Grande City, TX
22	Dollar General - Pleasant City, OH	10525 Clay Pike Road	Pleasant City, OH
23	Dollar General - Tuscaloosa, AL	13870 Highway 69 South	Tuscaloosa, AL
24	Dollar General - Fayetteville, NC	1515 Pamalee Drive	Fayetteville, NC
25	Dollar General - Payne, OH	317 North Main Street	Payne, OH
26	Dollar General - New Matamoras, OH	1400 Park Avenue	New Matamoras, OH
27	Dollar General - Marthasville, MO	15955 Highway 47	Marthasville, MO
28	Dollar General - Greenville, MS	1799 Highway 1 North	Greenville, MS
29	Dollar General - Choudrant, LA	2450 Highway 80	Choudrant, LA
30	Dollar General - Red Level, AL	35747 State Road 55	Red Level, AL
31	Dollar General - Licking, MO	120 West Highway 32	Licking, MO
32	Dollar General - Lyford, TX	8422 Business 77 North	Lyford, TX
33	Dollar General - Mangham, LA	4287 Highway 15	Mangham, LA
34	Dollar General - Danville, VA	2398 West Main Street	Danville, VA
35	Dollar General - Mellen, WI	800 North Main Street	Mellen, WI
36	Dollar General - Forest, OH	702 South Mad River Street	Forest, OH
37	Dollar General - Pleasant Hill, TN	17 Star Drive	Pleasant Hill, TN
38	Dollar General - Stanberry, MO	814 East Main Street	Stanberry, MO
39	Dollar General - Conway, MO	711 West Jefferson Avenue	Conway, MO
40	Dollar General - Auxvasse, MO	525 East Harrison Street	Auxvasse, MO
41	Dollar General - Minong, WI	709 West Hokah Street	Minong, WI
42	Dollar General - Solon Springs, WI	9040 North Boundary Road	Solon Springs, WI
43	Dollar General - Maysville, MO	1104 South Polk Street	Maysville, MO
44	Dollar General - Grand Ridge, FL	6856 Highway 90	Grand Ridge, FL
45	Dollar General - Edwards, MS	502 Jackson Street	Edwards, MS
46	Dollar General - Vass, NC	4500 Lobelia Road	Vass, NC
47	Dollar General - Walnut Grove, MS	135 Highway 35 South	Walnut Grove, MS
48	Dollar General - King City, MO	401 North Connecticut Street	King City, MO

ARC PORTFOLIO IV

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	48	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$54,300,000
Property Type	Various	Cut-off Date Principal Balance per SF		$88.26
Size (SF)	615,235	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 6/6/2012	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/6/2012	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		6.0480%
Appraised Value	$117,770,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		0
Underwritten Revenues	$10,880,552
Underwritten Expenses	$2,924,267	Escrows
Underwritten Net Operating Income (NOI)	$7,956,285		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,589,261	Taxes(1)	$516,263	$120,505
Cut-off Date LTV Ratio	46.1%	Insurance	$0	$0
Maturity Date LTV Ratio	46.1%	Replacement Reserves(2)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.39x / 2.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.7% / 14.0%	Other(3)	$531,554	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$54,300,000	89.7%	Principal Equity Distribution(4)	$54,128,904	89.4%
Other Sources	6,220,000	10.3	Closing Costs	5,343,278	8.8
			Reserves	1,047,817	1.7
Total Sources	$60,520,000	100.0%	Total Uses	$60,520,000	100.0%

(1)
Tax escrows are required for all of the ARC Portfolio IV Properties except Walgreens – Maplewood, NJ, Walgreens – Stevensville, MI, and Walgreens – Coalinga, CA, for which the related tenants pay their taxes directly.

(2)
Monthly deposits in an amount equal to $10,437 will be required if (i) any tenant is not in full compliance of those provisions with the applicable leases requiring any tenant to maintain the property and to pay all operating expenses and capital expenditures related thereto (including roof and structural maintenance) directly to the applicable party or (ii) an ARC Portfolio IV Trigger Period exists as described below.  See “—Escrows” below.

(3)	Other reserves represent: (i) GSA Reserve ($488,554) and (ii) FedEx Reserve ($43,000). See “—The Borrowers” and “—Escrows” below.
(4)
The collateral is comprised of previously unencumbered assets and the loan proceeds were used to reimburse the loan sponsor for a portion of its all-cash acquisition of the ARC Portfolio IV Properties. The ARC Portfolio IV Properties were acquired between 2011 and 2012 at a cost of $118,226,185.

■
The Mortgage Loan.  The mortgage loan (the “ARC Portfolio IV Loan”) is evidenced by a note in the original principal amount of $54,300,000 and is secured by first mortgages encumbering 48 single-tenant properties located in 16 states (the “ARC Portfolio IV Properties”). The ARC Portfolio IV Loan was originated on April 20, 2012 by Citigroup Global Markets Realty Corp. and represents approximately 3.3% of the Initial Pool Balance. The ARC Portfolio IV Loan has an outstanding principal balance as of the Cut-off Date of $54,300,000 and has an interest rate of 6.0480% per annum. The proceeds of the ARC Portfolio IV Loan were used to reimburse the loan sponsor for a portion of its all-cash acquisition of the ARC Portfolio IV Properties.

The ARC Portfolio IV Loan had an initial term of 120 months and has a remaining term of 119 months.  The ARC Portfolio IV Loan requires payments of interest only for the entire term of the ARC Portfolio IV Loan.  The scheduled maturity date is the due date in May 2022.  Voluntary prepayment of the ARC Portfolio IV Loan is permitted on or after February 6, 2022.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time after the second anniversary of the securitization closing date.

■
The Mortgaged Properties.  The ARC Portfolio IV Properties consist of 45 single-tenant retail assets, two single-tenant office assets, and one single-tenant industrial asset located across 16 states.  The ARC Portfolio IV Properties total 615,235 SF which are leased by Dollar General (374,008 SF), FedEx (142,139 SF), Walgreens (42,001 SF), US Department of Agriculture (36,990 SF), Advanced Auto Parts (14,000 SF), and Social Security Administration (6,097 SF).   As of June 6, 2012, Total Occupancy and Owned Occupancy were both 100%.

ARC PORTFOLIO IV

The following table presents certain information relating to the ARC Portfolio IV Properties:

Property Name	City	State	Total GLA	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Occupancy as of 6/6/2012	Year Built / Renovated	UW NCF	UW NCF per SF	Lease Expiration
FedEx Ground(1)(2)	Blauvelt	NY	142,139	$26,100,000	48.1%	100.0%	2012 / NAP	$3,258,686	$22.93	1/31/2027
Walgreens	Maplewood	NJ	12,361	4,700,000	8.7	100.0%	2011 / NAP	522,119	42.24	10/31/2086(3)
Walgreens	Stevensville	MI	14,820	3,100,000	5.7	100.0%	2007 / NAP	336,504	22.71	10/31/2082(4)
Walgreens	Coalinga	CA	14,820	2,800,000	5.2	100.0%	2008 / NAP	303,313	20.47	10/6/2083(5)
US Dept. of Agriculture(1)	Grangeville	ID	36,990	2,100,000	3.9	100.0%	2007 / NAP	232,660	6.29	10/31/2022
Advanced Auto Jones	Houston	TX	7,000	800,000	1.5	100.0%	2006 / NAP	112,758	16.11	10/31/2021
Advanced Auto Tomball	Houston	TX	7,000	800,000	1.5	100.0%	2006 / NAP	108,875	15.55	8/31/2021
Social Security Administration(1)	Cocoa	FL	6,097	500,000	0.9	100.0%	2010 / NAP	48,944	8.03	3/2/2020
Dollar General	Roma	TX	12,000	500,000	0.9	100.0%	2010 / NAP	93,196	7.77	7/31/2025
Dollar General	Hopewell	VA	9,100	500,000	0.9	100.0%	2011 / NAP	104,534	11.49	8/31/2026
Dollar General	Molino	FL	12,480	400,000	0.7	100.0%	2010 / NAP	88,718	7.11	8/31/2025
Dollar General	Progreso	TX	12,000	400,000	0.7	100.0%	2010 / NAP	84,437	7.04	1/31/2025
Dollar General	Greenfield	OH	10,640	400,000	0.7	100.0%	2012 / NAP	86,299	8.11	1/31/2027
Dollar General	St. Clair	MO	10,640	400,000	0.7	100.0%	2011 / NAP	86,723	8.15	4/30/2026
Dollar General	Poteet	TX	9,014	400,000	0.7	100.0%	2010 / NAP	72,848	8.08	10/31/2025
Dollar General	North Chesterfield	VA	9,100	400,000	0.7	100.0%	2011 / NAP	72,008	7.91	10/31/2026
Dollar General	Ocean Isle Beach	NC	9,002	400,000	0.7	100.0%	2010 / NAP	74,890	8.32	3/31/2026
Dollar General	Hot Springs	VA	9,026	400,000	0.7	100.0%	2011 / NAP	70,301	7.79	8/31/2026
Dollar General	Richwood	LA	9,026	400,000	0.7	100.0%	2011 / NAP	75,659	8.38	6/30/2026
Dollar General	Mount Hermon	LA	9,026	400,000	0.7	100.0%	2011 / NAP	70,887	7.85	9/30/2026
Dollar General	Rio Grande City	TX	9,014	300,000	0.6	100.0%	2010 / NAP	68,294	7.58	8/31/2025
Dollar General	Pleasant City	OH	9,014	300,000	0.6	100.0%	2010 / NAP	63,764	7.07	9/30/2025
Dollar General	Tuscaloosa	AL	9,026	300,000	0.6	100.0%	2011 / NAP	69,545	7.70	7/31/2026
Dollar General	Fayetteville	NC	9,002	300,000	0.6	100.0%	2011 / NAP	68,958	7.66	4/30/2026
Dollar General	Payne	OH	9,014	300,000	0.6	100.0%	2010 / NAP	59,185	6.57	10/31/2025
Dollar General	New Matamoras	OH	9,014	300,000	0.6	100.0%	2010 / NAP	59,837	6.64	10/31/2025
Dollar General	Marthasville	MO	9,100	300,000	0.6	100.0%	2011 / NAP	60,548	6.65	12/31/2026
Dollar General	Greenville	MS	9,026	300,000	0.6	100.0%	2011 / NAP	65,223	7.23	11/30/2026
Dollar General	Choudrant	LA	9,026	300,000	0.6	100.0%	2011 / NAP	59,405	6.58	10/31/2026
Dollar General	Red Level	AL	9,014	300,000	0.6	100.0%	2010 / NAP	63,923	7.09	10/31/2025
Dollar General	Licking	MO	9,014	300,000	0.6	100.0%	2010 / NAP	62,583	6.94	8/31/2025
Dollar General	Lyford	TX	9,100	300,000	0.6	100.0%	2010 / NAP	60,281	6.62	8/31/2025
Dollar General	Mangham	LA	9,026	300,000	0.6	100.0%	2011 / NAP	62,983	6.98	9/30/2026
Dollar General	Danville	VA	9,100	300,000	0.6	100.0%	2011 / NAP	56,364	6.19	5/31/2026
Dollar General	Mellen	WI	9,026	300,000	0.6	100.0%	2011 / NAP	60,997	6.76	7/31/2026
Dollar General	Forest	OH	9,014	300,000	0.6	100.0%	2010 / NAP	55,251	6.13	7/31/2025
Dollar General	Pleasant Hill	TN	9,026	300,000	0.6	100.0%	2011 / NAP	56,956	6.31	3/31/2026
Dollar General	Stanberry	MO	9,014	300,000	0.6	100.0%	2010 / NAP	60,416	6.70	9/30/2025
Dollar General	Conway	MO	9,026	300,000	0.6	100.0%	2011 / NAP	60,820	6.74	6/30/2026
Dollar General	Auxvasse	MO	9,026	300,000	0.6	100.0%	2011 / NAP	60,280	6.68	6/30/2026
Dollar General	Minong	WI	9,026	300,000	0.6	100.0%	2011 / NAP	57,547	6.38	1/31/2026
Dollar General	Solon Springs	WI	9,026	300,000	0.6	100.0%	2011 / NAP	57,070	6.32	7/31/2026
Dollar General	Maysville	MO	9,014	300,000	0.6	100.0%	2010 / NAP	52,188	5.79	9/30/2025
Dollar General	Grand Ridge	FL	9,014	300,000	0.6	100.0%	2010 / NAP	54,064	6.00	6/30/2025
Dollar General	Edwards	MS	9,100	300,000	0.6	100.0%	2011 / NAP	59,849	6.58	10/31/2026
Dollar General	Vass	NC	9,026	300,000	0.6	100.0%	2011 / NAP	56,636	6.27	6/30/2026
Dollar General	Walnut Grove	MS	9,026	300,000	0.6	100.0%	2011 / NAP	58,347	6.46	11/30/2026
Dollar General	King City	MO	9,100	300,000	0.6	100.0%	2010 / NAP	53,591	5.89	8/31/2025
Total / Weighted Avg.			615,235	$54,300,000	100.0%	100.0%		$7,589,261	$12.34

(1)
FedEx Ground – Blauvelt, NY is an industrial property. US Department of Agriculture – Grangeville, ID and Social Security Administration – Cocoa, FL are office properties. All of the other ARC Portfolio IV Properties are retail properties.

(2)	FedEx is not in physical occupancy of its space, but is paying contractual rent. FedEx is expected to take physical occupancy in May or June of 2012.
(3)
Walgreens – Maplewood, NJ may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2036) and at the end of the 360th, 420th, 480th, 540th, 600th, 660th, 720th, 780th or 840th calendar month of the lease term with six months’ notice.

(4)
Walgreens – Stevensville, MI may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2032) and at the end of any month thereafter, provided that the tenant gives 12 months notice.

(5)
Walgreens – Coalinga, CA may terminate its lease as of the last day of the 300th full calendar month of the term (10/6/2033) and at the end of any month thereafter, provided that the tenant gives 12 months notice.

ARC PORTFOLIO IV

The following table presents certain information relating to the tenants at the ARC Portfolio IV Properties:

Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
FedEx(2)	NR / Baa1 / BBB	142,139	23.1%	$3,553,474	37.6%	$25.00	1/31/2027
Dollar General	NR / Ba1 / BBB-	374,008	60.8	3,422,384	36.2	9.15	Various(3)
Walgreens	NR / A3 / A	42,001	6.8	1,254,872	13.3	29.88	Various(4)(5)
US Department of Agriculture	AAA / Aaa / AA+	36,990	6.0	741,531	7.8	20.05	10/31/2022
Advanced Auto Parts	NR / Baa3 / BBB-	14,000	2.3	251,540	2.7	17.97	Various(6)
Social Security Administration	AAA / Aaa / AA+	6,097	1.0	225,503	2.4	36.99	3/2/2020
Total Tenants		615,235	100.0%	$9,449,304	100.0%	$15.36
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		615,235	100.0%	$9,449,304	100.0%	$15.36

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	FedEx is not in physical occupancy of its space, but is paying contractual rent. FedEx is expected to take physical occupancy in May or June of 2012.
(3)	Dollar General lease expirations range from 1/31/2025 to 1/31/2027.
(4)	Walgreens lease expirations: 10/31/2082 (Walgreens – Stevensville, MI); 10/6/2083 (Walgreens – Coalinga, CA); and 10/31/2086 (Walgreens – Maplewood, NJ).
(5)
Walgreens – Maplewood, NJ may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2036) and at the end of the 360th, 420th, 480th, 540th, 600th, 660th, 720th, 780th or 840th calendar month of the lease term with six months notice.  Walgreens – Stevensville, MI may terminate its lease as of the last day of the 300th full calendar month of the term (10/31/2032) and at the end of any month thereafter, provided that the tenant gives 12 months notice.  Walgreens – Coalinga, CA may terminate its lease as of the last day of the 300th full calendar month of the term (10/6/2033) and at the end of any month thereafter, provided that the tenant gives 12 months notice.

(6)	Advanced Auto Parts lease expirations: 8/31/2021 (Advanced Auto Tomball – Houston, TX) and 10/31/2021 (Advanced Auto Jones – Houston, TX).

The following table presents the lease rollover schedule at the ARC Portfolio IV Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	6,097	1.0	1.0%	225,503	2.4	36.99	1
2021	14,000	2.3	3.3%	251,540	2.7	17.97	2
2022	36,990	6.0	9.3%	741,531	7.8	20.05	1
2023 & Thereafter	558,148	90.7	100.0%	8,230,731	87.1	14.75	44
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	615,235	100.0%		$9,449,304	100.0%	$15.36	48

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the ARC Portfolio IV Properties:

Historical Leased %(1)
	2009	2010	2011
Owned Space	NAV	NAV	NAV

(1)	The ARC Portfolio IV Properties were acquired between 2011 and 2012 at a cost of $118,226,185. Historical occupancy and financial information was not available.

ARC PORTFOLIO IV

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ARC Portfolio IV Properties:

Cash Flow Analysis(1)(2)
	Underwritten	Underwritten $ per SF
Base Rent(3)	$9,449,304	$15.36
Gross Up Vacancy	0	0.00
Total Rent	$9,449,304	$15.36
Total Reimbursables	2,352,161	3.82
Other Income	310	0.00
Mark-to-Market	(375,418)	(0.61)
Less Vacancy & Credit Loss	(545,805)	(0.89)
Effective Gross Income	$10,880,552	$17.69

Total Operating Expenses	$2,924,267	$4.75

Net Operating Income	$7,956,285	$12.93
TI/LC	241,777	0.39
Capital Expenditures	125,247	0.20
Net Cash Flow	$7,589,261	$12.34

(1)	The ARC Portfolio IV Properties were acquired between 2011 and 2012 at a cost of $118,226,185. Historical occupancy and financial information was not available.
(2)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(3)
Base rent includes a contractual rent step at the FedEx Ground – Blauvelt, NY Property. The rent step was calculated at the present value of the lease’s rent step in 2018, discounted at an 11% discount rate, which amounts to $93,472. However, given the appraiser’s market rent conclusion of $25 psf, FedEx’s base rent was capped at $25 psf, which equates to an additional $64,106 in underwritten base rent.

■
Appraisal.  According to the appraisal, the ARC Portfolio IV Properties had an “as-is” appraised value of $117,770,000 as of an effective date ranging, on a property-by-property basis, from October 24, 2011 to February 6, 2012.

■
Environmental Matters.  According to the Phase I reports, dated from September 13, 2011 to February 24, 2012, there are no recommendations for further action at any of the ARC Portfolio IV Properties except the Walgreens – Stevensville, MI Property and the Walgreens – Coalinga, CA Property.

The Walgreens – Stevensville, MI Property site is classified as a leaking underground storage tank (LUST) site.  The site was formerly operated as a gas station from approximately 1968 to 2006. The former gas station was razed, the underground storage tanks were removed, and a portion of the identified contamination was remediated prior to the development of the current Walgreens Pharmacy at the Walgreens – Stevensville Property. The environmental consultant recommended that ownership should take any and all actions required to meet the due care requirements in order to maintain the liability protection afforded under a Baseline Environmental Assessment (BEA). The due care requirements include the following: (i) no actions are taken that could exacerbate the contamination, (ii) the intended use of the property will not result in unacceptable exposures to hazardous substances, (iii) reasonable precautions are taken with respect to acts of third parties, and (iv) notifications are sent to the Michigan Department of Environmental Quality (MDEQ) and others, if necessary.

Based on residual arsenic in soil at the The Walgreens – Coalinga, CA Property site, an agreement with the California Department of Toxic Substance Controls (DTSC) exists whereby a Deed Restriction is in place for the site which restricts the uses of the site to commercial uses and prohibits residential development.

ARC PORTFOLIO IV

■
The Borrowers.  The borrowers are 48 Delaware limited liability companies, each a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ARC Portfolio IV Loan.  The borrowers of the ARC Portfolio IV Loan are indirectly owned by American Realty Capital Operating Partnership III, L.P., the non-recourse carveout guarantor under the ARC Portfolio IV Loan.

In connection with the transfer of the ARC Portfolio IV Properties occupied by the US Department of Agriculture and the Social Security Administration, respectively, the General Services Administration is entitled to approve the transferee.  Pending approval, those government tenants are entitled under their respective leases to withhold the payment of rent, which will be paid in full at such time as the approval is given.  Approval of the loan sponsor and the related borrowers by the General Services Administration is currently still pending.  However, the originator escrowed an amount equal to the rent payable for the two (2) affected ARC Portfolio IV Properties through and including October, 31 2012 (see “—Escrows” below), and it is the originator’s understanding that such approval should be ministerial.  The General Services Administration’s failure to approve the loan sponsor and the related borrowers would constitute an event of default under the ARC Portfolio IV Loan.

■
Escrows. At origination, the borrowers funded an escrow reserve in the amount of $516,263 in respect of certain tax expenses, $488,554 in respect of rent that is being withheld by the US Department of Agriculture and the Social Security Administration until the new ownership (loan sponsor) is approved by the General Services Administration, and $43,000 in respect of punch list items associated with the build-out of FedEx’s space at the FedEx Ground – Blauvelt, NY Property. On each due date, the borrower is required to fund a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding twelve month period (excluding the Walgreens – Maplewood, NJ, Walgreens – Stevensville, MI, and Walgreens – Coalinga, CA Properties, for which the tenant is obligated to pay the taxes directly).  Further, the borrowers are required to deposit $10,437 monthly into a replacement reserve if (i) any tenant is not in full compliance with those provisions of the applicable leases requiring any tenant to maintain the property and to pay all operating expenses and capital expenditures related thereto (including roof and structural maintenance) directly to the applicable party or (ii) an ARC Portfolio IV Trigger Period exists.

An “ARC Portfolio IV Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.40x; and (B) expiring upon (x) with regard to any ARC Portfolio IV Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (y) with regard to any ARC Portfolio IV Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.50x for two (2) consecutive calendar quarters.

■
Lockbox and Cash Management.  The ARC Portfolio IV Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account. On each business day, sums on deposit in the lockbox account are required to be transferred to either: (i) provided no ARC Portfolio IV Trigger Period exists, the borrower; or (ii) if an ARC Portfolio IV Trigger Period exists, the cash management account and applied in accordance with the loan payment waterfall set forth in the loan agreement.

■
Property Management.  The ARC Portfolio IV Properties are currently managed by American Realty Capital Properties III, LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the ARC Portfolio IV Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement after the expiration of any applicable cure period.  Upon the occurrence of an event of default or ARC Portfolio IV Trigger Period, a default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

ARC PORTFOLIO IV

■
Release of Collateral. Provided no event of default is then continuing under the ARC Portfolio IV Loan, the borrowers have the right at any time, on or after the first due date following the second anniversary of the securitization closing date, to obtain the release of one or more of the ARC Portfolio IV Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) defeasance (or, during the open prepayment period, prepayment) of an amount equal to 115% of the allocated loan amount with respect to the individual ARC Portfolio IV Property to be released, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan agreement) for the remaining ARC Portfolio IV Properties is no less than the greater of (a) 2.30x and (b) the debt service coverage ratio for all the ARC Portfolio IV Properties (including the individual ARC Portfolio IV Property to be released) subject to the mortgage lien immediately prior to the release; (iii) after giving effect to the release, the debt yield (as calculated under the loan agreement) for the remaining ARC Portfolio IV Properties is no less than the greater of (a) 14.0% and (b) the debt yield of all the ARC Portfolio IV Properties (including the individual ARC Portfolio IV Property to be released) subject to the mortgage lien immediately prior to the release; (iv) after giving effect to the release, the loan-to-value ratio (as calculated under the loan agreement) for the remaining ARC Portfolio IV Properties is no greater than the lesser of (a) 46.1% and (b) the loan-to-value ratio of all the ARC Portfolio IV Properties (including the individual ARC Portfolio IV Property to be released) subject to the mortgage lien immediately prior to the release; and (v) after giving effect to such release, at least 50% of the underwritable cash flow of the ARC Portfolio IV Properties then remaining must be derived from investment grade tenants pursuant to leases that are not scheduled to expire prior to the maturity date of the ARC Portfolio IV Loan.

■
Tenants in Common / Delaware Statutory Trust. At any time after thirty (30) days following securitization closing date, the borrowers are permitted to sell up to forty-nine percent (49%) of their interest in the ARC Portfolio IV Properties as tenancy-in-common ownership interests or as beneficial ownership interests in a to be established Delaware Statutory Trust, subject to the satisfaction of certain conditions set forth in the loan documents.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower must maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the ARC Portfolio IV Properties, plus twelve (12) months of business interruption coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

101 LUDLOW

101 LUDLOW

101 Ludlow
101 Ludlow Street
New York, NY 10002
NEW YORK
MANHATTAN
QUEENS
BROOKLYN
West New York
Guttenberg
Hoboken
Hudson River
East River
UPPER WEST SIDE
UPPER EAST SIDE
WEST SIDE
EAST SIDE
GARMENT DISTRICT
CHELSEA
MURRAY HILL
GRAMERCY
STUYVESANT TOWN
WEST VILLAGE
GREENWICH VILLAGE
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
CHINATOWN
TRIBECA
Metropolitan Hospital
Guggenheim Museum
Children's Museum of Manhattan
Metropolitan Museum of Art
American Museum of Natural History
CENTRAL PARK
Jacqueline Onassis Reservoir
Carl Schurz Park
The Frick Collection
Rockefeller University
New York Public Library
Fordham University
General Motors Bldg
Carnegie Hall
Lever House
Seagram Building
Goldwater Memorial Hospital
Radio City
Rockefeller Center
Polyclinic Hospital
Times Square
Grand Central Terminal
United Nations
Chrysler Building
Port Authority
Macy's
Empire State Building
Madison Square Garden
NYU Medical Center
Bellevue Hospital
225 Fifth Avenue
Madison Square Park
Gramercy Park
Stuyvesant Square
Union Square
Tompkins Square
Washington Square Park
NYU
Hamilton Fish Park
Tenement Museum
Historic Orchard Street Shopping
Sara Roosevelt Park
Seward Park
City Hall
World Trade Center
New York Downtown Hospital
South Street Seaport
Brooklyn Support Activity
Cumberland Hospital
Fort Greene Park
Gallery at Fulton Street
Atlantic Center
Saint Johns Hospital
McCarren Park
Stevens Institute Of Technology
JFK Stadium
Saint Mary Hospital
Church Square Park
Stevens Park
Newport Center
Hamilton Park
Van Vorst Park
Liberty State Park
North Hudson Park
DeWitt Clinton Park
Chelsea Park
HENRY HUDSON PKWY
FDR DR
TRIBOROUGH BRG
QUEENSBORO BRIDGE
QUEENS BLVD
QUEENS MIDTOWN TUNNEL
LINCOLN TUNNEL
HOLLAND TUNNEL
WILLIAMSBURG BRIDGE
MANHATTAN BRIDGE
BROOKLYN BRIDGE
BROOKLYN QUEENS EXPY
BROOKLYN BATTERY
BROADWAY
E 79TH ST
E 57TH ST
W 42ND ST
W 23RD ST
W 14TH ST
E 14TH ST
E HOUSTON ST
CANAL ST
GRAND ST
BOWERY
40TH AVE
42nd Street
LIVINGSTON ST
9A
25A
25
278
495
139
78
478
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

101 LUDLOW

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$52,511,018
Property Type	Multifamily	Cut-off Date Principal Balance per Bed	$145,459.88
Size (Beds)	361	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 2/23/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/23/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007-2009 / NAP	Mortgage Rate	6.2910%
Appraised Value	$79,000,000	Original Term to Maturity (Months)	144
Original Amortization Term (Months)	425
Underwritten Revenues	$6,259,474
Underwritten Expenses	$1,233,001	Escrows
Underwritten Net Operating Income (NOI)	$5,026,473	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,936,223	Taxes(1)	$226,620	$86,363
Cut-off Date LTV Ratio	66.5%	Insurance(1)	$47,138	$7,323
Maturity Date LTV Ratio	60.9%	Replacement Reserves(1)(2)	$0	$7,479
DSCR Based on Underwritten NOI / NCF	1.29x / 1.27x	TI/LC(1)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.4%	Other(1)(3)	$217,284	$0

Sources and Uses(4)
Sources	$	%	Uses	$	%
Loan Amount	$56,693,683	90.0%	Purchase Price / Development	$57,275,731	90.9%
B-Note	6,299,298	10.0	Closing Costs	4,465,248	7.1
Reserves(5)	1,248,000	2.0
Interim Interest	4,002	0.0
Total Sources	$62,992,981	100.0%	Total Uses	$62,992,981	100.0%

(1)	Upfront reserves are based on July 25, 2011, the date of purchase of the 101 Ludlow Loan by Jefferies LoanCore LLC.
(2)	The Replacement Reserve has a cap of $179,500 (the “Replacement Reserve Cap”).
(3)	Other upfront reserve includes a cash collateral reserve of $217,284.
(4)
The 101 Ludlow Whole Loan had an aggregate principal balance of up to $63,000,000; however, it was never fully funded and no future funding obligations remain.  The Sources and Uses are based on the actual funded loan amounts made throughout the term of the 101 Ludlow Whole Loan.

(5)
Reserves include $1,198,000 for the additional rent paid to the borrower by the School of Visual Arts, Inc. upon the execution of its lease, which reserve was released to the borrower on April 27, 2009 and $50,000 for taxes and insurance that were funded at origination of the 101 Ludlow Loan.

■
The Mortgage Loan.  The mortgage loan (the “101 Ludlow Loan”) is a senior note in a whole loan (the “101 Ludlow Whole Loan”), which is evidenced by two notes and is secured by a first mortgage encumbering two condominiums units used for student housing and retail in a building in New York, New York (the “101 Ludlow Property”).  The 101 Ludlow Whole Loan was originated by Bear Stearns Commercial Mortgage, Inc. in January 2007 and transferred to Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1 in 2008.  The 101 Ludlow Whole Loan had an original aggregate principal balance of up to $63,000,000, had an outstanding principal balance as of the Cut-off Date of $58,345,575 and accrues interest at an interest rate of 6.2910% per annum. The 101 Ludlow Loan was purchased by Jefferies LoanCore LLC on July 25, 2011 and represents approximately 3.2% of the Initial Pool Balance.  The 101 Ludlow Loan had an outstanding principal balance as of the Cut-off Date of $52,511,018 and an interest rate of 6.2910% per annum.  The proceeds of the 101 Ludlow Whole Loan were used to acquire and construct the 101 Ludlow Property.

The 101 Ludlow Loan had an initial term of 144 months and, as of the Cut-off Date, has a remaining term of 80 months.  The 101 Ludlow Loan requires static monthly payments of $324,000 for principal and interest until maturity, based on an approximate 425 month original amortization schedule.  The scheduled maturity date is the due date in February 2019.  Voluntary prepayment of the 101 Ludlow Loan is prohibited prior to November 5, 2018.  Defeasance with non-redeemable securities evidencing an obligation to timely pay principal and/or interest that are direct obligations of the United States of America is permitted at any time on or after July 5, 2014.

101 LUDLOW

■
The Mortgaged Property.  The 101 Ludlow Property is a 20-story student housing complex.  The 101 Ludlow Property is located in the Lower East Side neighborhood of Manhattan.  Completed in January 2009, the 101 Ludlow Property comprises two condominium interests, a 306-unit, 361-bed student housing building (the “Tower Unit”) and a 471 SF retail unit which is currently vacant.  A third condominium interest, which is not part of the 101 Ludlow Property, contains ground floor and basement space.  The 101 Ludlow Property offers 251 single rooms, 47 double rooms units and 8 ADA accessible rooms with an average unit size of 196 SF.

The 101 Ludlow Property’s first floor lobby includes a 24-hour building attendant, a mail room and an elevator waiting area. Amenities include an outdoor terrace available on the second floor setback, bicycle racks, a basement containing a community room and lounge, a large kitchen and storage area for tenants. The basement laundry room offers residents the use of 12 washers and 13 dryers.

The following table presents certain information relating to the units and rent at the 101 Ludlow Property(1):
Unit Type	Renovated	# of Beds	# of Units	SF	Monthly Market Rent per Unit	Total Yearly Market Rent(2)	Monthly Actual Rent per Unit	Total Yearly Actual Rent(2)
Single	Yes	251	251	182	$1,330	$4,006,147	$1,417	$4,267,866
Double – South	Yes	68	34	274	1,273	259,746	1,356	553,429
Double – Upper floor	Yes	26	13	257	1,273	99,314	1,356	211,605
ADA Accessible	Yes	16	8	219	1,273	61,117	1,356	130,219
Total / Wtd. Avg.		361	306	196	$1,320	$4,846,500	$1,406	$5,163,119

(1)	As provided by the borrower.
(2)	Market and Actual rents per bed are shown on an annual basis.

As of February 23, 2012, the 101 Ludlow Property was 100.0% leased to the School of Visual Arts, Inc. (“SVA”) pursuant to a lease (the “SVA Lease”) executed on January 30, 2007 with a 40-year term that expires in January 2047.  All the beds are leased on a triple-net basis to SVA for an annual base rent of $1,125 per bed monthly. Each year, SVA’s base rent increases by the lesser of 3% or the percentage change in CPI.  SVA is responsible for real estate tax payments below $12 per SF and above $14 per SF based on the 101 Ludlow Property’s square footage.

On March 19, 2010, SVA entered into a sublease with The King’s College for 126 beds at the 101 Ludlow Property plus a staff member’s apartment for the 2010-2011 and 2011-12 school years.  The initial gross monthly sublease rates were $1,200 per bed plus $1,500 for the staff apartment.  The sublease with The King’s College has been extended through the 2012-2013 and the 2013-2014 school years at a rate of $1,278 per bed plus $1,577 for the staff apartment.  The staff apartment is rented for a 12-month period.

The following table presents certain information relating to historical leasing at the 101 Ludlow Property:

Historical Leased %(1)
	12/31/2009	12/31/2010	12/31/2011
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower.

101 LUDLOW

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 101 Ludlow Property:

Cash Flow Analysis(1)
	2010	2011	Underwritten(2)	Underwritten $ per Bed
Base Rent	$4,948,679	$5,021,595	$5,163,119	$14,302
Vacancy Loss	0	0	0	0
Credit Loss	0	0	0	0
Concessions	0	0	0	0
Total Rent Revenue	$4,948,679	$5,021,595	$5,163,119	$14,302
Miscellaneous Revenue	0	0
Reimbursement Revenue	1,084,987	1,096,354	1,096,355	3,037
Effective Gross Income	$6,033,666	$6,117,949	$6,259,474	$17,339

Total Operating Expenses	1,302,091	1,199,864	1,233,001	3,416

Net Operating Income	$4,731,575	$4,918,085	$5,026,473	$13,924
Replacement Reserves	90,250	90,250	90,250	250
Net Cash Flow	$4,641,325	$4,827,835	$4,936,223	$13,674

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

(2)
Underwriting based on the February 2012 contractual rent and reimbursements payments.  Contractual rent increased 1.8% over 2011.  Loan seller underwrote a 2.0% management fee and $250 per bed for replacement reserves.

■
Condominium.  The 101 Ludlow Property is comprised of two contiguous condominium interests.  A third condominium interest, which is not part of the collateral, contains a ground floor and basement space. The borrower owns two of the three condominium units, together with a 90% interest in the common elements.  The condominium board has three members, two of which have been appointed by the borrower.  Pursuant to the loan documents, the condominium association (rather than the borrower) is required to maintain certain insurance.  Also, reconstruction in the case of casualty or condemnation will be subject to the requirements of the Restrictive Declaration (and the condominium statute).

■	Appraisal. According to the appraisal, the 101 Ludlow Property had an “as-is” appraised value of $79,000,000 as of an effective date of September 23, 2011.

■	Environmental Matters. According to the Phase I, dated September 21, 2011, there are no recommendations for further action at the 101 Ludlow Property.

■
The Borrower.  The borrower is 101 Ludlow LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in 2010, at completion of construction. The non-recourse carveout guarantors under the 101 Ludlow Loan are Charles Blaichman, Richard Born, Scott Sabbagh and Ira Drukier, jointly and severally. The borrower is indirectly owned by Charles Blaichman, Richard Born, Ira Drukier, Scott Sabbagh, The J Companies LLC and S and S Ehrlich LLC.

■
Escrows. On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period, and (ii) until the Replacement Reserve Cap (being $179,500) is reached, an amount equal to $250 per bed required by the SVA Lease for replacements and repairs required to be made during the year to the extent that the SVA Lease (or a replacement net lease) requires the borrower to perform such replacements or repairs (which amount may be re-assessed by lender from time to time).

During the continuance of a 101 Ludlow Cash Trap Period, the loan documents require that all excess amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for, among other things, real estate taxes, insurance, replacement reserves, and monthly operating expenses incurred in accordance with a related approved budget are reserved and held as additional collateral for the 101 Ludlow Loan.

101 LUDLOW

A “101 Ludlow Cash Trap Period” commences upon the occurrence of an event of default under the loan documents, a bankruptcy action relating to the borrower, the managing member of the borrower or a mezzanine borrower (should lender convert a portion of the mortgage into a mezzanine loan pursuant to the loan documents), a bankruptcy action relating to the property manager, a 101 Ludlow DSCR Trigger Event, a bankruptcy or like event relating to the tenant under the SVA Lease or the tenant under a Replacement Net Lease or a 101 Ludlow Tenant Trigger Event.  A “101 Ludlow DSCR Trigger Event” will occur if the debt service coverage ratio based on the trailing 12 month period (annualized) immediately preceding the determination date is less than 1.05x.  A “101 Ludlow Tenant Trigger Event” will occur if there is a bankruptcy action relating to SVA or the tenant under any Replacement Net Lease, the termination of the SVA Lease or replacement net lease, or if the tenant under the SVA Lease or replacement net lease “goes dark.”  A “Replacement Net Lease” is a triple net lease for all, or substantially all, of the premises leased pursuant to the SVA Lease, on terms at least as favorable to the borrower as the terms of the SVA Lease and otherwise acceptable to the lender in its sole but good faith judgment with a tenant acceptable to the lender in it sole but good faith judgment.

If a 101 Ludlow Cash Trap Period occurs as a result of a 101 Ludlow DSCR Trigger Event, the 101 Ludlow DSCR Trigger Event is cured if the debt service coverage ratio is greater than 1.15x based upon the trailing 12 month period as of the three consecutive distribution dates occurring thereafter. If a 101 Ludlow Cash Trap Period occurs as a result of a Tenant Trigger Event, the Tenant Trigger Event is cured if a tenant under a Replacement Net Lease is in possession of the SVA premises and paying full contractual rent as evidenced by an estoppel certificate acceptable to lender and if the tenant under the Replacement Net Lease has executed and delivered a subordination non-disturbance agreement in form and substance satisfactory to lender.

SVA has provided two letters of credit (“LOCs”) in the amounts of $4,846,500 (“Security LOC”) and $403,875 (“Initial Rent LOC”) in support of its obligations under the SVA Lease. The LOCs are evergreen and renew automatically throughout the 101 Ludlow Loan term.  The SVA Lease allows for the reduction of the Security LOC to six months’ base rent after five years through the SVA Lease term and Security LOC reduction to three months’ base rent after ten years through the lease term, provided that there has been no assignment of the SVA Lease, and further provided that there has been no material adverse change in SVA’s certified financial statements. The current LOCs are provided by Wells Fargo Bank.

■
Lockbox and Cash Management.  The 101 Ludlow Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the SVA tenant (and any other tenant) to pay their rents directly to the lockbox account and, in addition, requires the borrower or the property manager to deposit all amounts received by the borrower into the lockbox account within one business day after receipt.  All amounts in the lockbox are to be swept to the lender-controlled cash management account on a daily basis.  Provided that no event of default under the 101 Ludlow Loan is continuing, all funds in the cash management account are applied to pay debt service and to fund required reserves and, if no 101 Ludlow Cash Trap Period exists (and no event of default exists), will be remitted to the borrower directly.

■
Property Management. The 101 Ludlow Property is currently managed by an affiliate of the borrower, CBJ Management LLC.  Under the loan documents, the 101 Ludlow Property must be managed by the existing manager or by a management company which, in the reasonable judgment of the lender, is reputable and experienced (and which may be an affiliate of the borrower) possessing experience in managing similar properties (in size, scope, use and value) provided that the borrower has provided a Rating Agency Confirmation and, if such person is affiliated with the borrower, an additional non-consolidation opinion.  Upon the occurrence of an event of default that is continuing, a default of property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager, or the debt service coverage ratio being less than 1.15x, the lender may require the borrower to replace the manager with an approved property manager selected by the lender.

101 LUDLOW

■
Mezzanine or Subordinate Indebtedness.  The borrower is prohibited from incurring additional debt secured by the 101 Ludlow Property (other than trade payables in the ordinary course) and from permitting a sale or pledge of the interests in the borrower without the prior written consent of lender.

As of the Cut-off Date, Yellow Brick Real Estate Capital I, LLC holds the junior note in the 101 Ludlow Whole Loan (the “101 Ludlow Companion Loan”), which is subordinate in right of payment following a material default under the 101 Ludlow Whole Loan.  The 101 Ludlow Companion Loan has an outstanding principal balance as of the Cut-off Date of $5,834,557 and accrues at a rate of 6.2910% per annum.  Certain terms and conditions of the co-lender agreement between the holders of the 101 Ludlow Loan and the 101 Ludlow Companion Loan, including the rights of the holder of the 101 Ludlow Companion Loan to approve and direct material servicing actions relating to 101 Ludlow Whole Loan, replace the special servicer with respect to the 101 Ludlow Whole Loan, cure defaults under the 101 Ludlow Loan and the 101 Ludlow Whole Loan and purchase the 101 Ludlow Loan after a material default under the 101 Ludlow Whole Loan, as well as the allocation of collections on 101 Ludlow Whole Loan between such holders, are described under “Description of the Mortgage Pool—The Whole Loans—The 101 Ludlow Co-Lender Agreement” in the Prospectus Supplement.  Yellow Brick Real Estate Capital I, LLC has granted to the borrower a right of first offer in connection with the sale of the 101 Ludlow Companion Loan (subject to compliance with the requirements and restrictions of the co-lender agreement) and is subject to other customary restrictions on the sale of the 101 Ludlow Companion Loan pursuant to such co-lender agreement.

■
Terrorism Insurance.  If the required “all risk” commercial property insurance carried by the borrower does not cover perils of terrorism or acts of terrorism, the borrower is required to maintain commercial property and rent loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with the property insurance and so long as such additional insurance is available at commercially reasonable rates.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

110 PLAZA SAN DIEGO

110 PLAZA SAN DIEGO

110 Plaza San Diego
110 West A Street
San Diego, CA 92101
SAN DIEGO
San Diego Zoo
BALBOA PARK
Automotive Museum
Spreckles Organ Pavilion
Aerospace Museum
SAN DIEGO INT'L AIRPORT - LINDBERGH FIELD
W LAUREL ST
LAUREL ST
KALMIA ST
IVY ST
HAWTHORN ST
GRAPE ST
FIR ST
ELM ST
DATE ST
CEDAR ST
BEECH ST
ASH ST
A ST
B ST
C ST
BROADWAY
WEST BROADWAY
F ST
G ST
MARKET ST
ISLAND AVE
J ST
IMPERIAL AVE
COMMERCIAL ST
RUSS BLVD
PARK BLVD
HARBOR DR
N HARBOR DR
PACIFIC HWY
KETTNER BLVD
INDIA ST
COLUMBIA ST
UNION ST
BRANT ST
ALBATROSS ST
FRONT ST
1ST AVE
2ND AVE
3RD AVE
4TH AVE
5TH AVE
6TH AVE
7TH AVE
8TH AVE
9TH AVE
10TH AVE
11TH AVE
13TH ST
14TH ST
15TH ST
16TH ST
STATE ST
BALBOA DR
6TH DR
CABRILLO FWY
163
5
SAN DIEGO FWY
PARK WEST
LITTLE ITALY
CORTEZ HILL
CORE
COLUMBIA
EAST VILLAGE
GASLAMP QUARTER
MARINA
Hawthorn Docks
Grape Street Pier
Residence Inn SD
Pacific Inn & Suites
County Administration
Firehouse Museum
Hampton Inn SD
Berkeley
Holiday Inn San Diego
McClintock Plaza SC
San Diego Maritime Museum
Pacific Western Bank
San Diego Opera
Copley Symphony Hall
San Diego High School
Balboa Stadium
San Diego City College
Cruise Ship Terminal
B Street Pier
Santa Fe Depot
City Hall
San Diego Civic Theatre
House of Blues
Broadway Pier
MCASD
Emerald Plaza
Yard House
The Melting Pot
VinDeSyrah
Central Library
10th Avenue Theatre
Broadway 655
Koll Center
Navy Pier
USS Midway Museum
Federal Square
Westfield Horton Plaza
The Typsy Crow
Pantoja Park
Corporate Suites at Archstone Harborview
G Street Pier
Embassy Suites San Diego Bay Downtown
Chianti
Ghirardelli Ice Cream
Searsucker
Cowboy Star
Blue Point Coastal Cuisine
Blarney Stone
Fluxx
Stingaree
Oceanaire Seafood Room
Sevilla
Tuna Harbor
Harbor Seafood Mart
Hyatt Manchester Grand San Diego
Seaport Village
The Harbor Club
San Diego Marriott Hotel & Marina
Petco Park
Omni
San Diego Convention Center
Embarcadero Marina Park North
Embarcadero Marina
Embarcadero Marina Park South
San Diego Bay
Hilton San Diego Bayfront
N
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

110 PLAZA SAN DIEGO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		JLC
Location (City/State)	San Diego, California		Cut-off Date Principal Balance		$52,000,000
Property Type	Office		Cut-off Date Principal Balance per SF		$159.52
Size (SF)	325.977		Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 2/1/2012	85.4%		Number of Related Mortgage Loans		None
Total Owned Occupancy as of 2/1/2012	85.4%		Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2001		Mortgage Rate		6.0000%
Appraised Value	$80,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months) (1)		360
Underwritten Revenues	$8,715,900
Underwritten Expenses	$3,229,368		Escrows
Underwritten Net Operating Income (NOI)	$5,486,532			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,954,842		Taxes	$219,624	$73,208
Cut-off Date LTV Ratio	65.0%		Insurance	$10,170	$0
Maturity Date LTV Ratio	58.2%		Replacement Reserves	$0	$9,236
DSCR Based on Underwritten NOI / NCF	1.47x / 1.32x		TI/LC	$0	$27,165
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.5%		Other(2)	$204,875	$0
	Sources and Uses
Sources	$	%	Uses	$	%
Loan Proceeds	$52,000,000	64.5%	Purchase Price	$79,055,272	98.1%
Principal’s New Cash Contribution	28,580,224	35.5	Closing Costs	1,090,283	1.4
			CapEx Reserves	434,669	0.5

Total	$80,580,224	100.0%	Total	$80,580,224	100.0%

(1)	Interest-only for the first 30 months.
(2)
Borrower deposited $204,875 to be used for certain repairs related to deferred maintenance.  Borrower also deposited $27,909 for security deposits held pursuant to certain leases at the 110 Plaza San Diego Property.  Additionally, upon the occurrence of a 110 Plaza San Diego Lease Sweep Period, available cash flow after paying for debt service, operating expenses and the funding of required reserves, is required to be deposited into an account to be used to fund re-tenanting costs related to the space demised pursuant to the 110 Plaza San Diego Lease Sweep Lease until an amount equal to $1,900,000 has been deposited into such reserve account.

■
The Mortgage Loan.  The mortgage loan (the “110 Plaza San Diego Loan”) is evidenced by a note in the original principal amount of $52,000,000 and is secured by a first mortgage encumbering a 18-story, 325,977 SF office tower in San Diego, California (the “110 Plaza San Diego Property”).  The 110 Plaza San Diego Loan was originated by Jefferies LoanCore LLC (“JLC”) on July 1, 2011 and represents approximately 3.2% of the Initial Pool Balance.  The 110 Plaza San Diego Loan had an outstanding principal balance as of the Cut-off Date of $52,000,000 and has an interest rate of 6.0000% per annum.  The borrower utilized the proceeds of the 110 Plaza San Diego Loan to acquire the 110 Plaza San Diego Property.

The 110 Plaza San Diego Loan had an initial term of 120 months and, as of the Cut-off Date, has a remaining term of 109 months.  The 110 Plaza San Diego Loan requires payments of interest only through January 6, 2014, followed by payments of principal and interest based on a 360 month amortization schedule thereafter until maturity. The scheduled maturity date is the due date in July 2021.  Voluntary prepayment of the 110 Plaza San Diego Loan is prohibited prior to April 6, 2021.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith credit of, the United States of America is permitted at any time on or after July 6, 2014.

■
The Mortgaged Property.  The 110 Plaza San Diego Property is a 325,977 SF office building located in San Diego, California.  The 110 Plaza San Diego Property was constructed in 1972 and was renovated in 2001. The largest tenant, the State of CA-Dept. of Justice, occupying 37.1% of the GLA, has been in occupancy since 1992.  JLC has underwritten their rent on a mark-to-market basis, by deducting $3.55 psf.  As of February 1, 2012, Total and Owned Occupancy for the 110 Plaza San Diego Property was 85.4%.

110 PLAZA SAN DIEGO

The following table presents certain information relating to the tenants at the 110 Plaza San Diego Property:

Ten Largest Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
State of CA-Dept. of Justice(2)	NR / A1 / A-	121,043	37.1%	$3,413,472	45.5%	$28.20	10/31/2015	NA
Sempra Energy	BBB+ / Baa1 / BBB+	33,580	10.3	854,947	11.4	25.46	7/31/2013	NA
Commonwealth Fin. (3)	NR / NR / NR	28,951	8.9	788,642	10.5	27.24	2/29/2016	NA
GSA - Social Security Admin. (4)	AAA / NR / AA+	25,463	7.8	672,223	9.0	26.40	10/30/2014	NA
Cushman & Wakefield of SD	NR / NR / BBB+	15,406	4.7	401,491	5.4	26.06	11/30/2012	1, 5-year option
Parsons Water and Infrastructure	NR / NR / NR	11,572	3.5	298,806	4.0	25.82	10/31/2016	1, 5-year option
G/M Business Interiors of SD	NR / NR / NR	7,318	2.2	209,820	2.8	28.67	7/31/2012	NA
ELS Educational Services	NR / NR / NR	7,722	2.4	203,861	2.7	26.40	12/31/2013	NA
Organic to Go, Inc.	NR / NR / NR	4,812	1.5	120,911	1.6	25.13	2/28/2014	1, 5-year option
David Evans & Assoc.	NR / NR / NR	4,052	1.2	106,973	1.4	26.40	6/30/2012	1, 1-year option
Ten Largest Tenants		259,919	79.7%	$7,071,146	94.3%	$27.21
Remaining Tenants		18,516	5.7	426,289	5.7	23.02
Vacant		47,542	14.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		325,977	100.0%	$7,497,435	100.0%	$26.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Termination option at any time after April 2013.
(3)	Termination option at any time if borrower fails to provide utilities and various other services in accordance with the lease.
(4)	Termination option at any time.

The following table presents certain information relating to the lease rollover schedule at the 110 Plaza San Diego Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	35,285	10.8	10.8%	935,077	12.5	26.50	10
2013	42,581	13.1	23.9%	1,091,371	14.6	25.63	5
2014	36,977	11.3	35.2%	970,067	12.9	26.23	5
2015	121,043	37.1	72.4%	3,413,472	45.5	28.20	4
2016	40,523	12.4	84.8%	1,087,448	14.5	26.84	4
2017	0	0.0	84.8%	0	0.0	0.00	0
2018	0	0.0	84.8%	0	0.0	0.00	0
2019	2,026	0.6	85.4%	0	0.0	0.00	2
2020	0	0.0	85.4%	0	0.0	0.00	0
2021	0	0.0	85.4%	0	0.0	0.00	0
2022	0	0.0	85.4%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	85.4%	0	0.0	0.00	0
Vacant	47,542	14.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	325,977	100.0%		$7,497,435	100.0%	$26.93	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to recent leasing activity at the 110 Plaza San Diego Property:

Recent Leasing Activity(1)(2)
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Parsons Water & Infrastructure	11,246	July 2011	65	$25.80	$25.00
Johnson & Weaver, LLP	2,967	August 2011	30	$25.20	None
William Brown	2,333	October 2011	38	$25.80	None
Robert E. Muir	1,154	September 2011	39	$26.40	$10.00

(1)      As provided by the borrower.
(2)      Certain lease comparables shown in the above table may be renewals.

110 PLAZA SAN DIEGO

The following table presents certain information relating to historical leasing at the 110 Plaza San Diego Property:

Historical Leased %(1)(2)
	2008	2009	2010
Owned Space	89.6%	95.9%	92.4%

(1)	Source: Appraisal.
(2)	Reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 110 Plaza San Diego Property:

Cash Flow Analysis(1)

	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$9,475,869	$9,254,278	$8,647,120	$8,655,809	$26.55
Mark-to-Market Rent Reduction	0	0	0	(1,158,375)	(3.55)
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$9,475,869	$9,254,278	$8,647,120	$7,497,435	$23.00
Total Reimbursables	376,692	172,432	51,334	69,687	0.21
Other Income	823,531	601,620	800,526	1,148,778	3.52
Less Vacancy & Credit Loss	0	0	0	0	0.00
Effective Gross Income	$10,676,092	$10,028,330	$9,498,980	$8,715,900	$26.74

Total Operating Expenses	$3,833,673	$3,544,662	$3,452,220	$3,229,368	$9.91
Net Operating Income	$6,842,419	$6,483,668	$6,046,760	$5,486,532	$16.83
TI/LC	0	0	0	450,195	1.38
Capital Expenditures	0	0	0	81,494	0.25
Net Cash Flow	$6,842,419	$6,483,668	$6,046,760	$4,954,842	$15.20

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flows based on the rent roll as of 2/1/2011 with rent steps through 12/31/2012.

■	Appraisal. According to the appraisal, the 110 Plaza San Diego Property had an “as-is” appraised value of $80,000,000 as of an effective date of June 17, 2011.

■
Environmental Matters.  The borrower added the 110 Plaza San Diego Property to a multi-property blanket environmental policy that it holds despite there being no known environmental issues at the 110 Plaza San Diego Property and no requirements under the terms of the 110 Plaza San Diego Loan to maintain environmental insurance.  According to the Phase I, dated June 20, 2011, other than developing an O&M Program for Asbestos-Containing Materials, there are no recommendations for further action at the 110 Plaza San Diego Property.

■
Earthquake Insurance. The borrower is required to obtain and maintain earthquake coverage in its property insurance policy (or by a separate policy) for the improvements at the 110 Plaza San Diego Property referred to as the “Pavilion at 110 Plaza” because this improvement has received a seismic evaluation that estimates a probable maximum loss of 20%.

■
Market Overview and Competition.  The 110 Plaza San Diego Property is located in the San Diego CBD and is considered an A-/B+ building. The 110 Plaza San Diego Property was constructed in 1972, but it underwent a major renovation in 2001. As stated in the appraisal, the 110 Plaza San Diego Property’s direct competitive set includes 6 buildings.

110 PLAZA SAN DIEGO

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 110 Plaza San Diego Property:

Office Lease Comparables(1)(2)
	Columbia Center	Comerica Bank Building	Golden Eagle Plaza	Merrill Lynch Building	NBC Building	Union Bank Building
Year Built	1982	1974	1969	1982	1976	1966
Total NRA	553,715	336,049	427,988	543,020	330,713	330,173
Total Occupancy	73%	87%	96%	83%	90%	90%
Quoted Rent Rate PSF	$27.00-29.40	$25.20-$29.40	$27.60-$31.20	$27.00-33.00	$28.20-$32.40	$26.40-$30.00
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Source: Appraisal.
(2)	Certain lease comparables shown in the above table may be renewals.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 110 Plaza San Diego Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price PSF(2)	Occupancy
Columbia Center	San Diego	June 2011	1982	553,715	$142,000,000	$256.45	73%
Emerald Plaza	San Diego	April 2011	1990	364,501	$100,000,000	$274.35	99%
Pacific Arts Plaza	Costa Mesa	November 2010	1979	827,000	$213,000,000	$257.56	67%
Union Bank Plaza	Los Angeles	September 2010	1966	627,334	$208,000,000	$331.56	90%

(1)	Source: Appraisal.
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

■
The Borrower.  The borrower is One Ten Investors, LLC, a Delaware single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 110 Plaza San Diego Loan.  The borrower of the 110 Plaza San Diego Loan is indirectly owned by Gregory P. Forester, who is also the non-recourse carve-out guarantor under the 110 Plaza San Diego Loan, and The Tornante Company.  The Tornante Company is wholly owned by Michael Eisner, the former CEO of Walt Disney.  Gregory P. Forester founded Forester Properties, Inc., which operates the 110 Plaza San Diego Property.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $219,624 in respect of certain tax expenses and $10,170 in respect of certain insurance premiums.  In addition, at origination, the borrower deposited $204,875 into a reserve account to pay for certain required repairs at the 110 Plaza San Diego Property.  On each due date, the borrower is required to fund a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding twelve month period.  So long as borrower maintains insurance policies through an approved blanket insurance program, no further payments on account of insurance premiums are required, provided that at any time, upon lender’s request, the borrower is required to deposit additional sums on account of insurance premiums such that at all times an amount equal to 8.33% of the annual cost of purchasing a stand-alone policy of insurance for the 110 Plaza San Diego Property is on deposit.  Additionally, if borrower either fails to maintain the blanket insurance policy, or fails to deposit additional funds as described in the prior sentence, borrower is required to deposit on each due date one-twelfth of the annual amount estimated by the lender to be required to maintain stand-alone insurance policies for the 110 Plaza San Diego Property.  Additionally, the borrower is required to deposit $9,236 on each due date into an escrow reserve to be used for capital expenses related to the 110 Plaza San Diego Property.  The borrower is also required to deposit $27,165 on each due date into an escrow reserve to be used for future TI/LC costs with respect to the 110 Plaza San Diego Property.

During the continuance of a 110 Plaza San Diego Lease Sweep Period, all available cash flow after payment of escrows, debt service, approved operating expenses and certain fees is required to be paid to lender and lender will transfer such amount into the special rollover reserve escrow for the payment of tenant improvements and leasing commissions incurred in connection with the re-leasing of the space leased pursuant to a lease from

110 PLAZA SAN DIEGO

borrower’s predecessor-in-interest to the California Department of Justice (the “110 Plaza San Diego Lease Sweep Lease”).  In addition, the borrower is required to (i) establish a reserve account for the deposit of any casualty or condemnation loss proceeds and (ii) upon an event of default under the 110 Plaza San Diego Loan, transfer all tenant security deposits to a reserve account for to be held in accordance with the laws of the State of California, which account was funded in an amount equal to $27,909 for certain leases at the 110 Plaza San Diego Property on the closing date.

A “110 Plaza San Diego Lease Sweep Period” commences (i) upon the first payment date following January 31, 2015, (ii) upon the date which the tenant under the 110 Plaza San Diego Lease Sweep Lease provides notice to borrower that it intends to terminate the 110 Plaza San Diego Lease Sweep Lease, (iii) if the 110 Plaza San Diego Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, or (iv) upon the occurrence and continuance (beyond any applicable notice and cure periods) of a default under the 110 Plaza San Diego Lease Sweep Lease by the tenant thereunder, and ends upon the earlier to occur of (x) the accumulation of an amount equal to $1,900,000 in the special rollover reserve escrow (in the aggregate from the date of origination, irrespective of whether funds in the special rollover reserve escrow have been disbursed), and (y) the occurrence of (1) with respect to a 110 Plaza San Diego Lease Sweep Period caused pursuant to clauses (i), (ii) or (iii) above, the re-tenanting of at least 75% of the space demised by the 110 Plaza San Diego Lease Sweep Lease in accordance with the terms and conditions of the loan agreement, or (2) with respect to a 110 Plaza San Diego Lease Sweep Period caused pursuant to clause (iv) above, the cure of such default under the 110 Plaza San Diego Lease Sweep Lease.

■
Lockbox and Cash Management.  The 110 Plaza San Diego Loan requires a hard lockbox, which is already in place.  The loan documents require that all rents received by the borrower or the property manager to be transmitted directly into the lockbox account within one business day after receipt.  The 110 Plaza San Diego Loan also provides for springing cash management.  During any 110 Plaza San Diego Cash Management Period, all amounts in the lockbox account  are to be swept to the lender-controlled cash management account on a daily basis.  On each business day that no 110 Plaza San Diego Cash Management Period under the 110 Plaza San Diego Loan is continuing, all funds in the lockbox account  will be remitted to an operating account designated and accessible by the borrower.  During any 110 Plaza San Diego Cash Management Period, all funds in the cash management account (i) are required to be, in the case of a 110 Plaza San Diego Cash Management Period solely caused by the occurrence and continuance of a 110 Plaza San Diego Lease Sweep Period, following a funding of operating expenses and escrows required pursuant to the 110 Plaza San Diego Loan documents, swept into the special rollover reserve escrow established to pay for the costs of retenanting the space demised pursuant to the 110 Plaza San Diego Lease Sweep Lease, and (ii) during the continuance of an event of default under the 110 Plaza San Diego Loan, may be applied by lender to amounts payable under the 110 Plaza San Diego Loan and/or toward the payment of expenses of the 110 Plaza San Diego Property, in such order of priority as the lender may determine.

A “110 Plaza San Diego Cash Management Period” commences upon the occurrence of any of the following: (i) the maturity date, (ii) an event of default under the 110 Plaza San Diego Loan, (iii) if, as of the last day of each calendar quarter, the debt yield is less than 8% or (iv) the commencement of a 110 Plaza San Diego Lease Sweep Period; and ends upon the occurrence of the following: (1) the 110 Plaza San Diego Loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the 110 Plaza San Diego Property has achieved a debt yield of at least 8% for two (2) consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, the 110 Plaza San Diego Lease Sweep Period has ended.

110 PLAZA SAN DIEGO

■
Property Management.  The 110 Plaza San Diego Property is currently managed by One Ten Investors, LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the 110 Plaza San Diego Property may not be managed by any other party, except for (i) a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received or (ii) a manager which (a) is a reputable national major management company having at least ten (10) years’ experience in the management of commercial office buildings in California of comparable quality to the 110 Plaza San Diego Property, (b) has, for at least ten (10) years prior to its engagement as property manager, managed at least five (5) commercial office buildings of comparable quality to the 110 Plaza San Diego Property, (c) at the time of its engagement as property manager has under management a total leasable square footage of office buildings of comparable quality to the 110 Plaza San Diego Property equal to at least 5,000,000 leasable square feet (1,000,000 of which must be in San Diego) and (d) is not the subject of a bankruptcy proceeding.  The lender may require the borrower to replace the property manager (i) if the borrower has failed to maintain a debt yield of at least 8% for two (2) consecutive calendar quarters, (ii) if there is a default by the property manager under the management agreement, (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager or (iv) if an event of default under the 110 Plaza San Diego Loan has occurred and is continuing.  Notwithstanding the foregoing, with respect to the replacement of the property manager pursuant to clause (i) above, lender is required to consider general economic conditions, relative performance of comparable properties and economic factors beyond the control of the property manager (i.e., whether the failure to maintain the required debt yield is due primarily to (x) an overall decline in properties of the same property type as the 110 Plaza San Diego Property or (y) specific economic conditions affecting the 110 Plaza San Diego Property and not within the property manager’s control (e.g., the bankruptcy or material default of a major contract customer or tenant), provided that lender’s decision in any event will be binding and conclusive.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to obtain and maintain coverage in its policy (or by a separate policy) against loss or damage by terrorist acts, in an amount equal to 100% of the “Full Replacement Cost” of the 110 Plaza San Diego Property, 100% of the rental loss and/or business interruption exposure, and to the full general liability and umbrella liability limits; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the policies required by the loan agreement, the borrower is required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the 110 Plaza San Diego Property plus the rental loss and/or business interruption coverage required under the loan agreement, and to the full general liability and umbrella liability limits under the loan agreement; provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

MCCRANEY INDUSTRIAL PORTFOLIO

MCCRANEY INDUSTRIAL PORTFOLIO

Ocala
Daytona Beach
South Daytona
Port Orange
De Land
New Smyrna Beach
Edgewater
Lady Lake
DeBary
Deltona
Eustis
Sanford
Leesburg
Altamonte Springs
Casselberry
Titusville
Orlando
Winter Park
CAPE CANAVERAL AIR FORCE STATION
ATLANTIC OCEAN
New Port Richey
Kissimmee
Saint Cloud
Satellite Beach
Tarpon Springs
Haines City
Melbourne
Palm Bay
Dunedin
Oldsmar
Lakeland
Clearwater
Winter Haven
Largo
Tampa
Bartow
Pinellas Park
Sebastian
Gulfport
St Petersburg
Vero Beach
AVON PARK AF BOMBING RANGE
Palmetto
Fort Pierce
Port Saint Lucie
Sarasota
FLORIDA
Stuart
Venice
BRIGHTON INDIAN RES
North Port
Lake Okeechobee
Jupiter
Punta Gorda
Palm Beach Gardens
Riviera Beach
West Palm Beach
Belle Glade
Fort Myers
Greenacres
Lake Worth
Cape Coral
Boynton Beach
Boca Raton
Coral Springs
Deerfield Beach
Tamarac
Pompano Beach
Gulf of Mexico
Naples
Plantation
Fort Lauderdale
Davie
Hollywood
Hialeah
Miami
Homestead

McCraney Industrial Portfolio

1	Vista Business Park	Various*	West Palm Beach, FL	33411
2	Orlando Central Park	Various**	Orlando, FL	32809
3	Belvedere Business Park	8020-8140 Belvedere Road	West Palm Beach, FL	33411
4	Discovery Lakes	2721 Discovery Lake Drive	Orlando, FL	32826
5	MPC Treasure Coast	7657-7767 SW Ellipse Way	Stuart, FL	34997

MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

MCCRANEY INDUSTRIAL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller	JLC
Location (City/State)	Various, Florida	Cut-off Date Principal Balance	$47,138,543
Property Type	Industrial / Office	Cut-off Date Principal Balance per SF	$53.50
Size (SF)	881,026	Percentage of Initial Pool Balance	2.9%
Total Occupancy as of 3/31/2012	80.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2012	80.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	5.8900%
Appraised Value	$65,900,000	Original Term to Maturity (Months)	63
Original Amortization Term (Months)	360
Underwritten Revenues	$7,772,584
Underwritten Expenses	$2,448,316	Escrows
Underwritten Net Operating Income (NOI)	$5,324,268	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,910,186	Taxes	$658,053	$82,257
Cut-off Date LTV Ratio	71.5%	Insurance	$179,426	$29,904
Maturity Date LTV Ratio	67.3%	Replacement Reserves	$178,000	$12,499
DSCR Based on Underwritten NOI / NCF	1.58x / 1.45x	TI/LC(1)	$600,000	$33,038
Debt Yield Based on Underwritten NOI / NCF	11.3% / 10.4%	Other(2)	$19,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,500,000	87.9%	Loan Payoff	$50,567,916	93.6%
Other Loan	6,000,000	11.1	Closing Costs	1,826,979	3.4
Principal’s New Cash Contribution	530,000	1.0	Reserves	1,635,105	3.0

Total Sources	$54,030,000	100.0%	Total Uses	$54,030,000	100.0%

(1)	TI/LC reserve is subject to a $600,000 cap.
(2)	Other reserve is for deferred maintenance.

■
The Mortgage Loan.  The mortgage loan (the “McCraney Industrial Portfolio Loan”) is evidenced by a note in the original principal amount of $47,500,000 and is secured by a first mortgage encumbering a portfolio of five industrial/office properties located in Orlando, Stuart and West Palm Beach, Florida (the “McCraney Industrial Portfolio”).  The McCraney Industrial Portfolio Loan was originated by Jefferies LoanCore LLC on July 19, 2011 and represents approximately 2.9% of the Initial Pool Balance.  The McCraney Industrial Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $47,138,543 and an interest rate of 5.8900% per annum.  The proceeds of the McCraney Industrial Portfolio Loan were used to refinance existing debt on the McCraney Industrial Portfolio.

The McCraney Industrial Portfolio Loan had an initial term of 63 months and has a remaining term of 53 months.  The McCraney Industrial Portfolio Loan requires payments of interest only through October 6, 2011 followed by payments of principal and interest based on a 360 month amortization schedule thereafter until maturity.  The scheduled maturity date is the due date in November 2016.  Voluntary prepayment of the McCraney Industrial Portfolio Loan is prohibited prior to September 6, 2016.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after July 6, 2014.

■
The Mortgaged Properties. The McCraney Industrial Portfolio is an 881,026 SF industrial portfolio comprised of five properties (each, a “McCraney Industrial Portfolio Property”) across three Florida locations.  The McCraney Industrial Portfolio Properties are multi-purpose, flex-industrial/general suburban office in use and were developed or acquired by the borrower over the course of 2003 to 2009.  With Total and Owned Occupancy of 80.6% as of March 31, 2012, the McCraney Industrial Portfolio Properties are leased to a diverse group of users including showrooms, medical supply companies, event planners, dispatch services and wholesalers.  A typical flex building in the portfolio is one story (with at least some portion of the rentable area used as office space), contains ceiling heights of 16 feet or more, and has some type of drive-in door.

MCCRANEY INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the McCraney Industrial Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Year Built / Renovated(2)	UW NCF	UW NCF per SF
Vista Business Park	West Palm Beach	FL	323,587	82.8%	1990-2008	$2,336,145	$7.22
Orlando Central Park	Orlando	FL	294,200	80.8%	1972,1975,1979	1,041,122	3.54
Discovery Lakes	Orlando	FL	55,078	99.0%	2001	670,046	12.17
Belvedere Business Park	West Palm Beach	FL	109,360	67.6%	2003	457,092	4.18
MPC Treasure Coast	Stuart	FL	98,801	76.9%	2006	405,781	4.11
Total / Wtd. Avg. Portfolio			881,026	80.6%		$4,910,186	$5.57

(1)	Occupancy as of 3/31/2012.
(2)	Renovation year is not applicable.

The following table presents certain information relating to the tenants at the McCraney Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Lease Renewals
American Standard Inc. (Trane)	NR / Baa1 / BBB+	57,120	6.5%	$652,534	10.5%	$11.42	12/31/2014	3, 5-year options
Northrop Grumman Corporation	BBB+ / Baa1 / BBB+	45,981	5.2	638,217	10.2	13.88	2/28/2014	1,5-year option
ADT Security Services, Inc.	A- / NR / A-	19,064	2.2	313,487	5.0	16.44	9/30/2015	NA
Quantum3D, Inc.(2)	NR / NR / NR	8,545	1.0	147,401	2.4	17.25	4/30/2012	1, 5-year option
American Energy Innovations, LLC	NR / NR / NR	14,800	1.7	126,400	2.0	8.54	4/30/2013	NA
State of Florida Lottery(3)	NR / Aa1 / AAA	5,997	0.7	122,998	2.0	20.51	6/30/2019	2, 5-year options
L.P. Hench Company	NR / NR / NR	11,649	1.3	112,205	1.8	9.63	12/15/2012	NA
Walgreens	NR / A3 / A	5,300	0.6	87,575	1.4	16.52	7/31/2021	2, 5-year options
Image International Inc	NR / NR / NR	6,400	0.7	86,439	1.4	13.51	6/6/2012	NA
Pepperidge Farms	A / A2 / A-	12,960	1.5	82,296	1.3	6.35	11/30/2016	1, 3-year option
Ten Largest Tenants		187,816	21.3%	$2,369,554	38.0%	$12.62
Remaining Tenants		522,368	59.3	3,872,729	62.0	7.41
Vacant		170,842	19.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		881,026	100.0%	$6,242,283	100.0%	$8.79

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Quantum3D, Inc. vacated 4/30/2012.
(3)	State of Florida Lottery can terminate upon six months written notice if a state-owned building becomes available in Palm Beach County.

The following table presents the lease rollover schedule at the McCraney Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	17,701	2.0%	2.0%	$87,590	1.4%	$4.95	16
2012	181,392	20.6	22.6%	1,591,833	25.5	8.78	56
2013	165,645	18.8	41.4%	1,278,166	20.5	7.72	44
2014	171,024	19.4	60.8%	1,840,574	29.5	10.76	20
2015	60,899	6.9	67.7%	704,401	11.3	11.57	13
2016	52,398	5.9	73.7%	340,089	5.4	6.49	8
2017	49,828	5.7	79.3%	189,056	3.0	3.79	5
2018	0	0.0	79.3%	0	0.0	0.00	0
2019	5,997	0.7	80.0%	122,998	2.0	20.51	1
2020	0	0.0	80.0%	0	0.0	0.00	0
2021	5,300	0.6	80.6%	87,575	1.4	16.52	1
2022	0	0.0	80.6%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	80.6%	0	0.0	0.00	0
Vacant	170,842	19.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	881,026	100.0%		$6,242,283	100.0%	$8.79	164

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

MCCRANEY INDUSTRIAL PORTFOLIO

The following table presents certain information relating to recent leasing activity at the McCraney Industrial Portfolio Properties:

Recent Leasing Activity(1)

Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Pepperidge Farms	12,960	January 2012	59	$6.35	$9.62
Savory USA	15,676	March 2012	65	$1.21	$0.53
Ryan Herco Products Corp	15,000	May 2012	63	$3.95	$0.00

(1)	Source: Borrower

The following table presents certain information relating to historical leasing at the McCraney Industrial Portfolio Properties:

Historical Leased %(1)

	2009	2010	2011
Owned Space	71.0%	71.2%	74.4%

(1)	As provided by the borrower which reflects average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McCraney Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2009(2)	2010	2011	Underwritten(3)	Underwritten $ per SF
Base Rent	$3,918,006	$5,717,188	$5,793,411	$6,242,283	$7.09
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$3,918,006	$5,717,188	$5,793,411	$6,242,283	$7.09
Total Reimbursables	1,088,245	1,686,777	1,419,793	1,582,813	1.80
Parking Income	0	0	0	0	0.00
Other Income(4)	25,252	55,258	38,791	39,050	0.04
Less Vacancy & Credit Loss	0	0	0	(91,562)	(0.10)
Effective Gross Income	$5,031,503	$7,459,223	$7,251,995	$7,772,584	$8.82

Total Operating Expenses	$1,847,058	$2,306,263	$2,454,030	$2,448,316	$2.78

Net Operating Income	$3,184,445	$5,152,960	$4,797,965	$5,324,268	$6.04
TI/LC	0	0	0	264,308	0.30
Capital Expenditures	0	0	0	149,774	0.17
Net Cash Flow	$3,184,445	$5,152,960	$4,797,965	$4,910,186	$5.57

(1)
Certain items such as straight line rent, interest expense, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Excludes Orlando Central Park and Discovery Lakes which were acquired in late 2009.
(3)	Underwriting based on contractual rents as of 3/31/2012 and rent steps through 9/30/2012.
(4)	Includes leasing fees and security deposit forfeitures.

MCCRANEY INDUSTRIAL PORTFOLIO

■	Appraisal. According to the appraisals, the McCraney Industrial Portfolio had an “as-is” appraised value of $65,900,000 with effective dates between August 26, 2011 and September 1, 2011.

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Environmental Matters.  According to the Phase I environmental assessments, dated July 18, 2011, other than requesting proof of waste disposal manifests (Belvedere Business Park), period review of agency files and development of an asbestos O&M plan (Orlando Central Park), there are no recommendations for further actions at the McCraney Industrial Portfolio Properties.

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Market Overview and Competition.  The McCraney Industrial Portfolio is located across three main markets in Florida: West Palm Beach (2 properties, 432,947 SF, 49% NRA), Orlando (2 properties, 349,278 SF, 40% NRA), and Stuart (1 property, 98,801 SF, 11% NRA).  Over 45% of the portfolio net cash flow comes from the West Palm Beach properties.

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The Borrower.  The borrowers are Vista Business Park, Inc., Vista Business Park 17A LLC, Vista Business Park 17B, LLC, Belvedere Business Park, Inc., MPC 4, LLC, JY Presidents 2, LLC and JY Presidents 3, LLC, each a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the McCraney Industrial Portfolio Loan.  The borrowers of the McCraney Industrial Portfolio Loan are indirectly owned, in part, by Steven E. McCraney, who is also the non-recourse carveout guarantor under the McCraney Industrial Portfolio Loan.  The borrowers developed or acquired the assets between 2003 and 2009.

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Escrows.  At origination, the borrowers funded an escrow reserve in the amount of $19,625 in respect of certain deferred maintenance.  In addition, at origination, the borrowers funded an escrow reserve in the amount of $658,053 in respect of certain tax expenses and $179,426 in respect of certain insurance premiums.  On each due date, the borrowers are required to fund a tax, insurance and assessments reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period.  In addition, at origination, the borrowers deposited $600,000 into a reserve account to cover certain unfunded obligations of the borrowers in respect of certain tenant improvements and leasing commissions.  The borrowers are required to fund the tenant improvement and leasing commission reserve monthly in the amount of $33,038; provided that if (x) the McCraney Industrial Portfolio Properties have achieved a rate of occupancy equal to at least 82.5% and (y) the net cash flow (calculated under the loan agreement) is at least $5,000,000, then in the event that the total amount in such reserve exceeds $600,000 (not including a base escrow deposit of $100,000), the borrowers will not be required to fund such reserve until the first due date following the date on which the amount in such reserve falls below $300,000.  In addition, at origination, the borrowers deposited $178,000 into a reserve account to cover capital expenditures.  The borrowers are required to fund the capital expenditures reserve monthly in the amount of $12,499.  In addition, on each due date during the continuance of a McCraney Industrial Portfolio Cash Management Period, a portion of the rents equal to the monthly amount set forth on the approved budget for operating expenses at the McCraney Industrial Portfolio Properties for the following month shall be transferred to an operating reserve.

The McCraney Industrial Portfolio Loan is also structured with a sweep related to a specific tenant, Northrop Grumman Corporation (5% of total NRA, and 10% of total rental revenue).  During the continuance of a Northrop Grumman Lease Sweep Period (provided no McCraney Industrial Portfolio Cash Management Period is then continuing), all rents swept into a lender-controlled cash management account from the Northrop Grumman lockbox account are required to be transferred by lender into a special rollover reserve.  If no event of default is continuing, the borrowers may obtain disbursements from the special rollover reserve for payment of approved leasing expenses. Upon the termination of the subject Northrop Grumman Lease Sweep Period, if no event of default is continuing, and upon lender’s receipt of satisfactory evidence that all approved leasing expenses incurred in connection therewith (and any other expenses in connection with the re-tenanting of the applicable space) have been paid in full, any funds remaining in the special rollover reserve will be disbursed to the borrowers; provided that if a McCraney Industrial Portfolio Cash Management Period is then continuing all such funds shall instead be held as additional cash collateral reserve for the McCraney Industrial Portfolio Loan.

MCCRANEY INDUSTRIAL PORTFOLIO

A “Northrop Grumman Lease Sweep Period” commences on the first due date following the occurrence of any of the following: (i) the earlier to occur of (a) May 28, 2013 and (b) the date required under the Northrop Grumman lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (ii) the Northrop Grumman lease is surrendered, cancelled or terminated prior to its then current expiration date; (iii) the tenant under the Northrop Grumman lease shall discontinue its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under the Northrop Grumman lease by the tenant thereunder; or (v) the tenant under the Northrop Grumman lease admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, institutes an insolvency, liquidation or dissolution proceeding or otherwise commences a proceeding naming it as debtor under any insolvency law, or institutes a proceeding seeking a receiver, liquidator, conservator, trustee or similar official.

Furthermore, during the continuance of a McCraney Industrial Portfolio Cash Management Period, the loan documents require that all excess amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for budgeted operating expenses, real estate taxes, insurance, tenant improvements, leasing commissions, capital expenditures and the subordinate loan debt service, be reserved and held in a reserve as additional collateral for the McCraney Industrial Portfolio Loan.

A “McCraney Industrial Portfolio Cash Management Period” commences upon the occurrence of any of the following: (i) the stated maturity date; (ii) a default or an event of default; (iii) if the debt service coverage ratio is less than 1.10x (calculated at the end of each calendar quarter); (iv) if the debt yield is less than 8.50% (calculated at the end of each calendar quarter); or (v) if, commencing on November 19, 2011 and thereafter, there then exists insufficient funds in the liquidity/interest reserve established under the subordinate loan to pay for six months of the subordinate loan debt service payments anticipated to become due under the subordinate loan.

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Lockbox and Cash Management.  The McCraney Industrial Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require the borrowers to (i) direct the tenants (other than the tenant under the Northrop Grumman lease) to pay their rents directly to a general lockbox account and (ii) direct the tenant under the Northrop Grumman lease to pay its rent to a separate Northrop Grumman lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the general lockbox account or the Northrop Grumman lockbox account, as applicable, within one business day after receipt.  All amounts in the general lockbox account are swept on a daily basis into the applicable borrower’s operating account unless a McCraney Industrial Portfolio Cash Management Period is continuing, in which event such funds will be swept on a daily basis into a lender-controlled cash management account.  All amounts in the Northrop Grumman lockbox account are swept on a daily basis into the applicable borrower’s operating account unless a McCraney Industrial Portfolio Cash Management Period is continuing or a Northrop Grumman Lease Sweep Period is continuing, in which events such funds shall be swept on a daily basis into the cash management account; provided that if a Northrop Grumman Lease Sweep Period is continuing (but no Cash Management Period is continuing), all such funds shall be transferred by lender from the cash management account into the special rollover reserve.  During a McCraney Industrial Portfolio Cash Management Period, all funds in the cash management account are required to be used to pay debt service and to fund the required monthly escrows for budgeted operating expenses, real estate taxes, insurance, tenant improvements, leasing commissions, capital expenditures and the subordinate loan debt service, and all excess cash after payment of such debt service and funding of such escrows shall be held in a reserve as additional cash collateral for the McCraney Industrial Portfolio Loan.  During the continuance of an event of default under the McCraney Industrial Portfolio Loan, the lender may apply any funds in such reserve in such order of priority and in such manner as the lender may determine.

MCCRANEY INDUSTRIAL PORTFOLIO

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Property Management.  The McCraney Industrial Portfolio Properties are currently managed by McCraney Management Company, LLC, an affiliate of the borrowers, pursuant to a management agreement.  Under the loan documents, the McCraney Portfolio Properties may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrowers to replace the property manager if (i) the borrowers fail to maintain a debt service coverage ratio of at least 1.10x (calculated at the end of each calendar quarter); (ii) an event of default under the McCraney Portfolio Loan is continuing; (iii) there is a default by the property manager under the management agreement; or (iv) there is gross negligence, malfeasance or willful misconduct on the part of the property manager.

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Mezzanine or Subordinate Indebtedness.  There is currently subordinate debt with an outstanding principal balance of $6,000,000 as of the Cut-off Date that is secured by direct or indirect equity interests in the mortgage borrower and mortgages related to certain non-income producing parcels.  No additional subordinate indebtedness is permitted (other than certain permitted unsecured trade payables).  The subordinate loan is coterminous with the McCraney Industrial Portfolio Loan with an interest rate through July 5, 2013 of LIBOR plus 9.25%, from August 6, 2013 to July 5, 2014 of LIBOR plus 10.25%, from August 6, 2014 to July 5, 2015 of LIBOR plus 11.25%, and from August 6, 2015 to maturity of LIBOR plus 12.25%. As of the date hereof Jefferies LoanCore LLC is the holder of the subordinate loan. See “Description of the Mortgage Pool—Additional Indebtedness” in the Prospectus Supplement.

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Terrorism Insurance. Provided that such coverage is available, the borrowers are required to maintain coverage  in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to the full replacement cost of the McCraney Industrial Portfolio Properties, plus eighteen months of business interruption coverage.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

RIVERSIDE ON THE JAMES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Richmond, Virginia	Cut-off Date Principal Balance		$45,500,000
Property Type	Mixed Use		Cut-off Date Principal Balance per SF	$172.96
Size (SF)	263,066		Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 5/23/2012	86.9%		Number of Related Mortgage Loans	None
Owned Occupancy as of 5/23/2012	86.9%		Type of Security(1)	Fee Simple
Year Built / Latest Renovation	2005 / NAP		Mortgage Rate	6.0130%
Appraised Value	$68,850,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)(2)	360
			Borrower Sponsor(3)	Douglas Fleit and Brian Katz
Underwritten Revenues	$8,233,311
Underwritten Expenses	$2,284,603	Escrows
Underwritten Net Operating Income (NOI)	$5,948,708		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,662,567	Taxes	$150,907	$30,726
Cut-off Date LTV Ratio	66.1%	Insurance	$5,295	$6,426
Maturity Date LTV Ratio	58.6%	Replacement Reserves	$4,384	$4,385
DSCR Based on Underwritten NOI / NCF	1.81x / 1.73x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.1% / 12.4%	Other(4)	$567,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$45,500,000	64.6%	Purchase Price	$63,750,000	90.4%
Principal’s New Cash Contribution	22,023,840	31.2	Other Uses	4,786,746	6.8
Other Sources	2,957,610	4.2	Closing Costs	1,216,868	1.7
			Reserves	727,836	1.0
Total Sources	$70,481,450	100.0%	Total Uses	$70,481,450	100.0%

(1)
As of the Cut-off Date, the Riverside on the James Loan was secured by the borrower’s (i) interests in two condominium units, (ii) fee interests in three parcels of land, two of which are ground leased to the condominium association and upon which the two condominium units are situated (the third is ground leased to a separate third party) and (iii) leasehold interests, as landlord, under such ground leases.  Each of the three parcels is subject to a purchase option that, if exercised, would result in the condominium association having a fee, rather than leasehold, interest in the land on which the condominium is situated and the release of the fee interest in such parcels from the lien of the mortgage.  Each purchase option may be exercised upon payment of a minimal or no purchase price.  Upon the exercise of all of the purchase options, the collateral for the loan would consist solely of the two condominium units.

(2)	Interest-only for the first 24 months.
(3)	Douglas Fleit and Brian Katz are the guarantors of the non-recourse carveouts under the Riverside on the James Loan.
(4)	The other upfront reserve of $567,250 represents a deferred maintenance reserve. All required repairs were completed by October 1, 2011 and all funds were released following the completion.

The following table presents certain information relating to the tenants at the Riverside on the James Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Troutman Sanders	NR / NR / NR	142,128	54.0%	$4,576,800	66.7%	$32.20	4/30/2021	2, 5-year options
PNC Bank, N.A.(2)	A+ / A2 / A	44,518	16.9	1,163,527	16.9	26.14	12/31/2020	NA
Marsh & McLennan	BBB / Baa2 / BBB-	27,418	10.4	818,976	11.9	29.87	5/31/2015	NA
Red Hat, Inc.	NR / NR / NR	7,042	2.7	173,865	2.5	24.69	3/31/2016	NA
Sun Life Assurance Company	A- / NR / A	3,785	1.4	112,106	1.6	29.62	10/31/2012	NA
Moss Light Enterprise	NR / NR / NR	1,964	0.7	20,229	0.3	10.30	12/31/2015	NA
Fitness Center	NR / NR / NR	1,700	0.6	0	0.0	0.00	MTM	NA
Total Tenants		228,555	86.9%	$6,865,503	100.0%	$30.04
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		34,511	13.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		263,066	100.0%	$6,865,503	100.0%	$30.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
PNC Bank, N.A. has executed a renewal on an existing 37,418 SF, as well as Phase A Expansion Space of 2,250 SF (currently vacant) and Phase B Expansion Space of 3,850 SF (currently leased to Wells Fargo through 11/30/2012).

RIVERSIDE ON THE JAMES

The following table presents the lease rollover schedule at the Riverside on the James Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,700	0.6%	0.6%	$0	0.0%	$0.00	1
2012	3,785	1.4	2.1%	112,106	1.6	29.62	1
2013	0	0.0	2.1%	0	0.0	0.00	0
2014	0	0.0	2.1%	0	0.0	0.00	0
2015	29,382	11.2	13.3%	839,205	12.2	28.56	2
2016	7,042	2.7	15.9%	173,865	2.5	24.69	1
2017	0	0.0	15.9%	0	0.0	0.00	0
2018	0	0.0	15.9%	0	0.0	0.00	0
2019	0	0.0	15.9%	0	0.0	0.00	0
2020	44,518	16.9	32.9%	1,163,527	16.9	26.14	5
2021	142,128	54.0	86.9%	4,576,800	66.7	32.20	7
2022	0	0.0	86.9%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	86.9%	0	0.0	0.00	0
Vacant	34,511	13.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	263,066	100.0%		$6,865,503	100.0%	$30.04	17

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Riverside on the James Property:

Historical Leased %(1)
	2008	2009	2010
Owned Space	N/A	N/A	89.7%

(1)	As provided by the borrower which reflects average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverside on the James Property:

Cash Flow Analysis(1)
	2009	2010	T-11 Months Annualized as of 2/29/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,770,127	$6,895,509	$7,394,107	$6,865,503	$26.10
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	693,757	2.64
Total Rent	$6,770,127	$6,895,509	$7,394,107	$7,559,259	$28.74
Total Reimbursables	846,219	676,364	(129,543)	410,188	1.56
Parking Income	842,185	824,088	953,210	953,210	3.62
Other Income	511,334	565,962	472,188	66,580	0.25
Less Vacancy & Credit Loss	0	(64,727)	(5,420)	(755,926)	(2.87)
Effective Gross Income	$8,969,865	$8,897,196	$8,684,541	$8,233,311	$31.30

Total Operating Expenses	$3,191,750	$2,467,545	$2,414,249	$2,284,603	$8.68

Net Operating Income	$5,778,114	$6,429,651	$6,270,292	$5,948,708	$22.61
TI/LC	0	0	0	233,528	0.89
Capital Expenditures	0	0	0	52,613	0.20
Net Cash Flow	$5,778,114	$6,429,651	$6,270,292	$5,662,567	$21.53

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 2/1/2012 and rent steps through 12/31/2012.

SHOPPES ON MAIN

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	White Plains, New York	Cut-off Date Principal Balance		$35,700,678
Property Type	Retail	Cut-off Date Principal Balance per SF		$138.72
Size (SF)	257,360	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 12/31/2011	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2011	100.0%	Type of Security		Leasehold
Year Built / Latest Renovation	1968 / 2003-2006	Mortgage Rate		7.2500%
Appraised Value	$57,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor(1)	Barrow Street Capital LLC & Ivy Realty
Underwritten Revenues	$8,529,634
Underwritten Expenses	$4,490,919	Escrows
Underwritten Net Operating Income (NOI)	$4,038,716		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,858,564	Taxes	$575,000	$129,900
Cut-off Date LTV Ratio	62.6%	Insurance	$43,000	$6,300
Maturity Date LTV Ratio	55.3%	Replacement Reserves(2)	$0	$4,289
DSCR Based on Underwritten NOI / NCF	1.37x / 1.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.3% / 10.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
First Mortgage Loan Amount	$35,900,000	79.6%	Loan Payoff	$39,157,159	86.9%
Mezzanine Loan Amount	9,100,000	20.2	Principal Equity Distribution	4,777,185	10.6
Other Sources	75,000	0.2	Reserves	618,000	1.4
			Closing Costs	522,656	1.2
Total Sources	$45,075,000	100.0%	Total Uses	$45,075,000	100.0%

(1)
Ivy Equities, L.L.C., Anthony P. Ditommaso and Russell F. Warren, Jr. are the guarantors of the non-recourse carveouts under the Shoppes on Main Loan. Ivy Equities, L.L.C., Barrow Street Real Estate Fund II, LP, BSREF II Parallel Investor I LLC and BSREF II Equity Investor I, LLC are the guarantors under the $2 million special recourse event, which is triggered in the event tenant Burlington Coat Factory files for voluntary or involuntary bankruptcy and a rejection of the Burlington Coat Factory lease at the Shoppes on Main Property occurs.

(2)	Replacement reserves are capped at $154,420.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Shoppes on Main Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Anchors
Wal-Mart	AA / Aa2 / AA	175,340	68.1%	Yes	$1,866,760	$10.65	7/31/2021	$475.00	2.2%
Burlington Coat Factory	CC / Caa1 / B-	82,020	31.9	Yes	$1,107,270	$13.50	1/31/2019	$83.78	16.1%
Total Anchors		257,360	100.0%

Occupied		257,360	100.0%		$2,974,030	$11.56
Vacant Spaces		0	0.0%		$0	$0.00
Total Owned SF		257,360	100.0%
Total SF		257,360	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended December 31, 2011. Wal-Mart does not report sales. Sales figures provided are based on the borrower’s estimate.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Shoppes on Main Property:

Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost
Wal-Mart	AA / Aa2 / AA	175,340	68.1%	$1,866,760	62.8%	$10.65	7/31/2021	$475.00	2.2%
Burlington Coat Factory	CC / Caa1 / B-	82,020	31.9	1,107,270	37.2	13.50	1/31/2019	$83.78	16.1%
Total Tenants		257,360	100.0%	$2,974,030	100.0%	$11.56
Vacant Spaces		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		257,360	100.0%	$2,974,030	100.0%	$11.56

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended December 31, 2011. Wal-Mart does not report sales. Sales figures provided are based on the borrower’s estimate.

SHOPPES ON MAIN

The following table presents certain information relating to the lease rollover schedule at the Shoppes on Main Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	82,020	31.9	31.9%	1,107,270	37.2	13.50	1
2020	0	0.0	31.9%	0	0.0	0.00	0
2021	175,340	68.1	100.0%	1,866,760	62.8	10.65	1
2022	0	0.0	100.0%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	257,360	100.0%		$2,974,030	100.0%	$11.56	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Shoppes on Main Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes on Main Property:

Cash Flow Analysis(1)

	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,974,030	$2,974,030	$2,973,400	$2,974,030	$11.56
Overage Rent	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,974,030	$2,974,030	$2,973,400	$2,974,030	$11.56
Total Reimbursables	3,524,640	3,642,898	3,614,254	3,903,367	15.17
Other Income(3)	1,777,610	1,744,722	1,808,468	1,774,465	6.89
Vacancy & Credit Loss(4)	0	0	0	(122,228)	(0.47)
Effective Gross Income	$8,276,280	$8,361,650	$8,396,122	$8,529,634	$33.14

Total Operating Expenses(5)	$4,128,738	$4,241,190	$4,198,841	$4,490,919	$17.45

Net Operating Income	$4,147,542	$4,120,460	$4,197,281	$4,038,716	$15.69
TI/LC	0	0	0	128,680	0.50
Capital Expenditures	0	0	0	51,472	0.20
Net Cash Flow	$4,147,542	$4,120,460	$4,197,281	$3,858,564	$14.99

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 12/31/2011 rent roll.
(3)	Other rental revenue includes parking income.
(4)	A 5.0% vacancy was applied to Burlington Coat Factory’s rental income and reimbursements. No vacancy adjustment was taken for Wal-Mart.
(5)
Underwritten expenses included a $22,317.18 adjustment to ground rent which reduced the underwritten payment by adding back the present value of the savings in ground rent payments which drops from in-place rent of $210,000 per annum to $100,000 per annum in July 2016 and remains flat throughout the fully extended term of the ground lease.  Alternatively, if the underwritten cash flow had simply been based on the $100,000 per annum ground rent for 2016 and subsequent years, then the Underwritten Net Cash Flow would have been $3,946,247 ($15.33 psf).

MERIDIAN DISTRIBUTION CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Sarasota, Florida	Cut-off Date Principal Balance		$35,467,391
Property Type	Industrial	Cut-off Date Principal Balance per SF		$39.09
Size (SF)	907,234	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 4/1/2012	90.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/1/2012	90.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1981 / 1994	Mortgage Rate		5.6000%
Appraised Value	$48,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor(1)	James A. Martin, George DaGraca and Steven Kossoff
Underwritten Revenues	$5,239,131
Underwritten Expenses	$1,536,664	Escrows
Underwritten Net Operating Income (NOI)	$3,702,467		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,379,946	Taxes	$248,135	$41,356
Cut-off Date LTV Ratio	73.9%	Insurance	$0	$0
Maturity Date LTV Ratio	62.0%	Replacement Reserves	$0	$9,828
DSCR Based on Underwritten NOI / NCF	1.51x / 1.38x	TI/LC(2)	$0	$17,048
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,500,000	99.9%	Loan Payoff	$33,592,731	94.6%
Other Sources	18,450	0.1	Principal Equity Distribution	1,143,944	3.2
			Closing Costs	533,640	1.5
			Reserves	248,135	0.7
Total Sources	$35,518,450	100.0%	Total Uses	$35,518,450	100.0%

(1)	James A. Martin, George DaGraca and Steven Kossoff are the guarantors of the non-recourse carveouts under the Meridian Distribution Center Loan.
(2)	TI/LC Reserve capped at $818,320.

The following table presents certain information relating to all the tenants at the Meridian Distribution Center Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
United Natural Foods, Inc.	NR / NR / NR	393,580	43.4%	$1,954,974	46.5%	$4.97	7/31/2017	3, 5-year options
Beall’s, Inc.	NR / NR / NR	200,000	22.0	900,000	21.4	4.50	9/30/2014	3, 3-year options
Meridian Cold Storage	NR / NR / NR	80,000	8.8	524,000	12.5	6.55	8/31/2021	1, 3-year option
Access USA	NR / NR / NR	89,900	9.9	503,829	12.0	5.60	4/30/2017	1, 5-year option
ASO, Inc	NR / NR / NR	59,190	6.5	323,302	7.7	5.46	11/30/2014	NA
Total Tenants		822,670	90.7%	$4,206,104	100.0%	$5.11
Vacant		84,564	9.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		907,234	100.0%	$4,206,104	100.0%	$5.11

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

MERIDIAN DISTRIBUTION CENTER

The following table presents the lease rollover schedule at the Meridian Distribution Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	259,190	28.6	28.6%	1,223,302	29.1	4.72	2
2015	0	0.0	28.6%	0	0.0	0.00	0
2016	0	0.0	28.6%	0	0.0	0.00	0
2017	483,480	53.3	81.9%	2,458,803	58.5	5.09	2
2018	0	0.0	81.9%	0	0.0	0.00	0
2019	0	0.0	81.9%	0	0.0	0.00	0
2020	0	0.0	81.9%	0	0.0	0.00	0
2021	80,000	8.8	90.7%	524,000	12.5	6.55	1
2022	0	0.0	90.7%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	90.7%	0	0.0	0.00	0
Vacant	84,564	9.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	907,234	100.0%		$4,206,104	100.0%	$5.11	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Meridian Distribution Center Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	80.2%	86.9%	90.6%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Meridian Distribution Center Property:

Cash Flow Analysis(1)

	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,290,101	$3,585,460	$3,881,651	$4,206,104	$4.64
Contractual Rent Steps(3)	0	0	0	70,215	0.08
Gross Up Vacancy	0	0	0	453,594	0.50
Total Rent	$3,290,101	$3,585,460	$3,881,651	$4,729,913	$5.21
Total Reimbursables	1,238,495	1,253,229	1,253,611	1,076,159	1.19
Other Income(4)	0	10,900	12,000	12,000	0.01
Mark-to-Market Adjustment	0	0	0	(125,347)	(0.14)
Less Vacancy & Credit Loss	0	0	0	(453,594)	(0.50)
Effective Gross Income	$4,528,596	$4,849,589	$5,147,262	$5,239,131	$5.77

Total Operating Expenses	$1,734,979	$1,579,634	$1,520,413	$1,536,664	$1.69

Net Operating Income	$2,793,617	$3,269,955	$3,626,849	$3,702,467	$4.08
TI/LC	0	0	0	204,580	0.23
Capital Expenditures	0	0	0	117,940	0.13
Net Cash Flow	$2,793,617	$3,269,955	$3,626,849	$3,379,946	$3.73

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of the 4/1/2012 rent roll.
(3)	Contractual rent steps include increases in annual rent through 10/31/2012 pursuant to tenant leases.
(4)	Other income includes parking income.

545 LONG WHARF DRIVE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	AMF I
Location (City/State)	New Haven, Connecticut	Cut-off Date Principal Balance	$30,968,993
Property Type	Office	Cut-off Date Principal Balance per SF	$123.89
Size (SF)	249,962	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 4/10/2012	91.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/10/2012	91.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / NAP	Mortgage Rate	5.2540%
Appraised Value	$46,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Borrower Sponsor(1)	Urban Strategy America Fund, L.P.
Underwritten Revenues	$6,892,519
Underwritten Expenses	$3,596,437	Escrows
Underwritten Net Operating Income (NOI)	$3,296,082	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,951,884	Taxes	$428,070	$85,614
Cut-off Date LTV Ratio	67.3%	Insurance	$0	$0
Maturity Date LTV Ratio	55.9%	Replacement Reserves	$0	$4,374
DSCR Based on Underwritten NOI / NCF	1.60x / 1.44x	TI/LC(2)	$1,500,000	$54,167
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.5%	Other(3)	$35,625	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,000,000	96.7%	Loan Payoff	$29,415,796	91.8%
Principal’s New Cash Contribution	1,049,596	3.3	Reserves	1,963,695	6.1
Closing Costs	670,105	2.1

Total Sources	$32,049,596	100.0%	Total Uses	$32,049,596	100.0%

(1)	Urban Strategy America Fund, L.P. is the guarantor of the non-recourse carveouts under the 545 Long Wharf Drive Loan.
(2)
At origination, the borrower deposited $1,500,000 into the TI/LC reserve.  Subject to the alternative deposit amounts described below, the borrower is required to make monthly deposits into the TI/LC reserve in the amount of $54,167 during the first year of the loan term, $62,500 during the second year of the loan term, $79,167 during the third year of the loan term, $83,334 during each of the fourth and fifth years of the loan term and $31,250 each year thereafter.  If AT&T does not extend its lease for a minimum of five (5) years prior to May 1, 2016 or if DSCR is less than 1.10x, cash management will be triggered and all excess cash flow will be swept and deposited as additional collateral for the loan into a separate reserve account. Excess cash flow will continue to be swept until such time as (a) AT&T extends its lease, (b) if, after May 1, 2017 DSCR is 1.10x or greater for three (3) consecutive months or (c) in the event that the sole cause of the sweep is DSCR less than 1.10x, until such time as DSCR is 1.10x or greater for three consecutive months.  The excess cash flow sweep will terminate when replacement tenants acceptable to the lender have executed leases and taken occupancy of at least 83% of the former AT&T leased premises and DSCR is 1.25x or greater for three consecutive months, at which time all of the excess cash flow that has been swept into the reserve is required to be released to the related borrower and the related borrower will be required to make monthly ongoing TI/LC reserve deposits of $31,250 in the first year, $36,459 in the second year, $41,667 in the third year, $52,084 in the fourth year and $83,333 in the fifth year.  Once 60% or more of the square footage of the mortgaged property is leased pursuant to leases that (a) have a term extending at least four (4) years past the maturity date of the mortgage loan, (b) pursuant to which no tenant improvements are payable (other than those that have been paid in full) and (c) have no leasing commission payable in connection therewith (other than those that have been paid in full), monthly deposits into the ongoing TI/LC reserve in the amount of $31,250 will be required.

(3)	Other upfront reserve represents a deferred maintenance reserve of $35,625.

The following table presents certain information relating to the tenants at the 545 Long Wharf Drive Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
AT&T	A / A2 / A-	178,054	71.2%	$2,606,711	67.2%	$14.64	4/30/2017	4, 5-year options
Morgan Stanley Smith Barney(2)	NR / NR / NR	15,768	6.3	410,126	10.6	26.01	1/31/2016	NA
Leclair Ryan(3)	NR / NR / NR	13,881	5.6	376,453	9.7	27.12	11/30/2021	1, 5-year option
Ameriprise(4)	NR / NR / NR	8,230	3.3	232,662	6.0	28.27	3/31/2014	1, 5-year option
Skanska	NR / NR / NR	5,820	2.3	167,034	4.3	28.70	11/30/2013	1, 5-year option
RBC Capital Markets(5)	NR / NR / NR	5,732	2.3	84,547	2.2	14.75	6/30/2013	1, 5-year option
Total Tenants		227,485	91.0%	$3,877,533	100.0%	$17.05
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		22,477	9.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		249,962	100.0%	$3,877,533	100.0%	$17.05

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Morgan Stanley Smith Barney has a one-time early termination option exercisable in 2015 upon 12 months notice.
(3)	In-place rent represents partially abated rent. Full rent commences on September 1, 2012 at $31.02 per SF ($430,584).
(4)	Ameriprise has a one-time early termination option exercisable in 2013 upon 12 months notice.
(5)	Rent increases to $15.19 ($87,069) per SF on July 1, 2012.

545 LONG WHARF DRIVE

The following table presents the lease rollover schedule at the 545 Long Wharf Drive Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	11,552	4.6	4.6%	251,581	6.5	21.78	2
2014	8,230	3.3	7.9%	232,662	6.0	28.27	1
2015	0	0.0	7.9%	0	0.0	0.00	0
2016	15,768	6.3	14.2%	410,126	10.6	26.01	1
2017	178,054	71.2	85.5%	2,606,711	67.2	14.64	1
2018	0	0.0	85.5%	0	0.0	0.00	0
2019	0	0.0	85.5%	0	0.0	0.00	0
2020	0	0.0	85.5%	0	0.0	0.00	0
2021	13,881	5.6	91.0%	376,453	9.7	27.12	1
2022	0	0.0	91.0%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	91.0%	0	0.0	0.00	0
Vacant	22,477	9.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	249,962	100.0%		$3,877,533	100.0%	$17.05	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to recent leasing activity at the 545 Long Wharf Drive Property:

Recent Leasing Activity(1)
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ psf)	Tenant Improvements ($ psf)
Morgan Stanley Smith Barney	15,768	February 2011	60	$26.01	$5.00

(1)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the 545 Long Wharf Drive Property:

Historical Leased %(1)
	2008	2009	2010	2011
Owned Space	80.6%	84.6%	89.6%	91.0%

(1)	As provided by the borrower and reflects average occupancy for the year.

545 LONG WHARF DRIVE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 545 Long Wharf Drive Property:

Cash Flow Analysis(1)
	2009	2010	2011	Underwritten(2)	Underwritten $ per SF(2)
Base Rent	$3,165,812	$3,410,883	$3,724,786	$3,877,533	$15.51
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	640,595	2.56
Total Rent	$3,165,812	$3,410,883	$3,724,786	$4,518,128	$18.08
Total Reimbursables	2,489,549	2,293,118	2,281,856	2,475,854	9.90
Other Income(3)	586,706	571,182	630,790	667,875	2.67
Less Vacancy & Credit Loss	0	0	0	(769,338)	(3.08)
Effective Gross Income	$6,242,067	$6,275,183	$6,637,432	$6,892,519	$27.57

Total Operating Expenses	$3,293,568	$3,406,511	$3,415,332	$3,596,437	$14.39

Net Operating Income	$2,948,499	$2,868,672	$3,222,100	$3,296,082	$13.19
TI/LC	0	0	0	291,706	1.17
Capital Expenditures	0	0	0	52,492	0.21
Net Cash Flow	$2,948,499	$2,868,672	$3,222,100	$2,951,884	$11.81

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the April 10, 2012 rent roll with in-place rents. Per SF calculations based on approximate square footage occupied by each Owned Tenant per April 10, 2012 rent roll.
(3)	Includes Electric / HVAC pass-through, cafeteria subsidy, and parking & garage income.

ONE RIVERVIEW

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	Miami, Florida	Cut-off Date Principal Balance		$26,100,000
Property Type	Office	Cut-off Date Principal Balance per SF		$175.54
Size (SF)	148,684	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 12/31/2011	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2011	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2004 / NAP	Mortgage Rate		5.8500%
Appraised Value	$35,550,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(1)		360
		Borrower Sponsor(2)	Eaton Vance Corp., Beldore Capital Fund LLC
Underwritten Revenues	$4,642,289
Underwritten Expenses	$1,963,554	Escrows
Underwritten Net Operating Income (NOI)	$2,678,736		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,520,180	Taxes	$533,215	$59,246
Cut-off Date LTV Ratio	73.4%	Insurance	$41,460	$8,292
Maturity Date LTV Ratio	64.7%	Replacement Reserves	$0	$3,698
DSCR Based on Underwritten NOI / NCF	1.45x / 1.36x	TI/LC	$0	$12,325
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,100,000	89.3%	Loan Payoff	$28,053,406	96.0%
Principal’s New Cash Contribution	3,131,599	10.7	Closing Costs	603,519	2.1
			Reserves	574,674	2.0

Total Sources	$29,231,599	100.0%	Total Uses	$29,231,599	100.0%

(1)	Interest-only for the first 23 months.
(2)	Beldore Capital Fund LLC is the guarantor of the non-recourse carveouts under the One Riverview Loan.

The following table presents certain information relating to the tenants at the One Riverview Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
GSA - Immigration	AAA / Aaa / AA+	127,210	85.6%	$2,722,126	84.9%	$21.40	12/31/2018	NA
GSA - Social Security(2)	AAA / Aaa / AA+	21,474	14.4	483,198	15.1	22.50	3/24/2018	NA
Total Tenants		148,684	100.0%	$3,205,324	100. %	$21.56
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		148,684	100.0%	$3,205,324	100.0%	$21.56

(1)	Certain ratings are those of the Unites States of America.
(2)	Termination option anytime after March 2013.

ONE RIVERVIEW

The following table presents the lease rollover schedule at the One Riverview Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	148,684	100.0	100.0%	3,205,324	100.0	21.56	2
2019	0	0.0	100.0%	0	0.0	0.00	0
2020	0	0.0	100.0%	0	0.0	0.00	0
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	148,684	100.0%		$3,205,324	100.0%	$21.56	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the One Riverview Property:

Historical Leased %(1)

	2009	2010	2011
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Riverview Property:

Cash Flow Analysis(1)

	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,390,453	$4,408,843	$3,905,499	$4,457,816	$29.98
Contractual Rent Steps	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$4,390,453	$4,408,843	$3,905,499	$4,457,816	$29.98
Total Reimbursables	0	252,594	855,123	149,898	1.01
Parking Income	0	0	0	0	0.00
Other Income	435,399	409,931	166,138	172,807	1.16
Less Vacancy & Credit Loss	0	0	0	(138,231)	(0.93)
Effective Gross Income	$4,825,852	$5,071,368	$4,926,761	$4,642,289	$31.22

Total Operating Expenses	$1,874,668	$1,862,241	$1,984,050	$1,963,554	$13.21

Net Operating Income	$2,951,184	$3,209,127	$2,942,711	$2,678,736	$18.02
TI/LC(3)	0	0	0	128,819	0.87
Capital Expenditures	0	0	0	29,737	0.20
Net Cash Flow	$2,951,184	$3,209,127	$2,942,711	$2,520,180	$16.95

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)
Total Rent is based on the in-place rent roll which includes underwritten base rent of $3,205,324, amortized tenant improvement funds of $469,549, contractual operating expenditure reimbursements of $655,647 and 2012 budgeted CPI operating expenditure adjustments of $127,296.  The underwritten amortized tenant improvements are a weighted-average of the remaining tenant improvement payments as the tenant improvement payments burn off starting on June 1, 2012 through the remaining respective lease terms of the GSA - Immigration and GSA - Social Security tenant.

(3)
The loan has a full cash flow sweep for 21 months prior to the expiration of the GSA - Immigration tenant.  Assuming GSA - Social Security does not terminate, it will result in $1.2 million of swept cash flow which is applied as a credit to TI/LCs as a result of the high credit ratings of the tenants.  Should GSA - Social Security terminate, a full cash flow sweep will commence the day it provides notice.

INDEPENDENCE PLACE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	Hinesville, Georgia	Cut-off Date Principal Balance		$25,962,793
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$98,343.91
Size (Units)	264	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 2/29/2012	83.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/29/2012	83.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		5.4010%
Appraised Value	$36,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Borrower Sponsor(1)	Cecil M. Phillips, Place Base Housing, LLC and Gwinnett Prado, L.P.
Underwritten Revenues	$4,298,706
Underwritten Expenses	$1,734,454	Escrows
Underwritten Net Operating Income (NOI)	$2,564,252		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,471,852	Taxes	$27,000	$27,000
Cut-off Date LTV Ratio	72.1%	Insurance	$6,280	$6,280
Maturity Date LTV Ratio	54.8%	Replacement Reserves	$7,700	$7,700
DSCR Based on Underwritten NOI / NCF	1.35x / 1.30x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,000,000	95.0%	Loan Payoff	$26,600,688	97.2%
Preferred Equity	1,000,000	3.7	Closing Costs	716,492	2.6
Principal’s New Cash Contribution	358,160	1.3	Reserves	40,980	0.1

Total Sources	$27,358,160	100.0%	Total Uses	$27,358,160	100.0%

(1)
Cecil M. Phillips and Place Base Housing, LLC are the guarantors of the non-recourse carveouts under the Independence Place Loan. In addition, Gwinnett Prado, L.P. is subject to full recourse in the event of any voluntary and collusive involuntary insolvency proceedings of the related Borrower and Place Base Housing, LLC, subject to a  cap of $2,000,000.

The following table presents certain information relating to the units and rent at the Independence Place Property as of the rent roll as of February 2012:

Unit Type	Renovated	# of Units	Average SF Per Unit	Monthly Market Rent Per Unit	Yearly Market Rent	Monthly Actual Rent Per Unit	Yearly Actual Rent
1 Bed / 1 Bath	No	48	694	$940	$541,440	$908	$523,246
2 Bed / 2 Bath	No	108	903	1,360	1,762,560	1,090	1,413,107
4 Bed / 4 Bath	No	108	1,420	2,060	2,669,760	1,929	2,499,834
Total / Wtd. Avg.		264	1,077	$1,570	$4,973,760	$1,400	$4,436,187

The following table presents certain information relating to historical leasing at the Independence Place Property:

Historical Leased %(1)

	2009	2010	2011
Owned Space	76.1%	68.9%	86.0%

(1)	Average of historical monthly occupancy summary provided by borrower.

INDEPENDENCE PLACE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Independence Place Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 2/29/2012	Underwritten(2)	Underwritten $ per Unit
Base Rent	$5,096,599	$4,768,266	$4,664,545	$4,619,589	$4,619,589	$17,498
Vacancy Loss	(1,142,784)	(1,465,420)	(679,346)	(718,227)	(718,227)	(2,721)
Credit Loss	(99,608)	(8,747)	(31,075)	(35,145)	(35,145)	(133)
Concessions	(214)	0	(1,255)	(1,255)	(1,255)	(5)
Total Rent Revenue	$3,853,993	$3,294,099	$3,952,869	3,864,962	$3,864,962	$14,640
Other Rental Revenue(3)	118,813	72,851	85,707	85,362	85,362	323
Reimbursement Revenue	67,258	110,762	248,428	259,641	259,641	983
Parking Revenue	39,874	41,580	45,456	46,195	46,195	175
Miscellaneous Revenue	17,868	996	42,799	42,546	42,546	161
Effective Gross Income	$4,097,806	$3,520,288	$4,375,259	$4,298,706	$4,298,706	$16,283

Total Operating Expenses	$1,567,576	$1,569,375	$1,762,665	$1,738,268	$1,734,454	$6,570

Net Operating Income	$2,530,230	$1,950,913	$2,612,594	$2,560,438	$2,564,252	$9,713
Replacement Reserves	28,146	85,934	88,070	68,597	92,400	350
Net Cash Flow	$2,502,084	$1,864,979	$2,524,524	$2,491,841	$2,471,852	$9,363

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwriting based on trailing-12 month period ending February 2012.
(3)	Other Rental Revenue includes recurring leasing fees.

COLE RETAIL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$23,400,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$91.44
Size (SF)	255,908	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 2/22/2012(1)	89.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/22/2012(1)	89.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		5.4900%
Appraised Value	$43,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		0
		Borrower Sponsor(2)	Cole Credit Property Trust III, Inc.
Underwritten Revenues	$4,245,650
Underwritten Expenses	$1,349,177	Escrows
Underwritten Net Operating Income (NOI)	$2,896,473		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,697,732	Taxes	$0	$0
Cut-off Date LTV Ratio	53.9%	Insurance	$0	$0
Maturity Date LTV Ratio	53.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.22x / 2.07x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.4% / 11.5%	Other(3)	$1,061,636	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,400,000	99.6%	Principal Equity Distribution(4)	$21,642,488	92.1%
Other Sources	100,000	0.4	Reserves	1,061,636	4.5
			Closing Costs	795,877	3.4

Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%

(1)	Total Occupancy and Owned Occupancy are as of 2/22/2012 – 2/29/2012.
(2)	Cole Credit Property Trust III, Inc. is the guarantor of the non-recourse carveouts under the Cole Retail Portfolio Loan.
(3)	Other reserves represent deferred maintenance ($136,636) and unfunded landlord obligation reserve funds ($925,000).
(4)
The collateral is comprised of previously unencumbered assets and loan proceeds were used to reimburse the sponsor for a portion of their all-cash acquisition of the Cole Retail Portfolio Properties. The total purchase price for the Cole Retail Portfolio Properties was $42,525,000.

The following table presents certain information relating to the Cole Retail Portfolio Properties:

Property Name	Property Type	Allocated Cut-off Date Loan Amount	City	State	Total GLA	Occupancy		Year Built / Renovated	UW NCF	UW NCF per SF
Century Town Center	Anchored Retail	$8,130,000	Vero Beach	FL	99,579	79.5	%(1)	2008 / NAP	$770,164	$7.73
Dimond Crossing	Anchored Retail	7,980,000	Anchorage	AK	85,356	100.0%		1981 / 2007	1,052,693	12.33
Plaza at Power Marketplace II	Anchored Retail	7,290,000	Queen Creek	AZ	70,973	91.5%		2007 / NAP	874,875	12.33
Total / Weighted Avg.		$23,400,000			255,908	89.7%			$2,697,732	$10.54

(1)
Jo-Ann Fabrics has signed a lease which commences on 6/10/2012 and expires on 1/31/2023 for 11,048 square feet at the Century Town Center Property. Occupancy of the Century Town Center Property is 90.6% and weighted average occupancy of the Cole Retail Portfolio Properties is 94.0% when Jo-Ann Fabrics is included in the occupancy calculations. No rent attributable to the Jo-Ann Fabrics lease was underwritten.

COLE RETAIL PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cole Retail Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
LA Fitness	NR / NR / NR	45,000	17.6%	$742,500	19.8%	$16.50	9/30/2022	NA	NA	3, 5-year options
Marshalls / Home Goods	NR / A3 / A	52,000	20.3	546,000	14.6	10.50	8/31/2018	NA	NA	4, 5-year options
Bed Bath & Beyond	NR / NR / BBB+	29,486	11.5	465,833	12.4	15.80	1/31/2018	NA	NA	4, 5-year options
PetSmart	NR / NR / BB+	34,157	13.3	273,256	7.3	8.00	11/30/2025	NA	NA	3, 5-year options
Petco	NR / Caa1 / B	15,000	5.9	266,250	7.1	17.75	1/31/2019	NA	NA	2, 5-year options
Men’s Wearhouse	NR / NR / NR	6,803	2.7	207,139	5.5	30.45	8/31/2019	NA	NA	2, 5-year options
Fujiyama Steakhouse	NR / NR / NR	5,340	2.1	147,014	3.9	27.53	8/31/2018	NA	NA	NA
Taco Bell	BBB / Baa3 / BBB	3,000	1.2	133,500	3.6	44.50	5/30/2028	NA	NA	4, 5-year options
David’s Bridal	NR / B2 / B	7,550	3.0	123,065	3.3	16.30	11/30/2017	NA	NA	3, 5-year options
Olive Garden(3)	BBB / Baa2 / BBB	0	0.0	120,000	3.2	NA	4/30/2018	NA	NA	4, 5-year options
Ten Largest Owned Tenants		198,336	77.5%	$3,024,557	80.6%	$15.25
Remaining Owned Tenants		31,165	12.2	726,640	19.4	23.32
Vacant Spaces (Owned Space)		26,407	10.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		255,908	100.0%	$3,751,198	100.0%	$16.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Ten Largest Owned Tenants are not required to report sales.
(3)	Olive Garden is an outparcel and only pays ground rent. The Olive Garden improvements are not collateral for the Cole Retail Portfolio Loan.

The following table presents certain information relating to the lease rollover schedule at the Cole Retail Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	1,500	0.6	0.6%	59,007	1.6	39.34	1
2014	4,072	1.6	2.2%	107,935	2.9	26.51	3
2015	5,990	2.3	4.5%	147,577	3.9	24.64	4
2016	5,250	2.1	6.6%	68,250	1.8	13.00	1
2017	8,510	3.3	9.9%	148,025	3.9	17.39	2
2018	91,826	35.9	45.8%	1,444,047	38.5	15.73	6
2019	27,150	10.6	56.4%	556,000	14.8	20.48	3
2020	0	0.0	56.4%	0	0.0	0.00	0
2021	0	0.0	56.4%	0	0.0	0.00	0
2022	45,000	17.6	74.0%	742,500	19.8	16.50	1
2023 & Thereafter	40,203	15.7	89.7%	477,856	12.7	11.89	3
Vacant	26,407	10.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	255,908	100.0%		$3,751,198	100.0%	$16.35	24

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Cole Retail Portfolio Properties:

Historical Leased %(1)

	2009	2010	2011	TTM (2/22/2012) (2)
Owned Space(2)	88.8%	90.1%	91.0%	89.7%

(1)	As provided by the borrower and represents average occupancy for the year.
(2)
Jo-Ann Fabrics has signed a lease which commences on 6/10/2012 and expires on 1/31/2023 for 11,048 square feet at the Century Town Center Property. Occupancy of the Century Town Center Property is 90.6% and weighted average occupancy of the Cole Retail Portfolio Properties is 94.0% when Jo-Ann Fabrics is included in the occupancy calculations. No rent attributable to the Jo-Ann Fabrics lease was underwritten.

COLE RETAIL PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cole Retail Portfolio Properties:

Cash Flow Analysis(1)

	2009	2010	Underwritten	Underwritten $ per SF
Base Rent	$3,095,980	$3,456,475	$3,751,198	$14.66
Mark-to-Market	0	0	(317,090)	(1.24)
Other Rental Revenue	0	0	0	0.00
Gross Up Vacancy	0	0	511,328	2.00
Total Rent	$3,095,980	$3,456,475	$3,945,436	$15.42
Total Reimbursables	702,752	762,380	996,291	3.89
Other Income	2,013	360	0	0.00
Vacancy & Credit Loss	(32,554)	(142,340)	(696,077)	(2.72)
Effective Gross Income	$3,768,191	$4,076,875	$4,245,650	$16.59

Total Operating Expenses	$1,307,585	$1,224,798	$1,349,177	$5.27

Net Operating Income	$2,460,606	$2,852,077	$2,896,473	$11.32
TI/LC	0	0	149,702	0.58
Capital Expenditures	0	0	49,039	0.19
Net Cash Flow	$2,460,606	$2,852,077	$2,697,732	$10.54

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

UNION HEIGHTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Sandy, Utah	Cut-off Date Principal Balance	$23,210,000
Property Type	Office	Cut-off Date Principal Balance per SF	$162.02
Size (SF)	143,257	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 1/30/2012	92.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/30/2012	92.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate	5.6980%
Appraised Value	$30,800,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)(1)	360
Borrower Sponsor(2)	Ronald A. Raddon and Raddon Brothers Construction
Underwritten Revenues	$3,463,229
Underwritten Expenses	$965,981	Escrows
Underwritten Net Operating Income (NOI)	$2,497,248	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,287,219	Taxes	$121,892	$24,378
Cut-off Date LTV Ratio	75.4%	Insurance	$16,321	$1,483
Maturity Date LTV Ratio	66.3%	Replacement Reserves	$0	$2,991
DSCR Based on Underwritten NOI / NCF	1.55x / 1.42x	TI/LC(3)	$230,000	$22,500
Debt Yield Based on Underwritten NOI / NCF	10.8% / 9.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,210,000	99.7%	Loan Payoff	$22,421,902	96.3%
Other Sources	75,000	0.3	Closing Costs	474,996	2.0
Reserves	368,213	1.6
Principal Equity Distribution	19,889	0.1
Total Sources	$23,285,000	100.0%	Total Uses	$23,285,000	100.0%

(1)	Interest-only for the first 24 months.
(2)	Ronald A. Raddon is the guarantor of the non-recourse carveouts under the Union Heights Loan.
(3)	TI/LC reserves are capped at $1,200,000.

The following table presents certain information relating to the tenants at the Union Heights Property:

Tenants Based on Underwritten Base Rent
Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
InContact	NR / NR / NR	49,716	34.7%	$1,218,042	36.6%	$24.50	6/30/2015	1, 5-year option
Zion’s Bank(3)	BBB- / Ba3 / BBB-	30,103	21.0	744,146	22.4	24.72	6/30/2015	1, 5-year option
Coldwell Banker	NR / Caa3/ CCC	22,673	15.8	566,825	17.0	25.00	9/30/2013	2, 5-year options
Ameriprise	A- / A3 / A	12,612	8.8	347,242	10.4	27.53	3/31/2013	1, 5-year option
Corporate Alliance	NR / NR / NR	6,622	4.6	178,875	5.4	27.01	4/30/2018	1, 7-year option
First American Title	NR / A3 / BBB+	4,432	3.1	110,800	3.3	25.00	3/31/2017	NA
D.A. Davidson	NR / NR / NR	2,734	1.9	71,062	2.1	25.99	9/30/2015	NA
Chief Oil & Gas(4)	NR / NR / NR	2,237	1.6	60,426	1.8	27.01	4/30/2013	NA
Dennis M. Astill	NR / NR / NR	1,125	0.8	28,125	0.8	25.00	6/30/2016	1, 5-year option
Total Tenants		132,254	92.3%	$3,325,543	100.0%	$25.15
Vacant		11,003	7.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		143,257	100.0%	$3,325,543	100.0%	$25.15

(1)	All tenants have termination option if more than 20% of their GLA is condemned.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Zion’s Bank has 5,257 SF expiring on 6/30/2015, 11,879 SF expiring on 3/31/2016 and 12,967 SF expiring on 2/28/2018. All three spaces have a base rent of $24.72 psf.
(4)	Tenant has vacated space, but continues to pay rent.

UNION HEIGHTS

The following table presents the lease rollover schedule at the Union Heights Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	37,522	26.2	26.2%	974,493	29.3	25.97	3
2014	0	0.0	26.2%	0	0.0	0.00	0
2015	57,707	40.3	66.5%	1,419,057	42.7	24.59	3
2016	13,004	9.1	75.6%	321,774	9.7	24.74	2
2017	4,432	3.1	78.6%	110,800	3.3	25.00	1
2018	19,589	13.7	92.3%	499,419	15.0	25.49	2
2019	0	0.0	92.3%	0	0.0	0.00	0
2020	0	0.0	92.3%	0	0.0	0.00	0
2021	0	0.0	92.3%	0	0.0	0.00	0
2022	0	0.0	92.3%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	92.3%	0	0.0	0.00	0
Vacant	11,003	7.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	143,257	100.0%		$3,325,543	100.0%	$25.15	11

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Union Heights Property:

Historical Leased %(1)(2)
	2009	2010	2011
Owned Space	81.3%	91.5%	92.3%

(1)	As provided by the borrower.
(2)	Reflects occupancy at year-end.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Union Heights Property:

Cash Flow Analysis(1)
	2009	2010	2011	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,848,992	$2,933,547	$3,253,305	$3,325,543	$23.21
Contractual Rent Steps	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,848,992	$2,933,547	$3,253,305	$3,325,543	$23.21
Total Reimbursables	67,472	22,535	53,695	45,641	0.32
Parking Income	0	0	0	0	0.00
Other Income	0	46,021	92,043	92,045	0.64
Less Vacancy & Credit Loss	0	0	0	0	0.00
Effective Gross Income	$2,916,464	$3,002,103	$3,399,043	$3,463,229	$24.17

Total Operating Expenses	$802,436	$862,429	$949,367	$965,981	$6.74

Net Operating Income	$2,114,028	$2,139,674	$2,449,676	$2,497,248	$17.43
TI/LC	0	0	0	181,378	1.27
Capital Expenditures	0	0	0	28,651	0.20
Net Cash Flow	$2,114,028	$2,139,674	$2,449,676	$2,287,219	$15.97

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten rent is based on the 1/30/2012 rent roll with rent steps through 12/31/2012.

INN AT KEY WEST

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Key West, Florida	Cut-off Date Principal Balance	$23,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$216,981.13
Size (Rooms)	106	Percentage of Initial Pool Balance	1.4%
Total TTM Occupancy as of 12/31/2011	88.5%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 12/31/2011	88.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1971, 1976 / 2006-2010	Mortgage Rate	5.6300%
Appraised Value	$35,400,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)(2)	300
Borrower Sponsor(3)	Five Mile Capital Partners LLC & Oak Pass Capital Management, Charles P. Toppino
Underwritten Revenues	$5,880,720
Underwritten Expenses	$2,832,186	Escrows
Underwritten Net Operating Income (NOI)	$3,048,534	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,813,305	Taxes	$140,000	$11,800
Cut-off Date LTV Ratio	65.0%	Insurance	$48,900	$16,300
Maturity Date LTV Ratio(1)	59.1%	FF&E(4)	$0	$9,374
DSCR Based on Underwritten NOI / NCF	1.78x / 1.64x	Other(5)	$15,455	$0
Debt Yield Based on Underwritten NOI / NCF	13.3% / 12.2%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	76.5%	Loan Payoff	$29,139,675	97.0%
Principal’s New Cash Contribution	7,053,268	23.5	Closing Costs	709,237	2.4
Reserves	204,355	0.7

Total Sources	$30,053,268	100.0%	Total Uses	$30,053,268	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $36,700,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 61.3%.
(2)	Interest-only period of 24 months.
(3)	Five Mile Capital II Pooling REIT LLC and OPC-SB, LLC are the guarantors of the non-recourse carveouts under the Inn at Key West Loan.
(4)	FF&E reserve is calculated as 4% of the annual operating income for the prior year.
(5)	Other upfront reserve represents a deferred maintenance reserve of $15,455.

The following table presents certain information relating to the year-end 2011 demand analysis with respect to the Inn at Key West Property based on market segmentation, as provided in the Year-end 2011 operating statement for the Inn at Key West Property:

2011 Accommodated Room Night Demand
Property	Leisure(1)	Meeting and Group/Commercial(1)
Inn at Key West	95.7%	4.3%

(1)	Source: Year-end operating statement.

The following table presents certain information relating to the year-end 2011 penetration rates relating to the Inn at Key West Property and various market segments, as provided in the year-end 2011 travel research report for the Inn at Key West Property:

Year-End 2011 Penetration Rates
Property	Occupancy(1)	ADR(1)	RevPAR(1)
Inn at Key West	113.1%	110.9%	125.5%

(1)	Source: Year-end 2011 travel research report.

INN AT KEY WEST

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Inn at Key West Property:
	2009(1)	2010(1)	2011(1)
Occupancy	87.5%	85.0%	88.5%
ADR	$141.34	$148.31	160.39
RevPar	$123.63	$126.13	141.94

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Inn at Key West Property:

Cash Flow Analysis(1)
	2009	2010	2011	Underwritten	Underwritten $ per Room
Room Revenue	$4,783,404	$4,879,785	$5,491,528	$5,508,881	$51,971
Food & Beverage Revenue	268,157	244,593	309,676	310,524	2,929
Other Revenue(2)	49,102	49,311	61,147	61,314	578
Total Revenue	$5,100,663	$5,173,690	$5,862,351	$5,880,720	$55,478

Room Expense	$688,619	$701,368	$770,217	$772,651	$7,289
Food & Beverage Expense	158,611	150,008	173,508	173,983	1,641
Other Expense	78,569	62,461	68,789	68,977	651
Total Departmental Expense	$925,799	$913,836	$1,012,514	$1,015,611	$9,581
Total Undistributed Expense	1,458,106	1,491,704	1,523,733	1,526,049	14,397
Total Fixed Charges	305,165	360,231	308,489	290,525	2,741
Total Operating Expenses	$2,689,070	$2,765,771	$2,844,736	$2,832,186	$26,719

Net Operating Income	$2,411,593	$2,407,919	$3,017,615	$3,048,534	$28,760
FF&E	204,027	206,948	234,494	235,229	2,219
Net Cash Flow	$2,207,567	$2,200,971	$2,783,121	$2,813,305	$26,541

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments, owner’s expense and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes telephone and other minor operating departments.

PARK AND MARKET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Raleigh, North Carolina	Cut-off Date Principal Balance	$21,978,183
Property Type	Retail	Cut-off Date Principal Balance per SF	$228.33
Size (SF)	96,257	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 4/16/2012	93.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/16/2012	93.5%	Type of Security(1)	Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate	5.2895%
Appraised Value	$29,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Borrower Sponsor(2)	John M. Kane
Underwritten Revenues	$2,667,811
Underwritten Expenses	$656,226	Escrows
Underwritten Net Operating Income (NOI)	$2,011,585	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,926,438	Taxes	$271,255	$54,251
Cut-off Date LTV Ratio	74.5%	Insurance	$10,381	$423
Maturity Date LTV Ratio	61.9%	Replacement Reserves	$0	$1,604
DSCR Based on Underwritten NOI / NCF	1.37x / 1.32x	TI/LC(3)	$0	$4,167
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.8%	Other(4)	$30,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,000,000	99.8%	Loan Payoff	$21,350,162	96.9%
Principal’s New Cash Contribution	40,000	0.2	Closing Costs	378,203	1.7
Reserves	311,636	1.4

Total Sources	$22,040,000	100.0%	Total Uses	$22,040,000	100.0%

(1)	The property is subject to a condominium regime.
(2)	John M. Kane is the guarantor of the non-recourse carveouts under the Park and Market Loan.
(3)	TI/LC escrow account will be capped at $200,000.
(4)	Other escrow represents a rent shortfall reserve for Harris Teeter.

The following table presents certain information relating to the tenants at the Park and Market Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Harris Teeter	NR / NR / NR	48,200	50.1%	$1,060,400	51.0%	$22.00	11/30/2029	$421	6.6%	4, 5 year options
Sparians	NR / NR / NR	28,840	30.0	605,640	29.1	21.00	11/30/2020	$132	20.9%	4, 5 year options
Zoe’s Kitchen	NR / NR / NR	2,911	3.0	94,608	4.6	32.50	6/30/2020	$479	8.5%	2, 5 year options
Piola	NR / NR / NR	2,827	2.9	89,983	4.3	31.83	8/31/2015	$280	14.7%	1, 5 year option
Massage Envy	NR / NR / NR	2,918	3.0	87,540	4.2	30.00	12/31/2015	$216	18.0%	1, 5 year option
Salon Blu	NR / NR / NR	2,450	2.5	73,500	3.5	30.00	4/3/2015	$570	6.7%	1, 5 year option
Midtown Nail Spa	NR / NR / NR	1,899	2.0	66,465	3.2	35.00	3/31/2015	$127	35.1%	NA
Total Tenants		90,045	93.5%	$2,078,136	100.0%	$23.08
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant (3)		6,212	6.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		96,257	100.0%	$2,078,136	100.0%	$23.08

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Harris Teeter sales figures represent FYE October 2011; Massage Envy, Piola, and Salon Blu sales figures represent February 2012, T-11 annualized; remaining tenants sales figures represent TTM 3/31/2012.

(3)
Per property management, Henry’s Fine Italian Gelato asked for a seasonal payment plan back in late 2011 but not forgiveness of rent.  The tenant is small, local and seasonal (gelato) and per the property manager tenant is only paying CAM and will begin paying base rent  again in June 2012 and will pay double rent to make up for the winter months when they have cash flow issues.  Lender has underwritten as vacant.

PARK AND MARKET

The following table presents the lease rollover schedule at the Park and Market Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	10,094	10.5	10.5%	317,488	15.3	31.45	4
2016	0	0.0	10.5%	0	0.0	0.00	0
2017	0	0.0	10.5%	0	0.0	0.00	0
2018	0	0.0	10.5%	0	0.0	0.00	0
2019	0	0.0	10.5%	0	0.0	0.00	0
2020	31,751	33.0	43.5%	700,248	33.7	22.05	2
2021	0	0.0	43.5%	0	0.0	0.00	0
2022	0	0.0	43.5%	0	0.0	0.00	0
2023 & Thereafter	48,200	50.1	93.5%	1,060,400	51.0	22.00	1
Vacant	6,212	6.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	96,257	100.0%		$2,078,136	100.0%	$23.08	7

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Park and Market Property:

Historical Leased %
	2010(1)	2011(2)
Owned Space	NAV	94.8%

(1)	The Park and Market Property was in a lease-up period during 2010.
(2)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park and Market Property:

Cash Flow Analysis(1)
	2011	TTM 2/29/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,859,214	$2,015,272	$2,078,136	$21.59
Overage Rent	0	0	0	0.00
Gross Up Vacancy	0	0	253,512	2.63
Total Rent	$1,859,214	$2,015,272	$2,331,648	$24.22
Total Reimbursables	485,376	611,635	589,675	6.13
Parking Income	0	0	0	0.00
Other Income	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	(253,512)	(2.63)
Effective Gross Income	$2,344,590	$2,626,906	$2,667,811	$27.72

Total Operating Expenses	$701,054	$703,099	$656,226	$6.82

Net Operating Income	$1,643,536	$1,923,807	$2,011,585	$20.90
TI/LC	0	0	65,895	0.68
Capital Expenditures	0	0	19,251	0.20
Net Cash Flow	$1,643,536	$1,923,807	$1,926,438	$20.01

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 4/16/2012 and rent steps through 12/31/2012.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
Except as regards their status under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Union (“EU”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers. None of the Sponsors, the Depositor or the Issuing Entity has taken, or intends to take, any steps to comply with the requirements of Article 122a.  As neither the Depositor nor any Sponsor will retain a 5% net economic interest with respect to the offered certificates in one of the forms prescribed by Article 122a, the adverse effect of Article 122a to EU–regulated institutions and their affiliates may cause them not to invest in the Certificates.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

—
Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a companion loan holder or mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the Depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Archetype Mortgage Capital LLC will guarantee the obligations of Archetype Mortgage Funding I LLC. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the Depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Mortgage Company (“GSMC”), to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the Depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a Companion Loan or holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a Companion Loan or holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the Depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the Depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the Depositor may adversely impact the liquidity, market value or regulatory characterization of those offered certificates.

■	Tax Considerations

—	The offered certificates, will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	60	$ 1,260,182,251	77.6%	$ 21,003,038	1.45x	5.772%	104.9	65.3%	54.1%
Acquisition	16	282,354,411	17.4	$ 17,647,151	1.54x	5.895%	98.6	64.8%	58.2%
Recapitalization	3	80,691,520	5.0	$ 26,897,173	2.19x	5.875%	118.3	48.8%	48.5%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Distribution of Amortization Type (1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Amortizing (30 Years)	36	$ 550,770,772	33.9%	$ 15,299,188	1.51x	5.581%	114.5	67.0%	56.1%
Amortizing (25 Years)	18	235,556,703	14.5	$ 13,086,483	1.48x	5.845%	98.7	65.3%	51.8%
Amortizing (20.5 Years)	1	99,867,717	6.2	$ 99,867,717	1.26x	6.670%	102.0	68.1%	51.0%
Amortizing (24.8 Years)	1	87,695,945	5.4	$ 87,695,945	1.41x	5.330%	119.0	62.2%	44.3%
Amortizing (35.4 Years)	1	52,511,018	3.2	$ 52,511,018	1.27x	6.291%	80.0	66.5%	60.9%
Amortizing (20 Years)	2	19,443,812	1.2	$ 9,721,906	1.75x	5.336%	63.4	58.1%	47.1%
Amortizing (30.1 Years)	1	10,573,997	0.7	$ 10,573,997	1.48x	5.770%	108.0	73.9%	63.1%
Amortizing (27 Years)	1	8,663,375	0.5	$ 8,663,375	1.48x	6.396%	106.0	63.6%	52.8%
Interest Only, Then Amortizing(2)	13	439,479,543	27.1	$ 33,806,119	1.40x	5.906%	94.2	63.5%	57.1%
Interest Only	4	97,030,000	6.0	$ 24,257,500	2.32x	5.769%	117.9	48.6%	48.6%
Interest Only - ARD	1	21,635,300	1.3	$ 21,635,300	1.79x	5.650%	109.0	65.9%	65.9%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

(1)  All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 2 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
2,248,816 - 4,999,999	14	$ 51,802,531	3.2%	$ 3,700,181	1.56x	6.030%	117.0	64.8%	51.8%
5,000,000 - 9,999,999	13	92,040,540	5.7	$ 7,080,042	1.66x	5.702%	109.3	63.8%	53.5%
10,000,000 - 14,999,999	21	259,614,750	16.0	$ 12,362,607	1.51x	5.755%	101.8	64.3%	54.3%
15,000,000 - 19,999,999	10	168,604,837	10.4	$ 16,860,484	1.54x	5.869%	84.2	64.0%	56.5%
20,000,000 - 29,999,999	7	165,286,276	10.2	$ 23,612,325	1.55x	5.576%	105.8	68.7%	60.8%
30,000,000 - 49,999,999	5	194,775,605	12.0	$ 38,955,121	1.48x	6.014%	98.7	68.4%	60.3%
50,000,000 - 69,999,999	5	280,293,385	17.3	$ 56,058,677	1.59x	5.840%	109.0	63.2%	54.5%
70,000,000 - 99,999,999	3	280,810,258	17.3	$ 93,603,419	1.45x	5.773%	112.0	65.0%	49.6%
100,000,000 - 130,000,000	1	130,000,000	8.0	$ 130,000,000	1.23x	5.695%	109.0	55.4%	48.6%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	$2,248,816
Max	$130,000,000
Average	$20,547,192

Distribution of Debt Service Coverage Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1.19 - 1.29	10	$ 375,869,076	23.2%	$ 37,586,908	1.25x	6.073%	101.8	64.2%	54.1%
1.30 - 1.39	14	258,488,081	15.9	$ 18,463,434	1.34x	5.901%	114.4	68.6%	58.4%
1.40 - 1.49	18	381,919,432	23.5	$ 21,217,746	1.44x	5.630%	101.4	67.2%	54.8%
1.50 - 1.59	8	72,026,726	4.4	$ 9,003,341	1.54x	5.685%	102.6	65.8%	54.7%
1.60 - 1.69	14	284,254,745	17.5	$ 20,303,910	1.65x	5.573%	101.8	63.2%	53.0%
1.70 - 1.79	6	105,767,991	6.5	$ 17,627,999	1.75x	5.969%	102.8	64.8%	58.6%
1.80 - 1.89	5	47,872,132	2.9	$ 9,574,426	1.84x	5.624%	92.4	57.6%	47.3%
1.90 - 3.76	4	97,030,000	6.0	$ 24,257,500	2.32x	5.769%	117.9	48.6%	48.6%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	1.19x
Max	3.76x
Weighted Average	1.50x

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
5.000 - 5.249	9	$ 225,894,755	13.9%	$ 25,099,417	1.66x	5.208%	112.9	65.6%	54.1%
5.250 - 5.499	15	312,858,517	19.3	$ 20,857,234	1.52x	5.353%	117.9	64.9%	52.4%
5.500 - 5.749	11	346,015,576	21.3	$ 31,455,961	1.39x	5.684%	104.2	63.4%	54.3%
5.750 - 5.999	16	190,721,274	11.7	$ 11,920,080	1.49x	5.860%	95.1	67.8%	59.2%
6.000 - 6.249	12	238,831,529	14.7	$ 19,902,627	1.67x	6.047%	105.3	62.2%	56.0%
6.250 - 6.499	9	119,747,011	7.4	$ 13,305,223	1.48x	6.326%	80.5	62.0%	54.0%
6.500 - 7.250	7	189,159,521	11.7	$ 27,022,789	1.32x	6.739%	96.6	65.0%	53.1%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	5.000%
Max	7.250%
Weighted Average	5.798%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
32.7 - 44.9	1	$ 5,000,000	0.3%	$ 5,000,000	3.76x	5.120%	119.0	32.7%	32.7%
45.0 - 49.9	3	80,672,233	5.0	$ 26,890,744	2.08x	6.057%	99.4	47.1%	46.0%
50.0 - 54.9	4	72,349,222	4.5	$ 18,087,306	1.95x	5.655%	86.9	53.5%	50.3%
55.0 - 59.9	9	197,791,759	12.2	$ 21,976,862	1.37x	5.823%	103.8	55.8%	47.7%
60.0 - 64.9	18	352,923,772	21.7	$ 19,606,876	1.52x	5.683%	106.5	62.9%	51.6%
65.0 - 69.9	23	513,477,350	31.6	$ 22,325,102	1.43x	6.010%	103.1	66.9%	56.1%
70.0 - 75.4	21	401,013,846	24.7	$ 19,095,897	1.43x	5.599%	108.9	72.7%	61.3%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	32.7%
Max	75.4%
Weighted Average	64.4%

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
32.7 - 39.9	1	$ 5,000,000	0.3%	$ 5,000,000	3.76x	5.120%	119.0	32.7%	32.7%
40.0 - 44.9	6	126,417,696	7.8	$ 21,069,616	1.52x	5.604%	113.0	59.7%	43.9%
45.0 - 49.9	10	268,222,024	16.5	$ 26,822,202	1.57x	5.820%	99.8	53.4%	47.6%
50.0 - 54.9	23	458,217,645	28.2	$ 19,922,506	1.54x	5.807%	106.9	64.4%	52.3%
55.0 - 59.9	22	410,054,752	25.3	$ 18,638,852	1.49x	5.789%	107.7	67.6%	57.5%
60.0 - 64.9	13	245,401,222	15.1	$ 18,877,017	1.36x	5.878%	103.5	71.1%	62.0%
65.0 - 67.3	4	109,914,843	6.8	$ 27,478,711	1.47x	5.825%	86.0	71.3%	66.5%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	32.7%
Max	67.3%
Weighted Average	54.5%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 11 of the mortgage loans.

Distribution of Original Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
60	11	$ 167,772,988	10.3%	$ 15,252,090	1.55x	6.000%	54.9	59.2%	53.3%
61 - 120	66	1,309,697,580	80.7	$ 19,843,903	1.49x	5.793%	111.0	65.0%	54.6%
121 - 144	2	145,757,614	9.0	$ 72,878,807	1.53x	5.612%	103.0	65.1%	55.8%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	60 months
Max	144 months
Weighted Average	112 months

Distribution of Remaining Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
49 - 60	12	$ 214,911,532	13.2%	$ 17,909,294	1.53x	5.976%	54.5	61.9%	56.4%
61 - 119	67	1,408,316,651	86.8	$ 21,019,652	1.50x	5.771%	112.1	64.8%	54.3%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	49 months
Max	119 months
Weighted Average	104 months

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	5	$ 118,665,300	7.3%	$ 23,733,060	2.22x	5.748%	116.3	51.7%	51.7%
240 - 300	24	483,495,177	29.8	$ 20,145,632	1.43x	5.898%	99.5	65.2%	50.9%
301 - 425	50	1,021,067,706	62.9	$ 20,421,354	1.45x	5.757%	105.5	65.5%	56.6%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	240 months
Max	425 months
Weighted Average	338 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	5	$ 118,665,300	7.3%	$ 23,733,060	2.22x	5.748%	116.3	51.7%	51.7%
230 - 300	24	483,495,177	29.8	$ 20,145,632	1.43x	5.898%	99.5	65.2%	50.9%
301 - 361	50	1,021,067,706	62.9	$ 20,421,354	1.45x	5.757%	105.5	65.5%	56.6%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	230 months
Max	361 months
Weighted Average	332 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
2 - 24	9	$ 338,048,543	20.8%	$ 37,560,949	1.42x	5.851%	92.4	62.5%	55.9%
25 - 36	3	$ 83,500,000	5.1%	$ 27,833,333	1.39x	6.103%	98.8	66.1%	60.1%
37 - 60	1	$ 17,931,000	1.1%	$ 17,931,000	1.19x	6.030%	105.0	72.0%	65.2%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	66	$ 1,399,869,215	86.2%	$ 21,210,140	1.49x	5.817%	103.5	64.4%	54.3%
Yield Maintenance	11	206,279,902	12.7	$ 18,752,718	1.57x	5.648%	113.6	64.9%	56.4%
Defeasance or Yield Maintenance	2	17,079,065	1.1	$ 8,539,533	1.46x	6.063%	78.4	62.6%	55.4%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
Range of Debt Yields on	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Underwritten Net Operating	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.8 - 9.9	14	$ 352,586,283	21.7%	$ 25,184,734	1.26x	5.744%	105.4	64.6%	55.7%
10.0 - 10.9	15	254,853,111	15.7	$ 16,990,207	1.42x	5.626%	114.6	69.2%	60.0%
11.0 - 11.9	16	351,656,002	21.7	$ 21,978,500	1.51x	5.789%	105.2	66.3%	55.8%
12.0 - 12.9	9	219,748,193	13.5	$ 24,416,466	1.51x	6.023%	106.7	65.9%	53.1%
13.0 - 13.9	14	224,028,317	13.8	$ 16,002,023	1.71x	5.948%	86.4	62.5%	54.9%
14.0 - 14.9	3	154,763,113	9.5	$ 51,587,704	1.72x	5.666%	114.0	56.7%	45.7%
15.0 - 21.4	8	65,593,165	4.0	$ 8,199,146	1.90x	5.859%	88.3	54.5%	45.0%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	8.8%
Max	21.4%
Weighted Average	11.7%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.6 - 9.9	24	$ 571,737,162	35.2%	$ 23,822,382	1.31x	5.690%	109.2	66.6%	57.3%
10.0 - 10.9	19	417,703,097	25.7	$ 21,984,374	1.47x	5.732%	107.7	66.9%	55.0%
11.0 - 11.9	13	335,001,598	20.6	$ 25,769,354	1.54x	5.940%	99.2	63.5%	52.4%
12.0 - 12.9	12	157,781,454	9.7	$ 13,148,454	1.76x	5.888%	95.9	61.8%	53.9%
13.0 - 13.9	5	52,121,247	3.2	$ 10,424,249	1.70x	6.196%	84.3	61.1%	52.9%
14.0 - 19.5	6	88,883,625	5.5	$ 14,813,937	2.21x	5.884%	106.7	48.6%	44.9%
Total/Avg./Wtd.Avg.	79	$ 1,623,228,182	100.0%	$ 20,547,192	1.50x	5.798%	104.5	64.4%	54.5%

Min	8.6%
Max	19.5%
Weighted Average	10.7%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	44	$1,221,684,719	75.3%
Soft	12	212,581,956	13.1
Springing	22	181,768,699	11.2
None	1	7,192,809	0.4
Total	79	$1,623,228,182	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	69	$1,322,325,946	81.5%
Real Estate Tax	74	$1,542,832,742	95.0%
Insurance	63	$1,253,600,046	77.2%
TI/LC(2)	31	$886,421,041	71.4%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, mixed use and industrial properties only.

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Retail	75	$418,061,480	25.8%	$5,574,153	1.65x	5.657%	115.0	63.1%	54.3%
Anchored	12	147,866,081	9.1	$12,322,173	1.65x	5.851%	115.7	61.9%	54.9%
Regional Mall	1	93,246,596	5.7	$93,246,596	1.68x	5.230%	116.0	64.3%	53.0%
Single Tenant	57	69,149,848	4.3	$1,213,155	1.80x	5.898%	112.5	59.8%	57.4%
Outlet Mall	1	59,544,510	3.7	$59,544,510	1.43x	5.731%	115.0	66.2%	50.5%
Shadow Anchored	2	19,538,471	1.2	$9,769,235	1.44x	5.525%	116.9	71.3%	59.8%
Lifestyle Center	1	18,288,507	1.1	$18,288,507	1.86x	5.480%	109.0	60.7%	51.2%
Power Center / Big Box	1	10,427,468	0.6	$10,427,468	1.53x	5.244%	118.0	63.5%	52.7%
Office	15	$369,289,529	22.8%	$24,619,302	1.38x	5.732%	101.0	62.3%	54.9%
CBD	4	224,100,000	13.8	$56,025,000	1.27x	5.841%	105.1	60.3%	53.7%
General Suburban	5	62,286,835	3.8	$12,457,367	1.47x	5.509%	112.4	69.8%	60.4%
General Urban	4	57,094,108	3.5	$14,273,527	1.58x	5.833%	82.8	62.3%	55.2%
Data Center	1	15,619,222	1.0	$15,619,222	1.80x	5.100%	50.0	54.0%	46.5%
Medical	1	10,189,364	0.6	$10,189,364	1.44x	5.080%	119.0	71.3%	58.8%
Industrial	27	$361,115,303	22.2%	$13,374,641	1.47x	5.838%	105.1	66.4%	53.2%
Warehouse	19	239,650,081	14.8	$12,613,162	1.44x	6.020%	109.5	64.6%	50.4%
Industrial / Warehouse w/ Office	1	61,937,858	3.8	$61,937,858	1.63x	5.246%	119.0	70.8%	57.1%
Flex	7	59,527,364	3.7	$8,503,909	1.44x	5.722%	72.8	68.7%	60.4%
Multifamily	11	$172,971,579	10.7%	$15,724,689	1.36x	5.758%	105.7	70.2%	59.1%
Student Housing	2	62,489,891	3.8	$31,244,945	1.28x	6.139%	86.1	66.9%	60.3%
Garden	5	48,750,235	3.0	$9,750,047	1.46x	5.823%	114.4	72.2%	59.5%
Garden/Military	1	25,962,793	1.6	$25,962,793	1.30x	5.401%	119.0	72.1%	54.8%
Conventional	2	17,982,126	1.1	$8,991,063	1.49x	5.284%	119.0	71.2%	59.1%
High-rise	1	17,786,534	1.1	$17,786,534	1.29x	5.240%	118.0	72.7%	60.4%
Hospitality	10	$122,138,935	7.5%	$12,213,894	1.60x	6.163%	68.6	59.4%	50.7%
Full Service	6	85,174,533	5.2	$14,195,756	1.55x	6.267%	65.8	58.2%	49.7%
Limited Service	4	36,964,402	2.3	$9,241,101	1.73x	5.921%	75.1	62.2%	53.1%
Mixed Use	6	$90,747,853	5.6%	$15,124,642	1.56x	5.991%	110.9	67.4%	58.4%
Retail/Office	2	60,439,524	3.7	$30,219,762	1.61x	5.953%	108.5	66.9%	58.6%
Parking Garage/Retail/Office	1	11,490,037	0.7	$11,490,037	1.52x	5.830%	119.0	71.8%	58.3%
Multifamily/Office	1	11,000,000	0.7	$11,000,000	1.37x	6.500%	111.0	68.3%	60.7%
Multifamily/Retail	1	4,195,682	0.3	$4,195,682	1.37x	5.140%	119.0	64.5%	53.4%
Manufactured Housing/Self Storage	1	3,622,610	0.2	$3,622,610	1.64x	6.580%	116.0	62.9%	54.4%
Self Storage	15	$50,578,741	3.1%	$3,371,916	1.59x	6.004%	100.7	58.5%	49.4%
Manufactured Housing	15	$36,217,649	2.2%	$2,414,510	1.54x	5.905%	117.9	71.1%	55.4%
Ground Leased Land	1	$2,107,112	0.1%	$2,107,112	1.19x	6.030%	105.0	72.0%	65.2%
Total/Avg./Wtd. Avg.	175	$1,623,228,182	100.0%	$9,275,590	1.50x	5.798%	104.5	64.4%	54.5%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property State	Properties	Balance(1)	Balance	Balance	Ratio (2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Washington	3	$ 197,019,582	12.1%	$ 65,673,194	1.47x	5.968%	108.8	66.3%	52.2%
Florida	18	186,004,512	11.5	$ 10,333,584	1.50x	5.808%	86.6	68.6%	61.0%
New York	10	174,622,502	10.8	$ 17,462,250	1.50x	6.293%	99.0	60.1%	53.6%
California	13	169,339,517	10.4	$ 13,026,117	1.46x	5.873%	98.4	63.7%	56.5%
District of Columbia	1	130,000,000	8.0	$ 130,000,000	1.23x	5.695%	109.0	55.4%	48.6%
Pennsylvania	10	91,945,229	5.7	$ 9,194,523	1.58x	5.390%	114.3	67.9%	55.0%
Ohio	16	71,160,419	4.4	$ 4,447,526	1.45x	5.630%	101.8	65.6%	52.4%
Illinois	8	67,161,875	4.1	$ 8,395,234	1.61x	5.411%	117.0	65.0%	56.1%
Michigan	8	61,637,436	3.8	$ 7,704,679	1.58x	5.653%	116.6	65.6%	53.8%
Oklahoma	2	60,936,461	3.8	$ 30,468,231	1.43x	5.721%	115.1	66.1%	50.4%
Virginia	6	59,867,168	3.7	$ 9,977,861	1.68x	6.086%	96.1	65.1%	57.2%
Georgia	4	56,028,194	3.5	$ 14,007,049	1.47x	5.660%	118.2	70.4%	56.8%
Connecticut	3	44,154,589	2.7	$ 14,718,196	1.43x	5.277%	119.0	65.8%	52.4%
North Carolina	7	37,016,769	2.3	$ 5,288,110	1.36x	5.405%	117.4	70.2%	57.2%
Arizona	4	29,452,042	1.8	$ 7,363,011	1.62x	5.375%	118.0	65.4%	56.7%
Colorado	4	27,257,750	1.7	$ 6,814,438	1.46x	5.932%	84.2	69.0%	58.7%
Utah	1	23,210,000	1.4	$ 23,210,000	1.42x	5.698%	117.0	75.4%	66.3%
Texas	9	22,741,832	1.4	$ 2,526,870	1.85x	5.482%	71.1	54.2%	47.7%
Alaska	4	21,944,402	1.4	$ 5,486,101	1.94x	6.069%	117.6	56.3%	47.0%
Indiana	3	15,522,241	1.0	$ 5,174,080	1.43x	6.169%	67.1	61.5%	50.9%
Kansas	2	15,423,166	1.0	$ 7,711,583	1.27x	5.970%	114.6	71.4%	58.9%
South Carolina	1	8,956,482	0.6	$ 8,956,482	1.50x	5.860%	115.0	66.3%	56.3%
Idaho	3	7,180,260	0.4	$ 2,393,420	1.93x	5.993%	116.9	61.4%	54.2%
Minnesota	2	6,893,855	0.4	$ 3,446,927	1.41x	5.330%	119.0	62.2%	44.3%
New Jersey	2	6,185,698	0.4	$ 3,092,849	2.15x	6.109%	105.5	46.8%	45.7%
Maryland	3	5,893,268	0.4	$ 1,964,423	1.73x	6.300%	63.0	49.0%	44.4%
Delaware	1	5,000,000	0.3	$ 5,000,000	3.76x	5.120%	119.0	32.7%	32.7%
Massachusetts	1	4,381,869	0.3	$ 4,381,869	1.79x	5.650%	109.0	65.9%	65.9%
Kentucky	2	4,063,397	0.3	$ 2,031,698	1.51x	5.845%	118.6	71.5%	55.1%
New Mexico	1	3,158,998	0.2	$ 3,158,998	1.79x	5.650%	109.0	65.9%	65.9%
Missouri	8	2,500,000	0.2	$ 312,500	2.28x	6.048%	119.0	46.1%	46.1%
Nebraska	2	2,468,669	0.2	$ 1,234,335	1.41x	5.720%	119.0	74.4%	57.1%
Louisiana	4	1,400,000	0.1	$ 350,000	2.28x	6.048%	119.0	46.1%	46.1%
Wisconsin	3	900,000	0.1	$ 300,000	2.28x	6.048%	119.0	46.1%	46.1%
Mississippi	3	900,000	0.1	$ 300,000	2.28x	6.048%	119.0	46.1%	46.1%
Alabama	2	600,000	0.0	$ 300,000	2.28x	6.048%	119.0	46.1%	46.1%
Tennessee	1	300,000	0.0	$ 300,000	2.28x	6.048%	119.0	46.1%	46.1%
Total/Wtd.Avg	175	$ 1,623,228,182	100.0%	$ 9,275,590	1.50x	5.798%	104.5	64.4%	54.5%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date:	07/12/2012
Record Date:	06/29/2012
Determination Date:	07/06/2012

DISTRIBUTION DATE STATEMENT

Table of Contents

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Ratings Detail	7
Current Mortgage Loan and Property Stratification Tables	8 - 10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16 - 17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Realized Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22 - 23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Operating Advisor
GS Mortgage Securities Corporation II 200 West Street New York, NY 10282 Contact: Leah Nivison Phone Number: (212) 902-1000	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Kevin Donahue Phone Number: (913) 253-9000	Situs Holdings LLC 2 Embarcadero Center, Suite 1300 San Francisco, CA 94111 Contact: George Wisniewski Phone Number: (415) 374-2832

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

D-1	Page 1 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

D-2	Page 2 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

D-3	Page 3 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Reconciliation Detail

Principal Reconciliation

	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D-4	Page 4 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Other Required Information

Available Distribution Amount (1)	0.00
Master Servicing Fee Summary	
Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00
Plus Master Servicing Fees for Delinquent Payments Received	0.00
Plus Adjustments for Prior Master Servicing Calculation	0.00
Total Master Servicing Fees Collected	0.00

Controlling Class Information

Controlling Class: G
Effective as of: 06/07/2012

Controlling Class Representative: Raith Capital Management, LLC
Effective as of: 06/07/2012

(1) The Available Distribution Amount includes any Prepayment Premiums .

Appraisal Reduction Amount

Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date
Total

D-5	Page 5 of 25

WELLS FARGO
Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date:	07/12/2012
Record Date:	06/29/2012
Determination Date:	07/06/2012

Cash Reconciliation Detail

Total Funds Collected		
Interest:		
Interest paid or advanced	0.00	
Interest reductions due to Non-Recoverability Determinations	0.00	
Interest Adjustments	0.00	
Deferred Interest	0.00	
Net Prepayment Interest Shortfall	0.00	
Net Prepayment Interest Excess	0.00	
Extension Interest	0.00	
Interest Reserve Withdrawal	0.00	
Total Interest Collected		0.00
Principal:		
Scheduled Principal	0.00	
Unscheduled Principal	0.00	
Principal Prepayments	0.00	
Collection of Principal after Maturity Date	0.00	
Recoveries from Liquidation and Insurance Proceeds	0.00	
Excess of Prior Principal Amounts paid	0.00	
Curtailments	0.00	
Negative Amortization	0.00	
Principal Adjustments	0.00	
Total Principal Collected		0.00
Other:		
Prepayment Penalties/Yield Maintenance	0.00	
Repayment Fees	0.00	
Borrower Option Extension Fees	0.00	
Equity Payments Received	0.00	
Net Swap Counterparty Payments Received	0.00	
Total Other Collected		0.00
Total Funds Collected		0.00

Total Funds Distributed		
Fees:		
Master Servicing Fee	0.00	
Trustee Fee	0.00	
Certificate Administration Fee	0.00	
Insurer Fee	0.00	
Miscellaneous Fee	0.00	
Total Fees		0.00
Additional Trust Fund Expenses:		
Reimbursement for Interest on Advances	0.00	
ASER Amount	0.00	
Special Servicing Fee	0.00	
Rating Agency Expenses	0.00	
Attorney Fees & Expenses	0.00	
Bankruptcy Expense	0.00	
Taxes Imposed on Trust Fund	0.00	
Non-Recoverable Advances	0.00	
Other Expenses	0.00	
Total Additional Trust Fund Expenses		0.00
Interest Reserve Deposit		0.00
Payments to Certificateholders & Others:		
Interest Distribution	0.00	
Principal Distribution	0.00	
Prepayment Penalties/Yield Maintenance	0.00	
Borrower Option Extension Fees	0.00	
Equity Payments Paid	0.00	
Net Swap Counterparty Payments Paid	0.00	
Total Payments to Certificateholders & Others		0.00
Total Funds Distributed		0.00

D-6	Page 6 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Ratings Detail

Class	CUSIP	Original Ratings			Current Ratings (1)		
A-1							
A-2							
A-3							
A-4							
A-AB							
X-A							
X-B							
A-S							
B							
C							
D							
E							
F							
G							
S							

NR - Designates that the class was not rated by the above agency at the time of original issuance.
X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

D-7	Page 7 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Current Mortgage Loan and Property Stratification Tables
Aggregate Pool

Scheduled Balance

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

State (3)

State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals

D-8	Page 8 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Current Mortgage Loan and Property Stratification Tables
Aggregate Pool

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Property Type (3)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Note Rate

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

See footnotes on last page of this section.

D-9	Page 9 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Current Mortgage Loan and Property Stratification Tables
Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

Age of Most Recent NOI

Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)
Totals						

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

D-10	Page 10 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)
Totals																	

(1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

D-11	Page 11 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date
Total

D-12	Page 12 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties	
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium
Totals

D-13	Page 13 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Historical Detail

Distribution Date	Delinquencies												Prepayments				Rate and Maturities		
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	

Note: Foreclosure and REO Totals are excluded from the delinquencies.

D-14	Page 14 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date
Totals													

(1) Status of Mortgage Loan

A - Payment Not Received But Still in Grace Period Or Not Yet Due
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
5 - Non Performing Matured Balloon

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

D-15	Page 15 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

D-16	Page 16 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 Other or TBD

D-17	Page 17 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid
Totals	0.00	0.00	0.00	0.00

D-18	Page 18 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description
Totals

D-19	Page 19 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust
Current Total												
Cumulative Total												

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

D-20	Page 20 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date:	07/12/2012
Record Date:	06/29/2012
Determination Date:	07/06/2012

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest
Totals

D-21	Page 21 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out					
Totals

D-22	Page 22 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates

Series 2012-GCJ7

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer		
Totals						

Interest Shortfall Reconciliation Detail Part 2 Total	0.00
Interest Shortfall Reconciliation Detail Part 1 Total	0.00
Total Interest Shortfall Allocated to Trust	0.00

D-23	Page 23 of 25

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date:	07/12/2012
Record Date:	06/29/2012
Determination Date:	07/06/2012

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status
Totals

D-24	Page 24 of 25

WELLS FARGO

Wells Fargo Bank, N.A.
Corporate Trust Services
8480 Stagecoach Circle
Frederick, MD 21701-4747

For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com

Payment Date: 07/12/2012
Record Date: 06/29/2012
Determination Date: 07/06/2012

Supplemental Reporting

D-25	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior portion of a whole loan evidenced by a senior note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any

E-1-1

such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified in the related Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in the related Mortgage Loan Purchase Agreement (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet

E-1-2

delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in the related Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No

E-1-3

representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-Off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated in the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with

E-1-4

respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the related Mortgagor  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

E-1-5

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-Off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or a negative amortization feature or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on

E-1-6

such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-Off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

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(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan, (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

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No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-Off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified

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equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in the related Mortgage Loan Purchase Agreement, or (vii) as set forth on an exhibit to the related Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or

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the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided

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that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

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(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to

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mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)
Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” shall mean the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly

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responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Jefferies LoanCore LLC
Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(7)	Junior Liens	1155 F Street (No. 1) Holiday Inn Manhattan View (No. 22) 940 8th Avenue (No. 32) Shoppes on Main (No. 12)	There is a mezzanine loan secured by the mezzanine borrower’s pledge of interests in the Mortgagor.

(7)	Junior Liens	McCraney Industrial Portfolio (No. 10)	There is a subordinate loan secured by the subordinate borrower’s pledge of interests in the Mortgagor and mortgages on certain non-income producing parcels.

(10)	Condition of Property	101 Ludlow (No. 8)
No property condition report was obtained at the time of the origination of the loan in 2007, as the related Mortgaged Property was constructed with loan proceeds.  A report was obtained dated September 2011.  Regarding inspection, Seller has no knowledge whether or not the related Mortgaged Property was inspected at the time of origination, but Seller did inspect the related Mortgaged Property within twelve months of the Cut-Off Date.

(10)	Condition of Property	Superior Markets (No. 64)
The engineering report or property condition assessment prepared in connection with the origination of the related Mortgage loan was obtained in February, 2011, more than 12 months prior to the Cut-Off Date.

(13)	Actions Concerning Mortgage Loan	Independence Place (No. 16)
Two of the related guarantors (Place Base Housing, LLC and Cecil M. Phillips) are each a defendant in litigation relating to a post-judgment attempt by a construction company to pierce the corporate veil of an affiliate, Place Collegiate Development, LLC, in order to collect upon a confirmed arbitration award obtained by the construction company against such entity for breach of contract.  In addition, a related guarantor, Cecil M. Phillips, and Place Properties, L.P. are defendants in two separate actions seeking a combined total of approximately $23,000,000 on payment guaranties from deficiencies after the foreclosure sale of two properties in Putnam County, Georgia.  Finally, a related guarantor, Cecil M. Phillips is also a defendant in litigation relating to (i) an alleged breach of a purchase and sale agreement for failure to close on a property in Jacksonville, North Carolina, and (ii) an adversary proceeding related to a Chapter 7 bankruptcy proceeding of a debtor alleging breach of an agreement to repay monies lent for the purpose of re-paying indebtedness owed to a bank.

(16)	Insurance	1155 F Street (No. 1)	Notice of cancellation will not be provided for the umbrella policies.

(16)	Insurance	Extra Space Self Storage Portfolio (No. 40)
The Extra Space Borrowers are required to use proceeds received for restoration, but Lender only has the right to hold and disburse those proceeds when the loss equals or exceeds $1,000,000 (which is 7.46% of the original principal balance).

(16)	Insurance	Shoppes on Main (No. 12)	The Garagekeeper’s Liability policies do not provide for notice of cancellation.

(19)	No Contingent Interest or Equity Participation	Independence Place (No. 16)	Seller has made a $1,000,000 preferred equity investment in the related Mortgagee.

(26)	Recourse Obligations	Extra Space Self Storage Portfolio (No. 40)	Guarantor’s liability is capped at $2,000,000.00.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(26)	Recourse Obligations	101 Ludlow (No. 8)	There is no recourse for physical waste, however there is recourse for the removal or disposal of any portion of the related Mortgaged Property after an event of default.

(26)	Recourse Obligations	IRG Portfolio (No. 4)
Certain of the customary non-recourse carve outs are subject to limitations on liability ranging from $2,000,000 per occurrence to $20,000,000 per occurrence.  The non-recourse carve outs for voluntary bankruptcy and misappropriation are not subject to any such limitations.

(26)	Recourse Obligations	Independence Place (No. 16)
One of the related guarantor’s liability for recourse carveouts is limited to voluntary and collusive involuntary insolvency proceedings of the related Borrower and one of the other related guarantors and is capped at $2 million and such guarantor has no responsibility for any other recourse carveouts.

(28)	Financial Reporting and Rent Rolls	McCraney Industrial Portfolio No. (10) and Extra Space Self Storage Portfolio (No. 40)
Annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are not required to be in the form of an annual combined balance sheet of the Mortgagor entities.  Separate financials are required.

(28)	Financial reporting and Rent Rolls	101 Ludlow (No. 8)	One tenant represents substantially all, but not all, of the leased space at the mortgaged property, therefore rent rolls are not required.

(29)	Acts of Terrorism Exclusion	Columbia Business Center (No. 2)
Mortgagors are only required to pay for such terrorism insurance coverage as is available for 150% of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents for the last policy year in which such coverage was included in the “all risk” property policy.

(29)	Acts of Terrorism Exclusion	101 Ludlow (No. 8)
The Loan Documents provide that if the “all risk” policy maintained by Borrower does not cover perils of terrorism or acts of terrorism, then Borrower shall maintain property and rent loss and/or business interruption insurance for loss resulting from perils and acts of terrorism so long as such additional insurance is available at commercially reasonable rates.

(30)	Due on Sale or Encumbrance	Independence Place (No. 16)	Various transfers of greater than 50% direct and indirect interests in Mortgagor are permitted along with certain transfers of the Mortgaged Property as outlined in the Mortgage Loan documents.

(34)	Ground Leases	Columbia Business Center (No. 2)	–	The Ground Lease term only extends 10 years beyond the stated maturity date.

			–	The Ground Lease prohibits amendments or modifications without Mortgagee consent, but does not prohibit cancellation or termination without mortgagee consent.

			–	The Ground Lease does not provide for a new lease under any circumstances (bankruptcy or otherwise).

(34)	Ground Leases	Metropolitan Jax (No. 50)
The Mortgage collateral includes Borrower’s leasehold interest in two 10-year parking leases which may be terminated by the lessor if the lessor sells the leased property.   The parking leases provide additional parking spaces needed to comply with zoning requirements as to parking.  Lender has confirmed that alternative public parking is available should these leases be terminated.

(34)	Ground Leases	Shoppes on Main (No. 12)
The Ground Lease is assignable to the Mortgagee and its successor and assigns without the consent of the ground lessor.  In the event it is so assigned, the Mortgagee may further assign the Ground Lease without the consent of the ground lessor provided that (i) the assignment is to an experienced operator of office and/or retail properties with sufficient financial means to satisfy the lease obligations; (ii) a copy of the transfer instrument is given to Landlord; and (iii) an assumption is provided to Landlord.

(34(c))	Ground Leases	IRG Portfolio (No. 4)
The ground lease with respect to the Kansas City property expires on December 2, 2015.  The ground lease contains a twenty-three (23) year extension option, which may (pursuant to the terms of a recognition agreement entered into in connection with closing) be exercised by Lender on behalf of the borrowers.  The borrowers are also negotiating an additional extension of the term with the ground lessor, which extension is required to have a term that extends until at least December 31, 2042.

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Goldman Sachs Mortgage Company
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(4)	Mortgage Status; Waivers and Modifications	The Outlet Shoppes at Oklahoma City (No. 6)
Since origination of the Mortgage Loan, a partial release of Mortgage has been recorded with respect to two vacant outparcels that were ascribed no value in underwriting the Mortgage Loan.  The Mortgagor had the right to effectuate such release under the loan agreement.  The release does not interfere with the security intended to be provided by the Mortgage or the operation of the remaining portion of the Property.

(5)	Lien; Valid Assignment	Riverside on the James (No. 11)
The Mortgage Loan is secured by a first mortgage encumbering two commercial condominium units in a larger master condominium and three fee parcels in the underlying land that are each ground leased to the condominium association or another third party.  Because the collateral condominium units sit on land that is not owned by the master condominium association but rather ground leased from the borrower, the collateral condominium units are owned in a leasehold condominium estate.  Each ground lessee has an option to purchase the related fee parcel at any time.  The lien of the Mortgage is subject to the condominium declarations of record described in the title policy and to the ground leases, including the purchase options granted thereunder, in addition to the Title Exceptions.

(6)	Permitted Liens; Title Insurance	Riverside on the James (No. 11)	The insurance of the lien of the Mortgage as a first priority lien is subject to the same additional qualifications and limitations as are set forth opposite Representation No. 5.

(6)	Permitted Liens; Title Insurance	Holiday Inn – Grand Rapids (No. 48)	Air rights above the ground level of the parking structure have been deeded to the City of Grand Rapids.

(10)	Condition of Property	Riverside on the James (No. 11)
The engineering report or property condition assessment prepared in connection with the origination of the related Mortgage loan was obtained on January 7, 2011, more than 12 months prior to the Cut-Off Date.

(10)	Condition of Property	Walgreens III Portfolio (No. 21)
The engineering reports or property condition assessments prepared in connection with the origination of the related Mortgage loan were obtained on June 2, 2011, more than 12 months prior to the Cut-Off Date.

(10)	Condition of Property	Japan Town Center (No. 23)
The engineering report or property condition assessment prepared in connection with the origination of the related Mortgage loan was obtained on April 14, 2011, more than 12 months prior to the Cut-Off Date.

(10)	Condition of Property	Walgreens II Portfolio (No. 25)
The engineering reports or property condition assessments prepared in connection with the origination of the related Mortgage loan were obtained between November 4, 2010 and January 21, 2011, more than 12 months prior to the Cut-Off Date.

In addition, since the improvements at the St. John Ground Lease Mortgaged Property have not yet been constructed, no engineering report or property condition assessment has been prepared.

(10)	Condition of Property	Bradley Commons (No. 36)
The previous owner of the Mortgaged Property is responsible for making certain repairs, therefore, an escrow is currently held by a title company. If within 9 months of closing (which may be extended to 12 months if completion is being diligently pursued), Mortgagor fails to provide Mortgagee with written evidence reasonably satisfactory to Mortgagee of the completion of the deferred maintenance conditions, Mortgagor is obligated to deposit with Mortgagee the amount necessary to complete the deferred maintenance conditions. If Mortgagor fails to do so, a cash flow sweep will commence until such time as the balance in such reserve equals the amount necessary to complete the deferred maintenance conditions.

(10)	Condition of Property	1414 & 1418 K Street (No. 52)
The engineering report or property condition assessment prepared in connection with the origination of the related Mortgage loan was obtained on April 28, 2011, more than 12 months prior to the Cut-Off Date.

(10)	Condition of Property	Storage By George and Napa Valley Wine Storage (No. 58)
The engineering report or property condition assessment prepared in connection with the origination of the related Mortgage loan was obtained on March 10, 2011, more than 12 months prior to the Cut-Off Date.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13)	Actions Concerning Mortgage Loan	Arrowhead Promenade (No. 45)
The related nonrecourse carveout guarantors were the sponsors of a mortgage loan secured by Chandler Santan South, a retail center located in Chandler, AZ that was foreclosed on in April 2010.  The plaintiff is seeking a recovery of a deficiency judgment of approximately $4.0 million representing the difference between the outstanding loan balance and the sales price of the property at a foreclosure auction. This was a non-recourse loan with full recourse only under very limited conditions, and the lender is claiming full recourse liability based on the assertion that a lease termination constituted a prohibited voluntary assignment, transfer, or conveyance of trust property.  The sponsor defendants provided a motion of summary judgment highlighting that the deed of trust contains a detailed definition of “transfer” of the trust property and this definition specifically does not include a termination of a lease.  No trial date has been set and discovery by the parties is just beginning.  The sponsor defendants have filed a motion for summary judgment.

The related nonrecourse carveout guarantors are involved in a lawsuit over services rendered, with a total amount requested by the plaintiff of approximately $216,500 plus attorney’s fees.  Approximately $20,000 will be due upon any settlement and any remaining amount would be paid only if and when the sponsors receive cash flow from the property where the services were rendered.  The sponsors are currently negotiating a settlement.

The related nonrecourse carveout guarantors are involved in a lawsuit with an investor who believed a real estate deal they invested in was an investment vehicle similar to an annuity with scheduled monthly payments, which deal was made by a verbal agreement with the sponsors.  The sponsors have agreed to settle for approximately $45,000.  A settlement agreement is in process.

(16)	Insurance	All Mortgage Loans Originated by GSCMC and GSMC	The Mortgage Loan documents permit insurance coverage to be provided by a syndicate of insurers having ratings of at least “BBB+” from S&P and (if Moody’s rates the insurer) “Baa1” from Moody’s, as long as at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” from S&P and (if Moody’s rates the insurer) “A2” from Moody’s.

(16)	Insurance
Riverside on the James (No. 11)

Walgreens III Portfolio (No. 21)

Japan Town Center (No. 23)

Walgreens II Portfolio (No. 25)

1414 & 1418 K Street (No. 52)

Storage By George and Napa Valley Wine Storage (No. 58)
The application of insurance proceeds is subject to requirements with respect to leases at the Property.

(16)	Insurance	Riverside on the James (No. 11) Japan Town Center (No. 23) 1414 & 1418 K Street (No. 52) Storage By George and Napa Valley Wine Storage (No. 58)	The insurance policies are required to designate the lender as Mortgagee and loss payee or additional insured (not necessarily to include the lender’s successors and assigns).

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Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16)	Insurance	Bellis Fair Mall (No. 3)
Business interruption/rental loss insurance covers up until the date the property is repaired or replaced and operations are resumed (regardless of the length of time), plus an additional three months.

The Mortgage Loan documents provide that the Mortgagee has the right to hold and disburse proceeds in excess of 5% of the Mortgage Loan amount, not the then outstanding principal amount of the loan.

(16)	Insurance	Leetsdale Industrial Park (No. 5)
Instead of covering a period of 18 months, business interruption or rental loss insurance coverage is required to cover a period of 12 months.

Lender accepts the carrier providing the workers compensation and employers liability coverage for so long as they maintain a rating of A VIII from AM Best.  In the event the rating of such carrier is withdrawn or downgraded below the date hereof, Borrower will promptly notify lender and replace the carrier with a carrier meeting the rating requirements set forth in the loan agreement.

(16)	Insurance	The Outlet Shoppes at Oklahoma City (No. 6)
The Mortgage Loan documents permit insurance coverage to be provided by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such claims-paying ability ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P (“Api” with respect to FM Global companies) or “A2” by Moody’s,  if Moody’ rates such insurer and is providing a rating in connection with one or more Securitizations, and all such carriers will have claims-paying ability ratings of not less than “BBB+”  by S&P or “Baa1” by Moody’s, if Moody’ rates such insurer and is providing a rating in connection with one or more Securitizations).

In addition, coverage may be provided by FM Global companies will be acceptable carriers with respect to insurance on the Property level, provided that such companies maintain a minimum rating of “Api” with S&P.

(16)	Insurance	Park and Market (No. 20)
The Mortgage Loan documents permit insurance to be issued by one or more insurers having a rating of at least “A” by S&P (or “Api” with respect to Auto Owners Insurance Company) and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P (or “Api” with respect to Auto Owners Insurance Company) and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates, and all such insurers will have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer and is rating the Certificates).

(16)	Insurance	Walgreens III Portfolio (No. 21)
With respect to each individual Property, Borrower will not be required to maintain the insurance coverage required by the Loan Documents with respect to such individual Property to the extent: (i) the applicable lease with Walgreens (each, a “Walgreens Lease”) is in full force and effect, (ii) such individual Property is 100% leased to Walgreens (or an assignee of such Walgreens Lease or one or more subtenants of Walgreens, provided that (x) such assignment or subleasing was either permitted under the terms of such Walgreens Lease without the consent or approval of Borrower or was otherwise approved by the lender and (y) Walgreens remains fully liable for the obligations and liabilities under the Walgreens Lease notwithstanding such assignment or subleasing), (iii) no default beyond any applicable notice and cure period has occurred and is continuing under such Walgreens Lease, (iv) Walgreens maintains a credit rating from S&P of at least “BBB”, (v) pursuant to the terms of the Walgreens Lease, the tenant thereunder is obligated at its sole cost and expense (A) to maintain special form coverage insurance covering such Property and the Improvements to the extent of not less than 100% of the replacement value of the improvements thereon (with no exclusion for terrorism) and public liability and property damage insurance covering liability and property damage for death or bodily injury in any one incident in a combined single limit of not less than $2,000,000, and (B) to rebuild

E-2-5

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
and/or repair such individual Property following a casualty to the same condition (as nearly as possible) such individual Property was in immediately prior to such casualty, (vi) under the terms of such Walgreens Lease, such Walgreens Lease will remain in full force and effect following a casualty and the tenant thereunder is required to continue to pay full rent without any abatement or offset, (vii) the tenant under such Walgreens Lease maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease (which insurance will in no event be less (as to coverage types and amounts) than the insurance required to be maintained by the tenant under the Walgreens Lease on the closing date of the Loan), and such insurance policies name the lender as an additional insured, and (viii) Borrower will have provided to the lender, evidence satisfactory to the lender in its reasonable discretion that the tenant under such Walgreens Lease maintains in full force and effect the insurance described in clause (v) above and any other insurance required to be maintained by the tenant under such Walgreens Lease (the “Required Insurance”), which evidence will be provided to Lender at least thirty (30) days prior to the date any of the Required Insurance would lapse, cancel or expire (the foregoing clauses (i) – (viii) are referred to collectively herein as the “Insurance Exception Conditions”), except as set forth below. If, at any time and from time to time during the term, any of the Insurance Exception Conditions are not satisfied with respect to any individual Property, then the foregoing provisions (the “Insurance Exception Provisions”) will not be applicable to such individual Property, and Borrower will, upon obtaining knowledge thereof, promptly notify the lender in writing and Borrower will, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the tenant under such Walgreens Lease does not provide the applicable insurance coverage required by the Loan Documents, or (y) “excess and contingent” insurance coverage in the event that the tenant under such Walgreens Lease does not have the insurance coverage required under the Loan Documents, in each case, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the applicable individual Property into full compliance with all of the terms and conditions of the Loan Documents.

If (i) the Insurance Exception Conditions are satisfied, (ii) the tenant under the applicable Walgreens Lease is required to restore such Property as a result thereof, (iii) such tenant indicates its intention to complete such required restoration in writing to Borrower and the lender promptly (but in any event within thirty (30) days following such casualty or condemnation) following such casualty or condemnation, and (iv) pursuant to the terms of such Walgreens Lease, the proceeds are to be paid to the tenant thereunder to be used by such tenant to complete such restoration, then such tenant will be entitled to hold and use such proceeds to complete such restoration in accordance with the terms of the applicable Walgreens Lease.

If the Insurance Exception Conditions are satisfied with respect to any individual Property, then no notice will be required to be provided to the lender before termination of any insurance policy carried by Walgreens with respect to such individual Property. Otherwise, each insurance policy is required to provide that it is not terminable without 30 days prior written notice to the lender, except for any required workers compensation and motor vehicle liability policies.

The Property located in Waynesburg, PA is located in Flood Zone AE; however, the finished floor of all improvements located thereon is higher than the flood zone elevation level.  Walgreens’ self-insurance provides for flood insurance irrespective of the positioning of the Waynesburg, PA property.

The insurance policies are required to designate the lender as mortgagee and loss payee or additional insured (not necessarily to include the lender’s successors and assigns).

(16)	Insurance	Walgreens II Portfolio (No. 25)
With respect to each individual property, Mortgagor will not be required to maintain the insurance coverage required by the Mortgage Loan documents with respect to such individual Property to the extent: (i) the

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

applicable lease with Walgreens (each, a “Walgreens Lease”) is in full force and effect, (ii) such individual Property is 100% leased to Walgreens (or an assignee of such Walgreens Lease or one or more subtenants of Walgreens, provided that (x) such assignment or subleasing was either permitted under the terms of such Walgreens Lease without the consent or approval of Mortgagor or was otherwise approved by the lender and (y) Walgreens remains fully liable for the obligations and liabilities under the Walgreens Lease notwithstanding such assignment or subleasing), (iii) no default beyond any applicable notice and cure period has occurred and is continuing under such Walgreens Lease, (iv) Walgreens maintains a credit rating from S&P of at least “BBB”, (v) pursuant to the terms of the Walgreens Lease, the tenant thereunder is obligated at its sole cost and expense (A) to maintain special form coverage insurance covering such Property and the Improvements to the extent of not less than 100% of the replacement value of the improvements thereon (with no exclusion for terrorism) and public liability and property damage insurance covering liability and property damage for death or bodily injury in any one incident in a combined single limit of not less than $2,000,000, and (B) to rebuild and/or repair such individual Property following a casualty to the same condition (as nearly as possible) such individual Property was in immediately prior to such casualty, (vi) under the terms of such Walgreens Lease, such Walgreens Lease will remain in full force and effect following a casualty and the tenant thereunder is required to continue to pay full rent without any abatement or offset, (vii) the tenant under such Walgreens Lease maintains, either through a program of self insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease (which insurance will in no event be less (as to coverage types and amounts) than the insurance required to be maintained by the tenant under the Walgreens Lease on the closing date of the Mortgage Loan), and such insurance policies name the lender as an additional insured, and (viii) Mortgagor will have provided to the lender, evidence satisfactory to the lender in its reasonable discretion that the tenant under such Walgreens Lease maintains in full force and effect the insurance described in clause (v) above and any other insurance required to be maintained by the tenant under such Walgreens Lease (the “Required Insurance”), which evidence will be provided to Lender at least thirty (30) days prior to the date any of the Required Insurance would lapse, cancel or expire (the foregoing clauses (i) – (viii) are referred to collectively herein as the “Insurance Exception Conditions”), except as set forth below. If, at any time and from time to time during the term, any of the Insurance Exception Conditions are not satisfied with respect to any individual Property, then the foregoing provisions (the “Insurance Exception Provisions”) will not be applicable to such individual Property, and Mortgagor will, upon obtaining knowledge thereof, promptly notify the lender in writing and Mortgagor will, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the tenant under such Walgreens Lease does not provide the applicable insurance coverage required by the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage in the event that the tenant under such Walgreens Lease does not have the insurance coverage required under the Mortgage Loan documents, in each case, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the applicable individual Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

If (i) the Insurance Exception Conditions are satisfied, (ii) the tenant under the applicable Walgreens Lease is required to restore such Property as a result thereof, (iii) such tenant indicates its intention to complete such required restoration in writing to Mortgagor and the lender promptly (but in any event within thirty (30) days following such casualty or condemnation) following such casualty or condemnation, and (iv) pursuant to the terms of such Walgreens Lease, the proceeds are to be paid to the tenant thereunder to be used by such tenant to complete such restoration, then such tenant will be entitled to hold and use such proceeds to complete such restoration in accordance with the terms of the applicable Walgreens Lease.

If the Insurance Exception Conditions are satisfied with respect to any individual Property, then no notice will be required to be provided to the

E-2-7

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
lender before termination of any insurance policy carried by Walgreens with respect to such individual Property. Otherwise, each insurance policy is required to provide that it is not terminable without 30 days prior written notice to the lender, except for any required workers compensation and motor vehicle liability policies.

The insurance policies are required to designate the lender as Mortgagee and loss payee or additional insured (not necessarily to include the lender’s successors and assigns).

(16)	Insurance	CHI Data Center (No. 28)
The Mortgagor may rely on the insurance coverage provided by the tenant doing business as Catholic Health Initiatives (CHI) to satisfy all or a portion of Mortgagor’s insurance requirements so long as the requirements set forth in the related Mortgage Loan agreement are met.

CHI's property insurance coverage as evidenced on the certificate of insurance as of the closing, including but not limited to the insurance company and property deductible, is approved so long as CHI maintains a S&P rating of A for its revenue bonds; and Mortgagee agrees to accept business interruption coverage as provided by CHI even if not in compliance with the requirements set forth in the Mortgage Loan Agreement so long as (A) the Tenant maintains a S&P rating of A for its revenue bonds; and (B) the CHI Lease does not permit abatement of rent as the result of a casualty.

(16)	Insurance	DoubleTree Charlottesville (No. 42)
The insurance policies may be issued by The Hanover Insurance Group or an affiliate, member or subsidiary thereof, including but not limited to Citizens Insurance Company of America and Massachusetts Bay Insurance Company, in each case having an S&P rating of “A-” unless the rating of such issuer of the policies is withdrawn or downgraded below “A-”, in which event Mortgagor will promptly notify Lender and, upon Lender’s request, replace the policies issued by such issuer with policies issued by one or more insurers having a rating of at least “A” or “A2” by each of the Rating Agencies.

(16)	Insurance	Sheraton Hotel Louisville Riverside (No. 46)
In addition to the general exception taken for all loans originated by GSCMC and GSMC, the Liberty Mutual companies, including but not limited to Liberty Mutual Fire Insurance Company and Wausau Underwriters Insurance Company, will be acceptable insurers under Mortgagor’s Policies provided they maintain a rating of “A-” with S&P or “A3” with Moody’s.

(16)	Insurance	Plantation Point (No. 57)
In addition to the general exception taken for all loans originated by GSCMC and GSMC, Mortgagor may utilize Affiliated FM Insurance Company, which currently has a claims paying ability rating of “Api” by S&P, as the provider of insurance, provided, if the use of Affiliated FM Insurance Company would result in the failure to satisfy a rating condition or the credit rating of Affiliated FM Insurance Company falls below “Api” by S&P, Mortgagor agrees to immediately replace Affiliated FM Insurance Company.

(17)	Access; Utilities; Separate Tax Lots	Comfort Inn Ship Creek – Anchorage (No. 38)
As of closing, the Mortgaged Property is not one or more separate tax parcels.  Taxes will be due in relation to leasehold, with a defined amount to be received from ground lessor.  The Mortgagor has filed an application to cause the Mortgaged Property to constitute the entirety of one or more tax lots.  Mortgagor will diligently pursue such application to completion and to cause the Mortgaged Property to so constitute the entirety of one or more tax lots on or prior to the date which is the earlier of December 31, 2012 or the date such separation must be finalized prior to the issuance of tax statements for 2013 and beyond, with evidence of such separation to be provided to Mortgagee on or prior to such deadline.

(24)	Local Law Compliance	State Street Market (No. 54)
The Mortgaged Property is deficient 67 required bicycle spaces. The Mortgagor is obligated to install appropriate number of bicycle racks within earlier to occur of time period required by local municipality or 30 days following citation.

(25)	Licenses and Permits	Walgreens III Portfolio (No. 21)
The Mortgage Loan documents require Mortgagor to be qualified to do business and remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(26)	Recourse Obligations
Riverside on the James (No. 11)

Walgreens III Portfolio (No. 21)

Japan Town Center (No. 23)

Walgreens II Portfolio (No. 25)

Storage By George and Napa Valley Wine Storage (No. 58)

1414 & 1418 K Street (No. 52)

The Mortgage Loan documents include recourse for Mortgagor filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, rather than dissolution or liquidation.

(26)	Recourse Obligations	Bellis Fair Mall (No. 3)
Springing recourse relating to voluntary transfers of the Mortgaged Property or equity interests in the related Mortgagor is limited in the Mortgage Loan documents to certain major transfer events.  Borrower can transfer an immaterial portion in violation of the loan documents without triggering springing recourse.

(26)	Recourse Obligations	The Outlet Shoppes at Oklahoma City (No. 6)	Recourse for prohibited transfers of the Property or equity interests in the Mortgagor is limited to actual damages, rather than full recourse.

(26)	Recourse Obligations	Sheraton Hotel Louisville Riverside (No. 46)
The Mortgage Loan is recourse to the guarantor for the Mortgagor’s “intentional misrepresentation” rather than “willful misrepresentation”.

The Mortgage Loan is recourse to the guarantor for “any intentional physical Waste with respect to the Property committed or permitted by Mortgagor, Operating Lessee, the Sponsor or any of their respective affiliates”.

(27)	Mortgage Releases	Bellis Fair Mall (No. 3)
The related Mortgage Loan documents allow Mortgagor to release from the lien of the Mortgage one or more vacant non-income producing parcels or out-lots and/or one or more expansion parcels that were acquired in accordance with the Mortgage Loan documents after the origination of the Mortgage Loan.  Such release is subject to the conditions set forth in the Mortgage Loan documents, including, Mortgagor must provide reasonable evidence that the release of the parcel will not diminish the value of the remaining property as collateral for the Mortgage Loan.  Additionally, if the fair market value of the property after the release is not equal to at least 80% of the principal balance together with any accrued and unpaid interest, Mortgagor must defease such portion of the Mortgage Loan to reach such 80% threshold.

(27)	Mortgage Releases	Riverside on the James (No. 11)
The collateral for the loan includes the fee interest in three (3) parcels of land that are each subject to a separate ground lease and are referred to as the Tower Parcel, the Residential Parcel and the Hydro Plant Parcel.  The ground tenant’s interest in the Tower Parcel and the Residential Parcel were previously submitted to a master condominium declaration (the “Master Condominium”).  The collateral for the loan also includes two (2) leasehold condominiums existing under the master condominium regime (Unit 1-0 and Unit 1-R in the Riverside on the James Master Condominium).  Under certain circumstances (either a voluntary contribution or as a result of the exercise of a purchase option), the fee interest in the Tower Parcel and the Residential Parcel could be released from the lien of the Security Instrument and submitted to the Master Condominium thus making the leasehold condominium a more typical fee condominium.  The ground tenant of the Hydro Plant Parcel also has a purchase option.  If exercised, the Hydro Plant Parcel would be transferred to the ground tenant and the fee interest in the Hydro Plant Parcel would be released.  The Mortgagor also has the right, upon compliance with certain conditions, to submit the Hydro Plant Parcel to the Master Condominium as “additional land”.  To the extent that any monies are paid to the ground lessor (i.e., the Mortgagor) in connection with any of the foregoing transfers, such funds are to be deposited into the rollover reserve with the lender. No income used in the calculation of gross revenues or value in the calculation of loan to value rations was attributed to any of the

E-2-9

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
fee interests.
(27)	Mortgage Releases	Walgreens III Portfolio (No. 21)
Mortgagor is entitled to the release of an individual Mortgaged Property upon the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, that (i) Mortgagor prepay the Mortgage Loan in an amount not less than the “Minimum Release Price” (as described below), (ii) a person unaffiliated with Mortgagor is acquiring the property in a bona fide, arm’s length sale, (iii) the debt service coverage ratio for the remaining Properties after the release is not less than the greater of 1.35x and the debt service coverage ratio immediately before the release, and (iv) the loan-to-value ratio for the remaining Properties is not greater than the lesser of 67.5% and the loan-to-value ratio immediately before the release. “Minimum Release Price” means, with respect to each Property, the product of (a) one hundred ten percent (110%); multiplied by (b) the allocated loan amount for the property.

If the debt service coverage ratio and/or LTV conditions are not satisfied Mortgagor may either (x) increase the amount of the release price or (y) post cash or a letter of credit with the lender in an amount sufficient to satisfy the debt service coverage ratio and/or LTV conditions so long as any applicable legal requirements relating to any REMIC Trust (including, without limitation, any constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Mortgage Loan (or any portion thereof and/or interest therein)) have been satisfied.

If there is a termination of a Walgreens Lease as a result a casualty or condemnation, the Mortgagor is required to prepay the Mortgage Loan by the applicable allocated loan amount for the applicable individual Property and the applicable individual Property will be released (and no yield maintenance premium will be required), provided, that if the Mortgage Loan or any portion thereof is included in a Securitization and, immediately following a release of any individual Property or any portion of any Property following a casualty or condemnation, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Properties is greater than 125%, the principal balance of the Mortgage Loan must be paid down by Mortgagor by the greater of (i) 110% of the allocated loan amount or (ii) the least of the following amounts: (A) the net proceeds, (B) the fair market value of the portion of the Property released following such casualty or condemnation at the time of the release, or (C) an amount such that the loan-to-value ratio of the Mortgage Loan (as so determined by Lender) does not increase after the release, unless the Lender receives an opinion of counsel that a different application of the net proceeds will not cause the Securitization to fail to meet applicable REMIC Requirements or subject such Securitization to tax.

(27)	Mortgage Releases	Walgreens II Portfolio (No. 25)
Provided no Event of Default Exists, Mortgagor is entitled to the partial release of an individual Property in connection with a partial defeasance of 110% of the allocated loan amount for such individual property if certain conditions are satisfied, including that (i) the debt service coverage ratio, for the remaining Properties is not less than the greater of: (A) 1.19:1.00; and (B) the debt service coverage ratio which existed as of the date immediately preceding the release; and (ii) the loan to value ratio for the remaining Properties is no greater than the lesser of: (A) 76.2%; and (B) the loan to value ratio which existed as of the date immediately preceding the release.  If the Debt Service Coverage Ratio and/or LTV conditions are not satisfied Mortgagor may either (x) increase the amount of the partial defeasance or (y) post cash or a letter of credit with the lender in an amount sufficient to satisfy the debt service coverage ratio and/or LTV conditions so long as any applicable legal requirements relating to any REMIC Trust (including, without limitation, any constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Mortgage Loan (or any portion thereof and/or interest therein)) have been satisfied.

If there is a termination of a Walgreens Lease as a result a casualty or condemnation, the Mortgagor is required to prepay the Mortgage Loan by the applicable allocated loan amount for the applicable individual Property and the applicable individual Property will be released, provided, that if the Mortgage Loan or any portion thereof is included in a Securitization and,

E-2-10

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
immediately following a release of any individual Property or any portion of any Property following a casualty or condemnation, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Properties is greater than 125%, the principal balance of the Mortgage Loan must be paid down by Mortgagor by the greater of (i) 110% of the allocated loan amount or (ii) the least of the following amounts: (A) the net proceeds, (B) the fair market value of the portion of the Property released following such casualty or condemnation at the time of the release, or (C) an amount such that the loan-to-value ratio of the Mortgage Loan (as so determined by Lender) does not increase after the release, unless the Lender receives an opinion of counsel that a different application of the net proceeds will not cause the Securitization to fail to meet applicable REMIC Requirements or subject such Securitization to tax.

(27)	Mortgage Releases	1414 & 1418 K Street (No. 52)
The Mortgage Loan documents do not contain an express provision as described in the second paragraph of this representation, however, it is a condition to the release of condemnation awards to the Mortgagor or for the restoration of the Property that the loan to value ratio, after giving effect to the restoration, be not more than 75%, and, if and to the extent that restoration proceeds are not required to be made available to Mortgagor to be used for restoration, the lender is entitled to apply the proceeds to the full or partial payment or prepayment of the loan.

(28)	Financial Reporting and Rent Rolls	Walgreens II Portfolio (No. 25) Walgreens III Portfolio (No. 21)
Financial statements are required to be prepared for all Properties on a combined basis and each Property individually; the requirements are not characterized according to number of borrowing entities.  Combined statements of members’ capital and cash flow are not required.

(29)	Acts of Terrorism Exclusion	Walgreens III Portfolio (No. 21)
With respect to each individual Property, Borrower will not be required to maintain the insurance coverage required by the Loan Documents with respect to such individual Property to the extent: (i) the applicable lease with Walgreens (each, a “Walgreens Lease”) is in full force and effect, (ii) such individual Property is 100% leased to Walgreens (or an assignee of such Walgreens Lease or one or more subtenants of Walgreens, provided that (x) such assignment or subleasing was either permitted under the terms of such Walgreens Lease without the consent or approval of Borrower or was otherwise approved by the lender and (y) Walgreens remains fully liable for the obligations and liabilities under the Walgreens Lease notwithstanding such assignment or subleasing), (iii) no default beyond any applicable notice and cure period has occurred and is continuing under such Walgreens Lease, (iv) Walgreens maintains a credit rating from S&P of at least “BBB”, (v) pursuant to the terms of the Walgreens Lease, the tenant thereunder is obligated at its sole cost and expense (A) to maintain special form coverage insurance covering such Property and the Improvements to the extent of not less than 100% of the replacement value of the improvements thereon (with no exclusion for terrorism) and public liability and property damage insurance covering liability and property damage for death or bodily injury in any one incident in a combined single limit of not less than $2,000,000, and (B) to rebuild and/or repair such individual Property following a casualty to the same condition (as nearly as possible) such individual Property was in immediately prior to such casualty, (vi) under the terms of such Walgreens Lease, such Walgreens Lease will remain in full force and effect following a casualty and the tenant thereunder is required to continue to pay full rent without any abatement or offset, (vii) the tenant under such Walgreens Lease maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease (which insurance will in no event be less (as to coverage types and amounts) than the insurance required to be maintained by the tenant under the Walgreens Lease on the closing date of the Loan), and such insurance policies name the lender as an additional insured, and (viii) Borrower will have provided to the lender, evidence satisfactory to the lender in its reasonable discretion that the tenant under such Walgreens Lease maintains in full force and effect the insurance described in clause (v) above and any other insurance required to be maintained by the tenant under such Walgreens Lease (the “Required Insurance”), which evidence will be provided to Lender at least thirty (30) days prior to the date any of the Required Insurance would lapse, cancel or expire (the foregoing clauses (i) – (viii) are referred to collectively herein as the “Insurance

E-2-11

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
Exception Conditions”), except as set forth below. If, at any time and from time to time during the term, any of the Insurance Exception Conditions are not satisfied with respect to any individual Property, then the foregoing provisions (the “Insurance Exception Provisions”) will not be applicable to such individual Property, and Borrower will, upon obtaining knowledge thereof, promptly notify the lender in writing and Borrower will, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the tenant under such Walgreens Lease does not provide the applicable insurance coverage required by the Loan Documents, or (y) “excess and contingent” insurance coverage in the event that the tenant under such Walgreens Lease does not have the insurance coverage required under the Loan Documents, in each case, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the applicable individual Property into full compliance with all of the terms and conditions of the Loan Documents.

If (i) the Insurance Exception Conditions are satisfied, (ii) the tenant under the applicable Walgreens Lease is required to restore such Property as a result thereof, (iii) such tenant indicates its intention to complete such required restoration in writing to Borrower and the lender promptly (but in any event within thirty (30) days following such casualty or condemnation) following such casualty or condemnation, and (iv) pursuant to the terms of such Walgreens Lease, the proceeds are to be paid to the tenant thereunder to be used by such tenant to complete such restoration, then such tenant will be entitled to hold and use such proceeds to complete such restoration in accordance with the terms of the applicable Walgreens Lease.

If the Insurance Exception Conditions are satisfied with respect to any individual Property, then no notice will be required to be provided to the lender before termination of any insurance policy carried by Walgreens with respect to such individual Property. Otherwise, each insurance policy is required to provide that it is not terminable without 30 days prior written notice to the lender, except for any required workers compensation and motor vehicle liability policies.

The Property located in Waynesburg, PA is located in Flood Zone AE; however, the finished floor of all improvements located thereon is higher than the flood zone elevation level.  Walgreens’ self-insurance provides for flood insurance irrespective of the positioning of the Waynesburg, PA property.

The insurance policies are required to designate the lender as mortgagee and loss payee or additional insured (not necessarily to include the lender’s successors and assigns).

(29)	Acts of Terrorism Exclusion	Walgreens II Portfolio (No. 25)	With respect to each individual Property, Mortgagor will not be required to maintain the insurance coverage required by the Mortgage Loan documents with respect to such individual Property to the extent: (i) the applicable lease with Walgreens (each, a “Walgreens Lease”) is in full force and effect, (ii) such individual Property is 100% leased to Walgreens (or an assignee of such Walgreens Lease or one or more subtenants of Walgreens, provided that (x) such assignment or subleasing was either permitted under the terms of such Walgreens Lease without the consent or approval of Mortgagor or was otherwise approved by the lender and (y) Walgreens remains fully liable for the obligations and liabilities under the Walgreens Lease notwithstanding such assignment or subleasing), (iii) no default beyond any applicable notice and cure period has occurred and is continuing under such Walgreens Lease, (iv) Walgreens maintains a credit rating from S&P of at least “BBB”, (v) pursuant to the terms of the Walgreens Lease, the tenant thereunder is obligated at its sole cost and expense (A) to maintain special form coverage insurance covering such Property and the Improvements to the extent of not less than 100% of the replacement value of the improvements thereon (with no exclusion for terrorism) and public liability and property damage insurance covering liability and property damage for death or bodily injury in any one incident in a combined single limit of not less than $2,000,000, and (B) to rebuild and/or repair such individual Property following a casualty to the same condition (as nearly as possible) such individual Property was in

E-2-12

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

immediately prior to such casualty, (vi) under the terms of such Walgreens Lease, such Walgreens Lease will remain in full force and effect following a casualty and the tenant thereunder is required to continue to pay full rent without any abatement or offset, (vii) the tenant under such Walgreens Lease maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease (which insurance will in no event be less (as to coverage types and amounts) than the insurance required to be maintained by the tenant under the Walgreens Lease on the closing date of the Mortgage Loan), and such insurance policies name the lender as an additional insured, and (viii) Mortgagor will have provided to the lender, evidence satisfactory to the lender in its reasonable discretion that the tenant under such Walgreens Lease maintains in full force and effect the insurance described in clause (v) above and any other insurance required to be maintained by the tenant under such Walgreens Lease (the “Required Insurance”), which evidence will be provided to Lender at least thirty (30) days prior to the date any of the Required Insurance would lapse, cancel or expire (the foregoing clauses (i) – (viii) are referred to collectively herein as the “Insurance Exception Conditions”), except as set forth below. If, at any time and from time to time during the term, any of the Insurance Exception Conditions are not satisfied with respect to any individual Property, then the foregoing provisions (the “Insurance Exception Provisions”) will not be applicable to such individual Property, and Mortgagor will, upon obtaining knowledge thereof, promptly notify the lender in writing and Mortgagor will, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the tenant under such Walgreens Lease does not provide the applicable insurance coverage required by the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage in the event that the tenant under such Walgreens Lease does not have the insurance coverage required under the Mortgage Loan documents, in each case, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the applicable individual Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

If (i) the Insurance Exception Conditions are satisfied, (ii) the tenant under the applicable Walgreens Lease is required to restore such Property as a result thereof, (iii) such tenant indicates its intention to complete such required restoration in writing to Mortgagor and the lender promptly (but in any event within thirty (30) days following such casualty or condemnation) following such casualty or condemnation, and (iv) pursuant to the terms of such Walgreens Lease, the proceeds are to be paid to the tenant thereunder to be used by such tenant to complete such restoration, then such tenant will be entitled to hold and use such proceeds to complete such restoration in accordance with the terms of the applicable Walgreens Lease.

If the Insurance Exception Conditions are satisfied with respect to any individual Property, then no notice will be required to be provided to the lender before termination of any insurance policy carried by Walgreens with respect to such individual Property. Otherwise, each insurance policy is required to provide that it is not terminable without 30 days prior written notice to the lender, except for any required workers compensation and motor vehicle liability policies.

The insurance policies are required to designate the lender as Mortgagee and loss payee or additional insured (not necessarily to include the lender’s successors and assigns).

(30)	Due on Sale or Encumbrance	Bellis Fair Mall (No. 3) The Outlet Shoppes at Oklahoma City (No. 6)
Mortgagor is required to reimburse Lender for its reasonable out-of-pocket costs and expenses incurred in connection with any such transfer; but there is no express requirement to pay Rating Agency fees on connection therewith.

E-2-13

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(30)	Due on Sale or Encumbrance
Riverside on the James (No. 11)

Walgreens III Portfolio (No. 21)

Japan Town Center (No. 23)

Walgreens II Portfolio (No. 25)

1414 & 1418 K Street (No. 52)

Storage By George and Napa Valley Wine Storage (No. 58)

The Mortgage Loan documents provide that the Mortgagor is required to pay all reasonable out-of-pocket expenses of the lender incurred with respect to any transfer or encumbrance for which the Mortgagor is required to obtain the consent or approval of the lender (including rating agency fees that are incurred in connection with the review and consent to any such transfer or encumbrance).

(30)	Due on Sale or Encumbrance	Bear Creek Village Center (No. 35) Bradley Commons (No. 36) Heritage Plaza (No. 53) State Street Market (No. 54)	Various transfers of greater than 50% direct and indirect interests in Mortgagor are permitted along with certain transfers of the Mortgaged Property as outlined in the Mortgage Loan documents.

(30)	Due on Sale or Encumbrance	Riverside on the James (No. 11)
In general, transfers are permitted without the consent of the lender provided that: (i) AREP Riverside Manager LLC, a Delaware limited liability company (the “Non-Member Manager”), will continue to be the non-member manager of the sole member of Mortgagor (the “Principal”), (ii) Reus Riverside Inc., a Delaware corporation (the “Independencia Member”) will continue to own at least 90% of Principal, (iii) Independencia Holdings LLC, a Florida limited liability company (the “Independencia Manager”) continues to Control the Independencia Member, (iv) no Person not currently owning, directly or indirectly, more than 49% of the direct ownership interests in any Restricted Party acquires more than 49% of the direct ownership interests in such Restricted Party as a result of such Transfer, (v) the related guarantor continues to directly or indirectly Control Non-Member Manager and retain not less than 51% of Non-Member Manager and the related guarantor retains at least a 2% indirect ownership interest in Mortgagor, (vi) Fernando Sanchez and Claudio Zichy continue to directly or indirectly Control the Independencia Member and the Independencia Manager, and (vii) such transfer does not result in a change of Control of Mortgagor.

In addition, transfers of (i) all of any portion of the direct interests in Principal by Independencia Member to AREP Riverside Investor LLC, a Delaware limited liability company (“AREP Investor”) (the current 10% direct owner of Principal), and (ii) all of any portion of the direct interests in Principal by AREP Investor to Independencia Member are permitted, in each case, without consent of the lender, subject to the satisfaction of certain conditions set forth in the loan documents.

(30)	Due on Sale or Encumbrance	Walgreens III Portfolio (No. 21)
The following transfers relating to the related guarantor are permitted without consent of the lender (i) the reconstitution or conversion of the related guarantor into a different entity, provided that (A) any such reconstitution or conversion is performed in compliance with all applicable Legal Requirements and does not result in the dissolution, termination or winding up of The related guarantor, (B) the net worth of the related guarantor following such reconstitution or conversion will equal or exceed the $15,000,000, and (C) no change of control of Mortgagor or the related guarantor occurs as a result of such reconstitution or conversion; and (ii) the merger of the related guarantor with one or more specified Persons or a Person satisfying specific criteria identified in the Mortgage Loan documents, provided that (A) any such merger is in compliance with Legal Requirements and does not result in the dissolution, termination or winding up of The related guarantor, (B) the net worth of the related guarantor or the surviving entity, as applicable, following such merger will equal or

E-2-14

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
exceed the $15,000,000, and (C) the related guarantor or the surviving entity, as applicable, and Mortgagor executes and delivers to Lender such documents as may be reasonably required by and in form and substance acceptable to Lender, including, without limitation, a reaffirmation of The related guarantor’s obligations and liabilities under the Mortgage Loan documents executed and delivered by the related guarantor if the related guarantor is the surviving entity of such merger, or a new Guaranty and a new Environmental Indemnity each executed by the surviving entity.

(30)	Due on Sale or Encumbrance	Walgreens II Portfolio (No. 25)
The following transfers relating to the related guarantor are permitted without consent of the lender (i) transfers of non-managing member interests in The related guarantor, provided, that (A) the related guarantor remains the sole member of each Mortgagor, owning no less than one hundred percent (100%) of the direct equity interests in each Mortgagor, (B) no Person not currently owning, directly or indirectly, more than 49% of the beneficial ownership interests in the related guarantor acquires more than 49% of the beneficial direct or indirect ownership interest in The related guarantor, and (C) the transfer does not result in a change of control of Mortgagor or The related guarantor; (ii) the reconstitution or conversion of the related guarantor into a different entity, provided that (A) any such reconstitution or conversion is performed in compliance with all applicable Legal Requirements and does not result in the dissolution, termination or winding up of The related guarantor, (B) the net worth of the related guarantor following such reconstitution or conversion will equal or exceed the $20,000,000, and (C) no change of control of Mortgagor or the related guarantor occurs as a result of such reconstitution or conversion; and (iii) the merger of the related guarantor with one or more specified Persons or a Person satisfying specific criteria identified in the Mortgage Loan documents, provided that (A) any such merger is in compliance with Legal Requirements and does not result in the dissolution, termination or winding up of The related guarantor, (B) the net worth of the related guarantor or the surviving entity, as applicable, following such merger will equal or exceed the $20,000,000, and (C) the related guarantor or the surviving entity, as applicable, and Mortgagor executes and delivers to Lender such documents as may be reasonably required by and in form and substance acceptable to Lender, including, without limitation, a reaffirmation of The related guarantor’s obligations and liabilities under the Mortgage Loan documents executed and delivered by the related guarantor if the related guarantor is the surviving entity of such merger, or a new Guaranty and a new Environmental Indemnity each executed by the surviving entity.

(30)	Due on Sale or Encumbrance	Storage By George and Napa Valley Wine Storage (No. 58)
A change of control excludes the death of one of the related guarantors while the other related guarantor is still living so long as the surviving guarantor is actually managing the operation of Mortgagor and the Property or has appointed a replacement property manager acceptable to the lender in all respects and if a securitization has occurred, Mortgagor has delivered a rating agency confirmation to the effect that the change in property management will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such change in property management.

(30)	Due on Sale or Encumbrance	10 United Nations Plaza (No. 41)
100% of the membership interests in Mortgagor may be conveyed to a newly formed, multiple asset entity (the “Fund Member”) and the ownership interest in Fund Member may subsequently be syndicated or otherwise transferred, provided Mortgagor satisfies the condition precedent outlined in the Mortgage Loan documents which include the existing guarantor/indemnitor affirming its obligations as guarantor and indemnitor and either (1) the existing sponsor (or an entity controlled by sponsor) maintaining management control of Mortgagor and Acron Zurich (or an entity controlled by Acron Zurich) has and maintains management control of the Fund Member or (2) to the extent the existing sponsor (or an entity controlled by sponsor) no longer has management control of Mortgagor or Acron Zurich (or an entity controlled by Acron Zurich) no longer has management control of Fund Member, the following additional condition precedents must be satisfied: (i) Mortgagor will have paid to Mortgagee a transfer fee in an amount equal to 1.0% of the principal indebtedness at the time of such change, (ii) a qualified equityholder will assume management control of Mortgagor or Fund Member, as appropriate, and (iii) upon any change in management control of Mortgagor, a party satisfactory to

E-2-15

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
Mortgagee in its sole discretion will assume all obligations, liabilities, guarantees and indemnities of the existing guarantor and any other guarantor under the Mortgage Loan documents pursuant to documentation satisfactory to Mortgagee.

(31)	Single-Purpose Entity	Arvada Ridge Retail (No. 63)
Mortgagor may be responsible for a pro rata portion of certain expenses owed in relation to Lot 2-B (which the mortgagor does not own) pursuant to the terms of that certain Declaration of Covenants, Conditions and Restrictions by and between Mortgagor and Arvada Ridge Lot 2-B, LLC dated on December 15, 2011 and recorded on December 16, 2011 at Reception No. 201114447, County of Jefferson, State of Colorado.

(32)	Defeasance	Riverside on the James (No. 11) Japan Town Center (No. 23) 1414 & 1418 K Street (No. 52) Storage By George and Napa Valley Wine Storage (No. 58)	Defeasance permitted upon the earlier of (i) March 29, 2014, and (ii) the third anniversary of the loan closing date.

(34)	Ground Leases	Motel 6 – Anchorage (No. 37)
If Mortgagee or any other party succeeds to the interest of lessee under the Ground Lease as a result of foreclosure proceedings, the granting of a deed in lieu of foreclosure or the exercise of other remedies permitted under the terms of the security instrument, or as a nominee or designee of Mortgagee, such party and any transferee of such party, and any transferee of Mortgagee or such other party, will become a substituted tenant under the Lease without necessity of any consent of, approval by or notification to Landlord, provided such successor tenant has or is controlled by a party which has a net worth equal to or greater than Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) and either (i) possesses comparable experience to lessee in operating and managing hotels similar to that which exists on the Mortgaged Property; or (ii) hires a third party manager to manage the hotel who has comparable experience to lessee in operating and managing hotels similar to that which exists on the Mortgaged Property.

(34)	Ground Leases	Comfort Inn Ship Creek – Anchorage (No. 38)
Because the lessor (i.e., Alaska Railroad Corporation) is a public entity, there are statutory restrictions which require the entering of any executory contract (including a new ground lease) to be subject to the approval of the lessor’s board of directors. Therefore, the lessor cannot grant an absolute right to enter a new lease with Mortgagee upon termination of the Ground Lease for any reason. Lessor has agreed to allow Mortgagee the ability to request a new lease if the existing Ground Lease terminates for any reason, provided the approval of any new lease will be subject to board approval and the applicable statutory requirements. Lessor has granted appropriate notice and cure rights to Mortgagee to undertake a cure of any monetary or non-monetary defaults which are susceptible of being cured and has agreed to otherwise waive any non-curable defaults (including bankruptcy, assignment for the benefit of creditors or rejection of the Ground Lease by Mortgagor, as lessee).

(39)	Organization of Mortgagor	Walgreens III Portfolio (No. 21) Walgreens II Portfolio (No. 25) Bear Creek Village Center (No. 35) Bradley Commons (No. 36) Heritage Plaza (No. 53) State Street Market (No. 54)	The Mortgagors under these Mortgage Loans are affiliated.

E-2-16

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(40)	Environmental Conditions	Walgreens III Portfolio (No. 21)
The individual Property located in Gallup, New Mexico was formerly used as a gas station and had four gasoline USTs and one used oil AST on-site, none of which remain on site.  The most recent sampling data as of loan origination found the presence methyl tertiary butyl either above the regulatory standard but all other chemicals of concern below applicable limits.  The seller of this Property to Mortgagor is the responsible party on file with the State of New Mexico and will remain so such that responsibility will not pass to Mortgagor.  There are seven existing monitoring wells on site.

Mortgagor obtained and is required to maintain an environmental insurance policy specifically identifying and covering the environmental conditions identified in the environmental reports relating to this Property insuring Seller and its successors and assigns.  The policy is paid in full with a term of not less than 10 years after the date of origination.  If on or prior to June 1, 2019, Mortgagor has not delivered evidence of (i) the receipt of an unconditional no further action letter from the New Mexico Environment Department or (ii) acceptance of the site into the New Mexico Environment Department’s Corrective Action Fund, then the policy will be extended to a date no sooner than two (2) years beyond the maturity date of the loan.

The insurer is not required to pay any amount in excess of $2,000,000 in connection with any individual claim or in the aggregate and coverage is subject to a self-insurance retention of $25,000.

(40)	Environmental Conditions	Walgreens II Portfolio (No. 25)
Seller’s environmental consultants determined that there was possible environmental contamination at the individual Property located in Oxford, North Carolina (the “Oxford Property”) due to past operations at the Oxford Property. Mortgagor obtained and is required to maintain for the term of the Mortgage Loan (or until the Oxford Property is released in accordance with the terms of the Mortgage Loan documents), that certain Premises Environmental Liability Policy (Policy #: PEL 1849677 00) in an amount equal to $2,000,000 issued by Great American Insurance Group (the “Oxford Environmental Policy”) with respect to the Oxford Property, and Mortgagor is required to comply with all of the terms and conditions of the Oxford Environmental Policy. The Oxford Environmental Policy expires on March 6, 2021. Seller (and any successor holder of the Security Instrument) has been named as an additional insured on the Oxford Environmental Policy.

(40)	Environmental Conditions	Holiday Inn – Grand Rapids (No. 48)
Phase II reports found contamination related to historical uses of the Mortgaged Property (brass foundry, clock and mantel company and industrial store). Mortgagor is required to report contamination to Michigan Department of Environmental Quality (MDEQ) who will determine monitoring/remediation requirements (if any). $250,000 was escrowed at closing to mitigate potential remediation costs.  Once MDEQ determines monitoring/remediation requirements the escrow will be adjusted to 110% of the costs of such requirements. If the required amount is greater than $250,000, Mortgagor will deposit the deficiency within 10 business days of receipt of an approved estimate or a cash flow sweep will be triggered until such time that the escrowed amount is equal to 110% of the costs of such MDEQ requirements.

(41)	Appraisal	CHI Data Center (No. 28)	The appraisal related to the Mortgaged Property has an “as-is” value date of May 20, 2011, more than 12 months prior to the Closing Date.

E-2-17

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(12)	Condemnation	GEM Suburban & Scenic Acres MHCs (No. 65)

With respect to the GEM Suburban MHC, in connection with improvements to FA Route 742, the Illinois Department of Transportation proposes to acquire a portion of the subject Mortgage Property consisting of (i) 0.206 acres of land as fee simple, and (ii) 0.733 acres of land as a temporary construction easement for three (3) years.

(16)	Insurance	ARC Portfolio IV (No. 7)
For the related Mortgaged Properties Walgreens - Maplewood, NJ, Walgreens - Stevensville, MI and Walgreens - Coalinga, CA, the related lender does not have an interest as loss payee under Walgreen Co. (“Walgreen’s”) property coverage policy.  Furthermore, the lender has agreed to accept the required insurance provided by Walgreens, whether by self insurance or otherwise, subject to the satisfaction of various conditions set forth in the loan agreement.  However, pursuant to the lease, Walgreens has the absolute obligation to rebuild and there is no abatement of rent.

(16)	Insurance	Cole Retail Portfolio (No. 17)
The Loan Documents do not place a limit on the deductible amount for “all risk” insurance, provided such deductible is required by a lease with a tenant that has a rating of BBB or higher by the rating agencies and is otherwise acceptable to related lender.

(16)	Insurance	Community Plaza (No. 67)
While the related Loan Documents provide for insurance proceeds to be applied either to repair or restoration or to the debt as provided for in the representation, the related Loan Documents allow that Net Proceeds (as defined in the related Loan Documents) will be held by the related lender if the property losses are in excess of 10% of the then outstanding principal amount of the Mortgage Loan (as opposed to 5% as set forth in the representation).

(16)	Insurance	Walgreens - Rantoul, Il (No. 75)
The related lender does not have an interest as loss payee under Walgreen's property coverage policy.  Furthermore, the lender has agreed to accept the required insurance provided by Walgreens, whether by self insurance or otherwise, subject to the satisfaction of various conditions set forth in the loan agreement.  However, pursuant to the lease, Walgreens has the absolute obligation to rebuild and there is no abatement of rent.

(18)	No Encroachments	Corner House Lofts (No. 56)
The related Mortgaged Property consists of upper floors of a condominium building.  Certain improvements to the condominium building within which the Mortgaged Property is located are not included within the boundaries of the related Mortgaged Property.

(24)	Local Law Compliance	Cole Retail Portfolio (No. 17)
There are certain open city code violations involving required landscaping at the Century Town Center, Vero Beach, Florida property.  The Mortgagor and its manager are in regular contact with the municipality and working on a long-term cure.  The municipality has confirmed that no fines are expected at this time regarding such violations.  Such fines and/or cures could cost as much as $58,000.

(26)	Recourse Obligations.	Cole Retail Portfolio (No. 17)
Voluntary transfers which (i) are immaterial and non-recurring, (ii) corrected by the Mortgagor within 30 days of obtaining knowledge thereof,  (iii) are not a Prohibited Transfer (as defined in the related Loan Documents) and (iv) with respect to which, if required by the related lender, the related lender has received a rating agency confirmation will not give rise to a full recourse (although such transfers would still technically be an event of default under the Loan Documents).

(29)	Acts of Terrorism Exclusion.	ARC Portfolio IV (No. 7)
For the related Mortgaged Properties Walgreens - Maplewood, NJ, Walgreens - Stevensville, MI and Walgreens - Coalinga, CA, the related lender has agreed to accept the required insurance provided by Walgreens, whether by self insurance or otherwise, subject to the satisfaction of various conditions set forth in the loan agreement.

Walgreens - Rantoul, IL (No. 75)
The related lender has agreed to accept the required insurance provided by Walgreens, whether by self insurance or otherwise, subject to the satisfaction of various conditions set forth in the loan agreement.

(31)	Single-Purpose Entity.	Reynolds MHP Portfolio (No. 33)	The Mortgagor currently owns mobile homes which (i) are not collateral for the Mortgage Loans and (ii) it is obligated to transfer ownership of within a

E-2-18

	Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
certain period of origination.
(37)	No Material Default; Payment Record	Cole Retail Portfolio (No. 17)
The Mortgagor is required to use commercially reasonable efforts to promptly deliver to the related lender a subordination, non-disturbance and attornment agreement subordinating the applicable lease and sublease to the Mortgage Loan and an endorsement to the related title insurance policy.

(41)	Appraisal	Nis Hollow Village (No. 77)	Appraisal of the related Mortgaged Property was nine (9) to ten (10) months prior to the origination date.

E-2-19

Archetype Mortgage Funding I LLC
Representation Number on Annex E-1		Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(7)	Junior Liens	Little Palm Island (No. 34)
With respect to the Mortgaged Property, the related Sponsors have entered into a credit facility in which the related Sponsors pledged, among other things, their equity interests in the related Mortgagor and the general partner of the related Mortgagor.

(17)	Access; Utilities; Separate Tax Lots	Little Palm Island (No. 34)	The Mortgaged Property is not located on or adjacent to a public road nor has direct legal access to a public road. The Mortgaged Property is accessible only by boat.

(24)	Local Law Compliance	35 Ryerson Street (No. 43)
There are currently twenty-five (25) open building code violations at the Mortgaged Property, which include life-safety, elevator and ADA repairs.  Both the Mortgagor and the guarantor have delivered a violations indemnity and undertaking agreement which requires both the Mortgagor and guarantor to indemnify the lender in connection with these violations.  The Mortgagor further agreed to take all commercially reasonable steps to cause the violations to be removed as matters of record.

(26)	Recourse Obligations	545 Long Wharf Drive (No. 14)
Provided that the Mortgagor maintains a blanket environmental insurance policy and names the lender as an additional insured, the related mortgage loan documents provide that the lender agrees to delay enforcement of its rights under the related environmental indemnity agreement until the earlier of final settlement or denial of a claim under the environmental insurance policy or six (6) months from notice to lender of any environmental liabilities.

(34)	Ground Leases	Little Palm Island (No. 34)
The Mortgage Loan is secured by a Mortgaged Property which consists, in part, of a leasehold estate.  The related Borrower has an insured leasehold interest in docks located on submerged lands pursuant to a submerged lands lease with the State of Florida.  Such submerged lands lease is scheduled to expire on January 26, 2029.

In accordance with the common practice in the State of Florida for leases of this type, the submerged lands lease does not contain any of the standard mortgagee protections articulated in the related representation.

In addition, pursuant to a shore station lease with an affiliate of the related borrower, the related Borrower has a leasehold interest in a shore station on the mainland which is the departure point for boats transporting patrons to the island resort pursuant to a shore station lease with an affiliate of the related Borrower.  Neither the shore station lease nor a memorandum thereof has been recorded in the applicable jurisdiction.  The shore station lease and the related documents provide that any insurance proceeds and condemnation awards will be payable to the lessor; however, the related Mortgage Loan documents require the related Borrower to cause any third party to endorse any insurance proceeds over to the related lender.  Further, although the shore station lease and related documents provide lender with notice and cure rights, the shore station lease does not provide lender the express right to enter into a new lease directly with the lessor in the event the shore station lease is terminated.

E-2-20

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
6/2012	$82,519,000.00	10/2016	$82,519,000.00
7/2012	$82,519,000.00	11/2016	$82,519,000.00
8/2012	$82,519,000.00	12/2016	$82,519,000.00
9/2012	$82,519,000.00	1/2017	$82,519,000.00
10/2012	$82,519,000.00	2/2017	$82,519,000.00
11/2012	$82,519,000.00	3/2017	$82,519,000.00
12/2012	$82,519,000.00	4/2017	$82,519,000.00
1/2013	$82,519,000.00	5/2017	$82,519,000.00
2/2013	$82,519,000.00	6/2017	$82,519,000.00
3/2013	$82,519,000.00	7/2017	$82,519,000.00
4/2013	$82,519,000.00	8/2017	$82,519,000.00
5/2013	$82,519,000.00	9/2017	$82,518,757.70
6/2013	$82,519,000.00	10/2017	$80,420,198.97
7/2013	$82,519,000.00	11/2017	$78,490,405.54
8/2013	$82,519,000.00	12/2017	$76,372,440.78
9/2013	$82,519,000.00	1/2018	$74,422,537.06
10/2013	$82,519,000.00	2/2018	$72,462,947.85
11/2013	$82,519,000.00	3/2018	$69,960,587.35
12/2013	$82,519,000.00	4/2018	$67,978,816.70
1/2014	$82,519,000.00	5/2018	$65,810,201.42
2/2014	$82,519,000.00	6/2018	$63,807,806.23
3/2014	$82,519,000.00	7/2018	$61,619,091.86
4/2014	$82,519,000.00	8/2018	$59,595,868.07
5/2014	$82,519,000.00	9/2018	$57,562,591.36
6/2014	$82,519,000.00	10/2018	$55,343,781.43
7/2014	$82,519,000.00	11/2018	$53,289,370.58
8/2014	$82,519,000.00	12/2018	$51,049,964.95
9/2014	$82,519,000.00	1/2019	$48,974,210.81
10/2014	$82,519,000.00	2/2019	$46,951,598.77
11/2014	$82,519,000.00	3/2019	$44,422,458.76
12/2014	$82,519,000.00	4/2019	$42,377,032.37
1/2015	$82,519,000.00	5/2019	$40,156,737.91
2/2015	$82,519,000.00	6/2019	$38,090,164.35
3/2015	$82,519,000.00	7/2019	$35,849,260.39
4/2015	$82,519,000.00	8/2019	$33,761,330.91
5/2015	$82,519,000.00	9/2019	$31,663,050.60
6/2015	$82,519,000.00	10/2019	$29,391,245.27
7/2015	$82,519,000.00	11/2019	$27,271,296.03
8/2015	$82,519,000.00	12/2019	$24,978,372.70
9/2015	$82,519,000.00	1/2020	$22,836,540.58
10/2015	$82,519,000.00	2/2020	$20,684,088.10
11/2015	$82,519,000.00	3/2020	$18,198,012.17
12/2015	$82,519,000.00	4/2020	$16,022,552.32
1/2016	$82,519,000.00	5/2020	$13,675,530.58
2/2016	$82,519,000.00	6/2020	$11,477,639.67
3/2016	$82,519,000.00	7/2020	$9,108,757.20
4/2016	$82,519,000.00	8/2020	$6,888,213.68
5/2016	$82,519,000.00	9/2020	$4,656,656.10
6/2016	$82,519,000.00	10/2020	$2,254,962.22
7/2016	$82,519,000.00	11/2020	$419.47
8/2016	$82,519,000.00	12/2020 and
9/2016	$82,519,000.00	thereafter	$0.00

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G-1

1155 F STREET AMORTIZATION SCHEDULE

Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance
06/06/2012					$130,000,000.00
07/06/2012	$130,000,000.00	616,958.33	-	616,958.33	$130,000,000.00
08/06/2012	$130,000,000.00	637,523.61	-	637,523.61	$130,000,000.00
09/06/2012	$130,000,000.00	637,523.61	-	637,523.61	$130,000,000.00
10/06/2012	$130,000,000.00	616,958.33	-	616,958.33	$130,000,000.00
11/06/2012	$130,000,000.00	637,523.61	-	637,523.61	$130,000,000.00
12/06/2012	$130,000,000.00	616,958.33	-	616,958.33	$130,000,000.00
01/06/2013	$130,000,000.00	637,523.61	-	637,523.61	$130,000,000.00
02/06/2013	$130,000,000.00	637,523.61	-	637,523.61	$130,000,000.00
03/06/2013	$130,000,000.00	575,827.78	-	575,827.78	$130,000,000.00
04/06/2013	$130,000,000.00	637,523.61	-	637,523.61	$130,000,000.00
05/06/2013	$130,000,000.00	616,958.33	-	616,958.33	$130,000,000.00
06/06/2013	$130,000,000.00	637,523.61	-	637,523.61	$130,000,000.00
07/06/2013	$130,000,000.00	616,958.33	-	616,958.33	$130,000,000.00
08/06/2013	$130,000,000.00	637,523.61	119,413.78	756,937.39	$129,880,586.22
09/06/2013	$129,880,586.22	636,938.00	119,989.62	756,927.62	$129,760,596.60
10/06/2013	$129,760,596.60	615,822.16	140,753.22	756,575.38	$129,619,843.38
11/06/2013	$129,619,843.38	635,659.31	121,246.98	756,906.29	$129,498,596.40
12/06/2013	$129,498,596.40	614,578.76	141,975.89	756,554.65	$129,356,620.51
01/06/2014	$129,356,620.51	634,368.46	122,516.30	756,884.76	$129,234,104.21
02/06/2014	$129,234,104.21	633,767.64	123,107.10	756,874.74	$129,110,997.11
03/06/2014	$129,110,997.11	571,889.99	183,952.55	755,842.54	$128,927,044.56
04/06/2014	$128,927,044.56	632,261.81	124,587.81	756,849.62	$128,802,456.75
05/06/2014	$128,802,456.75	611,274.99	145,224.54	756,499.53	$128,657,232.21
06/06/2014	$128,657,232.21	630,938.64	125,888.91	756,827.55	$128,531,343.30
07/06/2014	$128,531,343.30	609,988.33	146,489.73	756,478.06	$128,384,853.57
08/06/2014	$128,384,853.57	629,602.89	127,202.38	756,805.27	$128,257,651.19
09/06/2014	$128,257,651.19	628,979.08	127,815.77	756,794.85	$128,129,835.42
10/06/2014	$128,129,835.42	608,082.84	148,363.44	756,446.28	$127,981,471.98
11/06/2014	$127,981,471.98	627,624.69	129,147.57	756,772.26	$127,852,324.41
12/06/2014	$127,852,324.41	606,765.82	149,658.49	756,424.31	$127,702,665.92
01/06/2015	$127,702,665.92	626,257.42	130,492.04	756,749.46	$127,572,173.88
02/06/2015	$127,572,173.88	625,617.48	131,121.30	756,738.78	$127,441,052.58
03/06/2015	$127,441,052.58	564,493.06	191,226.09	755,719.15	$127,249,826.49
04/06/2015	$127,249,826.49	624,036.68	132,675.73	756,712.41	$127,117,150.76
05/06/2015	$127,117,150.76	603,276.81	153,089.30	756,366.11	$126,964,061.46
06/06/2015	$126,964,061.46	622,635.28	134,053.75	756,689.03	$126,830,007.71
07/06/2015	$126,830,007.71	601,914.08	154,429.30	756,343.38	$126,675,578.41
08/06/2015	$126,675,578.41	621,220.56	135,444.88	756,665.44	$126,540,133.53
09/06/2015	$126,540,133.53	620,556.33	136,098.03	756,654.36	$126,404,035.50
10/06/2015	$126,404,035.50	599,892.49	156,417.17	756,309.66	$126,247,618.33
11/06/2015	$126,247,618.33	619,121.83	137,508.60	756,630.43	$126,110,109.73
12/06/2015	$126,110,109.73	598,497.56	157,788.82	756,286.38	$125,952,320.91
01/06/2016	$125,952,320.91	617,673.68	138,932.59	756,606.27	$125,813,388.32
02/06/2016	$125,813,388.32	616,992.35	139,602.55	756,594.90	$125,673,785.77
03/06/2016	$125,673,785.77	576,545.95	179,374.26	755,920.21	$125,494,411.51
04/06/2016	$125,494,411.51	615,428.08	141,140.73	756,568.81	$125,353,270.78
05/06/2016	$125,353,270.78	594,905.73	161,320.74	756,226.47	$125,191,950.04
06/06/2016	$125,191,950.04	613,944.80	142,599.27	756,544.07	$125,049,350.77
07/06/2016	$125,049,350.77	593,463.38	162,739.03	756,202.41	$124,886,611.74
08/06/2016	$124,886,611.74	612,447.41	144,071.68	756,519.09	$124,742,540.06
09/06/2016	$124,742,540.06	611,740.88	144,766.42	756,507.30	$124,597,773.64
10/06/2016	$124,597,773.64	591,320.27	164,846.39	756,166.66	$124,432,927.25
11/06/2016	$124,432,927.25	610,222.53	146,259.44	756,481.97	$124,286,667.81
12/06/2016	$124,286,667.81	589,843.81	166,298.22	756,142.03	$124,120,369.59
01/06/2017	$124,120,369.59	608,689.74	147,766.67	756,456.41	$123,972,602.92

G-1-1

Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance
02/06/2017	$123,972,602.92	607,965.09	148,479.23	756,444.32	$123,824,123.69
03/06/2017	$123,824,123.69	548,472.08	206,979.82	755,451.90	$123,617,143.87
04/06/2017	$123,617,143.87	606,221.91	150,193.33	756,415.24	$123,466,950.54
05/06/2017	$123,466,950.54	585,953.57	170,123.57	756,077.14	$123,296,826.97
06/06/2017	$123,296,826.97	604,651.06	151,737.97	756,389.03	$123,145,089.00
07/06/2017	$123,145,089.00	584,426.07	171,625.59	756,051.66	$122,973,463.41
08/06/2017	$122,973,463.41	603,065.28	153,297.30	756,362.58	$122,820,166.11
09/06/2017	$122,820,166.11	602,313.51	154,036.54	756,350.05	$122,666,129.57
10/06/2017	$122,666,129.57	582,153.01	173,860.73	756,013.74	$122,492,268.84
11/06/2017	$122,492,268.84	600,705.49	155,617.73	756,323.22	$122,336,651.11
12/06/2017	$122,336,651.11	580,589.36	175,398.30	755,987.66	$122,161,252.81
01/06/2018	$122,161,252.81	599,082.18	157,213.96	756,296.14	$122,004,038.85
02/06/2018	$122,004,038.85	598,311.20	157,972.08	756,283.28	$121,846,066.77
03/06/2018	$121,846,066.77	539,710.38	215,595.36	755,305.74	$121,630,471.41
04/06/2018	$121,630,471.41	596,479.21	159,773.51	756,252.72	$121,470,697.90
05/06/2018	$121,470,697.90	576,479.69	179,439.41	755,919.10	$121,291,258.49
06/06/2018	$121,291,258.49	594,815.70	161,409.27	756,224.97	$121,129,849.22
07/06/2018	$121,129,849.22	574,862.08	181,030.04	755,892.12	$120,948,819.18
08/06/2018	$120,948,819.18	593,136.37	163,060.59	756,196.96	$120,785,758.59
09/06/2018	$120,785,758.59	592,336.72	163,846.90	756,183.62	$120,621,911.69
10/06/2018	$120,621,911.69	572,451.49	183,400.42	755,851.91	$120,438,511.27
11/06/2018	$120,438,511.27	590,633.80	165,521.40	756,155.20	$120,272,989.87
12/06/2018	$120,272,989.87	570,795.56	185,028.72	755,824.28	$120,087,961.15
01/06/2019	$120,087,961.15	588,914.70	167,211.84	756,126.54	$119,920,749.31
02/06/2019	$119,920,749.31	588,094.69	168,018.17	756,112.86	$119,752,731.14
03/06/2019	$119,752,731.14	530,438.07	224,713.00	755,151.07	$119,528,018.14
04/06/2019	$119,528,018.14	586,168.72	169,912.00	756,080.72	$119,358,106.14
05/06/2019	$119,358,106.14	566,453.68	189,298.17	755,751.85	$119,168,807.97
06/06/2019	$119,168,807.97	584,407.14	171,644.20	756,051.34	$118,997,163.77
07/06/2019	$118,997,163.77	564,740.71	190,982.57	755,723.28	$118,806,181.20
08/06/2019	$118,806,181.20	582,628.81	173,392.86	756,021.67	$118,632,788.34
09/06/2019	$118,632,788.34	581,778.49	174,229.00	756,007.49	$118,458,559.34
10/06/2019	$118,458,559.34	562,184.58	193,496.06	755,680.64	$118,265,063.28
11/06/2019	$118,265,063.28	579,975.16	176,002.25	755,977.41	$118,089,061.03
12/06/2019	$118,089,061.03	560,431.00	195,220.39	755,651.39	$117,893,840.64
01/06/2020	$117,893,840.64	578,154.67	177,792.37	755,947.04	$117,716,048.27
02/06/2020	$117,716,048.27	577,282.77	178,649.73	755,932.50	$117,537,398.54
03/06/2020	$117,537,398.54	539,219.14	216,078.41	755,297.55	$117,321,320.13
04/06/2020	$117,321,320.13	575,347.01	180,553.19	755,900.20	$117,140,766.94
05/06/2020	$117,140,766.94	555,930.56	199,645.76	755,576.32	$116,941,121.18
06/06/2020	$116,941,121.18	573,482.51	182,386.60	755,869.11	$116,758,734.58
07/06/2020	$116,758,734.58	554,117.49	201,428.58	755,546.07	$116,557,306.00
08/06/2020	$116,557,306.00	571,600.27	184,237.44	755,837.71	$116,373,068.56
09/06/2020	$116,373,068.56	570,696.76	185,125.87	755,822.63	$116,187,942.69
10/06/2020	$116,187,942.69	551,408.61	204,092.27	755,500.88	$115,983,850.42
11/06/2020	$115,983,850.42	568,788.02	187,002.77	755,790.79	$115,796,847.65
12/06/2020	$115,796,847.65	549,552.54	205,917.38	755,469.92	$115,590,930.27
01/06/2021	$115,590,930.27	566,861.13	188,897.52	755,758.65	$115,402,032.75
02/06/2021	$115,402,032.75	565,934.77	189,808.42	755,743.19	$115,212,224.33
03/06/2021	$115,212,224.33	510,326.15	244,489.43	754,815.58	$114,967,734.90
04/06/2021	$114,967,734.90	563,804.97	191,902.70	755,707.67	$114,775,832.20
05/06/2021	$114,775,832.20	544,706.97	210,682.12	755,389.09	$114,565,150.08
06/06/2021	$114,565,150.08	561,830.68	193,844.06	755,674.74	$114,371,306.02
07/06/2021	$114,371,306.02	542,787.16	212,569.91	755,357.07	$0.00

G-1-2

ANNEX G-2

COLUMBIA BUSINESS CENTER AMORTIZATION SCHEDULE

Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance
06/06/2012					$99,867,717.21
07/06/2012	$99,867,717.21	555,098.06	149,138.16	704,236.22	$99,718,579.05
08/06/2012	$99,718,579.05	572,744.74	142,052.31	714,797.05	$99,576,526.74
09/06/2012	$99,576,526.74	571,928.84	142,868.21	714,797.05	$99,433,658.53
10/06/2012	$99,433,658.53	552,685.42	151,550.80	704,236.22	$99,282,107.73
11/06/2012	$99,282,107.73	570,237.81	144,559.24	714,797.05	$99,137,548.49
12/06/2012	$99,137,548.49	551,039.54	153,196.68	704,236.22	$98,984,351.81
01/06/2013	$98,984,351.81	568,527.62	146,269.43	714,797.05	$98,838,082.38
02/06/2013	$98,838,082.38	567,687.50	147,109.55	714,797.05	$98,690,972.83
03/06/2013	$98,690,972.83	511,986.83	171,127.72	683,114.55	$98,519,845.11
04/06/2013	$98,519,845.11	565,859.67	148,937.38	714,797.05	$98,370,907.73
05/06/2013	$98,370,907.73	546,778.30	157,457.92	704,236.22	$98,213,449.81
06/06/2013	$98,213,449.81	564,099.86	150,697.19	714,797.05	$98,062,752.62
07/06/2013	$98,062,752.62	545,065.47	159,170.75	704,236.22	$97,903,581.87
08/06/2013	$97,903,581.87	562,320.10	152,476.95	714,797.05	$97,751,104.92
09/06/2013	$97,751,104.92	561,444.33	153,352.72	714,797.05	$97,597,752.20
10/06/2013	$97,597,752.20	542,480.84	211,605.26	754,086.10	$97,386,146.94
11/06/2013	$97,386,146.94	559,348.16	194,737.94	754,086.10	$97,191,409.00
12/06/2013	$97,191,409.00	540,222.24	213,863.86	754,086.10	$96,977,545.14
01/06/2014	$96,977,545.14	557,001.31	197,084.79	754,086.10	$96,780,460.35
02/06/2014	$96,780,460.35	555,869.32	198,216.78	754,086.10	$96,582,243.57
03/06/2014	$96,582,243.57	501,047.22	253,038.88	754,086.10	$96,329,204.69
04/06/2014	$96,329,204.69	553,277.49	200,808.61	754,086.10	$96,128,396.08
05/06/2014	$96,128,396.08	534,313.67	219,772.43	754,086.10	$95,908,623.65
06/06/2014	$95,908,623.65	550,861.83	203,224.27	754,086.10	$95,705,399.38
07/06/2014	$95,705,399.38	531,962.52	222,123.58	754,086.10	$95,483,275.80
08/06/2014	$95,483,275.80	548,418.80	205,667.30	754,086.10	$95,277,608.50
09/06/2014	$95,277,608.50	547,237.53	206,848.57	754,086.10	$95,070,759.93
10/06/2014	$95,070,759.93	528,434.98	225,651.12	754,086.10	$94,845,108.81
11/06/2014	$94,845,108.81	544,753.42	209,332.68	754,086.10	$94,635,776.13
12/06/2014	$94,635,776.13	526,017.18	228,068.92	754,086.10	$94,407,707.21
01/06/2015	$94,407,707.21	542,241.15	211,844.95	754,086.10	$94,195,862.26
02/06/2015	$94,195,862.26	541,024.40	213,061.70	754,086.10	$93,982,800.56
03/06/2015	$93,982,800.56	487,561.88	266,524.22	754,086.10	$93,716,276.34
04/06/2015	$93,716,276.34	538,269.84	215,816.26	754,086.10	$93,500,460.08
05/06/2015	$93,500,460.08	519,706.73	234,379.37	754,086.10	$93,266,080.71
06/06/2015	$93,266,080.71	535,684.09	218,402.01	754,086.10	$93,047,678.70
07/06/2015	$93,047,678.70	517,190.01	236,896.09	754,086.10	$92,810,782.61
08/06/2015	$92,810,782.61	533,069.04	221,017.06	754,086.10	$92,589,765.55
09/06/2015	$92,589,765.55	531,799.61	222,286.49	754,086.10	$92,367,479.06
10/06/2015	$92,367,479.06	513,409.23	240,676.87	754,086.10	$92,126,802.19
11/06/2015	$92,126,802.19	529,140.52	224,945.58	754,086.10	$91,901,856.61
12/06/2015	$91,901,856.61	510,821.16	243,264.94	754,086.10	$91,658,591.67
01/06/2016	$91,658,591.67	526,451.30	227,634.80	754,086.10	$91,430,956.87
02/06/2016	$91,430,956.87	525,143.86	228,942.24	754,086.10	$91,202,014.63
03/06/2016	$91,202,014.63	490,033.49	264,052.61	754,086.10	$90,937,962.02
04/06/2016	$90,937,962.02	522,312.29	231,773.81	754,086.10	$90,706,188.21
05/06/2016	$90,706,188.21	504,175.23	249,910.87	754,086.10	$90,456,277.34
06/06/2016	$90,456,277.34	519,545.68	234,540.42	754,086.10	$90,221,736.92
07/06/2016	$90,221,736.92	501,482.49	252,603.61	754,086.10	$89,969,133.31
08/06/2016	$89,969,133.31	516,747.71	237,338.39	754,086.10	$89,731,794.92
09/06/2016	$89,731,794.92	515,384.53	238,701.57	754,086.10	$89,493,093.35
10/06/2016	$89,493,093.35	497,432.44	256,653.66	754,086.10	$89,236,439.69
11/06/2016	$89,236,439.69	512,539.40	241,546.70	754,086.10	$88,994,892.99
12/06/2016	$88,994,892.99	494,663.28	259,422.82	754,086.10	$88,735,470.17
01/06/2017	$88,735,470.17	509,662.04	244,424.06	754,086.10	$88,491,046.11

G-2-1

Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance
02/06/2017	$88,491,046.11	508,258.15	245,827.95	754,086.10	$88,245,218.16
03/06/2017	$88,245,218.16	457,796.58	296,289.52	754,086.10	$87,948,928.64
04/06/2017	$87,948,928.64	505,144.45	248,941.65	754,086.10	$87,699,986.99
05/06/2017	$87,699,986.99	487,465.76	266,620.34	754,086.10	$87,433,366.65
06/06/2017	$87,433,366.65	502,183.26	251,902.84	754,086.10	$87,181,463.81
07/06/2017	$87,181,463.81	484,583.64	269,502.46	754,086.10	$86,911,961.35
08/06/2017	$86,911,961.35	499,188.51	254,897.59	754,086.10	$86,657,063.76
09/06/2017	$86,657,063.76	497,724.48	256,361.62	754,086.10	$86,400,702.14
10/06/2017	$86,400,702.14	480,243.90	273,842.20	754,086.10	$86,126,859.94
11/06/2017	$86,126,859.94	494,679.19	259,406.91	754,086.10	$85,867,453.03
12/06/2017	$85,867,453.03	477,279.93	276,806.17	754,086.10	$85,590,646.86
01/06/2018	$85,590,646.86	491,599.39	262,486.71	754,086.10	$85,328,160.15
02/06/2018	$85,328,160.15	490,091.77	263,994.33	754,086.10	$85,064,165.82
03/06/2018	$85,064,165.82	441,293.99	312,792.11	754,086.10	$84,751,373.71
04/06/2018	$84,751,373.71	486,778.94	267,307.16	754,086.10	$84,484,066.55
05/06/2018	$84,484,066.55	469,590.61	284,495.49	754,086.10	$84,199,571.06
06/06/2018	$84,199,571.06	483,609.59	270,476.51	754,086.10	$83,929,094.55
07/06/2018	$83,929,094.55	466,505.88	287,580.22	754,086.10	$83,641,514.33
08/06/2018	$83,641,514.33	480,404.33	273,681.77	754,086.10	$83,367,832.56
09/06/2018	$83,367,832.56	478,832.41	275,253.69	754,086.10	$83,092,578.87
10/06/2018	$83,092,578.87	461,856.25	292,229.85	754,086.10	$82,800,349.02
11/06/2018	$82,800,349.02	475,573.01	278,513.09	754,086.10	$82,521,835.93
12/06/2018	$82,521,835.93	458,683.87	295,402.23	754,086.10	$82,226,433.70
01/06/2019	$82,226,433.70	472,276.66	281,809.44	754,086.10	$81,944,624.26
02/06/2019	$81,944,624.26	470,658.06	283,428.04	754,086.10	$81,661,196.22
03/06/2019	$81,661,196.22	423,640.14	330,445.96	754,086.10	$81,330,750.26
04/06/2019	$81,330,750.26	467,132.20	286,953.90	754,086.10	$81,043,796.36
05/06/2019	$81,043,796.36	450,468.43	303,617.67	754,086.10	$80,740,178.69
06/06/2019	$80,740,178.69	463,740.19	290,345.91	754,086.10	$80,449,832.78
07/06/2019	$80,449,832.78	447,166.98	306,919.12	754,086.10	$80,142,913.66
08/06/2019	$80,142,913.66	460,309.73	293,776.37	754,086.10	$79,849,137.29
09/06/2019	$79,849,137.29	458,622.39	295,463.71	754,086.10	$79,553,673.58
10/06/2019	$79,553,673.58	442,185.84	311,900.26	754,086.10	$79,241,773.32
11/06/2019	$79,241,773.32	455,133.93	298,952.17	754,086.10	$78,942,821.15
12/06/2019	$78,942,821.15	438,790.51	315,295.59	754,086.10	$78,627,525.56
01/06/2020	$78,627,525.56	451,605.93	302,480.17	754,086.10	$78,325,045.39
02/06/2020	$78,325,045.39	449,868.61	304,217.49	754,086.10	$78,020,827.90
03/06/2020	$78,020,827.90	419,210.24	334,875.86	754,086.10	$77,685,952.04
04/06/2020	$77,685,952.04	446,197.89	307,888.21	754,086.10	$77,378,063.83
05/06/2020	$77,378,063.83	430,093.07	323,993.03	754,086.10	$77,054,070.80
06/06/2020	$77,054,070.80	442,568.62	311,517.48	754,086.10	$76,742,553.32
07/06/2020	$76,742,553.32	426,560.69	327,525.41	754,086.10	$76,415,027.91
08/06/2020	$76,415,027.91	438,898.20	315,187.90	754,086.10	$76,099,840.01
09/06/2020	$76,099,840.01	437,087.89	316,998.21	754,086.10	$75,782,841.80
10/06/2020	$75,782,841.80	421,226.30	332,859.80	754,086.10	$75,449,982.00
11/06/2020	$75,449,982.00	433,355.35	320,730.75	754,086.10	$75,129,251.25
12/06/2020	$75,129,251.25	417,593.42	336,492.68	754,086.10	$0.00

G-2-2

ANNEX G-3

JACKSON STREET AMORTIZATION SCHEDULE
Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance
06/06/2012					$16,000,000.00
07/06/2012	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
08/06/2012	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
09/06/2012	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
10/06/2012	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
11/06/2012	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
12/06/2012	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
01/06/2013	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
02/06/2013	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
03/06/2013	$16,000,000.00	80,888.89	-	80,888.89	$16,000,000.00
04/06/2013	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
05/06/2013	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
06/06/2013	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
07/06/2013	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
08/06/2013	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
09/06/2013	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
10/06/2013	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
11/06/2013	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
12/06/2013	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
01/06/2014	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
02/06/2014	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
03/06/2014	$16,000,000.00	80,888.89	-	80,888.89	$16,000,000.00
04/06/2014	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
05/06/2014	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
06/06/2014	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
07/06/2014	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
08/06/2014	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
09/06/2014	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
10/06/2014	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
11/06/2014	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
12/06/2014	$16,000,000.00	86,666.67	-	86,666.67	$16,000,000.00
01/06/2015	$16,000,000.00	89,555.56	-	89,555.56	$16,000,000.00
02/06/2015	$16,000,000.00	89,555.56	9,553.97	99,109.53	$15,990,446.03
03/06/2015	$15,990,446.03	80,840.59	19,140.43	99,981.02	$15,971,305.60
04/06/2015	$15,971,305.60	89,394.95	9,730.64	99,125.59	$15,961,574.96
05/06/2015	$15,961,574.96	86,458.53	12,960.70	99,419.23	$15,948,614.26
06/06/2015	$15,948,614.26	89,267.94	9,870.35	99,138.29	$15,938,743.91
07/06/2015	$15,938,743.91	86,334.86	13,096.73	99,431.59	$15,925,647.18
08/06/2015	$15,925,647.18	89,139.39	10,011.76	99,151.15	$15,915,635.42
09/06/2015	$15,915,635.42	89,083.35	10,073.40	99,156.75	$15,905,562.02
10/06/2015	$15,905,562.02	86,155.13	13,294.44	99,449.57	$15,892,267.58
11/06/2015	$15,892,267.58	88,952.55	10,217.27	99,169.82	$15,882,050.31
12/06/2015	$15,882,050.31	86,027.77	13,434.53	99,462.30	$15,868,615.78
01/06/2016	$15,868,615.78	88,820.17	10,362.89	99,183.06	$15,858,252.89
02/06/2016	$15,858,252.89	88,762.17	10,426.70	99,188.87	$15,847,826.19
03/06/2016	$15,847,826.19	82,980.98	16,786.00	99,766.98	$15,831,040.19
04/06/2016	$15,831,040.19	88,609.85	10,594.25	99,204.10	$15,820,445.94
05/06/2016	$15,820,445.94	85,694.08	13,801.59	99,495.67	$15,806,644.35
06/06/2016	$15,806,644.35	88,473.30	10,744.45	99,217.75	$15,795,899.90
07/06/2016	$15,795,899.90	85,561.12	13,947.84	99,508.96	$15,781,952.06
08/06/2016	$15,781,952.06	88,335.09	10,896.48	99,231.57	$15,771,055.58
09/06/2016	$15,771,055.58	88,274.10	10,963.57	99,237.67	$15,760,092.01
10/06/2016	$15,760,092.01	85,367.17	14,161.20	99,528.37	$15,745,930.81
11/06/2016	$15,745,930.81	88,133.47	11,118.26	99,251.73	$15,734,812.55
12/06/2016	$15,734,812.55	85,230.23	14,311.82	99,542.05	$15,720,500.73
01/06/2017	$15,720,500.73	87,991.14	11,274.83	99,265.97	$0.00

G-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of  mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 103 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

May 11, 2012

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 107 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 105 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	24
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	25
THE MORTGAGE POOLS	32
SERVICING OF THE MORTGAGE LOANS	37
CREDIT ENHANCEMENT	44
SWAP AGREEMENT	47
YIELD CONSIDERATIONS	47
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	49
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	70
STATE AND LOCAL TAX CONSIDERATIONS	100
ERISA CONSIDERATIONS	100
LEGAL INVESTMENT	102
THE APPRAISAL REGULATIONS	102
PLAN OF DISTRIBUTION	103
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	105
LEGAL MATTERS	106
RATINGS	106
INDEX OF DEFINED TERMS	107

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings

The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates; and

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate

*      Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

 The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i) a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

 The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

        (i) mortgage principal prepayment effects on the weighted average lives of the classes;

           (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

          (iii) the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial

Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

 It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

       (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

       (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

       (3) all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

       (4) all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

       (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

       (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

       (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

       (8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

 As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

            (i) remit certain amounts for the related Distribution Date into the Distribution Account;

           (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

          (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

          (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

 It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

            (i) make remittances to the Collection Account as required by the Agreement;

           (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

          (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

 The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

            (i) to cure any ambiguity;

           (ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv) for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

 As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

            (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

           (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

          (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

          (iv) mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

 Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

            (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

           (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

          (iii) financial information relating to the underlying Mortgaged Properties;

          (iv) information with respect to delinquent mortgage loans;

           (v) information on mortgage loans which have been modified; and

          (vi) information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

 Mortgage loans will be of one or more of the following types:

           1.           mortgage loans with fixed interest rates;

           2.           mortgage loans with adjustable interest rates;

           3.           mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

           4.           mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

           5.           mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

           6.           mortgage loans that provide for recourse against only the Mortgaged Properties; and

           7.           mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

 The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

           (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

           (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

          (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

          (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

           (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

          (vi) the current loan balance-to-original valuation ratios of the mortgage loans;

         (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

        (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

          (ix) the debt service coverage ratios relating to the mortgage loans;

          (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

          (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

         (xii) payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

 In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

           (i) the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

           (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

          (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

          (iv) a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

           (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

          (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

         (vii) any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

 If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

            (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

          (ii) have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

          (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

          (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

 If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

 In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the

Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

 Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

          (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap:  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), for example, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that the defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual

Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the

Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced to zero for taxable years beginning in 2010-2012. Under current law, the limitation will be fully reinstated for the taxable year beginning in 2013 and thereafter.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% (increasing to 31% after 2013) on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust

Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced by two-thirds for the taxable year beginning in 2009 and is reduced to zero for the taxable years beginning in 2010-2012.  Under current law, the limitation will be fully reinstated for taxable year beginning in 2013.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 adds a provision, Section 3(42) of ERISA, which modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending on the standards established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to July 21, 2012, and specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of offered certificates may not qualify, either.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase those certificates, are subject to significant interpretive uncertainties.  Except as to the status of certain classes of certificates as “mortgage related securities”, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal

Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholders to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION

BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such security holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		FIRREA	102
1		FIRREA Appraisal	103
		Form 8-K	34
1986 Act	73
		G
A
		Garn-St Germain Act	65
ADA	69
Advances	41	H
Agreement	25
Appraisal Regulations	102	Holders	28
Assessment of Compliance	42
Attestation Report	42	I

B		Insurance Proceeds	29
		IRS	72
Balloon Payments	48
Bankruptcy Code	52	L
beneficial owner	27
		Lender Liability Act	62
C		Letter of Credit Bank	45

California Military Code	66	M
CERCLA	61
Certificateholders	28	Master Servicer	37
Closing Date	34	Master Servicer Remittance Date	30
Code	70	Mortgage Loan File	35
Collection Account	29	Mortgage Loan Schedule	35
Cut-Off Date	28	Mortgaged Property	33
		Mortgages	32
D
		N
Defective Mortgage Loans	36
Department	101	Non-U.S. Person	85
Depositor	24	NRSRO	25
Depository	27
Disqualified Non-U.S. Person	85	O
Disqualified Organization	101
Distribution Account	28	OID Regulations	74
Distribution Date	28	Operating Advisor	38

E		P

EDGAR	32	Pass-Through Entity	85
Environmental Condition	61	Permitted Investments	30
ERISA	100	Plans	100
ERISA Plans	100	Prepayment Assumption	75
Event of Default	43	Prepayment Premium	29
Exchange Act	25	Property Protection Expenses	29

F		R

FDIA	20	Random Lot Certificates	74
Financial Intermediary	27	Rating Agency	25

REA	6	Specially Serviced Mortgage Loans	37
Regular Certificateholder	73	Standard Certificateholder	92
Regular Certificates	71	Standard Certificates	92
Regulation AB	24	Startup Day	71
Regulations	101	Stripped Certificateholder	97
Relief Act	66	Stripped Certificates	92, 96
REMIC	31	Subordinate Certificates	44
REMIC Certificates	71	Substitute Mortgage Loans	36
REMIC Pool	70
REMIC Regulations	70	T
REO Account	30
REO Property	29	Title V	67
Repurchase Price	36	Title VIII	67
Residual Certificateholder	81	Treasury	69
Residual Certificates	71	TRIPRA	69
Responsible Party	35	Trust Fund	26
		Trustee	32
S
		U
SEC	24
Secured-Creditor Exemption	61	U.S. Person	87
Securities Act	25	Underwriter’s Exemption	101
Senior Certificates	45
Servicing Fee	40	V
Similar Law	100
SMMEA	102	Voting Rights	44
Special Servicer	37

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement.  You must not rely on any unauthorized information or representations.  This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and prospectus supplement is current only as of its date.

$1,456,847,000
(Approximate)

GS Mortgage Securities Trust
2012-GCJ7
(as Issuing Entity)

GS Mortgage
Securities Corporation II
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2012-GCJ7

Prospectus Supplement
Certificate Summary		S-11
Summary of Prospectus Supplement		S-12
Risk Factors		S-51
Description of the Mortgage Pool		S-91
Transaction Parties		S-155
Description of the Offered Certificates		S-210
Yield, Prepayment and Maturity Considerations		S-233
The Pooling and Servicing Agreement		S-244
Use of Proceeds		S-293
Material Federal Income Tax Consequences		S-293
State and Local Tax Considerations		S-296
ERISA Considerations		S-296
Legal Investment		S-298
Certain Legal Aspects of the Mortgage Loans		S-298
Ratings		S-300
Plan of Distribution (Underwriter Conflicts of Interest)		S-302
Legal Matters		S-303
Index of Significant Definitions		S-304
Annex A –	Statistical Characteristics of the Mortgage Loans	A-1
Annex B –	Structural and Collateral Term Sheet	B-1
Annex C –	Mortgage Pool Information	C-1
Annex D –	Form of Distribution Date Statement	D-1	Class A-1	$88,050,000
Annex E-1 –	Sponsor Representations and Warranties	E-1-1	Class A-2	$243,624,000
Annex E-2 –	Exceptions to Sponsor Representations and Warranties	E-2-1	Class A-3	$48,140,000
Annex F –	Class A-AB Scheduled Principal Balance Schedule	F-1	Class A-4	$673,926,000
Annex G-1 –	1155 F Street Amortization Schedule	G-1-1	Class A-AB	$82,519,000
Annex G-2 –	Columbia Business Center Amortization Schedule	G-2-1	Class X-A	$1,308,727,000
Annex G-3 –	Jackson Street Amortization Schedule	G-3-1	Class A-S	$172,468,000
			Class B	$93,336,000
Prospectus			Class C	$54,784,000

Table of Contents		2	PROSPECTUS SUPPLEMENT Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Jefferies Citigroup
Summary of Prospectus		3
Risk Factors		4
The Prospectus Supplement		23
The Depositor		24
The Sponsors		25
Use of Proceeds		25
Description of the Certificates		25
The Mortgage Pools		32
Servicing of the Mortgage Loans		37
Credit Enhancement		44
Swap Agreement		47
Yield Considerations		47
Certain Legal Aspects of the Mortgage Loans		49
Material Federal Income Tax Consequences		70
State and Local Tax Considerations		100
ERISA Considerations		100
Legal Investment		102
The Appraisal Regulations		102
Plan of Distribution		103
Incorporation of Certain Information by Reference		105
Legal Matters		106
Ratings		106
Index of Defined Terms		107

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

			May 18, 2012